As filed with the Securities and Exchange Commission on December 16, 2024

Registration No. 333-273624

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 13

TO

FORM F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TETE TECHNOLOGIES INC

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Technology & Telecommunication Acquisition Corporation

C3-2-23A, Jalan 1/152, Taman OUG Parklane

Off Jalan Kelang Lama

58200 Kuala Lumpur, Malaysia

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Attention: Donald J. Puglisi

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711
Telephone: 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq. Alex Weniger-Araujo, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Telephone: (212) 407-4000	Jenny Chen-Drake, Esq. The Law Offices of Jenny Chen-Drake 1441 New Highway 96 West, Suite 2, #123 Franklin, Tennessee 37064 Telephone: (310) 358-0880

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Merger Agreement are satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction: ☐

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. The registrant may not sell the securities described in this preliminary proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS DATED DECEMBER 16, 2024 — SUBJECT TO COMPLETION

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

OF TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

AND PROSPECTUS FOR ORDINARY SHARES AND WARRANTS
OF TETE TECHNOLOGIES INC

Proxy Statement dated [●], 2024
and first mailed to shareholders on or about [●], 2024.

Dear Shareholders:

You are cordially invited to attend the extraordinary general meeting of the shareholders of Technology & Telecommunication Acquisition Corporation (“TETE”, “we”, “our”, or “us”), which will be held at [●].am., Eastern Time, on [●], 2024. Due to the public health impact of the COVID-19 outbreak and to support the health and well-being of TETE shareholders and other meeting participants, the Extraordinary General Meeting will be held in person at [●] and via virtual meeting format setting. You can participate in the Extraordinary General Meeting, vote, and submit questions via live webcast by visiting [●] with the password of [●] and entering the voter control number included on your proxy card. This proxy statement/prospectus includes additional instructions on how to access the extraordinary general meeting and how to listen, vote, and submit questions from home or any remote location with Internet connectivity.

TETE is a Cayman Islands exempted company incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which TETE refers to as a “target business.” The business combination will be completed through a two-step process consisting of the Reincorporation Merger (as defined below) and the Acquisition Merger (as defined below). The Reincorporation Merger and the Acquisition Merger are collectively referred to herein as the “Business Combination.”

TETE has entered into an amended and restated agreement and plan of merger, dated as of August 2, 2023 (as it may be amended from time to time, the “Merger Agreement” or “Business Combination Agreement”), which provides for a Business Combination between TETE and Bradbury Capital Holdings Inc., a Cayman Islands exempted company (“Holdings”). Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) TETE will reincorporate in the Cayman Islands by merging with and into TETE TECHNOLOGIES INC, a Cayman Islands exempted company and wholly owned subsidiary of TETE (“PubCo”), with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) after the Reincorporation Merger, TETE INTERNATIONAL INC (“Merger Sub”), a Cayman Islands exempted company and wholly owned subsidiary of PubCo, will be merged with and into Holdings, resulting in Holdings being a wholly owned subsidiary of PubCo (the “Acquisition Merger”). The Merger Agreement is by and among TETE, PubCo, Merger Sub, Holdings, Super Apps Holdings Sdn. Bhd., a Malaysian private limited company and wholly owned subsidiary of Holdings, Technology & Telecommunication LLC, as the representative of the shareholders of TETE, and Loo See Yuen, an individual as the representative of the shareholders of Holdings.

The aggregate consideration for the Acquisition Merger is $1,100,000,000, payable in the form of 110,000,000 newly issued PubCo Ordinary Shares (the “Closing Payment Shares”) valued at $10.00 per share, of which $235,000,000 shall be paid at Closing with the remaining $865,000,000 payable subject to the earn-out provisions set forth in the Merger Agreement, to Holdings and its shareholders in accordance with the terms of the Merger Agreement. At the closing of the Acquisition Merger, the issued and outstanding shares in Holdings held by the former Holdings shareholders will be cancelled and cease to exist, in exchange for the issuance of the Closing Payment Shares, 10% of which are to be issued and held in escrow to satisfy any indemnification obligations incurred under the Merger Agreement. At the closing of the Acquisition Merger, the one fully paid share in Merger Sub held by PubCo will become one fully paid share in the surviving corporation, so that Holdings will become a wholly-owned subsidiary of PubCo. Holders of TETE ordinary shares will be asked to approve, among other things, the Merger Agreement and the other related Proposals. The combined company, i.e. the surviving entity of the Reincorporation Merger, after the Business Combination is referred to in this proxy statement/prospectus/prospectus as the “Combined Company.”

i

At the extraordinary general meeting, TETE shareholders will be asked to consider and vote upon the following proposals:

●	To approve, as a Special Resolution, the Reincorporation Merger Plan of Merger, a copy of which is attached to this proxy statement/prospectus as Annex A-2, which we refer to as the “Reincorporation Merger Proposal” or “Proposal No. 1.”

●	To approve, as an Ordinary Resolution, the Business Combination, the entry by the Company into the Business Combination Agreement and the matters contemplated thereby, including the Reincorporation Merger, the Acquisition Merger and the Acquisition Merger Plan of Merger, which we refer to as the “Business Combination Proposal” or “Proposal No. 2.”

●	To approve, as an Ordinary Resolution PubCo’s change of post-Business Combination corporate name from “TETE TECHNOLOGIES INC” to “Bradbury Capital Inc.”, which we refer to as the “Change of Name Proposal” or “Proposal No. 3.”

●	To approve, as an Ordinary Resolution, the adoption by the sole member of PubCo, of the Amended and Restated Memorandum and Articles of Association of PubCo as further described herein, a copy of which is attached to this proxy statement/prospectus as Annex B which we refer to as the “M&A Proposal” or “Proposal No. 4.”

Collectively, Proposal No.3 and Proposal No. 4 are referred to as the “Charter Amendment Proposals”.

●	To approve, as an Ordinary Resolution, the issuance of more than 20% of PubCo Ordinary Shares pursuant to the terms of the Merger Agreement, as required by Nasdaq Listing Rules 5635(a), (b), and (d). This proposal is referred to as the “Nasdaq Proposal” or “Proposal No. 5.”

●	To approve, as an Ordinary Resolution, the adoption of the Bradbury Capital Inc. Incentive Plan by PubCo. A copy of the form of the Incentive Plan is attached to this proxy statement/prospectus as Annex C. This proposal is called the “Incentive Plan Proposal” or “Proposal No. 6.”

●	To approve by Ordinary Resolution of the appointment of Loo See Yuen, Chow Wing Loke, Alan Fung, Virginia Jaqveline Chan, and Soon Chong Seng to serve on PubCo’s board of directors effective as of the closing of the Business Combination in accordance with the Merger Agreement, which we refer to as the “Director Election Proposal” or “Proposal No. 7.”

●	To consider a proposal, if put, to approve, as an Ordinary Resolution, the adjournment of the extraordinary general meeting in the event TETE does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the “Adjournment Proposal” or “Proposal No. 8.”

If the TETE shareholders approve the Reincorporation Merger Proposal and the Business Combination Proposal, immediately prior to the consummation of the Business Combination, all outstanding units of TETE (each of which consists of one TETE Class A Ordinary Share and one TETE Warrant) (the “TETE Units”) will cease separate existence and trading. Upon the consummation of the Business Combination, the current equity holdings of the TETE shareholders shall be exchanged as follows:

(i) Each TETE Class A Ordinary Share issued and outstanding immediately prior to the Effective Time of the Reincorporation Merger (other than any redeemed shares, any TETE Ordinary Shares that are owned by TETE as treasury shares or any TETE Ordinary Shares owned by any direct or indirect wholly owned subsidiary of TETE immediately prior to the Effective Time (“Excluded Shares”) and any TETE Ordinary Shares held by any person who has validly exercised their dissenters’ rights in respect of the Reincorporation Merger pursuant to the Cayman Companies Act (“Dissenting Shares”)) will automatically be cancelled and cease to exist and, for each TETE Class A Ordinary Share, PubCo shall issue to each TETE shareholder (other than TETE shareholders who exercise their redemption rights in connection with the Business Combination or in respect of any Excluded Shares or Dissenting Shares) one validly issued Class A ordinary share of PubCo (“PubCo Ordinary Share”); and

(ii) Each TETE Warrant issued and outstanding immediately prior to Effective Time of the Reincorporation Merger will convert into a PubCo Warrant to purchase one PubCo Ordinary Share (or equivalent portion thereof). The PubCo Warrants will have substantially the same terms and conditions as set forth in the TETE Warrants.

It is anticipated that, upon consummation of the Business Combination, TETE’s existing shareholders, including the Sponsor (as defined below), will own approximately 20.3% of the issued PubCo Ordinary Shares, and the existing shareholders of Holdings will own approximately 79.7% of the issued PubCo Ordinary Shares. These relative percentages assume that (i) none of TETE’s existing public shareholders exercise their redemption rights, as discussed herein; and (ii) there is no exercise or conversion of TETE Warrants (as defined below). If any of TETE’s existing public shareholders exercise their redemption rights, the anticipated percentage ownership of TETE’s existing shareholders will be reduced. You should read “Summary of the Proxy statement/prospectus — The Business Combination Proposal” and “Unaudited Pro Forma Condensed Combined Financial Statements” for further information.

Pursuant to the Merger Agreement, TETE agreed to cause PubCo to receive an amount of at least $5,000,000 in immediately available cash in a private placement or other financing to be consummated simultaneously with the Closing (the “PIPE Investment”), and it is a condition precedent to Closing that PubCo shall receive the PIPE Investment comprised of (i) amounts not redeemed from TETE’s trust account and (ii) amounts raised in the PIPE Investment. As of the date of this proxy statement, TETE and Holdings have not entered into any agreements relating to transaction financing for the proposed Business Combination. Our Sponsor, officers, directors and/or their affiliates plan to enter into privately negotiated transactions with shareholders not to redeem their public shares in an amount that will allow TETE to retain an aggregate of at least $5,000,000 in its trust account upon consummation of the Business Combination. None of the funds in the trust account will be used to purchase public shares in such transactions.

ii

In connection with the Extraordinary General Meeting, our sponsor, officers, directors and/or their affiliates will enter into non-redemption agreements (the “Non-Redemption Agreements”) with unaffiliated third-party shareholders in exchange for such shareholder (the “Non-Redeeming Shareholders”) agreeing not to redeem (or to validly rescind any redemption requests). Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated transactions by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of tender offer or proxy materials in connection with the Business Combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account, whether or not such shareholder has already submitted a proxy with respect to the business combination but only if such shares have not already been voted at the general meeting related to the business combination. Our sponsor, executive officers, directors, advisors or their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws.

In exchange for the commitment not to redeem their public shares, our sponsor, officers, directors and/or their affiliates will agree to transfer to such shareholders founder shares and/or pay a premium for such shares above the market price as consideration for the agreement not to redeem. Our sponsor, officers, directors and/or their affiliates do not anticipate that the Non-Redemption Agreements will allow for or contemplate the purchase of additional securities outside the redemption offer. There is no signed non-redemption agreement at this time and, as such, the counterparties and the terms for such agreements are still to be determined.

If they engage in such transactions, our sponsor, officers, directors and/or their affiliates will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

The purpose of any such transactions could be to satisfy the closing conditions under the Merger Agreement and/or to increase the likelihood of satisfaction of Nasdaq’s initial listing requirements where it appears that such requirements would otherwise not be met.

Our Sponsor, officers, directors and/or their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. We expect any such purchases would be reported by such person pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event our Sponsor, directors, executive officers, advisors, or their affiliates were to purchase shares or warrants from public shareholders, or if any third party investors are incentivized to acquire public shares by our Sponsor, directors, executive officers, or their affiliates, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, directors, executive officers, advisors or any of their affiliates may purchase shares or warrants from public shareholders outside the redemption process, along with the purpose of such purchases;

●	if our Sponsor, directors, executive officers, advisors or any of their affiliates were to purchase shares or warrants from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

●	Any of our securities purchased by our Sponsor, directors, executive officers, advisors or any of their affiliates would not be voted in favor of approving the business combination transaction;

●	our Sponsor, directors, executive officers, advisors or any of their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	we would disclose in a Current Report on Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

●	the amount of our securities purchased outside of the redemption offer by our Sponsor, directors, executive officers, advisors or any of their affiliates, along with the purchase price;

●	the purpose of the purchases by our Sponsor, directors, executive officers, advisors or any of their affiliates;

●	the impact, if any, of the purchases by our Sponsor, directors, executive officers, advisors or any of their affiliates on the likelihood that the business combination transaction will be approved;

●	the identities of our security holders who sold to our Sponsor, directors, executive officers, advisors or any of their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our Sponsor, directors, executive officers, advisors or any of their affiliates; and

●	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Upon entry into a financing arrangement for the Business Combination, including any PIPE Investment, TETE will disclose such arrangement (including the potential dilution) in accordance with the rules of the SEC.

Only shareholders who held TETE Ordinary Shares (the “TETE Shares”) at the close of business on [●], 2024 will be entitled to vote at the extraordinary general meeting and at any adjournments thereof. Holders of TETE Shares will be asked to approve the Business Combination and other related proposals.

iii

Regardless of how many shares you own, your vote is very important. Whether or not you plan to attend the extraordinary general meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement/prospectus to make sure that your shares are represented at the extraordinary general meeting.

TETE is a blank check company incorporated in Cayman Islands on November 8, 2021 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses. TETE’s units, Class A ordinary shares, and warrants are traded on the Nasdaq Global Market (“Nasdaq”) under the symbols “TETEU,” “TETE,” and “TETEW,” respectively. TETE will apply for listing, to be effective at the time of the Business Combination, of the Merger Consideration on Nasdaq under the proposed symbol “TETE.” It is a condition of the consummation of the Business Combination that the listing application for the Merger Consideration shall have been approved by Nasdaq, but there can be no assurance such listing condition will be met. If such listing condition is not met, the Business Combination will not be consummated unless the Nasdaq condition set forth in the Merger Agreement is waived by Holdings and Super Apps.

The table below presents the potential ownership interest of TETE’s public shareholders, the Sponsor, Holdings’ shareholders and TETE’s IPO underwriter in PubCo across a range of varying redemption scenarios:

	Assuming Minimum Redemption		Assuming Mid-point Redemption		Assuming Maximum Redemption
	Shares	%	Shares	%	Shares	%
Shares issued to Holdings shareholders	23,500,000	79.7%	23,500,000	81.4%	23,500,000	83.1%
TETE Sponsor(1)	3,407,500	11.6%	3,407,500	11.8%	3,407,500	12.0%
TETE public shareholders	2,568,240	8.7%	1,974,322	6.8%	1,380,404	4.9%
Shares outstanding	29,475,740	100.0%	28,881,822	100.0%	28,287,904	100.0%

1. The 3,407,500 shares held by TETE Sponsor includes 2,875,000 Insider Shares, which were acquired prior to the IPO for an aggregate purchase price of $25,000.

In addition, the following table illustrates varying ownership levels in PubCo immediately following the consummation of the Business Combination based on the varying levels of redemptions by the public shareholders, on a fully diluted basis, showing full exercise and conversion of all securities, including (i) the Public Warrants and Private Placement Warrants, (ii) the Extension Loan, (iii) the shares issuable under the PIPE Investment, and (iv) Contingent Shares issuable to MobilityOne:

	Assuming Minimum Redemption		Assuming Mid-point Redemption		Assuming Maximum Redemption
	Shares	%	Shares	%	Shares	%
Shares issued to Holdings shareholders	23,500,000	54.4%	23,500,000	55.2%	23,500,000	56.0%
TETE Sponsor(1)	4,653,074	10.8%	4,653,074	10.9%	4,653,074	11.1%
TETE public shareholders(2)	14,068,240	32.6%	13,474,322	31.7%	12,880,404	30.7%
Shares issuable under PIPE Investment(3)	500,000	1.2%	500,000	1.2%	500,000	1.2%
Shares issuable to MobilityOne(4)	440,000	1.0%	440,000	1.0%	440,000	1.0%
Shares outstanding	43,161,314	100.0%	42,567,396	100.0%	41,973,478	100.0%

(1)	Includes 532,500 shares underlying the Private Placement Warrants, 542,874 shares assuming conversion of all Extension Loan into 271,437 units, with each unit consisting of one share and one warrant to purchase one share, and 170,200 shares assuming conversion of all Working Capital Loan into 85,100 units, with each unit consisting of one share and one warrant to purchase one share.
(2)	Includes 11,500,000 shares underlying the Public Warrants.
(3)	Assumes 500,000 shares issuable under the potential PIPE Investment. Pursuant to the Merger Agreement, TETE and Super Apps agree that they shall use their reasonable best efforts to cause PubCo to receive an amount of at least $5,000,000 PIPE Investment. As of the date of this proxy statement, TETE and Holdings have not entered into any agreements relating to transaction financing for the proposed Business Combination.
(4)	Assumes 440,000 Contingent Shares to MobilityOne. Following the consummation of the share sale pursuant to the SSA, MobilityOne will receive cash payments of $8.8 million and $4.4 million from Super Apps within 14 days and 180 days, respectively, of completion of the Business Combination. As further consideration of MobilityOne’s undertakings and guarantee of achieving the Revenue Target, Super Apps shall cause TETE to issue part of the Contingent Shares to MobilityOne Limited (which is the parent of MobilityOne) with aggregate value of $4.4 million upon OneShop Retail achieving the Revenue Target. The Contingent Shares will be issued at a price of $10.00 per share. In the event that the Business Combination is consummated, but the Revenue Target is not achieved, the Share Sale will continue, but MobilityOne will not be entitled to the Contingent Shares.

Because Wan Heng Chee, the majority shareholder of Holdings, will hold approximately [_]% of the voting power of PubCo upon the closing of the Business Combination, we will be a “controlled company” under the corporate governance rules of Nasdaq. We do not currently expect to rely upon the “controlled company” exemptions. However, PubCo may in the future decide to rely on the controlled company exemptions should it decide that it is in its interest to do so. See “Risk Factors — Upon completion of the Business Combination, PubCo will become a “controlled company” within the meaning of Nasdaq listing standards and, as a result, will qualify for, and may rely on, exemptions from certain corporate governance requirements. As a result, you may not have the same protections afforded to shareholders of companies that are subject to such requirements.”

Investing in PubCo’s securities involves a high degree of risk. We encourage you to read this proxy statement/prospectus carefully. In particular, you should review the matters discussed under the section entitled “Risk Factors.”

As of the date of this proxy statement/prospectus, there was approximately $[_] in TETE’s trust account. On [_], 2024, the last sale price of Class A ordinary shares was $[_] per share.

Pursuant to TETE’s existing amended and restated memorandum and articles of association (the “Existing M&A”), TETE is providing its public shareholders with the opportunity to redeem all or a portion of their Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in TETE’s trust account as of two Business Days prior to the consummation of the Business Combination, including interest, less taxes payable, divided by the number of then outstanding Public Shares that were sold as part of the TETE Units in TETE’s initial public offering (“IPO”), subject to the limitations described herein. TETE estimates that the per-share price at which public shares may be redeemed from cash held in the trust account will be approximately $[_] at the time of the extraordinary general meeting. TETE’s public shareholders may elect to redeem their shares even if they vote for the Business Combination Proposal or do not vote at all. TETE has no specified maximum redemption threshold under TETE’s Existing M&A. Holders of outstanding TETE Warrants do not have redemption rights in connection with the Business Combination.

TETE is providing this proxy statement/prospectus and accompanying proxy card to its shareholders in connection with the solicitation of proxies to be voted at the extraordinary general meeting and at any adjournments of the extraordinary general meeting. The Initial Shareholders, who own approximately [_]% of TETE Shares as of the Record Date, have agreed to vote all shares they own in favor of the Business Combination Proposal, and intend to vote for each of the other Proposals as well, although there is no agreement in place with respect to voting on those Proposals.

On [_], 2024, the record date for the extraordinary general meeting (the “Record Date”), the last sale price of Class A ordinary shares was $[_].

Each shareholder’s vote is very important. Whether or not you plan to attend the extraordinary general meeting in person, please submit your proxy card without delay. Shareholders may revoke proxies at any time before they are voted at the extraordinary general meeting. Voting by proxy will not prevent a shareholder from voting in person if such shareholder subsequently chooses to attend the extraordinary general meeting.

The accompanying proxy statement/prospectus provides shareholders of TETE with detailed information about the Business Combination and other matters to be considered at the extraordinary general meeting of TETE. We encourage you to read the entire accompanying proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in their entirety.

TETE’s board of directors unanimously recommends that TETE shareholders vote “FOR” approval of each of the Proposals.

Tek Che Ng
Chief Executive Officer
Technology & Telecommunication Acquisition Corporation

[●], 2024

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

iv

HOW TO OBTAIN ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about TETE that is not included or delivered herewith. If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by TETE with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact the following:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Toll Free: (800) 662-5200

Collect: (203) 658-9400

TETE.info@investor.morrowsodali.com

If you would like to request documents, please do so no later than [●], 2024 to receive them before TETE’s extraordinary general meeting. Please be sure to include your complete name and address in your request. Please see the section entitled “Where You Can Find Additional Information” to find out where you can find more information about TETE and Super Apps. You should rely only on the information contained in this proxy statement/prospectus in deciding how to vote on the Business Combination. Neither TETE nor Super Apps has authorized anyone to give any information or to make any representations other than those contained in this proxy statement/prospectus. Do not rely upon any information or representations made outside of this proxy statement/prospectus. The information contained in this proxy statement/prospectus may change after the date of this proxy statement/prospectus. Do not assume after the date of this proxy statement/prospectus that the information contained in this proxy statement/prospectus is still correct.

v

TRADEMARKS

This document contains references to trademarks, trade names, and service marks belonging to other entities. Solely for convenience, trademarks, trade names, and service marks referred to in this proxy statement/prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

vi

MARKET AND INDUSTRY DATA

This proxy statement/prospectus includes industry and market data obtained from periodic industry publications, third-party studies and surveys. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe the industry and market data to be reliable as of the date of this proxy statement/prospectus, this information could prove to be inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. Each publication, study and report speaks as of its original publication date (and not as of the date of this proxy statement/prospectus). Certain of these publications, studies and reports were published before the COVID-19 pandemic and therefore do not reflect any impact of COVID-19 on any specific market or globally. In addition, we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein. We have not independently verified this third-party information. The industry in which Super Apps operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this proxy statement/prospectus are subject to change based on various factors, including those described in the sections entitled “Special Note Regarding Forward-Looking Statements” beginning on page 77 of this proxy statement/prospectus and “Risk Factors – Risk Factors Relating to Super Apps” beginning on page 39 of this proxy statement/prospectus and elsewhere in this proxy statement/prospectus.

vii

FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement/prospectus or unless the context requires otherwise, references in this proxy statement/prospectus to:

●	“Amended and Restated Memorandum and Articles of Association” means the proposed Amended and Restated Memorandum and Articles of Association of PubCo to be in effect following the Business Combination, substantially in the form as set forth as Annex B;

●	“Board” or “TETE Board” means the board of directors of TETE;

●	“Business Combination” means the transactions contemplated by the Merger Agreement;

●	“Merger Agreement” means the business combination agreement dated October 19, 2022, by and among TETE, Super Apps, the Sponsor, and Loo See Yuen as amended and restated by the Amended and Restated Agreement and Plan of Merger, dated August 2, 2023, by and among TETE, PubCo, Merger Sub, Holdings, Super Apps, the Sponsor and Loo See Yuen, as may be amended, supplemented or otherwise modified from time to time, and its schedules and exhibits thereto;

●	“Business Day” means any day (except any Saturday, Sunday, or public holiday) on which banks in New York City, New York are open for business;

●	“Cayman Companies Act” means the Companies Act (Revised) of the Cayman Islands (as the same may be amended from time to time);

●	“Class A ordinary shares” means the Class A ordinary shares of TETE of par value $0.0001 each;

●	“Class B ordinary shares” means the Class B ordinary shares of TETE of par value $0.0001 each;

●	“Closing” means closing of the Business Combination in accordance with the terms of the Merger Agreement;

●	“COVID-19” are to the novel coronavirus pandemic;

●	“DTC” means Depository Trust Company;

●	“Exchange Act” Securities Exchange Act of 1934, as amended;

●	“Existing M&A” means TETE’s amended and restated memorandum and articles of association adopted by special resolution passed on 19 July 2023;

●	“Extraordinary general meeting” means the meeting of the shareholders of TETE that is the subject of this proxy statement/prospectus;

●	Fairness Opinion means the fairness analysis and opinion issued by Baker Tilly MH Advisory Sdn Bhd by the request of TETE to opine the fairness of the proposed acquisition of 100% of the equity interest of Super Apps for the merger consideration of USD1.1 billion (Merger Consideration”) See the Baker Tilly report in this proxy statement/prospectus attached as Annex D)

●	“Holdings” means Bradbury Capital Holdings Inc., a Cayman Islands exempted company;

●	“Initial Shareholders” means the Sponsor and the officers and directors of TETE who hold Insider Shares and 532,500 Private Placement Units;

●	“Insider Shares” means the aggregate of 2,875,000 Class A ordinary shares of TETE, par value $0.0001, held by our Initial Shareholders, which were acquired prior to the IPO for an aggregate purchase price of $25,000;

●	“IPO” means the initial public offering of TETE, completed on January 20, 2022, pursuant to which the TETE Units were listed on Nasdaq;

●	“Merger Consideration” means the 110,000,000 PubCo Ordinary Shares, with a deemed price of $10.00 per share, to be issued to the shareholders of Holdings in accordance with the terms of the Merger Agreement;

●	“Merger Sub” means TETE INTERNATIONAL INC, a Cayman Islands exempted company and wholly-owned subsidiary of PubCo;

●	“Nasdaq” means the Nasdaq Global Market;

●	“Ordinary Resolution” means an ordinary resolution under Cayman Islands law and in accordance with the Existing M&A, being the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding Ordinary Shares that are present in person or represented by proxy and entitled to vote thereon at the Extraordinary General Meeting;

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●	“Ordinary Shares” means the Class A ordinary shares;

●	“OneShop Retail” means OneShop Retail Sdn Bhd a Malaysian private limited company

●	“PIPE Investment” means a private placement or other private financing to be consummated simultaneously with the Closing;

●	“Plans of Merger” means (i) the Plan of Merger in connection with the Reincorporation Merger and (ii) the Plan of Merger in connection with the Acquisition Merger, collectively.

●	“Private Placement Units” means private TETE Units held by the Sponsor, which were acquired by the Sponsor at the consummation of the IPO;

●	“Private Shares” means the Class A ordinary shares of TETE, par value $0.0001 per share, included in the Private Units;

●	“Private Units” means the 532,500 units of TETE, consisting of one Class A ordinary share and one warrant, issued in a private placement that closed concurrently with the IPO;

●	“Projections” means the financial projections prepared by the management of Super Apps that were delivered to TETE in July 2022 in connection with the Business Combination;

●	“PubCo” means TETE TECHNOLOGIES INC, a Cayman Islands exempted company;

●	“PubCo Ordinary Shares” means Class A Ordinary Shares of PubCo, par value $0.0001 per share;

●	“PubCo preference shares” means preference shares of Pubco, par value of $0.0001 each;

●	“PubCo Warrants” means the redeemable warrants entitling the holder thereof to purchase one PubCo Ordinary Share;

●	“Public Shares” means the Class A ordinary shares of TETE, par value $0.0001 per share, issued in the IPO;

●	“Record Date” means [●];

●	“SEC” or “Securities and Exchange Commission” means the Securities and Exchange Commission of the United States;

●	“Securities Act” means the Securities Act of 1933, as amended;

●	“Incentive Plan” means the proposed PubCo’s Incentive Plan to be in effect as of and contingent on Closing, the form of which is attached to this proxy statement/prospectus as Annex C;

●	“Special Resolution” means a special resolution under Cayman Islands law and the Existing M&A, being the affirmative vote of at least two-thirds of the holders of the issued and outstanding Ordinary Shares who, being entitled to do so, vote in person or by proxy at the Extraordinary General Meeting;

●	“Sponsor” means Technology & Telecommunication LLC, the sponsor of TETE;

●	“Super Apps” means Super Apps Holdings Sdn Bhd, a Malaysian private limited company and a wholly owned subsidiary of Holdings;

●	“TETE,” “we,” “us” or “our company” means Technology & Telecommunication Acquisition Corporation;

●	“TETE preference shares” means preference shares of TETE, par value of $0.0001 each;

●	“TETE Shares” means the Public Shares and the Insider Shares;

●	“TETE Units” means the units issued in the IPO, consisting of one Public Share and one TETE Warrant;

●	“TETE Warrants” means the redeemable warrants entitling the holder thereof to purchase one Public Share;

●	“Transfer Agent” or “Continental” means Continental Stock Transfer & Trust Company;

●	“Trust account” means the trust account of TETE that holds the proceeds of the IPO;

●	“U.S. Dollars” and “$” means the legal currency of the United States; and

●	“U.S. GAAP” means the accounting principles generally accepted in the United States.

Reporting Currency

The reporting currency of TETE is the U.S. Dollar. This proxy statement/prospectus also contains translations of certain foreign currency amounts into U.S. Dollars for the convenience of the reader. The reporting currency of Super Apps is the U.S. Dollar and the accompanying combined and consolidated financial statements have been expressed in U.S. Dollars. In addition, Super Apps and its subsidiaries operating in Malaysia maintain their books and record in their local currency, Malaysian Ringgit, which is a functional currency being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not U.S. Dollars are translated into U.S. Dollars, in accordance with ASC Topic 830-30, “Translation of Financial Statements”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholder’s equity. We make no representation that the Malaysian Ringgit or U.S. Dollar amounts referred to in this proxy statement/prospectus could have been or could be converted into U.S. Dollars or Malaysian Ringgit, as the case may be, at any particular rate or at all.

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TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

C3-2-23A, Jalan 1/152, Taman OUG Parklane

Off Jalan Kelang Lama

58200 Kuala Lumpur, Malaysia

Attn: Tek Che Ng

Tel: +60 1 2334 8193

NOTICE OF EXTRAORDINARY GENERAL MEETING OF

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION SHAREHOLDERS

To Be Held on [●], 2024

To Technology & Telecommunication Acquisition Corporation (“TETE”) Shareholders:

NOTICE IS HEREBY GIVEN that you are cordially invited to attend an extraordinary general meeting of shareholders of TETE (“TETE,” “we,” “our,” or “us”) to be held in person at [●] and via virtual meeting format setting, on [●], 2024, at [●] a.m. (the “extraordinary general meeting”), for the following purposes:

●	To approve, as a Special Resolution, the Reincorporation Merger Plan of Merger, a copy of which is attached to this proxy statement/prospectus as Annex A-2, which we refer to as the “Reincorporation Merger Proposal” or “Proposal No. 1.”

●	To approve, as an Ordinary Resolution, the Business Combination, the entry by the Company into the Business Combination Agreement and the matters contemplated thereby, including the Reincorporation Merger and the Acquisition Merger and the Acquisition Merger Plan of Merger, which we refer to as the “Business Combination Proposal” or “Proposal No. 2.”

●	To approve, as an Ordinary Resolution PubCo’s change of post-Business Combination corporate name from “TETE TECHNOLOGIES INC” to “Bradbury Capital Inc.”, which we refer to as the “Change of Name Proposal” or “Proposal No. 3.”

●	To approve, as an Ordinary Resolution the adoption by the sole member of PubCo of the Amended and Restated Memorandum and Articles of Association of PubCo as further described herein, a copy of which is attached to this proxy statement/prospectus as Annex B which we refer to as the “M&A Proposal” or “Proposal No. 4.”

Collectively, Proposal No.3 and Proposal No. 4 are referred to as the “Charter Amendment Proposals”

●	To approve, as an Ordinary Resolution, the issuance of more than 20% of PubCo’s Ordinary Shares pursuant to the terms of the Merger Agreement, as required by Nasdaq Listing Rules 5635(a), (b), and (d). This proposal is referred to as the “Nasdaq Proposal” or “Proposal No. 5.”

●	To approve, as an Ordinary Resolution, the adoption of the Bradbury Capital Inc. Incentive Plan by PubCo. A copy of the form of the Incentive Plan is attached to this proxy statement/prospectus as Annex C. This proposal is called the “Incentive Plan Proposal” or “Proposal No. 6.”

●

To approve by Ordinary Resolution of the appointment of Loo See Yuen, Chow Wing Loke, Alan Fung, Virginia Jaqveline Chan, and Soon Chong Seng to serve on PubCo’s board of directors effective as of the closing of the Business Combination in accordance with the Merger Agreement, which we refer to as the “Director Election Proposal” or “Proposal No. 7.”

●	To consider a proposal, if put, to approve, as an Ordinary Resolution, the adjournment of the extraordinary general meeting in the event TETE does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the “Adjournment Proposal” or “Proposal No. 8.”

The Business Combination Proposal is conditioned upon the approval of Proposal No. 1 and Proposal No. 5. Proposals No. 1, 3, 4, 5, 6 and 7 are dependent upon approval of the Business Combination Proposal. It is important for you to note that in the event that the Business Combination Proposal is not approved, TETE will not consummate the Business Combination. If TETE does not consummate the Business Combination and fails to complete an initial business combination by December 20, 2024 (unless otherwise extended) TETE will be required to dissolve and liquidate.

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Proposals 1 through 8 are sometimes collectively referred to herein as the “Proposals.”

As of the date of this proxy statement/prospectus, there were [_] TETE Shares issued and outstanding and entitled to vote. Only TETE shareholders who hold shares of record as of the close of business on [●], 2024 are entitled to vote at the extraordinary general meeting or any adjournment of the extraordinary general meeting. This proxy statement/prospectus is first being mailed to shareholders on or about [●], 2024. Approval of the Reincorporation Merger Proposal requires the affirmative vote of at least two-thirds (2/3) of the holders of the issued and outstanding Ordinary Shares who, being entitled to do so, vote in person or by proxy at the extraordinary general meeting. Further, approval of each of the Charter Amendment Proposals, the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal will each require the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding Ordinary Shares present in person, including by virtual attendance, or represented by proxy and entitled to vote thereon at the extraordinary general meeting. Attending the extraordinary general meeting in person, including by virtual attendance, or represented by proxy and abstaining from voting will have the same effect as voting against all the proposals and, assuming a quorum is present, broker non-votes will have no effect on the Reincorporation Merger Proposal, the Business Combination Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal.

TETE currently is authorized to issue 479,000,000 Class A ordinary shares and 20,000,000 Class B ordinary shares, as well as 1,000,000 TETE preference shares.

Whether or not you plan to participate in the extraordinary general meeting, please date, sign, and return your proxy card without delay, or submit your proxy through the Internet or by telephone as promptly as possible in order to ensure your representation at the extraordinary general meeting no later than the time appointed for the meeting or adjourned meeting. If you fail to return your proxy card and do not participate in the extraordinary general meeting, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the extraordinary general meeting.

You may revoke a proxy at any time before it is voted at the extraordinary general meeting by executing and returning a proxy card dated later than the previous one, by participating in the extraordinary general meeting and casting your vote by hand or by submitting a written revocation to Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, Telephone: (800) 662-5200 (“Morrow Sodali LLC”), that is received by Morrow Sodali LLC before we take the vote at the extraordinary general meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

TETE is providing the accompanying proxy statement/prospectus and accompanying proxy card to TETE’s shareholders in connection with the solicitation of proxies to be voted at the extraordinary general meeting and at any adjournments of the extraordinary general meeting. Information about the extraordinary general meeting, the Business Combination and other related business to be considered by TETE’s shareholders at the extraordinary general meeting is included in the accompanying proxy statement/prospectus. Whether or not you plan to attend the extraordinary general meeting, all of TETE’s shareholders should read the accompanying proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 39 of the accompanying proxy statement/prospectus.

After careful consideration, the board of directors of TETE has unanimously approved the Merger Agreement and the transactions contemplated thereby, and unanimously recommends that shareholders vote “FOR” the adoption of the Merger Agreement and approval of the transactions contemplated thereby, and “FOR” all other proposals presented to TETE’s shareholders in the accompanying proxy statement/prospectus. When you consider the recommendation of these proposals by the board of directors of TETE, you should keep in mind that TETE’s directors and officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 2 – The Business Combination Proposal — Interests of TETE’s Directors and Executive Officers in the Business Combination” in the accompanying proxy statement/prospectus for a further discussion of these considerations.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR PUBLIC SHARES ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO TETE’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE EXTRAORDINARY GENERAL MEETING. IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS, YOU NEED TO IDENTIFY YOURSELF AS A BENEFICIAL HOLDER AND PROVIDE YOUR LEGAL NAME, PHONE NUMBER AND ADDRESS IN YOUR WRITTEN DEMAND. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE (IF ANY) TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

By order of the Board of Directors,

Tek Che Ng
Chief Executive Officer of
Technology & Telecommunication Acquisition Corporation

[●], 2024

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QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR TETE SHAREHOLDERS

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the extraordinary general meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to TETE’s shareholders. Shareholders should read this proxy statement/prospectus, including the Annexes and the other documents referred to herein, carefully and in their entirety to fully understand the proposed Business Combination and the voting procedures for the extraordinary general meeting, which will be held in person at [●] and via virtual meeting format setting at 10:00 a.m. Eastern Time on [●], 2024 (the “Meeting”). If you hold your shares through a bank, broker, or other nominee, you will need to take additional steps to participate in the extraordinary general meeting, as described in this proxy statement/prospectus.

Q:	Why am I receiving this proxy statement/prospectus?

A:	TETE, PubCo, Merger Sub, Holdings, Super Apps, Technology & Telecommunication LLC, and Loo See Yuen have agreed to the Business Combination under the terms of the Merger Agreement, which is attached to this proxy statement/prospectus as Annex A-1, and is incorporated into this proxy statement/prospectus by reference. The board of directors of TETE (the “Board”) is soliciting your proxy to vote for the Business Combination and other Proposals at the Meeting because you owned TETE Class A ordinary shares at the close of business on [_], 2024, the “Record Date” for the Meeting, and are therefore entitled to vote at the Meeting. This proxy statement/prospectus summarizes the information that you need to know in order to cast your vote. You are encouraged to read this proxy statement/prospectus, including the section titled “Risk Factors” and all the Annexes hereto.

TETE shareholders are being asked to consider and vote upon a proposal to adopt the Merger Agreement pursuant to which TETE will merge with and into PubCo, with PubCo being the surviving company and PubCo will thereafter become, through an acquisition merger, the beneficial owner of all of the issued and outstanding shares and other equity interests of Holdings, and related proposals.

The units that were issued in TETE’s initial public offering, or the “TETE Units”, each consist of one Class A ordinary share of TETE, $0.0001 par value per share, or the “Public Shares”, and one redeemable warrant, each redeemable warrant entitling the holder thereof to purchase one Public Share at $11.50 per share, or the “TETE Warrants”. TETE shareholders (except for Initial Shareholders or officers or directors of TETE) will be entitled to redeem their Public Shares for a pro rata share of the trust account (currently anticipated to be approximately $[_] per share for shareholders) net of taxes payable. The TETE Units, Public Shares, and TETE Warrants are currently listed on Nasdaq.

The provisions of the Amended and Restated Memorandum and Articles will differ in certain material respects from the Existing M&A. Please see “What amendments will be made to the constitutional documents of PubCo?” below.

This proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the extraordinary general meeting of TETE shareholders. You should read it carefully.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement/prospectus and its Annexes.

Q:	What is being voted on?

A:	Below are the proposals on which TETE shareholders are being asked to vote:

●	To approve, as a Special Resolution, the Reincorporation Merger Plan of Merger, which we refer to as the “Reincorporation Merger Proposal” or “Proposal No. 1.”

●	To approve, as an Ordinary Resolution, the Business Combination, the entry by the Company into the Business Combination Agreement and the matters contemplated thereby, including the Reincorporation Merger, the Acquisition Merger and the Acquisition Merger Plan of Merger, which we refer to as the “Business Combination Proposal” or “Proposal No. 2.”

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●	To approve, as an Ordinary Resolution PubCo’s change of post-Business Combination corporate name from “TETE TECHNOLOGIES INC” to “Bradbury Capital Inc.”, which we refer to as the “Change of Name Proposal” or “Proposal No. 3.”

●	To approve, as an Ordinary Resolution the adoption by the sole member of PubCo of the Amended and Restated Memorandum and Articles of Association of PubCo as further described herein, a copy of which is attached to this proxy statement/prospectus as Annex B which we refer to as the “M&A Proposal” or “Proposal No. 4.”

Collectively, Proposal No.3 and Proposal No. 4 are referred to as the “Charter Amendment Proposals”.

●	To approve, as an Ordinary Resolution, the issuance of more than 20% of PubCo’s Ordinary Shares pursuant to the terms of the Merger Agreement, as required by Nasdaq Listing Rules 5635(a), (b), and (d). This proposal is referred to as the “Nasdaq Proposal” or “Proposal No. 5.”

●	To approve, as an Ordinary Resolution, the adoption of the Incentive Plan by PubCo (the form of which is attached to this proxy statement/prospectus as Annex C). This proposal is called the “Incentive Plan Proposal” or “Proposal No. 6.”

●

To approve by Ordinary Resolution of the appointment of Loo See Yuen, Chow Wing Loke, Alan Fung, Virginia Jaqveline Chan, and Soon Chong Seng to serve on PubCo’s board of directors effective as of the closing of the Business Combination in accordance with the Merger Agreement, which we refer to as the “Director Election Proposal” or “Proposal No. 7.”

●	To consider a proposal, if put, to approve, as an Ordinary Resolution, the adjournment of the extraordinary general meeting in the event TETE does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the “Adjournment Proposal” or “Proposal No. 8.”

If our shareholders do not approve each of the Proposals, then unless certain conditions in the Merger Agreement are waived by the applicable parties to the Merger Agreement, the Merger Agreement could terminate and the Business Combination may not be consummated. For more information, please see “Proposal No. 2 – The Business Combination Proposal,” “Proposal No. 3 – The Change of Name Proposal,” “Proposal No. 4 – The M&A Proposal”, “Proposal No.5 – The Nasdaq Proposal”, “Proposal No. 6 – The Incentive Plan Proposal”, “Proposal No. 7 – The Nasdaq Proposal” and “Proposal No. 8 – The Adjournment Proposal.”

TETE will hold the extraordinary general meeting to consider and vote upon these Proposals. This proxy statement/prospectus contains important information about the Business Combination and the other matters to be acted upon at the extraordinary general meeting. Shareholders of TETE should read it carefully.

After careful consideration, the TETE Board has determined that the Reincorporation Merger Proposal, the Business Combination Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal are in the best interests of TETE and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.

The existence of financial and personal interests of one or more of TETE’s directors may result in conflicts of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TETE and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, TETE’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 2 – The Business Combination Proposal – Interests of TETE’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

Q:	Are any of the Proposals conditioned on one another?

A.

The Business Combination Proposal is conditioned upon the approval of Proposal No. 1 and Proposal No. 5. Proposals No. 1, 3, 4, 5, 6 and 7 are dependent upon approval of the Business Combination Proposal. It is important for you to note that in the event that the Business Combination Proposal is not approved, TETE will not consummate the Business Combination. If TETE does not consummate the Business Combination and fails to complete an initial business combination by December 20, 2024 (unless otherwise extended) TETE will be required to dissolve and liquidate.

Q:	Did the TETE board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A.	Yes. Baker Tilly MH Advisory Sdn Bhd (“Baker Tilly”) (“Baker Tilly”) provided the TETE Board a fairness opinion which concluded that, as of the date of its opinion, and based on and subject to the assumptions, qualifications and other matters set forth therein, the Merger Consideration to be issued by PubCo in the Business Combination is fair, from a financial point of view, to TETE. See “The Business Combination Proposal – Opinion of Baker Tilly” for additional information regarding the scope, assumptions made, procedures followed, matters considered, qualifications and limitations of the review undertaken and other matters considered by Baker Tilly in connection with the preparation of its fairness opinion.

Q:	What is the value of the consideration to be received in the Business Combination?

A.	The aggregate value of the Merger Consideration to be paid by TETE in the Business Combination is approximately $1,100,000,000 (calculated as follows: 110,000,000 PubCo Ordinary Shares to be issued to shareholders of Holdings, multiplied by $10.00 per share (the deemed value of the shares in the Merger Agreement)).

Q:	Will PubCo obtain new financing in connection with the Business Combination?

A.	Pursuant to the Merger Agreement, TETE and Super Apps agree that they shall use their reasonable best efforts to cause PubCo to receive an amount of at least $5,000,000 in immediately available cash, net of expenses and liabilities, in a private placement or other financing to be consummated with the Closing (the “PIPE Investment”), and it is a condition precedent to Closing that PubCo shall receive the PIPE Investment comprised of (i) amounts not redeemed from TETE’s trust account and (ii) amounts raised in the PIPE Investment.

As of the date of this proxy statement, TETE and Holdings have not entered into any agreements relating to transaction financing for the proposed Business Combination. Our Sponsor, officers, directors and/or their affiliates plan to enter into privately negotiated transactions with shareholders not to redeem their public shares in an amount that will allow TETE to retain an aggregate of at least $5,000,000 in its trust account upon consummation of the Business Combination. None of the funds in the trust account will be used to purchase public shares in such transactions.

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In connection with the Extraordinary General Meeting, our sponsor, officers, directors and/or their affiliates will enter into non-redemption agreements (the “Non-Redemption Agreements”) with unaffiliated third-party shareholders in exchange for such shareholder (the “Non-Redeeming Shareholders”) agreeing not to redeem (or to validly rescind any redemption requests). Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated transactions by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of tender offer or proxy materials in connection with the Business Combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account, whether or not such shareholder has already submitted a proxy with respect to the business combination but only if such shares have not already been voted at the general meeting related to the business combination. Our sponsor, executive officers, directors, advisors or their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws.

In exchange for the commitment not to redeem their public shares, our sponsor, officers, directors and/or their affiliates will agree to transfer to such shareholders founder shares and/or pay a premium for such shares above the market price as consideration for the agreement not to redeem. Our sponsor, officers, directors and/or their affiliates do not anticipate that the Non-Redemption Agreements will allow for or contemplate the purchase of additional securities outside the redemption offer. There is no signed non-redemption agreement at this time and, as such, the counterparties and the terms for such agreements are still to be determined.

If they engage in such transactions, our sponsor, officers, directors and/or their affiliates will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

The purpose of any such transactions could be to satisfy the closing conditions under the Merger Agreement and/or to increase the likelihood of satisfaction of Nasdaq’s initial listing requirements where it appears that such requirements would otherwise not be met.

Our Sponsor, officers, directors and/or their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. We expect any such purchases would be reported by such person pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event our Sponsor, directors, executive officers, advisors, or their affiliates were to purchase shares or warrants from public shareholders, or if any third party investors are incentivized to acquire public shares by our Sponsor, directors, executive officers, or their affiliates, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, directors, executive officers, advisors or any of their affiliates may purchase shares or warrants from public shareholders outside the redemption process, along with the purpose of such purchases;

●	if our Sponsor, directors, executive officers, advisors or any of their affiliates were to purchase shares or warrants from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

●	Any of our securities purchased by our Sponsor, directors, executive officers, advisors or any of their affiliates would not be voted in favor of approving the business combination transaction;

●	our Sponsor, directors, executive officers, advisors or any of their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	we would disclose in a Current Report on Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

●	the amount of our securities purchased outside of the redemption offer by our Sponsor, directors, executive officers, advisors or any of their affiliates, along with the purchase price;

●	the purpose of the purchases by our Sponsor, directors, executive officers, advisors or any of their affiliates;

●	the impact, if any, of the purchases by our Sponsor, directors, executive officers, advisors or any of their affiliates on the likelihood that the business combination transaction will be approved;

●	the identities of our security holders who sold to our Sponsor, directors, executive officers, advisors or any of their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our Sponsor, directors, executive officers, advisors or any of their affiliates; and

●	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Upon entry into a financing arrangement for the Business Combination, including any PIPE Investment, TETE will disclose such arrangement (including the potential dilution) in accordance with the rules of the SEC.

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Q:	How will the combined company be managed following the Business Combination?

A.	Immediately following the Closing, PubCo’s board of directors will consist of five directors, two of whom shall be designated by the Sponsor and three of whom shall be designated by Super Apps. At the Closing, PubCo, Sponsor and certain shareholders of Holdings will enter into a voting agreement relating to the Sponsor’s right to have two nominees on PubCo’s post-closing board of directors.

After the consummation of the Business Combination, PubCo will be a “foreign private issuer” under the U.S. securities laws and the rules of Nasdaq. For more information about the foreign private issuer, please see the sections titled “Director and Executive Officers of PubCo after the Business Combination — Foreign Private Issuer Status.”

Q:	What equity stake will current TETE shareholders and current equity holders of Holdings hold in PubCo immediately after the consummation of the Business Combination?

A.

The table below presents the potential ownership interest of TETE’s public shareholders, the Sponsor, Holdings’ shareholders and TETE’s IPO underwriter in PubCo across a range of varying redemption scenarios:

	Assuming Minimum Redemption		Assuming Mid-point Redemption		Assuming Maximum Redemption
	Shares	%	Shares	%	Shares	%
Shares issued to Holdings shareholders	23,500,000	79.7%	23,500,000	81.4%	23,500,000	83.1%
TETE Sponsor(1)	3,407,500	11.6%	3,407,500	11.8%	3,407,500	12.0%
TETE public shareholders	2,568,240	8.7%	1,974,322	6.8%	1,380,404	4.9%
Shares outstanding	29,475,740	100.0%	28,881,822	100.0%	28,287,904	100.0%

1. The 3,407,500 shares held by TETE Sponsor includes 2,875,000 Insider Shares, which were acquired prior to the IPO for an aggregate purchase price of $25,000.

In addition, the following table illustrates varying ownership levels in PubCo immediately following the consummation of the Business Combination based on the varying levels of redemptions by the public shareholders, on a fully diluted basis, showing full exercise and conversion of all securities, including (i) the Public Warrants and Private Placement Warrants, (ii) the Extension Loan, (iii) the shares issuable under the PIPE Investment, and (iv) Contingent Shares issuable to MobilityOne:

	Assuming Minimum Redemption		Assuming Mid-point Redemption		Assuming Maximum Redemption
	Shares	%	Shares	%	Shares	%
Shares issued to Holdings shareholders	23,500,000	54.4%	23,500,000	55.2%	23,500,000	56.0%
TETE Sponsor(1)	4,653,074	10.8%	4,653,074	10.9%	4,653,074	11.1%
TETE public shareholders(2)	14,068,240	32.6%	13,474,322	31.7%	12,880,404	30.7%
Shares issuable under PIPE Investment(3)	500,000	1.2%	500,000	1.2%	500,000	1.2%
Shares issuable to MobilityOne(4)	440,000	1.0%	440,000	1.0%	440,000	1.0%
Shares outstanding	43,161,314	100.0%	42,567,396	100.0%	41,973,478	100.0%

(1)	Includes 532,500 shares underlying the Private Placement Warrants, 542,874 shares assuming conversion of all Extension Loan into 271,437 units, with each unit consisting of one share and one warrant to purchase one share, and 170,200 shares assuming conversion of all Working Capital Loan into 85,100 units, with each unit consisting of one share and one warrant to purchase one share.
(2)	Includes 11,500,000 shares underlying the Public Warrants.
(3)	Assumes 500,000 shares issuable under the potential PIPE Investment. Pursuant to the Merger Agreement, TETE and Super Apps agree that they shall use their reasonable best efforts to cause PubCo to receive an amount of at least $5,000,000 PIPE Investment. As of the date of this proxy statement, TETE and Holdings have not entered into any agreements relating to transaction financing for the proposed Business Combination.
(4)	Assumes 440,000 Contingent Shares to MobilityOne. Following the consummation of the share sale pursuant to the SSA, MobilityOne will receive cash payments of $8.8 million and $4.4 million from Super Apps within 14 days and 180 days, respectively, of completion of the Business Combination. As further consideration of MobilityOne’s undertakings and guarantee of achieving the Revenue Target, Super Apps shall cause TETE to issue part of the Contingent Shares to MobilityOne Limited (which is the parent of MobilityOne) with aggregate value of $4.4 million upon OneShop Retail achieving the Revenue Target. The Contingent Shares will be issued at a price of $10.00 per share. In the event that the Business Combination is consummated, but the Revenue Target is not achieved, the Share Sale will continue, but MobilityOne will not be entitled to the Contingent Shares.

Because Wan Heng Chee, the majority shareholder of Holdings, will hold approximately [_]% of the voting power of PubCo upon the closing of the Business Combination, we will be a “controlled company” under the corporate governance rules of Nasdaq. We do not currently expect to rely upon the “controlled company” exemptions. However, PubCo may in the future decide to rely on the controlled company exemptions should it decide that it is in its interest to do so. See “Risk Factors — Upon completion of the Business Combination, PubCo will become a “controlled company” within the meaning of Nasdaq listing standards and, as a result, will qualify for, and may rely on, exemptions from certain corporate governance requirements. As a result, you may not have the same protections afforded to shareholders of companies that are subject to such requirements.”

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The following table illustrates the effective underwriting fees per share for the public shares following consummation of the Business Combination, in each of the redemption scenarios (in thousands except per share data):

	Assuming Minimum Redemptions(1)	Assuming Mid-point Redemptions(1)	Assuming Maximum Redemptions(1)
Underwriting fee	$4,025	$4,025	$4,025
Underwriting fee as a percentage of the Trust Account(2)	12.8%	16.7%	23.9%
Underwriting fee per public share(2)	$1.57	$2.04	$2.92

(1)	Share ownership under each redemption scenario in the table above is only presented for illustrative purposes. TETE cannot predict how many of its public shareholders will exercise their right to have their public shares redeemed for cash. As a result, the number of TETE public shares redeemed in connection with the Business Combination may differ from the amounts presented above.
(2)	Calculated based on a trust value of $31,318 thousand as of September 30, 2024 plus $50 thousand extension deposit made into the trust account during October 2024.

Q:	Why is TETE proposing the Charter Amendment Proposals?

A:	The Amended and Restated Memorandum and Articles of Association of PubCo that we are asking our shareholders to approve in connection with the Business Combination has certain differences to Existing M&A. We are also asking our shareholders to approve the change of name of PubCo from “TETE TECHNOLOGIES INC” to “Bradbury Capital Inc.” on Closing (the proposal to approve the change of name, the “Change of Name Proposal” or “Proposal No.3” and the proposal to approve the Amended and Restated Memorandum and Articles of Association, the “M&A Proposal” or “Proposal No.4”, and together the “Charter Amendment Proposals”). For additional information about the proposed changes to the PubCo’s organizational documents please see the sections entitled “Proposal No. 4 – The M&A Proposal”

Q:	What amendments will be made to the current constitutional documents of PubCo?

A:	In addition to voting on the Business Combination, TETE shareholders are also being asked to consider and vote upon Proposal No. 3 to approve PubCo’s change of post-Business Combination corporate name from “TETE TECHNOLOGIES INC” to “Bradbury Capital Inc.”; and to approve the amendment and replacement of PubCo’s existing amended and restated memorandum and articles of association with the Amended and Restated Memorandum and Articles of Association, a copy of which is attached to this proxy statement/prospectus as Annex B. For additional information about the proposed changes to PubCo’s organizational documents please see the sections entitled “Proposal No. 4 – The M&A Proposal”

Q:	Why is TETE proposing the Nasdaq Proposal?

A:	We are proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d), which require shareholder approval of certain transactions that result in the issuance of 20% or more of the outstanding voting power or ordinary shares issued and outstanding before the issuance of such stock or an issuance or potential issuance of stock that would result in a change of control.

In connection with the Business Combination, we expect to issue 110,000,000 PubCo Ordinary Shares. Because we may issue 20% or more of our issued and outstanding ordinary shares, we are required to obtain shareholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a), (b) and (d). For more information, please see the section entitled “Proposal No. 5 – The Nasdaq Proposal.”

Q:	Why is TETE proposing the Incentive Plan Proposal?

A:	The purpose of the Incentive Plan Proposal is to further align the interests of the eligible participants with those of shareholders by providing long-term incentive compensation opportunities tied to the performance of PubCo. Please see the section entitled “Proposal No. 6 – The Incentive Plan Proposal.”

Q:	Why is TETE proposing the Adjournment Proposal?

A:	We are proposing the Adjournment Proposal to allow the adjournment of the extraordinary general meeting to a later date or dates to permit further solicitation of proxies in the event there are not sufficient votes for the Reincorporation Merger Proposal, the Business Combination Proposal, the Charter Amendment Proposals, the Incentive Plan Proposal or the Nasdaq Proposal. In no event will TETE seek adjournment which would result in soliciting of proxies, having a shareholder vote, or otherwise consummating a business combination after December 20, 2024 (unless otherwise extended). Please see the section entitled “Proposal No. 8 – The Adjournment Proposal” for additional information.

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Q:	Do any of TETE’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A:	Certain of TETE’s directors and executive officers may be deemed to have interests in the transactions contemplated by the Merger Agreement that are different from, or in addition to, those of TETE’s shareholders generally. These interests may present these individuals with certain potential conflicts of interest. Our independent directors reviewed and considered these interests during their evaluation and negotiation of the Business Combination and in unanimously approving, as members of the TETE Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination. The TETE Board concluded that the potential benefits that it expected TETE and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. When you consider the recommendation of the TETE Board in favor of approval of the Merger, you should keep in mind that TETE’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including:

●	If the proposed Business Combination is not consummated by December 20, 2024 (unless otherwise extended), then we will be required to liquidate. In such event, the 2,875,000 Insider Shares, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such Insider Shares had an aggregate market value of approximately $[_] based on the closing price of Public Shares of $[_] on Nasdaq as of [_], 2024. As a result of the nominal price of $[_] per Insider Share paid by the Sponsor compared to the recent market price of TETE’s Class A ordinary shares, the Sponsor and its affiliates are likely to earn a positive rate of return on their investments in the Insider Shares even if the holders of TETE’s Class A ordinary shares experience a negative rate of return on their investments in the Class A ordinary shares.

●	If the proposed Business Combination is not consummated by December 20, 2024 (unless otherwise extended), then 532,500 Private Placement Units purchased by the Sponsor for a total purchase price of $5,325,000, will be worthless. Such Private Placement Units had an aggregate market value of approximately $[_] closing price of TETE Units of $[_] on Nasdaq as of [_], 2024.

●

The Sponsor invested an aggregate of $5,350,000 in TETE, comprised of the $25,000 purchase price for the Insider Shares and $5,325,000 purchase price for the Private Placement Units. The amount held in TETE’s Trust Account was approximately $[_] on the Record Date, implying a value of $[_] per public share. Based on these assumptions, each PubCo Ordinary Share would have an implied value of $[_] per share upon consummation of the Business Combination, representing a [_]% decrease from the initial implied value of $[_] per public share. While the implied value of $[_] per share upon consummation of the Business Combination would represent a dilution to our public shareholders, this would represent a significant increase in value for the Sponsor relative to the price it paid for each Insider Share. At approximately $[_] per share, the 2,875,000 PubCo Ordinary Shares that the Sponsor would own upon consummation of the Business Combination would have an aggregate implied value of $[_]. As a result, even if the trading price of PubCo’s Ordinary Shares significantly declines, the value of the Insider Shares held by the Sponsor will be significantly greater than the amount the Sponsor paid to purchase such shares. For more information, please see “Risk Factors – The nominal purchase price paid by the Sponsor and directors and officers of TETE for the Insider Shares may significantly dilute the implied value of the public shares in the event the parties complete an initial business combination. In addition, the value of the Insider Shares will be significantly greater than the amount the Sponsor and directors and officers of TETE paid to purchase such shares in the event the parties complete an initial business combination, even if the Merger causes the trading price of PubCo’s Ordinary Shares to materially decline.”

●	As of [_], 2024, TETE has unsecured promissory notes in the aggregate principal amount of $[_] outstanding and the Company has drawn down an aggregate of $[_] under the notes. The promissory notes were issued for working capital purposes, including paying monthly extension payments. At the option of the Sponsor, the promissory notes may be converted into [_] TETE Units upon consummation of the Business Combination at a price of $10.00 per unit. In the absence of shareholder approval for a further extension, if the proposed Business Combination is not consummated by December 20, 2024 (unless otherwise extended), then such loans may not be repaid.

●	Unless TETE consummates the Business Combination, its officers, directors and Initial Shareholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceeded the amount of its working capital. As of [_], 2024, $[_] of advances was paid by Sponsor for expenses incurred on TETE’s behalf and if the proposed Business Combination is not consummated by December 20, 2024 (unless otherwise extended), that amount would not be repaid. As a result, the financial interest of TETE’s officers, directors and Initial Shareholders or their affiliates could influence its officers’ and directors’ motivation in selecting Super Apps as a target and therefore there may be a conflict of interest when it determined that the Business Combination is in the shareholders’ best interest.

●	TETE’s Chief Executive Officer and Chief Financial Officer are director nominees of PubCo’s board.

●	The exercise of TETE’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and, in our shareholders’, best interest.

●	The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

●	TETE’s current charter provides that TETE renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter that may be a corporate opportunity for any member of TETE management, on the one hand, and TETE, on the other hand, or the participation in which would breach any existing legal obligation, under applicable law or otherwise, of a member of TETE management to any other entity. TETE is not aware of any such corporate opportunities not being offered to TETE and does not believe that waiver of the corporate opportunities doctrine has materially affected TETE’s search for an acquisition target or will materially affect TETE’s ability to complete an initial business combination.

The foregoing interests may influence the officers and directors of TETE to support or approve the Merger. As such, the Sponsor and our officers and directors may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate. In considering the recommendations of the TETE Board to vote for the proposals, TETE’s shareholders should consider these interests. For more information, please see “Risk Factors — Some of the TETE officers and directors may be argued to have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.”

Approval of the Reincorporation Merger Proposal will require the affirmative vote of at least two-thirds (2/3) of the holders of the issued and outstanding Ordinary Shares who, being entitled to do so, vote in person or by proxy at the extraordinary general meeting. Further, approval of each of the Charter Amendment Proposals, the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal will each require the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding TETE Shares present in person or represented by proxy and entitled to vote thereon at the extraordinary general meeting. As of the Record Date, 2,875,000 Insider Shares or approximately [_]% of the issued and outstanding TETE Shares, will be voted in favor of each of the Proposals.

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In addition, the exercise of TETE’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in TETE shareholders’ best interests.

Q:	When and where is the extraordinary general meeting of TETE shareholders?

A:	The extraordinary general meeting will take place at [●] and virtually via [●] on [●], 2024, at [●] a.m.

Q:	Who may vote at the extraordinary general meeting?

A:	Only holders of record of TETE Shares as of the close of business on [●], 2024 may vote at the extraordinary general meeting. As of the date of this proxy statement/prospectus, there were 6,384,209 TETE Shares issued and outstanding and entitled to vote. Please see “Extraordinary General Meeting of TETE Shareholders — Record Date; Who is Entitled to Vote” for further information.

Q:	How many votes do I have?

A.	TETE shareholders are entitled to one vote at the extraordinary general meeting for each Ordinary Share held of record as of the Record Date. As of the close of business on the Record Date for the extraordinary general meeting, there were 6,384,209 Ordinary Shares issued and outstanding, of which 3,110,709 were issued and outstanding Public Shares.

Q:	What is the quorum requirement for the extraordinary general meeting?

A:	One or more shareholders who together hold not less than a majority of the TETE Shares issued and outstanding as of the Record Date and entitled to attend and vote at the extraordinary general meeting must be present in person, including by virtual attendance, or represented by proxy in order to hold the extraordinary general meeting and conduct business. This is called a quorum. TETE Shares will be counted for purposes of determining if there is a quorum if the shareholder (i) is present and entitled to vote at the Meeting, or (ii) has properly submitted a proxy card. In the absence of a quorum, shareholders representing a majority of the votes present in person, including by virtual attendance, or represented by proxy at such meeting may adjourn the Meeting until a quorum is present. Broker non-votes will not be considered present for the purposes of establishing a quorum.

Q:	What vote is required to approve the Proposals?

A:	Approval of the Reincorporation Merger Proposal, will require the affirmative vote of at least two-thirds (2/3) of the holders of the issued and outstanding Ordinary Shares who, being entitled to do so, vote in person or by proxy at the extraordinary general meeting. Further, approval of the Charter Amendment Proposals, the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal will each require the affirmative vote of a simple majority of votes cast by the holders of the issued and outstanding TETE Shares present in person or represented by proxy and entitled to vote at the extraordinary general meeting. Attending the extraordinary general meeting either in person, including by virtual attendance, or by proxy and abstaining from voting will have the same effect as voting against all the Proposals, and, assuming a quorum is present, broker non-votes will have no effect on the Proposals.

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Q:	How will the Initial Shareholders vote?

A:	TETE’s Initial Shareholders, who as of the Record Date owned 2,875,000 Insider Shares, or approximately [_]% of the issued and outstanding TETE Shares, have agreed to vote their respective Insider Shares acquired by them prior to the IPO in favor of the Business Combination Proposal and related proposals. TETE’s Initial Shareholders have also agreed that they will vote any Public Shares that they purchase in the open market in or after the IPO in favor of each of the Proposals.

Q:	Do I have redemption rights?

A.	If you are a holder of Public Shares, you have the right to request that we redeem all or a portion of your Public Shares for cash provided that you follow the procedures and deadlines described elsewhere in this proxy statement/prospectus. Public shareholders may elect to redeem all or a portion of the Public Shares held by them regardless of if or how they vote in respect of the Business Combination Proposal. If you wish to exercise your redemption rights, please see the answer to the question: “How do I exercise my redemption rights?” below.

Pursuant to the letter agreement, dated January 14, 2023, entered into by and among TETE and the Initial Shareholders, the Initial Shareholders, for no additional consideration, agreed to waive their redemption rights with respect to all of their Ordinary Shares in connection with the consummation of the Business Combination. Such shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Q:	Am I required to vote in order to have my Public Shares redeemed and how do I exercise my redemption rights?

A:

No. You are not required to vote in order to have the right to demand that TETE redeem your Public Shares for cash equal to your pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of taxes payable). These rights to demand redemption of Public Shares for cash are sometimes referred to herein as redemption rights.

If you are a public shareholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on [●], 2024 (two Business Days before the extraordinary general meeting), that TETE redeem your shares into cash; and (ii) submit your request in writing to TETE’s Transfer Agent, at the address listed at the end of this section and delivering your shares to TETE’s Transfer Agent physically or electronically using the depository trust company’s deposit/withdrawal at custodian (“DWAC”) system two Business Days prior to the vote at the extraordinary general meeting.

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Any corrected or changed written demand of redemption rights must be received by TETE’s Transfer Agent two Business Days prior to the extraordinary general meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the Transfer Agent two Business Days prior to the vote at the Meeting.

Public shareholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from TETE’s Transfer Agent and to effect delivery. It is TETE’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks.

Public shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination. Any public shareholder who holds Public Shares on or before [●], 2024 (two Business Days before the extraordinary general meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination. Public shareholders are eligible to redeem their shares at any time prior to [●], 2024, regardless of whether such shareholder became a shareholder before or after the Record Date. However, public shareholders will not be able to seek redemption after [●], 2024 (two Business Days before the extraordinary general meeting) and therefore public shareholders will not be able decide whether to redeem based on whether the Business Combination is approved or not at the extraordinary general meeting as the redemption decision must be made two days prior to such meeting.

Any request for redemption, once made by a holder of public shares, may be withdrawn at any time up to the time the vote is taken with respect to the business combination proposal at the extraordinary general meeting. If you deliver your shares for redemption to TETE’s transfer agent and later decide prior to the extraordinary general meeting not to elect redemption, you may request that TETE’s transfer agent return the shares (physically or electronically). You may make such request by contacting TETE’s transfer agent at the address listed at the end of this section.

Q:	If I am a holder of units, can I exercise redemption rights with respect to my units?

A:	No. Holders of issued and outstanding units must elect to separate the units into the underlying public shares, public warrants, and public rights prior to exercising redemption rights with respect to the public shares. If you hold your units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the units into the underlying public shares, public warrants, and public rights, or if you hold units registered in your own name, you must contact our Transfer Agent, directly and instruct them to do so. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to our Transfer Agent in order to validly redeem its shares. You are requested to cause your public shares to be separated and your share certificates (if any) and other redemption forms (as applicable) delivered to our Transfer Agent, by 5:00 p.m., Eastern Time, on [●], 2024 two Business Days before the extraordinary general meeting) in order to exercise your redemption rights with respect to your Public Shares.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:

The U.S. federal income tax consequences of exercising redemption rights with respect to our Public Shares will depend on a holder’s particular facts and circumstances. See “—Material U.S. Federal Income Tax Considerations” for a discussion of material U.S. federal tax consequences of the redemption of our Public Shares. We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights with respect to your Public Shares.

In the event that a U.S. Holder (as defined below) elects to redeem its Public Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the Public Shares under Section 302 of the Internal Revenue Code (the “Code”) or is treated as a distribution under Section 301 of the Code and whether TETE would be characterized as a passive foreign investment company (“PFIC”). If the redemption qualifies as a sale or exchange of the Public Shares or is treated as a distribution will depend on the facts and circumstances of each particular U.S. Holder at the time such holder exercises his, her, or its redemption rights. If the redemption qualifies as a sale or exchange of the Public Shares, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the Public Shares surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Public Shares redeemed exceeds one year.

Subject to the PFIC rules, long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. However, it is unclear whether the redemption rights with respect to the Public Shares may prevent a U.S. Holder from satisfying the applicable holding period requirements. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. See “Material U.S. Federal Income Tax Consequences — Certain U.S. Federal Income Tax Consequences of Exercising Redemption Rights” and “Material U.S. Federal Income Tax Consequences — Passive Foreign Investment Company Status” for a more detailed discussion of the U.S. federal income tax consequences of a U.S. Holder electing to redeem its Public Shares for cash, including with respect to TETE’s potential PFIC status and certain tax implications thereof.

Additionally, because the Reincorporation Merger will occur prior to the redemption by U.S. Holders that exercise redemption rights with respect to Public Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of section 367(a) of the Code and the PFIC rules. The tax consequences of the exercise of redemption rights, including pursuant to Section 367(a) of the Code and the PFIC rules, are discussed more fully below under “Material U.S. Federal Income Tax Consequences — Certain U.S. Federal Income Tax Consequences to U.S. Holders of Exercising Redemption Rights.” All holders of Public Shares considering exercising their redemption rights are urged to consult their tax advisor on the tax consequences to them of an exercise of redemption rights, including the applicability and effect of U.S. federal, state, local and non-U.S. income and other tax laws.

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Q.	How do the public warrants differ from the private placement warrants and what are the related risks for any public warrant holders post business combination?

A.

The public warrants are identical to the private placement warrants in material terms and provisions, except that the private placement warrants will not be transferable, assignable or salable until 30 days after the completion of TETE’s initial business combination (except in limited circumstances). Following the Closing, PubCo may redeem your public warrants prior to their exercise at a time that is disadvantageous to you. PubCo will have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per public warrant, provided that the closing price of PubCo’s Ordinary Shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30 trading day period ending on the third trading day prior to proper notice of such redemption, provided that certain other conditions are met. If and when the public warrants become redeemable by PubCo, it may exercise the redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, PubCo may redeem the public warrants as set forth above even if the holders are otherwise unable to exercise the public warrants. Redemption of the outstanding public warrants could force you (i) to exercise your public warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your public warrants at the then-current market price when you might otherwise wish to hold your public warrants or (iii) to accept the nominal redemption price which, at the time the outstanding public warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

If a registration statement covering the ordinary shares issuable upon exercise of the public warrants is not effective within 60 days from the consummation of TETE’s initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when PubCo shall have failed to maintain an effective registration statement, exercise the public warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.

Historical trading prices for the Class A ordinary shares have varied between a low of approximately $[_] per share on [_], 2021 to a high of approximately $[_] per share on [_], 2024 but have not approached the $18.00 per share threshold for redemption (which, as described above, would be required for 20 trading days within a 30 trading-day period after they become exercisable and prior to their expiration, at which point the public warrants would become redeemable). In the event that, after the Transactions, PubCo elects to redeem all of the redeemable warrants as described above, PubCo will fix a date for the redemption. Notice of redemption will be mailed by first class mail, postage prepaid, by PubCo not less than 30 days prior to the redemption date to the registered holders of the public warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the Warrant Agreement dated January 14, 2021, between TETE and Continental Stock Transfer & Trust Company, as warrant agent, shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption by our posting of the redemption notice to the Depository Trust Corporation. Please see “Risk Factors — Even if TETE consummates the Business Combination, there can be no assurance that the public warrants will be in the money during their exercise period, and they may expire worthless” and “Risk Factors — TETE may redeem unexpired warrants, in accordance with their terms, prior to their exercise at a time that is disadvantageous to holders of warrants” for more information.

Q:	Will holders of Public Shares or TETE Warrants be subject to U.S. federal income tax on the PubCo Ordinary Shares or PubCo Warrants received in the Reincorporation Merger?
A:

Subject to the limitations and qualifications described in “U.S. Federal Income Tax Considerations,” including the application of the PFIC rules, the Reincorporation Merger should qualify as a “reorganization” within the meaning of Section 368 of the Code.

The rules under Section 368 of the Code, however, are complex and qualification for such treatment could be adversely affected by events or actions that occur following the Business Combination that are out of TETE’s control.

Moreover, Section 367(a) of the Code may apply to the Reincorporation Merger if PubCo transfers the assets it acquires from TETE pursuant to the Reincorporation Merger to certain subsidiary corporations in connection with the Business Combination. Section 367(a) of the Code, and the applicable Treasury regulations promulgated thereunder, would only apply to U.S. Holders who would be treated as a “five-percent transferee shareholder” (within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii)) of PubCo following the Business Combination (a “5 Percent Holder”) who do not enter into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8 (“GRA”), and would cause the Reincorporation Merger to result in gain recognition (but not loss) by such 5 Percent Holders. The requirements under Section 367(a) are not discussed herein There are significant factual and legal uncertainties concerning the determination of whether these requirements will be satisfied and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations.

If the Reincorporation Merger does not qualify as a “reorganization”, then a U.S. Holder that exchanges its Public Shares or TETE Warrants for the consideration under the Reincorporation Merger will recognize gain or loss equal to the difference between (i) the fair market value of the PubCo Ordinary Shares and PubCo Warrants received and (ii) the U.S. Holder’s adjusted tax basis in the Public Shares and TETE Warrants exchanged. For a more detailed discussion of certain U.S. federal income tax consequences of the Reincorporation Merger, see the section titled “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders” in this proxy statement/prospectus/prospectus. Holders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Reincorporation Merger.

Q:	What are the Cayman Islands tax consequences of exercising my redemption rights?

A:	There are no material tax considerations with respect to the Business Combination or the redemption of TETE Shares from a Cayman Islands law perspective. Please refer to the section entitled “U.S. Federal Income Tax and Cayman Islands Tax Considerations – Material Cayman Islands Tax Consequences” for Cayman Islands Tax considerations with respect to the ownership of new TETE securities.

Q:	How can I vote?

A:	If you are a shareholder of record, you may vote by attending the extraordinary general meeting live in person or vote by proxy using the enclosed proxy card, the Internet or telephone. Whether or not you plan to participate in the extraordinary general meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have already voted by proxy, you may still attend the extraordinary general meeting and vote in person or online, if you choose.

To vote in person at the extraordinary general meeting, follow the instructions below under “How may I participate in the extraordinary general meeting?”

To vote using the proxy card, please complete, sign and date the proxy card and return it in the prepaid envelope. If you return your signed proxy card before the extraordinary general meeting, we will vote your shares as you direct.

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To vote via the telephone, you can vote by calling the telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

To vote via the Internet, please go to [●] and follow the instructions. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded.]

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day until 11:59 p.m. Eastern Time on [●], 2024. After that, telephone and Internet voting will be closed, and if you want to vote your shares, you will either need to ensure that your proxy card is received before the date of the extraordinary general meeting or attend the extraordinary general meeting to vote your shares online.

If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self- addressed, postage-paid envelope provided.

If you plan to vote at the extraordinary general meeting, you will need to contact TETE’s Transfer Agent, Continental Stock Transfer & Trust Company, or Continental, at the phone number or email below to receive a control number and you must obtain a legal proxy from your broker, bank or other nominee reflecting the number of Ordinary Shares you held as of the Record Date, your name and email address. You must contact Continental for specific instructions on how to receive the control number. Please allow up to 48 hours prior to the Meeting for processing your control number.

After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the extraordinary general meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Continental. Requests for registration should be directed to 917-262-2373 or email proxy@continentalstock.com. Requests for registration must be received no later than [●] p.m., Eastern Time, on [●], 2024.

You will receive a confirmation of your registration by email after we receive your registration materials. We encourage you to access the extraordinary general meeting prior to the start time leaving ample time for the check in.

Q:	How may I participate in the extraordinary general meeting?

A.	If you are a shareholder of record as of the Record Date for the extraordinary general meeting, you should receive a proxy card from Continental, containing instructions on how to attend the extraordinary general meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental at 917-262-2373 or email proxy@continentalstock.com.

You can pre-register to attend the extraordinary general meeting starting on [●], 2024. Go to [●] and enter the control number found on your proxy card you previously received, as well as your name and email address. Once you pre-register you can vote or enter questions in the chat box. At the start of the extraordinary general meeting, you will need to re-log into [●] using your control number.

If your shares are held in street name, and you would like to join and not vote, Continental will issue you a guest control number. Either way, you must contact Continental for specific instructions on how to receive the control number. Please allow up to 48 hours prior to the Meeting for processing your control number.

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Q:	Who can help answer any other questions I might have about the extraordinary general meeting?

A.	If you have any questions concerning the extraordinary general meeting (including accessing the Meeting by virtual means) or need help voting your TETE Shares, please contact Continental at 917-262-2373 or email proxy@continentalstock.com.

The Notice of Extraordinary General Meeting, proxy statement/prospectus and form of Proxy Card are available at: [●].

Q:	If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:	No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. TETE believes the Proposals are non-discretionary and, therefore, your broker, bank, or nominee cannot vote your shares without your instruction. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Proposals. If you do not provide instructions with your proxy, your bank, broker, or other nominee may submit a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker, or nominee is not voting your shares is referred to as a “broker non-vote.” Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your TETE Shares in accordance with directions you provide.

Q:	What if I abstain from voting or fail to instruct my bank, brokerage firm, or nominee?

A:	TETE will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the extraordinary general meeting of TETE shareholders. For purposes of approval, an abstention on any Proposals will have the same effect as a vote “AGAINST” such Proposal.

Q:	If I am not going to attend the extraordinary general meeting, should I return my proxy card instead?

A.	Yes. Whether you plan to attend the extraordinary general meeting in person, virtually or not at all, please read the enclosed proxy statement/prospectus carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:	How can I submit a proxy?

A.	You may submit a proxy by (a) visiting [●] and following the on-screen instructions (have your proxy card available when you access the webpage), or (b) calling toll-free [●] in the U.S. or [●] from foreign countries from any touch-tone phone and follow the instructions (have your proxy card available when you call), or (c) submitting your proxy card by mail by using the previously provided self-addressed, stamped envelope.

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Q:	Can I change my vote after I have mailed my proxy card?

A:	Yes. You may change your vote at any time before your proxy is voted at the extraordinary general meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the extraordinary general meeting in person and casting your vote or by submitting a written revocation stating that you would like to revoke your proxy that we receive prior to the extraordinary general meeting. If you hold your shares through a bank, brokerage firm, or nominee, you should follow the instructions of your bank, brokerage firm, or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Toll Free: (800) 662-5200

Collect: (203) 658-9400

Email: TETE.info@investor.morrowsodali.com

Unless revoked, a proxy will be voted at the extraordinary general meeting in accordance with the shareholder’s indicated instructions. In the absence of instructions, proxies will be voted FOR each of the Proposals.

Q:	Should I send in my share certificates now?

A:	Yes. TETE shareholders who intend to have their Public Shares redeemed, by electing to have those Public Shares redeemed for cash on the proxy card, should send their certificates at least two Business Days before the extraordinary general meeting. Please see “Extraordinary General Meeting of TETE Shareholders – Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

Q:	Who will solicit the proxies and pay the cost of soliciting proxies for the extraordinary general meeting?

A:	TETE will pay the cost of soliciting proxies for the extraordinary general meeting. TETE has engaged Morrow Sodali LLC to assist in the solicitation of proxies for the extraordinary general meeting. TETE has agreed to pay Morrow Sodali LLC its customary fees, plus disbursements, and will reimburse Morrow Sodali LLC for its reasonable out-of-pocket expenses and indemnify Morrow Sodali LLC and its affiliates against certain claims, liabilities, losses, damages, and expenses. TETE will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of TETE Shares for their expenses in forwarding soliciting materials to beneficial owners of the TETE Shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet, or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	What happens if I sell my shares before the extraordinary general meeting?

A:	The Record Date for the extraordinary general meeting is earlier than the date of the extraordinary general meeting, as well as the date that the Business Combination is expected to be consummated. If you transfer your TETE Shares after the Record Date, but before the extraordinary general meeting, unless the transferee obtains from you a proxy to vote those shares, you would retain your right to vote at the extraordinary general meeting, but you will have transferred ownership of the shares and will not hold an interest in TETE after the Business Combination is consummated.

Q:	What happens if a substantial number of the public shareholders vote in favor of the Business Combination Proposal and exercise their redemption rights?

A.	Our public shareholders are not required to vote in respect of the Business Combination in order to exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the trust account and the number of public shareholders is reduced as a result of redemptions by public shareholders.

Q:	May I seek statutory appraisal rights or dissenter rights with respect to my shares?

A:	The Cayman Companies Act prescribes when shareholder appraisal rights will be available and sets the limitations on such rights. For additional information, see the section entitled “Extraordinary General Meeting of TETE Shareholders – Appraisal Rights.”

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Q:	What happens if the Business Combination is not consummated?

A:	If TETE does not consummate the Business Combination by December 20, 2024 (unless otherwise extended), then pursuant to Article 37.2 of TETE’s Existing M&A, TETE’s directors must take all actions necessary in accordance with the Cayman Companies Act to dissolve and liquidate TETE as soon as reasonably practicable. Following dissolution, TETE will no longer exist as a company. In any liquidation, the funds held in the trust account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets will be distributed pro-rata to holders of Public Shares who acquired such ordinary shares in TETE’s IPO or in the aftermarket. If the Business Combination is not effected by December 20, 2024 (unless otherwise extended), then the TETE Warrants will expire worthless. The estimated consideration that each Public Share would be paid at liquidation would be approximately $[_] per share for shareholders based on amounts on deposit in the trust account as of [_], 2024. The closing price of Public Shares on Nasdaq as of [_], 2024 was $[_]. TETE’s Initial Shareholders waived the right to any liquidation distribution with respect to any Insider Shares held by them.

Q:	What happens to the funds deposited in the trust account following the Business Combination?

A:	Following the Closing, funds in the trust account will be released to PubCo. Holders of Public Shares exercising redemption rights will receive their per share redemption price. The balance of the funds will be utilized to fund the Business Combination. As of the date of this proxy statement/prospectus, there was approximately $[_] million in TETE’s trust account. Approximately $[_] per outstanding share issued in TETE’s IPO will be paid to redeeming public investors. Any funds remaining in the trust account after such uses will be used for future working capital and other corporate purposes of PubCo.

Q:	What happens if I fail to take any action with respect to the extraordinary general meeting?

A:	If you fail to vote with respect to the extraordinary general meeting and the Business Combination is approved by shareholders and the Business Combination is consummated, you will become a shareholder of PubCo. If you fail to vote with respect to the extraordinary general meeting and the Business Combination is not approved, you will remain a shareholder of TETE. However, if you fail to vote with respect to the extraordinary general meeting, you will nonetheless be able to elect to redeem your public shares in connection with the Business Combination.

Q:	What should I do if I receive more than one set of voting materials?

A.	Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Ordinary Shares.

Q:	Where can I find the voting results of the extraordinary general meeting?

A.	The preliminary voting results will be announced at the extraordinary general meeting. TETE will publish final voting results of the extraordinary general meeting in a Current Report on Form 8-K within four Business Days after the extraordinary general meeting.

DELIVERY OF DOCUMENTS TO TETE SHAREHOLDERS

Pursuant to the rules of the SEC, TETE and servicers that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of the proxy statement/prospectus, unless TETE has received contrary instructions from one or more of such shareholders. Upon written or oral request, TETE will deliver a separate copy of the proxy statement/prospectus to any shareholder at a shared address to which a single copy of the proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of the proxy statement/prospectus may likewise request that TETE deliver single copies of the proxy statement/prospectus in the future. Shareholders may notify TETE of their requests by contacting Morrow Sodali LLC, TETE’s proxy solicitor, at:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Toll Free: (800) 662-5200

Collect: 206-870-8565

Email: TETE.info@investor.morrowsodali.com

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SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus but may not contain all of the information that may be important to you. Accordingly, we encourage you to carefully read this entire proxy statement/prospectus, including the Merger Agreement attached as Annex A-1. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights in the Business Combination.

The Parties

The TETE Parties

The following diagram illustrates the pre-Business Combination structure of TETE Parties:

(1) The shares held by public shareholders are subject to redemption in accordance with the organizational documents of Technology & Telecommunication Acquisition Corporation (“TETE”).

(2) Technology & Telecommunication LLC, TETE’s sponsor, is managed by Tek Che Ng, who is also the Chief Executive Officer of TETE.

(3) Immediately prior to consummation of the Business Combination, TETE will reincorporate in the Cayman Islands by merging with and into TETE Technologies Inc (“PubCo”), a Cayman Islands exempted company and wholly owned subsidiary of TETE, with PubCo remaining as the surviving publicly traded entity.

(4) Upon consummation of the Business Combination, TETE International Inc (“Merger Sub”) will merge with and into Bradbury Capital Holdings (“Holdings”), with Holdings surviving the merger as a wholly-owned subsidiary of PubCo.

Technology & Telecommunication Acquisition Corporation

Technology & Telecommunication Acquisition Corporation, or TETE, was incorporated as a blank check company on November 8, 2021, under the laws of the Cayman Islands, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” TETE’s efforts to identify a prospective target business were not limited to any particular industry or geographic location.

On January 20, 2022, TETE consummated the IPO of 10,000,000 units, generating gross proceeds of $100,000,000. Simultaneously with the closing of the IPO, TETE consummated the private sale of an aggregate of 480,000 units to the Sponsor at a purchase price of $10.00 per private placement unit, generating gross proceeds to TETE in the amount of $4,800,000.

On January 20, 2022, the underwriters purchased an additional 1,500,000 units pursuant to the exercise of the underwriters’ over-allotment option. The over-allotment option units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to TETE of $15,000,000. Also, in connection with the full exercise of the over-allotment option, the Sponsor purchased an additional 52,500 private placement units at a purchase price of $10.00 per unit.

Following the closing of the IPO on January 20, 2022, an amount of $116,725,000 ($10.15 per unit) from the net proceeds of the sale of the units in the IPO and the private placement was placed in a trust account which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by TETE meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by TETE, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the trust account.. As of the date of this proxy statement/prospectus, funds in the trust account totaled approximately $[_] million.

On January 18, 2023, TETE held its extraordinary meeting of shareholders. During this meeting, TETE’s shareholders approved the proposals to (i) amend TETE’s Amended and Restated Articles of Association to give TETE the right to extend the date by which it has to consummate a business combination (the “Combination Period”) up to six (6) times for an additional one (1) month each time, from January 20, 2023 to July 20, 2023; (ii) amend TETE’s investment management trust agreement, dated as of January 14, 2022, by and between the Company and Continental Stock Transfer & Trust Company, to allow the Company to extend the Combination Period up to six (6) times for an additional one (1) month each time from January 20, 2023 to the Extended Date by depositing into the Trust Account, for each one-month extension, the lesser of (a) $262,500 and (b) $0.0525 for each Class A ordinary share outstanding, and (iii) amend the Articles of Association to expand the methods that TETE may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission. On January 20, 2023, 8,373,932 Public Shares were redeemed by a number of shareholders at a price of approximately $10.3122 per share, in an aggregate principal amount of $86,353,885. Following the redemptions, there were 3,126,068 TETE Class A ordinary shares outstanding. On January 21, 2023, TETE issued an unsecured promissory note to its Sponsor, in the amount of $656,474, which amount was deposited into the trust account to extend the available time to complete a business combination to February 20, 2023. The Company subsequently deposited $164,118.57 per month into the trust account to further extend the Combination Period to July 20, 2023.

On July 18, 2023, TETE held an extraordinary meeting of shareholders. During this meeting, TETE’s shareholders approved the proposals to (i) amend TETE’s amended and restated articles of association in existence at that time to give TETE the right to extend the Combination Period up to twelve (12) times for an additional one (1) month each time, from July 20, 2023 to July 20, 2024; (ii) amend TETE’s investment management trust agreement, dated as of January 14, 2022, by and between the Company and Continental Stock Transfer & Trust Company, to allow the Company to extend the Combination Period up to twelve (12) times for an additional one (1) month each time from July 20, 2023 to July 20, 2024, by depositing into the Trust Account, for each one-month extension, the lesser of (a) $144,000 and (b) $0.045 for each Class A ordinary share outstanding, and (iii) amend the amended and restated articles of association to provide for the right of a holder of TETE’s Class B ordinary shares, par value $0.0001 per share, to convert into Class A ordinary shares, par value $0.0001 per share, of the Company on a one-for-one basis at any time and from time to time prior to the closing of a business combination at the election of the holder. On July 18, 2023, 149,359 Public Shares were redeemed by a number of shareholders at a price of approximately $10.89 per share, in an aggregate principal amount of $1,626,737. Following the redemptions, there were 2,976,709 Public Shares outstanding. The Company subsequently deposited $133,951.91 into the trust account on a monthly basis to extend the Combination Period from July 20, 2023 to June 20, 2024. On June 7, 2024, 408,469 Public Shares were redeemed by a number of shareholders at a price of approximately $11.93 per share, in an aggregate principal amount of $4,872,513. Following the redemptions, there were 2,568,240 Public Shares outstanding. On June 7, 2024, TETE amended its amended and restated articles of association in existence at that time to give TETE the right to extend the Combination Period up to seven (7) times for an additional one (1) month each time from June 20, 2024 to January 20, 2025 by depositing into its trust account, for each one-month extension, the lesser of (a) $60,000 and (b) $0.02 for each ordinary share outstanding. The Company subsequently deposited $51,365 per month into the trust account to extend the Combination Period from June 20, 2024 to December 20, 2024. Each extension payment is loaned to the Company by the Sponsor pursuant to a promissory note and the Company will repay the aggregate amount contributed by the Sponsor for the extensions at Closing. As of [_], 2024, the Sponsor has loaned the Company an aggregate of $[_] for extension payments and the Company has issued the Sponsor promissory notes of an equivalent amount, which are convertible, at the Sponsor’s discretion, into [_] TETE Units upon consummation of the Business Combination at a price of $10.00 per unit. The loans are not interest-bearing and may be converted into Class A ordinary shares at Closing at the option of the Sponsor. For additional information regarding the promissory notes, see “Certain Transactions and Related Party Transactions — Related Party Extensions Loan” and “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus. Neither TETE, the Sponsor nor any other individual or entity received securities or other consideration in exchange for the extension payments.

None of the funds held in trust will be released from the trust account, other than interest income to pay any tax obligations, until the earlier of the completion of an initial business combination within the required time period or our entry into liquidation if TETE has not consummated a business combination by December 20, 2024 (unless otherwise extended).

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The net proceeds deposited into the trust fund remain on deposit in the trust fund earning interest. As of the date of this proxy statement/prospectus, there was, as a result of the redemptions discussed above, approximately $[_] in TETE’s trust account including interest earned.

On September 1, 2023, TETE issued an aggregate of 2,875,000 Class A ordinary shares to the holders of TETE’s Class B ordinary shares upon the conversion of an equal number of Class B ordinary shares (the “Conversion”). The 2,875,000 Class A ordinary shares issued in connection with the Conversion are subject to the same restrictions as applied to the Class B ordinary shares before the Conversion, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in this proxy statement/prospectus. Following the Conversion, there were 6,384,209 Class A ordinary shares issued and outstanding.

TETE Units, Public Shares, and TETE Warrants are each quoted on Nasdaq, under the symbols “TETEU,” “TETE,” and “TETEW,” respectively. Each of TETE Units consist of one ordinary share and one redeemable warrant. TETE Units commenced trading on January 20, 2022. Public Shares and TETE Warrants commenced trading on March 7, 2022.

TETE’s principal executive offices are located C3-2-23A, Jalan 1/152, Taman OUG Parklane, Off Jalan Kelang Lama, 58200 Kuala Lumpur, Malaysia and the telephone number is +60 1 2334 8193.

TETE Technologies Inc

TETE Technologies Inc (“PubCo”) was incorporated in the Cayman Islands on June 16, 2023, for the sole purpose of the Reincorporation Merger. Upon consummation of the Reincorporation Merger, TETE will merge with and into PubCo, with PubCo as the surviving publicly traded entity.

After the consummation of the Business Combination, PubCo will be a “foreign private issuer” under the U.S. securities laws and the rules of Nasdaq. For more information about the foreign private issuer, please see the sections titled “Director and Executive Officers of PubCo after the Business Combination — Foreign Private Issuer Status.”

TETE International Inc

TETE International Inc (“Merger Sub”) was incorporated in the Cayman Islands on July 10, 2023 and is a wholly-owned subsidiary of PubCo formed to consummate the Business Combination. Upon the consummation of the Business Combination, Merger Sub will merge with and into Holdings, with Holdings surviving the merger as a wholly-owned subsidiary of PubCo.

The Target Parties

Holdings and Super Apps

The following diagram illustrates the pre-Business Combination structure of Bradbury Capital Holdings Inc. and Super Apps Holdings Sdn Bhd:

Bradbury Asset Management (Hong Kong) Limited(1)
(Hong Kong)
100%
Bradbury Private Investment XVIII Inc (1)
(BVI)
60%
40%
Wan Heng Chee
100%
Bradbury Capital Holdings Inc.
(Cayman)
100%
Super Apps Holdings Sdn Bhd (2)
(Malaysia)

(1) Bradbury Private Investment XVIII Inc. is a fund managed by Bradbury Asset Management (Hong Kong) Limited, which is part of the Bradbury Group. Loo See Yuen is the founder, chairman and Group CEO of Bradbury Group.

(2) Super Apps entered into a Share Sale Agreement with MobilityOne Sdn Bhd (“MobilityOne”), dated October 19, 2022, pursuant to which Super Apps Holdings Sdn Bhd (“Super Apps”) will acquire 60% of the equity interest in OneShop Retail Sdn Bhd (“OneShop Retail”) immediately prior to the consummation of the Business Combination. The relationship between Super Apps and MobilityOne with respect to OneShop Retail will be governed pursuant to a Joint Venture Agreement, dated October 19, 2022.

Bradbury Capital Holdings Inc.

Bradbury Capital Holdings Inc. (“Holdings”) was incorporated in the Cayman Islands on June 20, 2023, for the sole purpose of the Acquisition Merger. Following the consummation of the Acquisition Merger, Merger Sub will merge with and into Holdings, with Holdings surviving the merger as a wholly-owned subsidiary of PubCo.

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Super Apps Holdings Sdn Bhd

Super Apps Holdings Sdn Bhd (“Super Apps”), a Malaysian private limited company, was incorporated on April 20, 2022, with Bradbury Private Investment XVIII Inc. and Wan Heng Chee as its initial shareholders. Super Apps was incorporated in connection with its proposed plan of acquiring OneShop Retail and entering into a joint venture with MobilityOne and collaboration agreement with MYISCO. On June 24, 2023, both shareholders transferred their shares to Holdings in exchange for shares of Holdings, resulting in Super Apps becoming a wholly-owned subsidiary of Holdings.

A scheme of amalgamation or a scheme of reconstruction was considered from a Malaysian law perspective, whereupon Super Apps would be merged with a wholly-owned Malaysian subsidiary of TETE pursuant to such a scheme. However, upon further analysis, such a scheme would not have been feasible for the following reasons: (1) it is unlikely that the scheme would have satisfied the requirements and conditions for stamp duty exemption under the Stamp Act 1949, thus incurring substantial stamp duty; and (2) the scheme is a Court driven process, leading to uncertainty with respect to the timeline for the scheme to be approved by the Court.

After considering the above, parties concluded that the most viable structure is for Holdings to be incorporated and for Super Apps to become a wholly-owned subsidiary of Holdings. Holdings would thereafter merge with Merger Sub.

MobilityOne and OneShop Retail

The following diagram illustrates the pre-Business Combination structure of MobilityOne Sdn Bhd and OneShop Retail Sdn Bhd:

(1) MobilityOne Limited, a Jersey corporation, is listed on the London Stock Exchange (AIM: MBO).

(2) Super Apps entered into a Share Sale Agreement with MobilityOne Sdn Bhd (“MobilityOne”), dated October 19, 2022, pursuant to which Super Apps Holdings Sdn Bhd (“Super Apps”) will acquire 60% of the equity interest in OneShop Retail Sdn Bhd (“OneShop Retail”) immediately prior to the consummation of the Business Combination. The relationship between Super Apps and MobilityOne with respect to OneShop Retail will be governed pursuant to a Joint Venture Agreement, dated October 19, 2022.

(3) Pursuant to the Joint Venture Agreement, MobilityOne will transfer to OneShop Retail a carve-out of certain of MobilityOne’s electronic voucher business lines after the consummation of the Business Combination.

MobilityOne Sdn Bhd

MobilityOne Sdn Bhd, a Malaysian company (“MobilityOne”) is wholly-owned subsidiary of MobilityOne Limited, a Jersey corporation listed on the London Stock Exchange (AIM: MBO). MobilityOne is principally involved in the provision of e-commerce infrastructure solutions and platforms. MobilityOne business includes electronic voucher business, enterprise solutions, mobile payment applications, messaging, and communication as well as eMoney systems. MobilityOne currently conducts e-Money, Merchant Acquiring, Money Services Business and Money Lending businesses from Malaysia under the approval from either Central Bank of Malaysia or Bank Negara Malaysia (BNM) and Ministry of Local Government Development (KPKT).

Under the Joint Venture Agreement between Super Apps and MobilityOne, MobilityOne will provide technical and business support to OneShop Retail. MobilityOne will carve-out part of its existing electronic voucher business of selling mobile airtime, PayTV vouchers, game credits and other form of e-vouchers into OneShop Retail aimed at achieving the Revenue Target. The Carve Out Business includes certain transferred customers, authorizations and other related rights exclusively associated with the Carve Out Business.

OneShop Retail Sdn Bhd

OneShop Retail Sdn Bhd, a Malaysian private limited company (“OneShop Retail”), was formed on October 17, 2019, and is a wholly-owned subsidiary of MobilityOne Sdn Bhd., a Malaysian company (“MobilityOne”). OneShop Retail is engaged in the business of wholesaling all types of goods, materials, and commodities to retail stores. Due to the Covid pandemic from year 2000 to 2022, OneShop Retail’s business activity has been limited. Pursuant to the Joint Venture Agreement, MobilityOne will transfer to OneShop Retail a carve-out of certain of MobilityOne’s electronic voucher business lines (the “Carve-Out Business”) after the consummation of the Business Combination. After the consummation of the Business Combination, OneShop Retail will hold the Carve-Out Business and conduct the related business operations of the Carve-Out Business. Super Apps may in the future discontinue operations of the wholesale business to retailers that is currently being conducted by OneShop Retail and focus exclusively on operating and expanding the Carve-Out Business.

Post-Closing Organizational Structure of PubCo

The following diagram illustrates the post-Closing organizational structure of PubCo, assuming (i) TETE shareholders do not redeem any shares in connection with the Business Combination and (ii) no exercise of the public warrants and private warrants:

Public Shareholders
Sponsor(1)
Holdings Shareholders(2)
10.0%
11.4%
78.6%
TETE Technologies Inc.
(Cayman)
100%
Bradbury Capital Holdings
(Cayman)
100%
Super Apps Holdings Sdn Bhd (4)
(Malaysia)
MobilityOne Limited(3)
(a Jersey corporation)
100%
MobilityOne Sdn Bhd(4)
(Malaysia)
60%
40%
OneShop Retail Sdn Bhd(4)
(Malaysia)

(1) Technology & Telecommunication LLC, the sponsor of Telecommunication Acquisition Corporation (“TETE”), is managed by Tek Che Ng, who is also the Chief Executive Officer of TETE.

(2) The shareholders of Bradbury Capital Holdings (“Holdings”) are Wan Heng Chee, a Malaysian citizen, and Bradbury Private Investment XVIII Inc., a fund managed by Bradbury Asset Management (Hong Kong) Limited, which is part of the Bradbury Group. Loo See Yuen is the founder, chairman and Group CEO of Bradbury Group.

(3) Immediately prior to consummation of the Business Combination, TETE will reincorporate in the Cayman Islands by merging with and into TETE Technologies Inc (“PubCo”), a Cayman Islands exempted company and wholly owned subsidiary of TETE, with PubCo remaining as the surviving publicly traded entity.

(4) Upon consummation of the Business Combination, TETE International Inc (“Merger Sub”) will merge with and into Holdings, with Holdings surviving the merger as a wholly-owned subsidiary of PubCo.

(5) Super Apps Holdings Sdn Bhd (“Super Apps”) entered into a Share Sale Agreement with MobilityOne Sdn Bhd (“MobilityOne”), dated October 19, 2022, pursuant to which Super Apps will acquire 60% of the equity interest in OneShop Retail Sdn Bhd (“OneShop Retail”) immediately prior to the consummation of the Business Combination. The relationship between Super Apps and MobilityOne with respect to OneShop Retail will be governed pursuant to a Joint Venture Agreement, dated October 19, 2022.

(6) MobilityOne Limited, a Jersey corporation, is listed on the London Stock Exchange (AIM: MBO).

Share Sale Agreement between Super Apps and MobilityOne to Acquire a Majority Interest in OneShop Retail

On October 19, 2022, Super Apps entered into a share sale agreement (as supplemented from time to time) (the “SSA”) with MobilityOne to acquire a 60% equity interest in OneShop Retail. The share sale is anticipated to close immediately prior to the consummation of the Business Combination.

MobilityOne is a wholly-owned subsidiary of MobilityOne Limited, a Jersey corporation listed on the London Stock Exchange (AIM: MBO). MobilityOne is principally involved in the provision of e-commerce infrastructure solutions and platforms. It offers mobile payment applications, payment and enterprise solutions, messaging and communication as well as eMoney solutions.

OneShop Retail is engaged in the business of wholesaling all types of goods, materials and commodities to retail stores. Despite its operations, OneShop Retail is classified as a semi-dormant subsidiary within MobilityOne Limited’s corporate structure, reflecting its limited involvement in MobilityOne’s core activities. Under the Joint Venture Agreement between Super Apps and MobilityOne, MobilityOne will provide technical and business support to OneShop Retail. MobilityOne will carve-out part of its existing electronic voucher business of selling mobile airtime, PayTV vouchers, game credits and other form of e-vouchers into OneShop Retail The audited carve-out financials for OneShop Retail reflects both OneShop Retail’s current operations as a wholeseller of goods and the MobilityOne carve-out electronic vouchers business. Super Apps may discontinue or limit OneShop Retail’s wholesale business of goods to retail stores after the completion of the Business Combination to focus on operating and expanding the Carve-Out Business (as defined below).

Following the consummation of the share sale pursuant to the SSA, MobilityOne will receive cash payments of $8.8 million and $4.4 million from Super Apps within 14 days and 180 days, respectively, of completion of the Business Combination. As further consideration of MobilityOne’s undertakings and guarantee of achieving the Revenue Target (as defined below), Super Apps shall cause TETE to issue part of the Contingent Shares to MobilityOne Limited (which is the parent of MobilityOne) with aggregate value of $4.4 million upon OneShop Retail achieving the Revenue Target. The Contingent Shares will be issued at a price of $10.00 per share. In the event that the Business Combination is consummated, but the Revenue Target is not achieved, the Share Sale will continue, but MobilityOne will not be entitled to the Contingent Shares. A summary of the consideration due under the SSA is as follows:

USD (Approximately)
14 days upon completion of the Business Combination	8.8 Million
180 days from the date of Business Combination	4.4 Million
Upon achieving the Revenue Target (payable in Contingent Shares)	4.4 Million

Super Apps intends to account for the acquisition of the 60% equity interest in OneShop Retail pursuant to IFRS 3, Business Combinations as the accounting acquirer using the acquisition method as the creation of the joint venture does meet the definition of a business. Each identifiable asset and liability will be measured at its acquisition-date fair value. Non-controlling interest relating to MobilityOne’s 40% ownership will be measured at fair value.

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Joint Venture Agreement with MobilityOne

Super Apps, MobilityOne and OneShop Retail are parties to a Joint Venture Agreement that will take effect upon the consummation of the Business Combination. Pursuant to the Joint Venture Agreement, MobilityOne will transfer to OneShop Retail a carve-out of certain of MobilityOne’s electronic voucher business lines (the “Carve-Out Business”) after the consummation of the Business Combination. After the consummation of the Business Combination, OneShop Retail will hold the Carve-Out Business and conduct the related business operations of the Carve-Out Business. Super Apps may in the future discontinue operations of the wholesale business to retailers that is currently being conducted by OneShop Retail and focus exclusively on operating and expanding the Carve-Out Business.

The Carve-Out Business will consist of:

(1) the contractual agreements or arrangements necessary or desirable to enable OneShop Retail to offer and process e-voucher transactions such as (x) the License Agreement (as further described below) which will allow OneShop Retail to access MobilityOne’s digital infrastructure; and (y) access to merchants and service providers as Mobilityone and OneShop Retail may in the future mutually determine;

(2) certain retail customers consisting primarily of non-industry specific retail mom and pop merchants, chain stores and other independent merchants that use MobilityOne’s physical payment devices (terminals) to receive payments and corporate customers;

(3) all customer contracts related to such customers, if any; and

(4) a portion of MobilityOne’s existing workforce to facilitate a smooth business transition. Transferred personnel will terminate their employment relationship with MobilityOne and enter into new employment arrangements with OneShop Retail. The initial estimated number of personnel to be transferred is approximately twenty.

MobilityOne may also provide operational know-how to facilitate the operation, expansion and development of OneShop Retail’s business on an as needed basis as mutually determined by the parties. The Carve-Out Business to be contributed to OneShop Retail by MobilityOne is more fully described in the section entitled “Description of the Carve-Out Business” of this prospectus.

In accordance with the terms of the Joint Venture Agreement, MobilityOne has also guaranteed that OneShop Retail will achieve revenues of at least totaling $125 million in annual revenue for 2024 or any other mutually agreed upon period (the “Revenue Target”). In order to achieve the Revenue Target, Super Apps will undertake to provide all the necessary working capital requirements of OneShop Retail. The parties expect that MobilityOne’s revenue guarantee and Super Apps’ undertaking to provide the necessary working capital requirements to OneShop Retail will be accounted for as a contingent liability for MobilityOne and Super Apps, respectively, until it is highly likely that the $125 million Revenue Target will be met. Immediately following the Business Combination and until such time as Super Apps is able to derive alternative sources of revenue, Super App’s operating revenues will be derived from its 60% equity interest in OneShop Retail.

Under the Joint Venture Agreement, MobilityOne undertakes to provide the necessary technical and business support to OneShop Retail. While the Joint Venture will make use of MobilityOne’s proprietary payment ecosystem, it is expected that the strategy to achieve the Revenue Target will not have a material impact on the MobilityOne’s existing activities.

Super Apps intends to account for the acquisition of the 60% equity interest in OneShop Retail pursuant to IFRS 3, Business Combinations as the accounting acquirer using the acquisition method as the creation of the joint venture does meet the definition of a business. Each identifiable asset and liability will be measured at its acquisition-date fair value. Non-controlling interest relating to MobilityOne’s 40% ownership will be measured at either fair value.

MobilityOne will be novating customer contracts over to the Joint Venture. The customers being transferred over to the Joint Venture generated aggregate revenues of approximately USD$140 during the fiscal year ended 2022, with each customer generating approximately $75 million in fiscal year 2022. MobilityOne has evaluated the guarantee as a financial liability under IFRS 9, Financial Instruments and determined the fair value to be zero as there is an extremely low probability that the revenue target won’t be met.

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The License Agreement

Immediately prior to the Closing of the Business Combination, MobilityOne (“Licensor”) and OneShop Retail (“Licensee”) will enter into a non-exclusive Software License Agreement (the “License Agreement”) which shall become effective upon the Closing. Pursuant to the License Agreement, MobilityOne will grant to OneShop Retail a non-exclusive, royalty-free license, including the right to grant sublicenses to its affiliates, relating to certain proprietary technology related to or covering the software and technology for MobilityOne’s proprietary payment ecosystem, including software for the e-wallet, mobility payments, payment gateway and remittance business (the “Licensed Technology”). A copy of the License Agreement is attached hereto as Exhibit 10.14.

The License Agreement will expire ten (10) years after the Closing of the Business Combination.

Proposals to be put to the TETE Shareholders at the Extraordinary General Meeting

The following is a summary of the proposals to be put to the extraordinary general meeting of TETE and certain transactions contemplated by the Merger Agreement. The Business Combination Proposal is conditioned upon the approval of Proposal No. 1 and Proposal No. 5. Proposals No. 1, 3, 4, 5, 6 and 7 are dependent upon approval of the Business Combination Proposal. The transactions contemplated by the Merger Agreement will be consummated only if the Proposals are approved at the extraordinary general meeting.

The Business Combination Proposal (or “Proposal No. 2.”)

On August 2, 2023, TETE entered into the Merger Agreement by and among TETE, PubCo, Merger Sub, Holdings, Super Apps and Technology & Telecommunication LLC, and Loo See Yuen. Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i)  TETE will reincorporate to the Cayman Islands by merging with and into PubCo as a result of the Reincorporation Merger; (ii) Merger Sub will merge with and into Holdings resulting in Holdings being a wholly-owned subsidiary of PubCo. The board of directors of TETE has unanimously (i) approved and declared advisable the Merger Agreement, the Business Combination and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Merger Agreement and related matters by the shareholders of TETE.

Consideration

The aggregate consideration for the Acquisition Merger is $1,100,000,000, payable in the form of 110,000,000 newly issued PubCo Ordinary Shares (the “Closing Payment Shares”) valued at $10.00 per share to Holdings and its shareholders. At the closing of the Acquisition Merger, the issued and outstanding shares in Holdings held by the former Holdings shareholders will be cancelled and cease to exist, in exchange for the issuance of the Closing Payment Shares, 10% of which are to be issued and held in escrow to satisfy any indemnification obligations of the former Holdings shareholders.

The aggregate consideration for the Acquisition Merger is shares of PubCo (the “Merger Consideration”) is equal to: (a) One Billion One Hundred Million U.S. Dollars ($1,100,000,000), minus (b) any Closing Net Indebtedness (as defined in the Merger Agreement), of which $235,000,000 shall be paid at Closing with the remaining $865,000,000 subject to the earn-out provisions set forth in the Merger Agreement. The Merger Consideration is payable in the form of PubCo Ordinary Shares, 10% of which are to be issued and held in escrow to satisfy any indemnification obligations of the former Holdings shareholders. The Closing Net Indebtedness as of the date of this proxy statement/prospectus supplement is $0 and any increase in the Closing Net Indebtedness will result in a dollar for dollar decrease in the Merger Consideration.

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Within fifteen (15) days after the end of each of the four consecutive fiscal quarters following the Closing (each an “Earn-Out Quarter”), PubCo shall deliver to the Sponsor a written statement setting forth in reasonable detail its determination of the Revenue (as defined below) for the applicable Earn-Out Quarter and the resulting Contingent Merger Consideration earned for such Earn-Out Quarter. PubCo Ordinary Shares issuable in each Earn-Out Quarter (the “Contingent Shares”) shall be calculated as follows:

A = 21, 625,000 (B/ C)

Where:

A = the Contingent Shares for the relevant Earn-Out Quarter

B = Revenue Achieved

C = Revenue Target

For purposes of the Merger Agreement, the following terms have the following meanings: “Revenue Achieved” means the consolidated revenue of PubCo and its subsidiaries for each applicable Earn-Out Quarter, as set forth in PubCo’s filings with the SEC; and “Revenue Target” means $87,000,000 for each applicable Earn-Out Quarter.

At the Closing, without any further action on the part of TETE, PubCo, Merger Sub, Holdings or Super Apps, each ordinary share of Holdings issued and outstanding immediately prior to the Closing shall be canceled and automatically converted into the right to receive, without interest, a number of PubCo Ordinary Shares equal in value to the quotient of the Merger Consideration divided by the fully diluted capitalization of Holdings, subject to the earn-out provisions set forth in the Merger Agreement. No certificates or scrip representing fractional PubCo Ordinary Shares will be issued pursuant to the Business Combination. Share certificates evidencing the Merger Consideration shall bear restrictive legends as required by any securities laws at the time of the Business Combination.

PubCo Board of Directors and Executive Officers

Immediately following the Closing, PubCo’s board of directors will consist of five directors, two of whom shall be designated by the Sponsor and three of whom shall be designated by Holdings. At the Closing, TETE, Sponsor and certain shareholders of Holdings will enter into a voting agreement relating to the Sponsor’s right to have two nominees on TETE’s post-closing board of directors.

Representations and Warranties

In the Merger Agreement, Holdings and Super Apps make certain representations and warranties (with certain exceptions set forth in the disclosure schedules to the Merger Agreement) relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) required consents and approvals; (d) non-contravention; (e) capital structure; (f) absence of bankruptcy proceedings, (g) financial statements, (h) liabilities, (i) absence of certain developments, (j) accounts receivable and accounts payable, (k) compliance with laws, (l) title to property, (m) international trade and anti-bribery compliance, (n) tax matters, (o) intellectual property, (p) insurance, (q) absence of litigation (r) bank accounts and powers of attorney, (s) labor matters, (t) employee benefits, (u) environmental and safety, (v) related party transactions, (w) material contacts, (x) SEC matters, (y) brokers and other advisors, and (z) other customary representations and warranties.

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In the Merger Agreement, TETE, PubCo and Merger Sub make certain representations and warranties relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) non-contravention, (d) brokers and other advisors, (e) capitalization, (f) issuance of the Merger Consideration, (g) consents and required approvals, (h) the trust account, (i) employees, (j) tax matters, (k) stock exchange listing, (l) reporting company status, (m) undisclosed liabilities, (n) SEC filings and financial statements, (o) business activities, (p) TETE contracts, (q) absence of litigation, (r) investment company status; and (s) other customary representations and warranties.

Covenants

The Merger Agreement also contains, among other things, covenants providing for:

●	Each of Holdings, Super Apps and their subsidiaries operating its business in the ordinary course prior to the Closing and not taking certain specified actions without the prior written consent of TETE;

●	Super Apps providing access to its books and records and providing information relating to its business to TETE;

●	Super Apps delivering the financial statements required by TETE to make applicable filings with the SEC;

●	TETE maintaining its existing listing on Nasdaq until the Closing and obtaining approval of the listing of PubCo on Nasdaq and the continued listing of TETE securities issued in connection with the IPO;

●	TETE keeping current, and timely filing, all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable laws; and

●	TETE entering into agreements pursuant to which (i) certain persons shall commit (each, a “PIPE Investor”) to purchase TETE Shares at a purchase price of ten dollars ($10.00) per share in an amount to be determined by and among the PIPE Investors, Super Apps and TETE, and/or (ii) with certain “beneficial owners” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of TETE Shares pursuant to which such TETE shareholders shall agree, upon the terms and subject to the conditions set forth therein, not to redeem their TETE Shares in connection with the Business Combination and to waive their redemption rights under TETE’s Existing M&A; provided that the combination of proceeds under (i) and (ii) shall be equal to an aggregate of at least five million dollars ($5,000,000) held inside or outside TETE’s trust account immediately prior to the consummation of the Business Combination (the “Transaction Financing”).

Conduct Prior to Closing

From the date of the Merger Agreement until the earlier of the Closing or the date of termination of the Merger Agreement, the parties agreed, among other things, to the following:

●	The parties will not solicit, initiate, encourage or continue discussions with any third party with respect to any transaction other than the transactions contemplated or permitted by the Merger Agreement; and

●	TETE, with the assistance of Super Apps, will file and cause to become effective a proxy statement/prospectus of TETE for the purpose of soliciting proxies from TETE’s shareholders for approval of certain matters related to the transactions contemplated by the Merger Agreement.

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Conditions to Closing

General Conditions

Consummation of the transactions contemplated by the Merger Agreement is conditioned on, among other things, (i) the absence of any order or provisions of any applicable law prohibiting the transactions or preventing the transactions; (ii) TETE receiving approval of the Business Combination from its shareholders in accordance with TETE’s Existing M&A; (iii) the Nasdaq initial listing application with respect to the Business Combination having been approved by Nasdaq, and (iv) the SEC having approved the proxy statement/prospectus filed in connection with the Business Combination.

Super Apps’s Conditions to Closing

The obligations of Super Apps to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

●	TETE complying with all of its obligations under the Merger Agreement in all material respects;

●	the representations and warranties of TETE being true on and as of the Closing, other than as would not reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement); and

●	there having been no Material Adverse Effect to TETE.

TETE’s Conditions to Closing

The obligations of TETE, PubCo and Merger Sub to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon each of the following, among other things:

●	the representations and warranties of Super Apps being true on and as of the Closing, other than as would not reasonably be expected to have a Material Adverse Effect;

●	Super Apps complying with all of the obligations under the Merger Agreement in all material respects;

●	Super Apps and MobilityOne Sdn. Bhd., a Malaysian private limited company (“MobilityOne”) which beneficially owns 100% of the outstanding ordinary shares of OneShop Retail Sdn. Bhd., a Malaysian private limited company (“OneShop Retail”), shall have closed the transaction relating to the purchase by Super Apps of 60% of MobilityOne’s ownership interest in OneShop Retail pursuant to the Share Sale Agreement (the “OneShop Retail Closing”), dated October 19, 2022, by and between Super Apps and MobilityOne, which is attached hereto as Exhibit 10.11;

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●	Super Apps and MobilityOne shall have entered into a shareholder’s agreement, which shall govern the relationship between Super Apps and MobilityOne as shareholders of OneShop Retail, including with respect to the composition of the board of directors of OneShop Retail; and

●	Super Apps and MyIsCo Sdn Bhd, a wholly owned subsidiary of MyAngkasa Digital Services Sdn Bhd, a Malaysian private limited company led by Angkatan Koperasi Kebangsaan Malaysia (“ANGKASA”), shall, at least one day prior to the Closing, enter into a Collaboration Agreement (the “Collaboration Agreement”) allowing OneShop Retail, as the authorized bill payment collection and credit lending agency of ANGKASA, to operate its payment collection system through ANGKASA’s authorized dealers for the collection and remission of any payment of bills via cash payment, credit card, debit card or cheque. The Collaboration Agreement is attached hereto as Exhibit 10.12.

For the avoidance of doubt, OneShop Retail operates the business and controls the assets being acquired by TETE in the Business Combination and, as such, the OneShop Retail Closing is a condition precedent to the Business Combination that cannot be waived. The Business Combination cannot proceed prior to or without the OneShop Retail Closing.

Termination

The Merger Agreement may be terminated and/or abandoned at any time prior to the Closing upon mutual agreement of the parties or by:

●	TETE, if Holdings or Super Apps has breached any representation, warranty, agreement or covenant contained in the Merger Agreement, such that the conditions to TETE’s obligations to close would not be met, and such breach has not been cured within the earlier of (A) January 20, 2024 (the “Outside Date”) and (B) thirty (30) days following the receipt by Super Apps of a notice describing such breach;

●	Super Apps, if TETE, PubCo or Merger Sub has breached any representation, warranty, agreement or covenant contained in the Merger Agreement, such that the conditions to Super Apps’s obligations to close would not be met, and such breach has not been cured within the earlier of (A) the Outside Date and (B) thirty (30) days following the receipt by TETE a notice describing such breach;

●	either TETE or Super Apps, if the Closing has not occurred by the Outside Date, provided that the failure of the Business Combination to have been consummated on or before the Outside Date was not due to such party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement;

●	either TETE or Super Apps, if an Order (as defined in the Merger Agreement) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement shall be in effect and shall have become final and non-appealable; provided that this right shall not be available to a party if such Order was due to such party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement;

●	either Super Apps or TETE, if the Merger Agreement or the transactions contemplated thereby fail to be authorized or approved by TETE shareholders;

●	Super Apps, if TETE’s board of directors shall have withdrawn, amended, qualified or modified its recommendation to the shareholders of TETE that they vote in favor of Parent Proposals (as defined in the Merger Agreement); and

●	TETE, if the shareholders of Holdings do not approve the Merger Agreement and the transactions contemplated thereunder.

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Indemnification

Subject to the terms of the Merger Agreement, the representations and warranties concerning Super Apps and its subsidiaries and all covenants and agreements contained in the Merger Agreement shall survive the Closing and shall terminate at the close of business on the date that is twelve (12) months following the Closing. Ten percent (10%) of the Merger Consideration shall be held in escrow and shall serve as the sole source of payment for the indemnification obligations, if any, of the Holdings’ shareholders pursuant to the Merger Agreement.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Merger Agreement, which is attached hereto as Annex A-1.

Additional Agreements Executed at the Signing of the Merger Agreement

Company Shareholder Support Agreement

In connection with the Merger Agreement, certain shareholders of Holdings each entered into a shareholder support agreement (the “Company Shareholder Support Agreement”) with TETE and Holdings, pursuant to which each such shareholder agrees to vote the shares of Holdings they beneficially own in favor of each of the proposals to be included in the applicable written consent of Holdings’ shareholders, to take all actions reasonably necessary to consummate the Business Combination and to vote against any proposal that would prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement.

The foregoing description of the Company Shareholder Support Agreement is qualified in its entirety by reference to the full text of the form of Company Shareholder Support Agreement, a copy of which is attached hereto as Exhibit 10.5.

Parent Shareholder Support Agreement

In connection with the execution of the Merger Agreement, certain shareholders of TETE each entered into a shareholder support agreement (the “Parent Shareholder Support Agreement”) with Holdings and TETE, pursuant to which each such shareholder agrees to vote all TETE Shares beneficially owned by them in favor of each of the proposals to be presented at the extraordinary general meeting, to take all actions reasonably necessary to consummate the Business Combination and to vote against any proposal that would prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement.

The foregoing description of the Parent Shareholder Support Agreement is qualified in its entirety by reference to the full text of the form of Parent Shareholder Support Agreement, a copy of which is attached hereto as Exhibit 10.6.

Additional Agreements to be Executed at Closing

The Merger Agreement provides that, upon consummation of the Business Combination, PubCo will enter into the following additional agreements.

Lock-up Agreement

In connection with the Closing, the shareholders of Holdings will enter into a lock-up agreement (the “Lock-up Agreement”) with TETE, pursuant to which each will agree, subject to certain customary exceptions, not to:

(i)	offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any ordinary shares of PubCo or securities convertible into or exercisable or exchangeable for PubCo Ordinary Shares held by them immediately after the Closing, or enter into a transaction that would have the same effect;

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(ii)	enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any of such shares, whether any of these transactions are to be settled by delivery of such shares, in cash or otherwise; or

(iii)	publicly announce the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any “Short Sales” (as defined in the Lock-up Agreement) with respect to any security of PubCo;

until the date that is six months after the Closing; provided, however, that the restrictions set forth in the Lock-up Agreement shall not apply to certain of the shares as set forth in each of the Lock-up Agreement. Notwithstanding the foregoing, if after the Closing, there is a “Change of Control” of TETE (as defined in the Lock-up Agreement), all of the shares shall be released from the restrictions set forth therein.

The foregoing description of the Lock-Up Agreement is qualified in its entirety by reference to the full text of the Lock-Up Agreement, a copy of which is attached hereto as Exhibit 10.7.

Voting Agreement

At Closing, TETE and certain shareholders of Holdings will enter into a voting agreement (the “Voting Agreement”), pursuant to which, among other things, the Sponsor will be granted a right to nominate two directors to the post-business combination board of directors.

The foregoing description of the Voting Agreement is subject to and qualified in its entirety by reference to the full text of the form of Voting Agreement, a copy of which is attached hereto as Exhibit 10.8.

Employment Agreement

In connection with the Closing, PubCo and Loo See Yuen will enter into an Employment Agreement (the “Employment Agreement”). Pursuant to the Employment Agreement, PubCo will agree to employ Loo See Yuen as Chief Executive Officer of PubCo. The term of employment shall be for a period of five years, with automatic one-year extensions unless either party gives the other party one-month prior written notice. The Employment Agreement will provide for payment of $240,000 per annum in cash compensation and Loo See Yuen will be eligible to participate in the incentive plan of PubCo, as well as any standard employee benefit plan of PubCo, including, any retirement plan, life insurance plan, health insurance plan and travel/holiday plan. PubCo may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, or engages or in any manner participates in any activity which is competitive with or intentionally injurious to PubCo, or any of its affiliates or subsidiaries. Loo See Yuen may resign at any time with one-month prior written notice. Loo See Yuen will agree to hold, both during and after the Employment Agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.9.

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MobilityOne Software License Agreement

On the Closing of the Business Combination, MobilityOne, as Licensor, and OneShop Retail, as Licensee, will enter into a Non-Exclusive License Agreement (the “License Agreement”). Pursuant to the License Agreement, MobilityOne will grant to OneShop Retail a non-exclusive, royalty-free license to use certain proprietary technology related to or covering the software and technology for MobilityOne’s proprietary payment ecosystem, including software for the e-wallet, mobility payments, payment gateway and remittance business. The License Agreement will expire ten (10) years after the Closing of the Business Combination.

Non-Competition and Non-Solicitation Agreement

At the Closing, TETE, Holdings and certain key members of the Holdings and Super Apps management teams (the “Key Management Members”) will enter into non-competition and non-solicitation agreements (the “Non-Competition and Non-Solicitation Agreements”), pursuant to which the Key Management Members and their affiliates will agree not to compete with PubCo during the two-year period following the Closing and, during such two-year restricted period, not to solicit employees or customers or clients of such entities. The agreements also contain customary non-disparagement and confidentiality provisions.

The foregoing description of the Non-Competition and Non-Solicitation Agreements is subject to and qualified in its entirety by reference to the full text of the form of the Non-Competition and Non-Solicitation Agreement, a copy of which is included as Exhibit 10.10 hereto, and the terms of which are incorporated by reference.

Amended Registration Rights Agreement

At the Closing, PubCo will enter into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”) with certain existing shareholders of TETE with respect to the PubCo Ordinary Shares they own at Closing, and with shareholders of Holdings with respect to the Merger Consideration. The Amended and Restated Registration Rights Agreement will provide certain demand registration rights and piggyback registration rights to the shareholders, subject to underwriter cutbacks and issuer blackout periods. PubCo will agree to pay certain fees and expenses relating to registrations under the Amended and Restated Registration Rights Agreement.

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Redemption Rights

Pursuant to TETE’s Existing M&A, a holder of Public Shares may demand that TETE redeem such Public Shares for cash at the applicable redemption price per share equal to the quotient obtained by dividing the (i) the aggregate amount on deposit in the trust account as of two Business Days prior to the consummation of the Business Combination, including interest (net of taxes payable), by (ii) the total number of the then outstanding Public Shares. As of [●], 2024, this would have amounted to approximately $[_] per Public Share.

You will be entitled to receive cash for any Public Share to be redeemed only if you:

●	hold Public Shares; and

●	prior to 5:00 pm Eastern Time, on [●], 2024 (two Business Days prior to TETE’s extraordinary general meeting), (a) submit a written request to Continental that TETE redeem your Public Shares for cash; and (b) deliver your Public Shares to Continental, physically or electronically through DTC.

If a holder exercises its redemption rights, then such holder will be exchanging its Public Shares for cash and will no longer own shares of PubCo. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to TETE’s Transfer Agent in accordance with the procedures described herein. Please see the section entitled “Extraordinary General Meeting of TETE Shareholders – Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Charter Amendment Proposals - “Proposal No. 3” and “Proposal No. 4”

The TETE shareholders will also be asked to vote to approve PubCo’s change of post-Business Combination corporate name from “TETE TECHNOLOGIES INC” to “Bradbury Capital Inc.”; and to approve the amendment and replacement of PubCo’s existing amendment and restated memorandum and articles of association with the Amended and Restated Memorandum and Articles of Association of PubCo as further described herein, a copy of which is attached to this proxy statement/prospectus as Annex B. These proposals are referred to as the “Change of Name Proposal” or “Proposal No.3” and the “M&A Proposal” or “Proposal No. 4” and together, the “Charter Amendment Proposals”.

The amendment to PubCo’s organizational documents and related procedures are intended to both effect a change of name for PubCo to be used following the Business Combination and amend and restate PubCo’s memorandum and articles of association to reflect PubCo’s status as an operating company listed on Nasdaq. Please see the sections entitled “Proposal No. 3 – The Change of Name Proposal” and “Proposal No.4 – The M&A Proposal” for more information.

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Other Proposals

In addition, the TETE shareholders will be asked to vote on:

●	A proposal to approve the issuance of more than 20% of the issued and outstanding PubCo Ordinary Shares pursuant to the terms of the Merger Agreement, as required by Nasdaq Listing Rules 5635(a), (b) and (d). This proposal is referred to as the “Nasdaq Proposal” or “Proposal No. 5.”

●	A proposal to approve and adopt the Incentive Plan. This proposal is called the “Incentive Plan Proposal” or “Proposal No. 6.”

●	A proposal to approve by Ordinary Resolution of the appointment of Loo See Yuen, Chow Wing Loke, Alan Fung, Virginia Jaqveline Chan, and Soon Chong Seng to serve on PubCo’s board of directors effective as of the closing of the Business Combination in accordance with the Merger Agreement, which we refer to as the “Director Election Proposal” or “Proposal No. 7.”

●	A proposal, if put, to approve the adjournment of the extraordinary general meeting in the event TETE does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the “Adjournment Proposal” or “Proposal No. 8.”

Please see the sections entitled “Proposal No. 5 – The Nasdaq Proposal”, “Proposal No. 6 – The Incentive Plan Proposal,” “Proposal No. 7 – The Director Election Proposal,” and “Proposal No. 8 – The Adjournment Proposal,” respectively, for more information.

Date, Time, and Place of TETE extraordinary general meeting

The extraordinary general meeting of TETE shareholders will be held in person at [●] and virtually on [●], 2024 at [●] a.m., or such other date, time, and place to which such meeting may be adjourned.

Voting Power; Record Date

Only TETE shareholders of record at the close of business on [●], 2024, the Record Date for the extraordinary general meeting, will be entitled to vote at the extraordinary general meeting. You are entitled to one vote for each TETE Share that you owned as of the close of business on the Record Date on each of the Reincorporation Merger Proposal, the Business Combination Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank, or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the Record Date, there were 6,384,209 TETE Shares issued and outstanding and entitled to vote, of which 2,875,000 are Insider Shares, representing approximately [_]% of the issued and outstanding TETE Shares.

Quorum and Required Vote for Proposals for the extraordinary general meeting

A quorum of TETE shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting of TETE shareholders if one or more shareholders who together hold not less than a majority of the TETE Shares issued and outstanding and entitled to attend and vote at the extraordinary general meeting is represented in person, including by virtual attendance, or by proxy. Abstentions present in person, including by virtual attendance, or represented by proxy will count as present for the purposes of establishing a quorum but broker non-votes will not.

Approval of the Reincorporation Merger Proposal, will require the affirmative vote of at least two-thirds (2/3) of the holders of the issued and outstanding Ordinary Shares who, being entitled to do so, vote in person or by proxy at the extraordinary general meeting. Further, approval of the Charter Amendment Proposals, the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal will each require the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding TETE Shares present in person or represented by proxy and entitled to vote thereon at the extraordinary general meeting. Attending the extraordinary general meeting either in person, including by virtual attendance, or represented by proxy and abstaining from voting will have the same effect as voting against all the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the voting on Proposals.

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Recommendations of the Board of Directors and Reasons for the Business Combination

After careful consideration of the terms and conditions of the Merger Agreement, the Board has determined that Business Combination and the transactions contemplated thereby are fair to and in the best interests of TETE and its shareholders. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the board of directors of TETE reviewed various industry and financial data and the due diligence and evaluation materials provided by Super Apps and its affiliates. For additional information regarding the positive and negative factors the TETE Board considered in evaluating the Transactions, see the section entitled “Proposal No. 1 — The Business Combination Proposal — TETE’s Board of Directors’ Reasons for the Approval of the Business Combination.”

The TETE Board recommends that TETE shareholder’s vote:

●	FOR the Reincorporation Merger Proposal;

●	FOR the Business Combination Proposal;

●	FOR the Charter Amendment Proposals;

●	FOR the Nasdaq Proposal;

●	FOR the Incentive Plan Proposal;

●	FOR the Director Election Proposal; and

●	FOR the Adjournment Proposal.

Independent Director Oversight

The TETE Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates. In connection with the Business Combination, our independent directors, Raghuvir Ramanadhan, Virginia Chan, and Kiat Wai Du took an active role in evaluating and negotiating the proposed terms of the Business Combination, including the Merger Agreement, the related agreements, and the Amended and Restated Memorandum and Articles of Association to take effect upon the completion of the Business Combination. As part of their evaluation of the Business Combination, our independent directors were aware of the potential conflicts of interest with our Sponsor and its affiliates, that could arise with regard to the proposed terms of the Merger Agreement and the Amended and Restated Memorandum and Articles of Association to take effect upon the completion of the Business Combination. Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the board, the Merger Agreement and the transactions contemplated therein, including the Business Combination. Please see the section entitled “Proposal No. 2 – The Business Combination Proposal – Independent Director Oversight.”

Interests of Certain Persons in the Business Combination

Certain of TETE’s directors and executive officers may be deemed to have interests in the transactions contemplated by the Merger Agreement that are different from, or in addition to, those of TETE’s shareholders generally. These interests may present these individuals with certain potential conflicts of interest. Our independent directors reviewed and considered these interests during their evaluation and negotiation of the Business Combination and in unanimously approving, as members of the TETE Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination. The TETE Board concluded that the potential benefits that it expected TETE and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. When you consider the recommendation of the TETE Board in favor of approval of the Merger, you should keep in mind that TETE’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including:

●	If the proposed Business Combination is not consummated by December 20, 2024 (unless otherwise extended), then we will be required to liquidate. In such event, the 2,875,000 Insider Shares, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such Insider Shares had an aggregate market value of approximately $[_] based on the closing price of Public Shares of $[_] on Nasdaq as of [_], 2024. As a result of the nominal price of $[_] per Insider Share paid by the Sponsor compared to the recent market price of TETE’s Class A ordinary shares, the Sponsor and its affiliates are likely to earn a positive rate of return on their investments in the Insider Shares even if the holders of TETE’s Class A ordinary shares experience a negative rate of return on their investments in the Class A ordinary shares.

●	If the proposed Business Combination is not consummated by December 20, 2024 (unless otherwise extended), then 532,500 Private Placement Units purchased by the Sponsor for a total purchase price of $5,325,000, will be worthless. Such Private Placement Units had an aggregate market value of approximately $[_] closing price of TETE Units of $[_] on Nasdaq as of [_], 2024.

●

The Sponsor invested an aggregate of $5,350,000 in TETE, comprised of the $25,000 purchase price for the Insider Shares and $5,325,000 purchase price for the Private Placement Units. The amount held in TETE’s Trust Account was approximately $[_] on the Record Date, implying a value of $[_] per public share. Based on these assumptions, each PubCo Ordinary Share would have an implied value of $[_] per share upon consummation of the Business Combination, representing a [_]% decrease from the initial implied value of $[_] per public share. While the implied value of $[_] per share upon consummation of the Business Combination would represent a dilution to our public shareholders, this would represent a significant increase in value for the Sponsor relative to the price it paid for each Insider Share. At approximately $[_] per share, the 2,875,000 PubCo Ordinary Shares that the Sponsor would own upon consummation of the Business Combination would have an aggregate implied value of $[_]. As a result, even if the trading price of PubCo’s Ordinary Shares significantly declines, the value of the Insider Shares held by the Sponsor will be significantly greater than the amount the Sponsor paid to purchase such shares. For more information, please see “Risk Factors – The nominal purchase price paid by the Sponsor and directors and officers of TETE for the Insider Shares may significantly dilute the implied value of the public shares in the event the parties complete an initial business combination. In addition, the value of the Insider Shares will be significantly greater than the amount the Sponsor and directors and officers of TETE paid to purchase such shares in the event the parties complete an initial business combination, even if the Merger causes the trading price of PubCo’s Ordinary Shares to materially decline.”

●	As of [_], 2024, TETE has unsecured promissory notes in the aggregate principal amount of $[_] outstanding and the Company has drawn down an aggregate of $[_] under the notes. The promissory notes were issued for working capital purposes, including paying monthly extension payments. At the option of the Sponsor, the promissory notes may be converted into [_] TETE Units upon consummation of the Business Combination at a price of $10.00 per unit. In the absence of shareholder approval for a further extension, if the proposed Business Combination is not consummated by December 20, 2024 (unless otherwise extended), then such loans may not be repaid.

●	Unless TETE consummates the Business Combination, its officers, directors and Initial Shareholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceeded the amount of its working capital. As of [_], 2024, $[_] of advances was paid by Sponsor for expenses incurred on TETE’s behalf and if the proposed Business Combination is not consummated by December 20, 2024 (unless otherwise extended), that amount would not be repaid. As a result, the financial interest of TETE’s officers, directors and Initial Shareholders or their affiliates could influence its officers’ and directors’ motivation in selecting Super Apps as a target and therefore there may be a conflict of interest when it determined that the Business Combination is in the shareholders’ best interest.

●	TETE’s Chief Executive Officer and Chief Financial Officer are director nominees of PubCo’s board.

●	The exercise of TETE’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and, in our shareholders’, best interest.

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●	The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

●	TETE’s current charter provides that TETE renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter that may be a corporate opportunity for any member of TETE management, on the one hand, and TETE, on the other hand, or the participation in which would breach any existing legal obligation, under applicable law or otherwise, of a member of TETE management to any other entity. TETE is not aware of any such corporate opportunities not being offered to TETE and does not believe that waiver of the corporate opportunities doctrine has materially affected TETE’s search for an acquisition target or will materially affect TETE’s ability to complete an initial business combination.

The foregoing interests may influence the officers and directors of TETE to support or approve the Merger. As such, the Sponsor and our officers and directors may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate. In considering the recommendations of the TETE Board to vote for the proposals, TETE’s shareholders should consider these interests. For more information, please see “Risk Factors — Some of the TETE officers and directors may be argued to have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.”

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

(i)	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;
(ii)	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;
(iii)	directors should not improperly fetter the exercise of future discretion;
(iv)	duty to exercise powers fairly as between different sections of shareholders;
(v)	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and
(vi)	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including entities that are affiliates of our sponsor, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under the Companies Act. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to identify and pursue business combination opportunities or to complete our initial business combination.

In addition, our sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. Although we have no formal policy in place for vetting potential conflicts of interest, our board of directors will review any potential conflicts of interest on a case-by-case basis.

Below is a table summarizing the entities to which our founder, executive officers and directors currently have fiduciary duties, contractual obligations or other current material management relationships:

Individual(1)	Entity(2)	Entity’s Business	Affiliation
Tek Che Ng	Prime Oleochemical Industries Sdn Bhd	Research and development, manufacturing and sales of quality transparent soaps, and other personal care products	Chairman
	Datarich Asia Sdn Bhd	Building intelligent and security system, IT system	Director
	Lumayan Klik Sdn Bhd	Property and Investment Holding	Director
	Rimbun Berseri Sdn Bhd	Palm Oil	Director
	A.W. Agro Management Services Sdn Bhd	Palm Oil	Director
	Finnex Risk Management Sdn Bhd	Insurance	Director
	Meeka Yogurt (M) Sdn Bhd	Food & Beverage	Director
	M Nine One Resources Sdn Bhd	Food & Beverage	Director
	YoungDiet Sdn Bhd	Food & Beverage	Director
	Young Life Sdn Bhd	Food & Beverage	Director
	Young Dessert Sdn Bhd	Food & Beverage	Director
	Healiving Supplies Sdn Bhd	By sell & manufacture and deal in consumer Healthcare & Nutrition Supplement Products	Director
	Bayan Development Sdn Bhd	Property Development	Director
	Mewah Binajaya Sdn Bhd	Investment Holding	Director
	Metronic Impact Sdn Bhd	Building Security, CCTV, Doors Access System	Director

Chow Wing Loke	A&C Technology Waste Oil Sdn Bhd	Industrial waste oil recycling	Managing Director
	WMG Resources Sdn Bhd	Management consultancy	Director
	Mictronics (M) Sdn Bhd	Trading of energy saving equipment and products	Director
	Zen MD International Sdn Bhd	Trading of consumer healthcare products	Director

Raghuvir Ramanadhan	Capgemini Singapore	IT Consulting & Services	Sales Director
	Fourtel Digital	Digital Transformation	Founder

Kiat Wai Du	Ingenious Haus Group Ltd	Financial Services	CEO
	Ingenious Advisory Sdn Bhd	Financial Services	CEO
	Ingenious Financial Group Ltd	Financial Services	CEO
	Ingenious Wealth Management Ltd	Financial Services	CEO
	Vertu Capital Ltd	Investment Company	Non-Executive Chairman
	AQ Media Group Sdn Bhd	Financial Public Relations	Chief Strategy Officer

Virginia Chan	Flagship PMC Sdn Bhd	Project Management consultancy	Director

(1)	Each person has a fiduciary duty with respect to the listed entities next to their respective names.
(2)	Each of the entities listed in this table has priority and preference relative to our company with respect to the performance by each individual listed in this table of his or her obligations and the presentation by each such individual of business opportunities.

The Sponsor and TETE’s officers and directors do not have any fiduciary or contractual obligations except as listed above, or any ownership interest or other interest in, or affiliation with, Bradbury Capital Holdings Inc., Super Apps and MobilityOne Ltd., OneShop Retail and ANGKASA and MyIsCo.

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Risk Factors

In evaluating the proposal to be presented at the extraordinary general meeting, you should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors”. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of TETE and Super Apps to complete the Business Combination; and (ii) the business, cash flows, financial condition and results of operations of Super Apps prior to the consummation of the Business Combination and PubCo following consummation of the Business Combination.

Risks relating to Super Apps include, but are not limited to, the following:

●	Super Apps is a recently formed company with no operating history, and will not commence business operations until obtaining funding upon closing of the Business Combination. OneShop Retail will not commence operating the Carve-Out Business until after the closing of the Business Combination. Super Apps’ initial revenues will be primarily derived from the Carve-Out Business and our joint venture with MobilityOne. Accordingly, it may be difficult to evaluate Super App’s ability to achieve its business objective.

●	Super Apps will be dependent upon its joint venture partner, MobilityOne, under a 10-year joint venture agreement, a copy of which is attached hereto as Exhibit 10.13, covering the corporate governance and operating decisions by OneShop Retail. The Joint Venture Agreement with MobilityOne will not become effective until closing of the Business Combination. Under the Joint Venture Agreement, OneShop Retail will receive a carve-out from MobilityOne of certain e-voucher business lines and customers, totaling $125 million in annual revenue for 2024 or any other period as agreed upon by the parties (the “Carve-Out Business”). The annual revenue of $125 million for 2024 is unconditionally guaranteed by MobilityOne in accordance with the terms of the Joint Venture Agreement. OneShop Retail will hold the Carve-Out Business and conduct the related business operations. Until such time as Super Apps derives revenue from sources outside of OneShop Retail, Super Apps’s operating revenues will be derived from its 60% equity interest in OneShop Retail. If the Joint Venture Agreement with MobilityOne terminates, the business of Super Apps and OneShop Retail, including, in particular, the Carve-Out Business and Super Apps’ future payment processing business, could be significantly harmed.

●	OneShop Retail will be dependent upon a new 10-year license agreement between MobilityOne and OneShop Retail to use software and technology to operate the electronic voucher business of the Carve-Out Business and its anticipated future payment processing business.

●	After the Business Combination, Super Apps and OneShop Retail expect to rely on MobilityOne as their key business partner. If the relationship with MobilityOne is terminated and Super Apps and OneShop Retail are not able to secure or successfully migrate client portfolios to a new bank partner or partners, the business of Super Apps and OneShop Retail, such as the ability to provide the fintech, payment services, debit card services and other transaction services, would be adversely affected.

●	The inability of Super Apps to fund and maintain its Collaboration Agreement with MYISCO could adversely affect its business.

●	After the Business Combination, Super Apps and OneShop Retail rely on MobilityOne to assist us in ensuring that the products offered by Super Apps and OneShop Retail comply with the multitude of governmental laws and regulations. If Super Apps and or OneShop Retail were to become directly subject to banking regulations or be subjected to additional third-party risk management obligations, their business model may need to be substantially altered and they may not be able to continue to operate their business as it is currently contemplated.

●	After the Business Combination, Super Apps and OneShop Retail will be relying upon MobilityOne to provide certain payment processing, debit card and e-wallet services. If Super Apps and or OneShop Retail were found to be operating without having obtained necessary licenses, it could adversely affect their business, results of operations, financial condition, and future prospects.

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●	To acquire and retain customers after the Business Combination, Super Apps expects to depend in part on channel partners that generally do not serve it exclusively, may not aggressively market its products and services, are subject to attrition and are not under its control.

●	Changes in interchange rates set by payment networks could adversely affect our post Business Combination business, financial position and results of operations.

●	Our anticipated post Business Combination payment channels, touchpoints and advanced credit is expected to expose us to credit risk of our customers. If our underwriting criteria for making advances is not sufficient to mitigate against this risk, the financial condition and operating results of Super Apps could be adversely affected if a substantial number of its customers fail to repay the cash advance they receive.

●	After the Business Combination, Super Apps may require additional capital to support the growth of its business, and this capital may not be available on acceptable terms, or if at all. Super Apps expect to have sufficient capital to fund its planned operations for at least the next 12 months after the closing of the Business Combination.

●	If after the Business Combination Super Apps is unable to keep pace with the rapid technological developments in its industry and the larger financial services industry necessary to continue providing its customers with new and innovative products and services, the use of its platform and other products and services could decline.

Risks relating to the jurisdictions in which Super Apps operates include, but are not limited to, the following:

●	Its post Business Combination business is expected to be subject to extensive regulation and oversight in a variety of areas, including registration and licensing requirements under national and local laws and regulations.

●	After the Business Combination, Super Apps expects to operate in an extensive regulatory environment and may from time to time be subject to governmental investigations or other inquiries by state, federal and local governmental authorities.

●	Super Apps is subject to foreign exchange control policies in Malaysia and other countries where it may operate. Since Super Apps is a holding company and rely principally on dividends and other payments from our OneShop Retail consolidated subsidiary for its cash requirements, any restrictions on such dividends or other payments could materially and adversely affect its liquidity, financial condition and results of operations.

Risks relating to TETE’s business include, but are not limited to, the following:

●	TETE being forced to liquidate the trust account if it cannot consummate a business combination by December 20, 2024 (unless otherwise extended). In the event of a liquidation, TETE’s public shareholders will receive $[_] per share and the TETE Warrants will expire worthless;

●	If third parties bring claims against TETE, the proceeds held in trust could be reduced as a result of expenses or successful claims, and the per-share liquidation price received by TETE’s shareholders may be less than $[_];

●	Any distributions received by TETE shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, the value of TETE’s liabilities exceeds its assets and/or TETE was unable to pay its debts as they fell due;

●	If TETE’s due diligence investigation of Super Apps was inadequate, then shareholders of TETE following the Business Combination could lose some or all of their investment;

●	TETE’s directors and officers potentially having conflicts in determining to recommend the acquisition of Super Apps, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, TETE shareholder interests;

●	All of TETE’s officers and directors owning TETE Shares which will not participate in liquidation distributions and, therefore, potentially having a conflict of interest in determining whether the Business Combination is appropriate;

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●	TETE requiring its shareholders who wish to redeem their ordinary shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights;

●	TETE’s Initial Shareholders, including its officers and directors, controlling a substantial interest in TETE and thus potentially influencing certain actions requiring a shareholder vote;

●	If TETE’s security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of TETE’s securities;

●	TETE not obtaining an opinion from an unaffiliated third party as to the fairness of the Business Combination to its shareholders;

●	If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of TETE’s securities may decline;

●	TETE having no operating or financial history and our results of operations and those of PubCo potentially differing significantly from the unaudited pro forma financial data included in this proxy statement/prospectus; and

●	TETE being an “emerging growth company” and a smaller reporting company” and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make its securities less attractive to investors.

Finally, risks relating to the Business Combination include, but are not limited to, the following:

●	TETE and Super Apps having incurred and expecting to incur significant costs associated with the Business Combination whether or not consummated;

●	In the event that a significant number of Public Shares are redeemed, its stock may become less liquid following the Business Combination;

●	PubCo being required to meet the initial listing requirements to be listed on Nasdaq, and it being unable to meet those initial listing requirements. Even if PubCo’s securities are so listed, it may be unable to maintain the listing of its securities in the future;

●	Super Apps failing to maintain an effective system of internal controls, leading to PubCo potentially being unable to accurately report its results of operations, meet with its reporting obligations, or prevent or report fraud;

●	PubCo incurring significant costs as a publicly listed company in the United States;

●	The ability for TETE to waive one or more of the conditions of the Merger Agreement without shareholder approval;

●	There being a substantial number of TETE Shares available for sale in the future that may adversely affect the market price of TETE Shares;

●	TETE’s shareholders experiencing immediate dilution as a consequence of the issuance of ordinary shares as consideration in the Business Combination, and having a minority share position may reduce the influence that TETE’s current shareholders have on the management of PubCo;

●	Super Apps lacking a history as a company separate from MobilityOne Sdn Bhd;

●	The historical financial results of Super Apps presented in this proxy statement/prospectus not being representative of PubCo’s results as a separate company;

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●	PubCo not being able to obtain additional capital when required, on favorable terms or at all; and

●	The Business Combination or PubCo being materially adversely affected by the recent and ongoing COVID-19 outbreak.

●	PubCo may not qualify as, or continue to satisfy the requirement for, a foreign private issuer, which may require PubCo to fully comply with more stringent reporting requirements of the Exchange Act for domestic issuers

Certain Developments

Extension of Date to Consummate a Business Combination

On January 18, 2023, TETE held its extraordinary meeting of shareholders. During this meeting, TETE’s shareholders approved the proposals to (i) amend TETE’s amended and restated articles of association in existence at that time to give TETE the right to extend the date by which it has to consummate a business combination (the “Combination Period”) up to six (6) times for an additional one (1) month each time, from January 20, 2023 to July 20, 2023; (ii) amend TETE’s investment management trust agreement, dated as of January 14, 2022, by and between the Company and Continental Stock Transfer & Trust Company, to allow the Company to extend the Combination Period up to six (6) times for an additional one (1) month each time from January 20, 2023 to the Extended Date by depositing into the Trust Account, for each one-month extension, the lesser of (a) $262,500 and (b) $0.0525 for each Class A ordinary share issued and outstanding, and (iii) amend the amended and restated articles of association to expand the methods that TETE may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission. On January 18, 2023, 8,373,932 Public Shares were redeemed by a number of shareholders at a price of approximately $10.3122 per share, in an aggregate principal amount of $86,353,885. Following the redemptions, there were 3,126,068 TETE Class A ordinary shares outstanding. On January 21, 2023, TETE issued an unsecured promissory note to its Sponsor, in the amount of $656,474, which amount was deposited into the trust account to extend the available time to complete a business combination to February 20, 2023. The Company subsequently deposited $164,118.57 per month into the trust account to further extend the Combination Period to July 20, 2023.

On July 18, 2023, TETE held an extraordinary meeting of shareholders. During this meeting, TETE’s shareholders approved the proposals to (i) amend TETE’s amended and restated articles of association in existence at that time to give TETE the right to extend the Combination Period up to twelve (12) times for an additional one (1) month each time, from July 20, 2023 to July 20, 2024; (ii) amend TETE’s investment management trust agreement, dated as of January 14, 2022, by and between the Company and Continental Stock Transfer & Trust Company, to allow the Company to extend the Combination Period up to twelve (12) times for an additional one (1) month each time from July 20, 2023 to July 20, 2024, by depositing into the Trust Account, for each one-month extension, the lesser of (a) $144,000 and (b) $0.045 for each Class A ordinary share outstanding, and (iii) amend the amended and restated articles of association to provide for the right of a holder of TETE Class B ordinary shares, par value $0.0001 per share, to convert into Class A ordinary shares, par value $0.0001 per share, of the Company on a one-for-one basis at any time and from time to time prior to the closing of a business combination at the election of the holder. On July 18, 2023, 149,359 Public Shares were redeemed by a number of shareholders at a price of approximately $10.89 per share, in an aggregate principal amount of $1,626,736.79. Following the redemptions, there were 2,976,709 Public Shares outstanding. The Company deposited $133,951.91 into the trust account on a monthly basis to extend the Combination Period from July 20, 2023 to June 20, 2024. On June 7, 2024, 408,469 Public Shares were redeemed by a number of shareholders at a price of approximately $11.93 per share, in an aggregate principal amount of $4,872,513. Following the redemptions, there were 2,568,240 Public Shares outstanding. On June 7, 2024, TETE amended its amended and restated articles of association in existence at that time to give TETE the right to extend the Combination Period up to seven (7) times for an additional one (1) month each time from June 20, 2024 to January 20, 2025 by depositing into its trust account, for each one-month extension, the lesser of (a) $60,000 and (b) $0.02 for each ordinary share outstanding. The Company subsequently deposited $51,365 per month into the trust account to extend the Combination Period from June 20, 2024 to December 20, 2024. None of the funds held in trust will be released from the trust account, other than interest income to pay any tax obligations, until the earlier of the completion of an initial business combination within the required time period or our entry into liquidation if TETE has not consummated a business combination by December 20, 2024 (unless otherwise extended). Each extension payment is loaned to the Company by the Sponsor pursuant to a promissory note and the Company will repay the aggregate amount contributed by the Sponsor for the extensions at Closing. As of [_], 2024, the Sponsor has loaned the Company an aggregate of $[_] for extension payments and the Company has issued the Sponsor promissory notes of an equivalent amount, which are convertible, at the Sponsor’s discretion, into [_] TETE Units upon consummation of the Business Combination at a price of $10.00 per unit. The loans are not interest-bearing and may be converted into Class A ordinary shares at Closing at the option of the Sponsor. For additional information regarding the promissory notes, see “Certain Transactions and Related Party Transactions — Related Party Extensions Loan” and “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus. Neither TETE, the Sponsor nor any other individual or entity received securities or other consideration in exchange for the extension payments.

The net proceeds deposited into the trust fund remain on deposit in the trust fund earning interest. As of the date of this proxy statement/prospectus, there was, as a result of the redemptions discussed above, approximately $[_] in TETE’s trust account.

On September 1, 2023, TETE issued an aggregate of 2,875,000 Class A ordinary shares to the holders of TETE’s Class B ordinary shares upon the conversion of an equal number of Class B ordinary shares (the “Conversion”). The 2,875,000 Class A ordinary shares issued in connection with the Conversion are subject to the same restrictions as applied to the Class B ordinary shares before the Conversion, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in this proxy statement/prospectus. Following the Conversion, there were 6,384,209 Class A ordinary shares issued and outstanding.

Voting Securities

As of the date of this proxy statement/prospectus, there were 6,384,209 TETE Shares issued and outstanding. Only TETE shareholders who hold Ordinary Shares of record as of the close of business on [●], 2024 are entitled to vote at the extraordinary general meeting of shareholders or at any adjournment of the extraordinary general meeting. Approval of the Reincorporation Merger Proposal will require the affirmative vote of at least two-thirds (2/3) of the holders of the issued and outstanding Ordinary Shares who, being entitled to do so, vote in person or by proxy at the extraordinary general meeting. Further, approval of the Charter Amendment Proposals, the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal will each require the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding TETE Shares present in person or represented by proxy and entitled to vote thereon at the extraordinary general meeting. Attending the extraordinary general meeting either in person, including by virtual attendance, or represented by proxy and abstaining from voting will have the same effect as voting against all the proposals and, assuming a quorum is present, broker non-votes will have no effect on the Proposals.

As of the Record Date, TETE’s Initial Shareholders, either directly or indirectly, owned and were entitled to vote 2,875,000 Insider Shares and 532,500 Private Shares, or approximately [_]% of TETE’s issued and outstanding Ordinary Shares. With respect to the Business Combination, TETE’s Initial Shareholders have agreed to vote their respective TETE Shares acquired by them in favor of the Business Combination Proposal and related Proposals. They have indicated that they intend to vote their shares, as applicable, “FOR” each of the other Proposals although there is no agreement in place with respect to these Proposals.

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Appraisal Rights

The Cayman Companies Act prescribes when shareholder appraisal rights will be available and sets the limitations on such rights. For additional information, see the section entitled “Extraordinary General Meeting of TETE Shareholders – Appraisal Rights.”

Proxies and Proxy Solicitation Costs

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail but also may be made by telephone or in person. TETE and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement/prospectus and proxy card. Morrow Sodali LLC, a proxy solicitation firm that TETE has engaged to assist it in soliciting proxies, will be paid its customary fee and out-of-pocket expenses.

TETE will ask banks, brokers and other institutions, nominees, and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. TETE will reimburse them for their reasonable expenses.

If you send in your completed proxy card, you may still vote your shares at the extraordinary general meeting if you revoke your proxy before it is voted at the extraordinary general meeting.

Emerging Growth Company

TETE is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). It is anticipated that after the consummation of the transactions, PubCo will continue to be an “emerging growth company.” As an emerging growth company, PubCo will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statement/prospectus, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. TETE has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, TETE, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This approach may make comparison of TETE’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

PubCo could remain an emerging growth company until the last day of its fiscal year following the fifth anniversary of the consummation of its predecessor’s initial public offering. However, if PubCo’s non-convertible debt issued within a three-year period or its total revenues exceed $1.07 billion or the market value of its ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, PubCo would cease to be an emerging growth company as of the following fiscal year.

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Foreign Private Issuer Status

As a foreign private issuer, PubCo will be exempt from the rules under the Exchange Act, prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. For example, as a “foreign private issuer” PubCo:

●	would not be required to provide as many Exchange Act reports, or as frequently or as promptly, as domestic issuers with securities registered under the Exchange Act. For example, PubCo would only be required to furnish current reports on Form 6-K any information that PubCo (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange, or (c) otherwise distributes or is required to distribute to its shareholders. In addition, PubCo would not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a “foreign private issuer”, PubCo would be required to file an annual report on Form 20-F within four months after its fiscal year end;

●	would not be required to provide the same level of disclosure on certain issues, such as executive compensation or be required to conduct advisory votes on executive compensation;

●	would be exempt from filing quarterly reports under the Exchange Act with the SEC;

●	would not be subject to the requirement to comply with Regulation Fair Disclosure, or Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

●	would not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	would not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse merger in accordance with IFRS. Under this method of accounting, TETE will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the holders of Super Apps expecting to have a majority of the voting power of PubCo, Super Apps senior management comprising all of the senior management of PubCo, the relative size of Super Apps compared to TETE, and Super Apps’s operations comprising the ongoing operations of PubCo. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Super Apps issuing shares for the net assets of TETE, accompanied by a recapitalization. The net assets of TETE will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Super Apps.

Material Tax Consequences of the Business Combination

US Federal Income Tax Consequences to U.S. Holders of Super Apps Shares

Super Apps does not have any U.S. holders. Given that Super Apps is a non-U.S. entity with no U.S. holders, Super Apps does not foresee any material U.S. federal income tax consequences of the Business Combination to its pre-merger shareholders. Accordingly, TETE has excluded discussions on the “U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of Super Apps’ Shares.” Such discussions are irrelevant to Super Apps, as Super Apps’ investors are not subject to U.S. federal income taxes.

Material Cayman Islands Tax Consequences

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of PubCo. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE BUSINESS COMBINATION AND AN EXERCISE OF REDEMPTION RIGHTS, INCLUDING THE EFFECTS OF CAYMAN ISLANDS TAX LAWS.

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Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stamp able if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of ordinary shares or on an instrument of transfer in respect of such shares.

TETE has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands substantially in the following form:

The Tax Concessions Act

(As Revised)

Undertaking as to Tax Concessions

In accordance with the provision of The Tax Concessions Act (As Revised), the following undertaking is hereby given to Technology & Telecommunication Acquisition Corporation (the “Company”):

(a)	That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

(b)	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

i.	on or in respect of the shares, debentures or other obligations of the Company; or

ii.	by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Act (As Revised).

These concessions shall be for a period of 20 years from the 22nd of November 2021 with regulatory approvals.

The Business Combination and the other transactions contemplated by the Merger Agreement are not subject to any additional federal or state regulatory requirements or approvals, including the Hart-Scott Rodino Antitrust Improvements Act of 1976, except for review and approval of this proxy statement/prospectus and the registration statement for the Merger Consideration with the SEC. We also anticipate that filings with the Registrar of Companies of the Cayman Islands and with Malaysian authorities will be necessary to effect the transactions contemplated by the Merger Agreement.

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TRADING MARKET AND DIVIDENDS

TETE Units, Public Shares, and TETE Warrants are each quoted on Nasdaq, under the symbols “TETEU,” “TETE,” and “TETEW,” respectively. Each of TETE units consist of one Public Share and one TETE Warrant. TETE Units commenced trading on January 20, 2022. Public Shares and TETE Warrants commenced trading on March 7, 2022.

TETE has not paid any cash dividends on its ordinary shares to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon TETE’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of its then board of directors. It is the present intention of TETE’s Board to retain all earnings, if any, for use in its business operations and, accordingly, TETE’s Board does not anticipate declaring any dividends in the foreseeable future.

None of the securities of Super Apps, or its subsidiaries, are or have been publicly traded in the United States.

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RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this proxy statement/prospectus, including the financial statements and notes to the financial statements included herein, in evaluating the Business Combination and the proposals to be voted on at the extraordinary general meeting. The following risk factors apply to the business and operations of Super Apps, the business and operations of TETE, and will also apply to the business and operations of PubCo following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in conjunction with other events or circumstances, may adversely affect the ability of the parties to complete or realize the anticipated benefits of the Business Combination, and may have an adverse effect on the business, cash flows, financial conditions, and results of operations Holdings, Super Apps, TETE, or PubCo. You should also carefully consider the following risk factors in addition to the other information contained in this proxy statement/prospectus, including matters addressed in the sections entitled “Special Note Regarding Forward-Looking Statements,” “Information about Super Apps,” “Information about TETE,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Super Apps,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of TETE.”

This risk factors discussion does not purport to disclose all of the risks and other significant aspects of the Business Combination. We or Super Apps may face additional risks and uncertainties that are not presently known to us or Super Apps, or that we or Super Apps currently deem immaterial, which may also impair our business, the business of Super Apps, or the business of PubCo. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

The risk factors discussed in this section are of equal importance and are separated into categories for ease of reference only. You should consult your own independent counsel, accountant, and other advisers as to the legal, tax, business, financial, and other related aspects of the Business Combination.

Risk Factors Relating to Super Apps

The following risk factors apply to the business and operations of Super App and its consolidated subsidiary, OneShop Retail, and will also apply to the business and operations of OneShop Retail following the completion of the Business Combination. Until we complete our initial business combination, Super App and OneShop Retail will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a recently formed companies. As used in this section the terms “we,” “us” and “our” refer to Super App and OneShop Retail, as applicable.

Super Apps is a recently formed company with no operating history, and OneShop Retail is engaged in the wholesaling of all type of goods, materials and commodities. Super Apps does not expect to commence significant business operations until obtaining funding upon closing of the Business Combination. OneShop Retail will not commence the Carve-Out Business until the closing of the Business Combination. Until such time as Super Apps generates revenues on its own, Super App’s initial revenues will be primarily derived from the Carve-Out Business and its joint venture with MobilityOne. Accordingly, it may be difficult to evaluate Super App’s ability to achieve its business objective.

Prior to the consummation of the Business Combination, Super Apps has no operating history and OneShop Retail is engaged in the general merchant retail sales of all type of goods, materials and commodities, which may be discontinued after the Business Combination. Under the Joint Venture Agreement, a copy of which is attached hereto as Exhibit 10.13, upon the consummation of the Business Combination, OneShop Retail will receive a carve-out from MobilityOne of certain electronic voucher businesses and customers to enable OneShop Retail to reach a business target of RM560,000,000 (approximately $125 million) in annual revenue for 2024 or any other period as agreed upon by the parties (the “Carve-Out Business”). The annual revenue of $125 million for 2024 is unconditionally guaranteed by MobilityOne in accordance with the terms of the Joint Venture Agreement. While Super App’s expects to develop revenue separate from OneShop Retail and the Carve-Out Business in the future, Super Apps’s initial operating revenues after the Business Combination will be derived from its 60% equity interest in OneShop Retail. Further,

MobilityOne’s obligation to transfer to OneShop Retail the Carve-Out Business arises from the Joint Venture Agreement which will not become effective until the completion of the Business Combination.

After the Business Combination, Super Apps anticipates incurring substantial expenses upfront to market, promote and sell its solutions and products and expects to continue to do so in the future. Super Apps also expects to continue to invest for future growth, including for customer acquisition, technology infrastructure, services development, international expansion, and expansion into new verticals. In addition, as a new public company, Super Apps will incur significant accounting, legal, and other expenses.

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After the Business Combination, Super Apps expects to continue to incur higher expenses for at least the foreseeable future and will have to generate and sustain increased revenues to achieve future profitability. Achieving profitability will require Super Apps to maintain and increase revenues, manage its cost structure, and avoid significant liabilities. Revenue growth may slow, revenues may decline, or it may incur significant expenditures in the future for a number of possible reasons, including general macroeconomic conditions, increasing competition (including competitive pricing pressures), a decrease in the growth of the markets in which it competes, or if it fails for any reason to continue to capitalize on growth opportunities. Additionally, it may encounter unforeseen operating expenses, difficulties, complications, delays, service delivery, and quality problems and other unknown factors that may result in losses in future periods

After the Business Combination, Super Apps may elect to discontinue OneShop Retail’s wholesales business and cause OneShop Retail to solely operate and expand the Carve-Out Business. Prior to the Business Combination, the Carve-Out Business was operated by MobilityOne and not OneShop Retail. While OneShop Retail will also retain the same employees that operated the Carve-Out Business prior to the Business Combination, there can be no assurance that the transition of the Carve-Out Business from MobilityOne to OneShop Retail will be smooth and efficient. Any interruptions in the operations of the Carve-Out Business arising from this transition may negatively affect the results of operations of the Carve-Out Business.

As a result of the foregoing, Super Apps lacks an operating history and OneShop Retail lacks a history in operating the Carve-Out Business. You have no basis upon which to evaluate our ability to achieve our post Business Combination objective of operating and growing the Carve-Out Business.

Super Apps’ management team has limited experience in operating a public company.

Several members of our senior management team have experience in the management of a publicly-traded company. Their experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of the company’s operations. Super Apps may not have adequate personnel with the appropriate level of knowledge, experience and training in accounting policies, compliance practices or internal controls required of public companies. The development and implementation of the standards and controls and the hiring of experienced personnel necessary to achieve the level of accounting standards required of a public company may require expenditures greater than expected, and a delay could impact Super Apps’ ability or prevent it from accurately and timely reporting its operating results, timely filing required reports with the SEC and complying with Section 404 of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act). It is possible that Super Apps will be required to expand its employee base and hire additional employees to support its operations as a public company, which will increase its operating costs in future periods.

If we fail to implement our business strategy, our financial performance and our growth could be materially and adversely affected.

Our future financial performance and success are dependent in large part upon our ability to implement our business strategy successfully. Our business strategy envisions several initiatives, including increasing revenue from existing customers, growing our customer base, pursuing select acquisitions, implementing cost rationalization initiatives, focusing on risk mitigation and utilizing technology to differentiate our services and improve profitability. We may not be able to implement our business strategy successfully or achieve the anticipated benefits of our business plan. If we are unable to do so, our long-term growth and profitability may be adversely affected. Even if we are able to implement some or all of the initiatives of our business plan successfully, our operating results may not improve to the extent we anticipate, or at all.

Implementation of our business strategy could also be affected by a number of factors beyond our control, such as increased competition, legal developments, government regulation, general economic conditions or increased operating costs or expenses. In addition, to the extent we have misjudged the nature and extent of industry trends or our competition, we may have difficulty in achieving our strategic objectives. Any failure to implement our business strategy successfully may adversely affect our business, financial condition and results of operations and thus our ability to service our debt. In addition, we may decide to alter or discontinue certain aspects of our business strategy at any time.

Risks Related to the Carve-Out Business Which Will Be Conducted Post Business Combination

Except as otherwise specified in this risk factor section, references to “we,” “us,” or “our” shall refer to Super Apps.

Super Apps will be dependent upon its joint venture partner, MobilityOne, under a 10-year joint venture agreement covering the corporate governance and operating decisions by OneShop Retail. If Super App’s Joint Venture Agreement with MobilityOne terminates, the business of Super Apps and OneShop Retail including, in particular, the Carve-Out Business and Super Apps’ future payment processing business could be significantly harmed.

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On October 19, 2022, Super Apps entered into the Joint Venture Agreement with MobilityOne, which will become effective with the closing of the Business Combination. Pursuant to the Joint Venture Agreement, MobilityOne and Super Apps agreed on the corporate governance of OneShop Retail, the restrictions on the transfer of the shares of OneShop Retail and a carve-out from MobilityOne of certain electronic voucher businesses and customers to enable OneShop Retail to reach a business target of RM560,000,000 (approximately $125 million) in annual revenue for 2024 or any other period as agreed upon by the parties. The annual revenue of $125 million for 2024 is unconditionally guaranteed by MobilityOne in accordance with the terms of the Joint Venture Agreement. A copy of the Joint Venture Agreement is attached hereto as Exhibit 10.13.

In addition to agreeing to transfer the Carve-Out Business, Super Apps and OneShop Retail will rely on MobilityOne under the Joint Venture Agreement to provide the fintech, payment services, debit card services and other transaction services necessary for us to conduct and operate the Carve-Out Business. These agreements and corresponding regulations governing banks and financial institutions may give MobilityOne substantial discretion in approving certain aspects of our business practices, including our application and qualification procedures for customers and require us to comply with certain legal requirements. MobilityOne’s discretionary actions under these agreements could impose material limitations to, or have a material adverse effect on, our business, financial condition and results of operations.

If Super Apps’ relationship with MobilityOne is terminated, Super Apps would need to find another institution to provide those services, which could be difficult and expensive. While Super Apps intends to collaborate with other fintech and payment service providers that can also replace MobilityOne, Super Apps currently has not entered into agreements with any other such institution or third party that would be able to serve as a replacement for MobilityOne. Super Apps is a recently formed company with no operating history and therefore Super Apps will have no operations if the relationships with MobilityOne are terminated prior to the closing of the Business Combination. If Super Apps relationships with MobilityOne are terminated following the consummation of the Business Combination, after which time Super Apps would hold a 40% interest in OneShop Retail pursuant to the SSA, Super Apps would not be able to effectively service its deposit accounts, debit cards and other services which MobilityOne has agreed to provide pursuant to the Joint Venture Agreement. As a result, the termination of Super Apps’ relationship with MobilityOne would have a material adverse effect on Super Apps’ ability to operate the Carve-Out Business and its financial condition and results of operations. Furthermore, Super Apps’ financial results would be adversely affected if the costs associated with using MobilityOne’s services materially change or if any penalty or claim for damages is imposed as a result of Super Apps’ breach of its agreements with MobilityOne. If MobilityOne fails to perform its obligations under the Joint Venture Agreement, Super Apps’ business activities could be delayed, curtailed or terminated.

Super Apps and OneShop Retail will be dependent upon a new 10-year license agreement between MobilityOne and OneShop Retail to use software and technology to operate the electronic voucher business of the Carve-Out Business.

In connection with the closing of the Business Combination, OneShop Retail will enter into a software license agreement with MobilityOne to use the proprietary electronic payment solutions platform of MobilityOne to process payments received through several payment channels including internet banking, automated teller machines and e-commerce platforms (the “Software License Agreement”). Pursuant to the Software License Agreement, OneShop Retail will be granted a 10-year, non-exclusive, worldwide, non-transferrable, royalty-free license.

After the Business Combination, OneShop Retail will depend on MobilityOne’s technology to operate the electronic voucher business of the Carve-Out Business. MobilityOne will be a 40% equity owner in OneShop Retail and as a result conflicts of interest exist and may arise with respect to the Software License regarding the scope and applications of the technology licensed. If MobilityOne fails to perform its obligations under the Software License Agreement and we are not able to find substitute technology or platform to operate our business, we may not be able to successfully commercialize our payment process business activities, and our business activities could be delayed, curtailed or terminated.

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Super Apps’ inability to fund and maintain its Collaboration Agreement with MYISCO could adversely affect its business.

Super Apps is party to a Collaboration Agreement with MYISCO, a wholly-owned subsidiary of MyAngkasa Digital Services Sdn Bhd., which will take effect upon the closing of the Business Combination. Pursuant to the Collaboration Agreement, Super Apps and MYISCO will jointly offer financial products to MYISCO’s database of customers and former customers. Super Apps will serve as the “financing partner” and provide a minimum of $2 million to finance such financial products. OneShop Retail, on the other hand, will serve as an authorized bill payment collection and credit lending agency through which these financing products will be processed. OneShop Retail will operate its payment collection system through ANGKASA’s authorized dealers, merchants, and other distribution channels for the collection of payments, including cash payments, credit cards, debit cards and/or cheques. There can be no assurance Super Apps will realize the expected return and benefits from this relationship or that it will continue in the future. If successful, this relationship may be mutually beneficial and result in the continued growth in joint customers. OneShop Retail’s payment collection system through which ANGKASA’s authorized dealers, merchants, and other distribution channels will collect payments under the Collaboration Agreement relies on the Software License Agreement with MobilityOne and the other services that will be provided to OneShop Retail by MobilityOne pursuant to the Joint Venture Agreement. If MYISCO or MobilityOne fails to perform or if the relationship with Super Apps fails to continue as expected, Super Apps could suffer reduced revenue or other operational difficulties and Super App’s business, results of operations and financial condition could be materially adversely affected. For additional information, see “—Super Apps will be dependent upon its joint venture partner, MobilityOne, under a 10-year joint venture agreement covering the corporate governance and operating decisions by OneShop Retail. If Super App’s Joint Venture Agreement with MobilityOne terminates, the business of Super Apps and OneShop Retail including, in particular, the Carve-Out Business and Super Apps’ future payment processing business could be significantly harmed.”

Cyberattacks and other security breaches or disruptions suffered by Super Apps, OneShop Retail or third parties upon which its relies could have a materially adverse effect on its business, harm its reputation and expose it to public scrutiny and liability.

After the Business Combination, Super Apps expects to collect, process, use and retain sensitive and confidential information regarding the customers and prospective customers of Super Apps and OneShop Retail, including data provided by and related to customers and their transactions, as well as other data of the counterparties to their payments in the normal course of business. We expect to have arrangements in place with certain third-party service providers that require us to share consumer information. Information security risks in the financial services industry continue to increase generally, in part because of new technologies, the use of the Internet and telecommunications technologies (including mobile devices) to conduct financial and other business transactions and the increased sophistication and activities of organized criminals, perpetrators of fraud, hackers, terrorists and other malicious third parties. In addition to cyberattacks and other security breaches involving the theft of sensitive and confidential information, hackers, terrorists, sophisticated nation-state and nation-state supported actors and other malicious third parties recently have engaged in attacks that are designed to disrupt key business services, such as consumer-facing websites.

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These cybersecurity challenges, including threats to the IT infrastructure to be used by Super Apps and OneShop Retail or those of their prospective customers or third-party providers, may take a variety of forms ranging from stolen bank accounts, business email compromise, user fraud, account takeover, check fraud or cybersecurity attacks, such as ransomware, unauthorized encryption, denial-of-service attacks, social engineering, unauthorized access, spam or other attacks, to mega breaches targeted against cloud-based services and other hosted software, which could be initiated by individual or groups of hackers or sophisticated cyber criminals. A cybersecurity incident or breach could result in disclosure of confidential information and intellectual property, or cause service interruptions and compromised data. We may be unable to anticipate or prevent techniques used in the future to obtain unauthorized access or to sabotage systems because they change frequently and often are not detected until after an incident has occurred. We expect to have administrative, technical, and physical security measures in place, and we expect to have policies and procedures in place to contractually require service providers to whom we disclose data to implement and maintain reasonable privacy and security measures. Despite our security measures, and those of our third-party vendors, our information technology and infrastructure may be subject or vulnerable in the future to breaches or attacks. If our own confidential business information were improperly disclosed, our business could be materially and adversely affected. A core aspect of our business after the Business Combination will be the reliability and security of our platform. Any perceived or actual breach of security, regardless of how it occurs or the extent of the breach, could have a significant impact on our reputation as a trusted brand, cause us to lose existing partners or customers of the Carve-Out Business, prevent us from obtaining new partners and customers, require us to expend significant funds to remedy problems caused by breaches and implement measures to prevent further breaches, and expose us to legal risk and potential liability including from governmental or regulatory investigations, class action litigation and other lawsuits. If sensitive information is lost or improperly disclosed through a data breach or otherwise or threatened to be disclosed, we could experience a loss of confidence by our partners and customers in the security of our systems, products and services and prevent us from obtaining new partners and customers, and we could incur significant costs to remedy problems caused by breaches and implement measures to prevent further breaches, and expose us to legal risk and potential liability and penalties, including from governmental or regulatory investigations, class action litigation and other lawsuits, all of which could adversely affect our reputation and our operating results. Any actual or perceived security breach at a company providing services to us or our customers could have similar effects.

Most jurisdictions have enacted laws requiring companies to notify individuals, regulatory authorities and others of security breaches involving certain types of data. In addition, we expect to have agreements with certain partners and service providers which may require us to notify them in the event of a security breach. Such mandatory disclosures are costly, could lead to negative publicity, may cause our customers to lose confidence in the effectiveness of our security measures and require us to expend significant capital and other resources to respond to and/or alleviate problems caused by the actual or perceived security breach. A security breach of any of our vendors that processes personally identifiable information of our customers may pose similar risks.

If our banking partner or other strategic partners were to conclude that our systems and procedures are insufficiently rigorous, they could terminate their relationships with us, and our financial results and business could be adversely affected. Super Apps and OneShop Retail may also be liable for losses if the terms of service and our contracts with strategic partners, were to require us to bear liability for losses and related expenses incurred by such partners in the event of a breach of non-public personal information of our customers that we store.

While we expect to maintain cybersecurity insurance, our insurance may be insufficient or may not cover all liabilities incurred by such attacks. We also cannot be certain that our insurance coverage will be adequate for data handling or data security liabilities actually incurred, that insurance will continue to be available to us on economically reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, including our financial condition, operating results, and reputation.

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If after the Business Combination Super Apps is unable to keep pace with the rapid technological developments in its industry and the larger financial services industry necessary to continue providing its customers with new and innovative products and services, the use of its platform and other products and services could decline.

The financial services industry is subject to rapid and significant technological changes. Super Apps cannot predict the effect of technological changes on its prospective business. We expect that new services and technologies applicable to our industry will continue to emerge, and these new services and technologies may be superior to, or render obsolete, the technologies we currently utilize in our products and services. Our future success will depend, in part, on our ability to develop new technologies and adapt to technological changes and evolving industry standards. These initiatives are inherently risky, and they may not be successful or may have an adverse effect on our business, financial condition and results of operations. Additionally, we may make future investments in, or enter into strategic partnerships to develop new technologies and services or to implement infrastructure to further our strategic objectives, strengthen our existing businesses and remain competitive. However, our ability to transition to new services and technologies that we develop may be inhibited by a lack of industry-wide standards, changes to the regulatory landscape, resistance by consumers to these changes, or by the intellectual property rights of third parties.

After the Business Combination, if the prices we charge for our products and services are unacceptable to our customers, our operating results will be harmed.

After the Business Combination, Super Apps expects to generate revenue from the Carve-Out Business as well as any other new products and services offered directly by Super Apps or through OneShop Retail. As the market for our products and services matures, or as new or existing competitors introduce new products or services that compete with ours, we may experience pricing pressure and be unable to retain current customers and attract new customers at prices that are consistent with our pricing model and operating budget. Our pricing strategy for new products and services we introduce may prove to be unappealing to our customers, and our competitors could choose to bundle certain products and services competitive with ours. If this were to occur, it is possible that we would have to change our pricing strategies or reduce our prices, which could harm our revenue, operating results and profit margins. Any decrease in the demand for our services for the reasons discussed above or other reasons could have a material adverse effect on our growth and revenue.

We may not be able to scale our business quickly enough to meet our customers growing needs, and if we are not able to grow efficiently, our operating results could be harmed.

As usage of our platform grows and we sign additional strategic partners, we will need to devote additional resources to improving and maintaining our infrastructure and computer network and integrating with third-party applications to maintain the performance of our platform. In addition, we will need to appropriately scale our internal business systems and our services organization, including customer support, risk and compliance operations, and professional services, to serve our growing customer’s base.

Any failure of or delay in these efforts could result in service interruptions, impaired system performance, and reduced customer satisfaction, which could hurt our revenue growth. If sustained or repeated, performance issues could reduce the attractiveness of our platform to customers and could result in lost customer opportunities, which could hurt our revenue growth, customer loyalty, and our reputation. Even if we are successful in these efforts to scale our business, they will be expensive and complex, and require the dedication of significant management time and attention. We could also face inefficiencies or service disruptions as a result of our efforts to scale our internal infrastructure. We cannot be sure that the expansion and improvements to our internal infrastructure will be effectively implemented on a timely basis, if at all, and such failures could adversely affect our business, operating results, and financial condition.

If Super Apps or OneShop Retail are unable to acquire new customers and retain our current Carve-Out Business customers or sell additional functionality and services to them, our revenue will be adversely affected.

To increase the revenues of the Carve-Out Business, in addition to acquiring new customers, we must continue to retain existing customers and convince them to expand their use of our expected platform by increasing the number of customers and incentivizing them to pay for additional functionality. Our ability to retain our customers and increase their usage could be impaired for a variety of reasons, including customer reaction to changes in the pricing of our products or the other risks described in this prospectus. As a result, we may be unable to retain existing customers or increase the usage of our platform by them, which would have an adverse effect on our business, revenue, gross margins, and other operating results, and accordingly, on the trading price of our ordinary shares.

Our ability to sell additional functionality to existing customers of the Carve-Out Business may require more sophisticated and costly sales efforts. Similarly, the rate at which our customers purchase additional products from us depends on several factors, including general economic conditions and the pricing of additional product functionality. If our efforts to sell additional functionality to our customers are not successful, our business and growth prospects would suffer.

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Customer subscriptions of the Carve-Out Business are expected to be open-ended arrangements that can be terminated by the customer without penalty at any time. For us to maintain or improve the operating results of the Carve-Out Business, it is important that the Carve-Out Business customers continue to maintain their subscriptions on the same or more favorable terms. We cannot accurately predict renewal or expansion rates given the diversity of our customer base in terms of size, industry, and geography. Our renewal and expansion rates may decline or fluctuate as a result of several factors, including customer spending levels, customer satisfaction with our platform, decreases in the number of customers, pricing changes, competitive conditions, the acquisition of our customers by other companies, and general economic conditions. If the Carve-Out Business customers do not renew their subscriptions, or if they reduce their usage of our platform, our revenue and other operating results will decline and our business will be adversely affected. If our renewal or expansion rates fall significantly below the expectations of the public market, securities analysts, or investors, the trading price of our ordinary shares would likely decline.

Our expected post Business Combination results could be adversely affected by continued economic uncertainty, an economic slowdown or a recession.

The electronic payments industry depends heavily on the overall level of consumer, commercial and government spending. Super Apps and OneShop Retail are exposed to general economic conditions that affect consumer confidence, consumer spending, consumer discretionary income and changes in consumer purchasing habits. Periods of a slowing economy or recession, or periods of economic uncertainty, have historically been accompanied by a decrease in consumer spending and have negatively impacted our business. Increases in interest rates could adversely affect our post Business Combination financial performance by reducing the aggregate dollar volume of transactions made using electronic payments. If our anticipated merchants make fewer sales of their products and services using electronic payments, or consumers spend less money through electronic payments, we will have fewer transactions to process at lower dollar amounts, resulting in lower revenue.

In addition, sustained deterioration in general economic conditions or a weakening in the economy could force merchants to close at higher than historical rates, resulting in exposure to potential losses and a decline in the number of transactions that we process. Furthermore, our ability to generate revenues in specific markets is directly affected by local and regional conditions, and unfavorable regional economic or political conditions, such as those resulting from Russia’s invasion of Ukraine. The war in Ukraine has given rise to potential global security issues that may adversely affect international business and economic conditions as well as economic sanctions imposed by the international community that have impacted the global economy. Certain of our customers may be negatively impacted by these events.

A severe or prolonged economic downturn, including a recession or depression, could impact our business, including our revenues and our ability to raise additional capital when needed on favorable terms or at all. We cannot anticipate the impact of the current economic environment on our business and any of the foregoing could materially harm our business. Nevertheless, if economic conditions worsen or a recession occurs, our business, operations and financial results could be materially adversely affected.

If we fail to offer high-quality customer support, or if our support is more expensive than anticipated, our business and reputation could suffer.

Our customers rely on our customer support services to resolve issues and realize the full benefits provided by our platform. High-quality support is also important for the renewal and expansion of our subscriptions with existing customers. We expect to primarily provide customer support over chat and email. If we do not help our customers quickly resolve issues and provide effective ongoing support, or if our support personnel or methods of providing support are insufficient to meet the needs of our customers, our ability to retain customers, increase adoption by our existing customers and acquire new customers could suffer, and our reputation with existing or potential customers could be harmed. If we are not able to meet the customer support needs of our customers by chat and email during the hours that we currently provide support, we may need to increase our support coverage and provide additional phone-based support, which may reduce our profitability.

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We intend to offer a number of free products and services to drive awareness, usage and adoption of all our products and services. If these marketing strategies are unsuccessful, our ability to grow our revenue will be adversely affected.

To encourage awareness, usage, familiarity and adoption of our platform, products and services, we intend to offer a number of free products and services. These strategies may not be successful in leading users to become paid customers, use our revenue generating products or services, or contribute voluntary tips. To the extent that we are unable to generate revenue from new memberships or the use of our products and services, we will not realize the intended benefits of these marketing strategies and our ability to grow our revenue will be adversely affected.

MobilityOne’s recent growth, including growth in its volume of payments, may not be indicative of Super Apps future growth, and if we continue to grow rapidly, we may not be able to manage our growth effectively. MobilityOne’s rapid growth also makes it difficult to evaluate Super Apps future prospects and may increase the risk that we will not be successful.

After the Business Combination and until such time as Super Apps derives revenue from sources outside of OneShop Retail, Super Apps’s operating revenues will be from its 60% equity interest in OneShop Retail. MobilityOne’s revenues have increased from $296.8 million in 2020 to $325.4 million in 2021 and RM1,268,850,723 ($288.3 million) in 2022. Based upon guarantees from MobilityOne, the Carve-Out Business revenues will result in OneShop Retail having at least RM560,000,000 (approximately $125 million) in 2023 or such other additional periods as the parties may mutually determine. The annual revenue of $125 million for 2024 is unconditionally guaranteed by MobilityOne in accordance with the terms of the Joint Venture Agreement.

Although MobilityOne has recently experienced significant growth in its revenue and transaction volume, even if Super App’s and OneShop Retail’s revenue continues to increase, the expected the growth rate could decline in the future as a result of a variety of factors, including the increasing scale of our business. Overall growth of Super App’s and OneShop Retail’s revenue will depend on a number of factors, including Super App’s and OneShop Retail’s ability to:

●	price our products and services effectively to attract new customers;

●	Create new products and expand the functionality and scope of the products we offer on our platform;

●	maintain the rates at which customers subscribe to and continue to use our platform;

●	provide our customers with high-quality support that meets their needs;

●	introduce our products to new markets;

●	successfully identify and acquire or invest in businesses, products or technologies that we believe could complement or expand our platform;

●	increase awareness of our brand and successfully compete with other companies; and

●	manage the risks related to the effects of the COVID-19 pandemic on our business and operations.

We may not successfully accomplish any of these objectives, which makes it difficult for us to forecast our future operating results. If the assumptions that we use to plan our business are incorrect or change in reaction to changes in our market, or if we are unable to maintain consistent revenue or revenue growth, it may be difficult to achieve and maintain profitability. You should not rely on our revenue from any prior quarterly or annual periods as any indication of our future revenue or revenue or payment growth.

In addition, we expect to continue to expand substantial financial and other resources on:

●	product development, including investments in our product development team and the development of new products and new functionality for our platform;

●	sales, marketing and customer success;

●	technology infrastructure, including systems architecture, scalability, availability, performance and security;

●	acquisitions and/or strategic investments;

●	regulatory compliance and risk management; and

●	general administration, including increased legal and accounting expenses associated with being a public company.

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These investments may not result in increased revenue growth in our business. If we are unable to increase our revenue at a rate sufficient to offset the expected increase in our costs, or if we encounter difficulties in managing a growing volume of payments, our business, financial position and operating results will be adversely affected, and we may not be able to achieve or maintain profitability over the long term.

Our operating results may fluctuate in the future.

Our quarterly and annual results of operations may fluctuate in the future, which may adversely affect our stock price. Fluctuations in our quarterly or annual results of operations might result from a number of factors, many of which are outside of our control, including, but not limited to:

●	the election by our customers of expedited processing of our non-recourse cash advance product;

●	the timing and volume of tips our customers send to us;

●	the timing and volume of advance repayments;

●	the timing and volume of subscriptions and use of our products and services;

●	the timing and success of new product or service introductions by us or our competitors;

●	fluctuations in customer retention rates;

●	changes in the mix of products and services that we provide to our customers;

●	the timing of commencement of new product development and initiatives, the timing of costs of existing product roll-outs and the length of time we must invest in those new products before they generate material operating revenues;

●	our ability to effectively sell our products through direct-to-consumer initiatives;

●	changes in our or our competitors pricing policies or sales terms;

●	costs associated with significant changes in our risk policies and controls;

●	the amount and timing of costs related to fraud losses;

●	the amount and timing of commencement and termination of major advertising campaigns, including partnerships and sponsorships; disruptions in the performance of our products and services, and the associated financial impact thereof;

●	the amount and timing of costs of any major litigation to which we are a party;

●	the amount and timing of costs related to the acquisition of complementary businesses;

●	the amount and timing of capital expenditures and operating costs related to the maintenance and expansion of our business; changes in our executive leadership team;

●	our ability to control costs, including third-party service provider costs and sales and marketing expenses in an increasingly competitive market; and

●	changes in the political or regulatory environment affecting the banking or financial technology service industries.

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Increases in card network fees and other changes to fee arrangements may result in the loss of merchants or a reduction in the earnings of the Carve-Out Business and anticipated earnings.

From time to time, card networks, including Mastercard, increase the fees that they charge merchant service providers. At their sole discretion, the sponsoring banks of the Carve-Out Business have the right to pass any increases in interchange fees on to us. These sponsoring banks may seek to increase the sponsorship fees they charge us, all of which are based upon the dollar amount of the payment transactions we process. In addition, the back-end payment processors of the Carve-Out Business may seek to increase the fees they charge us, which are also based upon the floor amount of the payment transactions we process as well as the number of merchants we support. We could attempt to pass these increases along to our merchants, but this strategy might result in the loss of merchants to our competitors who do not pass along the increases. If competitive practices prevent us from passing along the higher fees to our merchants in the future, we may have to absorb all or a portion of such increases, which may increase our operating costs and reduce our earnings. In addition, in certain of our markets, card issuers pay merchant acquirers fees based on debit card usage in an effort to encourage debit card use. If this practice were discontinued, our revenue and margins in jurisdictions where we receive these fees would be adversely affected.

Fraudulent and other illegal activity involving our products and services could lead to reputational damage to us, reduce the use of our platform and services and may adversely affect our financial position and results of operations.

Criminals are using increasingly sophisticated methods to engage in illegal activities using deposit account products or customer information. Illegal activities involving products and services like ours often include malicious social engineering schemes. Illegal activities may also include fraudulent payment or refund schemes and identity theft. In operating the Carve-Out Business, we rely upon third parties for transaction processing services, which subjects us and our customers to risks related to the vulnerabilities of those third parties. A single significant incident of fraud, or increases in the overall level of fraud, involving our products and services, have in the past and could in the future, result in reputational damage to us. Such damage could reduce the use and acceptance of our products and services, cause our banking and strategic partners to cease doing business with us, or lead to greater regulation that would increase our compliance costs. Fraudulent activity could also result in the imposition of regulatory sanctions, including significant monetary fines, which could adversely affect our business, results of operations and financial condition.

In operating the Carve-Out Business, we are exposed to losses from the MobilityOne’s banking customer accounts.

Fraudulent activity involving customer accounts of the Carve-Out Business may lead to customer disputed transactions, for which we may be liable under banking regulations and payment network rules. Our fraud detection and risk control mechanisms may not prevent all fraudulent or illegal activity. To the extent we incur losses from disputed transactions, our business, results of operations and financial condition could be materially and adversely affected. Additionally, if our customers incur charges in excess of the funds available in their accounts, we may become liable for these overdrafts. While we intend to decline authorization attempts for amounts that exceed the available balance in a customer’s account, the application of payment network rules and the timing of the settlement of transactions, among other things, can result in overdrawn accounts.

We expect our remaining exposure arises primarily from late-posting. A late-post occurs when a merchant posts a transaction within a payment network permitted timeframe, but subsequent to our release of the authorization for that transaction, as permitted by payment network rules. Under payment network rules, we may be liable for the transaction amount even if the customer has made additional purchases in the intervening period and funds are no longer available in the customer’s account at the time the transaction is posted.

In operating the Carve-Out Business, we expect to transfer funds to our customers daily, which in the aggregate comprise substantial sums, and are subject to the risk of errors, which could result in financial losses, damage to our reputation, or loss of trust in our brand, which would harm our business and financial results.

We expect the Carve-Out Business to be subject to the risk of financial losses as a result of operational errors, software defects, service disruption, employee misconduct, security breaches, or other similar actions or errors on our platform. In operating the Carve-Out Business, we expect that software errors in our platform and operational errors by our employees may also expose us to losses.

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Moreover, we believe that trustworthiness and reputation will be fundamental to the Carve-Out Business. The occurrence of any operational errors, software defects, service disruption, employee misconduct, security breaches, or other similar actions or errors on our platform could result in financial losses to the Carve-Out Business and our customers, loss of trust, damage to our reputation, or termination of our agreements with strategic partners and accountants, each of which could result in:

●	loss of customers;

●	lost or delayed market acceptance and sales of our products and services;

●	legal claims against us;

●	regulatory enforcement action; or

●	diversion of our resources, including through increased service expenses or financial concessions, and increased insurance costs.

Although we expect to maintain insurance to cover losses resulting from our errors and omissions, there can be no assurance that such insurance will cover all losses or that such coverage will be sufficient to cover our losses. If we suffer significant losses or reputational harm as a result, our business, operating results, and financial condition could be adversely affected.

We expect to depend upon several third-party service providers for processing our transactions and provide other important services for the Carve-Out Business and any future business. If any of our agreements with our processing providers are terminated or if we experience any interruption or delay in the services provided by our third-party service providers, delivery of our products and services could be impaired or suspended and our business could suffer.

Our Carve-Out Business involves processing of large numbers of transactions and management of the data necessary to do so. Our success will depend upon the efficient and error-free handling of the money that is collected, remitted or deposited in connection with the provision of our products and services. As operators of the Carve-Out Business, we expect to rely on the ability of our vendors and third-parties to process and facilitate these transactions, including ACH processing (as we are not a bank), and debit card payment processing, in an efficient, uninterrupted and error-free manner. We also expect to rely on third-party service providers to perform various functions relating to our business, including software development, marketing, operational functions, fraud detection, cloud infrastructure services, information technology, data analysis, and, because we are not a bank and cannot belong or directly access the ACH payment network, ACH processing, and debit card payment processing.

While we expect to oversee these service providers to ensure they provide services in accordance with our agreements and regulatory requirements, we do not have control over the operations of any of the third-party service providers that we utilize. In the event that a third-party service provider for any reason fails to perform such functions, including negligence, willful misconduct or fraud, fire, natural disaster, power loss, telecommunication failures, software and hardware defects, terrorist attacks and similar events, our ability to process payments and perform other operational functions for which we currently rely on such third-party service providers will suffer and our business, cash flows and future prospects may be negatively impacted.

We intend to use both internally developed and third-party systems, including cloud computing and storage systems, for our services and certain aspects of transaction processing. Any damage to, or failure of, third party computer network systems or data canter’s generally, or those of our vendors (including as a result of disruptions at our third-party data center hosting facilities and cloud providers), or an improper action by our employees, agents or third party vendors, could result in interruptions in our services, causing customers and other partners to become dissatisfied with our products and services or obligate us to issue refunds or pay fines or other penalties to them. Sustained or repeated system failures could reduce the attractiveness of our products and services, and result in customer attrition, thereby reducing operating revenue and harming our results of operations. Further, negative publicity arising from these types of disruptions could be damaging to our reputation and may adversely impact use of our products and services, including our platform, and adversely affect our ability to attract new customers and business partners.

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If we fail to adequately protect our proprietary rights, our competitive position could be impaired and we may lose valuable assets, generate less revenue and incur costly litigation to protect our rights.

Our success will be dependent, in part, upon protecting our proprietary technology and rights. We expect to rely on a combination of copyrights, trademarks, trade secret laws, and contractual provisions to establish and protect our proprietary rights. However, the steps we take to protect our intellectual property may be inadequate. Any of our trademarks or other intellectual property rights may be challenged or circumvented by others or invalidated through administrative process or litigation. Furthermore, legal standards relating to the validity, enforceability, and scope of protection of intellectual property rights are uncertain.

Despite our precautions, it may be possible for unauthorized third parties to copy our products and use information that we regard as proprietary to create products and services that compete with ours. Others, including our competitors, may independently develop similar technology, duplicate our services or design around our intellectual property and, in such cases, we could not assert our intellectual property rights against such parties. Further, our contractual arrangements may not effectively prevent disclosure of our confidential information or provide an adequate remedy in the event of unauthorized disclosure of our confidential information. We may have to litigate to enforce or determine the scope and enforceability of our intellectual property rights and knowhow, which is expensive, could cause a diversion of resources and may not prove successful.

We may also be subject to costly litigation if our services and technology are alleged to infringe upon or otherwise violate a third party’s proprietary right. Third parties may have, or may eventually be issued, patents that could be infringed by our products, services, or technology. Any of these third parties could make a claim of infringement against us with respect to our products, services, or technology. We may also be subject to claims by third parties for patent, copyright or trademark infringement, breach of license or violation of other third-party intellectual property rights. Any claim from third parties may result in a limitation on our ability to use the intellectual property subject to these claims. Even if we believe that intellectual property related claims are without merit, defending against such claims is time consuming and expensive and could result in the diversion of the time and attention of our management and employees. Claims of intellectual property infringement or violation also might require us to redesign affected products or services, enter into costly settlement or license agreements, pay costly damage awards, or face a temporary or permanent injunction prohibiting us from marketing or selling certain of our products or services. Even if we have an agreement for indemnification against such costs, the indemnifying party, if any in such circumstances, may be unable to uphold its contractual obligations. The loss of intellectual property protection or the inability to license or otherwise use third-party intellectual property could harm our business and ability to compete.

No assurance can be given that the contractual agreements we enter into to establish and protect our proprietary rights will be effective in controlling access to and distribution of our products and proprietary information. Further, these agreements do not prevent our competitors or partners from independently developing technologies that are substantially equivalent or superior to our platform.

Unauthorized disclosure of merchant or cardholder data, whether through breach of our computer systems, computer viruses, or otherwise, could expose us to liability, protracted and costly litigation and damage our reputation.

We are responsible for data security for ourselves and for third parties with whom we partner and under the rules and regulations established by the payment networks, such as MasterCard, and debit card networks and by industry regulations and standards. These third parties include merchants, our distribution partners and other third-party service providers and agents. We and other third parties may collect, process, store and/or transmit sensitive data, such as names, addresses, social security numbers, credit or debit card numbers and expiration dates, driver’s license numbers and bank account numbers. We will have ultimate liability to the payment networks and our bank that sponsors our registration with MasterCard for our failure or the failure of third parties with whom we contract to protect this data in accordance with Payment Card Industry Data Security Standards (“PCI DSS”) and network requirements. The loss, destruction or unauthorized modification of merchant or cardholder data by us or our contracted third parties could result in significant fines, sanctions and proceedings or actions against us by the payment networks, card issuing banks, governmental entities, consumers or others.

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Threats may derive from human error, fraud, or malice on the part of employees or third parties, or from accidental technological failure. For example, certain of our employees have access to sensitive data that could be used to commit identity theft or fraud. Concerns about security increase when we transmit information electronically because such transmissions can be subject to attack, interception, or loss. Also, computer viruses can be distributed and spread rapidly over the Internet and could infiltrate our systems or those of our contracted third parties. Denial of service or other attacks could be launched against us for a variety of purposes, including interfering with our services or to create a diversion for other malicious activities. These types of actions and attacks and others could disrupt our delivery of services or make them unavailable. Any such actions or attacks against us or our contracted third parties could impugn our reputation, force us to incur significant expenses in remediating the resulting impacts, expose us to uninsured liability, result in the loss of our bank sponsors or our ability to participate in the payment networks, subject us to lawsuits, fines or sanctions, distract our management or increase our costs of doing business.

We and our contracted third parties could be subject to security breaches by hackers. Our encryption of data and other protective measures may not prevent unauthorized access to or use of sensitive data. A breach of a system may subject us to material losses or liability, including payment network fines, assessments and claims for unauthorized purchases with misappropriated credit, debit or card information, impersonation, or other similar fraud claims. A misuse of such data or a cybersecurity breach could harm our reputation and deter merchants from using electronic payments generally and our services specifically, thus reducing our revenue. In addition, any such misuse or breach could cause us to incur costs to correct the breaches or failures, expose us to uninsured liability, increase our risk of regulatory scrutiny, subject us to lawsuits, and result in the imposition of material penalties and fines under state and federal laws or by the payment networks. While we expect to maintain insurance coverage that may, subject to policy terms and conditions, cover certain aspects of cyber risks, our insurance coverage may be insufficient to cover all losses. In addition, a significant cybersecurity breach of our systems or communications could result in payment networks prohibiting us from processing transactions on their networks or the loss of our bank sponsors that facilitate our participation in the payment networks, either of which could materially impede our ability to conduct business.

Although we expect to generally require our agreements with distribution partners or our service providers which may have access to merchant or cardholder data to include confidentiality obligations that restrict these parties from using or disclosing any merchant or cardholder data except as necessary to perform their services under the applicable agreements, we cannot guarantee that these contractual measures will prevent the unauthorized use, modification, destruction or disclosure of data or allow us to seek reimbursement from the contracted party. In addition, many of our merchants are expected to be middle market businesses that may have limited competency regarding data security and handling requirements and thus may experience data breaches. Any unauthorized use, modification, destruction, or disclosure of data could result in protracted and costly litigation, and our incurring significant losses.

In addition, we anticipate entering into agreements with bank sponsors and third-party payment processors (as well as payment network requirements) that may require us to take certain protective measures to ensure the confidentiality of merchant and consumer data. Any failure to adequately comply with these protective measures could result in fees, penalties, litigation, or termination of our bank sponsor agreements.

Any significant unauthorized disclosure of sensitive data entrusted to us would cause significant damage to our reputation, and impair our ability to attract new distribution partners, and may cause parties with whom we already have such agreements to terminate them.

Real or perceived software errors, failures, bugs, defects, or outages could adversely affect our business, results of operations, financial condition, and future prospects.

Our anticipated platform and internal systems will rely on software that is highly technical and complex. In addition, our anticipated platform and internal systems will depend on the ability of such software to store, retrieve, process, and manage immense amounts of data. As a result, undetected errors, failures, bugs, or defects may be present in such software or occur in the future in such software, including open-source software and other software we license in from third parties, especially when updates or new products or services are released.

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Any real or perceived errors, failures, bugs, or defects in the software may not be found until our consumers use our platform and could result in outages or degraded quality of service on our platform that could adversely impact our business, as well as negative publicity, loss of or delay in market acceptance of our products and services, and harm to our brand or weakening of our competitive position. In such an event, we may be required, or may choose, to expend significant additional resources in order to correct the problem. Any real or perceived errors, failures, bugs, or defects in the software we rely on could also subject us to liability claims, impair our ability to attract new consumers, retain existing consumers, or expand their use of our products and services, which would adversely affect our business, results of operations, financial condition, and future prospects.

Negative publicity about us or our industry could adversely affect our business, results of operations, financial condition, and future prospects.

Negative publicity about us or our industry, including the transparency, fairness, customer experience, quality, and reliability of our platform or consumer fintech platforms in general, effectiveness of our risk models, our ability to effectively manage and resolve complaints, our privacy and security practices, litigation, regulatory activity, misconduct by our employees, funding sources, bank partners, service providers, or others in our industry, the experience of consumers with our platform or services, even if inaccurate, could adversely affect our reputation and the confidence in, and the use of, our platform, which could harm our reputation and cause disruptions to our platform. Any such reputational harm could further affect the behavior of consumers, including their willingness to obtain advances, deposit accounts, and other products and services facilitated through our platform.

A number of factors could adversely affect customer confidence in our brands, many of which are beyond our control, and could have an adverse impact on us. These factors include but are not limited to:

●	any significant interruption to our systems and operations;

●	any regulatory action or investigation against us;

●	measures taken to combat risks of fraud and breaches of privacy and security, such as freezing consumer funds;

●	customer complaints about our customer service and our ability to handle customer complaints effectively;

●	our ability to manage and train our customer service representatives properly;

●	any breach of our security system or any compromises of consumer data; and

●	any regulatory action or investigation against us.

Furthermore, negative publicity surrounding any assertion that we or any associated merchants are implicated in fraudulent transactions, irrespective of the accuracy of such publicity or its connection with our current operations or business, could harm our reputation. Any event that damages our brands and reputation among consumers as a reliable payment services provider could have a material adverse effect on our business, financial condition and results of operations.

We expect to use open-source software in our products, which could subject us to litigation or other actions.

We expect to use open-source software in some of our products. From time to time, there have been claims challenging the ownership of open-source software against companies that incorporate it into their products. As a result, we could be subject to lawsuits by parties claiming ownership of what we believe to be open-source software. Litigation could be costly for us to defend, have a negative effect on our operating results and financial condition, or require us to devote additional research and development resources to change our products. In addition, if we were to combine our proprietary software products with open-source software in a certain manner under certain open-source licenses, we could be required to release the source code of our proprietary software products. If we inappropriately use or incorporate open-source software subject to certain types of open-source licenses that challenge the proprietary nature of our products, we may be required to re-engineer such products, discontinue the sale of such products, or take other remedial actions.

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We may experience breakdowns in our information technology systems or software defects, computer viruses and development delays that could damage customer relations and expose us to liability.

We expect to depend heavily on the stable operation of our information technology systems including software, processing systems, data centers and telecommunications networks, as well as systems provided by third parties. In addition, our business will depend on the performance and reliability of our servers and terminals. A system outage or data loss could have a material adverse effect on our business, financial condition and results of operations. Not only would we suffer damage to our reputation and potential loss of business in the event of a system outage or data loss, but we may also be liable to third parties. Defects in our software systems and errors or delays in our processing of electronic transactions could result in one or more of the following:

●	additional development costs;

●	diversion of technical and other resources from our other development efforts;

●	loss of credibility with current or potential customers;

●	harm to our reputation and brands;

●	exposure to liability claims; and

●	regulatory action or investigation.

In addition, we expect to rely on technologies supplied to us by third parties that may also contain undetected errors, viruses or defects. To successfully operate our business, we must be able to protect our systems and software from disruption, including from events that may be beyond our control. Events that could cause disruptions include, but are not limited to, upgrading of our information technology systems, installation difficulties or delays, fire, natural disaster, unauthorized entry, power loss, telecommunications failure, software defects, computer viruses, terrorist acts and war. We expect to perform the vast majority of disaster recovery operations ourselves, though we utilize select third parties for some aspects of recovery, particularly internationally. To the extent we outsource our disaster recovery, we are at risk of the relevant service provider’s unresponsiveness or failure to respond appropriately in the event of breakdowns in our systems. Furthermore, we may not have insurance policies, or our insurance policies may not be adequate, to compensate us for all losses or failures that may occur.

The growth of our business will be largely dependent on our distribution network.

Our ability to successfully grow our business internationally will depend to a significant extent on us successfully developing and maintaining relationships with local distribution partners in the localities and countries where we will operate. If we are unable to maintain and increase the penetration of our distribution network in existing markets, and develop distribution networks in new markets, our products and services may become less attractive to consumers and in turn, to both global and local content providers. We intend to expand our distribution network partly through acquisitions and partnerships in new markets. There can be no assurance that we will succeed in expanding our distribution network to new markets, or that our earnings in such markets will offset the cost of acquisition. In cases where our strategy involves organically growing into a new market by establishing a presence in the market and signing up distribution partners directly, there can be no assurance that we will succeed in expanding our distribution network rapidly or at all. Any of the foregoing could adversely impact our business, financial condition and results of operations.

If we lose key personnel, if their reputations are damaged, or if we are unable to attract and retain executives and employees, we need to support our operations and growth, our business may be harmed.

Our success and future growth will depend upon the services of our management team and other key employees who are critical to our overall management, as well as the continued development of our products, strategic partnerships, our culture and our strategic direction. Our business may also be adversely affected by the departure of customers of our senior management team who have, over the years, developed long standing and favorable relationships with our anticipated bank sponsor and key payment processing and technology service providers. We currently do not have key person insurance on any of our employees. The loss of one or more of our senior management team customers or other key employees could disrupt or harm our business, and we may not be able to find adequate replacements. We cannot ensure that we will be able to retain the services of any customers of our senior management or other key employees or that we would be able to timely replace customers of our senior management or other key employees should any of them depart.

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Failure to attract and retain qualified personnel could jeopardize our competitive position.

We expect our business to function at the intersection of rapidly changing technological, social, economic and regulatory developments that require a wide-ranging set of expertise and intellectual capital. In order for us to compete and grow successfully, we must attract, recruit, retain and develop the necessary personnel who can provide the needed expertise across the entire spectrum of our intellectual capital needs. This is particularly true with respect to qualified and experienced software engineers and IT staff, who are highly sought after and are not in sufficient supply in Malaysia and in most other markets in which we operate. The market for such personnel is highly competitive, and we may not succeed in recruiting additional personnel or may fail to replace current personnel who depart with qualified or effective successors. It may also be difficult for us to obtain necessary qualified personnel with local experience to support our international growth, which may jeopardize our ongoing and planned expansion. Our efforts to retain and develop personnel may result in significant additional expenses, which could adversely affect our profitability. Failure to retain or attract key personnel could have a material adverse effect on our business, financial condition and results of operations.

If we cannot maintain our company culture as we grow, our success and our business may be harmed.

We believe our culture will be a key contributor to our success and that the nature of the platform that we will provide will promote a sense of greater purpose and fulfilment in our employees. Any failure to preserve our culture could negatively affect our ability to retain and recruit personnel, which is critical to our growth, and to effectively focus on and pursue our corporate objectives. As we grow and develop the infrastructure of a public company, we may find it difficult to maintain these important aspects of our culture. If we fail to maintain our company culture, our business and competitive position may be adversely affected.

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We expect to face significant competition in the markets in which we operate, and we may fail to successfully compete against current or future competitors.

The market for e-vouchers and payment processing services is highly competitive and has relatively low barriers to entry. Other providers of e-vouchers and payment processing services have established a sizable market share in the merchant acquiring sector and service more clients than we do. Our growth will depend, in part, on a combination of the continued growth of the electronic payment market and our ability to increase our market share through technological advancement.

The payment and software solutions of the Carve-Out Business and our proposed post Business Combination business may compete against many forms of financial services and payment systems, including electronic, mobile and integrated payment platforms as well as cash and checks. We expect to compete against companies and financial institutions across the retail banking, financial services, consumer technology and financial technology services industries, as well as other nonbank lenders serving credit-challenged consumers, including online marketplace lenders, check cashers, point-of-sale lenders and payday lenders. We may compete with others in the market who may in the future provide offerings similar to ours, particularly companies who may provide money management, lending and other services though a platform similar to our platform. These and other competitors in the banking and financial technology industries are introducing innovative products and services that may compete with ours. We expect that this competition will continue as banking and financial technology industries continue to evolve, particularly if non-traditional non-recourse advance providers and other parties gain greater market share in these industries. If we are unable to differentiate our products and platform from and successfully compete with those of our competitors, our business, results of operations and financial condition will be materially and adversely affected.

Many existing and potential competitors are entities substantially larger in size, have more resources, are more highly diversified in revenue and substantially more established with significantly more brand awareness than ours. As such, many of our competitors can leverage their size, robust networks, financial wherewithal, brand awareness, pricing power and technological assets to compete with us. To the extent new entrants gain market share, the purchase and use of our products and services would decline. If price competition materially intensifies, we may have to decrease the prices of our products and services, which would likely adversely affect the results of operations.

Our long-term success depends on our huge database and our ability to compete effectively against existing and potential competitors that seek to provide banking and financial technology products and services. If we fail to compete effectively against these competitors, our revenues, results of operations, profitability, prospects for future growth and overall business will be materially and adversely affected.

The industries we are entering are highly competitive and such competition is likely to increase, which may adversely influence the prices we can charge to merchants for our services and the compensation we must pay to our distribution partners, and as a result, our profit margins.

After the Business Combination, we expect to operate in a highly competitive and fragmented industry that is sensitive to price and service. We compete with leading e-commerce companies such as iPay88, PayPal, MOLPay and Alibaba (which offers Alipay) which may offer substantially the same or similar product offerings as us. We also compete with businesses that focus on particular merchant categories or markets. We also compete with traditional cash payments and other popular online shopping websites and apps, and other traditional media companies that provide discounts on products and services.

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We believe the principal competitive factors in our market include the following:

●	breadth of subscriber base and merchants featured;

●	local presence and understanding of local business trends;

●	ability to deliver a high volume of relevant deals to consumers;

●	ability to produce high purchase rates for deals among subscribers;

●	ability to generate positive return on investment for merchants; and

●	strength and recognition of our brand.

Although we believe we compete favorably on the factors described above, we anticipate that larger, more established companies may directly compete with us as we continue to demonstrate the viability of a local one-stop payment solution provider. Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, larger product and services offerings, larger customer base and greater brand recognition. These factors may allow our competitors to benefit from their existing customer or subscriber base with lower acquisition costs or to respond more quickly than we can to new or emerging technologies and changes in customer requirements. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build a larger subscriber base or to monetize that subscriber base more effectively than us. Our competitors may develop products or services that are similar to our products and services or that achieve greater market acceptance than our products and services. In addition, although we do not believe that merchant payment terms are a principal competitive factor in our market, they may become such a factor and we may be unable to compete fairly on such terms.

There are limited barriers to entry for new companies wishing to enter our industries. In addition, many of our competitors are larger than us and may have greater financial, management or operating resources than us, or have more experience in the geographic markets in which we compete with them. If we are unable to compete effectively in each of our product and geographic markets, our business, financial condition and results of operations will be adversely affected.

We are subject to economic and political risk, the business cycles of our customers, merchants and distribution partners and the overall level of consumer and commercial spending, which could negatively impact our business, financial condition, and results of operations.

The electronic payments industry depends heavily on the overall level of consumer, commercial and government spending. We are exposed to general economic conditions that affect consumer confidence, consumer spending, consumer discretionary income and changes in consumer purchasing habits. A sustained deterioration in general economic conditions or increases in interest rates could adversely affect our financial performance by reducing the number or aggregate dollar volume of transactions made using electronic payments. If our customers make fewer purchases and sales of their products and services using electronic payments, or consumers spend less money through electronic payments, we will have fewer transactions to process at lower dollar amounts, resulting in lower revenue. In addition, a weakening in the economy could force merchants to close at higher than historical rates, resulting in exposure to potential losses and a decline in the number of transactions that we process. We also have material fixed and semi-fixed costs, including rent, debt service, contractual minimums, and salaries, which could limit our ability to quickly adjust costs and respond to changes in our business and the economy.

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Our business, financial condition and results of operations have and may continue to be adversely affected by the COVID-19 pandemic/endemic or other similar epidemics or adverse public health developments, including government responses to such events.

There are many uncertainties regarding the current global pandemic involving a novel strain of coronavirus

(COVID-19), and Super Apps continues to closely monitor the impact of the pandemic on all aspects of its business, including how it has and may in the future impact the customers, employees, suppliers, vendors, and business partners of the Carve-Out Business. The duration and magnitude of the continuing effects of COVID-19 on customers of the Carve-Out Business remain uncertain and dependent on various factors, including the continued severity and transmission rate of the virus, new variants of the virus, the nature of and duration for which preventative measures remain in place, the extent and effectiveness of containment and mitigation efforts, including vaccination programs, and the type of stimulus measures and other policy responses that the Malaysian government may further adopt.

The Carve-Out Business and operations were disrupted by the conditions caused by COVID-19, which adversely affected customers spending levels and disposable income. Governmental actions such as the Coronavirus Aid, Relief, and Economic Assistance offered helped to mitigate the effect of COVID-19 on the customers of the Carve-Out Business. These stimulus funds and incremental unemployment benefits provided created additional financial support for such customers; however, the overall economic conditions potentially increase customers’ credit risk. Economic conditions that affect personal finances of customers could also impact repayment of non-recourse advances that we make to our customers. Super Apps is concurrently evaluating its policies around the level and extent of customers cash advances and corresponding credit risk. Super Apps expects to continue to assess the evolving impact of the COVID-19 pandemic and intends to make adjustments to its responses accordingly.

Additionally, concerns over the economic impact of the COVID-19 pandemic have caused volatility in financial and other capital markets, which may adversely affect Super Apps’ stock price and our ability to access capital markets in the future.

Natural catastrophic events, pandemics and man-made problems such as power-disruptions, computer viruses, data security breaches, and terrorism may disrupt the Carve-Out Business.

Natural disasters, pandemics such as COVID-19, or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could harm our business. The Carve-Out Business has a large customers base and employee presence in Kuala Lumpur, Malaysia and its data centers are located in Kuala Lumpur. This area has experienced major power failure, telecommunications failure, vandalism, cyber-attack, and we may be unable to continue our operations and may endure system interruptions, reputational harm, delays in our application development, lengthy interruptions in the availability of our products and services, breaches of data security, and loss of critical data, all of which could harm our business, operating results, and financial condition.

Additionally, as computer malware, viruses, and computer hacking, fraudulent use attempts, and phishing attacks have become more prevalent, we, and third parties upon which we rely, face increased risk in maintaining the performance, reliability, security, and availability of our solutions and related services and technical infrastructure to the satisfaction of our customers. Any computer malware, viruses, computer hacking, fraudulent use attempts, phishing attacks, or other data security breaches related to our network infrastructure or information technology systems or to computer hardware we lease from third parties, could, among other things, harm our reputation and our ability to retain existing customers and attract new customers.

Our risk management policies and procedures may not be fully effective in mitigating our risk exposure in all market environments or against all types of risks.

We expect to operate in a rapidly changing industry. Accordingly, our risk management policies and procedures may not be fully effective to identify, monitor, manage and remediate our risks. Some of our risk evaluation methods depend upon information provided by others and public information regarding markets, merchants or other matters that are otherwise inaccessible by us. In some cases, that information may not be accurate, complete, or current. If our policies and procedures are not fully effective or we are not always successful in capturing all risks to which we are or may be exposed, we may suffer harm to our reputation or be subject to litigation or regulatory actions that materially increase our costs and subject us to reputational damage that could limit our ability to grow and cause us to lose existing merchant clients.

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Risks Relating to the Carve-Out Business

The Carve-Out Business is subject to extensive regulation and oversight in a variety of areas, including registration and licensing requirements under national and local laws and regulations.

The Carve-Out Business is subject to extensive regulation under Malaysian national and local laws and regulations. Regulators have broad discretion with respect to the interpretation, implementation, and enforcement of these laws and regulations, including through enforcement actions that could subject us to civil money penalties, customer remediations, increased compliance costs, and limits or prohibitions on our ability to offer certain products or services or to engage in certain activities. Any failure or perceived failure to comply with any of these laws or regulations could subject us to lawsuits or governmental actions and/or damage our reputation, which could materially and adversely affect our business. Moreover, any competitors subject to different, or in some cases less restrictive, legislative or regulatory regimes may have or obtain a competitive advantage over us.

The Carve-Out Business is subject to the regulatory and enforcement authority of the Central Bank of Malaysia or Bank Negara Malaysia (BNM), which oversees compliance of financial system infrastructure, financial services and payment systems. In addition, certain regulated activities which will be carried out by OneShop Retail is subject to the supervisory authority of the BNM and other governmental authorities. The BNM has broad enforcement powers, and upon determining a violation of applicable law has occurred can order, among other things, rescission or reformation of contracts, the refund of moneys, restitution, disgorgement or compensation for unjust enrichment, the payment of damages or other monetary relief, public notifications regarding violations, limits on activities or functions, remediation of practices, external compliance monitoring and civil money penalties. The cost of responding to investigations can be substantial and an adverse resolution to an investigation, including a consent order or other settlement, may have a material adverse effect on the business, financial position, results of operations and future prospects of the company subject to investigation.

Super Apps or OneShop Retail may in the future also be subject to investigations and potential enforcement actions that may be brought by state regulatory authorities, state attorneys general or other state enforcement authorities and other governmental agencies. Any such actions could subject us to civil money penalties and fines, customer remediations, and increased compliance costs, damage our reputation and brand and limit or prohibit our ability to offer certain products and services or engage in certain business practices. Further, in some cases, regardless of fault, it may be less time-consuming or costly to settle these matters, which may require us to implement certain changes to our business practices, provide remediation to certain individuals or make a settlement payment to a given party or regulatory body.

Super Apps and OneShop Retail will need to comply with extensive laws and regulations on our future payment processing, debit card, lending and e-wallet business activities.

Super Apps and OneShop Retail intend to conduct e-Money, Merchant Acquiring, Money Services Business, Money Lending, Mobile Virtual Network Operator businesses from Malaysia in connection with the Carve-Out Business. In Malaysia, each of these businesses require approval from either Central Bank of Malaysia or also known as Bank Negara Malaysia (BNM), Ministry of Local Government Development (KPKT) and Ministry of Communications and Digital (KKMM).

The operations and conduct of these businesses in Malaysia will be subject to numerous laws and regulations, including the following:

●	Financial Services Act 2013 - An Act to provide for the regulation and supervision of financial institutions, payment systems and other relevant entities and the oversight of the money market and foreign exchange market to promote financial stability and for related, consequential or incidental matters;

●	Unclaimed Moneys Act 1965 - An Act to regulate monies which are legally payable to the owner but have remained unpaid for a period of not less than one year;

●	Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities 2001 - An Act to provide for the offence of money laundering, the measures to be taken for the prevention of money laundering and terrorism financing offences and to provide for the forfeiture of property involved in or derived from money laundering and terrorism financing offences, as well as terrorist property, proceeds of an unlawful activity and instrumentalities of an offence, and for matters incidental thereto and connected therewith;

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●	Communications and Multimedia Act 1998 - The Act seeks to provide a generic set of regulatory provisions based on generic definitions of market and service activities and services and the jurisdiction of this Act is restricted to networked services and activities only. This Act was passed to fulfill the need to regulate an increasingly convergent communications and multimedia industry.

●	Moneylenders Act 1951 - An Act for the regulation and control of the business of moneylending, the protection of borrowers of the monies lent in the course of such business, and matters connected therewith;

●	Credit Reporting Agency Act 2010 - An Act to provide for the registration and regulation of persons carrying on credit reporting businesses and for matters connected therewith and incidental thereto;

●	Personal Data Protection Act 2010 - An Act to regulate the processing of personal data in commercial transactions and to provide for matters connected therewith and incidental thereto; and

●	Any law (whether domestic or international), statute, code, rule, guidelines, notices, ordinance, regulation, directive, order, judgment, writ, injunction or decree, and includes any changes in the application or interpretation thereof.

The Carve-Out Business operates in an extensive regulatory environment and may from time to time be subject to governmental investigations or other inquiries by state, federal and local governmental authorities.

Determinations of compliance with applicable legal and regulatory requirements can be highly technical and subject to varying interpretations. From time to time, the products and services of Carve-Out Business may not have fully complied with requirements under applicable laws and regulations. If we become aware of such an instance, whether as a result of our compliance reviews, regulatory inquiry, customer complaint or otherwise, we expect to generally conduct a review of the activity in question and determine how to address it, such as modifying the product, making customer refunds or taking other remedial actions

Failure to comply with applicable laws, regulations, rules and guidance, or any finding that the Carve-Out Business’ past forms, practices, processes, procedures, controls or infrastructure were insufficient or not in compliance, could subject us to regulatory enforcement actions, result in the assessment against us of civil, monetary, criminal or other penalties (some of which could be significant in the case of knowing or reckless violations), result in the issuance of cease and desist orders (which can include orders for restitution, as well as other kinds of affirmative relief), require us to refund payments, interest or fees, result in a determination that certain financial products are not collectible, result in a suspension or revocation of licenses or authorization to transact business, result in a finding that we have engaged in unfair and deceptive acts or practices, limit our access to services provided by third-party financial institutions or cause damage to our reputation, brands and valued customer relationships. We may also incur additional, substantial expenses to bring those products and services into compliance with the laws of various jurisdictions or as a result choose to stop offering certain products and services in certain jurisdictions.

Our failure to comply with any regulations, rules, or guidance applicable to our business could have a material adverse effect on our business. In addition, changes to, or the discontinuation of, certain products and services necessary to maintain compliance with regulatory and legal requirements or to adequately manage compliance-related risks may result in corresponding changes to or limitations on the fees we can charge and other sources of revenue we currently rely upon. Such failures or changes to our products, services or business may have substantial adverse effects on our prospects, results of operations, financial condition and cash flows and could prohibit or directly or indirectly impair our ability to continue current operations.

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The financial services industry continues to evolve and is affected by new laws or regulations in many jurisdictions, including the Malaysian Law in which the Carve-Out Business operates, that could restrict the products and services Super Apps offers, impose additional compliance costs on it, render its operations or the Carve-Out Business unprofitable or even prohibit its operations or the operations of the Carve-Out Business.

As operators of the Carve-Out Business, we will be required to comply with frequently changing national, state, and local laws and regulations that regulate, among other things, the terms of the financial products and services we offer. New laws or regulations may require us to incur significant expenses to ensure compliance. National and state regulators of consumer financial products and services are also enforcing existing laws, regulations, and rules more aggressively, and enhancing their supervisory expectations regarding the management of legal and regulatory compliance risks.

In addition, regulators are interpreting existing laws, regulations and rules in new and different ways as they attempt to apply them to novel products and business models such as ours. Changes in the laws, regulations and enforcement priorities applicable to our business, or changes in the way existing laws and regulations are interpreted and applied to us, could have a material impact on our business model, operations and financial position. In some cases, these measures could even directly prohibit some or all of the current business activities of the Carve-Out Business in certain jurisdictions or render them unprofitable and/or impractical to continue.

The application of consumer protection statutes and related regulations to innovative products offered by financial technology companies such as us is often uncertain, evolving and unsettled. To the extent that any products of the Carve-Out Business are deemed to be subject to any such laws, we could be subject to additional compliance obligations, including state licensing requirements, disclosure requirements and usury or fee limitations, among other things. Application of such requirements and restrictions to our products and services could require us to make significant changes to our business practices (which may increase our operating expenses and/or decrease revenue) and, in the event of retroactive application of such laws, subject us to litigation or enforcement actions that could result in the payment of damages, restitution, monetary penalties, injunctive restrictions, or other sanctions, any of which could have a material adverse effect on our business, financial position, and results of operations.

Further, we may not be able to respond quickly or effectively to regulatory, legislative, and other developments, and these changes may in turn impair our ability to offer our existing or planned features, products, and services and/or increase our cost of doing business. In addition, we expect to continue to launch new products and services in the coming years, which may subject us to additional legal and regulatory requirements under federal, state and local laws and regulations. To the extent the application of these laws or regulations to our new offerings is unclear or evolving, including changing interpretations and the implementation of new or varying regulatory requirements by federal or state governments and regulators, this may significantly affect or change our proposed business model, increase our operating expenses and hinder or delay our anticipated launch timelines for new products and services.

Super Apps intends to rely on our business partner, MobilityOne, to assist it in ensuring that it and its products comply with the multitude of governmental laws and regulations. If Super Apps were to become directly subject to banking regulations or be subjected to additional third-party risk management obligations, its business model may need to be substantially altered and it may not be able to continue to operate our business as it is currently operated.

Certain services and products of the Carve-Out Business which will be made available through OneShop Retail are subject to regulation and supervision by regulators. As such, OneShop Retail will be required to undertake certain compliance obligations. OneShop Retail expects to rely on MobilityOne to fulfill the compliance obligations required in operating the Carve-Out Business. If relevant laws, regulations or if the third-party risk management requirements applicable to us were to change such that we would no longer be able to rely on MobilityOne to fulfill our compliance obligations, our business model may need to be substantially altered and we may not be able to continue to operate our business as currently envisaged. Failure by OneShop Retail or any of our business partners to comply with applicable laws and regulations could have a material adverse effect on our business, financial position and results of operations.

Super Apps and OneShop Retail will be relying upon MobilityOne to provide certain payment processing, debit card and e-wallet services. If we were found to be operating without having obtained necessary licenses, it could adversely affect our business, results of operations, financial condition, and future prospects.

Malaysia has laws regulating and requiring licensing, registration, notice filing, or other approval by parties that engage in certain activities regarding consumer finance transactions and payment systems. Super Apps and OneShop Retail will be relying upon MobilityOne to provide certain payment processing, debit card and e-wallet services. MobilityOne has also received inquiries from regulatory agencies regarding requirements to obtain licenses from or register with those states, including in states where we have determined that we are not required to obtain such a license or be registered with the state, and we expect to continue to receive such inquiries. Regulatory requirements may evolve over time, therefore affecting our business activities, products and services

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If we were found to be in violation of applicable laws and regulations by a Malaysian court, or local enforcement agency, or agree to resolve such concerns by voluntary agreement, we could be subject to or agree to pay fines, damages, injunctive relief (including required modification or discontinuation of our business in certain areas), criminal penalties, and other penalties or consequences, and the non-recourse advances facilitated through our platform could be rendered void in whole or in part, any of which could have an adverse effect on our business, results of operations, and financial condition.

Stringent and changing laws and regulations relating to privacy and data protection could result in claims, harm our results of operations, financial condition, and future prospects, or otherwise harm our business.

As operators of the Carve-Out Business, we will be subject to a variety of laws, rules, directives, and regulations, as well as contractual obligations, relating to the processing of personal information, including personally identifiable information. The regulatory framework for privacy and data protection worldwide is rapidly evolving and, as a result, implementation standards and enforcement practices are likely to continue to evolve for the foreseeable future. Legislators and regulators are increasingly adopting or revising privacy and data protection laws, rules, directives, and regulations that could have a significant impact on our current and planned privacy and data protection-related practices; our processing of consumer or employee information; and our current or planned business activities.

Compliance with current or future privacy and data protection laws (including those regarding security breach notification) affecting consumer and/or employee data to which we are subject could result in higher compliance and technology costs and could restrict our ability to provide certain products and services (such as products or services that involve us sharing information with third parties or storing sensitive information), which could materially and adversely affect our profitability and could reduce income from certain business initiatives.

Our failure, or the failure of any third party with whom we work, to comply with privacy and data protection laws could result in potentially significant regulatory investigations and government actions, litigations, fines, or sanctions, consumer, funding source, or bank partner actions, and damage to our reputation and brand, all of which could have a material adverse effect on our business. Complying with privacy and data protection laws and regulations may cause us to incur substantial operational costs or require us to change our business practices. We may not be successful in our efforts to achieve compliance either due to internal or external factors, such as resource allocation limitations or a lack of vendor cooperation. We have in the past, and may in the future, receive complaints or notifications from third parties alleging that we have violated applicable privacy and data protection laws and regulations. Non-compliance could result in proceedings against us by governmental entities, consumers, data subjects, or others. We may also experience difficulty retaining or obtaining new consumers in these jurisdictions due to the legal requirements, compliance cost, potential risk exposure, and uncertainty for these entities, and we may experience significantly increased liability with respect to these consumers.

In addition to government regulation, privacy advocates and industry groups may propose new and different self-regulatory standards that may apply to us. Because the interpretation and application of privacy and data protection laws, regulations, rules, and other standards are still uncertain, it is possible that these laws, rules, regulations, and other actual or alleged legal obligations, such as contractual or self-regulatory obligations, may be interpreted and applied in a manner that is inconsistent with our existing data management practices or the functionality of our platform. If so, in addition to the possibility of fines, lawsuits and other claims, we could be required to fundamentally change our business activities and practices or modify our software, which could have an adverse effect on our business.

Any failure or perceived failure by us to comply with laws, regulations, policies, legal, or contractual obligations, industry standards, or regulatory guidance relating to privacy or data security, may result in governmental investigations and enforcement actions, litigation, fines and penalties, or adverse publicity, and could cause our customers and partners to lose trust in us, which could have an adverse effect on our reputation and business. We expect that there will continue to be new proposed laws, regulations, and industry standards relating to privacy, data protection, marketing, consumer communications, and information security, and we cannot determine the impact such future laws, regulations, and standards may have on our business. Future laws, regulations, standards, and other obligations or any changed interpretation of existing laws or regulations could impair our ability to develop and market new functionality and maintain and grow our customer base and increase revenue. Future restrictions on the collection, use, sharing, or disclosure of data, or additional requirements for express or implied consent of our customers, partners, or end users for the use and disclosure of such information could require us to incur additional costs or modify our platform, possibly in a material manner, and could limit our ability to develop new functionality.

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If we are not able to comply with these laws or regulations, or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue certain products, which would negatively affect our business, financial condition, and operating results. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise adversely affect the growth of our business. Furthermore, any costs incurred as a result of this potential liability could harm our operating results.

General

Legal proceedings could have a material adverse effect on our business, financial condition or results of operations.

We may in the future become subject to legal proceedings and claims that arise in the ordinary course of business, such as claims brought by our customers in connection with commercial disputes, employment claims made by our current or former employees, or claims for reimbursement following misappropriation of customer data. Certain claims may seek injunctive relief, which could disrupt the ordinary conduct of our business and operations or increase our cost of doing business. Litigation might result in substantial costs and may divert management’s attention and resources, which might seriously harm our business, overall financial condition, and operating results. Insurance might not cover such claims, might not provide sufficient payments to cover all the costs to resolve one or more such claims, and might not continue to be available on terms acceptable to us. A claim brought against us that is uninsured or underinsured could result in unanticipated costs, thereby reducing our operating results and leading analysts or potential investors to reduce their expectations of our performance, which could reduce the trading price of our stock. Furthermore, there is no guarantee that we will be successful in defending ourselves in future litigation. Should the ultimate judgments or settlements in any pending litigation or future litigation or investigation significantly exceed our insurance coverage, they could have a material adverse effect on our business, financial condition, and results of operations.

We will be subject to risks related to taxation in the Malaysia.

Significant judgments based on interpretations of existing tax laws or regulations are required in determining the Company’s provision for income taxes. the Company’s effective income tax rate could be adversely affected by various factors, including, but not limited to, changes in the mix of earnings in tax jurisdictions with different statutory tax rates, changes in the valuation of deferred tax assets and liabilities, changes in existing tax policies, laws, regulations or rates, changes in the level of non-deductible expenses (including share-based compensation), changes in the location of the Company’s operations, changes in the Company’s future levels of research and development spending, mergers and acquisitions or the results of examinations by various tax authorities. Although the Company’s believes its tax estimates are reasonable, if the tax authority disagrees with the positions taken on its tax returns, the Company could have additional tax liability, including interest and penalties. If material, payment of such additional amounts upon final adjudication of any disputes could have a material impact on our results of operations and financial position.

Malaysian Laws

Current Malaysian Exchange Control regulations permit Malaysian subsidiaries to pay dividends without restrictions to US parent companies or its shareholders. Under the Malaysian Income Tax Act, 1967 (the Act), no withholding or income tax is payable in Malaysia in respect of dividends paid by the Malaysian subsidiaries to its shareholders whether resident or non-resident of Malaysia in respect of dividends declared.

The Malaysian government imposes limited controls on the conversion of Malaysian Ringgit into foreign currencies and the remittance of currencies out of Malaysia but such restrictions do not apply to remittances of dividends.

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Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. Dividends we pay to our overseas shareholders are not subject to withholding tax under the Malaysian Income Tax Act, 1967.

With regard to the Malaysian transfer pricing implication, it is noted that MobilityOne and OneShop Retail expect to enter into a Software License Agreement after the consummation of the Business Combination whereby MobilityOne will license to OneShop Retail on a royalty-free basis for MobilityOne’s proprietary electronic payment platform. As MobilityOne and OneShop Retail are related parties (or associated persons), any transactions between associated persons must be at an arm’s length price to meet the requirements of Section 140A of the Act and the Income Tax (Transfer Pricing) Rules 2012 and 2023. The arm’s length price refers to a price that would have been charged in a similar transaction between independent persons. The royalty-free licensing arrangement can be challenged by the Inland Revenue Board (IRB) if discovered during a tax audit and the IRB is empowered to make adjustment to the adjusted income or chargeable income of MobilityOne to reflect the arm’s length price for the transaction with OneShop Retail. A surcharge (or penalty) of up to 5% of the increase in the amount of income consequent to the adjustment will be imposed by the IRB.

Changes to applicable tax laws and regulations or exposure to additional income tax liabilities could affect the Company’s business and future profitability.

Super Apps and its consolidated subsidiary, OneShop Retail, are Malaysian corporations and thus subject to Malaysian corporate income tax on its Malaysian income. Further, since OneShop Retail’s anticipated operations and customers will be located throughout Malaysia, OneShop Retail will be subject to various Malaysian and local taxes. Malaysian and non-Malaysian tax laws, policies, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to OneShop Retail and may have an adverse effect on its business and future profitability.

For example, several tax proposals have been set forth that would, if enacted, make significant changes to Malaysia tax laws. Malaysia income tax rate applicable to corporations (such as OneShop Retail) for income earned in excess of RM600,000.00 is 24%.

Developments in the social, political, regulatory and economic environment in Malaysia may have a material adverse impact on us.

Our anticipated business, prospects, financial condition and results of operations may be adversely affected by social, political, regulatory and economic developments in Malaysia. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation.

Negative developments in Malaysia’s socio-political environment may adversely affect our anticipated business, financial condition, results of operations and prospects. The Malaysian economy registered growth of 3.1% in 2022, according to the Department of Statistics Malaysia. Although the overall Malaysian economic environment (in which we predominantly operate) appears to be positive, there can be no assurance that this will continue to prevail in the future.

The Malaysian Ringgit is subject to exchange rate fluctuations.

BNM has, in the past, intervened in the foreign exchange market to stabilize the Malaysian Ringgit, and instituted a fixed exchange rate of MYR3.80 to $1.00 on September 2, 1998. Subsequently, on July 21, 2005, BNM adopted a managed float system which benchmarked the Malaysian Ringgit to a currency basket to ensure that the Malaysian Ringgit remains close to its fair value. As of May 30, 2023, the closing exchange rate was MYR4.60 to $1.00. However, there can be no assurance that BNM will, or would be able to, intervene in the foreign exchange market in the future or that any such intervention or fixed exchange rate would be effective in achieving BNM’s objectives. Fluctuations in the Malaysian Ringgit’s value against other currencies will create foreign currency translation gains or losses and may have an adverse effect on our business, financial condition and results of operations.

Super Apps is subject to foreign exchange control policies in Malaysia and other countries where we may operate.

The ability of our subsidiaries to pay dividends or make other payments to us may be restricted by the foreign exchange control policies Malaysia and in other countries where we may operate.

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For example, there are foreign exchange policies in Malaysia which support the monitoring of capital flows into and out of the country in order to preserve its financial and economic stability. The foreign exchange policies are administered by BNM. The foreign exchange policies monitor and regulate both residents and non-residents. Under the current Foreign Exchange Policy Notices (“FEP Notices”) issued by BNM, non-residents are free to repatriate from Malaysia any funds including any income earned or proceeds from divestment of Ringgit Asset (as defined therein), provided that the repatriation is made in foreign currency and the conversion of Ringgit into foreign currency is undertaken in accordance with the FEP Notices. In the event BNM introduces any restrictions in the future, we may be affected in our ability to repatriate dividends or other payments from Malaysia.

Since Super Apps is a holding company and rely principally on dividends and other payments from our OneShop Retail consolidated subsidiary for our cash requirements, any restrictions on such dividends or other payments could materially and adversely affect our liquidity, financial condition and results of operations.

If Super Apps expands its business internationally, it will face additional business, political, regulatory, operational, financial and economic risks, any of which could increase its costs and hinder such growth.

Super Apps expects to continue to devote significant resources to international expansion through acquisitions and organic growth, including the establishment of additional offices. Expanding its business internationally will require considerable management attention and resources and is subject to the particular challenges of supporting a rapidly growing business in an environment of multiple languages, cultures, customs, legal and regulatory systems, alternative dispute systems and commercial infrastructures. For example, Super Apps may become subject to risks that it has not faced before or increase the risks that it currently expects to face, including risks associated with:

●	recruiting and retaining talented and capable management and employees in various countries;

●	challenges caused by distance, language and cultural differences;

●	contracting with content providers for games and other digital content that appeal to the tastes and preferences of users in international markets;

●	competition from local competitors with significant market share in those markets and with a better understanding of consumer preferences;

●	protecting and enforcing our intellectual property rights;

●	negotiating agreements that are sufficiently economically beneficial to us and protective of our rights;

●	the inability to extend proprietary rights in our brand, content or technology into new jurisdictions;

●	implementing our payment methods for virtual and other goods in a manner that complies with local laws and practices and protects us from fraud;

●	complying with applicable foreign laws and regulations, including privacy laws, consumer protection laws, anti-money laundering laws, and laws and regulations relating to content, currencies and payment systems;

●	currency exchange rate fluctuations;

●	protectionist laws and business practices that favor local businesses in some countries;

●	foreign tax consequences;

●	foreign exchange controls or tax restrictions that might restrict or prevent us from repatriating income earned in foreign countries;

●	political, economic and social instability; and

●	higher costs associated with doing business internationally.

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Entering new international markets or expanding our operations in existing international markets will involve substantial cost and Super Apps’ ability to successfully gain market acceptance in any particular market is uncertain. There can be no assurance that we will be able to successfully grow our business internationally.

Super Apps’ expansion into new jurisdictions could involve challenges for us associated with the social, regulatory, political or economic environments in those jurisdictions, particularly where those jurisdictions have economies that are generally considered to be developing. Such political instability could negatively affect operations within these countries or expansion plans into other countries in the territory. Any of the forgoing could have an adverse impact on our business, financial condition and results of operations.

As a result of plans to expand Super Apps’ business operations, including to jurisdictions in which tax laws may not be favorable, its obligations may change or fluctuate, become significantly more complex or become subject to greater risk of examination by taxing authorities, any of which could adversely affect the Company’s after-tax profitability and financial results.

In the event that Super Apps’ business expands domestically or internationally, its effective tax rates may fluctuate widely in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded, changes in deferred tax assets and liabilities, or changes in tax laws. Factors that could materially affect Super Apps’ future effective tax rates include, but are not limited to: (a) changes in tax laws or the regulatory environment, (b) changes in accounting and tax standards or practices, (c) changes in the composition of operating income by tax jurisdiction and (d) pre-tax operating results of Super Apps’ business.

Super Apps’ after-tax profitability and financial results could be subject to volatility or be affected by numerous factors, including (a) the availability of tax deductions, credits, exemptions, refunds and other benefits to reduce tax liabilities, (b) changes in the valuation of deferred tax assets and liabilities, if any, (c) the expected timing and amount of the release of any tax valuation allowances, (d) the tax treatment of stock-based compensation, (e) changes in the relative amount of earnings subject to tax in the various jurisdictions, (f) the potential business expansion into, or otherwise becoming subject to tax in, additional jurisdictions, (g) changes to existing intercompany structure (and any costs related thereto) and business operations, (h) the extent of intercompany transactions and the extent to which taxing authorities in relevant jurisdictions respect those intercompany transactions, and (i) the ability to structure business operations in an efficient and competitive manner. Outcomes from audits or examinations by taxing authorities could have an adverse effect on Super Apps’ after-tax profitability and financial condition. Additionally, the IRS and several foreign tax authorities have increasingly focused attention on intercompany transfer pricing with respect to sales of products and services and the use of intangibles. Tax authorities could disagree with Super Apps’ intercompany charges, cross-jurisdictional transfer pricing or other matters and assess additional taxes. If Super Apps does not prevail in any such disagreements, Super Apps’ profitability may be affected.

Super Apps’ after-tax profitability and financial results may also be adversely affected by changes in relevant tax laws and tax rates, treaties, regulations, administrative practices and principles, judicial decisions and interpretations thereof, in each case, possibly with retroactive effect.

The unaudited pro forma condensed combined financial information included in this registration statement may not be indicative of what the actual financial position or results of operations of the Company would have been for the periods presented.

The unaudited pro forma condensed combined financial information for the Company in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what the Company actual financial position or results of operations would have been for the periods presented had the Business Combination been completed on the dates indicated. See the section entitled Unaudited Pro Forma Condensed Combined Financial Information for more information.

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The JOBS Act permits emerging growth companies like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an emerging growth company as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statement/prospectus. As a result, our shareholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year (i) following December 31, 2026, the fifth anniversary of our IPO, (ii) in which we have total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time) or (iii) in which we are deemed to be a large accelerated filer, which means the market value of the shares of TTI Class A Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find TETE Class A Ordinary Shares less attractive because we will rely on these exemptions. If some investors find TETE Class A Ordinary Shares less attractive as a result, there may be a less active trading market for TETE’s Class A Ordinary Shares and our share price may be more volatile.

Super Apps does not intend to pay cash dividends on its capital stock and does not anticipate paying dividends in the foreseeable future.

Super Apps will not pay dividends on our capital stock and intends to retain any future earnings to fund the growth of its business. Any determination to pay dividends in the future will be at the discretion of the Board and will depend on Super Apps’ financial condition, operating results, capital requirements, general business conditions and other factors that the Board may deem relevant. As a result, capital appreciation, if any, of our Company’s Class A Ordinary Shares will be the sole source of gain for the foreseeable future.

Risk Factors Relating to TETE’s Business

TETE will be forced to liquidate the trust account if it cannot consummate a business combination by December 20, 2024 (unless otherwise extended). In the event of a liquidation, TETE’s public shareholders will receive $[_] per share and the TETE Warrants will expire worthless.

On June 7, 2024, TETE held an extraordinary meeting of shareholders. During this meeting, TETE’s shareholders approved the proposals to (i) amend TETE’s amended and restated articles of association in existence at that time to give TETE the right to extend the Combination Period up to seven (7) times for an additional one (1) month each time, from June 20, 2024 to January 20, 2025; (ii) amend TETE’s investment management trust agreement, dated as of January 14, 2022, by and between the Company and Continental Stock Transfer & Trust Company, to allow the Company to extend the Combination Period up to seven (7) times for an additional one (1) month each time from June 20, 2024 to January 20, 2025, by depositing into the Trust Account, for each one-month extension, the lesser of (a) $60,000 and (b) $0.02 for each ordinary share outstanding. On June 7, 2024, 408,469 Public Shares were redeemed by a number of shareholders at a price of approximately $11.93 per share, in an aggregate principal amount of $4,872,513.12. Following the redemptions, there were 2,568,240 Public Shares outstanding. The Company subsequently deposited $51,364.80 per month into the trust account to extend the Combination Period from June 20, 2024 to December 20, 2024.

If TETE is unable to consummate a business combination by December 20, 2024 (unless otherwise extended) and is forced to liquidate, then the per-share liquidation distribution will be approximately $[_]. Furthermore, there will be no distribution with respect to the TETE Warrants, which will expire worthless as a result of TETE’s failure to consummate a business combination.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination or force us to abandon our efforts to complete an initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

● restrictions on the nature of our investments; and

● restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including:

● registration as an investment company;

● adoption of a specific form of corporate structure; and

● reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless it can qualify for an exclusion, a company must ensure that it is engaged primarily in a business other than investing, reinvesting or trading of securities and that its activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

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The SEC recently provided guidance that the determination of whether a special purpose acquisition company, like us, is an “investment company” under the Investment Company Act is a facts and circumstances determination requiring individualized analysis and depends on a variety of factors, including a SPAC’s duration, asset composition, business purpose and activities, and “is a question of facts and circumstances” requiring individualized analysis. When applying these factors to us we do not believe that our principal activities will subject us to the Investment Company Act. To this end, the Company was formed for the purpose of completing an initial business combination with one or more businesses. Our business will be focused on identifying and completing an initial business combination, and thereafter, operating the post-transaction business or assets for the long term. Further, we do not plan to buy businesses or assets with a view to resale or profit from their resale and we do not plan to buy unrelated businesses or assets or to be a passive investor. In addition, the proceeds held in the trust account will only be held as cash or in an interest bearing demand deposit account at a bank, or invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account at a bank. Pursuant to the investment management trust agreement, the trustee will not be permitted to invest in other securities or assets. By restricting the investment of the proceeds in this manner, and by focusing our directors’ and officers’ time toward, and operating our business for the purpose of, acquiring and growing businesses for the long term (rather than buying and selling businesses in the manner of a merchant bank or private equity fund or investing in assets for the purpose of achieving investment returns on such assets), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. Further, investing in our securities is not intended for persons who are seeking a return on investments in government securities or investment securities. Instead, the trust account will be intended as a holding place for funds pending the earliest to occur of either: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; or (iii) absent an initial business combination within the completion window, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares. If we do not invest the proceeds as described above, we may be deemed to be subject to the Investment Company Act. Notwithstanding that we have limited our activities as described above, we could nevertheless be considered to be operating as an unregistered investment company. If our facts and circumstances change over time, we will update our disclosure in future filings with the SEC to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company.

If we were deemed to be an investment company for purposes of the Investment Company Act, we would need to register as such under the Investment Company Act and compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. We may also be forced to abandon our efforts to complete an initial business combination, and instead be required to liquidate the trust account and may be required to change our operations or wind down our operations. In which case, our investors would not be able to realize the benefits of owning shares in a successor operating business, including the potential appreciation in the value of our securities following such a transaction, and our warrants would expire worthless.

If we do not complete a business combination within 36-months of our initial public offering, our securities will be suspended from trading and delisted from Nasdaq.

Nasdaq Listing Rule IM-5101-2(b) (the “Rule”) requires that we complete a business combination no later than 36 months after our initial public offering, which is January 20, 2025, and Nasdaq Rule 5815 was amended effective October 7, 2024 to provide for the immediate suspension and delisting for failure to meet the 36-month requirement to complete a business combination in the Rule. If we do not complete our business combination by January 20, 2025, our securities will face an immediate suspension and delisting action once we receive a delisting determination letter from Nasdaq. In addition, while we may appeal the suspension and delisting, a Nasdaq hearings panel will have no discretion in allowing us to remain listed and may only reverse the Nasdaq’s staff’s determination if it finds it made a factual error applying the Rule. We will not be able to complete a business combination before January 20, 2025, the three-year deadline for completion under Nasdaq rules. If we are unable to obtain an exception or extension from Nasdaq, we expect to receive a delisting determination letter from Nasdaq soon after January 20, 2025, indicating that our securities will be subject to suspension and delisting action by the Nasdaq in the near term. One of the closing conditions for the Business Combination is that the ordinary shares of the post-closing company to be issued in connection with the Business Combination must be approved for listing on Nasdaq. If we are no longer listed on or the ordinary shares of the post-closing company are not approved for listing on Nasdaq, Holdings will have the right to terminate the Business Combination.

Once our securities are delisted, our securities would likely trade on the OTC market, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions. If this were to occur, we would face significant material adverse consequences, including:

●

we may no longer be attractive as a merger partner once our securities are no longer listed on an exchange, which would significantly hinder our ability to complete a business combination, for example, as noted above in the first paragraph, Holdings could have the right to terminate the Business Combination if the ordinary shares of the post-closing company to be issued in connection with the Business Combination are not approved for listing on Nasdaq;

●	a limited availability of market quotations for our securities;

●	a determination that our securities are a “penny stock,” which will require brokers trading in the securities to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the securities;

●	reduced liquidity for our securities;

●	a limited amount of news and analyst coverage in the future;

●	institutional investors losing interest in our securities; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Because we would no longer be listed on Nasdaq, our securities would no longer be considered to be “covered securities” under the National Securities Markets Improvement Act of 1996, and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination, which may make more difficult and costly to complete a business combination. In addition, our securityholders could be prohibited from trading in our securities absent our registration in the state where such securityholder lives. To date we have not registered our securities in any state, and do not currently plan to do so. This may make it difficult or impossible for our securityholders to trade in our securities.

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If we were deemed to be an investment company for purposes of the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. We may also be forced to abandon our efforts to complete an initial business combination and instead be required to liquidate the trust account. If we are required to liquidate the trust account, our investors would not be able to realize the benefits of owning shares in a successor operating business, including the potential appreciation in the value of our securities following such a transaction, and our warrants would expire worthless. On the liquidation of our trust account, our public shareholders may receive only approximately $10.00, or less in certain circumstances, and our warrants will expire worthless. Changes in laws or regulations or in how such laws or regulations are interpreted or applied, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to rules and regulations enacted by various national, regional and local governing bodies, including for example, the SEC, and to new and evolving regulatory measures under applicable law. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly and our efforts to comply with such new and evolving laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention, In addition, these changes could have a material adverse effect on our business, investments and results of operations.

On January 24, 2024, the SEC adopted a series of new rules, effective as of July 1, 2024, relating to SPACs (the “SPAC Rules”) requiring, among other items, (i) additional disclosures relating to SPAC business combination transactions; (ii) additional disclosures relating to dilution and to conflicts of interest involving sponsors and their affiliates in both SPAC initial public offerings and de-SPAC transactions; (iii) the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; (iv) amendments to the financial statement requirements applicable to business combination transactions involving SPACs; and (v) both the SPAC and the target company’s status as co-registrants on de-SPAC registration statements.

In addition, the SEC’s adopting release provided guidance describing circumstances in which a SPAC could become subject to regulation under the Investment Company Act, including its duration, asset composition, business purpose, and the activities of the SPAC and its management team in furtherance of such goals.

Compliance with the SPAC Rules and related guidance may increase the costs of and the time needed to negotiate and complete an initial business combination and may constrain the circumstances under which we could complete an initial business combination.

This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. A failure to comply with applicable laws or regulations and any subsequent changes, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

If third parties bring claims against TETE, the proceeds held in trust could be reduced and the per-share liquidation price received by TETE’s shareholders may be less than $[_].

TETE’s placing of funds in trust may not protect those funds from third party claims against TETE. Although TETE has received from many of TETE’s vendors, service providers (other than its independent accountants) and the companies TETE considered acquiring and with which it entered into non-disclosure agreements, including Holdings and the other potential business combination candidates disclosed under the section entitled “Proposal No. 2 – The Business Combination Proposal –Background of the Business Combination,” executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of TETE’s public shareholders, they may still seek recourse against the trust account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of TETE’s public shareholders. If TETE liquidates the trust account before the completion of a business combination and distributes the proceeds held therein to its public shareholders, the Sponsor has contractually agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, TETE cannot assure you that the Sponsor will be able to meet such obligation. Therefore, the per-share distribution from the trust account for our shareholders may be less than $[_] due to such claims.

Additionally, if TETE is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in TETE’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any bankruptcy claims deplete the trust account, TETE may not be able to return $[_] per-share to our public shareholders.

Any distributions received by TETE shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, the value of TETE’s liabilities exceeds it assets and/or TETE was unable to pay its debts as they fell due.

TETE’s Existing M&A provides that it will continue in existence only until December 20, 2024 (unless otherwise extended). If TETE is unable to consummate a transaction within the required time periods, upon notice from TETE, the trustee of the trust account will distribute the amount in its trust account to its public shareholders. Concurrently, TETE shall pay, or reserve for payment, from funds not held in trust, its liabilities and obligations, although TETE cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, the Sponsor has contractually agreed that, if it liquidates prior to the consummation of a business combination, the Sponsor will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by TETE for services rendered or contracted for or products sold to it, but only if such a vendor or prospective target business does not execute such a waiver.

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Thereafter, TETE’s sole business purpose will be to dissolve through the voluntary liquidation procedure under the Cayman Companies Act. In such a situation under the Cayman Companies Act, a liquidator would be appointed and within 28 days of the commencement of a voluntary winding up, the liquidator shall file a notice of winding up with the Registrar of Companies; file the liquidator’s consent to act with the Registrar of Companies, file the declaration of solvency made by the directors with the Registrar of Companies, and publish notice of the winding up in the Gazette. As soon as the affairs of TETE are fully wound-up, the liquidator must make a report and an account of the winding up showing how it has been conducted and how the Company’s property has been disposed of and thereupon shall call an extraordinary general meeting of TETE for the purpose of laying before it the account and giving an explanation for it. At least 21 days before the meeting the liquidator shall send a notice specifying the time, place and object of the meeting to each contributory in any manner authorized by TETE’s Existing M&A and published in the Gazette. The liquidator shall no later than 7 days after the meeting, make a return to the Registrar of Companies in the prescribed form specifying the date on which the meeting was held; and if a quorum was present, particulars of the resolutions, if any, passed at the meeting. The Registrar of Companies shall, within three days of receiving a liquidator’s return, register such return and upon the expiration of three months from the registration of the return TETE is deemed to be dissolved. It is TETE’s intention to liquidate the trust account to its public shareholders as soon as reasonably possible and TETE’s Initial Shareholders have agreed to take any such action necessary to liquidate the trust account and to dissolve TETE as soon as reasonably practicable if TETE does not consummate a business combination within the required time period. Pursuant to TETE’s Existing M&A, failure to consummate a business combination by December 20, 2024 (unless otherwise extended) will trigger an automatic winding up of TETE.

If TETE is forced to enter into an insolvent liquidation, then any distributions received by TETE shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made the value of TETE’s liabilities exceeds its assets and/or TETE was unable to pay its debts as they fell due. As a result, a liquidator could seek to recover all amounts received by TETE’s shareholders. Furthermore, TETE’s board may be viewed as having breached their fiduciary duties to its creditors and/or may have acted in bad faith, and thereby exposing itself and TETE to claims of damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. TETE cannot assure you that claims will not be brought against it for these reasons.

If TETE’s due diligence investigation of Super Apps was inadequate, then shareholders of TETE following the Business Combination could lose some or all of their investment.

Even though TETE conducted a due diligence investigation of Super Apps, it cannot be sure that this diligence uncovered all material issues that may be present inside Super Apps, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Super Apps’s and outside of its control will not later arise.

TETE’s directors and officers may have certain conflicts in determining to recommend the acquisition of Super Apps, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.

TETE’s management and directors have interests in and arising from the Business Combination that are different from, or in addition to, your interests as a shareholder, which could result in a real or perceived conflict of interest. These interests include the fact that certain of the TETE Shares owned by TETE’s management and directors, or their affiliates and associates, would become worthless if the Business Combination Proposal is not approved and TETE otherwise fails to consummate a business combination prior to its liquidation date.

Activities taken by existing TETE shareholders to increase the likelihood of approval of the business combination proposal and the other proposals described in this proxy statement/prospectus could have a depressive effect on TETE’s shares.

At any time prior to the extraordinary general meeting, during a period when they are not then aware of any material nonpublic information regarding TETE or its securities, the Sponsor, directors, officers, advisors or any of their respective affiliates and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the business combination proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of TETE ordinary shares or vote their shares in favor of the business combination proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements to consummate the Transactions where it appears that such requirements would otherwise not be met in connection with the consummation of the Business Combination. Entering into any such arrangements may have a depressive effect on TETE ordinary shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares they own, either prior to or immediately after the extraordinary general meeting. As of the date of this proxy statement, no such transactions have occurred nor are they planned to occur.

All of TETE’s officers and directors own TETE Shares and TETE Warrants which will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the business combination is appropriate.

All of TETE’s Initial Shareholders, including its officers and directors directly or indirectly own an aggregate of 2,875,000 Insider Shares and 532,500 TETE Units. Pursuant to the letter agreement, dated January 14, 2023, by and among TETE and our Initial Shareholders, our Initial Shareholders agreed, for no additional consideration, to waive their right to redeem these shares, or to receive distributions with respect to these shares upon the liquidation of the trust account if TETE is unable to consummate a business combination. Accordingly, the TETE Shares, as well as the TETE Units purchased by our officers or directors, will be worthless if TETE does not consummate a business combination. Based on a market price of $[_] per one Public Share on [_], 2024, and $[_] per one TETE Warrant on [_], 2024, the value of these shares and units was approximately $[_]. The TETE Shares acquired prior to the IPO, as well as the TETE Units will be worthless if TETE does not consummate a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting Super Apps as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in TETE’s shareholders’ best interest.

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TETE is requiring shareholders who wish to redeem their ordinary shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

TETE is requiring public shareholders who wish to redeem their ordinary shares to either tender their certificates to our Transfer Agent at any time at or prior to the extraordinary general meeting or to deliver their shares to the Transfer Agent electronically using the Depository Trust Company’s, or DTC, DWAC (deposit/withdrawal at custodian) system. In order to obtain a physical certificate, a shareholder’s broker and/or clearing broker, DTC and TETE’s Transfer Agent will need to act to facilitate this request. It is TETE’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC system, we cannot assure you of this fact. Accordingly, if it takes longer than TETE anticipates for shareholders to deliver their Ordinary Shares, shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their Ordinary Shares.

TETE will require its public shareholders who wish to redeem their Ordinary Shares in connection with the Business Combination to comply with specific requirements for redemption described above, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.

If TETE requires public shareholders who wish to redeem their ordinary shares in connection with the proposed Business Combination to comply with specific requirements for redemption as described above and the Business Combination is not consummated, TETE will promptly return such certificates to its public shareholders. Accordingly, investors who attempted to redeem their Ordinary Shares in such a circumstance will be unable to sell their securities after the failed acquisition until TETE has returned their securities to them. The market price for Public Shares may decline during this time holders of such shares may not be able to sell their securities when they wish to, even while other shareholders that did not seek redemption may be able to sell their securities.

TETE’s Initial Shareholders, including its officers and directors, control a substantial interest in TETE and thus may influence certain actions requiring a shareholder vote.

As of the Record Date, TETE’s Initial Shareholders, including all of its officers and directors, directly and indirectly collectively own approximately [_]% of its issued and outstanding Ordinary Shares. However, if a significant number of shareholders vote, or indicate an intention to vote, against the Business Combination, TETE’s officers, directors, Initial Shareholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. TETE’s Initial Shareholders have agreed to vote any shares they own in favor of the Business Combination.

Some of the TETE officers and directors may be argued to have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.

Certain officers and directors of TETE participate in arrangements that provide them with interests in the Business Combination that may be different from that of other investors, including, among others, the continued service as an officer or director of PubCo, severance benefits, equity grants, continued indemnification and the potential ability to sell an increased number of ordinary shares of PubCo, as well as potential direct or indirect interests arising from other business ventures they may be involved with. For more information concerning the interests of TETE and Holdings executive officers and directors, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus.

These interests, among others, may influence the officers and directors of TETE to support or approve the Merger. As such, the Sponsor and our officers and directors may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate. In considering the recommendations of the TETE Board to vote for the proposals, its shareholders should consider these interests.

The nominal purchase price paid by the Sponsor and directors and officers of TETE for the Insider Shares may significantly dilute the implied value of the public shares in the event the parties complete an initial business combination. In addition, the value of the Insider Shares will be significantly greater than the amount the Sponsor and directors and officers of TETE paid to purchase such shares in the event the parties complete an initial business combination, even if the Merger causes the trading price of PubCo’s Ordinary Shares to materially decline.

The nominal purchase price paid by the Sponsor and directors and officers of TETE for the Insider Shares may significantly dilute the implied value of the public shares in the event TETE completes an initial business combination. The dilution would increase to the extent that public shareholders seek redemptions from the Trust Account for their public shares. In addition, the value of the Insider Shares will be significantly greater than the amount the Sponsor and directors and officers of TETE paid to purchase such shares in the event we complete an initial business combination, even if the Merger causes the trading price of PubCo’s Ordinary Shares to materially decline.

The Sponsor invested an aggregate of $5,350,000 in TETE, comprised of the $25,000 purchase price for the Insider Shares and $5,325,000 purchase price for the Private Placement Units. The amount held in TETE’s Trust Account was approximately $[_] on the Record Date, implying a value of $[_] per public share. Based on these assumptions, each PubCo Ordinary Share would have an implied value of $[_] per share upon consummation of the Business Combination, representing a [_]% decrease from the initial implied value of $[_] per public share. While the implied value of $[_] per share upon consummation of the Business Combination would represent a dilution to our public shareholders, this would represent a significant increase in value for the Sponsor relative to the price it paid for each Insider Share. At approximately $[_] per share, the 2,875,000 PubCo Ordinary Shares that the Sponsor would own upon consummation of the Business Combination would have an aggregate implied value of $[_]. As a result, even if the trading price of PubCo’s Ordinary Shares significantly declines, the value of the Insider Shares held by the Sponsor will be significantly greater than the amount the Sponsor paid to purchase such shares. In addition, the Sponsor and directors and officers of TETE could potentially recoup their entire investment, inclusive of their investment in the Private Placement Units, even if the trading price of PubCo’s Ordinary Shares after the initial business combination is as low as $[_] per share. As a result, the Sponsor is likely to earn a substantial profit on its investment upon disposition of PubCo’s Ordinary Shares even if the trading price of PubCo’s Ordinary Shares declines after the consummation of the Business Combination. The Sponsor and directors and officers of TETE may therefore be economically incentivized to complete an initial business combination with a riskier, weaker-performing or less-established target business, or on terms less favorable to the public shareholders, rather than liquidating TETE.

If TETE’s security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of TETE’s securities.

TETE’s Initial Shareholders are entitled to make two demands that TETE register the resale of their Insider Shares at any time commencing 30 days after the completion of the initial business combination. Additionally, the purchasers of the Private Placement Units and our Initial Shareholders, officers and directors are also entitled to demand that we register the resale of the shares underlying the Private Placement Units, private placement warrants and private rights and any securities our Initial Shareholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us. If such persons exercise their registration rights with respect to all of their securities, then there will be a substantial number of additional TETE Shares eligible for trading in the public market. The presence of these additional ordinary shares trading in the public market may have an adverse effect on the market price of TETE’s securities.

If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of TETE’s securities may decline.

The market price of TETE’s securities may decline as a result of the Business Combination if:

●	TETE does not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

●	The effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing stock prices.

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Even if TETE consummates the Business Combination, there can be no assurance that the public warrants will be in the money during their exercise period, and they may expire worthless.

Assuming the maximum redemption of [_] public shares, there will be 12,032,500 public warrants outstanding following the Closing, including public warrants held by public shareholders that have TETE redeem their public shares. Such public warrants had an aggregate market value of $[_] million, based on the closing price of the public warrants on Nasdaq on [_], 2024, of $[_]. The exercise price of the public warrants is $11.50 per share. There can be no assurance that the public warrants will be in the money prior to their expiration and, as such, the warrants may expire worthless. The terms of public warrants may be amended in a manner that may be adverse to the holders. The warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and TETE, dated January 14, 2022, provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, TETE may amend the terms of the warrants in a manner adverse to a holder if holders of at least a majority of the then-outstanding public warrants approve of such amendment. TETE’s ability to amend the terms of the public warrants with the consent of a majority of the holders of the then-outstanding public warrants is unlimited. Examples of such amendments could be amendments to, among other things, increase the exercise price of the public warrants, shorten the exercise period or decrease the number of Class A ordinary shares purchasable upon exercise of a public warrant.

TETE may redeem unexpired warrants, in accordance with their terms, prior to their exercise at a time that is disadvantageous to holders of warrants.

Assuming the maximum redemption of [_] million public shares, there will be 12,032,500 public warrants outstanding following the Closing, including public warrants held by public shareholders that have TETE redeem their public shares. Such public warrants had an aggregate market value of $[_], based on the closing price of the public warrants on Nasdaq on [_], 2024, of $[_]. TETE has the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met. TETE will not redeem the warrants unless an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30 day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by TETE, TETE may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force holders thereof to (i) exercise warrants and pay the exercise price therefor at a time when it may be disadvantageous for such holder to do so, (ii) sell warrants at the then-current market price when such holder might otherwise wish to hold warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of such warrants. See “Questions and Answers About the Proposals — How do the public warrants differ from the private placement warrants and what are the related risks for any public warrant holders post business combination?” for more information.

We have no operating or financial history and our results of operations and those of PubCo may differ significantly from the unaudited pro forma financial data included in this proxy statement/prospectus.

We are a blank check company and we have no operating history and no revenues. This proxy statement/prospectus includes unaudited pro forma condensed combined financial statements for PubCo. The unaudited pro forma condensed combined statement of operations of PubCo combines our historical unaudited results of operations for the six months ended May 31, 2024 and the historical audited results of operations for the year ended November 30, 2023, with the historical unaudited results of operations of Super Apps for the six months ended June 30, 2024 and the audited results of operations of Super Apps for the year ended December 31, 2023, and gives pro forma effect to the Business Combination as if it had been consummated on January 1, 2023. The unaudited pro forma condensed combined balance sheet of PubCo combines our historical balance sheets as of May 31, 2024, and of Super Apps as of June 30, 2024, and gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2024.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination been consummated on the dates indicated above, or the future consolidated results of operations or financial position of PubCo. Accordingly, PubCo’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this proxy statement/prospectus. For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

TETE is an “emerging growth company” and a “smaller reporting company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies

TETE is an “emerging growth company,” as defined in the JOBS Act. It may remain an “emerging growth company” for up to five years. However, if its non-convertible debt issued within a three-year period or revenues exceeds $1.07 billion, or the market value of its ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, TETE would cease to be an emerging growth company as of the following fiscal year.

As an emerging growth company, TETE is not required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, has reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statement/prospectus, and is exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, TETE has elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, TETE’s financial statements may not be comparable to companies that comply with public company effective dates. As a result, potential investors may be less likely to invest in our securities. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

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Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year or the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent that we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

We may not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

The Sponsor is controlled by Tek Che Ng, an individual who resides in and is a citizen of Malaysia. In addition, the major shareholders of Holdings, Wan Heng Chee and Bradbury Private Investment XVIII are citizens of Malaysia and the British Virgin Islands, respectively. We are therefore likely considered a “foreign person” under the regulations administered by CFIUS and will continue to be considered as such in the future for so long as the Sponsor has the ability to exercise control over us for purposes of CFIUS’s regulations. As such, an initial business combination with a U.S. business may be subject to CFIUS review, the scope of which was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”), to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA, and subsequent implementing regulations that are now in force, also subjects certain categories of investments to mandatory filings. If our potential initial business combination with a U.S. business falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit a voluntary notice to CFIUS, or to proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to block or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order us to divest all or a portion of a U.S. business of the combined company without first obtaining CFIUS clearance, which may limit the attractiveness of or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues.

Moreover, the process of government review, whether by the CFIUS or otherwise, could be lengthy and we have limited time to complete our initial business combination. If we cannot complete our initial business combination by December 20, 2024 (unless such date is extended in accordance with TETE’s charter) because the review process drags on beyond such timeframe or because our initial business combination is ultimately prohibited by CFIUS or another U.S. government entity, we may be required to liquidate. If we liquidate, our public shareholders may only receive $[_] per share (including interest not previously released to TETE to pay its taxes), without taking into account any interest earned after [_], 2024, and our warrants will expire worthless. This will also cause you to lose the investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company. The Business Combination with Holdings does not fall within CFIUS’s jurisdiction, and therefore the foregoing risk factor applies only if TETE were to seek a business combination with a U.S. target company.

Risk Factors Relating to the Business Combination

Becoming a public company through a merger rather than an underwritten offering presents risks to unaffiliated investors. Subsequent to the completion of the Business Combination, PubCo may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and the price of PubCo’s securities, which could cause PubCo’s shareholders to lose some or all of their investment.

Becoming a public company through a merger rather than an underwritten offering, as Super Apps is seeking to do, presents risks to unaffiliated investors. Such risks include the absence of a due diligence investigation conducted by an underwriter that would be subject to liability for any material misstatements or omissions in a registration statement. As a result, PubCo may be forced to later write down or write off assets, restructure its operations, or incur impairment or other charges that could result in it reporting losses. Additionally, unexpected risks may arise and previously known risks may materialize. Even though these charges may be non-cash items and not have an immediate impact on PubCo’s liquidity, the fact that PubCo reports charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. In addition, charges of this nature may cause PubCo to be unable to obtain future financing on favorable terms or at all.

TETE and Super Apps have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is consummated, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by PubCo if the Business Combination is consummated or by TETE if the Business Combination is not consummated.

TETE and Super Apps expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is consummated, TETE expects to incur approximately $645,000 in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by PubCo if the Business Combination is consummated or by TETE if the Business Combination is not consummated. If the Business Combination is not consummated, TETE may not have sufficient funds to seek an alternative business combination before December 20, 2024 (unless otherwise extended) and may be forced to liquidate and dissolve.

In the event that a significant number of Public Shares are redeemed, the stock of PubCo may become less liquid following the Business Combination.

If a significant number of Public Shares are redeemed, TETE may be left with a significantly smaller number of shareholders. As a result, trading in the shares of PubCo following the Business Combination may be limited and your ability to sell your shares in the market could be adversely affected. Nasdaq may not list TETE Shares on its exchange, which could limit investors’ ability to make transactions in TETE’s securities and subject TETE to additional trading restrictions.

PubCo will be required to meet the initial listing requirements to be listed on Nasdaq, and it may not be able to meet those initial listing requirements. Even if PubCo’s securities are so listed, it may be unable to maintain the listing of its securities in the future.

If PubCo fails to meet the initial listing requirements and Nasdaq removes its securities from its exchange, PubCo could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

●	a limited amount of news and analyst coverage for the company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If Super Apps fails to maintain an effective system of internal controls, then PubCo may be unable to accurately report its results of operations, meet its reporting obligations, or prevent fraud.

Following the Business Combination, PubCo will be a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that it include a report of management on its internal control over financial reporting in its annual report on Form 10-K. PubCo management may conclude that its internal control over financial reporting, based on those internal controls implemented by Super Apps prior to the Business Combination, is not effective to meet these new requirements. Moreover, even if PubCo’s management concludes that its internal control over financial reporting is effective, its independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with the company’s internal controls or the level at which its controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from management. In addition, as a public company, PubCo will have reporting obligations that may place a significant strain on management, operational, and financial resources and systems for the foreseeable future. PubCo may be unable to timely complete its evaluation testing and any required remediation.

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If PubCo fails to achieve and maintain an effective internal control environment, it could suffer material misstatements in its financial statements and fail to meet its reporting obligations, which would likely cause investors to lose confidence in its reported financial information. This could in turn limit its access to capital markets, harm its results of operations, and lead to a decline in the trading price of its shares. Additionally, ineffective internal control over financial reporting could expose PubCo to increased risk of fraud or misuse of corporate assets and subject it to potential delisting from Nasdaq, regulatory investigations, and/or civil or criminal sanctions.

PubCo will incur significant costs and management resources as a result of operating as a public company in the United States.

As a public company in the United States, PubCo will incur significant legal, accounting, compliance, and other expenses, and these expenses may increase even more after it is no longer an “emerging growth company.” Super Apps’s management and other personnel, who are anticipated to continue their current roles following the Business Combination, will need to devote a substantial amount of time and incur significant expense in connection with compliance initiatives. For example, in anticipation of becoming a public company in the United States, PubCo will need to ensure that its internal controls and disclosure controls and procedures are compliant with applicable regulations, that it has retained a transfer agent, and has adopted an insider trading policy. As a U.S. public company, PubCo will bear all of the internal and external costs of preparing and distributing periodic public reports in compliance with its obligations under the securities laws.

In addition, regulations and standards relating to corporate governance and public disclosure and the related rules and regulations implemented by the SEC and Nasdaq, have increased legal and financial compliance costs and will make some compliance activities more time-consuming. Super Apps and TETE expect that PubCo will invest resources to comply with evolving laws, regulations, and standards, and this investment will result in increased general and administrative expenses and may divert management’s time and attention from PubCo’s other business activities. If PubCo’s efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against PubCo, and its business may be harmed. In the future, it may be more expensive or more difficult for PubCo to obtain director and officer liability insurance, and it may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for PubCo to attract and retain qualified members of its board of directors, particularly to serve on its audit committee and Compensation Committee, and qualified executive officers.

TETE may waive one or more of the conditions to the Merger Agreement without resoliciting shareholder approval for the Business Combination.

TETE may agree to waive, in whole or in part, some of the conditions to its obligations in the Merger Agreement to consummate the Business Combination, to the extent permitted by applicable laws. The board of directors of TETE will evaluate the materiality of any waiver to determine whether amendment of this proxy statement/prospectus and resolicitation of proxies is warranted.

There will be a substantial number of TETE Shares available for sale in the future that may adversely affect the market price of TETE Shares.

TETE currently is authorized to issue 479,000,000 Class A ordinary shares and 20,000,000 Class B ordinary shares, as well as 1,000,000 TETE preference shares. Pursuant to the Merger Agreement, TETE will issue 110,000,000 PubCo Ordinary Shares as directed by Super Apps in consideration for the transactions contemplated therein. Accordingly, following the Business Combination, there will then be an additional approximately 110,000,000 shares that are eligible for trading in the public market. The availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of PubCo’s Ordinary Shares.

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TETE’s shareholders and public warrant holders will experience immediate dilution as a consequence of the issuance of PubCo Ordinary Shares as consideration in the Business Combination, which will result in TETE’s shareholders and public warrant holders (upon exercise of the public warrants) having a minority share position in PubCo and a substantial reduction in the influence that TETE’s current shareholders and warrantholders have on the management of PubCo.

The table below presents the potential ownership interest of TETE’s public shareholders, the Sponsor, Holdings’ shareholders and TETE’s IPO underwriter in PubCo across a range of varying redemption scenarios:

	Assuming Minimum Redemption		Assuming Mid-point Redemption		Assuming Maximum Redemption
	Shares	%	Shares	%	Shares	%
Shares issued to Holdings shareholders	23,500,000	79.7%	23,500,000	81.4%	23,500,000	83.1%
TETE Sponsor(1)	3,407,500	11.6%	3,407,500	11.8%	3,407,500	12.0%
TETE public shareholders	2,568,240	8.7%	1,974,322	6.8%	1,380,404	4.9%
Shares outstanding	29,475,740	100.0%	28,881,822	100.0%	28,287,904	100.0%

1. The 3,407,500 shares held by TETE Sponsor includes 2,875,000 Insider Shares, which were acquired prior to the IPO for an aggregate purchase price of $25,000.

In addition, the following table illustrates varying ownership levels in PubCo immediately following the consummation of the Business Combination based on the varying levels of redemptions by the public shareholders, on a fully diluted basis, showing full exercise and conversion of all securities, including (i) the Public Warrants and Private Placement Warrants, (ii) the Extension Loan, (iii) the shares issuable under the PIPE Investment, and (iv) Contingent Shares issuable to MobilityOne:

	Assuming Minimum Redemption		Assuming Mid-point Redemption		Assuming Maximum Redemption
	Shares	%	Shares	%	Shares	%
Shares issued to Holdings shareholders	23,500,000	54.4%	23,500,000	55.2%	23,500,000	56.0%
TETE Sponsor(1)	4,653,074	10.8%	4,653,074	10.9%	4,653,074	11.1%
TETE public shareholders(2)	14,068,240	32.6%	13,474,322	31.7%	12,880,404	30.7%
Shares issuable under PIPE Investment(3)	500,000	1.2%	500,000	1.2%	500,000	1.2%
Shares issuable to MobilityOne(4)	440,000	1.0%	440,000	1.0%	440,000	1.0%
Shares outstanding	43,161,314	100.0%	42,567,396	100.0%	41,973,478	100.0%

(1)	Includes 532,500 shares underlying the Private Placement Warrants, 542,874 shares assuming conversion of all Extension Loan into 271,437 units, with each unit consisting of one share and one warrant to purchase one share, and 170,200 shares assuming conversion of all Working Capital Loan into 85,100 units, with each unit consisting of one share and one warrant to purchase one share.
(2)	Includes 11,500,000 shares underlying the Public Warrants.
(3)	Assumes 500,000 shares issuable under the potential PIPE Investment. Pursuant to the Merger Agreement, TETE and Super Apps agree that they shall use their reasonable best efforts to cause PubCo to receive an amount of at least $5,000,000 PIPE Investment. As of the date of this proxy statement, TETE and Holdings have not entered into any agreements relating to transaction financing for the proposed Business Combination.
(4)	Assumes 400,000 Contingent Shares to MobilityOne. Following the consummation of the share sale pursuant to the SSA, MobilityOne will receive cash payments of $8.8 million and $4.4 million from Super Apps within 14 days and 180 days, respectively, of completion of the Business Combination. As further consideration of MobilityOne’s undertakings and guarantee of achieving the Revenue Target, Super Apps shall cause TETE to issue part of the Contingent Shares to MobilityOne Limited (which is the parent of MobilityOne) with aggregate value of $4.4 million upon OneShop Retail achieving the Revenue Target. The Contingent Shares will be issued at a price of $10.00 per share. In the event that the Business Combination is consummated, but the Revenue Target is not achieved, the Share Sale will continue, but MobilityOne will not be entitled to the Contingent Shares.

As disclosed above, TETE’s shareholders will experience immediate dilution as a consequence of the issuance of PubCo Ordinary Shares as consideration in the Business Combination, which will result in TETE’s shareholders and public warrant holders (upon exercise of the public warrants) having a minority share position in PubCo and a substantial reduction in the influence that TETE’s current shareholders and warrantholders have on the management of PubCo. You should read “Summary of the Proxy statement/prospectus - The Business Combination Proposal” and “Unaudited Pro Forma Condensed Combined Financial Statements” for further information.

PubCo does not have independent history as a separate public company and historically has relied on MobilityOne for financial, operational and managerial resources.

In the past, the operations of Super Apps and its subsidiaries have been a part of MobilityOne Sdn Bhd, (“MobilityOne”), a wholly-owned subsidiary of AIM quoted MobilityOne Limited, and MobilityOne provided them with certain financial, operational, and managerial resources for conducting its business. Following the Business Combination, while a number of these resources will continue to be at MobilityOne and used to provide services to PubCo, PubCo will perform certain of its own financial, operational, and managerial functions. There are no assurances that PubCo will be able to successfully put in place the financial, operational, and managerial resources necessary to perform these functions.

PubCo may not be able to obtain additional capital when desired, on favorable terms or at all.

Certain subsidiaries of Super Apps may require additional cash resources due to any investments or acquisitions they may decide to pursue. If the cash resources of these entities are insufficient to satisfy its requirements, PubCo may need to seek additional financing, including issuance of additional equity or debt securities or obtaining new or expanded credit facilities. PubCo’s ability to obtain external financing is subject to uncertainties, including its future financial condition, results of operations, cash flows, liquidity in the capital and lending markets, and governmental regulations. In addition, incurring indebtedness would subject PubCo to increased debt service obligations and could result in operating and financing covenants that may restrict operations. There can be no assurance that any financing that PubCo may need would be available in a timely manner or in amounts or on favorable terms, or at all. Any failure to raise funds on favorable terms could severely restrict its liquidity and have a material adverse effect on its business, financial condition, results of operations, and business prospects.

The Business Combination or PubCo may be materially adversely affected by the recent COVID-19 outbreak.

The COVID-19 outbreak has resulted in, and outbreaks of other infectious diseases in the future could result in, a widespread health crisis that has adversely affected the economies and financial markets worldwide, and could also adversely affect the financial performance of PubCo after the Business Combination. Additionally, our ability to consummate the Business Combination may be materially adversely affected due to significant governmental measures being implemented to contain the outbreak of COVID-19 or its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit our ability to have meetings with potential investors or affect the ability of Super Apps’s key personnel to negotiate and consummate the business combination in a timely manner.

The extent to which COVID-19 impacts the business combination or PubCo will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate the business combination may be materially adversely affected. Additionally, if the financial markets or the overall economy are impacted for an extended period, PubCo’s results of operations, financial position and cash flows may be materially adversely affected.

Upon completion of the Business Combination, PubCo will become a “controlled company” within the meaning of Nasdaq listing standards and, as a result, will qualify for, and may rely on, exemptions from certain corporate governance requirements. As a result, you may not have the same protections afforded to shareholders of companies that are subject to such requirements.

Because Wan Heng Chee will hold approximately [_]% of the voting power of PubCo upon the closing of the Business Combination, PubCo will qualify as a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of our board of directors consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) director nominees be selected or recommended to the board by independent directors. We do not currently expect to rely upon the “controlled company” exemptions.

However, PubCo may in the future decide to rely on the controlled company exemptions should it decide that it is in its interest to do so. PubCo may rely on the corporate governance exemptions only so long as we qualify as a controlled company. To the extent we rely on any of these exemption, our public shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq and we cannot predict the impact this may have on the price of our public shares.

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The Reincorporation Merger may be a taxable event for U.S. Holders of Public Shares and TETE Warrants.

Subject to the limitations and qualifications described in “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders,” the Reincorporation Merger should qualify as a “reorganization” within the meaning of Section 368 of the Code and, as a result, a U.S. Holder should not recognize gain or loss on the exchange of Public Shares or TETE Warrants for PubCo Ordinary Shares or PubCo Warrants, as applicable, pursuant to the Reincorporation Merger.

However, U.S. Holders of TETE securities who would be treated as 5 Percent Holders, and who do not enter into a GRA under applicable Treasury Regulations, may recognize gain (but not loss) as a result of the Reincorporation Merger if Section 367(a) of the Code and the Treasury Regulations promulgated thereunder apply to the Reincorporation Merger or if otherwise required under the PFIC rules. Section 367(a) of the Code may apply to the Reincorporation Merger if PubCo transfers the assets it acquires from TETE pursuant to the Reincorporation Merger to certain subsidiary corporations in connection with the Business Combination. The requirements under Section 367(a) are not discussed herein. If you believe that you will be a 5 Percent Holder, you are strongly urged to consult your tax advisor regarding the effect of the Reincorporation Merger to you taking into account the rules of Section 367(a) of the Code (including the possibility of entering into a GRA under applicable Treasury Regulations).

Alternatively, if the Reincorporation Merger does not qualify as a “reorganization” within the meaning of Section 368 of the Code, then a U.S. Holder that exchanges its Public Shares or TETE Warrants for the consideration under the Business Combination will recognize gain or loss equal to the difference between (i) the fair market value of the PubCo Ordinary Shares and PubCo Warrants received and (ii) the U.S. Holder’s adjusted tax basis in the Public Shares and TETE Warrants exchanged therefor. For a more detailed discussion of certain U.S. federal income tax consequences of the Reincorporation Merger, see the section titled “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders” in this proxy statement/prospectus/prospectus. However, the rules under Section 367(a) and Section 368 of the Code are complex and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations. Holders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Reincorporation Merger.

In addition, U.S. Holders of Public Shares and TETE Warrants may be subject to adverse U.S. federal income tax consequences under the PFIC regime. Please see “U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Status” for a more detailed discussion with respect to TETE’S potential PFIC status and certain tax implications thereof.

Further, because the Reincorporation Merger will occur immediately prior to the redemption of Public Shares, U.S. Holders exercising redemption rights will be subject to the potential tax consequences of the Reincorporation Merger. All U.S. Holders considering exercising redemption rights with respect to their Public Shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Reincorporation Merger and exercise of redemption rights.

Future changes to U.S. and non-U.S. tax laws could adversely affect PubCo.

The U.S. Congress and other government agencies in jurisdictions where PubCo and its affiliates will do business have had an extended focus on issues related to the taxation of multinational corporations. One example is in the area of “base erosion and profit shifting”, including situations where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. As a result, the tax laws in the countries in which PubCo and its affiliates do business could change on a prospective or retroactive basis, and any such changes could adversely affect PubCo and its affiliates.

PubCo may be or become a PFIC, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

If PubCo or any of its subsidiaries is a PFIC for any taxable year, or portion thereof, that is included in the holding period of a U.S. Holder of the PubCo Ordinary Shares or PubCo Warrants, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. There is no assurance that PubCo or its subsidiaries are not currently PFICs for U.S. federal income tax purposes for the taxable year of the Business Combination or for foreseeable future taxable years. Moreover, PubCo does not expect to provide a PFIC annual information statement for 2022 or going forward. Please see “U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Status” for a more detailed discussion with respect to PubCo’s potential PFIC status and certain tax implications thereof. U.S. Holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of the PubCo Ordinary Shares and PubCo Warrants.

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If PubCo ceases to qualify as a foreign private issuer, it would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and it would incur significant additional legal, accounting, and other expenses that it would not incur as a foreign private issuer.

As a foreign private issuer, PubCo will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, it will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and it will not be required to disclose in its periodic reports all of the information that United States domestic issuers are required to disclose. If it ceases to qualify as a foreign private issuer in the future, it would incur significant additional expenses that could have a material adverse effect on its results of operations.

Because PubCo is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer.

PubCo’s status as a foreign private issuer exempts it from compliance with certain Nasdaq corporate governance requirements if it instead complies with the statutory requirements applicable to a Cayman Islands exempted company. The statutory requirements of PubCo’s home country of Cayman Islands do not strictly require a majority of its board to consist of independent directors. Thus, although a director must act in the best interests of PubCo, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management the company may decrease as a result. In addition, the Nasdaq Listing Rules also require U.S. domestic issuers to have an independent compensation committee with a minimum of two members, a nominating committee, and an independent audit committee with a minimum of three members. PubCo, as a foreign private issuer, with the exception of needing an independent audit committee composed of at least three members, is not subject to these requirements. The Nasdaq Listing Rules may also require shareholder approval for certain corporate matters that PubCo’s home country’s rules do not. Following Cayman Islands governance practices, as opposed to complying with the requirements applicable to a U.S. company listed on Nasdaq, may provide less protection to you than would otherwise be the case.

Although as a Foreign Private Issuer, PubCo is exempt from certain corporate governance standards applicable to US domestic issuers, if PubCo cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq, PubCo’s securities may not be listed or may be delisted, which could negatively impact the price of its securities and your ability to sell them.

PubCo will seek to have its securities approved for listing on Nasdaq in connection with the Business Combination. PubCo cannot assure you that it will be able to meet those initial listing requirements at that time. Even if PubCo’s securities are listed on Nasdaq, it cannot assure you that its securities will continue to be listed on Nasdaq.

In addition, following the Business Combination, in order to maintain its listing on Nasdaq, PubCo will be required to comply with certain rules of Nasdaq, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if PubCo initially meets the listing requirements and other applicable rules of Nasdaq, PubCo may not be able to continue to satisfy these requirements and applicable rules. If PubCo is unable to satisfy Nasdaq criteria for maintaining its listing, its securities could be subject to delisting.

If Nasdaq does not list PubCo’s securities, or subsequently delists its securities from trading, PubCo could face significant consequences, including:

●	a limited availability for market quotations for its securities;

●	reduced liquidity with respect to our securities;

●	a determination that its ordinary shares is a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “might”, “ongoing,” “plan,” “possible”, “potential,” “predict,” “project,” “should”, “strive”, “would”, “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this proxy statement/prospectus include, but are not limited to, statements regarding our disclosure concerning Super Apps’ operations, cash flows, financial position and dividend policy.

Forward-looking statements appear in a number of places in this proxy statement/prospectus including, without limitation, in the sections entitled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of Super Apps,” and “Information About Super Apps.” The risks and uncertainties include, but are not limited to:

●	future operating or financial results;

●	future payments of dividends and the availability of cash for payment of dividends;

●	Super Apps’s expectations relating to dividend payments and forecasts of its ability to make such payments;

●	future acquisitions, business strategy and expected capital spending;

●	assumptions regarding interest rates and inflation;

●	PubCo’s financial condition and liquidity, including its ability to obtain additional financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

●	estimated future capital expenditures needed to preserve TETE’s capital base;

●	ability of PubCo to effect future acquisitions and to meet target returns;

●	the possibility that COVID-19 may adversely affect the results of operations, financial position and cash flows of PubCo; and

●	other factors discussed in “Risk Factors.”

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the “Risk Factors” section of this proxy statement/prospectus. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this proxy statement/prospectus.

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EXTRAORDINARY GENERAL MEETING OF TETE SHAREHOLDERS

General

We are furnishing this proxy statement/prospectus to the TETE shareholders as part of the solicitation of proxies by our Board for use at the extraordinary general meeting of TETE shareholders to be held on [●], 2024 and at any adjournment thereof. This proxy statement/prospectus is first being furnished to our shareholders on or about [●], 2024 in connection with the vote on the Reincorporation Merger Proposal, the Business Combination Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the extraordinary general meeting.

Date, Time and Place

The extraordinary general meeting of shareholders will be held in person at [●] and virtually on [●], 2024 at [●] a.m., or such other date, time, and place to which such meeting may be adjourned. We are pleased to utilize virtual shareholder meeting technology to provide ready access and cost savings for our shareholders and the company. The virtual meeting format allows attendance from any location in the world. You will be able to attend, view the list of shareholders entitled to vote at the meeting, and submit questions during the meeting via a live audio cast available at [●].

Virtual Meeting Registration

To register to attend the extraordinary general meeting virtually, please follow these instructions as applicable to the nature of your ownership of our Ordinary Shares.

If your shares are registered in your name with Continental Stock Transfer & Trust Company (“Continental”) and you wish to attend the extraordinary general meeting online, go to [●], enter the control number you received on your proxy card and click on the “Click here” link to preregister for the online meeting link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to participate in the extraordinary general meeting virtually.

Beneficial shareholders who wish to participate in the extraordinary general meeting virtually must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and email a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who email a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the extraordinary general meeting virtually. After contacting Continental, a beneficial shareholder will receive an email prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial shareholders should contact Continental at least five Business Days prior to the meeting date.

Accessing the Extraordinary General Meeting Audio Cast

You will need your control number for access. If you do not have your control number, contact Continental Stock Transfer & Trust Company at the phone number or email address below. Beneficial investors who hold shares through a bank, broker, or other intermediary, will need to contact them and obtain a legal proxy. Once you have your legal proxy, contact Continental to have a control number generated. Continental contact information is as follows: +1 917-262-2373, or email proxy@continentalstock.com.

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Purpose of the extraordinary general meeting of TETE Shareholders

At the extraordinary general meeting, we are asking holders of TETE Shares to approve the following proposals:

●	To approve, as a Special Resolution, the Reincorporation Merger Plan of Merger, a copy of which is attached to this proxy statement/prospectus as Annex A-2, which we refer to as the “Reincorporation Merger Proposal” or “Proposal No. 1.”

●	To approve, as an Ordinary Resolution, the Business Combination, the entry by the Company into the Business Combination Agreement and the matters contemplated thereby, including the Reincorporation Merger, the Acquisition Merger and the Acquisition Merger Plan of Merger, which we refer to as the “Business Combination Proposal” or “Proposal No. 2.”

●

To approve, as an Ordinary Resolution, PubCo’s change of post-Business Combination corporate name from “TETE TECHNOLOGIES INC” to “Bradbury Capital Inc.”, which we refer to as the “Change of Name Proposal” or “Proposal No. 3.”

●

To approve, as an Ordinary Resolution the adoption by PubCo of the Amended and Restated Memorandum and Articles of Association of PubCo as further described herein, a copy of which is attached to this proxy statement/prospectus as Annex B which we refer to as the “M&A Proposal” or “Proposal No. 4.”

Collectively, Proposal No.3 and Proposal No. 4 are referred to as the “Charter Amendment Proposals”

●	To approve, as an Ordinary Resolution, the issuance of more than 20% of PubCo’s Ordinary Shares pursuant to the terms of the Merger Agreement, as required by Nasdaq Listing Rules 5635(a), (b) and (d). This proposal is referred to as the “Nasdaq Proposal” or “Proposal No. 5.”

●	To approve, as an Ordinary Resolution, the adoption of the Incentive Plan (the form of which is attached as Annex C) by PubCo. This proposal is called the “Incentive Plan Proposal” or “Proposal No. 6.”

●	To approve by Ordinary Resolution of the appointment of Loo See Yuen, Chow Wing Loke, Alan Fung, Virginia Jaqveline Chan, and Soon Chong Seng to serve on PubCo’s board of directors effective as of the closing of the Business Combination in accordance with the Merger Agreement, which we refer to as the “Director Election Proposal” or “Proposal No. 7.”

●	To consider a proposal, if put, to approve, as an Ordinary Resolution. the adjournment of the extraordinary general meeting in the event TETE does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the “Adjournment Proposal” or “Proposal No. 8.”

Recommendation of TETE’s Board of Directors

TETE’s Board:

●	has determined that each of the Business Combination Proposal and the other Proposals are fair to, and in the best interests of, TETE and its shareholders;

●	has approved the Business Combination Proposal and the other Proposals; and

●	recommends that TETE’s shareholders vote “FOR” each of the Reincorporation Merger Proposal, the Business Combination Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal.

TETE’s board of directors have interests that may be different from or in addition to your interests as a shareholder. See “Proposal No. 2 – The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

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Independent Director Oversight

Our board of directors is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates. In connection with the Business Combination, our independent directors, Raghuvir Ramanadhan, Virginia Chan and Kiat Wai Du, took an active role in evaluating and negotiating the proposed terms of the Business Combination, including the Merger Agreement, the related agreements, and the amendments to our Amended and Restated Memorandum and Articles of Association to take effect upon the completion of the Business Combination. As part of their evaluation of the Business Combination, our independent directors were aware of the potential conflicts of interest with our Sponsor and its affiliates, that could arise with regard to the proposed terms of the Merger Agreement and the Amended and Restated Memorandum and Articles of Association to take effect upon the completion of the Business Combination. Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the board, the Merger Agreement and the transactions contemplated therein, including the Business Combination. Please see the section entitled “Proposal No. 2 – The Business Combination Proposal – Independent Director Oversight.”

Interests of Certain Persons in the Business Combination

Certain of TETE’s directors and executive officers may be deemed to have interests in the transactions contemplated by the Merger Agreement that are different from, or in addition to, those of TETE’s shareholders generally. These interests may present these individuals with certain potential conflicts of interest. Our independent directors reviewed and considered these interests during their evaluation and negotiation of the Business Combination and in unanimously approving, as members of the TETE Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination. The TETE Board concluded that the potential benefits that it expected TETE and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. When you consider the recommendation of the TETE Board in favor of approval of the Merger, you should keep in mind that TETE’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including:

●	If the proposed Business Combination is not consummated by December 20, 2024 (unless otherwise extended), then we will be required to liquidate. In such event, the 2,875,000 Insider Shares, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such Insider Shares had an aggregate market value of approximately $[_] based on the closing price of Public Shares of $[_] on Nasdaq as of [_], 2024. As a result of the nominal price of $[_] per Insider Share paid by the Sponsor compared to the recent market price of TETE’s Class A ordinary shares, the Sponsor and its affiliates are likely to earn a positive rate of return on their investments in the Insider Shares even if the holders of TETE’s Class A ordinary shares experience a negative rate of return on their investments in the Class A ordinary shares.

●	If the proposed Business Combination is not consummated by December 20, 2024 (unless otherwise extended), then 532,500 Private Placement Units purchased by the Sponsor for a total purchase price of $5,325,000, will be worthless. Such Private Placement Units had an aggregate market value of approximately $[_] closing price of TETE Units of $[_] on Nasdaq as of [_], 2024.

●

The Sponsor invested an aggregate of $5,350,000 in TETE, comprised of the $25,000 purchase price for the Insider Shares and $5,325,000 purchase price for the Private Placement Units. The amount held in TETE’s Trust Account was approximately $[_] on the Record Date, implying a value of $[_] per public share. Based on these assumptions, each PubCo Ordinary Share would have an implied value of $[_] per share upon consummation of the Business Combination, representing a [_]% decrease from the initial implied value of $[_] per public share. While the implied value of $[_] per share upon consummation of the Business Combination would represent a dilution to our public shareholders, this would represent a significant increase in value for the Sponsor relative to the price it paid for each Insider Share. At approximately $[_] per share, the 2,875,000 PubCo Ordinary Shares that the Sponsor would own upon consummation of the Business Combination would have an aggregate implied value of $[_]. As a result, even if the trading price of PubCo’s Ordinary Shares significantly declines, the value of the Insider Shares held by the Sponsor will be significantly greater than the amount the Sponsor paid to purchase such shares. For more information, please see “Risk Factors – The nominal purchase price paid by the Sponsor and directors and officers of TETE for the Insider Shares may significantly dilute the implied value of the public shares in the event the parties complete an initial business combination. In addition, the value of the Insider Shares will be significantly greater than the amount the Sponsor and directors and officers of TETE paid to purchase such shares in the event the parties complete an initial business combination, even if the Merger causes the trading price of PubCo’s Ordinary Shares to materially decline.”

●	As of [_], 2024, TETE has unsecured promissory notes in the aggregate principal amount of $[_] outstanding and the Company has drawn down an aggregate of $[_] under the notes. The promissory notes were issued for working capital purposes, including paying monthly extension payments. At the option of the Sponsor, the promissory notes may be converted into [_] TETE Units upon consummation of the Business Combination at a price of $10.00 per unit. In the absence of shareholder approval for a further extension, if the proposed Business Combination is not consummated by December 20, 2024 (unless otherwise extended), then such loans may not be repaid.

●	Unless TETE consummates the Business Combination, its officers, directors and Initial Shareholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceeded the amount of its working capital. As of [_], 2024, $[_] of advances was paid by Sponsor for expenses incurred on TETE’s behalf and if the proposed Business Combination is not consummated by December 20, 2024 (unless otherwise extended), that amount would not be repaid. As a result, the financial interest of TETE’s officers, directors and Initial Shareholders or their affiliates could influence its officers’ and directors’ motivation in selecting Super Apps as a target and therefore there may be a conflict of interest when it determined that the Business Combination is in the shareholders’ best interest.

●	TETE’s Chief Executive Officer and Chief Financial Officer are director nominees of PubCo’s board.

●	The exercise of TETE’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and, in our shareholders’, best interest.

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●	The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

●	TETE’s current charter provides that TETE renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter that may be a corporate opportunity for any member of TETE management, on the one hand, and TETE, on the other hand, or the participation in which would breach any existing legal obligation, under applicable law or otherwise, of a member of TETE management to any other entity. TETE is not aware of any such corporate opportunities not being offered to TETE and does not believe that waiver of the corporate opportunities doctrine has materially affected TETE’s search for an acquisition target or will materially affect TETE’s ability to complete an initial business combination.

The foregoing interests may influence the officers and directors of TETE to support or approve the Merger. As such, the Sponsor and our officers and directors may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate. In considering the recommendations of the TETE Board to vote for the proposals, TETE’s shareholders should consider these interests. For more information, please see “Risk Factors — Some of the TETE officers and directors may be argued to have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.”

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

(i)	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;
(ii)	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;
(iii)	directors should not improperly fetter the exercise of future discretion;
(iv)	duty to exercise powers fairly as between different sections of shareholders;
(v)	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and
(vi)	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including entities that are affiliates of our sponsor, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under the Companies Act. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to identify and pursue business combination opportunities or to complete our initial business combination.

In addition, our sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. Although we have no formal policy in place for vetting potential conflicts of interest, our board of directors will review any potential conflicts of interest on a case-by-case basis.

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Below is a table summarizing the entities to which our founder, executive officers and directors currently have fiduciary duties, contractual obligations or other current material management relationships:

Individual(1)	Entity(2)	Entity’s Business	Affiliation
Tek Che Ng	Prime Oleochemical Industries Sdn Bhd	Research and development, manufacturing and sales of quality transparent soaps, and other personal care products	Chairman
	Datarich Asia Sdn Bhd	Building intelligent and security system, IT system	Director
	Lumayan Klik Sdn Bhd	Property and Investment Holding	Director
	Rimbun Berseri Sdn Bhd	Palm Oil	Director
	A.W. Agro Management Services Sdn Bhd	Palm Oil	Director
	Finnex Risk Management Sdn Bhd	Insurance	Director
	Meeka Yogurt (M) Sdn Bhd	Food & Beverage	Director
	M Nine One Resources Sdn Bhd	Food & Beverage	Director
	YoungDiet Sdn Bhd	Food & Beverage	Director
	Young Life Sdn Bhd	Food & Beverage	Director
	Young Dessert Sdn Bhd	Food & Beverage	Director
	Healiving Supplies Sdn Bhd	By sell & manufacture and deal in consumer Healthcare & Nutrition Supplement Products	Director
	Bayan Development Sdn Bhd	Property Development	Director
	Mewah Binajaya Sdn Bhd	Investment Holding	Director
	Metronic Impact Sdn Bhd	Building Security, CCTV, Doors Access System	Director

Chow Wing Loke	A&C Technology Waste Oil Sdn Bhd	Industrial waste oil recycling	Managing Director
	WMG Resources Sdn Bhd	Management consultancy	Director
	Mictronics (M) Sdn Bhd	Trading of energy saving equipment and products	Director
	Zen MD International Sdn Bhd	Trading of consumer healthcare products	Director

Raghuvir Ramanadhan	Capgemini Singapore	IT Consulting & Services	Sales Director
	Fourtel Digital	Digital Transformation	Founder

Kiat Wai Du	Ingenious Haus Group Ltd	Financial Services	CEO
	Ingenious Advisory Sdn Bhd	Financial Services	CEO
	Ingenious Financial Group Ltd	Financial Services	CEO
	Ingenious Wealth Management Ltd	Financial Services	CEO
	Vertu Capital Ltd	Investment Company	Non-Executive Chairman
	AQ Media Group Sdn Bhd	Financial Public Relations	Chief Strategy Officer

Virginia Chan	Flagship PMC Sdn Bhd	Project Management consultancy	Director

(1)	Each person has a fiduciary duty with respect to the listed entities next to their respective names.
(2)	Each of the entities listed in this table has priority and preference relative to our company with respect to the performance by each individual listed in this table of his or her obligations and the presentation by each such individual of business opportunities.

The Sponsor and TETE’s officers and directors do not have any fiduciary or contractual obligations except as listed above, or any ownership interest or other interest in, or affiliation with, Bradbury Capital Holdings Inc., Super Apps, MobilityOne Ltd., OneShop Retail, ANGKASA and MyIsCo.

Record Date; Who is Entitled to Vote

We have fixed the close of business on [●], 2024, as the “Record Date” for determining those TETE shareholders entitled to notice of and to vote at the extraordinary general meeting. As of the close of business on the Record Date, there were 6,384,209 TETE Shares outstanding and entitled to vote. Each holder of TETE Shares is entitled to one vote per share on each of the Reincorporation Merger Proposal, the Business Combination Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal.

As of the Record Date, TETE’s Initial Shareholders, either directly or indirectly, owned and were entitled to vote 2,875,000 Insider Shares and 532,500 Private Shares, or approximately 52.2% of TETE’s issued and outstanding Ordinary Shares. With respect to the Business Combination, TETE’s Initial Shareholders have agreed to vote their respective Ordinary Shares acquired by them in favor of the Business Combination Proposal and related Proposals. They have indicated that they intend to vote their shares, as applicable, “FOR” each of the other Proposals, although there is no agreement in place with respect to these Proposals.

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Quorum and Required Vote for Shareholder Proposals

A quorum of TETE shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting of TETE shareholders if one or more shareholders who together hold not less than a majority of the TETE Shares issued and outstanding and entitled to attend and vote at the extraordinary general meeting is represented in person, including by virtual attendance, or represented by proxy. Abstentions present in person, including by virtual attendance, and represented by proxy will count as present for the purposes of establishing a quorum but broker non-votes will not. As of the Record Date for the extraordinary general meeting, [_] Ordinary Shares would be required to achieve a quorum.

Approval of the Reincorporation Merger Proposal will require the affirmative vote of at least two-thirds (2/3) of the holders of the issued and outstanding Ordinary Shares who, being entitled to do so, vote thereon at the extraordinary general meeting. Further, approval of the Charter Amendment Proposals, the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal will each require the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding TETE Shares present in person and entitled to vote thereon at the extraordinary general meeting. Attending the extraordinary general meeting either in person, including by virtual attendance, or represented by proxy and abstaining from voting will have the same effect as voting against all the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the voting on Proposals.

The Business Combination Proposal is conditioned upon the approval of Proposal No. 1 and Proposal No. 5. Proposals No. 1, 3, 4, 5, 6 and 7 are dependent upon approval of the Business Combination Proposal. TETE’s Initial Shareholders, who as of the Record Date owned 2,875,000 Insider Shares and 532,500 Private Shares, or approximately 52.2% of the issued and outstanding TETE Shares, have agreed to vote their respective Ordinary Shares acquired by them prior to the initial public offering in favor of the Business Combination Proposal and related proposals. Therefore, approximately 22.8% of the TETE Shares held by our public shareholders will need to vote in favor of the Business Combination Proposal for the Business Combination Proposal to be approved (assuming all such shareholders are represented in person or by proxy and entitled to vote at the extraordinary general meeting).

Voting Restrictions in Connection with Shareholder Meeting

In connection with any vote for a proposed business combination, including the vote with respect to the business combination proposal, the Sponsor and the Initial Shareholders have agreed to vote the Insider Shares as well as any ordinary shares acquired in the market in favor of such proposed business combination.

Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our Sponsor, directors, executive officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares or not redeem their public shares. Our Sponsor, officers, directors and/or their affiliates plan to enter into privately negotiated transactions with shareholders not to redeem their public shares in an amount that will allow TETE to retain an aggregate of at least $5,000,000 in its trust account upon consummation of the Business Combination. None of the funds in the trust account will be used to purchase public shares in such transactions.

In connection with the Extraordinary General Meeting, our sponsor, officers, directors and/or their affiliates will enter into non-redemption agreements (the “Non-Redemption Agreements”) with unaffiliated third-party shareholders in exchange for such shareholder (the “Non-Redeeming Shareholders”) agreeing not to redeem (or to validly rescind any redemption requests). Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated transactions by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of tender offer or proxy materials in connection with the Business Combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account, whether or not such shareholder has already submitted a proxy with respect to the business combination but only if such shares have not already been voted at the general meeting related to the business combination. Our sponsor, executive officers, directors, advisors or their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws.

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In exchange for the commitment not to redeem their public shares, our sponsor, officers, directors and/or their affiliates will agree to transfer to such shareholders founder shares and/or pay a premium for such shares above the market price as consideration for the agreement not to redeem. Our sponsor, officers, directors and/or their affiliates do not anticipate that the Non-Redemption Agreements will allow for or contemplate the purchase of additional securities outside the redemption offer. There is no signed non-redemption agreement at this time and, as such, the counterparties and the terms for such agreements are still to be determined.

If they engage in such transactions, our sponsor, officers, directors and/or their affiliates will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

The purpose of any such transactions could be to satisfy the closing conditions under the Merger Agreement and/or to increase the likelihood of satisfaction of Nasdaq’s initial listing requirements where it appears that such requirements would otherwise not be met.

Our Sponsor, officers, directors and/or their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. We expect any such purchases would be reported by such person pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event our Sponsor, directors, executive officers, advisors, or their affiliates were to purchase shares or warrants from public shareholders, or if any third party investors are incentivized to acquire public shares by our Sponsor, directors, executive officers, or their affiliates, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, directors, executive officers, advisors or any of their affiliates may purchase shares or warrants from public shareholders outside the redemption process, along with the purpose of such purchases;

●	if our Sponsor, directors, executive officers, advisors or any of their affiliates were to purchase shares or warrants from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

●	Any of our securities purchased by our Sponsor, directors, executive officers, advisors or any of their affiliates would not be voted in favor of approving the business combination transaction;

●	our Sponsor, directors, executive officers, advisors or any of their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	we would disclose in a Current Report on Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

●	the amount of our securities purchased outside of the redemption offer by our Sponsor, directors, executive officers, advisors or any of their affiliates, along with the purchase price;

●	the purpose of the purchases by our Sponsor, directors, executive officers, advisors or any of their affiliates;

●	the impact, if any, of the purchases by our Sponsor, directors, executive officers, advisors or any of their affiliates on the likelihood that the business combination transaction will be approved;

●	the identities of our security holders who sold to our Sponsor, directors, executive officers, advisors or any of their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our Sponsor, directors, executive officers, advisors or any of their affiliates; and

●	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Please see “Risk Factors — Activities taken by existing TETE shareholders to increase the likelihood of approval of the business combination proposal and the other proposals described in this proxy statement could have a depressive effect on TETE’s shares.”

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Voting Your Shares

Each TETE Share that you own in your name entitles you to one vote for each Proposal on which such shares are entitled to vote at the extraordinary general meeting. Your proxy card shows the number of Ordinary Shares that you own.

There are two ways to ensure that your TETE Shares, as applicable, are voted at the extraordinary general meeting:

●	You can cause your shares to be voted by signing and returning the enclosed proxy card. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by our board, “FOR” the adoption of the Reincorporation Merger Proposal, the Business Combination Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal. Votes received after a matter has been voted upon at the extraordinary general meeting will not be counted.

●	You can attend virtually the extraordinary general meeting. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE BUSINESS COMBINATION PROPOSAL (AS WELL AS THE OTHER PROPOSALS). IN ORDER TO REDEEM YOUR SHARES, YOU MUST TENDER YOUR SHARES TO OUR TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE EXTRAORDINARY GENERAL MEETING. YOU MAY TENDER YOUR SHARES FOR REDEMPTION BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) SYSTEM. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THESE TENDERED SHARES WILL NOT BE REDEEMED FOR CASH AND WILL BE RETURNED TO THE APPLICABLE SHAREHOLDER. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER OR BANK TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

●	you may send another proxy card with a later date;

●	if you are a record holder, you may notify our corporate secretary in writing before the extraordinary general meeting that you have revoked your proxy; or

●	you may attend the extraordinary general meeting in person or virtually, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your Ordinary Shares, you may call Morrow Sodali LLC, our proxy solicitor, at (800) 662-5200, or TETE at ++60 1 2334 8193.

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Redemption Rights

Pursuant to TETE’s Existing M&A, a holder of Public Shares may demand that TETE redeem such Ordinary Shares for cash at the applicable redemption price per share equal to the quotient obtained by dividing the (i) the aggregate amount on deposit in the trust account as of two Business Days prior to the consummation of the Business Combination, including interest (net of taxes payable), by (ii) the total number of the then outstanding Public Shares. As of [●], 2024, this would have amounted to approximately $[_] per share.

You will be entitled to receive cash for any Public Shares to be redeemed only if you:

●	hold Public Shares; and

●	prior to 5:00 pm Eastern Time, on [●], 2024 (two Business Days prior to TETE’s extraordinary general meeting), (a) submit a written request to Continental that TETE redeem your Public Shares for cash; and (b) deliver your Public Shares to Continental, physically or electronically through DTC.

TETE shareholders will be entitled to redeem their Public Shares for a full pro rata share of the trust account (currently anticipated to be approximately $[_]) net of taxes payable.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to TETE’s Transfer Agent or deliver your shares to the Transfer Agent electronically using The Depository Trust Company’s DWAC (deposit/withdrawal at custodian) system, in each case, by two Business Days prior to the extraordinary general meeting.

Through the DWAC system, this electronic delivery process can be accomplished by contacting your broker and requesting delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a shareholder’s broker and/or clearing broker, Deposit Trust Company, and TETE’s Transfer Agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge the tendering broker $45 and the broker would determine whether or not to pass this cost on to the redeeming holder. It is TETE’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. TETE does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical share certificate. Shareholders who request physical share certificates and wish to redeem may be unable to meet the deadline for tendering their Ordinary Shares before exercising their redemption rights and thus will be unable to redeem their Ordinary Shares.

In the event that a shareholder tenders its Ordinary Shares and decides prior to the consummation of the Business Combination that it does not want to redeem its Ordinary Shares, the shareholder may withdraw the tender. In the event that a shareholder tenders Ordinary Shares and the Business Combination is not consummated, these Ordinary Shares will not be redeemed for cash and the physical certificates representing these Ordinary Shares will be returned to the shareholder promptly following the determination that the Business Combination will not be consummated. TETE anticipates that a shareholder who tenders Ordinary Shares for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such Ordinary Shares soon after the completion of the Business Combination.

If properly demanded by TETE’s public shareholders, TETE will redeem each share into a pro rata portion of the funds available in the trust account, calculated as of two Business Days prior to the anticipated consummation of the Business Combination. As of the Record Date, this would amount to approximately $[_]. If you exercise your redemption rights, you will be exchanging your Public Shares for cash and will no longer own the Ordinary Shares. If TETE is unable to consummate the Business Combination by December 20, 2024 (unless otherwise extended), then it will liquidate and dissolve and public shareholders would be entitled to receive approximately $[_] per share upon such liquidation.

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Tendering Ordinary Share Certificates in connection with Redemption Rights

TETE is requiring the TETE public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to TETE’s Transfer Agent, or to deliver their shares to the Transfer Agent electronically using Depository Trust Company’s DWAC (deposit/withdrawal at custodian) system, at the holder’s option prior to two Business Days immediately preceding the extraordinary general meeting. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge the tendering broker $45.00 and it would be up to the broker whether to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether TETE requires holders seeking to exercise redemption rights to tender their ordinary shares. The need to deliver ordinary shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effected.

Any request for redemption, once made, may be withdrawn at any time up to two Business Days immediately preceding the extraordinary general meeting. Furthermore, if a shareholder delivered his certificate for redemption and subsequently decided prior to the date immediately preceding the extraordinary general meeting not to elect redemption, he may simply request that the Transfer Agent return the certificate (physically or electronically).

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not consummated for any reason, then public shareholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, TETE will promptly return the share certificates to the public shareholder.

Appraisal Rights

In respect of the Reincorporation Merger Proposal and the Business Combination Proposal, under the section 238 of the Cayman Companies Act, shareholders of a Cayman Islands company ordinarily have dissenters’ rights with respect to a statutory merger.

The Cayman Companies Act prescribes when dissenters’ rights will be available and provides that shareholders are entitled to receive fair value for their shares if they exercise those rights in the manner prescribed by the Cayman Companies Act. Pursuant to section 239(1) of the Cayman Companies Act, dissenters’ rights are not available if an open market for the shares exists on a recognized stock exchange, such as Nasdaq, for a specified period after the merger is authorized (such period being the period in which dissenter’s rights would otherwise be exercisable). It is anticipated that, if the Business Combination is approved, it may be consummated prior to the expiry of such specified period and accordingly the exemption under section 239(1) of the Companies Act may not be available. However, pursuant to the terms of the Business Combination Agreement, TETE and Super Apps may agree a later Closing Date by agreement in writing. Such deferral, if agreed between TETE and Super Apps, may result in the consummation of the Reincorporation Merger and / or the Acquisition Merger not occurring until after the expiry of the specified period, thereby allowing the exemption in section 239(1) of the Companies Act to be relied upon.

Regardless of whether dissenters’ rights are or are not available, Public Shareholders can exercise their Redemption Rights as described herein. The TETE Board has determined that the redemption proceeds payable to Public Shareholders who exercise their Redemption Rights represent the fair value of the Public Shares.

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail but also may be made by telephone or in person. TETE and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement/prospectus and proxy card. Morrow Sodali LLC, a proxy solicitation firm that TETE has engaged to assist it in soliciting proxies, will be paid its customary fee and out-of-pocket expenses.

TETE will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. TETE will reimburse them for their reasonable expenses.

If you send in your completed proxy card, you may still vote your shares at the extraordinary meeting if you revoke your proxy before it is voted at the extraordinary general meeting.

TETE Initial Shareholders

On November 26, 2021, an aggregate of 2,875,000 Insider Shares was sold to our Initial Shareholders as the “Insider Shares,” for an aggregate purchase price of $25,000. Simultaneous with the consummation of the IPO, we consummated the private placement of 532,500 “Private Placement Units” at a price of $10.00 per Private Placement Unit, generating total proceeds of $5,325,000. The Private Placement Units were purchased by TETE’s Sponsor.

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Pursuant to a registration rights agreement between us and our Initial Shareholders, our Initial Shareholders are entitled to make up to two registration demands that TETE register such securities. The holders of the Insider Shares and the private units can elect to exercise these registration rights at any time commencing 30 days after the initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination. TETE will bear the expenses incurred in connection with the filing of any such registration statements.

At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding us or our securities, our Initial Shareholders, Super Apps and/or their directors, officers, advisors or respective affiliates may purchase public shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Proposals, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire public shares or vote their public shares in favor of the Proposals. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record or beneficial holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Initial Shareholders, Super Apps and/or their directors, officers, advisors or respective affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholder would be required to revoke their prior elections to redeem their shares. Our Initial Shareholders, Super Apps, and/or their directors, officers, advisors or respective affiliates may also purchase public shares from institutional and other investors who indicate an intention to redeem our shares, or, if the price per share of our shares falls below $10.00 per share, such parties may seek to enforce their redemption rights.

The above-described activity could be especially prevalent in and around the time of Closing. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that (i) each of the Charter Amendment Proposals, the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal are each approved by the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding Ordinary Shares present in person, including by virtual attendance, or represented by proxy at the extraordinary general meeting and entitled to vote on such matter, (ii) the Reincorporation Merger Proposal is approved by the affirmative vote of at least two-thirds (2/3) of the holders of the issued and outstanding Ordinary Shares who, being entitled to do so, vote in person or represented by proxy at the extraordinary general meeting, and (iii) otherwise limit the number of public shares electing to redeem. Our Initial Shareholders, Super Apps and/or their directors, officers, advisors or respective affiliates may also purchase shares from institutional and other investors for investment purposes.

Entering into any such arrangements may have a depressive effect on the Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he, she or they own, either at or prior to the Business Combination. If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the extraordinary general meeting and would likely increase the chances that such proposals would be approved. We will file or submit a current report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the extraordinary general meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

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PROPOSAL NO. 1 — THE REINCORPORATION MERGER PROPOSAL

The discussion in this proxy statement/prospectus of the Business Combination and the principal terms of the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Merger Agreement. The full text of the Merger Agreement and the Plan of Merger for the Reincorporation Merger is attached hereto as Annex A-1, which is incorporated by reference herein.

Purpose of the Reincorporation Merger Proposal

The purpose of the Reincorporation Merger is to establish a Cayman Islands exempted company as the parent entity of Super Apps that would be a “foreign private issuer” as that term is defined under the Exchange Act. As a result of the Reincorporation Merger, the TETE shareholders will no longer be shareholders of TETE and (other than the TETE shareholders who exercise their redemption rights) will become shareholders of PubCo, a foreign private issuer.

As a foreign private issuer, PubCo will be exempt from certain rules under the Exchange Act, prescribing the furnishing and content of proxy statement/prospectus, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, PubCo will not be required under the Exchange Act to file quarterly periodic reports and financial statements with the SEC, and will not be required to disclose in its periodic reports all of the information that U.S. domestic issuers are required to disclose. PubCo will also be permitted to follow corporate governance practices in accordance with Cayman Islands law in lieu of most of the corporate governance rules set forth by Nasdaq. As a result, PubCo’s corporate governance practices differ in some respects from those required to be followed by U.S. companies listed on a national securities exchange.

Summary of the Reincorporation Merger

The Merger Agreement was entered into by and among TETE, PubCo, Merger Sub, Holdings, Super Apps, Technology & Telecommunication LLC, and Loo See Yuen on August 2, 2023. Upon the approval of the Merger Agreement and the Plans of Merger by the TETE shareholders, PubCo and TETE will execute the Reincorporation Merger Plan of Merger, which shall be filed with the Registrar of Companies in the Cayman Islands with certain other documents on or prior to the Closing Date. On the Closing Date, TETE will reincorporate to the Cayman Islands by merging with and into the PubCo, a Cayman Islands exempted company. The separate corporate existence of TETE will cease and PubCo will continue as the surviving company. In connection with the Reincorporation Merger, all outstanding TETE Units will separate into their individual components of TETE Class A ordinary shares and TETE Warrants and will cease separate existence and trading. Upon the consummation of the Business Combination, the current equity holdings of the TETE shareholders shall be exchanged as follows:

(i) Each TETE Class A ordinary share issued and outstanding immediately prior to the Effective Time of the Reincorporation Merger (other than any redeemed shares) will automatically be cancelled and cease to exist and, for each TETE Class A ordinary share, PubCo shall issue to each TETE shareholder (other than TETE shareholders who exercise their redemption rights in connection with the Business Combination) one validly issued PubCo Class A Ordinary Share; and

(ii) Each TETE Warrant issued and outstanding immediately prior to Effective Time of the Reincorporation Merger will convert into a PubCo Warrant to purchase one PubCo Class A Ordinary Share (or equivalent portion thereof). The PubCo Warrants will have substantially the same terms and conditions as set forth in the TETE Warrants.

Vote Required for Approval

Along with the approval of the Business Combination Proposal and the approval of Nasdaq Proposal, approval of the Reincorporation Merger is a condition to the consummation of the Business Combination. If the Reincorporation Merger Proposal is not approved, the Business Combination will not take place. In addition, if the Nasdaq Proposal is not approved, the Reincorporation Merger Proposal will have no effect (even if approved by the requisite vote of our shareholders at the Meeting of any adjournment thereof) and the Business Combination will not occur.

The Reincorporation Merger Proposal will be approved and adopted only if holders of at least two-thirds (2/3) of the issued and outstanding TETE ordinary shares present in person, by virtual attendance or represented by proxy and entitled to vote and voted at the Meeting vote “FOR” the Reincorporation Merger Proposal.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as a special resolution, and subject to the passing of the Business Combination Proposal, that the plan of merger relating to the Reincorporation Merger be authorized, approved and confirmed in all respects, that TETE be and is hereby authorized to enter into the plan of merger relating to the Reincorporation Merger, and that the merger of TETE with and into TETE TECHNOLOGIES INC with TETE TECHNOLOGIES INC surviving the merger, be authorized, approved and confirmed in all respects.”

“RESOLVED, as a special resolution, and subject to the passing of the Business Combination Proposal, that the proposed merger of TETE and PubCo pursuant to the Companies Act (Revised) of the Cayman Islands, with PubCo being the surviving entity, upon the terms contained in the Plan of Merger (as defined below) (the “Reincorporation Merger”) be and is hereby approved, adopted, ratified, and confirmed in all respects;

RESOLVED, as a special resolution, that the provisions of a plan of merger between TETE and PubCo (the “Reincorporation Merger Plan of Merger”) be and are hereby approved, adopted, ratified, and confirmed in all respects;

RESOLVED, as a special resolution, that the directors of TETE be and are hereby authorised to make such amendments to the Reincorporation Merger Plan of Merger, and to settle all documentation and to take any steps necessary to give effect to the foregoing resolutions as they shall, in their absolute discretion, think fit; and

RESOLVED, as a special resolution, that the Plan of Merger be executed by any one director on behalf of TETE and any one director, Ogier (Cayman) LLP or TETE’s registered office provider be authorised to submit the Reincorporation Merger Plan of Merger, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands and to make such additional filings or take such additional steps as they deem necessary in respect of the Reincorporation Merger.”

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE REINCORPORATION MERGER UNDER PROPOSAL NO. 1.

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PROPOSAL NO. 2 – THE BUSINESS COMBINATION PROPOSAL

We are asking our shareholders to adopt and approve, as an Ordinary Resolution, the Merger Agreement, certain related agreements, and the transactions contemplated thereby (including the Business Combination). TETE shareholders should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A-1 to this proxy statement/prospectus, and the transactions contemplated thereby. Please see “– The Merger Agreement” below for additional information and a summary of certain terms of the Merger Agreement. You should read the Merger Agreement in its entirety before voting on this proposal.

Because we are holding a shareholder vote on the Business Combination, we may consummate the Business Combination only if it is approved by the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding Ordinary Shares present in person or represented by proxy and entitled to vote on such matter at the extraordinary general meeting.

The discussion in this proxy statement/prospectus of the Business Combination and the principal terms of the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Merger Agreement. The full text of the Merger Agreement is attached hereto as Annex A-1, which is incorporated by reference herein.

Merger Agreement

This subsection of the proxy statement/prospectus describes the material provisions of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. You should read the Merger Agreement in its entirety because it is the primary legal document that governs the Business Combination. The Merger Agreement contains representations, warranties, and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties, and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties, and covenants in the Merger Agreement are also modified in part by the underlying disclosure schedules of the parties (together, the “disclosure schedules”), which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision. Additionally, the representations and warranties of the parties to the Merger Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person should rely on the representations and warranties in the Merger Agreement or the summaries thereof in this proxy statement/prospectus as characterizations of the actual state of facts about TETE, PubCo, Merger Sub, Holdings, Super Apps, or any other matter.

Overview

On October 19, 2022, TETE entered into the Merger Agreement by and among TETE, Super Apps, the Sponsor, and Loo See Yuen as amended and restated by the Amended and Restated Agreement and Plan of Merger, dated [ ], 2023 between TETE, PubCo, Merger Sub, Holdings, Super Apps and Technology & Telecommunication LLC, and Loo See Yuen. Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) TETE will reincorporate to the Cayman Islands by merging with and into PubCo as a result of the Reincorporation Merger; (ii) Merger Sub will merge with and into Holdings resulting in Holdings being a wholly-owned subsidiary of PubCo. The board of directors of TETE has unanimously (i) approved and declared advisable the Merger Agreement, the Business Combination and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Merger Agreement and related matters by the shareholders of TETE.

Consideration

The aggregate consideration for the Acquisition Merger is $1,100,000,000, payable in the form of 110,000,000 newly issued PubCo Ordinary Shares (the “Closing Payment Shares”) valued at $10.00 per share to Holdings and its shareholders. At the closing of the Acquisition Merger, the issued and outstanding shares in Holdings held by the former Holdings shareholders will be cancelled and cease to exist, in exchange for the issuance of the Closing Payment Shares, 10% of which are to be issued and held in escrow to satisfy any indemnification obligations of the former Holdings shareholders.

The aggregate consideration for the Acquisition Merger (the “Merger Consideration”) is equal to: (a) One Billion One Hundred Million U.S. Dollars ($1,100,000,000), minus (b) any Closing Net Indebtedness (as defined in the Merger Agreement), of which $235,000,000 shall be paid at Closing with the remaining $865,000,000 subject to the earn-out provisions set forth in the Merger Agreement. The Merger Consideration is payable in the form of PubCo Ordinary Shares, 10% of which are to be issued and held in escrow to satisfy any indemnification obligations of the former Holdings shareholders. The Closing Net Indebtedness as of the date of this proxy statement/prospectus supplement is $0 and any increase in the Closing Net Indebtedness will result in a dollar for dollar decrease in the Merger Consideration.

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Within fifteen (15) days after the end of each of the four consecutive fiscal quarters following the Closing (each an “Earn-Out Quarter”), PubCo shall deliver to the Sponsor a written statement setting forth in reasonable detail its determination of the Revenue (as defined below) for the applicable Earn-Out Quarter and the resulting Contingent Merger Consideration earned for such Earn-Out Quarter. PubCo Ordinary Shares issuable in each Earn-Out Quarter (the “Contingent Shares”) shall be calculated as follows:

A = 21, 625,000 (B/ C)

Where:

A = the Contingent Shares for the relevant Earn-Out Quarter

B = Revenue Achieved

C = Revenue Target

For purposes of the Merger Agreement, the following terms have the following meanings: “Revenue Achieved” means the consolidated revenue of PubCo and its subsidiaries for each applicable Earn-Out Quarter, as set forth in PubCo’s filings with the SEC; and “Revenue Target” means $87,000,000 for each applicable Earn-Out Quarter.

At the Closing, without any further action on the part of TETE, PubCo, Merger Sub, Holdings or Super Apps, each ordinary share of Holdings issued and outstanding immediately prior to the Closing shall be canceled and automatically converted into the right to receive, without interest, a number of PubCo Ordinary Shares equal in value to the quotient of the Merger Consideration divided by the fully diluted capitalization of Holdings, subject to the earn-out provisions set forth in the Merger Agreement. No certificates or scrip representing fractional PubCo Ordinary Shares will be issued pursuant to the Business Combination. Stock certificates evidencing the Merger Consideration shall bear restrictive legends as required by any securities laws at the time of the Business Combination.

PubCo Board of Directors and Executive Officers

Immediately following the Closing, PubCo’s board of directors will consist of five directors, two of whom shall be designated by the Sponsor and three of whom shall be designated by Holdings. At the Closing, TETE, Sponsor and certain shareholders of Holdings will enter into a voting agreement relating to the Sponsor’s right to have two nominees on TETE’s post-closing board of directors.

Representations and Warranties

In the Merger Agreement, Holdings and Super Apps make certain representations and warranties (with certain exceptions set forth in the disclosure schedules to the Merger Agreement) relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) required consents and approvals; (d) non-contravention; (e) capital structure; (f) absence of bankruptcy proceedings, (g) financial statements, (h) liabilities, (i) absence of certain developments, (j) accounts receivable and accounts payable, (k) compliance with laws, (l) title to property, (m) international trade and anti-bribery compliance, (n) tax matters, (o) intellectual property, (p) insurance, (q) absence of litigation, (r) bank accounts and powers of attorney, (s) labor matters, (t) employee benefits, (u) environmental and safety, (v) related party transactions, (w) material contacts, (x) SEC matters, (y) brokers and other advisors, and (z) other customary representations and warranties.

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In the Merger Agreement, TETE, PubCo and Merger Sub make certain representations and warranties relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) non-contravention, (d) brokers and other advisors, (e) capitalization, (f) issuance of the Merger Consideration, (g) consents and required approvals, (h) the trust account, (i) employees, (j) tax matters, (k) stock exchange listing, (l) reporting company status, (m) undisclosed liabilities, (n) SEC filings and financial statements, (o) business activities, (p) TETE contracts, (q) absence of litigation, (r) investment company status; and (s) other customary representations and warranties.

Covenants

The Merger Agreement also contains, among other things, covenants providing for:

●	Each of Holdings, Super Apps and their subsidiaries operating its business in the ordinary course prior to the Closing and not taking certain specified actions without the prior written consent of TETE;

●	Super Apps providing access to its books and records and providing information relating to its business to TETE;

●	Super Apps delivering the financial statements required by TETE to make applicable filings with the SEC;

●	TETE maintaining its existing listing on Nasdaq until the Closing and obtaining approval of the listing of PubCo on Nasdaq and the continued listing of TETE securities issued in connection with the IPO;

●	TETE keeping current, and timely filing, all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable laws; and

●	TETE entering into agreements pursuant to which (i) certain persons shall commit (each, a “PIPE Investor”) to purchase TETE Shares at a purchase price of ten dollars ($10.00) per share in an amount to be determined by and among the PIPE Investors, Super Apps and TETE, and/or (ii) with certain “beneficial owners” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of TETE Shares pursuant to which such TETE shareholders shall agree, upon the terms and subject to the conditions set forth therein, not to redeem their TETE Shares in connection with the Business Combination and to waive their redemption rights under TETE’s Existing M&A; provided that the combination of proceeds under (i) and (ii) shall be equal to an aggregate of at least five million dollars ($5,000,000) held inside or outside TETE’s trust account immediately prior to the consummation of the Business Combination (the “Transaction Financing”).

Conduct Prior to Closing

From the date of the Merger Agreement until the earlier of the Closing or the date of termination of the Merger Agreement, the parties agreed, among other things, to the following:

●	The parties will not solicit, initiate, encourage or continue discussions with any third party with respect to any transaction other than the transactions contemplated or permitted by the Merger Agreement; and

●	TETE, with the assistance of Super Apps, will file and cause to become effective a proxy statement/prospectus of TETE for the purpose of soliciting proxies from TETE’s shareholders for approval of certain matters related to the transactions contemplated by the Merger Agreement.

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Conditions to Closing

General Conditions

Consummation of the transactions contemplated by the Merger Agreement is conditioned on, among other things, (i) the absence of any order or provisions of any applicable law prohibiting the transactions or preventing the transactions; (ii) TETE receiving approval of the Business Combination from its shareholders in accordance with TETE’s Existing M&A; (iii) the Nasdaq initial listing application with respect to the Business Combination having been approved by Nasdaq, and (iv) the SEC having approved the proxy statement/prospectus filed in connection with the Business Combination.

Super Apps’s Conditions to Closing

The obligations of Super Apps to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

●	TETE complying with all of its obligations under the Merger Agreement in all material respects;

●	the representations and warranties of TETE being true on and as of the Closing, other than as would not reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement); and

●	there having been no Material Adverse Effect to TETE.

TETE’s Conditions to Closing

The obligations of TETE and Merger Sub to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon each of the following, among other things:

●	the representations and warranties of Super Apps being true on and as of the Closing, other than as would not reasonably be expected to have a Material Adverse Effect;

●	Super Apps complying with all of the obligations under the Merger Agreement in all material respects;

●	Super Apps and MobilityOne Sdn. Bhd., a Malaysian private limited company (“MobilityOne”) which beneficially owns 100% of the outstanding ordinary shares of OneShop Retail Sdn. Bhd., a Malaysian private limited company (“OneShop Retail”), shall have consummated the OneShop Retail Closing pursuant to the Share Sale Agreement, dated October 19, 2022, by and between Super Apps and MobilityOne, which is attached hereto as Exhibit 10.11;

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●	Super Apps and MobilityOne shall have entered into a shareholder’s agreement, which shall govern the relationship between Super Apps and MobilityOne as shareholders of OneShop Retail, including with respect to the composition of the board of directors of OneShop Retail; and

●	Super Apps and MyIsCo Sdn Bhd, a wholly owned subsidiary of MyAngkasa Digital Services Sdn Bhd, a Malaysian private limited company led by Angkatan Koperasi Kebangsaan Malaysia (“ANGKASA”), shall, at least one day prior to the Closing, enter into a Collaboration Agreement (the “Collaboration Agreement”) allowing OneShop Retail, as the authorized bill payment collection and credit lending agency of ANGKASA, to operate its payment collection system through ANGKASA’s authorized dealers for the collection and remission of any payment of bills via cash payment, credit card, debit card or cheque. The Collaboration Agreement is attached hereto as Exhibit 10.12.

For the avoidance of doubt, OneShop Retail operates the business and controls the assets being acquired by TETE in the Business Combination and, as such, the OneShop Retail Closing is a condition precedent to the Business Combination that cannot be waived. The Business Combination cannot proceed prior to or without the OneShop Retail Closing.

Termination

The Merger Agreement may be terminated and/or abandoned at any time prior to the Closing upon mutual agreement of the parties or by:

●	TETE, if Holdings and Super Apps has breached any representation, warranty, agreement or covenant contained in the Merger Agreement, such that the conditions to TETE’s obligations to close would not be met, and such breach has not been cured within the earlier of (A) January 20, 2024 (the “Outside Date”) and (B) thirty (30) days following the receipt by Super Apps of a notice describing such breach;

●	Super Apps, if TETE, PubCo or Merger Sub has breached any representation, warranty, agreement or covenant contained in the Merger Agreement, such that the conditions to Super Apps’s obligations to close would not be met, and such breach has not been cured within the earlier of (A) the Outside Date and (B) thirty (30) days following the receipt by TETE a notice describing such breach;

●	either TETE or Super Apps, if the Closing has not occurred by the Outside Date, provided that the failure of the Business Combination to have been consummated on or before the Outside Date was not due to such party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement;

●	either TETE or Super Apps, if an Order (as defined in the Merger Agreement) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement shall be in effect and shall have become final and non-appealable; provided that this right shall not be available to a party if such Order was due to such party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement;

●	either Super Apps or TETE, if the Merger Agreement or the transactions contemplated thereby fail to be authorized or approved by TETE shareholders;

●	Super Apps, if TETE’s board of directors shall have withdrawn, amended, qualified or modified its recommendation to the shareholders of TETE that they vote in favor of Parent Proposals (as defined in the Merger Agreement); and

●	TETE, if the shareholders of Holdings do not approve the Merger Agreement and the transactions contemplated thereunder.

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Indemnification

Subject to the terms of the Merger Agreement, the representations and warranties concerning Super Apps and its subsidiaries and all covenants and agreements contained in the Merger Agreement shall survive the Closing and shall terminate at the close of business on the date that is twelve (12) months following the Closing. Ten percent (10%) of the Merger Consideration shall be held in escrow and shall serve as the sole source of payment for the indemnification obligations, if any, of the Holdings’ shareholders pursuant to the Merger Agreement.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Merger Agreement, which is attached hereto as Annex A-1.

Additional Agreements Executed at the Signing of the Merger Agreement

Company Shareholder Support Agreement

In connection with the Merger Agreement, certain shareholders of Holdings each entered into a shareholder support agreement (the “Company Shareholder Support Agreement”) with TETE and Holdings, pursuant to which each such shareholder agrees to vote the shares of Holdings they beneficially own in favor of each of the proposals to be included in the applicable written consent of Holdings’ shareholders, to take all actions reasonably necessary to consummate the Business Combination and to vote against any proposal that would prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement.

The foregoing description of the Company Shareholder Support Agreement is qualified in its entirety by reference to the full text of the form of Company Shareholder Support Agreement, a copy of which is attached hereto as Exhibit 10.5.

Parent Shareholder Support Agreement

In connection with the execution of the Merger Agreement, certain shareholders of TETE each entered into a shareholder support agreement (the “Parent Shareholder Support Agreement”) with Holdings and TETE, pursuant to which each such shareholder agrees to vote all TETE Shares beneficially owned by them in favor of each of the proposals to be presented at the extraordinary general meeting, to take all actions reasonably necessary to consummate the Business Combination and to vote against any proposal that would prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement.

The foregoing description of the Parent Shareholder Support Agreement is qualified in its entirety by reference to the full text of the form of Parent Shareholder Support Agreement, a copy of which is attached hereto as Exhibit 10.6.

Additional Agreements to be Executed at Closing

The Merger Agreement provides that, upon consummation of the Business Combination, PubCo will enter into the following additional agreements.

Lock-up Agreement

In connection with the Closing, the shareholders of Holdings will enter into a lock-up agreement (the “Lock-up Agreement”) with TETE, pursuant to which each will agree, subject to certain customary exceptions, not to:

(i)	offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any ordinary shares of PubCo or securities convertible into or exercisable or exchangeable for PubCo Ordinary Shares held by them immediately after the Closing, or enter into a transaction that would have the same effect;

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(ii)	enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any of such shares, whether any of these transactions are to be settled by delivery of such shares, in cash or otherwise; or

(iii)	publicly announce the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any “Short Sales” (as defined in the Lock-up Agreement) with respect to any security of PubCo;

until the date that is six months after the Closing; provided, however, that the restrictions set forth in the Lock-up Agreement shall not apply to certain of the shares as set forth in each of the Lock-up Agreement. Notwithstanding the foregoing, if after the Closing, there is a “Change of Control” of TETE (as defined in the Lock-up Agreement), all of the shares shall be released from the restrictions set forth therein.

The foregoing description of the Lock-Up Agreement is qualified in its entirety by reference to the full text of the Lock-Up Agreement, a copy of which is attached hereto as Exhibit 10.7.

Voting Agreement

At Closing, TETE and certain shareholders of Holdings will enter into a voting agreement (the “Voting Agreement”), pursuant to which, among other things, the Sponsor will be granted a right to nominate two directors to the post-business combination board of directors.

The foregoing description of the Voting Agreement is subject to and qualified in its entirety by reference to the full text of the form of Voting Agreement, a copy of which is attached hereto as Exhibit 10.8.

Employment Agreement

In connection with the Closing, PubCo and Loo See Yuen will enter into an Employment Agreement (the “Employment Agreement”). Pursuant to the Employment Agreement, PubCo will agree to employ Loo See Yuen as Chief Executive Officer of PubCo. The term of employment shall be for a period of five years, with automatic one-year extensions unless either party gives the other party one-month prior written notice. The Employment Agreement will provide for payment of $240,000 per annum in cash compensation and Loo See Yuen will be eligible to participate in the incentive plan of PubCo, as well as any standard employee benefit plan of PubCo, including, any retirement plan, life insurance plan, health insurance plan and travel/holiday plan. PubCo may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, or engages or in any manner participates in any activity which is competitive with or intentionally injurious to PubCo, or any of its affiliates or subsidiaries. Loo See Yuen may resign at any time with one-month prior written notice. Loo See Yuen will agree to hold, both during and after the Employment Agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.9.

MobilityOne Software License Agreement

On the Closing of the Business Combination, MobilityOne, as Licensor, and OneShop Retail, as Licensee, will enter into a Non-Exclusive License Agreement (the “License Agreement”). Pursuant to the License Agreement, MobilityOne will grant to OneShop Retail a non-exclusive, royalty-free license to use certain proprietary technology related to or covering the software and technology for MobilityOne’s proprietary payment ecosystem, including software for the e-wallet, mobility payments, payment gateway and remittance business. The License Agreement will expire ten (10) years after the Closing of the Business Combination.

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Non-Competition and Non-Solicitation Agreement

At the Closing, TETE, Holdings and certain key members of the Holdings and Super Apps management teams (the “Key Management Members”) will enter into non-competition and non-solicitation agreements (the “Non-Competition and Non-Solicitation Agreements”), pursuant to which the Key Management Members and their affiliates will agree not to compete with PubCo during the two-year period following the Closing and, during such two-year restricted period, not to solicit employees or customers or clients of such entities. The agreements also contain customary non-disparagement and confidentiality provisions.

The foregoing description of the Non-Competition and Non-Solicitation Agreements is subject to and qualified in its entirety by reference to the full text of the form of the Non-Competition and Non-Solicitation Agreement, a copy of which is included as Exhibit 10.10 hereto, and the terms of which are incorporated by reference.

Amended Registration Rights Agreement

At the Closing, PubCo will enter into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”) with certain existing shareholders of TETE with respect to the PubCo Ordinary Shares they own at Closing, and with shareholders of Holdings with respect to the Merger Consideration. The Amended and Restated Registration Rights Agreement will provide certain demand registration rights and piggyback registration rights to the shareholders, subject to underwriter cutbacks and issuer blackout periods. PubCo will agree to pay certain fees and expenses relating to registrations under the Amended and Restated Registration Rights Agreement.

BACKGROUND OF THE BUSINESS COMBINATION

TETE is a blank check company formed as a Cayman Islands exempted company on November 8, 2021 in order to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. The Merger is the result of an extensive search for a potential business combination, whereby TETE evaluated a large number of potential targets utilizing TETE’s global network and the investing, operating and transaction experience of TETE’s management team, advisory partners and the TETE Board. The terms of the Merger are the result of arm’s-length negotiations between representatives of TETE and representatives of Super Apps over the course of several months. The following is a brief discussion of the background of these negotiations, the Merger Agreement and the other transaction-related documents.

On January 20, 2022, TETE consummated the IPO of 10,000,000 units, generating gross proceeds of $100,000,000. Simultaneously with the closing of the IPO, TETE consummated the private sale of an aggregate of 480,000 units to the Sponsor at a purchase price of $10.00 per private placement unit, generating gross proceeds to TETE in the amount of $4,800,000.

On January 20, 2022, the underwriters purchased an additional 1,500,000 units pursuant to the exercise of the underwriters’ over-allotment option. The over-allotment option units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to TETE of $15,000,000. Also, in connection with the full exercise of the over-allotment option, the Sponsor purchased an additional 52,500 private placement units at a purchase price of $10.00 per unit.

Following the closing of the IPO on January 20, 2022, an amount of $116,725,000 ($10.15 per unit) from the net proceeds of the sale of the units in the IPO and the private placement was placed in a trust account which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by TETE meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by TETE, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the trust account.

After the TETE IPO, TETE commenced an active search for prospective businesses and acquisition targets, reviewing a large number of potential targets. Representatives of TETE, TETE management, the Sponsor and members of the TETE Board either contacted or were contacted by a number of individuals, entities and third-party financial advisors with respect to business combination opportunities.

In general, TETE looked for companies with a strong management team and a stable cash generative business that would benefit from being listed on a national securities exchange.

In connection with their evaluation of potential initial acquisition targets, TETE and its management and/or affiliates, including the Sponsor:

● considered and conducted an analysis of over seven potential acquisition targets (including Super Apps);

● entered into non-disclosure agreements and discussions with approximately 8 of such potential acquisition targets, the terms of each of which were customary and did not include standstill obligations;

● each of which outlined the terms of a proposed business combination, and 7 of which did not progress beyond such initial discussions; and

● ultimately engaged in detailed discussions, due diligence and negotiations with two potential acquisition targets: Company A and Super Apps. Company A is a premium supermarket operator.

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On March 8, 2022, EF Hutton, TETE’s financial advisor, contacted TETE to determine if TETE was interested in exploring a business combination with their client, which was seeking to go public via a business combination transaction with a SPAC. On March 8, 2022, representatives of TETE had a virtual meeting with Company A’s management team and its advisors to discuss the business, valuation expectations and process. On March 22, 2022, TETE signed a non-disclosure agreement with Company A and shortly thereafter received access to Company A’s virtual data room, which contained information on the business, including a management presentation, industry overview presentation and other supporting materials. After considering the results of the commercial, legal and financial due diligence and Company A’s expectations for large sums of money to remain in the trust account at closing in order to fund its operations, TETE and Company A mutually agreed to terminate discussions and no longer pursue a business combination.

As part of its evaluation of potential acquisition targets, TETE’s management and the TETE Board discussed on a regular basis the status of management’s and its representatives’ discussions with various acquisition targets. These updates generally addressed the potential targets under consideration and the status of the discussions, if any, with the respective acquisition targets. These updates continued throughout the period of time when TETE was evaluating various acquisition targets, including Company A and, subsequently, Super Apps.

On May 20, 2022, Wan Heng Chee held an initial call with Dato Hussian A. Rahman, the Chief Executive Officer of MobilityOne, to discuss a possible acquisition or strategic joint venture arrangement with MobilityOne or its affiliates.

On May 25, 2022, Wan Heng Chee and Dato Hussian A. Rahman met to further discuss the terms of a potential business arrangement. During this meeting, Wan Heng Chee proposed acquiring 100% of OneShop Retail for cash consideration and entering into an agreement with MobilityOne to continue to obtain MobilityOne’s support in operating the business after consummation of such acquisition.

From May 20, 2022 until August 16, 2022, the Super Apps and MobilityOne teams continued active yet confidential discussions and negotiations regarding the specific terms and conditions of acquiring OneShop Retail, the valuation of OneShop Retail, the level of MobilityOne’s post-acquisition support and potential structures to accomplish the post-acquisition business partnership. The parties commenced drafting the Joint Venture Agreement on August 16, 2022.

On June 8, 2022, Tek Che Ng, the Chief Executive Officer of TETE, held the initial meeting with Wan Heng Chee, a major shareholder of Super Apps, to discuss a potential transaction between TETE and Super Apps. Mr. Ng was introduced to Wan Heng Chee by Yeoh Chong Keng, an attorney, who is Wan Heng Chee’s personal attorney and has been an acquaintance of Mr. Ng for more than five years. Super Apps Holdings Sdn Bhd, a Malaysian private limited company, was incorporated on April 20, 2023 with plans to acquire OneShop Retail and enter into a joint venture with MobilityOne and collaboration agreement with MYISCO. Wan Heng Chee sought an introduction to Mr. Ng through his attorney in order to explore the possibility of a merger between TETE and Super Apps (upon completion of Super Apps’ proposed acquisition), which would allow Super Apps to access public markets for the growth and expansion of the business that would be carved-out of MobilityOne.

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On July 8, 2022, TETE and Super Apps executed a non-disclosure agreement to facilitate the exchange of confidential information in connection with a potential transaction. Following execution of the non-disclosure agreement, TETE commenced its due diligence review of Super Apps’ non-public information.

The Bradbury Group and Mr. Wan Heng Chee identified an opportunity in the payments systems market in Malaysia and the ASEAN region and subsequently formed Super Apps, through which they began to negotiate the purchase of MobilityOne’s interest in OneShop Retail and entering into a joint venture with MobilityOne and the collaboration with MyIsCo. Except with respect to the Software License Agreement, as further explained below, TETE, the Sponsor and their affiliates had no involvement in the negotiation of the arrangements between Supper Apps, MobilityOne and MyIsCo, For the avoidance of doubt, neither the Sponsor nor any other person or party affiliated with TETE was involved in the formation of Super Apps. In addition, while Super Apps was formed for the purpose acquiring an interest in OneShop Retail and pursuing a joint venture with MobilityOne and the collaboration with MyIsCo, Super Apps was not formed in order to facilitate a transaction with TETE as shareholders of Super Apps were unknown to the Sponsor prior to the June 8, 2022 meeting between Tek Che Ng and Wan Heng Chee.

The reason why TETE did not directly acquire the 60% interest in OneShop Retail and the point of acquiring the interest indirectly through Super Apps was that:

(1) prior to the introductory meeting between Tek Che Ng and Wan Heng Chee, Super Apps was already in discussion with MobilityOne regarding the acquisition of an ownership interest in OneShop Retail;

(2) a key aspect of Super Apps’ strategy in pursuing the joint venture with MobilityOne was the growth potential that could be unlocked through the collaboration agreement with MyIsCo, which agreement was already being negotiated by Super Apps when Wan Heng Chee was introduced to Tek Che Ng; and

(3) the execution of the deal between MobilityOne, MyIsCo and Super Apps was made possible by The Bradbury Group’s network of relationships and TETE would not have been able to identify and arrange the joint venture opportunity with MobilityOne and the collaboration arrangement with MyIsCo.

On July 11, 2022, Tek Che Ng and Chow Wing Loke of TETE held a meeting with Wan Heng Chee in order to discuss in greater detail the transactions that Super Apps intended to consummate prior to the Business Combination. The representatives of Super Apps explained that OneShop Retail’s was wholly owned by MobilityOne and that it was engaged in the business of wholesaling all types of goods, materials and commodities to retail stores. Under the Joint Venture Agreement between Super Apps and MobilityOne, MobilityOne would contribute part of its existing electronic voucher business of selling mobile airtime, PayTV vouchers, game credits and other form of e-vouchers to OneShop Retail and provide technical and business support to OneShop Retail.

During the July 11, 2022 meeting, Super Apps presented its two-year Projections to the TETE management team in connection with the diligence for the Transactions. Super Apps prepared the Projections and believed that the forecasts and assumptions described below were reasonable at the time the Projections were prepared, given the information Super Apps had at that time. Below are the Projections of Super Apps that were reviewed and considered by the TETE management team:

	OneShop Retail		Super Apps		40% Minority Interest Adjustment		Proforma Consolidated
Revenue	Year 1 RM ‘mil	Year 2 RM ‘mil	Year 1 RM ‘mil	Year 2 RM ‘mil	Year 1 RM ‘mil	Year 2 RM ‘mil	Year 1 RM ‘mil	Year 2 RM ‘mil
Current Non-bank Sales (1)	192.0	195.8	-	-	(76.8)	(78.3)	115.2	117.5
New Non-bank Sales (2)	300.0	306.0	-	-	(120.0)	(122.4)	180.0	183.6
Bank Sales (3)	206.0	210.1	-	-	(82.4)	(84.0)	123.6	126.1
Mobile Fintech
●Mobile Plan (4)	-	-	264.0	387.0	-	-	264.0	387.0
●Mobile Device (5)	-	-	315.0	255.0	-	-	315.0	255.0
Angkasa Lead’s Sales (6)	-	-	350.0	450.0	-	-	350.0	450.0
B-Wallet Revenue
●OneShop Pinjam (7)	-	-	72.0	216.0	-	-	72.0	216.0
●Pass-through Charges (8)	-	-	2.0	6.0	-	-	2.0	6.0
Mobility Payment
●E-commerce Platform (9)	-	-	200.0	600.0	-	-	200.0	600.0
Total Revenue in MYR	698.0	711.9	1,203.0	1,914.0	(279.2)	(284.8)	1,621.8	2,341.1
Total Revenue in USD (10)							368.6	532.1

The Projections assumed the consummation of the Joint Venture Agreement and the Collaboration Agreement prior to the closing of the merger with TETE. In addition, the Projections were also based on the following assumptions:

(1)	Based on a growth rate of 2.0%

(2)	Based on a growth rate of 2.0%

(3)	Based on a growth rate of 2.0%

(4)	Based on a growth rate of 46.6% with the assumption of 700,000 subscribers in 2023 and 850,000 subscribers in 2024 with an average revenue per unit cost of RM40.00

(5)	Based on the assumption of 700,000 subscribers in 2023 and 850,000 subscribers in 2024 with the assumption of 30.0% device purchase and RM1,500 device cost for 2023 and 20.0 device purchase and RM1,500 device cost for 2024

(6)	Based on the estimated merchant sales revenue to be generated from MYISCO

(7)	Based on the assumption of an average interest charge of 12.0% on lend out funds, consisting of RM1,000,000,000.00 of fund inflow with 60% of it being lend out in 2023 and RM3,000,000,000.00 with 60% of it being lend out in 2024

(8)	Based on the assumption of a pass-through charge of 1.0% of the funds pass through the local lenders of RM200,000,000.00 in 2023 and RM600,000,000.00 in 2024

(9)	Based on the assumption of 20.0% of the fund inflow of RM1,000,000,000.00 in 2023 and RM3,000,000,000.00 in 2024

(10)	The translation from RM to USD is based USD1:RM4.400

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As part of its diligence, during a meeting held on July 15, 2022 with the Super Apps’ management team, the TETE management team requested additional information regarding identity of the customers that would be transferred to OneShop Retail in connection with the joint venture between Super Apps and MobilityOne. Super Apps provided the information regarding the customers that would be part of the Carve-out Business, which includes:

i.	AnyPay: a Malaysian based fintech digital payment solutions platform that provides digital payment aggregation products and services to businesses. AnyPay allows users to pay all major telco operators in Malaysia as well as their television, electricity, water and other utilities bills in a simplified convenient manner. AnyPay has over ten thousand users. AnyPay is a subsidiary of Revenue Group Berhad (a company listed on the Kuala Lumpur Stock Exchange)
ii.	Iimmpact: a Malaysian based fintech company that provides a turnkey solution for businesses that want to offer payment services to their customers. Specifically, Iimmpact offers information aggregation services as well as payment aggregation services covering mobile recharge, bill payments, government services (such as payment of property taxes), insurance, transportation and others.
iii.	MobileMoney: Mobile Money is a provider for innovative mobile centric payment systems in Malaysia. They are an approved E-Money issuer governed under the Financial Services Act 2013 and Remittance provider (Class B – License No.: 00257) under the Money Services Business Act 2011 (MSB). Mobile Money provides a fully integrated system for users to make payment and transfer money conveniently.
iv.	DT One: DT One is part of Transfer To – a group of leading technology companies powering intelligent fintech solutions around the world – and enabling economic inclusion and participation for all with a focus on emerging markets. DT One is focused on serving as a provider for mobile top-up solutions and innovative mobile rewards.

Upon reviewing the diligence materials, TETE gained additional insight into Super Apps’ arrangement with MobilityOne to tap into MobilityOne’s robust business model and its potential to generate substantial revenue.

Notably, MobilityOne stood out due to its substantial revenue and the absence of significant additional investments required for expansion into ASEAN countries. This was attributed to MobilityOne’s 20-year history, which had already established licenses and infrastructure. In addition, given that MobilityOne was a subsidiary of a publicly listed company, unlike other potential targets that TETE had considered, MobilityOne maintained audited financial statements in accordance with the rules of the London Stock Exchange. Also, the Supper Apps team, leveraging the network and relationships of its management team, was negotiating a Collaboration Agreement with MyIsCo, a wholly owned subsidiary of MyAngkasa Digital Services Sdn Bhd (“MDS”), a Malaysian private limited company led by Angkatan Koperasi Kebangsaan Malaysia (“ANGKASA”). ANGKASA facilitates the monthly salary disbursements and other transactions for its large membership across Malaysia and other ASEAN countries.

The Collaboration Agreement therefore represents a significant opportunity for Supper Apps to grow the business of MobilityOne in the ASEAN region. Even though Super Apps is a recently formed company with no operating history, in light of the foregoing factors, the management team of TETE viewed the plan and strategic infrastructure put in place by Super Apps as an opportunity that would create value for the shareholders of TETE.

TETE’s management team’s primary concern with the proposed structure, however, was the risk that the anticipated synergies would not be realized. As a result, when the TETE management team met with the Super Apps team on July 15, 2022 to discuss the valuation of the transaction, the TETE team introduced the concept of a revenue guarantee in order mitigate the risk that the expected revenue would not be met and to demonstrate the confidence of MobilityOne in the valuation of the Carve-out Business and its commitment to the joint venture.

On July 18, 2022, following consultation with the MobilityOne team, Super Apps confirmed in a telephone conversation with Tek Che Ng that MobilityOne was willing to guarantee the revenue of the joint venture in the year immediately after the closing of the proposed transactions and the revenue guarantee would be at the level of revenue achieved by the business to be carved out in the year preceding the closing of the transactions.

On July 20, 2022, representatives of EF Hutton, TETE and Loeb held a zoom call to discuss the Super Apps transaction and review a preliminary draft of the investor presentation for the transaction. Loeb and EF Hutton advised that the proposed structure of the transaction is not customary in the de-SPAC context and may result in substantial delays due to its complexity. The TETE team acknowledged that non-traditional nature of the proposed business combination but, on the basis of TETE’s management team’s vast experience with high-level business dealings in Malaysia, and the market position of MobilityOne in Malaysia and the size and reputation of MyIsCo, the TETE team’s view was that any potential challenges would be outweighed by the benefits of the opportunity.

As a measure to further mitigate the risks associated with the transaction, Tek Che Ng proposed to Wan Heng Chee of Super Apps in a zoom call held on July 21, 2022, that the Merger Consideration include an earn-out portion in order for the shareholders of Super Apps to share the risk that the Carve-out Business will not be able to satisfy the anticipated revenue target. In addition, due to the complexity of the transaction, Mr. Ng proposed that 10% of the Merger Consideration be held in escrow for post-closing indemnification purposes should any disputes arise in connection the Business Combination.

On July 22, 2022, representatives of TETE delivered an initial draft LOI to Super Apps outlining the basic parameters for a potential transaction between TETE and Super Apps. The initial letter of intent draft proposed, among other things: (i) a total enterprise value for Super Apps of approximately $1.1 billion; (ii) consideration to be paid in TETE shares, 10% of which would be held in escrow for the indemnification of TETE; and (iii) certain “lock-up” arrangements for the Sponsor and certain shareholders of Super Apps. TETE proposed the enterprise value of $1.1 billion for Super Apps based on TETE’s (i) review of the Projections, which assumed the consummation of the joint venture between Super Apps and MobilityOne, and (ii) review of comparable companies comprised of ManagePay Systems Berhad, GHL Systems Berhad, Revenue Group Berhad, Information Technology Consultants Limited, Euronet Worldwide, Inc., ACI Worldwide, Inc., Lesaka Technologies, Inc., and Network International Holdings plc.

The table below shows the valuation multiples of the comparable companies reviewed by the TETE management team:

Comparable Company	Market Capitalization RM’000	PS Multiple [1][2]
ManagePay	107.67	5.31
GHL	947.44	3.45
Revenue Group	245.92	3.41
ITCL	4,282.14	3.55
Euronet	4,866.65	4.53
ACI	3,065.57	14.39
Lesaka	258.46	4.30
Network International	1,656.32	9.34

	Min	3.41
	Max	14.39
	Median	4.41

The median valuation multiple among the comparable companies was 4.41x. At a valuation of $1.1 billion, Super Apps had a valuation multiple of 3.16x based on the projected revenue of PubCo in the first year after the closing of the Transactions of $368 million. Super Apps’ valuation multiple is lower than the minimum in the comparable group.

From July 22, 2022 to August 2, 2022, TETE’s management continued its due diligence of Super Apps and, during this period, both parties held several ad hoc discussions mainly regarding the total valuation of Super Apps. Following such discussions, TETE and Super Apps agreed that it is fair to TETE and Super Apps that a pre-transaction enterprise value of $1.1 billion would be the valuation of Super Apps in the Business Combination (subject to earn-out provisions).

During this period, from July 22, 2022 to August 2, 2022, Tek Che Ng and Chow Wing Loke of TETE and Wan Heng Chee and Loo See Yuen of had several telephonic discussions about the governance structure of PubCo, particularly how the existing management of TETE could add value to PubCo as officers and/or directors after the closing of the proposed Transactions. The parties agreed that the post-closing PubCo board of directors would consist of five directors, three of whom shall be designated by Super Apps and two by the Sponsor. In addition, the parties agreed that Chow Wing Loke, the current CFO of TETE, would assume the role of CFO of PubCo. The Sponsor subsequently designated Tek Che Ng and Chow Wing Loke to serve as members of PubCo board of directors.

On July 29, 2022, the TETE Board met via video conference to discuss the progress of the Super Apps merger. The TETE management team routinely updated the TETE Board on new potential business combination candidates added to the management’s target search, candidates no longer considered, the progress of the Super Apps negotiations. The TETE Board asked questions about the terms of the management’s draft of the letter of intent (“LOI”) as well as the terms of the proposed joint venture between MobilityOne and Super Apps and the collaboration with MyIsCo. The management team explained to the TETE Board at this meeting that the business of the post-Business Combination in the Super Apps transaction would include money lending, remittance, payment processing and e-commerce business. The TETE Board authorized the management team to continue pursuing the Super Apps transaction and to execute the revised LOI with the understanding that (i) the necessary licenses and regulatory authorization required to operate the businesses in Malaysia were already in place and (ii) and the entities involved in the transaction had been in business for decades (in the case of MobilityOne and MyIsCo) and would continue to be operated by their current management teams with deep industry expertise in Malaysia and the ASEAN region.

On August 2, 2022, representatives of TETE and Super Apps executed a letter of intent to facilitate the exchange of confidential information in connection with a potential transaction.

On August 5, 2022, representatives of Loeb delivered to TETE an initial due diligence request list to be shared with Super Apps. The initial due diligence request list requested information from Super Apps regarding general corporate matters, capitalization, financing, material contracts, labor and employment, employee benefits, litigation, intellectual property, data privacy, real property, regulatory and environmental, health and safety matters. Thereafter, representatives of Loeb, Jenny Chen-Drake, TETE and Super Apps continued to correspond with respect to various supplemental legal diligence questions and Super Apps provided the relevant documentation to the working group via email.

On August 16, 2022, Mr. Wan Heng Chee of Super Apps and his counsel, Mr. Yeoh Chong Keng of Iza Ng Yeoh & Kit began preparing a draft of the Joint Venture Cum Shareholders Agreement (the “Joint Venture Agreement”) and Share Sale Agreement. Because Super Apps was concurrently negotiating a business combination with TETE, the Joint Venture Agreement and Share Sale Agreement were prepared to: (i) reflect the proposed merger between TETE and Super Apps Holdings Sdn Bhd. In addition, since MobilityOne desired to retain of the ownership of OneShop Retail, Super Apps and MobilityOne agreed to restructure the transaction such that Super Apps would acquire a 60% equity interest in OneShop Retail pursuant to the Share Sale Agreement.

On August 19, 2022, Super Apps engaged Jenny Chen Drake of Jenny-Drake Law as its counsel for the proposed transaction.

On August 20, 2022, MobilityOne’s counsel, Mr. Kang Khai Lun of Eric Kang & Associated, received the draft Joint Venture Cum Shareholders Agreement and the Share Sale Agreement prepared by Iza Ng Yeoh & Kit.

On August 22, 2022, after discussions with MobilityOne, Iza Ng Yeoh & Kit emailed revised drafts of the Joint Venture Agreement and Share Sale Agreement to Derrick Chia of Super Apps and Eric Kang & Associated. The revised drafts reflected MobilityOne’s request to receive a portion of its acquisition consideration under the Share Sale Agreement in the form of PubCo shares. Super Apps agreed to transfer part of the merger consideration to be received from the business combination with TETE to MobilityOne, or to cause TETE to issue a portion of such Super Apps merger consideration shares directly to MobilityOne.

From August 20, 2022 to August 23, 2022, Wan Heng Chee and MobilityOne continued to actively negotiate drafts of the Joint Venture Agreement and the Share Sale Agreement. Super Apps and MobilityOne came to agreement regarding the final terms of Joint Venture Agreement and the Share Sale Agreement on August 24 2022. However, since Super Apps’ negotiations with TETE were still in progress and Super Apps had agreed to pay part of the consideration under the Share Sale Agreement with a portion of the Merger Consideration, MobilityOne and Super Apps held off on executing the agreements until finalizing of the TETE business combination negotiations.

On August 26, 2022, representatives of Loeb & Loeb LLP, counsel to TETE (“Loeb”), Law Offices of Jenny Chen-Drake, counsel to Super Apps (“Jenny Chen-Drake”), and TETE held an introductory telephonic call to discuss the structure of the proposed transaction and related tax matters. The parties agreed to structure the transaction as a triangular reverse merger whereby TETE would form a subsidiary in Malaysia which would merge with and into Super Apps, with Super Apps remaining as a wholly-owned subsidiary of TETE.

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On several occasions, representatives of Loeb, TETE, Jenny Chen-Drake and Super Apps held virtual diligence sessions to address questions arising from Loeb’s legal due diligence review.

On September 20, 2022, representatives of Loeb delivered to Jenny Chen-Drake an initial draft of the Company Shareholder Support Agreement, pursuant to which each shareholder of Super Apps would agree to vote the shares of Super Apps they beneficially own in favor of each of the proposals to be included in the applicable written consent of Super Apps’ shareholders, to take all actions reasonably necessary to consummate the Business Combination and to vote against any proposal that would prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement..

Also on September 20, 2022, representatives of Loeb delivered to Jenny Chen-Drake, among other ancillary documents, an initial draft of the Parent Shareholder Support Agreement, pursuant to which each certain shareholders of TETE would agree to vote all TETE Shares beneficially owned by them in favor of each of the proposals to be presented at the extraordinary general meeting, to take all actions reasonably necessary to consummate the Business Combination and to vote against any proposal that would prevent the satisfaction of the conditions to the Business Combination set forth in the Business Combination Agreement.

On September 21, 2022, Jenny Chen-Drake and or representatives of Super Apps delivered to Loeb a revised draft of the Merger Agreement that, among other things: (i) revised the provisions relating to Malaysian law; (ii) narrowed the scope of certain representations and warranties to be provided by Super Apps; (iii) provided materiality thresholds with respect to material contracts and the conduct of business covenants on TETE; and (vi) revised the proposed terms of the contemplated transaction financing.

Also on September 21, 2022, Jenny Chen-Drake and or representatives of Super Apps delivered to Loeb an initial draft of Super Apps’ disclosure schedules relating to the Merger Agreement. From September 22, 2022 through October 19, 2022, representatives of Jenny Chen-Drake and Loeb exchanged drafts in order to finalize Super Apps’ disclosure schedules.

On September 22, 2022, Jenny Chen-Drake and or representatives of Super Apps delivered to Loeb a revised drafts of the ancillary documents with minor clean-up changes.

On September 22, 2022, the board of directors of Super Apps (the “Super Apps Board”) held a meeting at which it considered the definitive Merger Agreement as well as the ancillary documents. After considering all of the factors that it deemed relevant, the Super Apps Board unanimously adopted, approved and declared advisable and in the best interests of Super Apps and its shareholders the Merger Agreement and the ancillary documents, including the Merger, and authorized Super Apps’ officers to execute and deliver the Merger Agreement and the ancillary documents in the name of and on behalf of Super Apps.

From September 22, 2022 through October 19, 2022, Jenny Chen-Drake and or representatives of Super Apps and Loeb exchanged revised drafts of the Merger Agreement and the ancillary documents in order to finalize these documents. As a result of the negotiations during this period, the parties settled upon the following significant terms:

●	Super Apps and MobilityOne would enter into a Joint Venture Agreement which governs the relationship between the Super Apps and MobilityOne as shareholders of OneShop Retail, including with respect to the composition of the board of directors of OneShop Retail, and MobilityOne’s would guarantee that OneShop Retail will receive $125 million in annual revenue for 2024 or any other mutually agreed upon period; and

●	TETE would acquire all of the outstanding ordinary shares of Super Apps for an aggregate value equal to: (a) One Billion One Hundred Million U.S. Dollars ($1,100,000,000), minus (b) any closing net indebtedness, of which $235,000,000 shall be paid at Closing with the remaining $865,000,000 subject to the earn-out provisions determined in accordance with the formula below.

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Within fifteen (15) days after the end of each of the four consecutive fiscal quarters following the Closing (each an “Earn- Out Quarter”), TETE shall deliver to the Sponsor a written statement setting forth in reasonable detail its determination of the Revenue (as defined below) for the applicable Earn-Out Quarter and the resulting Contingent Merger Consideration earned for such Earn-Out Quarter. The TETE ordinary shares issuable in each Earn-Out Quarter (the “Contingent Shares”) shall be calculated as follows:

A = 21, 625,000 (B/ C)

Where:

A = the Contingent Shares for the relevant Earn-Out Quarter

B = Revenue Achieved

C = Revenue Target

“Revenue Achieved” means the consolidated revenue of the combined company and its subsidiaries for each applicable Earn-Out Quarter, as set forth in the combined company’s filings with the SEC; and “Revenue Target” means $87,000,000 for each applicable Earn-Out Quarter.

On September 28, 2022, Mr. Ng, the CEO of TETE, and Wan Heng Chee of Super Apps held a meeting to confirm the sign off from both side with respect to the Merger Agreement and related documents. Mr. Ng and Mr. Chee discussed the regulatory landscape for de-SPAC transaction, in particular how Nasdaq listing requirements were changing and the implications of proposed SEC rules regarding SPACs. Mr. Ng and Mr. Chee agree to work together in good faith and to make any necessary changes to the transaction in order to satisfy any new regulatory requirements that may come into effect prior to Closing.

On October 11, 2022, the TETE Board met to discuss and evaluate the proposed business combination with Super Apps. Following an update from TETE management team regarding the proposed transaction, including a discussion of the Projections and the comparable company information, the TETE Board asked clarifying questions and entered into deliberations regarding the proposed transaction. Upon a motion duly made and seconded, the TETE Board, unanimously (i) authorized, adopted and approved the Merger Agreement and the other ancillary agreements, (ii) determined that such Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, are advisable and in the best interests of TETE and its shareholders, (iii) determined that the fair market value of Super Apps is equal to at least 80% of the amount held in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) as of such date and (v) adopted a resolution recommending that the Transactions be adopted by TETE’s shareholders.

It was agreed that although certain inherent risks existed in the proposed deal structure, such as, as discussed above, the realization of the anticipated synergies, potential regulatory challenges and market competition, the Super Apps is a unique opportunity, notwithstanding that Super Apps has no operating history, satisfies TETE’s criteria for a target company as specified in TETE’s IPO final prospectus:

(1)	Growth Potential. As a result of the Asia region’s strong growth over the past several decades, the region has become home to a large number of small domestic and regional companies, which are serving the ever-increasing needs of economies locally. Our guidelines for searching for a target included identifying a business that, with strategic advice and access to sufficient capital, may be established as a regional market leader. Super Apps’ join venture partner, MobilityOne, has a 20 year track-record in the payment systems industry and scalable technology. Pursuant to the Collaboration Agreement with MyIsCo Sdn Bhd, Super Apps will have access to MyIsCo’s database with approximately 8 million existing members, who include government employees and other workers in Malaysia. The TETE management team and Board believe that the proposed Transactions will lead to the creation of a market leader in the Malaysian payment systems industry.

(2)	Long-term Revenue Achievement with Defensible Market Position. Our guidelines for searching for a target also included identifying a business where we believe we can drive improved financial performance and where an acquisition may help facilitate growth. We believe that the synergies that will result from the Joint Venture Agreement and the Collaboration Agreement will propel further growth. As disclosed in the Projections, Super Apps anticipates generating revenue of $368.6 million in the first year following the closing of the Transactions and increasing the revenue to $532.1 million in the second year after closing.

(3)	Benefits from Value Creation and Marketing Opportunities. Our guidelines for searching for a target also included identifying a business with (i) the potential for organic growth in cash flows, (ii) the ability to achieve cost savings, (iii) the ability to accelerate growth, including through the opportunity for follow-on acquisitions and (iv) the prospects for creating value through other value creation initiatives. The collaboration between Super Apps and MyIsCo, which is affiliated with ANGKASA, which facilitates the monthly salary disbursements and other transactions for its large membership across Malaysia and other ASEAN countries. The relationship with ANGKASA provides an opportunity for organic growth in cash flows provided by access to millions of new users on Super Apps’ payment platform. In addition, because of the reach of MyIsCo, the Collaboration Agreement will result in organic marketing that will result in significant cost-savings for PubCo.

(4)	Potential Benefits from Globalization and Possession of Competitive Advantages. Our guidelines for searching for a target also included identifying a business that, based on industry background and trends, could benefit from globalization and is in possession of competitive advantages. The growth of fintech companies over the past decade is evidence of how well-positioned the payment systems industry is to take advantage of the acceleration in globalization that has been witnessed in preceding years. We intend to leverage the operational experience of the MobilityOne team, which has been in the industry for more than 20 years, and the Bardbury Group’s disciplined investment approach to identify opportunities to unlock additional value from the joint venture and collaboration with MyIsCo.

On October 13, 2022, TETE engaged Baker Tilly Malaysia to review TETE’s valuation of Super Apps, including analyzing valuation materials previously provided to the Board as discussed above. Neither TETE nor Super Apps had any previous relationship with Baker Tilly Malaysia. The payment of the fairness opinion fee was not contingent on the closing of the business combination. See “— Opinion of TETE’s Financial Advisor” for additional information about the opinion delivered by Baker Tilly Malaysia to TETE’s board of directors.

On October 19, 2022, the parties executed the Merger Agreement and the related ancillary documents. On the morning of October 19, 2022, before the stock market opened, TETE and Super Apps announced the execution of the Merger Agreement. On October 19, 2022, TETE filed a Current Report on Form 8-K that included the Merger Agreement, other agreements entered into in connection with the Merger.

On October 19, 2022, Super Apps and MobilityOne executed the Share Sale Agreement and the Joint Venture Agreement. Super Apps and MyIsCo Sdn Bhd also entered into the Collaboration Agreement on the October 19, 2022.

On January 3, 2023, the TETE Board received the fairness opinion of Baker Till Malaysia’s report, which is described in further detail under the section entitled “— Opinion of TETE’s Financial Advisor.”

On January 18, 2023, TETE held its extraordinary meeting of shareholders. During this meeting, TETE’s shareholders approved the proposals to (i) amend TETE’s amended and restated articles of association in existence at that time to give TETE the right to extend the date by which it has to consummate a business combination (the “Combination Period”) up to six (6) times for an additional one (1) month each time, from January 20, 2023 to July 20, 2023; (ii) amend TETE’s investment management trust agreement, dated as of January 14, 2022, by and between the Company and Continental Stock Transfer & Trust Company, to allow the Company to extend the Combination Period up to six (6) times for an additional one (1) month each time from January 20, 2023 to the Extended Date by depositing into the Trust Account, for each one-month extension, the lesser of (a) $262,500 and (b) $0.0525 for each Class A ordinary share issued and outstanding, and (iii) amend the amended and restated articles of association to expand the methods that TETE may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission. On January 18, 2023, 8,373,932 Public Shares were redeemed by a number of shareholders at a price of approximately $10.3122 per share, in an aggregate principal amount of $86,353,885. Following the redemptions, there were 3,126,068 TETE Class A ordinary shares outstanding.

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In April 2023, following discussion among TETE, Super Apps and their respective advisors, the parties determined that it would in the best interests of the shareholders of the combined company to structure the Business Combination such that the combined company would be a foreign private issuer (“FPI”) after the closing of the Transactions. As an FPI, the combined company would be exempt from certain rules under the Exchange Act that would otherwise apply if the company was a domestic issuer.

Initially, the parties had structured the transaction as a reverse merger between Super Apps and TETE. However, upon further analysis, such a scheme would not have been feasible for the following reasons: (1) it is unlikely that the scheme would have satisfied the requirements and conditions for stamp duty exemption under the Stamp Act 1949, thus incurring substantial stamp duty; and (2) the scheme is a Court driven process, leading to uncertainty with respect to the timeline for the scheme to be approved by the Court. After considering the above, parties concluded that the most viable structure to create Holdings as a Cayman Islands company and for Super Apps to become a wholly-owned subsidiary of Holdings. Holdings would thereafter merge with Merger Sub to become a wholly-owned subsidiary of PubCo. Holdings was formed on June 20, 2023, and completed the acquisition of Super Apps on August 18, 2023.

On May 2, 2023, Mr. Ng had a zoom meeting with a potential PIPE investor to discuss the financing of the Business Combination and the timeline for such transaction. The parties agreed to commence preparation of a term sheet for the PIPE. As of the date of this proxy statement, TETE and Holdings have not entered into any agreements relating to transaction financing for the proposed Business Combination. Our Sponsor, officers, directors and/or their affiliates plan to enter into privately negotiated transactions with shareholders not to redeem their public shares in an amount that will allow TETE to retain an aggregate of at least $5,000,000 in its trust account upon consummation of the Business Combination. None of the funds in the trust account will be used to purchase public shares in such transactions.

In connection with the Extraordinary General Meeting, our sponsor, officers, directors and/or their affiliates will enter into non-redemption agreements (the “Non-Redemption Agreements”) with unaffiliated third-party shareholders in exchange for such shareholder (the “Non-Redeeming Shareholders”) agreeing not to redeem (or to validly rescind any redemption requests). Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated transactions by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of tender offer or proxy materials in connection with the Business Combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account, whether or not such shareholder has already submitted a proxy with respect to the business combination but only if such shares have not already been voted at the general meeting related to the business combination. Our sponsor, executive officers, directors, advisors or their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws.

In exchange for the commitment not to redeem their public shares, our sponsor, officers, directors and/or their affiliates will agree to transfer to such shareholders founder shares and/or pay a premium for such shares above the market price as consideration for the agreement not to redeem. Our sponsor, officers, directors and/or their affiliates do not anticipate that the Non-Redemption Agreements will allow for or contemplate the purchase of additional securities outside the redemption offer. There is no signed non-redemption agreement at this time and, as such, the counterparties and the terms for such agreements are still to be determined.

If they engage in such transactions, our sponsor, officers, directors and/or their affiliates will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

The purpose of any such transactions could be to satisfy the closing conditions under the Merger Agreement and/or to increase the likelihood of satisfaction of Nasdaq’s initial listing requirements where it appears that such requirements would otherwise not be met.

Our Sponsor, officers, directors and/or their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. We expect any such purchases would be reported by such person pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event our Sponsor, directors, executive officers, advisors, or their affiliates were to purchase shares or warrants from public shareholders, or if any third party investors are incentivized to acquire public shares by our Sponsor, directors, executive officers, or their affiliates, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, directors, executive officers, advisors or any of their affiliates may purchase shares or warrants from public shareholders outside the redemption process, along with the purpose of such purchases;

●	if our Sponsor, directors, executive officers, advisors or any of their affiliates were to purchase shares or warrants from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

●	Any of our securities purchased by our Sponsor, directors, executive officers, advisors or any of their affiliates would not be voted in favor of approving the business combination transaction;

●	our Sponsor, directors, executive officers, advisors or any of their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

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●	we would disclose in a Current Report on Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

●	the amount of our securities purchased outside of the redemption offer by our Sponsor, directors, executive officers, advisors or any of their affiliates, along with the purchase price;

●	the purpose of the purchases by our Sponsor, directors, executive officers, advisors or any of their affiliates;

●	the impact, if any, of the purchases by our Sponsor, directors, executive officers, advisors or any of their affiliates on the likelihood that the business combination transaction will be approved;

●	the identities of our security holders who sold to our Sponsor, directors, executive officers, advisors or any of their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our Sponsor, directors, executive officers, advisors or any of their affiliates; and

●	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Upon entry into a financing arrangement for the Business Combination, including any PIPE Investment, TETE will disclose such arrangement (including the potential dilution) in accordance with the rules of the SEC.

On June 28, 2023, Loeb circulated a draft of the Amendment and Restated Agreement and Plan of Merger reflecting the revised deal structure, which provides for a Business Combination between TETE and Bradbury Capital Holdings Inc., a Cayman Islands exempted company (“Holdings”) in two steps: (i) subject to the approval and adoption of the Merger Agreement, and PubCo Charter Proposal by the shareholders of TETE, TETE will reincorporate in the Cayman Islands by merging with and into TETE Technologies Inc, a Cayman Islands exempted company and wholly owned subsidiary of TETE (“PubCo”), with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) after the Reincorporation Merger, TETE International Inc (“Merger Sub”), a Cayman Islands exempted company and wholly owned subsidiary of PubCo, will be merged with and into Holdings, resulting in Holdings being a wholly owned subsidiary of PubCo.

From June 28, 2023 through August 2, 2023, Jenny Chen-Drake and representatives of Super Apps and Loeb exchanged revised drafts of the amended and restated Merger Agreement in order to finalize the documents.

On July 14, 2023, the board of directors of Holdings held a meeting at which it considered the Amended and Restated Merger Agreement. After considering all of the factors that it deemed relevant, the board of directors of Holdings unanimously adopted, approved and declared advisable and in the best interests of Holdings and its shareholders the Amended and Restated Merger Agreement, including the Merger, and authorized Holdings officers to execute and deliver the Merger Agreement and the ancillary documents in the name of and on behalf of Holdings.

Also on July 14, 2023, (i) the board of directors of TETE approved the Amended and Restated Merger and the transactions contemplated thereby (including the Merger) and (ii) the sole director and sole shareholder of PubCo and Merger Sub adopted the respective written resolutions approving the Amended and Restated Merger Agreement and the transactions contemplated therein (including the Merger), as well as other corporate matters in connection with the Merger.

On July 18, 2023, TETE held an extraordinary meeting of shareholders. During this meeting, TETE’s shareholders approved the proposals to (i) amend TETE’s amended and restated articles of association in existence at that time to give TETE the right to extend the Combination Period up to twelve (12) times for an additional one (1) month each time, from July 20, 2023 to July 20, 2024; (ii) amend TETE’s investment management trust agreement, dated as of January 14, 2022, by and between the Company and Continental Stock Transfer & Trust Company, to allow the Company to extend the Combination Period up to twelve (12) times for an additional one (1) month each time from July 20, 2023 to July 20, 2024, by depositing into the Trust Account, for each one-month extension, the lesser of (a) $144,000 and (b) $0.045 for each Class A ordinary share outstanding, and (iii) amend the amended and restated articles of association to provide for the right of a holder of TETE Class B ordinary shares, par value $0.0001 per share, to convert into Class A ordinary shares, par value $0.0001 per share, of the Company on a one-for-one basis at any time and from time to time prior to the closing of a business combination at the election of the holder. On July 18, 2023, 149,359 Public Shares were redeemed by a number of shareholders at a price of approximately $10.89 per share, in an aggregate principal amount of $1,626,736.79. Following the redemptions, there were 2,976,709 Public Shares outstanding.

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The Amended and Restated Merger Agreement was executed on August 2, 2023.

On June 7, 2024, TETE held an extraordinary meeting of shareholders. During this meeting, TETE’s shareholders approved the proposals to (i) amend TETE’s amended and restated articles of association in existence at that time to give TETE the right to extend the Combination Period up to seven (7) times for an additional one (1) month each time, from June 20, 2024 to January 20, 2025; (ii) amend TETE’s investment management trust agreement, dated as of January 14, 2022, by and between the Company and Continental Stock Transfer & Trust Company, to allow the Company to extend the Combination Period up to seven (7) times for an additional one (1) month each time from June 20, 2024 to January 20, 2025, by depositing into the Trust Account, for each one-month extension, the lesser of (a) $60,000 and (b) $0.02 for each ordinary share outstanding. On June 7, 2024, 408,469 Public Shares were redeemed by a number of shareholders at a price of approximately $11.93 per share, in an aggregate principal amount of $4,872,513.12. Following the redemptions, there were 2,568,240 Public Shares outstanding. The Company subsequently deposited $51,364.80 per month into the trust account to extend the Combination Period from June 20, 2024 to December 20, 2024.

Opinion of TETE’s Financial Advisor

FHMH Corporate Advisory Sdn Bhd (“Baker Tilly Malaysia”) have rendered its opinion to the TETE Board, and subsequently confirmed in writing by delivery of Baker Tilly Malaysia’s written opinion addressed to the Board of TETE, dated January 3, 2023, based upon and subject to the qualifications, procedures, limitations and assumptions set forth therein, as to the fairness, from a financial point of view, to TETE of the Merger Consideration to be paid by TETE in connection with the Merger.

An opinion was directed to the TETE Board (in its capacity as such) and only addressed the fairness, from a financial point of view, to TETE of the Merger Consideration to be paid by TETE in connection with the Merger and did not address any other terms, aspects or implications of the Merger, or any agreements, arrangements or understandings entered into in connection with the Merger. The summary of Baker Tilly Malaysia’s opinion in this proxy statement/consent solicitation statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex D to this proxy statement/consent solicitation statement/prospectus and that describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Baker Tilly Malaysia in connection with the preparation of its opinion.

Baker Tilly Malaysia’s statements do not constitute, an advice or recommendation to the TETE Board, Super Apps Holdings Sdn Bhd (“Super Apps”) or any security holder as to how to act or vote on any matter relating to the Merger or otherwise.

Baker Tilly Malaysia’s opinion was essentially based on financial, economic, market and other conditions as in effect on, and the information made available to Baker Tilly Malaysia, as of January 3, 2023, the date of its opinion (“Date of Opinion”). Such information is included and assumed in the projections for two (2) financial years provided to Baker Tilly Malaysia (“Projections”). Baker Tilly Malaysia’s opinion does not take into account changes in circumstances or information coming to its attention after the date of its opinion and, therefore, does not take into account any updates made in relation to the Projections. Baker Tilly Malaysia did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion.

The information reviewed by Baker Tilly Malaysia and its determination of the indicative fair value of Super Apps relates to the Carve-Out Business from MobilityOne. Baker Tilly Malaysia’s analysis focused on the information memorandum prepared by Super Apps, considering its Projections for two financial years up to 2024, representation and explanation by the management and directors of Super Apps and contractual agreements. Baker Tilly Malaysia also considered that Super Apps would hold only a 60% equity interest in the Carve-Out Business, which was in turn factored into Baker Tilly Malaysia’s assessment of the indicative fair value to ensure that the evaluation accurately reflected the ownership structure of Super Apps within the Carve-Out Business. In connection with rendering its opinion, Baker Tilly Malaysia, among other things:

1.	Reviewed the following documents:

a.	Information memorandum prepared by the management of Super Apps;

b.	Projections of Super Apps for two (2) operating financial years provided by Super Apps;

c.	Contracts and agreements entered by Super Apps and its subsidiaries; and

d.	A letter addressed to Baker Tilly Malaysia by management of TETE and Super Apps, which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Baker Tilly Malaysia by or on behalf of TETE, dated as of January 3, 2023;

2.	Met with management of each of TETE and Super Apps physically and discussed the business, financial outlook and prospects of Super Apps;

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3.	Reviewed certain financial and other information for Super Apps and compared that data and information with certain stock trading, financial and corresponding data and information for companies with publicly traded securities as of the date hereof, none of which is directly comparable (“Comparable Companies”) to Super Apps, that Baker Tilly Malaysia deemed relevant;

4.	Performed certain valuation and comparative financial analyses including the analysis of selected public companies that Baker Tilly Malaysia deemed relevant; and

5.	Considered such other information, financial studies, generally accepted valuation and analytical techniques and investigations and financial, economic and market criteria that Baker Tilly Malaysia deemed relevant.

In preparing its opinion, Baker Tilly Malaysia relied upon and assumed the accuracy and completeness of all financial and accounting as well as other relevant information Baker Tilly Malaysia reviewed, and Baker Tilly Malaysia have not assumed any responsibility for the independent verification of, nor independently verified, any of such information. With respect to the Projections and other financial information provided to Baker Tilly Malaysia, Baker Tilly Malaysia assumed that they were reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the applicable parties who prepared them. Baker Tilly Malaysia have adopted the Projections in performing its analyses and in arriving at its opinion. Baker Tilly Malaysia assumed no responsibility for and expressed no opinion on the assumptions, estimates, and judgments on which such forecasts, including the Projections, interim financial statements, pro forma financial statements and other financial information were based. In addition, Baker Tilly Malaysia was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of Super Apps or any of their respective subsidiaries, nor was Baker Tilly Malaysia furnished with any such evaluations or appraisals. With regard to the information provided to Baker Tilly Malaysia by Super Apps, Baker Tilly Malaysia relied upon the assurances of TETE that they are unaware of any facts or circumstances that would make such information materially incomplete or misleading. Baker Tilly Malaysia also assumed that there has been no material change in assets, liabilities, business, condition (financial or otherwise), results of operations or prospects of Super Apps since the date of the most recent financial information was made available to Baker Tilly Malaysia. Baker Tilly Malaysia also assumed that in the course of obtaining any necessary regulatory and third party consents, approvals and agreements for the Merger, no modification, delay, limitation, restriction or condition would be imposed that would have an adverse effect on Super Apps, TETE or the Merger.

Baker Tilly Malaysia relied upon the fact that the Merger would be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations. Baker Tilly Malaysia’s opinion was necessarily based on financial, economic, market and other conditions as they existed on, and the information made available to Baker Tilly Malaysia, as of January 3, 2023. Although subsequent developments may affect Baker Tilly Malaysia’s opinion, Baker Tilly Malaysia do not have any obligation to update, revise or reaffirm its opinion.

Baker Tilly Malaysia’s opinion only addressed the fairness, from a financial point of view, to TETE of the Merger Consideration to be paid by TETE in connection with the Merger and did not address any other terms, aspects or implications of the Merger, or any agreements, arrangements or understandings entered into in connection with the Merger or otherwise. In addition, Baker Tilly Malaysia’s opinion did not address the relative merits of the Merger as compared to other transaction structures, transactions or business strategies that may have been available to TETE or the Board of TETE, nor did it address or constitute a recommendation regarding the decision of the Board of TETE to unanimously, among those voting, recommend the Merger, or the decision of the Board of TETE to authorize the execution of the Merger Agreement or engage in the Merger or address the fairness from a financial point of view of the consideration to be paid by Super Apps. Baker Tilly Malaysia did not evaluate Super Apps’ solvency and was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of Super Apps or any of their respective subsidiaries, nor was Baker Tilly Malaysia furnished with any such evaluations or appraisals. Baker Tilly Malaysia’s opinion did not constitute advice or recommendation to the Board of TETE, Super Apps or any security holder as to how it should act or vote on any matter relating to the Merger or otherwise. Baker Tilly Malaysia expressed no opinion as to what the market price or indicative value of Super Apps’ or TETE’s stock would be after the announcement of the Merger. Baker Tilly Malaysia also expressed no opinion about the amount or nature of any compensation or equity arrangement to be given to Super Apps’ officers, director or employees, or class of such persons in connection with the Merger relative to the Merger Consideration in the Merger or otherwise.

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Set forth below is a summary of financial analyses reviewed by Baker Tilly Malaysia with the Board of TETE as of the Date of Opinion in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Baker Tilly Malaysia. The order of the analyses described, and the results of these analyses, do not represent relative importance or weight given to these analyses by Baker Tilly Malaysia. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before the Date of Opinion and is not necessarily indicative of the current market conditions.

The following summary of Baker Tilly Malaysia’s financial analyses includes information presented in tabular format. Several financial analyses were employed and no one method of analysis should be regarded as critical to the overall conclusion reached. This summary is qualified in its entirety by reference to the full text of Baker Tilly Malaysia’s written opinion, which is attached as Annex D to this proxy statement/consent solicitation statement/prospectus. While this summary describes certain of the analyses and factors that Baker Tilly Malaysia deemed material in its presentation to the Board of TETE, it is not a comprehensive description of all analyses and factors considered by Baker Tilly Malaysia. The preparation of a fairness opinion is a complex process that involves various determinations as to appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Each of the analyses conducted was carried out to provide a particular perspective of the Merger Consideration. In order to fully understand the analyses, the tables must be read together with the full text of each summary. The tables are not intended to stand alone and alone does not constitute complete analyses. Considering the tables below without considering the full narrative description of Baker Tilly Malaysia’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses. Baker Tilly Malaysia did not form a conclusion as to whether any individual analysis, when considered in isolation, supported or failed to support its opinion as to the fairness, from a financial point of view, to TETE of the Merger Consideration to be paid by TETE in connection with the Merger. In arriving at its opinion, Baker Tilly Malaysia did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Baker Tilly Malaysia believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it in rendering its opinion without considering all analyses and factors could create a misleading or incomplete view of the evaluation process underlying the opinion. The conclusion reached by Baker Tilly Malaysia was based on all analyses and factors taken as a whole, and also on the application of Baker Tilly Malaysia’s own experience and judgment.

Summary of Baker Tilly Malaysia’s Financial Analysis

Relative Valuation Approach (“RVA”)

Baker Tilly Malaysia have adopted the RVA as a valuation methodology to arrive at Super Apps’ indicative fair value by reviewing and comparing Super Apps’ implied trading multiple to that of Comparable Companies or applying the trading multiple to the company’s operating results to determine the Super Apps’ financial worth. The RVA is widely used within the market approach, commonly used multiples include price-to-earnings, enterprise value/earnings as well as price-to-book multiples.

Financial technology companies like Super Apps typically register higher growth rates and are often loss making / making marginal profits during the first few operating years as companies as such are set to undergo rapid expansion and growth. They are actively acquiring customers and developing new products and entrance into new markets. With consideration of the aforementioned and the fact that the Super Apps is a customer and data-based business, Baker Tilly Malaysia is of the view that the bottom-line earnings might not accurately reflect the full potential of Super Apps. Accordingly, the use of price to sales (“PS”) multiple is much more likely to reflect the current sentiment of the market conditions. PS multiple was calculated based on the closing market prices and the trailing twelve months financial results as at the Date of Opinion for Baker Tilly’s Fairness Opinion as extracted from S&P Capital IQ.

Baker Tilly Malaysia did not select any earlier-stage companies or companies in other industries that are otherwise more similar revenue or other financial metric levels to that of Super Apps as Comparable Companies in determining valuation as such companies would likely be privately held companies at early stages of its operations and therefore, would likely be unlisted companies. This would not be beneficial under the RVA method of valuation since there would be no publicly available information which can be used to derive the P/S multiples used to arrive at the range of valuation. In addition, the business of Super Apps will not be directly comparable to such companies due to the guarantee from MobilityOne to provide the Carve-Out Business to OneShop Retail, which in turn will provide the basis of $125 Million of revenue to Super Apps. The Management is of the view that the arrangement of “guaranteed revenue target” is not a common practice in the industry which Super Apps operates in.

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For purposes of the RVA, Baker Tilly Malaysia utilized and relied upon the Projections, which provided a two (2) years financial forecast provided by Super Apps’ management team.

Based on PS multiples extracted for the Comparable Companies and revenue forecasted for the first operating year as described in the Projections, Baker Tilly Malaysia’s RVA methodology indicated an estimated equity value for Super Apps of $812.74 million to $1.11 billion upon application of a start-up discount of fifty percent (50%) to account for uncertainties and unsystematic risks faced by Super Apps as a start-up business. The indicative range of equity value of between $812.74 million to $1.11 billion was based on the range of Median and Mean PS Multiple of Comparable Companies of between 4.41 times to 6.03 times. Baker Tilly had considered Median and Mean as it can give a sense when the dataset contains outliers and hence, the range of indicative equity value would be less affected by extreme values. If the indicative equity value is presented based on the range of Minimum and Maximum PS Multiple of the Comparable Companies, the range of indicative equity value would exhibit a wider range of valuation due to the appearance of an outlier in the dataset.

The basis of arriving at the start-up discount was based on the academic research and empirical evidence from polls on expected rates of return by venture capitalists investing in early-stage companies are a valuable resource for assessing relevant discount rates. Depending on the development stage, rates range from 70% or higher in the seed stage, falling to 20% in the late stage. While these discount rates appear high, it is important to bear in mind the high failure rates of early-stage companies.

Start-up-specific risks should be considered in any early-stage company valuation. Failing to appreciate a start-up’s specific risk profile can lead to inaccurate assessment of its full value potential in an exit scenario unless there is sufficient transparency of existing risks and opportunities to promote robust price negotiations. Early-stage companies typically have in common an extremely high speed of development. As the company evolves, the business model becomes more robust and operational milestones are reached, reducing the risk of the venture.

Selected Public Companies Analysis

For the purposes of the RVA, Baker Tilly Malaysia had attempted to search for publicly listed comparable companies in Bursa Malaysia Securities Berhad (“Bursa Securities”) as well as and other notable exchanges globally that are principally involved in the provision of telecommunication, payment and e-wallet services.

It is important to note that the Comparable Companies tabulated herein are by no means exhaustive and may differ from Super Apps in terms of, inter alia, composition of business activities, scale of operations, geographical location of operations, profit track record, financial profile, risk profile, future prospects, capital structure, marketability of their securities and other criteria. One should also note that any comparisons made with respect to the Comparable Companies are merely to provide an indication to the implied valuation of Super Apps and the selection of Comparable Companies and adjustments made are highly subjective and judgmental and the selected companies may not be entirely comparable due to various factors.

The Comparable Companies based on the above parameters that were selected are as follows:

Comparable Company	Country	Principal Activities
ManagePay Systems Berhad (“Manage Pay”)	Malaysia	Provides digital payment solutions
GHL Systems Berhad (“GHL”)	Malaysia	Provides digital payment services
Revenue Group Berhad (“Revenue Group”)	Malaysia	Provides payment gateway and platform
Information Technology Consultants Limited (“ITCL”)	Bangladesh	Provides digital payment solutions
Euronet Worldwide, Inc. (“Euronet”)	United States	Provides digital payment solutions
ACI Worldwide, Inc. (“ACI”)	United States	Provides solution to facilitate digital payments
Lesaka Technologies, Inc. (“Lesaka”)	South Africa	Provision of fintech products and services
Network International Holdings plc (“Network International”)	United Arab Emirates	Provides digital payment solutions

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The table below sets out the valuation statistics of the Comparable Companies based on the closing market prices as at the Date of Opinion as extracted from S&P Capital IQ:

Comparable Company	Market Capitalization RM’000	PS Multiple [1][2]
ManagePay	107.67	5.31
GHL	947.44	3.45
Revenue Group	245.92	3.41
ITCL	4,282.14	3.55
Euronet	4,866.65	4.53
ACI	3,065.57	14.39
Lesaka	258.46	4.30
Network International	1,656.32	9.34

	Min	3.41
	Max	14.39
	Median	4.41
	Mean	6.03

Note:

[1]	Calculated based on the closing market prices and the trailing twelve months financial results as at the Date of Opinion as extracted from S&P Capital IQ.

[2]	The trading multiples of the Comparable Companies are perceived to be the value of a liquid minority stake as at the Date of Opinion. On the other hand, the Evaluation involves the valuation of the entire equity interest in a private company, hence it is perceived to be illiquid but having a control premium.

For information purposes, the control premium is typically ranging from 15% to 30% whereas an illiquidity discount is generally ranging from 20% to 40%. As such, we are of the opinion that for the purpose of the Evaluation, when the effect (if any) of the immediate-term illiquidity of the shares is considered in totality with the premium accorded by control, a net zero adjustment would be appropriate to reflect the equity value of the Company.

None of the selected public companies was directly identical to Super Apps. As a result, a complete valuation analysis cannot be limited to a quantitative review of the selected public companies, but also requires complex consideration and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of Super Apps.

Financial Projections

Below are the Projections of Super Apps in the Baker Tilly’s report which has been summarized for the description and assumptions used.

	OneShop Retail		Super Apps		40% Minority Interest Adjustment		Proforma Consolidated
Revenue	Year 1 RM ‘mil	Year 2 RM ‘mil	Year 1 RM ‘mil	Year 2 RM ‘mil	Year 1 RM ‘mil	Year 2 RM ‘mil	Year 1 RM ‘mil	Year 2 RM ‘mil
Current Non-bank Sales (1)	192.0	195.8	-	-	(76.8)	(78.3)	115.2	117.5
New Non-bank Sales (2)	300.0	306.0	-	-	(120.0)	(122.4)	180.0	183.6
Bank Sales (3)	206.0	210.1	-	-	(82.4)	(84.0)	123.6	126.1
Mobile Fintech
● Mobile Plan (4)	-	-	264.0	387.0	-	-	264.0	387.0
● Mobile Device (5)	-	-	315.0	255.0	-	-	315.0	255.0
Angkasa Lead’s Sales (6)	-	-	350.0	450.0	-	-	350.0	450.0
B-Wallet Revenue
● OneShop Pinjam (7)	-	-	72.0	216.0	-	-	72.0	216.0
● Pass-through Charges (8)	-	-	2.0	6.0	-	-	2.0	6.0
Mobility Payment
● E-commerce Platform (9)	-	-	200.0	600.0	-	-	200.0	600.0
Total Revenue in MYR	698.0	711.9	1,203.0	1,914.0	(279.2)	(284.8)	1,621.8	2,341.1
Total Revenue in USD (10)							368.6	532.1

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The assumptions below are extracted from the financials provided to Baker Tilly.

Notes:

(1)	Based on a growth rate of 2.0%

(2)	Based on a growth rate of 2.0%

(3)	Based on a growth rate of 2.0%

(4)	Based on a growth rate of 46.6% with the assumption of 700,000 subscribers in 2023 and 850,000 subscribers in 2024 with an average revenue per unit cost of RM40.00

(5)	Based on the assumption of 700,000 subscribers in 2023 and 850,000 subscribers in 2024 with the assumption of 30.0% device purchase and RM1,500 device cost for 2023 and 20.0 device purchase and RM1,500 device cost for 2024

(6)	Based on the estimated merchant sales revenue to be generated from MYISCO

(7)	Based on the assumption of an average interest charge of 12.0% on lend out funds, consisting of RM1,000,000,000.00 of fund inflow with 60% of it being lend out in 2023 and RM3,000,000,000.00 with 60% of it being lend out in 2024

(8)	Based on the assumption of a pass-through charge of 1.0% of the funds pass through the local lenders of RM200,000,000.00 in 2023 and RM600,000,000.00 in 2024

(9)	Based on the assumption of 20.0% of the fund inflow of RM1,000,000,000.00 in 2023 and RM3,000,000,000.00 in 2024

(10)	The translation from RM to USD is based USD1:RM4.400

The Projections presented above are based on a set of material assumptions and considerations that are integral to their accuracy and reliability. These assumptions include factors such as market conditions, economic trends, competitive landscape, and the performance of key variables specific to the project or business in question. Additionally, financial projections typically rely on historical data and performance as a foundational basis.

Hence, the fair market value of entire equity interest of the Super Apps derived based on the PS Multiple of the Comparable Companies and the Projections as mentioned above are set out as follows:

PS Multiple Times
Median	4.41
Average	6.03

Projections
Revenue for Year 1 (USD ‘mil) (1)	368.6

Fair market value of the entire equity interest in the Target Company
Median (USD ‘mil)	1,625.5
Average (USD ‘mil)	2,222.6

Adjusted fair market value of the entire equity in the Target Company (2)
Median (USD ‘mil)	812.7
Average (USD ‘mil)	1,111.3

Notes:

(1)	The translation from RM to USD is based on an exchange rate of USD1:RM4.400 as extracted from the BNM’s website as at 3 January 2023
(2)	Academic research and empirical evidence from polls on expected rates of return by venture capitalists investing in early-stage companies are a valuable resource for assessing relevant discount rates. Depending on the development stage, rates range from 70% or higher in the seed stage, falling to 20% in the late stage. While these discount rates appear high, it is important to bear in mind the high failure rates of early-stage companies. For the purpose of the evaluation, Baker Tilly have applied a Start-up Discount of 50% to the fair market value of Super Apps to account for the uncertainty and unsystematic risk faced by Super Apps as a start-up business.

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Based on the evaluation, the purchase consideration of USD1.10 billion to acquire the entire equity interest in Super Apps is within the evaluation range of USD812.7 million to USD1.1 billion. See “— Opinion of TETE’s Financial Advisor” for additional information about the opinion delivered by Baker Tilly Malaysia to TETE’s board of directors.

Furthermore, the contracts and agreements entered into by Super Apps that was reviewed by Baker Tilly Malaysia includes:

a.	A share sale agreement (“SSA”) – A SSA with MobilityOne on 19 October 2022 to acquire 60% equity interest in OneShop for a total purchase consideration of RM80 million

b.	Shareholder cum joint venture agreement (“JVA”) – It was entered between OneShop Retail, Super Apps and MobilityOne.

c.	Collaboration Agreement with MYISCO – Super Apps has entered into a collaboration with MYISCO on 19 October 2022 as a financing partner to MYISCO in order for MYISCO to provide Shariah compliant digital financial products to its members.

d.	Software License Agreement – Entered between the OneShop Retail and MobilityOne, MobilityOne will grant to OneShop Retail its software, platform and all relevant licenses as well as to provide certain associated services for OneShop Retail to facilitate payment processing operations. The aforementioned grant of software, platform and license is recoverable and royalty-free.

Summary of Analysis

In arriving at the indicative fair value of Super Apps — Baker Tilly Malaysia applied a valuation multiple of 4.41x to 6.03x on the revenue of the first operating year as forecasted in the Projections and made adjustments for cash and debt to conclude the indicative equity value range of Super Apps. The range of the indicative equity value of Super Apps is $812.74 million to $1.11 billion.

TETE Board has agreed for the purchase price of Super App at $1.1 billion, which is at the top of the indicative equity value range in consideration of Super Apps as a customer and data-based business.

The TETE Board’s valuation of $1.1 billion resulted from a comprehensive evaluation that considered various critical factors, including the Projections. These projections, encompassing current and new non-bank sales, bank sales, mobile fintech plans, device sales, Angkasa Lead’s sales, OneShop Pinjam, and pass-through charges for B-Wallet and mobility payments for the e-commerce platform, provided crucial insights into the potential growth and profitability of the combined entity. TETE Board is of the view that the Projections might not accurately reflect the full potential of Super Apps. As a financial technology company, companies like Super App typically register high growth rates and in later years, usually evolve to record rapid expansion and growth.

Furthermore, in determining the purchase price of $1.1 billion, the TETE Board conducted an extensive assessment that incorporated essential elements. These included the corporate structure, characterized by a 60% holding of One Retail, bolstered by the Joint Venture Agreement with MobilityOne. These elements highlighted Super Apps’ strategic importance within the overall business composition and significantly contributed to the board’s comprehensive evaluation, resulting in the $1.1 billion valuation and purchase price.

Miscellaneous

Baker Tilly Malaysia is a group of dedicated professionals specializing in corporate advisory and corporate finance. We are focused on maintaining the highest ethical standards and delivering unrivalled services for our clients. Baker Tilly Malaysia is licensed by the Securities Commission on September 24, 2007 and is permitted to advice on all types of corporate finance advisory services.

Baker Tilly Malaysia would expect to receive compensation in the form of a fee from TETE amounting to $50,000, a portion of which was payable upon TETE’s acceptance on the engagement, the balance of which was earned upon issuance of the draft and final opinion in written form to be presented to the Board of TETE.

Pursuant to the engagement letter pursuant to which Baker Tilly Malaysia agreed to render its opinion, TETE agreed to indemnify Baker Tilly Malaysia and certain related parties against certain liabilities, and to reimburse Baker Tilly Malaysia for certain expenses, arising in connection with or as a result of Baker Tilly Malaysia’s engagement. Other than in connection with the foregoing engagements, no other fees have been paid to Baker Tilly Malaysia by TETE during the last two years.

TETE’s Board of Directors’ Reasons for the Approval of the Business Combination

Prior to reaching the decision to approve the Merger Agreement and the additional agreement thereto, the TETE Board reviewed the results of the business and financial due diligence conducted by its management, discussed the risks of the transaction as well as the valuation considerations, including both information from Super Apps and other public sources. On October 11, 2023, the TETE Board unanimously approved the Merger Agreement and the transactions contemplated thereby, determined that the Business Combination is in the best interests of TETE shareholders, directed that the Merger Agreement and additional agreements thereto be submitted to TETE’s shareholders for approval and adoption, and recommended that TETE’s shareholders approve and adopt the agreements and transactions contemplated thereby. Prior to reaching the decision to approve the agreements and transaction, the TETE’ Board received information from its legal and financial advisors, as well as other third-party resources.

In order to become more familiar with the industry that Super Apps operates in, members of the TETE Board and management team reviewed due diligence findings of their advisors, various publicly available industry-specific research published by third-parties and also analyzed data and material from Super Apps, including but not limited to, Super Apps’s existing business model, historic and projected financial statements, valuation analysis, material agreements and other due diligence material. TETE’s management team supported by affiliates of their Sponsor also coordinated financial, accounting, and legal due diligence with the assistance from third-party firms engaged for such activities.

Since TETE’s IPO on January 20, 2022, TETE’s management team and Board have been conducting a search for potential business combination partners. TETE’s management and Board considered a wide variety of factors in connection with its evaluation of the Business Combination but did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. In considering the Business Combination with Holdings, TETE’s management team and Board determined that Super Apps met, in some fashion, all of the criteria we set for our target company screening:

(1)	Growth Potential. As a result of the Asia region’s strong growth over the past several decades, the region has become home to a large number of small domestic and regional companies, which are serving the ever-increasing needs of economies locally. Our guidelines for searching for a target included identifying a business that, with strategic advice and access to sufficient capital, may be established as a regional market leader. Super Apps’ join venture partner, MobilityOne, has a 20 year track-record in the payment systems industry and scalable technology. Pursuant to the Collaboration Agreement with MyIsCo Sdn Bhd, Super Apps will have access to MyIsCo’s database with approximately 8 million existing members, who include government employees and other workers in Malaysia. The TETE management team and Board believe that the proposed Transactions will lead to the creation of a market leader in the Malaysian payment systems industry.

(2)	Long-term Revenue Achievement with Defensible Market Position. Our guidelines for searching for a target also included identifying a business where we believe we can drive improved financial performance and where an acquisition may help facilitate growth. We believe that the synergies that will result from the Joint Venture Agreement and the Collaboration Agreement will propel further growth. As disclosed in the Projections, Super Apps anticipates generating revenue of $368.6 million in the first year following the closing of the Transactions and increasing the revenue to $532.1 million in the second year after closing.

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(3)	Benefits from Value Creation and Marketing Opportunities. Our guidelines for searching for a target also included identifying a business with (i) the potential for organic growth in cash flows, (ii) the ability to achieve cost savings, (iii) the ability to accelerate growth, including through the opportunity for follow-on acquisitions and (iv) the prospects for creating value through other value creation initiatives. The collaboration between Super Apps and MyIsCo, which is affiliated with ANGKASA, which facilitates the monthly salary disbursements and other transactions for its large membership across Malaysia and other ASEAN countries. The relationship with ANGKASA provides an opportunity for organic growth in cash flows provided by access to millions of new users on Super Apps’ payment platform. In addition, because of the reach of MyIsCo, the Collaboration Agreement will result in organic marketing that will result in significant cost-savings for PubCo.

(4)	Potential Benefits from Globalization and Possession of Competitive Advantages. Our guidelines for searching for a target also included identifying a business that, based on industry background and trends, could benefit from globalization and is in possession of competitive advantages. The growth of fintech companies over the past decade is evidence of how well-positioned the payment systems industry is to take advantage of the acceleration in globalization that has been witnessed in preceding years. We intend to leverage the operational experience of the MobilityOne team, which has been in the industry for more than 20 years, and the Bardbury Group’s disciplined investment approach to identify opportunities to unlock additional value from the joint venture and collaboration with MyIsCo.

The TETE Board also considered the following general uncertainties, risks, and potentially negative factors concerning the Business Combination, although not weighted or in any order of significance:

●	Super Apps is a recently formed company with no operating history, and will not commence business operations until obtaining funding upon closing of the Business Combination. OneShop Retail will not commence operating the Carve-Out Business until after the closing of the Business Combination. Super Apps’ initial revenues will be primarily derived from the Carve-Out Business and our joint venture with MobilityOne. Accordingly, it may be difficult to evaluate Super App’s ability to achieve its business objective

●	Super Apps will be dependent upon its joint venture partner, MobilityOne, under a 10-year joint venture agreement, a copy of which is attached hereto as Exhibit 10.13, covering the corporate governance and operating decisions by OneShop Retail.

●	OneShop Retail will be dependent upon a new 10-year license agreement between MobilityOne and OneShop Retail to use software and technology to operate the electronic voucher business of the Carve-Out Business and its anticipated future payment processing business.

●	Liquidation of TETE. The risks and costs to TETE if the Business Combination is not completed, including the risk of diverting our officer’s and directors’ focus and resources from other business combination opportunities, which could result in TETE being unable to affect a business combination by December 20, 2024 (unless otherwise extended), forcing TETE to liquidate and the warrants to expire worthless.

●	The inability of Super Apps to fund and maintain its Collaboration Agreement with MYISCO could adversely affect its business.

●	Following the Business Combination, Super Apps is expected to be subject to extensive regulation and oversight in a variety of areas, including registration and licensing requirements under national and local laws and regulations, including in Malaysia.

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●	The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination. After the Business Combination, Super Apps expects to operate in an extensive regulatory environment and may from time to time be subject to governmental investigations or other inquiries by state, federal and local governmental authorities.

●	To acquire and retain customers after the Business Combination, Super Apps expects to depend in part on channel partners that generally do not serve it exclusively, may not aggressively market its products and services, are subject to attrition and are not under its control.

●	Various other risks associated with the Business Combination, the business of TETE and the business of Super Apps described under the section of this proxy statement/prospectus entitled “Risk Factors”.

In addition to considering the various foregoing factors, the TETE Board also considered:

●	Interests of Certain Persons. The Sponsor and certain officers and directors of TETE may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of TETE’s shareholders (see section entitled “Proposal No. 2 – The Business Combination Proposal – Interests of Certain Persons in the Business Combination”). TETE’s independent directors on the TETE audit committee reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the TETE audit committee, the Merger Agreement, and the transactions contemplated therein.

TETE’s Board concluded that the potential benefits that it and its shareholders expected to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Transactions. The Board also noted that the TETE shareholders would have a substantial economic interest in PubCo (depending on the level of Redemption). Accordingly, the Board unanimously determined that the Merger Agreement and the Transactions contemplated therein, were advisable, fair to, and in the best interests of TETE and its shareholders.

Interests of Certain Persons in the Business Combination

Certain of TETE’s directors and executive officers may be deemed to have interests in the transactions contemplated by the Merger Agreement that are different from, or in addition to, those of TETE’s shareholders generally. These interests may present these individuals with certain potential conflicts of interest. Our independent directors reviewed and considered these interests during their evaluation and negotiation of the Business Combination and in unanimously approving, as members of the TETE Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination. The TETE Board concluded that the potential benefits that it expected TETE and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. When you consider the recommendation of the TETE Board in favor of approval of the Merger, you should keep in mind that TETE’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including:

●	If the proposed Business Combination is not consummated by December 20, 2024 (unless otherwise extended), then we will be required to liquidate. In such event, the 2,875,000 Insider Shares, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such Insider Shares had an aggregate market value of approximately $[_] based on the closing price of Public Shares of $[_] on Nasdaq as of [_], 2024. As a result of the nominal price of $[_] per Insider Share paid by the Sponsor compared to the recent market price of TETE’s Class A ordinary shares, the Sponsor and its affiliates are likely to earn a positive rate of return on their investments in the Insider Shares even if the holders of TETE’s Class A ordinary shares experience a negative rate of return on their investments in the Class A ordinary shares.

●	If the proposed Business Combination is not consummated by December 20, 2024 (unless otherwise extended), then 532,500 Private Placement Units purchased by the Sponsor for a total purchase price of $5,325,000, will be worthless. Such Private Placement Units had an aggregate market value of approximately $[_] closing price of TETE Units of $[_] on Nasdaq as of [_], 2024.

●

The Sponsor invested an aggregate of $5,350,000 in TETE, comprised of the $25,000 purchase price for the Insider Shares and $5,325,000 purchase price for the Private Placement Units. The amount held in TETE’s Trust Account was approximately $[_] on the Record Date, implying a value of $[_] per public share. Based on these assumptions, each PubCo Ordinary Share would have an implied value of $[_] per share upon consummation of the Business Combination, representing a [_]% decrease from the initial implied value of $[_] per public share. While the implied value of $[_] per share upon consummation of the Business Combination would represent a dilution to our public shareholders, this would represent a significant increase in value for the Sponsor relative to the price it paid for each Insider Share. At approximately $[_] per share, the 2,875,000 PubCo Ordinary Shares that the Sponsor would own upon consummation of the Business Combination would have an aggregate implied value of $[_]. As a result, even if the trading price of PubCo’s Ordinary Shares significantly declines, the value of the Insider Shares held by the Sponsor will be significantly greater than the amount the Sponsor paid to purchase such shares. For more information, please see “Risk Factors – The nominal purchase price paid by the Sponsor and directors and officers of TETE for the Insider Shares may significantly dilute the implied value of the public shares in the event the parties complete an initial business combination. In addition, the value of the Insider Shares will be significantly greater than the amount the Sponsor and directors and officers of TETE paid to purchase such shares in the event the parties complete an initial business combination, even if the Merger causes the trading price of PubCo’s Ordinary Shares to materially decline.”

●	As of [_], 2024, TETE has unsecured promissory notes in the aggregate principal amount of $[_] outstanding and the Company has drawn down an aggregate of $[_] under the notes. The promissory notes were issued for working capital purposes, including paying monthly extension payments. At the option of the Sponsor, the promissory notes may be converted into [_] TETE Units upon consummation of the Business Combination at a price of $10.00 per unit. In the absence of shareholder approval for a further extension, if the proposed Business Combination is not consummated by December 20, 2024 (unless otherwise extended), then such loans may not be repaid.

●	Unless TETE consummates the Business Combination, its officers, directors and Initial Shareholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceeded the amount of its working capital. As of [_], 2024, $[_] of advances was paid by Sponsor for expenses incurred on TETE’s behalf and if the proposed Business Combination is not consummated by December 20, 2024 (unless otherwise extended), that amount would not be repaid. As a result, the financial interest of TETE’s officers, directors and Initial Shareholders or their affiliates could influence its officers’ and directors’ motivation in selecting Super Apps as a target and therefore there may be a conflict of interest when it determined that the Business Combination is in the shareholders’ best interest.

●	TETE’s Chief Executive Officer and Chief Financial Officer are director nominees of PubCo’s board.

●	The exercise of TETE’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and, in our shareholders’, best interest.

●	The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

●	TETE’s current charter provides that TETE renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter that may be a corporate opportunity for any member of TETE management, on the one hand, and TETE, on the other hand, or the participation in which would breach any existing legal obligation, under applicable law or otherwise, of a member of TETE management to any other entity. TETE is not aware of any such corporate opportunities not being offered to TETE and does not believe that waiver of the corporate opportunities doctrine has materially affected TETE’s search for an acquisition target or will materially affect TETE’s ability to complete an initial business combination.

The foregoing interests may influence the officers and directors of TETE to support or approve the Merger. As such, the Sponsor and our officers and directors may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate. In considering the recommendations of the TETE Board to vote for the proposals, TETE’s shareholders should consider these interests. For more information, please see “Risk Factors — Some of the TETE officers and directors may be argued to have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.”

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

(i)	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;
(ii)	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;
(iii)	directors should not improperly fetter the exercise of future discretion;
(iv)	duty to exercise powers fairly as between different sections of shareholders;
(v)	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and
(vi)	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including entities that are affiliates of our sponsor, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under the Companies Act. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to identify and pursue business combination opportunities or to complete our initial business combination.

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In addition, our sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. Although we have no formal policy in place for vetting potential conflicts of interest, our board of directors will review any potential conflicts of interest on a case-by-case basis.

Below is a table summarizing the entities to which our founder, executive officers and directors currently have fiduciary duties, contractual obligations or other current material management relationships:

Individual(1)	Entity(2)	Entity’s Business	Affiliation
Tek Che Ng	Prime Oleochemical Industries Sdn Bhd	Research and development, manufacturing and sales of quality transparent soaps, and other personal care products	Chairman
	Datarich Asia Sdn Bhd	Building intelligent and security system, IT system	Director
	Lumayan Klik Sdn Bhd	Property and Investment Holding	Director
	Rimbun Berseri Sdn Bhd	Palm Oil	Director
	A.W. Agro Management Services Sdn Bhd	Palm Oil	Director
	Finnex Risk Management Sdn Bhd	Insurance	Director
	Meeka Yogurt (M) Sdn Bhd	Food & Beverage	Director
	M Nine One Resources Sdn Bhd	Food & Beverage	Director
	YoungDiet Sdn Bhd	Food & Beverage	Director
	Young Life Sdn Bhd	Food & Beverage	Director
	Young Dessert Sdn Bhd	Food & Beverage	Director
	Healiving Supplies Sdn Bhd	By sell & manufacture and deal in consumer Healthcare & Nutrition Supplement Products	Director
	Bayan Development Sdn Bhd	Property Development	Director
	Mewah Binajaya Sdn Bhd	Investment Holding	Director
	Metronic Impact Sdn Bhd	Building Security, CCTV, Doors Access System	Director

Chow Wing Loke	A&C Technology Waste Oil Sdn Bhd	Industrial waste oil recycling	Managing Director
	WMG Resources Sdn Bhd	Management consultancy	Director
	Mictronics (M) Sdn Bhd	Trading of energy saving equipment and products	Director
	Zen MD International Sdn Bhd	Trading of consumer healthcare products	Director

Raghuvir Ramanadhan	Capgemini Singapore	IT Consulting & Services	Sales Director
	Fourtel Digital	Digital Transformation	Founder

Kiat Wai Du	Ingenious Haus Group Ltd	Financial Services	CEO
	Ingenious Advisory Sdn Bhd	Financial Services	CEO
	Ingenious Financial Group Ltd	Financial Services	CEO
	Ingenious Wealth Management Ltd	Financial Services	CEO
	Vertu Capital Ltd	Investment Company	Non-Executive Chairman
	AQ Media Group Sdn Bhd	Financial Public Relations	Chief Strategy Officer

Virginia Chan	Flagship PMC Sdn Bhd	Project Management consultancy	Director

(1)	Each person has a fiduciary duty with respect to the listed entities next to their respective names.
(2)	Each of the entities listed in this table has priority and preference relative to our company with respect to the performance by each individual listed in this table of his or her obligations and the presentation by each such individual of business opportunities.

The Sponsor and TETE’s officers and directors do not have any fiduciary or contractual obligations except as listed above, or any ownership interest or other interest in, or affiliation with, Bradbury Capital Holdings Inc., Super App, MobilityOne Ltd., OneShop Retail, ANGKASA and MyIsCo.

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Satisfaction of 80% Test

It is a requirement under our Existing M&A and the Nasdaq listing requirements that the business or assets acquired in our initial business combination have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. Based on the financial analysis of Super Apps generally used to approve the transaction, our Board determined that this requirement was met. Our Board determined that the consideration being paid in the Business Combination, which amount was negotiated at arm’s-length, was fair to and in the best interests of TETE and its shareholders and appropriately reflected Super Apps’ value. In reaching this determination, our Board concluded that it was appropriate to base such valuation in part on qualitative factors such as management strength and depth, competitive positioning, customer relationships, and technical skills, as well as quantitative factors such as its potential for future growth in revenue and profits. Our Board believes that the financial skills and background of its members qualify it to conclude that the acquisition of Super Apps met this requirement.

PubCo Board following the Business Combination

Effective as of the closing date of the Merger Agreement, the board of directors of PubCo will consist of the following five (5) members designated in accordance with the Merger Agreement: Loo See Yuen, Loke Chow Wing, Alan Fung, Virginia Chan and Soon Chong Seng. Loo See Yuen will be the Chairman of PubCo.

PubCo Amended and Restated Memorandum and Articles of Association

In connection with the transactions contemplated by the Merger Agreement, TETE, PubCo, Merger Sub, Holdings, Super Apps and the other parties to the Merger Agreement have agreed that on the Closing Date PubCo shall amend its memorandum and articles of association to better reflect our ongoing operations as PubCo, which shall take effect upon the Closing of the Business Combination. Please see the sections entitled “Proposal No. 4 – The M&A Proposal” and “Proposal in this proxy statement/prospectus for a summary of those proposed amendments. Please see Annex B for a copy of the proposed Amended and Restated Memorandum and Articles of Association.

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Name; Headquarters

The name of PubCo after the Business Combination will be Bradbury Capital Inc. and our headquarters will be located at

Unit 16-04, Level 16, Imazium,

No 18, Jalan SS21/37, Damansara Uptown,

47400 Petaling Jaya, Selangor Darul Ehsan, Malaysia.

Redemption Rights

Pursuant to TETE’s Existing M&A, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our Existing M&A, currently estimated to be approximately $[_] per share. If a holder exercises its, his or her redemption rights, then such holder will be exchanging its Public Shares for cash and will no longer own shares of PubCo. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein.

We have no specified maximum redemption threshold under our Existing M&A. Each redemption of Public Shares by our public shareholders will reduce the amount in our trust account, which held cash and investment securities with a fair value of approximately $[_], as of [_], 2024. The Merger Agreement provides that the obligation of Super Apps and its subsidiaries to consummate the Business Combination is conditioned on PubCo’s receipt of at least $5,000,000, comprised of (i) amounts not redeemed from our trust account and (ii) amounts raised in the PIPE Investment. This condition to Closing in the Merger Agreement is for the sole benefit of Super Apps and its subsidiaries and may be waived by them. If, as a result of redemptions of the Public Shares by our public shareholders, this condition is not met (or waived), then Super Apps and its subsidiaries may elect not to consummate the Business Combination. Please see the section entitled “Extraordinary General Meeting of TETE Shareholders – Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Appraisal Rights

In respect of the Reincorporation Merger Proposal and the Business Combination Proposal, under the section 238 of the Cayman Companies Act, shareholders of a Cayman Islands company ordinarily have dissenters’ rights with respect to a statutory merger.

The Cayman Companies Act prescribes when dissenters’ rights will be available and provides that shareholders are entitled to receive fair value for their shares if they exercise those rights in the manner prescribed by the Cayman Companies Act. Pursuant to section 239(1) of the Cayman Companies Act, dissenters’ rights are not available if an open market for the shares exists on a recognized stock exchange, such as Nasdaq, for a specified period after the merger is authorized (such period being the period in which dissenter’s rights would otherwise be exercisable). It is anticipated that, if the Business Combination is approved, it may be consummated prior to the expiry of such specified period and accordingly the exemption under section 239(1) of the Companies Act may not be available. However, pursuant to the terms of the Business Combination Agreement, TETE and Super Apps may agree a later Closing Date by agreement in writing. Such deferral, if agreed between TETE and Super Apps, may result in the consummation of the Reincorporation Merger and / or the Acquisition Merger not occurring until after the expiry of the specified period, thereby allowing the exemption in section 239(1) of the Companies Act to be relied upon.

Regardless of whether dissenters’ rights are or are not available, Public Shareholders can exercise their Redemption Rights as described herein. The TETE Board has determined that the redemption proceeds payable to Public Shareholders who exercise their Redemption Rights represent the fair value of the Public Shares.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse merger in accordance with IFRS. Under this method of accounting, TETE will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the holders of Super Apps expecting to have a majority of the voting power of PubCo, Super Apps’s senior management comprising all of the senior management of PubCo, the relative size of Super Apps compared to TETE, and Super Apps’s operations comprising the ongoing operations of PubCo. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Super Apps issuing shares for the net assets of TETE, accompanied by a recapitalization. The net assets of TETE will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Super Apps.

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Regulatory Approvals

The Business Combination and the other transactions contemplated by the Merger Agreement are not subject to any additional federal or state regulatory requirements or approvals, including the Hart-Scott Rodino Antitrust Improvements Act of 1976, except for review and approval of this proxy statement/prospectus and the registration statement for the Merger Consideration with the SEC. We also anticipate that filings with the Registrar of Companies of the Cayman Islands and with Malaysian authorities will be necessary to effect the transactions contemplated by the Merger Agreement.

The Reincorporation Merger, the Business Combination and the other transactions contemplated by the Merger Agreement are not subject to any additional U.S. federal or state regulatory requirements or approvals, or any regulatory requirements or approvals under the laws of the Cayman Islands, except for the registration by the Registrar of Companies in the Cayman Islands of the Plans of Merger.

Required Vote

The approval of the Business Combination Proposal requires the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding Ordinary Shares present in person or represented by proxy and entitled to vote thereon at the extraordinary general meeting. Votes marked “FOR” this proposal will be counted in favor of the proposal. Failure to vote by proxy or to vote in person at the extraordinary general meeting, abstentions, and broker non-votes will have no effect on the vote.

The Business Combination Proposal is conditioned upon the approval of the Reincorporation Merger Proposal, and the Nasdaq Proposal.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, and subject to the passing of the Reincorporation Merger Proposal and the Nasdaq Proposal, that TETE’s entry into the Merger Agreement, dated as of October 19, 2022, by and among Technology & Telecommunication Acquisition Corporation, Super Apps Holdings Sdn Bhd, Technology & Telecommunication LLC, and Loo See Yuen, as amended and restated by the Amended and Restated Agreement and Plan of Merger, dated August 2, 2023, by and among Technology & Telecommunication Acquisition Corporation, TETE TECHNOLOGIES INC, TETE INTERNATIONAL INC, Bradbury Capital Holdings Inc., Super Apps Holdings Sdn Bhd, Technology & Telecommunication LLC and Loo See Yuen, a copy of which is attached to the proxy statement/prospectus as Annex A-1, and the transactions contemplated thereby, be approved, ratified, and confirmed in all respects and the plan of merger relating to the Acquisition Merger be authorized, approved and confirmed in all respects and that the merger of TETE INTERNATIONAL INC with and into Bradbury Capital Holdings Inc., with Bradbury Capital Holdings Inc. surviving the merger, be authorized, approved and confirmed in all respects.”

Recommendation of the TETE Board

THE TETE BOARD UNANIMOUSLY RECOMMENDS THAT THE TETE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

The existence of financial and personal interests of one or more of TETE’s directors may result in conflicts of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TETE and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, TETE’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See “– Interests of TETE’s Directors and Executive Officers in the Business Combination” above for a further discussion of these considerations.

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PROPOSAL NO. 3 – THE CHANGE OF NAME PROPOSAL

Overview

Our shareholders are being asked in connection with the transactions contemplated by the Business Combination Agreement to approve the change of PubCo’s name by its sole shareholder, to be effective upon consummation of the Business Combination, from “TETE TECHNOLOGIES INC” to “Bradbury Capital Inc.”.

The Change of Name is to better reflect PubCo’s ongoing operations following the consummation of the Business Combination.

Ordinary Resolutions of Shareholders

Description of Amendment

●	Approval of the sole member of PubCo passing a special resolution to change the name of PubCo from TETE TECHNOLOGIES INC to Bradbury Capital Inc.

Reason for Amendments

●	In consultation with Holdings and its shareholders, the TETE Board believes that the new name will more accurately reflect the business of Holdings and its intended and future businesses and operations. As a subsidiary of a business formed solely for the purpose of completing a business combination, the current name of TETE TECHNOLOGIES INC has no business meaning or trade value.

Required Vote

Approval of the Change of Name Proposal requires the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding ordinary shares present in person, including by virtual attendance, or represented by proxy at the extraordinary general meeting and entitled to vote at the extraordinary general meeting. Votes marked “FOR” this proposal will be counted in favor of the proposal. Failure to vote by proxy or to vote virtually at the extraordinary general meeting, abstentions, and broker non-votes will have no effect on the vote.

This Change of Name Proposal is conditioned upon the approval of the Business Combination Proposal. If such proposals are not approved, this Change of Name Proposal will have no effect, even if approved by our shareholders.

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Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an Ordinary Resolution to approve the passing of a special resolution by the sole shareholder of TETE TECHNOLOGIES INC to change the name of TETE TECHNOLOGIES INC to Bradbury Capital Inc., with effect from consummation of the Business Combination”

Recommendation of the TETE Board

THE TETE BOARD UNANIMOUSLY RECOMMENDS THAT THE TETE SHAREHOLDERS VOTE “FOR” THE CHANGE OF NAME PROPOSAL.

The existence of financial and personal interests of one or more of TETE’s directors may result in conflicts of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TETE and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, TETE’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 2 – The Business Combination Proposal – Interests of TETE’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

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PROPOSAL NO. 4 – The M&A PROPOSAL

In connection with the Business Combination, we are asking our shareholders to approve the adoption by PubCo of the Amended and Restated Memorandum and Articles of Association, substantially in the form attached to this proxy statement as Annex B, to be effective upon the consummation of the Business Combination.

This summary is qualified by reference to the complete text of the proposed Amended and Restated Memorandum and Articles of Association, substantially in the form attached to this proxy/registration statement as Annex B. All shareholders are encouraged to read the proposed Amended and Restated Memorandum and Articles of Association, in their entirety for a more complete description of their terms.

Reasons for Proposal

The parties’ reasons for proposing that the shareholder of PubCo pass a special resolution to adopt the Amended and Restated Memorandum and Articles of PubCo with effect from the Business Combination is generally to align PubCo’s governing provisions with PubCo’s expected status as an operating Nasdaq listed company.

Required Vote

Approval of the M&A Proposal requires the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding ordinary shares present in person, including by virtual attendance, or represented by proxy at the extraordinary general meeting and entitled to vote at the extraordinary general meeting. Votes marked “FOR” this proposal will be counted in favor of the proposal. Failure to vote by proxy or to vote virtually at the extraordinary general meeting, abstentions, and broker non-votes will have no effect on the vote.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an Ordinary Resolution to approve the shareholder of TETE TECHNOLOGIES INC resolving by special resolution to adopt the Amended and Restated Memorandum and Articles of Association, with effect from the Business Combination.”

Recommendation of the TETE Board

THE TETE BOARD UNANIMOUSLY RECOMMENDS THAT THE TETE SHAREHOLDERS VOTE “FOR” THE M&A PROPOSAL.

The existence of financial and personal interests of one or more of TETE’s directors may result in conflicts of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TETE and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, TETE’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 2 – The Business Combination Proposal – Interests of TETE’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

PROPOSAL NO. 5 - THE NASDAQ PROPOSAL

Background and Overview

Under the terms of the Merger Agreement, PubCo is required to issue 110,000,000 PubCo Ordinary Shares as consideration for the Business Combination. These PubCo Ordinary Shares represent more than 20% of its issued and outstanding ordinary shares. Because of the issuance of an excess of 20% of the issued and outstanding TETE Shares, we are required to obtain shareholder approval in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d).

Under Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) such securities have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of ordinary shares (or securities convertible into or exercisable for ordinary shares); or (B) the number of ordinary shares to be issued is or will be equal to or in excess of 20% of the number of ordinary shares outstanding before the issuance of the stock or securities.

Under Nasdaq Listing Rule 5635(b), shareholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Nasdaq Listing Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the ordinary shares (or securities convertible into or exercisable for ordinary shares) or voting power of an issuer could constitute a change of control. Super Apps is expected to receive the right to direct delivery of more than 20% of the issued and outstanding TETE Shares as part of the share consideration issued in the Business Combination.

Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of ordinary shares (or securities convertible into or exercisable for ordinary shares) at a price that is less than the greater of book or market value of the stock if the number of ordinary shares to be issued is or may be equal to 20% or more of the ordinary shares, or 20% or more of the voting power, outstanding before the issuance.

Effect of Proposal on Current Shareholders

If the Nasdaq Proposal is adopted, PubCo would issue shares representing more than 20% of its outstanding ordinary shares in connection with the Business Combination. The issuance of such shares would result in significant dilution to TETE’s current shareholders and would afford such shareholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of TETE.

If the Nasdaq Proposal is not approved and we consummate the Business Combination on its current terms, TETE would be in violation of Nasdaq Listing Rule 5635(a) and (b) and potentially Nasdaq Listing Rule 5635(d), which could result in the delisting of our securities from Nasdaq. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage for the post-transaction company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

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It is a condition to the obligations of Super Apps and its subsidiaries to close the Business Combination that TETE Shares remain listed on Nasdaq. As a result, if the Nasdaq Proposal is not adopted, the Business Combination may not be consummated.

Required Vote

Approval of the Nasdaq Proposal requires the affirmative vote of a simple majority the votes cast by the holders of the issued and outstanding TETE Shares represented in person, including by virtual attendance, or represented by proxy at the extraordinary general meeting of TETE shareholders and entitled to vote thereon. Votes marked “FOR” this proposal will be counted in favor of the proposal. Failure to vote by proxy or to vote in person at the extraordinary general meeting, abstentions, and broker non-votes will have no effect on the vote.

This Nasdaq Proposal is conditioned upon the approval of the Business Combination Proposal. If such proposal is not approved, this Nasdaq Proposal will have no effect, even if approved by our shareholders.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that subject to the passing of the Business Combination Proposal, for the purposes of complying with the applicable provisions of the Nasdaq Listing Rule 5635, the issuance of PubCo Ordinary Shares pursuant to the Merger Agreement be approved in all respects.”

Recommendation of the TETE Board

THE TETE BOARD UNANIMOUSLY RECOMMENDS THAT THE TETE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ PROPOSAL.

The existence of financial and personal interests of one or more of TETE’s directors may result in conflicts of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TETE and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, TETE’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 2 – The Business Combination Proposal – Interests of TETE’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

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PROPOSAL NO. 6 – THE INCENTIVE PLAN PROPOSAL

It is anticipated that TETE’s board of directors will approve the adoption of the Bradbury Capital Inc. 2023 Omnibus Incentive Plan (the “Incentive Plan”), subject to shareholder approval, for the purpose of providing a means through which to attract, motivate, and retain personnel and to provide a means whereby our employees can acquire and maintain an equity interest in us, thereby strengthening their commitment to our welfare and aligning their interests with those of our shareholders. Shareholders are being asked to consider and approve the Incentive Plan.

TETE’s Board believes that the approval of the Incentive Plan by the shareholders will benefit the compensation structure and strategy of PubCo. PubCo’s ability to attract, retain, and motivate top quality employees and other service providers is material to its success, and TETE’s board has concluded that this would be enhanced by PubCo’s ability to make grants under the Incentive Plan. In addition, TETE’s board believes that the interests of PubCo and its shareholders will be advanced if PubCo can offer employees and other service providers the opportunity to acquire or increase their proprietary interests in PubCo.

A description of the material provisions of the Incentive Plan is set forth below. The statements made in this Proposal No. 6 concerning terms and provisions of the Incentive Plan are summaries and do not purport to be a complete recitation of the Incentive Plan provisions. These statements are qualified in their entirety by express reference to the full text of the scheme document, a copy of which is attached to this proxy statement/prospectus as Annex C and incorporated herein by reference.

If approved by TETE’s board and our shareholders, the Incentive Plan will become effective upon the Closing.

Background of the Incentive Plan

If the new Incentive Plan is approved by TETE’s shareholders, PubCo will be authorized to grant equity and equity-based incentive awards to eligible service providers pursuant to the Incentive Plan. A copy of the Incentive Plan is attached to this proxy statement/prospectus/prospectus as Annex C.

PubCo is still in the process of developing, approving and implementing the Incentive Plan and, accordingly, there can be no assurance that the Incentive Plan will be implemented or will contain the terms described below or as set forth on Annex C. TETE’s Shareholders are being asked to approve the Incentive Plan as presented.

Purpose of the Incentive Plan

The purpose of the Incentive Plan is to enhance shareholder value by linking long-term incentive compensation to the financial performance of PubCo and to further align Participants’ financial rewards with the financial rewards realized by PubCo and its shareholders.

Consequences if the Incentive Plan Proposal is Not Approved

If the Incentive Plan Proposal is not approved by TETE’s shareholders, the Incentive Plan will not become effective. Additionally, TETE believes PubCo’s ability to recruit, retain and incentivize top talent will be adversely affected if the Incentive Plan Proposal is not approved.

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Summary of the Incentive Plan

The Incentive Plan will be adopted by the TETE Board prior to the Closing, subject to shareholder approval, and will become effective upon the Closing. The Incentive Plan allows PubCo to make equity and equity-based incentive awards to employees (including officers), advisors, contractors, directors and consultants of PubCo or any of its subsidiaries subject to certain conditions as set out in the Incentive Plan. The TETE Board anticipates that providing such persons with a direct stake in PubCo will assure a closer alignment of the interests of such individuals with those of PubCo and its shareholders, thereby stimulating their efforts on PubCo’s behalf and strengthening their desire to remain with PubCo.

This section summarizes certain principal features of the Incentive Plan, which may be subject to change. The summary is qualified in its entirety by reference to the complete text of the Incentive Plan included as Annex C to this proxy statement/prospectus/prospectus.

Eligibility and Administration

Employees (including officers), consultants, advisers or contractors and directors of PubCo or of its subsidiaries, as designated by the Compensation Committee (as defined below), will be eligible to receive awards under the Incentive Plan. The Incentive Plan is expected to be administered by PubCo’s compensation committee of the board of the PubCo (the “Board”), which may delegate its duties and responsibilities to any one or more of its members (the “Compensation Committee”), subject to certain limitations that may be imposed under stock exchange rules. The Compensation Committee will have the full power, authority and discretion, among other things, to interpret and adopt rules for the administration of the Incentive Plan, consistent with and subject to the terms and conditions of the Incentive Plan. The Compensation Committee will also determine the terms and conditions of all awards under the Incentive Plan, including any vesting and vesting acceleration conditions.

Limitation on Awards and Shares Available

The maximum number of Class A Shares initially available for issuance under the Incentive Plan will be equal to 5% of the fully diluted issued and outstanding Class A Shares immediately after the Closing. Subject to adjustment as provided in Section 4.3 of the Incentive Plan and/or the shareholders of PubCo resolving to increase the authorized share capital if required pursuant to applicable law and the memorandum and articles of association then in force, the Share Reserve (other than with respect to ISOs) will automatically increase on January 1st annually for the duration of the Incentive Plan beginning on January 1st of the year following the year in which the Closing occurs, in an amount equal to 5% of the fully diluted issued and outstanding Class A Shares outstanding on December 31st of the preceding calendar year, provided, that the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of Shares than would otherwise occur as provided above.

The Share Reserve shall in all events be subject to further adjustment as provided in the Incentive Plan. In no event shall fractional Shares be issued under the Incentive Plan. For clarity, the Share Reserve is a limitation on the number of Shares that may be issued pursuant to the Incentive Plan. Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or other applicable exchange rule, and any such issuance will not reduce the number of Shares available for issuance under this Plan.

Subject to adjustment, as provided in the Incentive Plan, the maximum dollar value of Shares underlying Awards that may be granted to a director in any financial year shall be $240,000, or during a director’s initial financial year with the Combined Entity or its Subsidiary, 200% of such amount. In addition, the Board may provide for a limit on the dollar value or maximum aggregate number of Shares underlying Awards that may be granted to any one Named Executive Officer (as defined in the Incentive Plan) of the Combined Entity (as defined in the Incentive Plan) or any Subsidiary in any financial year, subject to adjustment as provided in the Incentive Plan.

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Awards

The Incentive Plan will provide for the grant of Nonqualified Share Options, Incentive Share Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Shares, or Performance Units (collectively or individually, an “Award”). No determination has been made as to the types or amounts of Awards that will be granted to certain individuals pursuant to the Incentive Plan. All awards under the Incentive Plan will be set forth in an “Award Agreement,” which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations.

A brief description of each award type follows.

●	Nonqualified Share Options or “NSO” means the right to purchase Class A Shares pursuant to terms and conditions that are not intended to be, or do not qualify as, an Incentive Share Options;

●	Incentive Share Options or “ISO” means the right to purchase Class A Shares pursuant to terms and conditions that are intended to qualify as, and that satisfy the requirements applicable to, an incentive equity option within the meaning of Code Section 422 of the United States Internal Revenue Code of 1986, as amended;

●	Share Appreciation Rights or “SAR” means a right, designated as an SAR, to receive the appreciation in the Fair Market Value (as defined in the Incentive Plan) of Class A Shares;

●	Restricted Shares means an Award of Class A Shares subject to vesting conditions;

●	Restricted Share Units or “RSUs” shall mean a right to receive Class A Shares or cash upon vesting;

●	Performance Shares means an Award granted to a Participant (as defined in the Incentive Plan) that entitles the Participant to delivery of Class A Shares upon achievement of performance goals; and

●	Performance Units means an Award that entitles the Participant to a cash payment upon achievement of performance goals.

Vesting and Holding Period

As part of making any Award, the Compensation Committee may determine the time and conditions under which the Award will vest and may specify partial vesting in one or more Vesting Tranches (as defined in the Incentive Plan), which may be based solely upon continued employment or service for a specified period of time or may be based upon the achievement of specific performance goals established by the Compensation Committee in its discretion.

For all purposes of the Incentive Plan, “vesting” of an Award shall mean:

(a) In the case of an Option (as defined in the Incentive Plan) or SAR, the time at which the Participant has the right to exercise the Award.

(b) In the case of Restricted Shares all conditions for vesting, as stated in the Award Agreement or the Incentive Plan, are satisfied.

(c) In the case of Restricted Share Units all conditions for vesting, as stated in the Award Agreement or the Incentive Plan, are satisfied.

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(d) In the case of Performance Shares or Performance Units, the time at which the Participant has satisfied the requirements to receive payment on such Performance Shares or Performance Units, which shall not be less than one year from the grant date, except as otherwise provided in Section 10.2 of the Incentive Plan.

Vesting need not be uniform among Awards granted at the same time or to persons similarly situated. Vesting requirements shall be set forth in the applicable Award Agreement. Each Award Agreement and each certificate representing securities granted pursuant to the Incentive Plan may bear such restrictive legend(s) as TETE deems necessary or advisable under applicable law. No Participant shall have the right to defer the amount of Shares or cash payable upon the exercise or settlement of any Option or SAR, or the transfer of any Restricted Shares upon the vesting thereof.

With respect to an Award of Restricted Shares or RSU, the Participant may direct that any withholding of taxes, domestic or foreign, resulting from vesting of such Award occur as set forth in the Incentive Plan. If the date of the vesting of any Award, other than an Option or SAR, held by Participant who is subject to the Combined Entity’s policy regarding trading of its Shares by its officers and directors and Shares is not within a “window period” applicable to the Participant, then withholding shall be at the applicable statutory withholding amount accomplished by one or more of the methods provided for in the Incentive Plan.

If the date of the vesting of any Award, other than an Option or SAR, held by participant who is subject to the Combined Entity’s policy regarding trading of its Shares by its officers and directors and Shares is not within a “window period” applicable to the participant, as determined by PubCo in accordance with such policy, then the vesting of such Award shall not occur on such original vesting date and shall instead occur on the first day of the next “window period” applicable to the participant pursuant to such policy.

Certain Transactions

Unless prohibited by applicable law, the Amended and Restated Memorandum of Association or the applicable rules of a stock exchange, the Compensation Committee may delegate all or some of its responsibilities and powers to any one or more of its members. The Compensation Committee also may delegate some or all of its administrative duties to any officer of PubCo and may delegate some or all of its administrative powers to the CEO (as defined in the Incentive Plan) to grant Awards under the Plan to participants and potential participants who are not Directors or Named Executive Officers of PubCo or any Subsidiaries, provided that the terms and conditions of such Awards shall be set forth in an Award Agreement approved in substantial form by the Compensation Committee prior to the grant of said Awards, the Compensation Committee in its delegation shall specify the maximum Shares that may be awarded to one participant pursuant to such delegation in any calendar year, and the CEO shall report any such grants to the Committee at its next meeting.

Subplans, Malus and Claw-Back Provisions, Transferability

PubCo or any Subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts PubCo or Subsidiary (as defined in the Incentive Plan) may owe to the participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the participant, such amounts as may be owed by the participant to PubCo or a Subsidiary, although the participant shall remain liable for any part of the participant’s payment obligation not satisfied through such deduction and setoff. All Awards (including any proceeds, gains or other economic benefit the participant actually or constructively receives upon receipt or exercise of any Award) will be subject to any claw-back policy of PubCo, as set forth in such claw-back policy or the Award Agreement. By accepting any Award granted hereunder, the participant agrees to any deduction, claw-back or setoff under the Incentive Plan, as set forth in the Award Agreement.

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Plan Amendment and Termination

Except as otherwise provided in the Incentive Plan, at any time the Board may wholly or partially amend, modify, suspend or terminate the Incentive Plan or the Compensation Committee’s authority to grant Awards under the Incentive Plan without the consent of shareholders or participants. However, without the approval of PubCo’s shareholders given twelve months before or after the action by the Board if such shareholder approval is required by any federal or state law or regulation or the rules of any share exchange or automated quotation system on which the Shares may then be listed or quoted, no action of the Board may (i) increase the limit on the Share Reserve, (ii) reduce the exercise price per share of any outstanding Option or SAR granted under this Plan, (iii) cancel any Option or SAR in exchange for cash, another Award or an Option or SAR with a price per share that is less than the price per share of the original Option or SAR, or (iv) materially modify the requirements as to eligibility for participation in the Incentive Plan. The Compensation Committee shall have no authority to waive or modify any other Award term after the Award has been granted to the extent that the waived or modified term was mandatory under the Incentive Plan.

Registration with the SEC

If the Incentive Plan is approved by TETE’s shareholders and becomes effective, PubCo intends to file a registration statement on Form S-8 registering the shares reserved for issuance under the Incentive Plan within 30 days after PubCo becomes eligible to use such form.

Required Vote

Approval of the Incentive Plan Proposal requires the affirmative vote of the holders of a majority of TETE Shares represented by virtual attendance or represented or proxy at the extraordinary general meeting of TETE shareholders and entitled to vote thereon. Votes marked “FOR” this proposal will be counted in favor of the proposal. Failure to vote by proxy or to vote virtually at the extraordinary general meeting, abstentions, and broker non-votes will have no effect on the vote.

This Incentive Plan Proposal is conditioned upon the approval of the Business Combination Proposal. If such proposal is not approved, this Incentive Plan Proposal will have no effect, even if approved by our shareholders.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the adoption of the Incentive Plan for Bradbury Capital Inc. and any form award agreements thereunder, be approved, ratified and confirmed in all respects with effect on and from the closing date of the Business Combination.”

Recommendation of the TETE Board

THE TETE BOARD UNANIMOUSLY RECOMMENDS THAT THE TETE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

The existence of financial and personal interests of one or more of TETE’s directors may result in conflicts of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TETE and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, TETE’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 2 – The Business Combination Proposal – Interests of TETE’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

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PROPOSAL NO. 7

THE DIRECTOR ELECTION PROPOSAL

Overview

Effective as of the closing of the Business Combination, the board of directors of PubCo will consist of five directors, one of whom will be designated by TETE. The TETE’s Board has recommended Loo See Yuen, Chow Wing Loke, Alan Fung, Virginia Jaqveline Chan, and Soon Chong Seng to serve on PubCo’s board of directors effective as of the closing of the Business Combination.

At the extraordinary general meeting, TETE’s shareholders are being asked to appoint [_] as Class I director serving until PubCo’s 2025 annual meeting of shareholders; [_] and [_] as Class II directors serving until PubCo’s 2026 annual meeting of shareholders; and [_] and [_] as Class III directors serving until PubCo’s 2027 annual meeting of shareholders; and in each case, until their successors are duly elected and qualified, or until their earlier resignation, removal or death. See “PubCo’s Directors and Executive Officers of the PubCo After the Business Combination” of this proxy statement/prospectus for more information.

If the Business Combination is consummated, each of the existing directors of TETE will resign from the TETE Board upon the closing of the Business Combination.

Full Text of the Resolution to be Approved

“RESOLVED, as an ordinary resolution, that [_] be appointed as Class I director serving until PubCo’s 2025 annual meeting of shareholders; [_] and [_] be appointed as Class II directors serving until PubCo’s 2026 annual meeting of shareholders; and [_] and [_] be appointed as Class III directors serving until PubCo’s 2027 annual meeting of shareholders; and in each case, effective as of the closing of the Business Combination in accordance with the Merger Agreement.”

Required Vote

The appointment of each director nominee requires an ordinary resolution under Cayman Islands law, being the affirmative vote (in person or by proxy) of holders of a majority of the issued and outstanding Ordinary Shares present and entitled to vote thereon and who vote at the extraordinary general meeting or any adjournment thereof. The Director Election Proposal is dependent upon the approval and completion of the Business Combination. If the Business Combination is not approved or completed, this proposal will have no effect even if approved by our shareholders.

Recommendation of TETE’s Board of Directors

TETE’s board of directors recommends a vote “FOR” the appointment of each of the director nominees in the Director Election Proposal.

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PROPOSAL NO. 8 – THE ADJOURNMENT PROPOSAL

Purpose of the Adjournment Proposal

In the event there are not sufficient votes for the Reincorporation Merger Proposal, the Business Combination Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Incentive Plan Proposal or the Director Election Proposal or otherwise in connection with, the adoption of the Merger Agreement and the transactions contemplated thereby, the TETE Board may adjourn the extraordinary general meeting to a later date, or dates, if necessary, to permit further solicitation of proxies. In no event will TETE seek adjournment which would result in soliciting of proxies, having a shareholder vote, or otherwise consummating a business combination after December 20, 2024 (unless otherwise extended).

Consequences if Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our shareholders, our Board may not be able to adjourn the extraordinary general meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reincorporation Merger Proposal, the Business Combination Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Incentive Plan Proposal, or the Director Election Proposal.

Required Vote

Approval of the Adjournment Proposal requires the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding TETE Shares as of the Record Date represented in person, including by virtual attendance, or represented by proxy at the extraordinary general meeting of TETE shareholders and entitled to vote thereon. Votes marked “FOR” this proposal will be counted in favor of the proposal. Failure to vote by proxy or to vote in person at the extraordinary general meeting, abstentions, and broker non-votes will have no effect on the vote.

Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

Board Recommendation

The board of directors recommends a vote “FOR” adoption of the Adjournment Proposal.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting to be approved.”

Recommendation of the TETE Board

THE TETE BOARD UNANIMOUSLY RECOMMENDS THAT THE TETE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

The existence of financial and personal interests of one or more of TETE’s directors may result in conflicts of interest on the part of such director(s) between what he, she or they may believe is in the best interests of TETE and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, TETE’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 2 – The Business Combination Proposal – Interests of TETE’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax consequences (i) of the exercise of redemption rights by U.S. Holders (defined below) of Public Shares, (ii) of the Reincorporation Merger to U.S. Holders of Public Shares (excluding any redeemed shares) and Public Warrants (collectively, the “TETE securities”), and (iii) of the subsequent ownership and disposition of PubCo Ordinary Shares and PubCo Warrants (collectively, the “PubCo securities”) received in the Business Combination by U.S. Holders. This discussion applies only to TETE securities or PubCo securities that is held as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and does not address all of the U.S. federal income tax consequences that may be relevant to a U.S. Holder or a Non-U.S. Holder in light of their personal circumstances, including any tax consequences arising under the Medicare contribution tax on net investment income or alternative minimum tax consequences, or to such holders of TETE securities or PubCo securities that are subject to special treatment under the Code, such as:

●	financial institutions or financial services entities;

●	brokers or dealers in securities or currencies;

●	taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	real estate investment trusts and regulated investment companies;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own 5% or more of TETE securities or PubCo securities;

●	persons that acquired TETE securities or PubCo securities pursuant to an exercise of employee share options in connection with employee share incentive plans or otherwise as compensation;

●	individual retirement and other deferred accounts;

●	persons that hold TETE securities or PubCo securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

●	U.S. Holders whose functional currency is not the U.S. dollar;

●	controlled foreign corporations;

●	the Initial Shareholders, Sponsor, TETE’s officers or directors, or other holders of Private Placement Units, Private Shares, or Private Units; or

●	passive foreign investment companies.

US Federal Income Tax Consequences to U.S. Holders of Super Apps Shares Excluded

Super Apps does not have any U.S. holders. Given that Super Apps is a non-U.S. entity with no U.S. holders, Super Apps does not foresee any material U.S. federal income tax consequences of the Business Combination to its pre-merger shareholders. Accordingly, TETE has excluded discussions on the “U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of Super Apps’ Shares.” Such discussions are irrelevant to Super Apps, as Super Apps’ investors are not subject to U.S. federal income taxes.

For purposes of this “— Material U.S. Federal Income Tax Considerations,” a “U.S. Holder” is a beneficial owner of TETE securities or PubCo securities who or which is any of the following for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, including any entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate if its income is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (a) a U.S. court can exercise primary supervision over its administration and one or more

U.S. persons have the authority to control all of its substantial decisions, or (b) it has in effect a valid election under applicable U.S. treasury regulations to be treated as a U.S. person.

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This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of TETE securities or PubCo securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold TETE securities or PubCo securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of TETE securities or PubCo securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership.

This discussion is based upon the Code, applicable treasury regulations thereunder, published rulings and court decisions, all of which as in effect as of the date of this proxy statement/prospectus and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF TETE SECURITIES AND PUBCO SECURITIES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF TETE SECURITIES OR PUBCO SECURITIES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF PUBCO SECURITIES AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Federal Income Tax Considerations of Exercising Redemption Rights

Generally

Subject to the PFIC rules discussed below, in the event that a U.S. Holder elects to redeem its Public Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the Public Shares under Section 302 of the Code or is treated as a corporate distribution under Section 301 of the Code with respect to the U.S. Holder. If the redemption qualifies as a sale or exchange of the Public Shares, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the Public Shares surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Public Shares redeemed exceeds one year. It is unclear, however, whether the redemption rights with respect to the Public Shares may suspend the running of the applicable holding period for this purpose. Long term capital gain realized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Taxation of Redemption Treated as a Sale

Whether redemption of Public Shares qualifies for sale treatment will depend largely on the total number of shares of Public Shares treated as held by such U.S. Holder. The redemption of Public Shares generally will be treated as a sale or exchange of Public Shares (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such U.S. Holder. These tests are explained more fully below.

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In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only Public Shares actually owned by such U.S. Holder, but also Public Shares that is constructively owned by such U.S. Holder. A U.S. Holder may constructively own, in addition to Public Shares owned directly, Public Shares owned by related individuals and entities in which such U.S. Holder has an interest, or which have an interest in such U.S. Holder, as well as any Public Shares such U.S. Holder has a right to acquire by exercise of an option, which would generally include Public Shares that could be acquired pursuant to the exercise of warrants. In order to meet the substantially disproportionate test, the percentage of issued and outstanding Public Shares actually and constructively owned by a U.S. Holder immediately following the redemption of Public Shares must, among other requirements, be less than 80% of the percentage of issued and outstanding voting Public Shares actually and constructively owned by such U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of Public Shares actually and constructively owned by such U.S. Holder is redeemed or (ii) all of Public Shares actually owned by such U.S. Holder is redeemed and such U.S. Holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares of Public Shares owned by family members and such U.S. Holder does not constructively own any other shares of Public Shares. The redemption of Public Shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a “meaningful reduction” in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of any such redemption.

Taxation of Redemption Treated as a Distribution

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution to the U.S. Holder. Such a distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of such earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) a U.S. Holder’s adjusted tax basis in such U.S. Holder’s Public Shares. Any remaining excess distribution will be treated as gain from the sale or exchange of Public Shares. Dividends paid to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to Public Shares described in this proxy statement/prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. U.S. Holders who hold different blocks of Public Shares (generally, Public Shares purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Because the Reincorporation Merger will occur prior to the redemption of U.S. Holders that exercise redemption rights with respect to Public Shares, U.S. Holders exercising such redemption rights, will be subject to the potential tax consequences of Section 367(a) of the Code and the tax rules relating to PFICs as a result of the Reincorporation Merger (as discussed further below).

All U.S. Holders are urged to consult their tax advisors as to the tax consequences to them of a redemption of all or a portion of their Public Shares pursuant to an exercise of redemption rights.

U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders

The following discussion, “— U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders,” constitutes the opinion of Loeb & Loeb, counsel to TETE, as to the material U.S. federal income tax consequences of the Reincorporation Merger to U.S. Holders of TETE securities, subject to the limitations, exceptions, beliefs, assumptions, and qualifications described in such opinion and otherwise herein.

The U.S. federal income tax consequences of the Business Combination to U.S. Holders will depend on whether the Reincorporation Merger qualifies as a “reorganization” under the provisions of Section 368 of the Code. The provisions of the Code that govern reorganizations are complex and are based on typical transaction structures effected under U.S. law. U.S. Holders should be aware that the completion of the Business Combination is not conditioned on the receipt of an opinion of counsel that the Reincorporation Merger qualifies as a “reorganization,” and that none of TETE or PubCo has requested nor intends to request a ruling from the IRS with respect to the U.S. federal income tax treatment of the Business Combination. There can be no assurance that the IRS will not take a contrary position to views expressed herein or that a court will not agree with a contrary position of the IRS.

Although U.S. persons generally do not recognize gain or loss on the receipt of stock pursuant to a “reorganization” under Section 368 of the Code, Section 367(a) of the Code, and Treasury Regulations promulgated thereunder, require 5 Percent Holders who do not enter into a GRA under applicable Treasury Regulations to recognize gain (but not loss) with respect to certain cross-border reorganizations. However, Section 367(a) should not apply to the Reincorporation Merger in a manner that causes gain recognition to 5 Percent Holders who do not enter into a GRA under applicable Treasury Regulations, unless the exchange of TETE securities for PubCo securities is considered to be an indirect stock transfer under the applicable Treasury Regulations. For this purpose, an indirect stock transfer may occur if PubCo transfers the assets it acquires from TETE pursuant to the Reincorporation Merger to certain subsidiary corporations in connection with the Business Combination. There are significant factual and legal uncertainties concerning the determination of whether the requirements of Section 367(a) will be satisfied which are not discussed herein. The rules under Section 367(a) of the Code and Section 368 of the Code are complex and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations. If you believe that you will be a 5 Percent Holder, you are strongly urged to consult your tax advisor regarding the effect of the Business Combination to you taking into account the rules of Section 367(a) of the Code (including the possibility of entering into a GRA under applicable Treasury Regulations). In addition, U.S. Holders may be subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status.” Accordingly, no assurance can be given as to whether an indirect stock transfer will occur in connection with the Business Combination or that U.S. Holders will not recognize gain, if any, as a result of the exchange of TETE securities for PubCo securities.

Because the Reincorporation Merger will occur immediately prior to the redemption of U.S. Holders that exercise redemption rights with respect to Public Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of the Reincorporation Merger. All holders considering exercising redemption rights with respect to their Public Shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Reincorporation Merger and exercise of redemption rights.

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If the Reincorporation Merger Qualifies as a Reorganization

Subject to the PFIC rules discussed below, the Reincorporation Merger should qualify as a “reorganization” under the provisions of Section 368 of the Code, and provided that it is not treated as an indirect stock transfer, a U.S. Holder that exchanges its TETE securities pursuant to the Reincorporation Merger should not recognize gain or loss on the exchange of TETE securities for PubCo securities. The aggregate adjusted tax basis of a U.S. Holder in the PubCo securities received as a result of the Reincorporation Merger should equal the aggregate adjusted tax basis of the TETE securities surrendered in the exchange. A U.S. Holder’s holding period for the PubCo securities received in the exchange should include the holding period for the TETE securities surrendered in the exchange. If Section 367(a) of the Code applies to the Reincorporation Merger, as described above, a 5 Percent Holder who does not enter into a GRA under applicable Treasury Regulations, may be required to recognize gain (but not loss) as a result of the Reincorporation Merger.

Because the Reincorporation Merger will occur immediately prior to the redemption of holders that exercise redemption rights with respect to Public Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of Section 367 of the Code as a result of the Reincorporation Merger.

If the Reincorporation Merger Does Not Qualify as a Reorganization

If the Reincorporation Merger fails to qualify as a “reorganization” within the meaning of Section 368 of the Code, and subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Status,” a U.S. Holder that exchanges its TETE securities for PubCo securities in the Reincorporation Merger will recognize gain or loss equal to the difference between (i) the sum of the fair market value of the PubCo securities received and (ii) the U.S. Holder’s adjusted tax basis in the TETE securities exchanged therefor. A U.S. Holder’s aggregate tax basis in the PubCo securities received will be the fair market value of those securities on the date the U.S. Holder receives them. The U.S. Holder’s holding period for the PubCo securities received pursuant to the Reincorporation Merger will begin on the day after the date the U.S. Holder receives such PubCo securities.

Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the U.S. Holder’s holding period for the TETE securities exceeds one year at the time of the Reincorporation Merger. Long-term capital gains of non-corporate U.S. Holders currently are subject to reduced rates of U.S. federal income taxation. However, it is unclear whether the redemption rights with respect to the Public Shares may prevent a U.S. Holder from satisfying the applicable holding period requirement. The deductibility of capital losses is subject to limitations under the Code. Any such gain or loss recognized by a U.S. Holder will generally be treated as U.S. source gain or loss.

Notwithstanding the foregoing, if the Reincorporation Merger fails to qualify as a “reorganization” under the provisions of Section 368 of the Code and TETE has been a PFIC for any taxable year during the holding period of a U.S. Holder (and a U.S. Holder of TETE securities has not made certain elections with respect to its TETE securities), such U.S. Holder would be subject to tax under the PFIC rules on any gain on the exchange of its TETE securities for the consideration under the Business Combination, as discussed below, “U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Status.”

U.S. Holders should consult their own tax advisors as to the particular consequences to them of the exchange of TETE securities for PubCo securities pursuant to the Business Combination, the qualification of the Reincorporation Merger as a reorganization, and the potential application of Section 367(a) to the Reincorporation Merger.

US Federal Income Tax Consequences of the Acquisition Merger to U.S. Holders of TETE Securities

U.S. Holders of TETE securities who do not exercise their redemption rights will not be selling, exchanging, or otherwise transferring their TETE securities as described in this discussion and will therefore not be subject to any material U.S. federal income tax consequences as a result of the Acquisition Merger.

Passive Foreign Investment Company Status

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if TETE, , or, after the Business Combination, PubCo, or any of their subsidiaries is treated as a PFIC for any taxable year during which the U.S. Holder holds Public Shares, or, after the Business Combination, PubCo Ordinary Shares. A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any entity in which it is considered to own at least 25% of the interest by value, is passive income, or (b) if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any entity in which it is considered to own at least 25% of the interest by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

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Because the classification of a non-U.S. corporation as a PFIC is a factual determination made annually after the close of each taxable year, TETE has not provided assurance that it was not a PFIC for its 2022 taxable year or for any prior year. If (a) TETE has been a PFIC for any taxable year during the holding period of a U.S. Holder (and a U.S. Holder of TETE securities has not made certain elections with respect to its TETE securities), and (b) PubCo is not a PFIC in the taxable year of the Business Combination and the Reincorporation Merger does not qualify as a “reorganization” under Section 368 of the Code, such U.S. Holder would likely recognize gain (but not loss if the Reincorporation Merger qualifies as a “reorganization”) upon the exchange of TETE securities for PubCo securities pursuant to the Reincorporation Merger. The gain (or loss) would be computed as described above under “— If the Reincorporation Merger Does Not Qualify as a Reorganization.” Any such gain recognized by such U.S. Holder on the exchange of TETE securities for PubCo securities would be allocated ratably over the U.S. Holder’s holding period for the TETE securities. Such amounts allocated for the current taxable year and any taxable year prior to the first taxable year in which TETE was a PFIC would be treated as ordinary income, and not as capital gain, in the U.S. Holder’s taxable year, and such amounts allocated to each other taxable year beginning with the year that TETE became a PFIC would be taxed at the highest tax rate in effect for each year to which the gain was allocated, together with a special interest charge on the tax attributable to each such year.

Likewise, whether PubCo or any of its subsidiaries is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Among other factors, fluctuations in the market price of PubCo Ordinary Shares and how, and how quickly, PubCo uses liquid assets and cash obtained in the Business Combination may influence whether PubCo or any of its subsidiaries is treated as PFIC. Accordingly, we are unable to determine whether PubCo or any of its subsidiaries will be treated as a PFIC for the taxable year of the Business Combination or for future taxable years, and there can be no assurance that PubCo or any of its subsidiaries will not be treated as a PFIC for any taxable year. Moreover, PubCo does not expect to provide a PFIC annual information statement for 2023 or going forward, which will preclude U.S. Holders from making or maintaining a “qualified electing fund” election under Section 1295 of the Code.

If TETE, or, after the Business Combination, PubCo were determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Public Shares or PubCo securities, and the U.S. Holder did not make a valid “mark-to-market” election, such U.S. Holder generally will be subject to special rules with respect to:

●	any gain recognized by the U.S. Holder on the sale or other disposition of Public Shares (including a redemption treated as a sale or exchange); and

●	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Public Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such ordinary shares).

Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated rateably over the U.S. Holder’s holding period for Public Shares;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. holder recognized gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of TETE or PubCo’s first taxable year in which TETE or PubCo is a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

Although a determination as to TETE’s, or after the Business Combination, PubCo’s PFIC status will be made annually, an initial determination that TETE, or, after the Business Combination, PubCo is a PFIC will generally apply for subsequent years to a U.S. Holder who held Public Shares, or, after the Business Combination, PubCo Ordinary Shares while TETE or PubCo was a PFIC, whether or not TETE or PubCo meet the test for PFIC status in those subsequent years.

If a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Public Shares, or, after the Business Combination, PubCo Ordinary Shares and for which TETE, or after the Business Combination, PubCo is determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its Public Shares, or, after the Business Combination, PubCo Ordinary Shares as long as such shares continue to be treated as marketable stock. Instead, in general, the U.S. Holder will include as ordinary income each year that TETE or Pubco is treated as a PFIC the excess, if any, of the fair market value of its Public Shares, or, after the Business Combination, PubCo Ordinary Shares at the end of its taxable year over the adjusted basis in its Public Shares, or, after the Business Combination, PubCo Ordinary Shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Public Shares, or, after the Business Combination, PubCo Ordinary Shares over the fair market value of its Public Shares, or, after the Business Combination, PubCo Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously recognized income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its Public Shares, or, after the Business Combination, PubCo Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Public Shares, or, after the Business Combination, PubCo Ordinary Shares in a taxable year in which TETE or PubCo is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its Public Shares, or, after the Business Combination, PubCo Ordinary Shares and for which TETE or PubCo is treated as a PFIC. Currently, a mark-to-market election may not be made with respect to TETE Warrants or PubCo Warrants.

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The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which Public Shares are listed, or, after the Business Combination, PubCo intends to list the PubCo Ordinary Shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minims quantities, on at least 15 days during each calendar quarter, but no assurances can be given in this regard with respect to the Public Shares, or, after the Business Combination, PubCo Ordinary Shares. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect of Public Shares, or, after the Business Combination, PubCo Ordinary Shares under their particular circumstances.

If TETE, or, after the Business Combination, PubCo is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if TETE, or, after the Business Combination, PubCo were to receive a distribution from, or dispose of all or part of TETE’s, or, after the Business Combination, PubCo’s interest in, the lower-tier PFIC (even though such U.S. Holder would not receive the proceeds of those distributions or dispositions) or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide any such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Public Shares, or, after the Business Combination, PubCo Ordinary Shares should consult their own tax advisors concerning the application of the PFIC rules to Public Shares, or, after the Business Combination, PubCo Ordinary Shares under their particular circumstances.

U.S. Federal Income Tax Consequences of Ownership and Disposition of PubCo Securities

The following discussion is a summary of U.S. federal income tax consequences of the ownership and disposition of PubCo securities to U.S. Holders who receive such PubCo securities pursuant to the Business Combination.

Distributions on PubCo Ordinary Shares

The gross amount of any distribution on PubCo Ordinary Shares that is made out of PubCo’s current and accumulated profits (as determined for U.S. federal income tax purposes) will generally be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. Holder. Any such dividends paid to corporate U.S. Holders generally will qualify for the dividends received deduction if the requisite holding period is satisfied. Dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation applicable to qualified dividends. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

To the extent that the amount of any distribution made by PubCo on the PubCo Ordinary Shares exceeds PubCo’s current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted basis of the U.S. Holder’s PubCo Ordinary Shares, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of PubCo Securities.”

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Sale, Exchange, Redemption or Other Taxable Disposition of PubCo Securities

A U.S. Holder will generally recognize gain or loss on any sale, exchange, redemption, or other taxable disposition of PubCo Ordinary Shares and PubCo Warrants in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such PubCo Ordinary Shares or PubCo Warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of PubCo Ordinary Shares or PubCo Warrants will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in the PubCo Ordinary Shares or PubCo Warrants exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains recognized by non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of PubCo Ordinary Shares or PubCo Warrants will generally be treated as U.S. source gain or loss.

Exercise or Lapse of a PubCo Warrant

Except as discussed below with respect to the cashless exercise of a PubCo Warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a share of PubCo Ordinary Shares on the exercise of a PubCo Warrant for cash. A U.S. Holder’s tax basis in a share of PubCo Ordinary Shares received upon exercise of the PubCo Warrant generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the PubCo Warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for a share of PubCo Ordinary Shares received upon exercise of the PubCo Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the PubCo Warrants and will not include the period during which the U.S. Holder held the PubCo Warrants. If a PubCo Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the PubCo Warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the PubCo Ordinary Shares received would equal the holder’s basis in the PubCo Warrant exercised therefor. If the cashless exercise were treated as not being a gain realization event, a U.S. Holder’s holding period in the PubCo Ordinary Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the PubCo Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the PubCo Ordinary Shares would include the holding period of the PubCo Warrant exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder would recognize gain or loss with respect to the portion of the exercised PubCo Warrants treated as surrendered to pay the exercise price of the PubCo Warrants (the “surrendered warrants”). The U.S. Holder would recognize capital gain or loss with respect to the surrendered warrants in an amount generally equal to the difference between (i) the fair market value of the PubCo Ordinary Shares that would have been received with respect to the surrendered warrants in a regular exercise of the PubCo Warrants and (ii) the sum of the U.S. Holder’s tax basis in the surrendered warrants and the aggregate cash exercise price of such warrants (if they had been exercised in a regular exercise). In this case, a U.S. Holder’s tax basis in the PubCo Ordinary Shares received would equal the U.S. Holder’s tax basis in the PubCo Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. A U.S. Holder’s holding period for the PubCo Ordinary Shares would commence on the date following the date of exercise (or possibly the date of exercise) of the PubCo Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of PubCo Warrants.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends received by U.S. Holders of PubCo securities and the proceeds received on the sale, exchange or redemption of PubCo securities effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally, on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any redemptions treated as dividend payments with respect to PubCo securities and proceeds from the sale, exchange, redemption or other disposition of PubCo securities may be subject to information reporting to the IRS and possible U.S. backup withholding.

U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of TETE and Super Apps, adjusted to give effect to the Business Combination and related transactions.

TETE Technologies Inc, Bradbury Capital Holdings Inc. and Super Apps Holdings Sdn. Bhd were incorporated for the sole purpose of effectuating the merger. They do not meet the definition of a business. These entities have no activities other than transaction costs which are included in the transaction accounting adjustments.

Therefore, the following unaudited pro forma condensed combined balance sheet as of June 30, 2024 combines the historical unaudited consolidated balance sheet of OneShop Retail as of June 30, 2024, with the historical unaudited balance sheet of TETE as of May 31, 2024, giving pro forma effect to the Business Combination Transactions as if they had occurred as of June 30, 2024.

The following unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 combines the historical unaudited statement of operations of OneShop Retail for the six months ended June 30, 2024 and the historical unaudited statement of operations of TETE for the six months ended May 31, 2024 on a pro forma basis as if the Business Combination had occurred on January 1, 2023, the beginning of the earliest periods presented.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 combines the historical audited statement of operations of OneShop Retail for the year ended December 31, 2023 and the historical audited statement of operations of TETE for the year ended November 30, 2023 on a pro forma basis as if the Business Combination had occurred on January 1, 2023, the beginning of the earliest periods presented.

The unaudited pro forma condensed combined balance sheet as of June 30, 2024, has been derived from:

●	the historical unaudited financial statements of TETE as of May 31, 2024, and the related notes thereto included elsewhere in this proxy statement/prospectus/prospectus; and

●	the historical unaudited consolidated financial statements of OneShop Retail as of June 30, 2024, and the related notes thereto included elsewhere in this proxy statement/prospectus/prospectus.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024, has been derived from:

●	the historical unaudited financial statements of TETE for the six months ended May 31, 2024, and the related notes thereto included elsewhere in this proxy statement/prospectus/prospectus; and

●	the historical unaudited consolidated financial statements of OneShop Retail for the six months ended June 30, 2024, and the related notes thereto included elsewhere in this proxy statement/prospectus/prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, has been derived from:

●	the historical audited financial statements of TETE for the year ended November 30, 2023, and the related notes thereto included elsewhere in this proxy statement/prospectus/prospectus; and

●	the historical audited consolidated financial statements of OneShop Retail for the year ended December 31, 2023, and the related notes thereto included elsewhere in this proxy statement/prospectus/prospectus.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as in effect on the date of this proxy statement/prospectus/prospectus which incorporates Transaction Accounting Adjustments. Super Apps and TETE have elected not to present any estimates related to potential synergies and other transaction effect that are reasonably expected to occur or have already occurred and will only be presenting Transaction Accounting Adjustments in unaudited pro forma condensed combined financial information.

This information should be read together with the financial statements and related notes, as applicable, of each of OneShop Retail and TETE included in this proxy statement/prospectus/prospectus and OneShop Retail’ and TETE’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus/prospectus.

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Description of the Transactions

Share-sale Agreement, Joint Venture Agreement and License Agreement

On October 19, 2022, Super Apps entered into a share sale agreement (as supplemented from time to time) (the “SSA”) with MobilityOne to acquire a 60% equity interest in OneShop Retail. The share sale is anticipated to close immediately prior to the consummation of the Business Combination.

Following the consummation of the share sale pursuant to the SSA, MobilityOne will receive cash payments of $8.8 million and $4.4 million from Super Apps within 14 days and 180 days, respectively, of completion of the Business Combination. As further consideration of MobilityOne’s undertakings and guarantee of achieving the Revenue Target (as defined below), Super Apps shall cause TETE to issue part of the Contingent Shares to MobilityOne Limited (which is the parent of MobilityOne) with aggregate value of $4.4 million upon OneShop Retail achieving the Revenue Target. The Contingent Shares will be issued at a price of $10.00 per share. In the event that the Business Combination is consummated, but the Revenue Target is not achieved, the Share Sale will continue, but MobilityOne will not be entitled to the Contingent Shares. A summary of the consideration due under the SSA is as follows:

USD (Approximately)
14 days upon completion of the Business Combination	8.8 Million
180 days from the date of Business Combination	4.4 Million
Upon achieving the Revenue Target (payable in Contingent Shares)	4.4 Million

Super Apps intends to account for the acquisition of the 60% equity interest in OneShop Retail pursuant to IFRS 3, Business Combinations as the accounting acquirer using the acquisition method as the creation of the joint venture does meet the definition of a business. Each identifiable asset and liability will be measured at its acquisition-date fair value. Non-controlling interest relating to MobilityOne’s 40% ownership will be measured at fair value.

Super Apps, MobilityOne and OneShop Retail are parties to a Joint Venture Agreement that will take effect upon the consummation of the Business Combination. Pursuant to the Joint Venture Agreement, MobilityOne will transfer to OneShop Retail a carve-out of certain of MobilityOne’s electronic voucher business lines (the “Carve-Out Business”) after the consummation of the Business Combination. After the consummation of the Business Combination, OneShop Retail will hold the Carve-Out Business and conduct the related business operations of the Carve-Out Business. Super Apps may in the future discontinue operations of the wholesale business to retailers that is currently being conducted by OneShop Retail and focus exclusively on operating and expanding the Carve-Out Business.

Immediately prior to the Closing of the Business Combination, MobilityOne (“Licensor”) and OneShop Retail (“Licensee”) will enter into a non-exclusive Software License Agreement (the “License Agreement”) which shall become effective upon the Closing. Pursuant to the License Agreement, MobilityOne will grant to OneShop Retail a non-exclusive, royalty-free license, including the right to grant sublicenses to its affiliates, relating to certain proprietary technology related to or covering the software and technology for MobilityOne’s proprietary payment ecosystem, including software for the e-wallet, mobility payments, payment gateway and remittance business (the “Licensed Technology”). A copy of the License Agreement is attached hereto as Exhibit 10.14.

The License Agreement will expire ten (10) years after the Closing of the Business Combination.

Super Apps intends to account for the Share Sale Agreement, the Joint Venture Agreement and the License Agreement pursuant to IFRS 3, Business Combinations as the accounting acquirer using the acquisition method as the creation of the joint venture does meet the definition of a business. Each identifiable asset and liability will be measured at its acquisition-date fair value. Non-controlling interest relating to MobilityOne’s 40% ownership will be measured at fair value.

Business Combination

On August 2, 2023, TETE entered into the Merger Agreement by and among TETE, PubCo, Merger Sub, Holdings, Super Apps and Technology & Telecommunication LLC, and Loo See Yuen. Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) subject to the approval and adoption of the Merger Agreement by the shareholders of TETE, TETE will reincorporate to the Cayman Islands by merging with and into PubCo as a result of the Reincorporation Merger; (ii) Merger Sub will merge with and into Holdings resulting in Holdings being a wholly-owned subsidiary of PubCo. The board of directors of TETE has unanimously (i) approved and declared advisable the Merger Agreement, the Business Combination and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Merger Agreement and related matters by the shareholders of TETE.

Consideration

The aggregate consideration for the Acquisition Merger is $1,100,000,000, payable in the form of 110,000,000 newly issued PubCo Ordinary Shares (the “Closing Payment Shares”) valued at $10.00 per share to Holdings and its shareholders. At the closing of the Acquisition Merger, the issued and outstanding shares in Holdings held by the former Holdings shareholders will be cancelled and cease to exist, in exchange for the issuance of the Closing Payment Shares, 10% of which are to be issued and held in escrow to satisfy any indemnification obligations of the former Holdings shareholders.

The aggregate consideration for the Acquisition Merger (the “Merger Consideration”) equal to: (a) One Billion One Hundred Million U.S. Dollars ($1,100,000,000), minus (b) any Closing Net Indebtedness (as defined in the Merger Agreement), of which $235,000,000 shall be paid at Closing with the remaining $865,000,000 subject to the earn-out provisions set forth in the Merger Agreement, to former Holdings shareholders. The Merger Consideration is payable in the form of PubCo Ordinary Shares, 10% of which are to be issued and held in escrow to satisfy any indemnification obligations of the former Holdings shareholders. The Closing Net Indebtedness as of the date of this proxy statement/prospectus supplement is $0 and any increase in the Closing Net Indebtedness will result in a dollar for dollar decrease in the Merger Consideration.

Within fifteen (15) days after the end of each of the four consecutive fiscal quarters following the Closing (each an “Earn-Out Quarter”), PubCo shall deliver to the Sponsor a written statement setting forth in reasonable detail its determination of the Revenue (as defined below) for the applicable Earn-Out Quarter and the resulting Contingent Merger Consideration earned for such Earn-Out Quarter. PubCo Ordinary Shares issuable in each Earn-Out Quarter (the “Contingent Shares”) shall be calculated as follows:

A = 21, 625,000 (B/ C)

Where:

A = the Contingent Shares for the relevant Earn-Out Quarter

B = Revenue Achieved

C = Revenue Target

For purposes of the Merger Agreement, the following terms have the following meanings: “Revenue Achieved” means the consolidated revenue of PubCo and its subsidiaries for each applicable Earn-Out Quarter, as set forth in PubCo’s filings with the SEC; and “Revenue Target” means $87,000,000 for each applicable Earn-Out Quarter.

The Contingent Shares issuable at each Earn-out Quarter to former Holdings shareholders is determined by the percentage of achievement of the Revenue Target, which is variable. As such, the “fixed-for-fixed” criteria is not under IAS 32, and thus management determined that they should be classified as a liability and recognized at fair value at each reporting period with changes in fair value included in earnings.

At the Closing, without any further action on the part of TETE, PubCo, Merger Sub, Holdings or Super Apps, each ordinary share of Holdings issued and outstanding immediately prior to the Closing shall be canceled and automatically converted into the right to receive, without interest, a number of PubCo Ordinary Shares equal in value to the quotient of the Merger Consideration divided by the fully diluted capitalization of Holdings, subject to the earn-out provisions set forth in the Merger Agreement. No certificates or scrip representing fractional PubCo Ordinary Shares will be issued pursuant to the Business Combination. Stock certificates evidencing the Merger Consideration shall bear restrictive legends as required by any securities laws at the time of the Business Combination.

137

Accounting for the Business Combination

The Business Combination will be accounted for as a capital reorganization, in accordance with IFRS. Under this method of accounting, TETE would be expected to be treated as the “acquired” company for financial reporting purposes, and Super Apps will be the accounting “acquirer”. This determination was primarily based on the assumption that:

●	Super Apps’ current shareholders will hold a majority of the voting power of the combined company post Business Combination;

●	Super Apps’ operations will substantially comprise the ongoing operations of the combined company;

●	Super Apps is the larger entity in terms of substantive operations and employee base; and

●	Super Apps’ senior management will comprise the senior management of the combined company.

Another determining factor was that TETE does not meet the definition of a “business” pursuant to IFRS 3, and thus, for accounting purposes, the Business Combination will be accounted for as a capital reorganization, within the scope of IFRS 2. The net assets of TETE will be stated at historical cost, with no goodwill or other intangible assets recorded. Any excess of fair value of shares issued to TETE over the fair value of TETE’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

TETE has elected to provide the unaudited pro forma condensed combined financial information under two different redemption scenarios of TETE public shares into cash as more fully described below:

●	Assuming the Minimum Redemption Scenario: This presentation assumes that, after the redemptions of 408,469 TETE Class A Ordinary Shares at approximately $11.93 per share in June 2024 (the “June Redemptions”), no other public shareholders exercise their rights to redeem any of their TETE Class A ordinary shares for a pro rata portion of the funds in the Trust Account. Thus, the amount of funds held in the Trust Account after the June Redemptions as of closing is available for the Business Combination.

●	Assuming the Maximum Redemption Scenario: This presentation assumes that, after the June Redemptions, TETE public shareholders holding 1,187,836 TETE Class A Ordinary Shares will exercise their redemption rights for $14.5 million upon consummation of the Business Combination at a redemption price of approximately $12.21 per share. The Merger Agreement contains a condition to the closing of the Business Combination that TETE will have Trust Amount and Financing Amount before giving effect to the payment of TETE’s expenses in connection with the Business Combination Transactions equal to at least $5 million. The maximum redemption amount reflects the maximum number of the TETE Class A Ordinary Shares that can be redeemed without violating the conditions of the Merger Agreement. This scenario includes all adjustments contained in the “no additional redemptions” scenario and presents additional adjustments to reflect the effect of the maximum redemptions. The unaudited pro forma condensed combined financial information does not give effect to any Financing Agreements yet since no Financing Agreements have been entered at this point.

Ownership

The following table sets out share ownership of TETE on a pro forma basis assuming the Minimum Redemption Scenario and the Maximum Redemption Scenario:

	Minimum Redemption Scenario	Maximum Redemption Scenario
Holdings’ shareholders	23,500,000	23,500,000
TETE public shareholders	2,568,240	1,380,404
TETE Sponsor	3,407,500	3,407,500
Total	29,475,740	28,287,904

The following unaudited pro forma condensed combined statement of financial position as of June 30, 2024, the unaudited pro forma condensed statement of operations for the six months ended June 30, 2024, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 are based on (i) the unaudited and audited consolidated financial statements of OneShop Retail for the six months ended June 30, 2024 and for the year ended December 31, 2023, and (ii) the unaudited and audited financial statements of TETE for the six months ended May 31, 2024 and for the year ended November 30, 2023. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial statements:

138

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2024(1)

(In thousands)

	Historical						Scenario 1: Minimum Redemption Scenario			Scenario 2: Maximum Redemption Scenario
	OneShop Retail (IFRS)	Fair Value True up Adjustments (IFRS)		Adjusted OneShop Retail (IFRS)	TETE (US GAAP Historical)	IFRS Conversion and Presentation Alignment (Note 4)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and bank balances	$1	$-		$1	$4	$-	$31,368	F	$14,508	$(14,508)	K	$-
							(4,025)	G
							(1,512)	H
							200	M
							(3,565)	N
							(7,963)	O
Prepaid expenses	-	-		-	52	-	-		52	-		52
Total Current Assets	1	-		1	56	-	14,503		14,560	(14,508)		52

Intangible assets	-	5,102	A	5,102	-	-	-		5,102	-		5,102
Goodwill	-	32,684	A	32,684	-	-	-		32,684	-		32,684
Cash and Marketable Securities held in trust account	-	-		-	35,448	-	(4,873)	B	-	-		-
							256	C
							537	D
							(31,368)	F

Total Assets	$1	$37,786		$37,787	$35,504	$-	$(20,945)		$52,346	$(14,508)		$37,838

(1)	The unaudited pro forma condensed combined balance sheet as of June 30, 2024 combines the historical unaudited consolidated balance sheet of OneShop Retail as of June 30, 2024, with the historical unaudited balance sheet of TETE as of May 31, 2024.

139

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2024 — (Continued)(1)

(In thousands)

	Historical						Scenario 1: Minimum Redemption Scenario			Scenario 2: Maximum Redemption Scenario
	OneShop Retail (IFRS)	Fair Value True up Adjustments (IFRS)		Adjusted OneShop Retail (IFRS)	TETE (US GAAP Historical)	IFRS Conversion and Presentation Alignment (Note 4)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
COMMITMENTS AND CONTINGENCIES
TETE Class A Ordinary Shares subject to possible redemption	$-	$-		$-	$35,448	$(35,448)	$-		$-	$-		$-

EQUITY
TETE preference shares	-	-		-	-	-	-		-	-		-
TETE Class A Ordinary Shares	-	-		-	-	-	-	E	-	-		-
Pubco Class A Ordinary Shares	-	-		-	-	-	-	E	2	-	K	2
							2	I
							-	K
TETE Class B Ordinary Shares	-	-		-	-	-	-		-	-		-
Pubco Class B Ordinary Shares	-	-		-	-	-	-		-	-		-
Additional paid-in capital	-	-		-	-	-	(240)	H	-	(14,508)	K	-
							(2)	I		111	L
							(9,105)	J		14,397	Q
							31,368	K
							50,163	L
							(231,388)	P
							159,204	Q
Parent-entity net investment	(427)	427	A	-	-	-	-		-	-		-
Accumulated losses	-	-		-	(8,312)	(231)	(256)	C	(209,367)	(111)	L	(223,875)
							(306)	H		(14,397)	Q
							9,105	J
							(50,163)	L
							(159,204)	Q
Non-controlling interest	-	14,943		14,943	-	-	-		14,943	-		14,943
Total Deficit	(427)	15,370		14,943	(8,312)	(231)	(200,822)		(194,422)	(14,508)		(208,930)

(1)	The unaudited pro forma condensed combined balance sheet as of June 30, 2024 combines the historical unaudited consolidated balance sheet of OneShop Retail as of June 30, 2024, with the historical unaudited balance sheet of TETE as of May 31, 2024.

140

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2024 — (Continued)(1)

(In thousands)

	Historical						Scenario 1: Minimum Redemption Scenario			Scenario 2: Maximum Redemption Scenario
	OneShop Retail (IFRS)	Fair Value True up Adjustments (IFRS)		Adjusted OneShop Retail (IFRS)	TETE (US GAAP Historical)	IFRS Conversion and Presentation Alignment (Note 4)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments	Pro Forma Combined
LIABILITIES
Current liabilities:
Accounts payable	-	-		-	1,234	-	(966)	H	268	-	268
Other payables	1	-		1	-	-	-		1	-	1
Due to MobilityOne	-	7,963	A	7,963	-	-	(7,963)	O	-	-	-
Deferred cash payment	-	4,144	A	4,144	-	-	-		4,144	-	4,144
Extension loan	-	-		-	2,458	-	256	C	-	-	-
							(2,714)	N
Working capital loan	-	-		-	651	-	200	M	-	-	-
							(851)	N

Due to Parent Company	427	-		427	-	-	-		427	-	427
Tax payables	-	-		-	-	-	-		-	-	-
Total Current Liabilities	428	12,107		12,535	4,343	-	(12,038)		4,840	-	4,840

Deferred underwriting commission	-	-		-	4,025	-	(4,025)	G	-	-	-
Warrant liabilities	-	-		-	-	231	-		231	-	231
Earn-out liability	-	-		-	-	-	231,388	P	231,388	-	231,388
Earn-out liability – purchase of OneShop Retail	-	10,309	A	10,309	-	-	-		10,309	-	10,309
TETE Class A Ordinary Shares subject to possible redemption	-	-		-	-	35,448	(4,873)	B	-	-	-
							256	C
							537	D
							(31,368)	E
Pubco Class A Ordinary Shares subject to possible redemption	-	-		-	-	-	31,368	E	-	-	-
							(31,368)	K
Total Liabilities	428	22,416		22,844	8,368	35,679	179,877		246,768	-	246,768
Total Equity and Liabilities	$1	$37,786		$37,787	$35,504	$-	$(20,945)		$52,346	$(14,508)	$37,838

(1)	The unaudited pro forma condensed combined balance sheet as of June 30, 2024 combines the historical unaudited consolidated balance sheet of OneShop Retail as of June 30, 2024, with the historical unaudited balance sheet of TETE as of May 31, 2024.

141

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2024(1)

(in thousands, except share and per share amounts)

	Historical						Scenario 1: Minimum Redemption Scenario			Scenario 2: Maximum Redemption Scenario
	OneShop Retail (IFRS)	Fair Value True up Adjustments (IFRS)		Adjusted OneShop Retail (IFRS)	TETE (US GAAP Historical)	IFRS Conversion and Presentation Alignment (Note 4)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments	Pro Forma Combined
Revenue	$45,862	$-		$45,862	$-	$-	$-		$45,862	$-	$45,862
Cost of sales	(43,805)	-		(43,805)	-	-	-		(43,805)	-	(43,805)
Gross profit	2,057	-		2,057	-	-	-		2,057	-	2,057
Operating expenses
Administrative expenses	2,454	-		2,454	-	371	(60)	CC	2,765		2,765
Amortization of intangible assets	-	255	AA	255	-	-	-		255	-	255
Other operating expenses	42	-		42	-	-	-		42	-	42
Financing cost	64	-		64	-	-	-		64	-	64
Financing income	-	-		-	-	895	(895)	BB	-	-	-
Formation and operating costs	-	-		-	371	(371)	-		-	-	-
Total operating expenses	2,560	255		2,815	371	895	(955)		3,126	-	3,126
Operating loss	(503)	(255)		(758)	(371)	(895)	955		(1,069)	-	(1,069)
Non-operating income (expense)
Change in fair value of warrant liabilities	-	-		-	-	(59)	-		(59)	-	(59)
Interest earned on marketable securities held in trust account	-	-		-	895	(895)	-		-	-	-
Total non-operating income (expense)	-	-		-	895	(954)	-		(59)	-	(59)
Profit/(loss) before tax	(503)	(255)		(758)	524	(1,849)	955		(1,128)	-	(1,128)
Taxation	-	-		-	-	-	-		-	-	-
Net profit/(loss)	$(503)	$(255)		$(758)	$524	$(1,849)	$955		$(1,128)	$-	$(1,128)
Non-controlling interest– (DD)									451		451
Net loss attributable to the Combined Company									$(677)		$(677)

Basic and diluted net income per ordinary share					$0.08
Pro forma weighted average shares outstanding – basic and diluted									29,475,740 (2)		28,287,904 (2)
Pro forma loss per share – basic and diluted									$(0.04)		$ (0.04)

(1)	The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 combines the historical unaudited statement of operations of OneShop Retail for the six months ended June 30, 2024, and the historical unaudited statement of operations of TETE for the six months ended May 31, 2024.

(2)	Please refer to Note 8 — Net Loss per Share for details.

142

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023(1)

(in thousands, except share and per share amounts)

	Historical						Scenario 1: Minimum Redemption Scenario			Scenario 2: Maximum Redemption Scenario
	OneShop Retail (IFRS)	Fair Value True up Adjustments (IFRS)		Adjusted OneShop Retail (IFRS)	TETE (US GAAP Historical)	IFRS Conversion and Presentation Alignment (Note 4)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$101,929	$-		$101,929	$-	$-	$-		$101,929	$-		$101,929
Cost of sales	(96,970)	-		(96,970)	-	-	-		(96,970)	-		(96,970)
Gross profit	4,959	-		4,959	-	-	-		4,959	-		4,959
Operating expenses
Administrative expenses	5,089	-		5,089	-	1,844	(120)	CC	56,976	111	EE	57,087
							50,163	EE

Amortization of intangible assets	-	510	AA	510	-	-	-		510	-		510
Other operating expenses	90	-		90	-	-	-		90	-		90
Financing cost	97	-		97	-	-	-		97	-		97
Financing income	-	-		-	-	2,024	(2,024)	BB	-	-		-
Formation and operating costs	-	-		-	1,844	(1,844)	-		-	-		-
Total operating expenses	5,276	510		5,786	1,844	2,024	48,019		57,673	111		57,784
Operating loss	(317)	(510)		(827)	(1,844)	(2,024)	(48,019)		(52,714)	(111)		(52,825)
Non-operating income (expense)
Change in fair value of warrant liabilities	-	-		-	-	310	-		310	-		310
Interest earned on marketable securities held in trust account	-	-		-	2,024	(2,024)	-		-	-		-
Total non-operating income	-	-		-	2,024	(1,714)	-		310	-		310
Profit/(loss) before tax	(317)	(510)		(827)	180	(3,738)	(48,019)		(52,404)	(111)		(52,515)
Taxation	-	-		-	-	-	-		-	-		-
Net profit/(loss)	$(317)	$(510)		$(827)	$180	$(3,738)	$(48,019)		$(52,404)	$(111)		$(52,515)
Non-controlling interest– (DD)									20,961			21,006
Net loss attributable to the Combined Company									$(31,443)			$(31,509)

Basic and diluted net income per ordinary share					$0.03
Basic and diluted net income per ordinary share					$0.01
Pro forma weighted average shares outstanding – basic and diluted									29,475,740 (2)			28,287,904 (2)
Pro forma loss per share – basic and diluted									$(1.78)			$(1.86)

(1)	The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 combines the historical audited statement of operations of OneShop Retail for the year ended December 31, 2023, and the historical audited statement of operations of TETE for the year ended November 30, 2023.

(2)	Please refer to Note 8 — Net Loss per Share for details.

143

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Description of the Proposed Transactions

Business Combination

For a description of the Business Combination and certain agreements executed in connection therewith, see “Summary of the Proxy statement/prospectus/Prospectus — The Business Combination” and “Certain Agreements Related to the Business Combination.”

Note 2 — Basis of Presentation

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that TETE will experience. Super Apps and TETE have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified Transaction Accounting Adjustments and present the Management’s Adjustments. TETE has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

TETE does not meet the definition of a “business” pursuant to IFRS 3 as it is an empty listed shell holding only cash raised as part of its original equity issuance. As a result, the Business Combination does not qualify as a “business combination” within the meaning of IFRS 3, Business Combinations; rather, the Business Combination will be accounted for as a capital reorganization in accordance with IFRS 2, Share-Based Payments. See Note 3-Accounting for the Business Combination for more details.

TETE Technologies Inc and Bradbury Capital Holdings Inc. were incorporated for the sole purpose of effectuating the merger. They do not meet the definition of a business. These entities have no activities other than transaction costs which are included in the transaction accounting adjustments.

Super Apps is a private limited liability company limited by shares organized and existing under the Laws of the Republic of Malaysia is the 60% majority owner of OneShop Retail. As the majority owner of OneShop Retail, Super Apps does not have operations or activities that would lead to a conclusion that it is a substantive entity as a stand-alone entity. OneShop Retail is a private limited liability company incorporated and domiciled in Malaysia. The registered office of the Company is located at No. 73-1, Jalan Radin Tengah, Bandar Sri Petaling, 57000 Kuala Lumpar, Malaysia. The principal place of business is Unit 6-2a-2, Wisma LMS, No. 6, Jalan Abdul Rahman Idris, Kampung Baru, 50300 Kuala Lumpar, Malaysia. The principal activities of the Company are the general merchant retail sales of all type of goods, materials and commodities. Since OneShop Retail has assets, liabilities, and established operating activities it is determined to be a substantive entity. IFRS 10 establishes principles for presenting and preparing consolidated financial statements when an entity controls one or more other entities and requires the parent entity that controls a subsidiary to present consolidated financial statements that present the assets, liabilities, equity, income, expenses and cash flows of a parent and its subsidiaries as those of a single economic entity. Under IFRS 10, Super Apps presents consolidated financial statements with OneShop Retail. As OneShop Retail is the operating company in the consolidated group, their financial statements will be included in the pro forma financial statements.

The historical financial statements of OneShop Retail have been prepared in accordance with IFRS as issued by the IASB. The historical financial statements of TETE have been prepared in accordance with IFRS. The unaudited pro forma condensed combined financial information reflects IFRS, the basis of accounting used by OneShop Retail. Two adjustments required to convert TETE’s financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information were to (i) reclassify TETE Class A Ordinary Shares subject to redemption to non-current financial liabilities under IFRS 2, and (ii) reclassify TETE Warrants to non-current financial liabilities under IAS 32.

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TETE has elected to provide the unaudited pro forma condensed combined financial information under two different redemption scenarios of TETE public shares into cash as more fully described below:

●	Assuming the Minimum Redemption Scenario: This presentation assumes that, after the redemptions of 408,469 TETE Class A Ordinary Shares at approximately $11.93 per share in June 2024 (the “June Redemptions”), no other public shareholders exercise their rights to redeem any of their TETE Class A ordinary shares for a pro rata portion of the funds in the Trust Account. Thus, the amount of funds held in the Trust Account after the June Redemptions as of closing is available for the Business Combination.

●	Assuming the Maximum Redemption Scenario: This presentation assumes that, after the June Redemptions, TETE public shareholders holding 1,187,836 TETE Class A Ordinary Shares will exercise their redemption rights for $14.5 million upon consummation of the Business Combination at a redemption price of approximately $12.21 per share. The Merger Agreement contains a condition to the closing of the Business Combination that TETE will have Trust Amount and Financing Amount before giving effect to the payment of TETE’s expenses in connection with the Business Combination Transactions equal to at least $5 million. The maximum redemption amount reflects the maximum number of the TETE Class A Ordinary Shares that can be redeemed without violating the conditions of the Merger Agreement. This scenario includes all adjustments contained in the “no additional redemptions” scenario and presents additional adjustments to reflect the effect of the maximum redemptions. The unaudited pro forma condensed combined financial information does not give effect to any Financing Agreements yet since no Financing Agreements have been entered at this point.

After the Business Combination, TETE’s current public shareholders, the Sponsor, and current Holdings’ shareholders, under the different redemption scenarios would be expected to own approximately the following percentages of PubCo Ordinary Shares:

Ownership percentage post-Business Combination	Minimum Redemption Scenario		Maximum Redemption Scenario
Holdings’ shareholders	23,500,000	79.7%	23,500,000	83.1%
TETE public shareholders	2,568,240	8.7%	1,380,404	4.9%
TETE Sponsor	3,407,500	11.6%	3,407,500	12.0%
Total shares	29,475,740	100.0%	28,287,904	100.0%

The pro forma adjustments do not have an income tax effect as they are either (i) incurred by legal entities that are not subject to a corporate income tax, or (ii) permanently non-deductible or non-taxable based on the laws of the relevant jurisdiction.

The share amounts and ownership percentages set forth above are not indicative of voting percentages and do not take into account TETE Warrants that will remain outstanding immediately following the Business Combination and may be exercised thereafter.

Note 3 — Foreign Private Issuer Status

As a foreign private issuer, PubCo will be exempt from the rules under the Exchange Act, prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. For example, as a “foreign private issuer” PubCo:

●	would not be required to provide as many Exchange Act reports, or as frequently or as promptly, as domestic issuers with securities registered under the Exchange Act. For example, PubCo would only be required to furnish current reports on Form 6-K any information that PubCo (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange, or (c) otherwise distributes or is required to distribute to its shareholders. In addition, PubCo would not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a “foreign private issuer”, PubCo would be required to file an annual report on Form 20-F within four months after its fiscal year end;

●	would not be required to provide the same level of disclosure on certain issues, such as executive compensation or be required to conduct advisory votes on executive compensation;

●	would be exempt from filing quarterly reports under the Exchange Act with the SEC;

●	would not be subject to the requirement to comply with Regulation Fair Disclosure, or Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

●	would not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	would not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Note 4 — Accounting for the Business Combination

The Business Combination will be accounted for as a capital reorganization, in accordance with IFRS. Under this method of accounting, TETE would be expected to be treated as the “acquired” company for financial reporting purposes, and Super Apps will be the accounting “acquirer”. This determination was primarily based on the assumption that:

●	Super Apps’ current shareholders will hold a majority of the voting power of the combined company post Business Combination;

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●	Super Apps’ operations will substantially comprise the ongoing operations of the combined company;

●	Super Apps is the larger entity in terms of substantive operations and employee base; and

●	Super Apps’ senior management will comprise the senior management of the combined company.

Another determining factor was that TETE does not meet the definition of a “business” pursuant to IFRS 3, and thus, for accounting purposes, the Business Combination will be accounted for as a capital reorganization, within the scope of IFRS 2. The net assets of TETE will be stated at historical cost, with no goodwill or other intangible assets recorded. Any excess of fair value of shares issued to TETE over the fair value of TETE’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

Note 5 — IFRS Conversion and Presentation Alignment

The historical financial information of TETE has been adjusted to give effect to the differences between U.S. GAAP and IFRS as issued by the IASB for the purposes of the unaudited pro forma condensed combined financial information. Two adjustments required to convert TETE’s financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information were to (i) reclassify TETE Class A Ordinary Shares subject to redemption to non-current financial liabilities under IFRS 2, and (ii) reclassify TETE Warrants to non-current financial liabilities under IAS 32.

Further, as part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align TETE’s historical financial information in accordance with the presentation of OneShop Retail’ historical financial information.

Note 6 — Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2024

The pro forma adjustments to the unaudited pro forma condensed combined balance sheet as of June 30, 2024 are as follows:

A.	Reflects the allocation, on a preliminary basis, of cost associated with the acquisition of OneShop under the acquisition method of accounting as though the acquisition occurred on June 30, 2024. The final allocation of the purchase consideration will be determined after the completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed, but in no event later than one year following the completion of the Business Combination. Accordingly, the final acquisition accounting adjustments could differ materially from the unaudited pro forma adjustments presented herein. Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown herein, could also change the portion of the purchase consideration allocable to goodwill and could impact the operating results of the Combined Company following the Business Combination due to differences in the allocation of the purchase consideration, depreciation and amortization related to some of these assets and liabilities. The preliminary allocation of the purchase price is as follows: (the table below is expressed in thousands)

Fair value of consideration paid to MobilityOne:

Cash	$7,963
Earnout liability – purchase of OneShop	10,309
Deferred cash payment	4,144
$22,416

Allocated to:
Cash	$1
Other payables	(1)
Due to Parent Company	(427)
Tax payables	-
Net assets acquired	$(427)

Non-controlling interest	$(14,943)

Excess of purchase price over net assets before allocation to identifiable intangible assets and goodwill	$37,786

Management made the initial determination that all assets and liabilities to be acquired are primarily estimated to be stated at their fair values, which approximates their recorded cost. While a final determination of the value of the identifiable intangibles has not been completed, management has made an initial determination that approximately $5.1 million of the excess of the purchase price over the net assets acquired should be allocated to identifiable intangible assets. The unidentified excess of the purchase price over the fair value of the net assets acquired has been recorded as goodwill. (The table below is expressed in thousands)

	Amount	Estimated Useful Life (Years)
Licenses(1)	$2,677	10
Customer lists(2)	2,425	10
Intangible assets	5,102
Goodwill	32,684
	$37,786

(1) The licenses were valued using the Multi-Period Excess Earnings Method (“MPEEM”). The MPEEM reflects the present value of the operating cash flows generated by the licenses after taking into account technological obsolescence and the cost to realize the revenue and an appropriate discount rate to reflect the time value and risk associated with the cash flows.

(2) The customer relationships were valued using the Multi-Period Excess Earnings Method (“MPEEM”). The MPEEM reflects the present value of the operating cash flows generated by existing customer relationships after taking into account retention of the customers and the cost to realize the revenue and an appropriate discount rate to reflect the time value and risk associated with the cash flows.

B.	Reflects the redemption of 408,469 TETE Class A Ordinary Shares for an aggregate redemption payments of $4.9 million at a redemption price of approximately $11.93 per share.

C.	Reflects the deposit of $0.3 million to trust account to extend the Combination Period subsequent to May 31, 2024.

D.	Reflects the interest income earned in the Trust Account subsequent to May 31, 2024.

E.	Reflects the exchange of (1) 3,100,740 TETE Class A ordinary shares into the same number of PubCo Ordinary Shares, including 2,568,240 shares subject to possible redemption, and (2) 2,875,000 Insider Shares into the same number of PubCo Ordinary Shares.

F.	Reflects the liquidation and reclassification of $31.4 million of funds held in the trust account to cash and bank balances that becomes available following the Business Combination.

G.	Reflects the settlement of deferred underwriting commission upon the closing of the Business Combination.

H.

Represents preliminary estimated transaction costs expected to be incurred by TETE and Super Apps of approximately $1.7 million and $0.4 million, respectively, for legal, accounting and printing fees incurred as part of the Business Combination.

For the TETE Transaction Costs, $0.9 million of these fees have been accrued and $0.5 million of these fees have been paid as of the pro forma balance sheet date. The remaining amount of $0.3 million is reflected as an adjustment to accumulated losses. The TETE estimated transaction costs excludes the deferred underwriting commissions included in (G) above.

For the Super Apps Transaction Costs, $0,2 million of these fees have been paid as of the pro forma balance sheet date. The remaining amount of $0.2 million is included as an adjustment to additional paid-in capital.

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I.	Represents the exchange of outstanding Super Apps shares into 23,500,000 TETE Class A Ordinary Shares at par value of $0.0001 per share upon the Business Combination.

J.	Represents the elimination of TETE’s historical accumulated losses after recording the accretion to be incurred by TETE as described in (C) above and the transaction costs to be incurred by TETE as described in (H) above.

K.	The Minimum Redemption Scenario reflects, after the June Redemptions, no other public shareholders exercise their rights to redeem any of their TETE Class A ordinary shares for a pro rata portion of the funds in the Trust Account. Thus, the amount of funds held in the Trust Account after the June Redemptions as of closing is available for the Business Combination.

The Maximum Redemption Scenario reflects, after the June Redemptions, TETE public shareholders holding 1,187,836 TETE Class A Ordinary Shares will exercise their redemption rights for $14.5 million upon consummation of the Business Combination at a redemption price of approximately $12.21 per share. The Merger Agreement contains a condition to the closing of the Business Combination that TETE will have Trust Amount and Financing Amount before giving effect to the payment of TETE’s expenses in connection with the Business Combination Transactions equal to at least $5 million. The maximum redemption amount reflects the maximum number of the TETE Class A Ordinary Shares that can be redeemed without violating the conditions of the Merger Agreement. This scenario includes all adjustments contained in the “no additional redemptions” scenario and presents additional adjustments to reflect the effect of the maximum redemptions. The unaudited pro forma condensed combined financial information does not give effect to any Financing Agreements yet since no Financing Agreements have been entered at this point.

L.	In the Minimum Redemption Scenario, represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the deemed costs of the shares issued by Super Apps and the fair value of TETE’s identifiable net assets at the date of the Business Combination, resulting in a $50.2 million increase to accumulated loss. In the Maximum Redemption Scenario, represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the deemed costs of the shares issued by Super Apps and the fair value of TETE’s identifiable net assets at the date of the Business Combination, resulting in a $50.3 million increase to accumulated loss. The fair value of shares issued was estimated based on a market price of $12.12 per share (as of October 16, 2024). The value is preliminary and will change based on fluctuations in the share price of the TETE Ordinary Shares through the Closing Date. In the Minimum Redemption Scenario, a one percent change in the market price per share would result in a change of $0.7 million in the estimated expense. In the Maximum Redemption Scenario, a one percent change in the market price per share would result in a change of $0.6 million in the estimated expense

	Minimum Redemption Scenario		Maximum Redemption Scenario
	Shares	(in 000s)	Shares	(in 000s)
TETE shareholders
Class A shareholders	5,975,740		4,787,904
Class B shareholders	-		-
Deemed costs of shares to be issued to TETE shareholders		$72,426		$58,029
Net assets of TETE as of May 31, 2024		27,136		27,136
Less: TETE Transaction Costs		(306)		(306)
Less: TETE Warrant liabilities		(231)		(231)
Add: TETE Trust interest income		537		537
Less: Effect of the June Redemptions		(4,873)		(4,873)
Less: Effect of maximum redemption of TETE Class A Ordinary Shares		-		(14,508)
Adjusted net assets of TETE as of May 31, 2024		22,263		7,755
Difference – being IFRS 2 charge for listing services		$50,163		$50,274

M.	Reflects the proceeds received from the Working Capital Loan subsequent to May 31, 2024.

N.	Reflects the payments of promissory notes and Working Capital Loan upon the Business Combination.

O.	Reflects the payments of cash consideration of $8.0 million to MobilityOne upon the Business Combination.

P.	Reflects the fair value of the Contingent Shares issuable to former Holdings shareholders, which is classified as liability under IAS 32. The earn-out shares are being issued to the former Holdings shareholders (or SPAC Sponsors) who will not be members of management or other employees and there are no service conditions for the release of the shares,. Accordingly, the instruments are not deemed to be a form of compensation for management services and will be accounted for under IAS 32 with the other side of the entry being a reduction of additional paid-in capital as additional consideration.

The Earn-out Shares were valued with a Monte Carlo Model simulation. The Monte Carlo Model simulation included 50,000 iterations and simulated the stock price and the timing of the lapse of the transfer restrictions. The fair value was the discounted cash flow from the sale of the securities at the time the restrictions terminated.

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Below lists the significant assumptions that were used in the simulation:

(i) The market implied likelihood of completing a business combination was utilized in determining the implied market volatility. The market implied likelihood of completing a business combination was determined by analyzing the quoted market price of the rights for SPACs that included rights in their units. The market implied likelihood of completing a business combination was 9.7%.

(ii) The following table summarizes the assumptions to determine the implied volatility for the valuation:

Common Stock Price	$10.70
Public Warrant Price	$0.03
Weighted Term	0.51 years
Risk Free Rate	5.0%
Implied Volatility	5.9%

(iii) The following table summarizes the revenue projections in millions for the three scenarios:

Scenario	Q1	Q2	Q3	Q4
Stretch	$534.2	$409.2	$423.7	$453.9
Base	$475.0	$365.7	$377.7	$403.4
Shortfall	$430.6	$331.7	$341.9	$364.5

(iv) The following table summarizes the likelihood of occurrence for each scenario:

Scenario	Likelihood
Stretch	20%
Base	60%
Shortfall	20%

Q.	Reflects the reclassification of negative additional paid-in capital to accumulated deficit.

Note 7 — Adjustments and Reclassifications to Unaudited Pro Forma Condensed Combined Statements Of Operations for the Six Months Ended June 30, 2024 and for the Year Ended December 31, 2023

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023 are as follows:

AA.	Reflect the amortization of the values assigned to the intangible assets acquired as summarized in the Note (A) of the balance sheet adjustments above. The amortization is over an estimated useful life of 10 years for the licenses and the customer lists.

BB.	Reflect the elimination of interest income generated from the marketable securities held in trust account.

CC.	Reflect the elimination of office and administrative support fees paid by TETE to the Sponsor.

DD.	Represents the non-controlling interest as if the Business Combination had occurred on January 1, 2023.

EE.	Represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the deemed costs of shares issued by Super Apps over the fair value of TETE’s identifiable net assets at the date of the Business Combination.

Note 8 — Net Loss per Share

Represents the loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2023. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption of TETE’s public shares:

	For the Six Months Ended June 30, 2024 and for the Year Ended December 31, 2023
	Minimum Redemption Scenario	Maximum Redemption Scenario
Weighted average shares outstanding – basic and diluted
Holdings’ shareholders	23,500,000	23,500,000
TETE public shareholders	2,568,240	1,380,404
TETE Sponsor	3,407,500	3,407,500
Total	29,475,740	28,287,904

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INFORMATION ABOUT SUPER APPS

Corporate Background of Super Apps

Super Apps Holdings Sdn Bhd, a Malaysian private limited company, was incorporated on April 20, 2022, and is a wholly-owned subsidiary of Holdings.

Super Apps’ principal executive offices are located at: L5-07 Level 5, Wisma BU8, No. 11, Lebuh Bandar Utama, Bandar Utama, 47800 Petaling Jaya, Selangor, Malaysia. Our telephone number at this address is +6012-334 8193.

Business Overview

Share Sale Agreement with MobilityOne

On October 19, 2022, Super Apps entered into a share sale agreement (as supplemented from time to time) (the “SSA”) with MobilityOne to acquire a 60% equity interest in OneShop Retail. The share sale is anticipated to close immediately prior to the consummation of the Business Combination.

MobilityOne is a wholly-owned subsidiary of MobilityOne Limited, a Jersey corporation listed on the London Stock Exchange (AIM: MBO). MobilityOne is principally involved in the provision of e-commerce infrastructure solutions and platforms. It offers mobile payment applications, payment and enterprise solutions, messaging and communication as well as eMoney solutions.

OneShop Retail is engaged in the business of wholesaling all types of goods, materials and commodities to retail stores. Despite its operations, OneShop Retail is classified as a semi-dormant subsidiary within MobilityOne Limited’s corporate structure, reflecting its limited involvement in MobilityOne’s core activities. Under the Joint Venture Agreement between Super Apps and MobilityOne, MobilityOne will provide technical and business support to OneShop Retail. MobilityOne will carve-out part of its existing electronic voucher business of selling mobile airtime, PayTV vouchers, game credits and other form of e-vouchers into OneShop Retail The audited carve-out financials for OneShop Retail reflects both OneShop Retail’s current operations as a wholeseller of goods and the MobilityOne carve-out electronic vouchers business. Super Apps may discontinue or limit OneShop Retail’s wholesale business of goods to retail stores after the completion of the Business Combination to focus on operating and expanding the Carve-Out Business (as defined below).

Following the consummation of the share sale pursuant to the SSA, MobilityOne will receive cash payments of $8.8 million and $4.4 million from Super Apps within 14 days and 180 days, respectively, of completion of the Business Combination. As further consideration of MobilityOne’s undertakings and guarantee of achieving the Revenue Target (as defined below), Super Apps shall cause TETE to issue part of the Contingent Shares to MobilityOne Limited (which is the parent of MobilityOne) with aggregate value of $4.4 million upon OneShop Retail achieving the Revenue Target. The Contingent Shares will be issued at a price of $10.00 per share. In the event that the Business Combination is consummated, but the Revenue Target is not achieved, the Share Sale will continue, but MobilityOne will not be entitled to the Contingent Shares. A summary of the consideration due under the SSA is as follows:

USD (Approximately)
14 days upon completion of the Business Combination	8.8 Million
180 days from the date of Business Combination	4.4 Million
Upon achieving the Revenue Target (payable in Contingent Shares)	4.4 Million

Super Apps intends to account for the acquisition of the 60% equity interest in OneShop Retail pursuant to IFRS 3, Business Combinations as the accounting acquirer using the acquisition method as the creation of the joint venture does meet the definition of a business. Each identifiable asset and liability will be measured at its acquisition-date fair value. Non-controlling interest relating to MobilityOne’s 40% ownership will be measured at fair value.

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Joint Venture Agreement with MobilityOne

Super Apps, MobilityOne and OneShop Retail are parties to a Joint Venture Agreement that will take effect upon the consummation of the Business Combination. Pursuant to the Joint Venture Agreement, MobilityOne will transfer to OneShop Retail a carve-out of certain of MobilityOne’s electronic voucher business lines (the “Carve-Out Business”) after the consummation of the Business Combination. After the consummation of the Business Combination, OneShop Retail will hold the Carve-Out Business and conduct the related business operations of the Carve-Out Business. Super Apps may in the future discontinue operations of the wholesale business to retailers that is currently being conducted by OneShop Retail and focus exclusively on operating and expanding the Carve-Out Business.

The Carve-Out Business will consist of (1) the contractual agreements or arrangements necessary or desirable to enable OneShop Retail to offer and process e-voucher transactions such as (x) the License Agreement (as further described below) which will allow OneShop Retail to access MobilityOne’s digital infrastructure; and (y) access to merchants and service providers as Mobilityone and OneShop Retail may in the future mutually determine; (2) certain retail customers consisting primarily of non-industry specific retail mom and pop merchants, chain stores and other independent merchants that use MobilityOne’s physical payment devices (terminals) to receive payments and corporate customers; (3) all customer contracts related to such customers, if any; and (4) a portion of MobilityOne’s existing workforce to facilitate a smooth business transition. Transferred personnel will terminate their employment relationship with MobilityOne and enter into new employment arrangements with OneShop Retail. The initial estimated number of personnel to be transferred is approximately twenty. MobilityOne may also provide operational know-how to facilitate the operation, expansion and development of OneShop Retail’s business on an as needed basis as mutually determined by the parties. The Carve-Out Business to be contributed to OneShop Retail by MobilityOne is more fully described in the section entitled “Description of the Carve-Out Business” of this prospectus.

Pursuant to the Joint Venture Agreement, OneShop Retail will receive a carve-out from MobilityOne of certain e-voucher business lines and customers, totaling $125 million in annual revenue for 2024 (the “Revenue Target”) or any other period as agreed upon by the parties. The annual revenue of $125 million for 2024 is unconditionally guaranteed by MobilityOne in accordance with the terms of the Joint Venture Agreement.in annual revenue for 2024. In order to achieve the Revenue Target, Super Apps will undertake to provide all the necessary working capital requirements of OneShop Retail. The parties expect that MobilityOne’s revenue guarantee and Super Apps’ undertaking to provide the necessary working capital requirements to OneShop Retail will be accounted for as a contingent liability for MobilityOne and Super Apps, respectively, until it is highly likely that the $125 million Revenue Target will be met. Immediately following the Business Combination and until such time as Super Apps is able to derive alternative sources of revenue, Super App’s operating revenues will be derived from its 60% equity interest in OneShop Retail.

Under the Joint Venture Agreement, MobilityOne undertakes to provide the necessary technical and business support to OneShop Retail. While the Joint Venture will make use of MobilityOne’s proprietary payment ecosystem, it is expected that the strategy to achieve the Revenue Target will not have a material impact on the MobilityOne’s existing activities.

Super Apps intends to account for the acquisition of the 60% equity interest in OneShop Retail pursuant to IFRS 3, Business Combinations as the accounting acquirer using the acquisition method as the creation of the joint venture does meet the definition of a business. Each identifiable asset and liability will be measured at its acquisition-date fair value. Non-controlling interest relating to MobilityOne’s 40% ownership will be measured at either fair value.

MobilityOne will be novating customer contracts over to the Joint Venture. The customers being transferred over to the Joint Venture generated aggregate revenues of approximately USD$140 million during the fiscal year ended 2022, with each customer generating approximately $75 million in fiscal year 2022. MobilityOne has evaluated the guarantee as a financial liability under IFRS 9, Financial Instruments and determined the fair value to be zero as there is an extremely low probability that the revenue target won’t be met.

The License Agreement

Immediately prior to the Closing of the Business Combination, MobilityOne (“Licensor”) and OneShop Retail (“Licensee”) will enter into a non-exclusive Software License Agreement (the “License Agreement”) which shall become effective upon the Closing. Pursuant to the License Agreement, MobilityOne will grant to OneShop Retail a non-exclusive, royalty-free license, including the right to grant sublicenses to its affiliates, relating to certain proprietary technology related to or covering the software and technology for MobilityOne’s proprietary payment ecosystem, including software for the e-wallet, mobility payments, payment gateway and remittance business (the “Licensed Technology”). The License Agreement is attached hereto as Exhibit 10.14.

The License Agreement will expire ten (10) years after the Closing of the Business Combination.

Collaboration Agreement with MYISCO

Super Apps is a party to a Collaboration Agreement dated October 19, 2022 with MyIsCo Sdn Bhd (“MYISCO”) pursuant to which Super Apps and MYISCO agreed to jointly offer financial products to MYISCO’s database of customers and former customers. As the “financing partner,” Super Apps agreed to provide to MYISCO a minimum loan of RM10.0 million (approximately $2.3 million) (the “MYISCO Loan”) to finance the cost of Shariah compliant financial products to be offered by MYISCO to its database of customers and former customers. Agency through which these financing products will be processed. OneShop Retail will operate its payment collection system through ANGKASA’s authorized dealers, merchants, and other distribution channels for the collection of payments, including cash payments, credit cards, debit cards and/or cheques. MYISCO has agreed to pay Super Apps 5% per annum interest on the MYISCO Loan. Profits arising from the collaboration will be evenly shared 50-50 between Super Apps and MYISCO. Unless earlier terminated pursuant to the terms of the Collaboration Agreement, the Collaboration Agreement will terminate upon the depletion of the MYISCO Loan provided by Super Apps. Through the Collaboration Agreement, Super Apps hopes to access MYICO’s database of customers for the purpose of offering additional products and services in the future.

The National Cooperative of Malaysia (“ANGKASA”), is the union representing cooperatives in Malaysia. Since its establishment in 1971, ANGKASA has played the role as the apex of cooperatives for the co-operative movement in the country. The organization has over 10,000 registered cooperatives, more than 8 million members, with an annual revenue of $5.5 billion covering a wide range of sectors including community development, innovation and technology, financial services development, retail and wholesale, tourism and healthcare, property development, plantation and agriculture and Agro-based industry.

MYISCO is a wholly-owned subsidiary of MyAngkasa Digital Services Sdn Bhd, a private limited company that is led by ANGKASA, MyAngkasa Holdings Sdn Bhd, Boustead Digital Services Sdn Bhd, MySwitch Sdn Bhd and Mruncit Ventures Sdn Bhd. It is a fintech and marketplace company which aims to provide a digital wallet service to the population in the ASEAN region.

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Background to Super Apps Ownership and Management

The shareholder of Holdings are Bradbury Private Investment XVIII Inc (60%) (“Bradbury”) and Wan Heng Chee (40%). The directors of Super Apps are Wan Heng Chee, Tan Sri Suleiman Bin Mohamed, Ah Kow @ Han Yek Yong and Loo See Yuen. Bradbury is incorporated in the British Virgin Islands and its ultimate shareholder is Loo See Yuen. Wan Heng Chee, a Malaysian, has been in business development and has significant business contacts in Malaysia. Loo See Yuen, a Singaporean, is the chief executive officer of an asset management company.

The OneShop Retail Carve-Out Business

Overview

Pursuant to the Joint Venture Agreement, OneShop Retail will receive the Carve-Out Business from MobilityOne of certain transferred customers (“Carve-out Customers”) and service providers covering different business lines, guaranteeing that OneShop Retail will achieve revenues under the Revenue Target of at least totaling $125 million in annual revenue for 2024 or any other mutually agreed upon period. The annual revenue of $125 million for 2024 is unconditionally guaranteed by MobilityOne in accordance with the terms of the Joint Venture Agreement. In order to achieve the Revenue Target, Super Apps will undertake to provide all the necessary working capital requirements of OneShop Retail. Super App’s operating revenues will be derived from its 60% equity interest in OneShop Retail.

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Under the Joint Venture Agreement, MobilityOne undertakes to provide the necessary technical and shared business services support to OneShop Retail. While the Joint Venture will make use of MobilityOne’s proprietary payment ecosystem, it is expected that the strategy to achieve the Revenue Target will not have a material impact on the MobilityOne’s existing activities.

Pursuant to the License Agreement, MobilityOne will license to OneShop Retail the right to use MobilityOne’ s payment gateways to operate the Carve-Out Business. While OneShop Retail will have the right to modify, enhance or replace intellectual property licensed from MobilityOne, MobilityOne will not be transferring ownership of any intellectual property to be licensed under the License Agreement. The parties also anticipate entering into a separate system hosting agreement to enable MobilityOne to host the entire IT Infrastructure and hardware for OneShop Retail.

The Revenue Guarantee

Pursuant to the Joint Venture Agreement, OneShop Retail will receive a carve-out from MobilityOne of certain e-voucher business lines and customers, totaling $125 million in annual revenue for 2024 or any other period as agreed upon by the parties. The annual revenue of $125 million for 2024 is unconditionally guaranteed by MobilityOne in accordance with the terms of the Joint Venture Agreement.in annual revenue for 2024 While OneShop Retail achieved revenues of approximately $86 million for the year ended December 31, 2022, with a net profit of $245,674, the total revenue for MobilityOne for the fiscal year ended December 31, 2022, was approximately $288.3 million which Super Apps believes demonstrates MobilityOne’s ability to carve out sufficient business to enable OneShop Retail to achieve the Revenue Target. In addition, Super Apps believes that through its collaboration with MYISCO, it will be able to finance its business plan and experience significant organic growth by selling financial products to MYISCO’s customers and prior customers. A further discussion on our capital resources is set forth in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Super Apps.”

Description of the Carve-Out Business

The Carve-Out Business to be contributed to OneShop Retail by MobilityOne shall include the following rights and assets relating to the Carve-Out Business that are owned, held by, or owed to, MobilityOne (the “Carve-Out Transferred Assets”) at the Closing:

(1) The Business Lines: MobilityOne expects to transfer to OneShop Retail the following business lines: E-money platform, electronic voucher business, Money Lending platform, Payment gateway, Remittance program, Merchant acquiring platform, Debit acquiring host and Mobile Virtual Network Operator (MVNO) platform utilizing MobilityOne’s cutting-edge technology. These business lines may be structured as contractual arrangements with relevant service providers. The parties are in active discussions regarding the specific contracts representing each business line to be transferred. The parties expect the Carve-Out Business to include the contractual agreements or arrangements necessary or desirable to enable OneShop Retail to offer and process e-voucher transactions such as (x) the License Agreement (as further described below) which will allow OneShop Retail to access MobilityOne’s digital infrastructure; and (y) access to merchants and service providers as Mobilityone and OneShop Retail may in the future mutually determine.

(2) the Carve-Out Customers: MobilityOne will be transferring over to OneShop Retail customers consisting primarily of non-industry specific retail mom and pop merchants, chain stores and other independent merchants that use MobilityOne’ s physical payment devices (terminals) to receive payments. In addition to these independent merchants, MobilityOne will be transferring over the following corporate customers:

i.	AnyPay: a Malaysian based fintech digital payment solutions platform that provides digital payment aggregation products and services to businesses. AnyPay allows users to pay all major telco operators in Malaysia as well as their television, electricity, water and other utilities bills in a simplified convenient manner. AnyPay has over ten thousand users. AnyPay is a subsidiary of Revenue Group Berhad (a company listed on the Kuala Lumpur Stock Exchange)
ii.	Iimmpact: a Malaysian based fintech company that provides a turnkey solution for businesses that want to offer payment services to their customers. Specifically, Iimmpact offers information aggregation services as well as payment aggregation services covering mobile recharge, bill payments, government services (such as payment of property taxes), insurance, transportation and others.
iii.	MobileMoney: Mobile Money is a provider for innovative mobile centric payment systems in Malaysia. They are an approved E-Money issuer governed under the Financial Services Act 2013 and Remittance provider (Class B – License No.: 00257) under the Money Services Business Act 2011 (MSB). Mobile Money provides a fully integrated system for users to make payment and transfer money conveniently.
iv.	DT One: DT One is part of Transfer To – a group of leading technology companies powering intelligent fintech solutions around the world – and enabling economic inclusion and participation for all with a focus on emerging markets. DT One is focused on serving as a provider for mobile top-up solutions and innovative mobile rewards.
V.	Such other customers as may be mutually determined by the parties in order to achieve the Revenue Target.

MobilityOne will be transferring to OneShop Retail all customer contracts related to the Carve-Out Customers. All pre-Closing obligations, liabilities and benefits of the Carve-Out Customers and their contracts will remain with MobilityOne, and OneShop Retail will assume all obligations, liabilities and benefits arising post-Closing.

Except as otherwise set forth above, the parties do not expect MobilityOne to transfer over any additional contracts or rights. OneShop Retail also has the option to purchase for additional consideration all payment terminals then used by the Carve-Out Customers at Closing.

(3) Transferred Workforce/Operational Know-How: In order to have a seamless business transition for OneShop Retail, MobilityOne will transfer to OneShop Retail from MobilityOne’s existing workforce certain management, finance, business development, human resource, administration, technical and call center personnel. Transferred personnel will terminate their employment relationship with MobilityOne and enter into new employment arrangements with OneShop Retail. The initial estimated number of personnel to be transferred is approximately twenty. MobilityOne may also provide operational know-how to faciliate the operation, expansion and development of OneShop Retail’s business on an as needed basis as mutually determined by the parties.

Except as set forth above, MobilityOne does not expect to contribute any other assets or liabilities to OneShop Retail.

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Pre-Business Combination Operation of the Carve-Out Business

Prior to the consummation of the Business Combination, the Carve-Out Business is being conducted by MobilityOne. MobilityOne acts as an intermediary entity dedicated to streamlining the process of accessing and purchasing electronic voucher products and services from a diverse range of service providers. Its operational framework is designed to offer convenience to its clients while managing the complexities associated with integration, inventory procurement, and order fulfilment on behalf of the service providers.

●	Establishment of Relationships with Service Providers: MobilityOne has strategic partnerships and collaborative relationships with various service providers. These service providers offer electronic voucher products/services, including but not limited to mobile airtime, PayTV vouchers, game credits, and more. The establishment of these relationships allow MobilityOne to access and subsequently resell the products and services proffered by these service providers to MobilityOne’s own clientele.

●	Procurement of Inventory: MobilityOne procures inventory and secures access to products and services from its affiliated service providers. This includes the procurement of bulk airtime, vouchers, or game credits at preferential wholesale rates, or through negotiated agreements, thereby ensuring a cost-efficient supply chain.

●	System Integration: MobilityOne integrates its operational systems with those of its affiliated service providers. This integration facilitates real-time, transparent, and secure communication and transaction processing between MobilityOne’s platform and the system operated by the service providers. This integration extends beyond mere data exchange. It provides its affiliated service providers with the technology or platform to coordinate complex transactions, ensuring that every client request is met with precision and efficiency.

●	Client Access: MobilityOne provides services to a diverse clientele, encompassing both independent and corporate customers, that rely on its user-friendly platform to peruse, select, and procure the products and services offered by the integrated service providers. Clients derive benefits from the convenience of having a single platform that allow them access a diverse range of products and services offered by third parties without the need to establish any direct relationships with such third parties.

●	Fulfilment: MobilityOne takes responsibility for fulfilling the orders placed by clients. This includes the execution of all necessary measures to guarantee that clients promptly and accurately receive the products and services they have procured. MobilityOne acts as the intermediary interface connecting clients with the service provider network, effectively managing any prerequisites related to product fulfillment.

●	Platform Services: MobilityOne’s platform provides encompasses a wide spectrum of features and tools meticulously designed to cater to the evolving needs of its clientele. These include but not limited account management, reporting, billing, customer support, and a diverse range of value-added services such as promotions, discounts, or loyalty programs.

The below diagram illustrates the operational structure of MobilityOne’s existing Carve-Out Business, catering to both independent and corporate customers: -

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Revenue Generation

In furtherance thereto, the diagram below illustrates the revenue and gross profit generation process within MobilityOne’s existing Carve-Out Business: -

Customer Dependency and Key Contractual Relationships

The revenue composition of the Carve-Out Business as conducted by MobilityOne is as follows: 55% derived from banks, 38% from corporate clients, 4% from chain retail stores and 3% from individual retailers. Notably, the majority of our revenue is consolidated among approximately 20 clients, comprising a mix of banks and corporate entities, collectively accounting for 93% of the total revenue in the Carve-Out Business. These significant clients engage in auto-renewed annual contracts with MobilityOne, demonstrating a long-standing business relationship that spans from 5 to more than 10 years.

Number of Personnel from Carve-Out Business

Super Apps expects that there will be approximately 20 personnel from MobilityOne who be transferred to the Carve-Out Business.

Post-Combination Operations and Business Model Overview in OneShop Retail

The Carve-Out Business will maintain its operational continuity, with the primary distinction being that OneShop Retail will now serve as the front-facing entity for the carve-out clients. The below is an overview of the key functions and components of both MobilityOne’s and OneShop Retail’s anticipated business model post-combination: -

●	Establishment of Relationship with Service Providers: MobilityOne will continue establishing partnerships and collaborative relationships with various service providers.

●	Procurement of Inventory: MobilityOne will maintain its responsibility to procure inventory and secure access to products and services from its affiliated service providers, and OneShop Retail will procure inventory from MobilityOne on a wholesale basis.

●	System Integration: MobilityOne will continue to integrate its operational systems with its affiliated service providers. OneShop Retail, on the other hand, will fulfil all the orders made by its customers on OneShop Retail’s platform (which is licensed from MobilityOne), which, in turn, communicates with the respective service providers to fulfill these orders.

●	Client Access: Carve-Out Clients, whether they are independent or corporate customers, will be connected directly to OneShop Retail’s platform to peruse, select, and procure the products and services offered by the integrated service providers.

●	Fulfillment: OneShop Retail will assume the primary role in fulfilling orders placed by carve-out clients, while MobilityOne will continue to serve as the intermediary between OneShop Retail and the service providers, ensuring smooth product fulfillment.

●	Platform Services: OneShop Retail’s platform provides encompasses a wide spectrum of features and tools meticulously designed to cater to the evolving needs of its clientele. These include but not limited to account management, reporting, billing, customer support, and a diverse range of value-added services such as promotions, discounts, or loyalty programs.

For a more detailed comprehension of the operational flow and revenue generation post-combination, please refer to the accompanying diagrams provided below:

Corporate
(Banks, Marketplace, eWallet providers, etc)
Customer
Retail Merchants
Customer
Mobile Application
Customer
APP
OneShop Platform
OneSHOP
MobilityOne Platform
SERVICE PROVIDERS

3 MobilityOne provides a platform to our clients to get access to a collection of electronic voucher products/services without having to establish relationship and system connectivity to the service providers

4 Via system integration, clients will purchase products from OneShop. Fulfillment to the customers will be performed by OneShop.

2 OneShop will obtain supply of inventory from MobilityOne

1 MobilityOne establishes relationship with service providers and acquires inventory from service providers (Mobile Airtime, PayTV vouchers, Game Credits, etc)

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New Products and Business Services Overview

After the consummation of the Business Combination, OneShop Retail, as a subsidiary of Super Apps, intends to develop and introduce the new products and services described in the right column of the above diagram. The diagram below depicts the planned new business for OneShop Retail, some of which are a combination of various products used and retained by MobilityOne. The current business lines of MobilityOne are discussed below under “Background of the MobilityOne Business”.

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OneShop Retail, as a subsidiary of Super Apps, expects to generate revenue from four product areas: Merchant Sales, One Call, MYISCO Partnership and B-Wallet.

Merchant Sales

Merchant sales refer to revenue generated from the carve-out business from MobilityOne. These sales are generated from customers to be transferred from MobilityOne to the OneShop Retail as specified in the Joint Venture Agreement.

Revenue from merchant sales is generated on per transaction basis in the form of transactions fee. The transaction fee can be in the form of fixed fee or percentage based. There is no tiering for transaction fees but, depending on business volume, we expect to be able to negotiate for better margins for some products.

OneCall

The OneCall products and revenue will consist of mobile phone plans and device bundle packages. We anticipate that the collaboration with MYISCO will initiate a significant number of new OneCall subscribers as their services will be promoted in the MYISCO applications to more than eight million members of MYISCO’s ultimate parent company, Angkatan Kerjasama Kebangsaan Malaysia Berhad (“ANGKASA”).

In addition, OneShop Retail will enter into a collaboration agreement with O2U Solutions Sdn Bhd (“O2U Solutions”) who holds a Class C license for manpower recruitment issued by the Ministry of Human Resource. OneShop Retail will be able to acquire incoming foreign workers as their subscribers via the collaboration with O2U Solutions.

Mobile subscription plans, the subscriber will need to top-up the mobile plan whenever the existing plan validity expires or if the existing subscription usage has been exceeded. OneShop Retail will benefit from OneCall’s steady revenue stream from the daily, weekly or monthly mobile subscription plans. In addition, OneShop Retail will be able to get extra revenue from high usage subscribers when they are required to top-up booster mobile packages to continue mobile usage if they have overused their subscription allocation (airtime, SMS or Data). OneShop Retail plans to offer a Hybrid mobile subscription plan where a subscriber can request for additional credit on a loan basis. The Hybrid mobile subscription plan allows OneShop Retail to keep subscribers with cash flow difficulties connected, earn from mobile subscription plan and also interest revenue for the loan.

We believe that the device bundling package which packages a mobile device plus a contractual long term mobile subscription plan will provide device revenue in addition to mobile subscription revenue to OneShop Retail.

MYISCO

Under the Collaboration Agreement between Super Apps and MYISCO where Super Apps will act as the financing partner and will make available a sum of approximately $2.14 million or RM10 million to MYISCO during the first year. Super Apps will provide credit lending to MYISCO members to make available a credit line for the members to make payment for monthly bills and purchases at ANGKASA’s e-commerce portal. For the advance of the financing, MYISCO has agreed to pay Super Apps a return of 5% per annum.

MYISCO has also agreed to appoint the Super Apps as its authorized bill payment collection and credit lending agency. Profits generated from the bill payment collection and credit lending business will be shared on a 50:50 basis between MYISCO and Super Apps.

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Revenue from MYISCO collaboration is expected to be derived from product sales margin and also credit lending activities targeting the Angkasa members.

B-Wallet

After the completion of the Business Combination, Super Apps intends to launch a B-Wallet business, which will include a mobile application that offer various product and services in their B-Wallet application, such product and services include e-commerce platforms, loan products and investment related products. The B-Wallet product and services will initially be offered to existing government servants from the database obtained from MyIsCo.

To attract users to use B-Wallet, Super Apps will be offering 3% interest per annum for money deposited into B-Wallet. With the permission from the user, the money deposited will be reinvested by Super Apps with a licensed fund management company in a money market fund which we hope will generate a return higher than 3% per annum. Super Apps will be able to make the difference between the pay-out and the returns. Working in partnership with fund management companies, Super Apps hopes to also derive revenue sharing income for cross selling investment-based products within B-Wallet. We anticipate that revenue from B-Wallet will be derived from multiple sources such as investment income from eMoney deposits, product sales margin, credit lending and cross selling investment products.

Super Apps has already executed the Collaboration Agreement with MyIsCo to access its database of government servants and the License Agreement which will provide the technology platform for necessary to operate this business. Super Apps is currently in discussions with a licensed fund management company to reinvest the funds deposited and to cross sell investment based products. Super Apps expects to launch its B-Wallet business shortly after the completion of the Business Combination and expect this business segment to generate revenue within the first two quarters after completion of the Business Combination.

With the execution such incentive, Super Apps projects that there will be a total deposit of RM One billion or $227.27 million by their B-Wallet users during Year 1. Roughly RM600 million or $136.36 million of such estimated amount will be disbursed to B-Wallet users as credit facilities extended by Super Apps. From the credit facility disbursed to B-Wallet user, it is expected that close to 80% will be spent on B-Wallet’s e-commerce platform within the mobile application. Investment products will be offered on the B-Wallet and these investments will be managed by a Malaysian fund management company. By leveraging on the fintech revolution, we plan to change the traditional asset management industry by offering automated algorithm-driven financial planning services for micro-investments, access to peer-to-peer financing and equity crowdfunding platforms, and an avenue to make bite-size investments through services such as digital wallets.

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Based on the substantial growth in mobile wallet users, as demonstrated in Figure 1, with Malaysia ranking 3rd among ASEAN peers, our objective is to become a leader of the digital wallet industry in Malaysia by amplifying the number of options available as a digital wallet provider in the market.

Figure 1: Mobile Wallet Adoption in APAC

Source: TABInsights

Building on the impressive track record of our market peers, as highlighted in Figure 2, we are optimistic that our e-Wallet products will continue to capture a significant share of the market, with the increasing adoption of e-wallet services by consumers. With our e-Wallet, we offer a seamless experience for transactions with our esteemed bank partners, providing a safe, secure and convenient mode of payment for mobility services. Moreover, our authorized payment gateways provide an added advantage to our customers, making it easy to connect with our extensive list of merchants and further amplifying the reach of B-Wallet in the market.

Figure 2: Leading digital wallets in Malaysia

Source: A survey on e-wallet usage by Oppotus, of 400 respondents, published by Statista Research Department

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Insurance

Super Apps and OneShop Retail will maintain Employee’s Compensation Insurance, vehicle insurance and third-party risks insurance for the business purposes. We will maintain certain insurance in accordance customary industry practices in Malaysia and we purchase Employee’s Compensation Insurance to cover their liability in the event that their staff suffers an injury or illness during the normal course of their work.

Competition

We operate in a highly competitive and fragmented industry that is sensitive to price and service. We compete with leading payment systems companies such as iPay88, PayPal, MOLPay and Alibaba (which offers Alipay) which may offer substantially the same or similar product offerings as us. We also compete with businesses that focus on particular merchant categories or markets. We also compete with traditional cash payments and other popular online shopping websites and apps, and other traditional media companies that provide discounts on products and services.

We believe the principal competitive factors in our market include the following:

●	breadth of subscriber base and merchants featured;

●	local presence and understanding of local business trends;

●	ability to deliver a high volume of relevant deals to consumers;

●	ability to produce high purchase rates for deals among subscribers;

●	ability to generate positive return on investment for merchants; and

●	strength and recognition of our brand.

Although we believe we compete favorably on the factors described above, we anticipate that larger, more established companies may directly compete with us as we continue to demonstrate the viability of a local one-stop payment solution provider. Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, larger product and services offerings, larger customer base and greater brand recognition. These factors may allow our competitors to benefit from their existing customer or subscriber base with lower acquisition costs or to respond more quickly than we can to new or emerging technologies and changes in customer requirements. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build a larger subscriber base or to monetize that subscriber base more effectively than us. Our competitors may develop products or services that are similar to our products and services or that achieve greater market acceptance than our products and services. In addition, although we do not believe that merchant payment terms are a principal competitive factor in our market, they may become such a factor and we may be unable to compete fairly on such terms.

There are limited barriers to entry for new companies wishing to enter our industries. In addition, many of our competitors are larger than us and may have greater financial, management or operating resources than us, or have more experience in the geographic markets in which we compete with them. If we are unable to compete effectively in each of our product and geographic markets, our business, financial condition and results of operations will be adversely affected.

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Intellectual Property

After the Business Combination, we will rely upon the License Agreement from MobilityOne for the Licensed Technology, including the proprietary MobilityOne payment ecosystem. We also expect to rely on trade secrets, copyrights, know-how, trademarks, license agreements and contractual provisions to establish our intellectual property rights and protect our “OneShop Retail” brand and services. These legal means, however, afford only limited protection and may not adequately protect our rights. Litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of resources and management attention. Any unauthorized disclosure or use of our intellectual property could make it more expensive to do business and harm our operating results.

The laws of Malaysia and our target countries may not protect our brand and services and intellectual property to the same extent as U.S. laws, if at all. We may be unable to fully protect our intellectual property rights in these countries. Further, companies in the internet, social media technology and other industries may own large numbers of patents, copyrights and trademarks and may frequently request license agreements, threaten litigation or file suit against us based on allegations of infringement or other violations of intellectual property rights.

We intend to seek the widest possible protection for significant product and process developments in our major markets through a combination of trade secrets, trademarks, copyrights and patents, if applicable. We anticipate that the form of protection will vary depending upon the level of protection afforded by the particular jurisdiction. In certain countries where intellectual property protection may be more limited and difficult to enforce. In such instances, we may seek protection of our intellectual property through measures taken to increase the confidentiality of our findings.

We intend to register trademarks as a means of protecting the brand names of our companies and products. We intend protect our trademarks against infringement and also seek to register design protection where appropriate.

We rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements. We expect that, where applicable, we will require our employees to execute confidentiality agreements upon the commencement of employment with us. We expect these agreements to provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. The agreements will also provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of our company. There can be no assurance, however, that all persons who we desire to sign such agreements will sign, or if they do, that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

GOVERNMENT AND INDUSTRY REGULATIONS

We will be subject to extensive regulation under Malaysian national and local laws and regulations. Regulators have broad discretion with respect to the interpretation, implementation, and enforcement of these laws and regulations, including through enforcement actions that could subject us to civil money penalties, customer remediations, increased compliance costs, and limits or prohibitions on our ability to offer certain products or services or to engage in certain activities. Any failure or perceived failure to comply with any of these laws or regulations could subject us to lawsuits or governmental actions and/or damage our reputation, which could materially and adversely affect our business.

We are subject to the regulatory and enforcement authority of the Central Bank of Malaysia or Bank Negara Malaysia (BNM) under the (Financial Services Act), which oversees compliance of financial system infrastructure, financial services and payment systems. In addition, certain regulated activities which will be carried out by OneShop Retail is subject to the supervisory authority of the BNM and other governmental authorities. The BNM has broad enforcement powers, and upon determining a violation of applicable law has occurred can order, among other things, rescission or reformation of contracts, the refund of moneys, restitution, disgorgement or compensation for unjust enrichment, the payment of damages or other monetary relief, public notifications regarding violations, limits on activities or functions, remediation of practices, external compliance monitoring and civil money penalties. The cost of responding to investigations can be substantial and an adverse resolution to an investigation, including a consent order or other settlement, may have a material adverse effect on our business, financial position, results of operations and future prospects.

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We may in the future also be subject to investigations and potential enforcement actions that may be brought by state regulatory authorities, state attorneys general or other state enforcement authorities and other governmental agencies. Any such actions could subject us to civil money penalties and fines, customer remediations, and increased compliance costs, damage our reputation and brand and limit or prohibit our ability to offer certain products and services or engage in certain business practices. Further, in some cases, regardless of fault, it may be less time-consuming or costly to settle these matters, which may require us to implement certain changes to our business practices, provide remediation to certain individuals or make a settlement payment to a given party or regulatory body.

Payment processing, debit card, lending and e-wallet business activities.

Post Business Combination, we intend to conduct e-Money, Merchant Acquiring, Money Services Business, Money Lending, Mobile Virtual Network Operator businesses from Malaysia. The primary laws and regulations to which we are subject relate to payment systems, anti-money laundering and anti-terrorism financing, exchange control, consumer protection, electronic commerce and personal data protection. In Malaysia, each of these businesses require approval from either Central Bank of Malaysia or Bank Negara Malaysia (BNM), Ministry of Local Government Development (KPKT) and Ministry of Communications and Digital (KKMM).

The operations and conduct of these businesses in Malaysia will be subject to numerous laws and regulations, including the following:

●	Financial Services Act 2013 & Islamic Financial Services Act 2013 – An Act to provide for the regulation and supervision of financial institutions, payment systems and other relevant entities and the oversight of the money market and foreign exchange market to promote financial stability and for related, consequential or incidental matters;

●	Unclaimed Moneys Act 1965 – An Act to regulate monies which are legally payable to the owner but have remained unpaid for a period of not less than one year;

●	Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities 2001 – An Act to provide for the offence of money laundering, the measures to be taken for the prevention of money laundering and terrorism financing offences and to provide for the forfeiture of property involved in or derived from money laundering and terrorism financing offences, as well as terrorist property, proceeds of an unlawful activity and instrumentalities of an offence, and for matters incidental thereto and connected therewith;

●	Communications and Multimedia Act 1998 – The Act seeks to provide a generic set of regulatory provisions based on generic definitions of market and service activities and services and the jurisdiction of this Act is restricted to networked services and activities only. This Act was passed to fulfill the need to regulate an increasingly convergent communications and multimedia industry.

●	Moneylenders Act 1951 – An Act for the regulation and control of the business of moneylending, the protection of borrowers of the monies lent in the course of such business, and matters connected therewith;

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●	Credit Reporting Agencies Act 2010 – An Act to provide for the registration and regulation of persons carrying on credit reporting businesses and for matters connected therewith and incidental thereto;

●	Personal Data Protection Act 2010 – An Act to regulate the processing of personal data in commercial transactions and to provide for matters connected therewith and incidental thereto; and

●	Any law (whether domestic or international), statute, code, rule, guidelines, notices, ordinance, regulation, directive, order, judgment, writ, injunction or decree, and includes any changes in the application or interpretation thereof.

Certain services and products to be made available through OneShop Retail are subject to regulation and supervision by regulators and as such, OneShop Retail is required to undertake certain compliance obligations. If we were to become directly subject to banking regulations or if the third-party risk management requirements applicable to us were to change, our business model may need to be substantially altered and we may not be able to continue to operate our business as currently envisaged. Failure by OneShop Retail, or any of our business partners, to comply with applicable laws and regulations could have a material adverse effect on our business, financial position and results of operations.

Super Apps and OneShop Retail will be relying upon MobilityOne to provide certain payment processing, debit card and e-wallet services

Malaysia has regulating and requiring licensing, registration, notice filing, or other approval by parties that engage in certain activities regarding consumer finance transactions and payment systems. Super Apps and OneShop Retail will be relying upon MobilityOne to provide certain payment processing, debit card and e-wallet services. MobilityOne has also received inquiries from regulatory agencies regarding requirements to obtain licenses from or register with those states, including in states where we have determined that we are not required to obtain such a license or be registered with the state, and we expect to continue to receive such inquiries. The Regulatory requirements may evolve over time, therefore affecting our business activities, products and services.

If Super Apps and OneShop Retail were found to be in violation of applicable laws and regulations by a Malaysian court, or local enforcement agency, or agree to resolve such concerns by voluntary agreement, we could be subject to or agree to pay fines, damages, injunctive relief (including required modification or discontinuation of our business in certain areas), criminal penalties, and other penalties or consequences, and the non-recourse advances facilitated through our platform could be rendered void in whole or in part, any of which could have an adverse effect on our business, results of operations, and financial condition.

Cyber Security Law

Malaysia does not have a standalone Cyber Security Law, but a number of separate laws in this area to counter cybercrimes. These include: -

1.	Computer Crimes Act 1997 (similar to UK’s Computer Misuse Act 1990)
2.	Communications and Multimedia Act 1998
3.	Penal Code
4.	Copyright Act 1987
5.	Personal Data Protection Act 2010
6.	Digital Signature Act 1997
7.	Strategic Trade Act 2010
8.	Sedition Act 1948
9.	Case laws
10.	Other specific guidelines/policies

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General Laws

We are subject to the general laws in Malaysia governing businesses including labor, occupational safety and health, general corporations, intellectual property and other similar laws.

Current Malaysian Exchange Control regulations permit Malaysian subsidiaries to pay dividends without restrictions to US parent companies or other subsidiaries. Under the Malaysian Income Tax Act, 1967 (the Act), no withholding or income tax is payable in Malaysia in respect of dividends paid by the Malaysian subsidiaries to its shareholders whether resident or non-resident of Malaysia in respect of dividends declared.

The Malaysian government imposes limited controls on the conversion of Malaysian Ringgit into foreign currencies and the remittance of currencies out of Malaysia but such restrictions do not apply to remittances of dividends.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. Dividends we pay to our overseas shareholders are not subject to withholding tax under the Malaysian Income Tax Act, 1967.

With regard to the Malaysian transfer pricing implication, it is noted that MobilityOne and OneShop Retail will enter into a Software Licence Agreement whereby MobilityOne agreed to licence OneShop Retail on a royalty-free basis for MobilityOne’s proprietary electronic payment platform. As MobilityOne and OneShop Retail are related parties (or associated persons), any transactions between associated persons must be at an arm’s length price to meet the requirements of Section 140A of the Act and the Income Tax (Transfer Pricing) Rules 2012 and 2023. The arm’s length price refers to a price that would have been charged in a similar transaction between independent persons. The royalty-free licensing arrangement can be challenged by the Inland Revenue Board (IRB) if discovered during a tax audit and the IRB is empowered to make adjustment to the adjusted income or chargeable income of MobilityOne to reflect the arm’s length price for the transaction with OneShop Retail. A surcharge (or penalty) of up to 5% of the increase in the amount of income consequent to the adjustment will be imposed by the IRB.

Background about MobilityOne – the Joint Venture Partner, Licensor and 40% Co-Owner of OneShop Retail

MobilityOne is a leading solution provider for electronic transactions and payments in Malaysia, having almost two decades of experience in the payments industry. Incorporated in Malaysia since 2002, MobilityOne was initially established as a payment aggregator and a merchant acquirer, focusing on providing businesses with payment terminals enhanced with additional features that allows them to fully benefit from the full capabilities of a mobile payment terminal. With this, MobilityOne enables businesses to not only process retail payments on these card terminals, but to allow these businesses to provide a wider range of services to their customers which include bill payments, prepaid reloads, government related payments and cashback services.

Progressively, as MobilityOne matured in the Malaysian market, the company diversified its range of service offerings to include telecommunications and e-commerce solutions. MobilityOne was also authorised by Bank Negara Malaysia (BNM), the central bank of Malaysia, to provide remittances and e-wallet services which allowed MobilityOne to offer its customers with a comprehensive payment solution for both domestic and international settlements. The product offering enables customers to be provided with the option to remit money either from physical branches or via available digital platforms such as web portals or mobile applications. The company strives to optimize technology to simplify and streamline payments for its users. With the required technology, MobilityOne can provide a cheaper and more convenient alternative means of e-money payment for users to pay for anything, anywhere. The company has also established relationships with various business partners that have benefit from MobilityOne’s end-to-end e-commerce solution. MobilityOne’s partners include various service providers across several industries in Malaysia through multiple distribution devices such as EDC terminals, SMS, ATMs, and Internet banking.

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The current business lines of MobilityOne includes the following components:

1.	E-money platform
2.	VAS (Prepaid reload, Bill payment platform)
3.	Money Lending platform
4.	Payment gateway
5.	Remittance program
6.	Merchant acquiring platform
7.	Debit acquiring host
8.	Mobile Virtual Network Operator (MVNO) platform

E-Money Platform

In Malaysia, eMoney operators are regulated by Bank Negara Malaysia. MobilityOne was approved to operate an eMoney scheme in 2017 and received permission in 2022 to increase its eMoney wallet limit to RM10,000 and issue prepaid Mastercards. eMoney, or electronic money, is a digital currency stored and exchanged electronically, eliminating the need for physical cash. MobilityOne targets various market segments, including students, foreign workers, organizations, and state governments. MobilityOne has three eMoney business models: proprietary eMoney for specific ecosystems like schools, MasterCard eMoney (branded MiPay) for prepaid open-loop payment ecosystem, and white-label eMoney offered to organizations and state governments for customized schemes.

Value Added Services (VAS) Platform

MobilityOne ‘s Value-Added Services (VAS) platform, integral since the company’s inception, acts as an electronic payment aggregation platform. It serves as a bridge between service providers (e.g., mobile operators, utilities companies) and channel partners (e.g., retailers, banks), offering a seamless payment ecosystem. MobilityOne, as the aggregator, facilitates integration, enabling optimized resources, core business focus, wider market reach, and faster time to market for both service providers and channel partners. Examples of VAS services include electronic voucher sales and utilities bill payment. MobilityOne shares revenues with channel partners based on the commissions from service providers for each transaction within the system.

Money Lending Platform

MobilityOne’s Money Lending Platform, operated by its subsidiary OneTranzact Sdn. Bhd., is authorized by the Ministry of Housing and Local Government of Malaysia for conventional money lending products. In addition, approval from a Shariah Advisory firm under Bank Negara Malaysia, OneTranzact is able to offer a diverse range of financing products. These include personal financing, product financing for motorcycle dealers, motorcycle financing for individuals, and business financing. The company adheres to a maximum interest rate of 18% per annum in Malaysia, with the flexibility to charge reasonable processing fees and penalties for late payments.

Online Payment Gateway Platform

MobilityOne offers an Online Payment Gateway Platform known as M1Pay (https://M1Pay.com.my). This service facilitates secure online transactions between customers (cardholders), merchants, payment gateways, acquiring banks, issuing banks, and cardholder’s banks. The platform plays a vital role in ensuring secure communication and encryption to prevent fraud during transactions.

To provide Online Payment Gateway services in Malaysia, approval from Bank Negara Malaysia is required due to the handling of sensitive payment information. M1Pay accepts various payment methods, including international payments (Visa/Mastercard/UnionPay), local online payments (FPX), and local and international eWallets (TnGo Digital, GrabPay, Boost, Alipay).

MobilityOne’s Online Payment Gateway Platform offers three product offerings: Basic Payment Gateway for standard integration, Customized Payment Gateway for tailored solutions requiring additional integration, and White-label Payment Gateway for customers owning their gateway but seeking additional payment methods not available through their system.

Merchant Acquiring Platform

MobilityOne operates a Merchant Acquiring Platform for electronic payment acceptance at physical retailers, requiring approval from Bank Negara Malaysia. Similar to the Online Payment Gateway, this platform involves stakeholders such as customers, merchants, merchant acquirers, acquiring banks, issuing banks, and cardholder’s banks.

As a merchant acquirer, MobilityOne provides secure payment devices to transmit payment information between stakeholders and ensures transaction authentication and encryption to prevent fraud. Accepted payment methods include international payments (Visa/Mastercard/UnionPay), local debit scheme (MyDebit), and local/international eWallets.

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MobilityOne’s Merchant Acquisition Platform offers three products/services:

1.	Basic Merchant Acquisition: Electronic payment devices for various-sized merchants without integration requirements.
2.	Customized Merchant Acquisition: Tailored solutions for customers needing integrated information flow to enhance efficiency and reduce errors.
3.	White-Label Merchant Acquisition: Integration with MobilityOne ‘s platform for customers with their own acquiring services seeking additional payment methods.

Local Debit Acquiring Platform

MobilityOne is one of the five non-bank companies connected to the Malaysian National Payment Switch (PayNet), granted permission to process Local Debit electronic payment transactions at physical retail outlets, branded as MyDebit. MyDebit is a local electronic payment scheme operated by PayNet, owned by Bank Negara Malaysia and 11 other Malaysian banks.

As a Non-Bank Third-Party Processor for MyDebit, MobilityOne adheres to high security, compliance, and governance requirements mandated by PayNet. The advantages include greater control over the merchant onboarding process, better transaction fee margins, and recognition as a direct participant in the national payment infrastructure. Local Debit Acquiring is a subset of MobilityOne’s Merchant Acquisition Platform and serves as one of the available payment methods.

Remittance Platform

MobilityOne’s subsidiary, OneTransfer Remittance Sdn. Bhd., operates a licensed Money Services Business under Bank Negara Malaysia, focusing on remittance transactions in Malaysia, a net sender country. With approximately 2.2 million foreign workers in Malaysia, OneTransfer Remittance is a key player in this sector.

The remittance process involves customer initiation, verification, payment acceptance (cash, debit, or electronic transfer), processing and settlement with recipient entities, notification to the customer, and compliance reporting for regulatory requirements, including anti-money laundering and counter-terrorist financing laws.

OneTransfer Remittance has direct partnerships with cash-out providers in various countries and collaborates with MoneyGram International for both incoming and outgoing money transfers. The choice between direct connectivity and MoneyGram depends on foreign exchange margins and transaction fees. The company offers various channels for money transfer, including permanent outlets, kiosks, and digital platforms (mobile applications and online).

Recently, Bank Negara Malaysia approved the “PayLater” feature, allowing foreign workers without online payment capabilities to initiate transactions via the OneTransfer Mobile Application and complete payments at nearby retailers. This feature aims to expand customer reach through a retailer network, enabling retailers to earn processing fees and attract more customers to their outlets.

Mobile Virtual Network Operator (MVNO) Platform

MobilityOne, in collaboration with TFP Berhad, is set to offer a Mobile Virtual Network Operator (MVNO) platform, complementing its e-payment infrastructure. TFP Berhad, a Network Service Provider (NSP) holder, operates as an MVNO with the “OneCall” mobile fintech business.

An MVNO is a mobile service provider that leases network capacity from an existing mobile network operator (MNO), offering services like voice, messaging, and data without the need for network infrastructure. OneCall, leveraging MobilityOne EMoney Lending features, plans to introduce an innovative Hybrid Mobile Plan targeting the B40, M40, and foreign worker segments. This plan combines elements of prepaid and postpaid, allowing those with credit rating concerns to access postpaid-like features with a small additional financing charge.

With the expected adoption of 5G networks in Malaysia, OneCall aims to capitalize on the increased demand for new 5G mobile devices and plans. The collaboration positions itself to benefit from the growing 5G infrastructure, offering both higher-value 5G mobile plans and devices as the technology becomes more widely adopted among the general mobile population.

After the consummation of the Business Combination, OneShop Retail, as a subsidiary of Super Apps, intends to develop and introduce the new products and services described in the right column of the diagram on page 155. The diagram depicts the planned new business for OneShop Retail, some of which are a combination of various products used and retained by MobilityOne.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF SUPER APPS

Overview

Super Apps Holdings Sdn Bhd (“Super Apps”), a Malaysian private limited company, was incorporated on April 20, 2022, and is a wholly-owned subsidiary of Holdings. Prior to Super Apps becoming a wholly-owned subsidiary of Holdings, it was wholly owned by Bradbury Private Investment XVIII Inc. and Wan Heng Chee. On June 24, 2023, both shareholders transferred their shares to Holdings in exchange for shares of Holdings, resulting in Super Apps becoming a wholly-owned subsidiary of Holdings.

Pursuant to the Share Sale Agreement dated October 19, 2022 MobilityOne will sell 60% of the equity shares in OneShop Retail to Super Apps for RM80 million in cash and listed shares in TETE. The breakdown is RM60 million ($13.6 million) in cash and RM20 million ($4.54 million) in TETE listed shares. Super Apps expects the TETE Shares to be obtained from the allocation of the Merger Consideration due to the shareholders of Super Apps pursuant to the Amended and Restated Agreement and Plan of Merger, dated August 2, 2023, by and among Technology & Telecommunication Acquisition Corporation, TETE TECHNOLOGIES INC, TETE INTERNATIONAL INC, Bradbury Capital Holdings Inc., Super Apps Holdings Sdn Bhd, Technology & Telecommunication LLC and Loo See Yuen, a copy of which is attached to the proxy statement/prospectus as Annex A-1. OneShop Retail is a Malaysian private limited company incorporated on October 17, 2019. Currently OneShop Retail is engaged in wholesaling of all type of goods, materials and commodities and is 100%-owned by MobilityOne, a Malaysian private limited company. After the closing of the Share Sale Agreement, OneShop Retail will be owned 60% by Super Apps and 40% by MobilityOne.

Pursuant to the Joint-Venture Agreement dated October 19, 2022, by and among Super Apps, MobilityOne and OneShop Retail, upon the consummation of the Business Combination, OneShop Retail will engage in the Carve-Out Business in Malaysia, and other businesses as per licensing agreement which includes eMoney, money lending, payment remittance, payment gateway and mobile network operator services such as voice and data messaging services. Under the Joint Venture Agreement MobilityOne will transfer certain customers to OneShop Retail. Through the Joint Venture Agreement and License Agreement with MobilityOne, OneShop Retail will be able to access to MobilityOne’s digital infrastructure, strategic alliances with prominent merchants, e-commerce platforms, and service providers and licenses required to operate the Carve-Out Business

OneShop Retail’s current principal executive office is located at 6-2A-2 Wisma LMS, No. 6, Jalan Abdul Rahman Idris, Kg Baru, 50300 Kuala Lumpur. Its telephone number is +603-9213-0669. After the Business Combination, all operations under TETE, Super Apps and OneShop Retail will be located at the corporate office at 16-04, Level 16, Imazium, No 8, Jalan SS2/37 Damansara Uptown, 47400 Petaling Jaya, Selangor, Malaysia.

On August 2, 2023, TETE entered into an amended and restated agreement and plan of merger, which provides for a Business Combination between TETE and Bradbury Capital Holdings Inc., a Cayman Islands exempted company (“Holdings”). Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) TETE will merge with and into TETE TECHNOLOGIES INC, a Cayman Islands exempted company and wholly owned subsidiary of TETE (“PubCo”), with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) after the Reincorporation Merger, TETE INTERNATIONAL INC (“Merger Sub”), a Cayman Islands exempted company and wholly owned subsidiary of PubCo, will be merged with and into Holdings, with Holdings being the surviving entity and resulting in Holdings being a wholly owned subsidiary of PubCo (the “Acquisition Merger”). Holdings owns 100% of Super Apps. Super Apps will own 60% of OneShop Retail Sdn Bhd immediately prior to the consummation of the Business Combination. Upon the consummation of the Business Combination, PubCo’s name will be changed to “Bradbury Capital Inc.”. The Merger Agreement is by and among TETE, PubCo, Merger Sub, Holdings, Super Apps Holdings Sdn. Bhd., a Malaysian private limited company and wholly owned subsidiary of Holdings, Technology & Telecommunication LLC, as the representative of the shareholders of TETE, and Loo See Yuen, an individual as the representative of the shareholders of Holdings.

Required Licenses

Multiple licenses from Malaysian governmental authorities will be required to operate Super App’s businesses, including mobile payments, money lending, fund transfers, and digital wallets. These licenses are directly held by MobilityOne and companies forming part of its group. The below summarizes the primary licenses held by MobilityOne and companies forming part of its group upon which Super Apps will rely to operate the Carve-Out Businesses.

●	EMoney License from Malaysia Central Bank: MobilityOne has been authorized and regulated by Malaysia Central Bank since 2017 to operate an eMoney scheme, enabling it to provide secure and convenient electronic payment solutions to its customers. Additionally, Malaysia Central Bank has increased MobilityOne’s eMoney wallet limit to RM10,000 (approximately $2,300).
●	Money Lending License: Through MobilityOne’s subsidiary, OneTranzact Sdn. Bhd., MobilityOne is authorized by the Ministry of Housing and Local Government of Malaysia to conduct it money lending business.

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●	Merchant Acquiring License: Through its merchant acquiring license, MobilityOne is authorized to act as a payment service provider and facilitate electronic transactions between merchants and customers. With this license, MobilityOne offers a wide range of payment options to merchants, including credit cards, debit cards, and mobile wallets, enhancing convenience and flexibility for customers. The license also ensures the integration of robust payment infrastructure, risk management measures, and secure data handling, allowing for seamless and secure transactions. Furthermore, it enables MobilityOne to provide value-added services and streamline settlement processes.
●	Remittance License: OneTransfer Remittance Sdn Bhd (a subsidiary of MobilityOne) has acquired a remittance license which enables it to offer secure and efficient cross-border remittance solutions. With this additional capability, OneTransfer Remittance Sdn Bhd can facilitate seamless international money transfers.

Key Partnerships/Contracts

Super Apps (inclusive of OneShop Retail) expects to rely on the below partnerships and contracts to operate and expand its businesses.

MobilityOne Software License Agreement with OneShop Retail

Immediately prior to the Closing of the Business Combination, MobilityOne, as Licensor, and OneShop Retail, as Licensees, will enter into a Non-Exclusive Software License Agreement (the “License Agreement”) which shall become effective upon the Closing. Pursuant to the License Agreement, MobilityOne will grant to OneShop Retail a non-exclusive, royalty-free license to use certain proprietary technology related to or covering the software and technology for MobilityOne’s proprietary payment ecosystem, including software for the e-wallet, mobility payments, payment gateway and remittance business (the “Licensed Technology”). The License Agreement will expire ten (10) years following the Closing of the Business Combination. The License Agreement is attached as Exhibit 10.14 hereto.

MobilityOne Joint Venture

Under the Joint Venture Agreement, MobilityOne will provide technical and business support to OneShop Retail while utilizing MobilityOne’s proprietary payment ecosystem. The Carve-Out Business includes certain transferred customers, authorizations and other related rights exclusively associated with the Carve-Out Business.

In addition to the Carve-Out Business, Super Apps anticipates to access to MobilityOne’s partnerships and affiliations as more fully described below.

(i)	MyDebit PayNet Membership

MobilityOne is a member of the MyDebit PayNet network which allows it to offer secure, convenient, and widespread payment options to consumers nationwide. Super Apps expects to leverage on MobilityOne’s membership to offer its payment solutions to a broad consumer base nationwide. A copy of MobilityOne’s agreement with MyDebit PayNet is attached as Exhibit 10.15 hereto.

(ii)	Mastercard

MobilityOne is authorized to issue prepaid Mastercards. Super Apps expects to leverage on this collaboration to provide Super Apps’ customers with the flexibility and accessibility to make seamless online and offline payments, bolstering our position as a trusted financial partner. In addition, it also empowers us to provide a comprehensive digital wallet solution that enables seamless transactions, secure fund transfers, and financial management capabilities. A copy of MobilityOne’s agreement with Mastercard is attached as Exhibit 10.16 hereto.

(iii)	MoneyGram

Through its partnership with MoneyGram in the field of remittance services, MobilityOne’s customers gain access to a vast network of MoneyGram agents and digital platforms worldwide, enabling them to send and receive money quickly, securely, and conveniently across borders. Super Apps Retail expects to access this partnership to offer national and cross-border remittance services to its customers. A copy of the agreement between an affiliate of MobilityOne and MoneyGram is attached as Exhibit 10.17 hereto.

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Contract with TFP: OneCall Services

In collaboration with TFP Solutions Berhad (“TFP”) (a company listed on the Stock Exchange of Malaysia); Super Apps will also offer a mobile plan which will complement an e-payment ecosystem. TFP via its subsidiary is a holder of Network Service Provider (NSP) license issued by Malaysian Communications and Multimedia Commission which allows it to operate as a mobile virtual network operator (“MVNO”) under the brand of “OneCall”. Super Apps will be able to provide mobile telecommunications services under OneCall without owning the underlying network infrastructure. By partnering with established network operators, Super Apps can leverage on their infrastructure to deliver high-quality voice, data, and messaging services to its customers. By leveraging the capabilities of the MVNO services, Super Apps can provide seamless connectivity and communication channels to its customers, enabling them to access and manage their eMoney accounts effortlessly. A copy of MobilityOne’s agreement with TFP is attached as Exhibit 10.18 hereto.

MYISCO Collaboration Agreement

Super Apps is a party to a Collaboration Agreement dated October 19, 2022 with MYISCO pursuant to (which Super Apps agreed to provide a minimum loan of RM10.0 million (approximately $2.3 million) the “MYISCO Loan”) to finance the cost of Shariah compliant financial products to be offered by MYISCO to its customers and former customers through OneShop Retail’s payment platform in accordance with the terms of the Collaboration Agreement. MYISCO has agreed to pay Super Apps 5% per annum interest on the MYISCO Loan. Profits arising from the collaboration will be evenly shared 50-50 between Super Apps and MYISCO. Unless earlier terminated pursuant to the terms of the Collaboration Agreement, the Collaboration Agreement will terminate upon the depletion of the MYISCO Loan provided by Super Apps.

The National Cooperative of Malaysia (“ANGKASA”), is the union representing cooperatives in Malaysia. Since its establishment in 1971, ANGKASA has played the role as the apex of cooperatives for the co-operative movement in the country. The organization has over 10,000 registered cooperatives, more than 8 million members, with an annual revenue of $5.5 billion covering a wide range of sectors including community development, innovation and technology, financial services development, retail and wholesale, tourism and healthcare, property development, plantation and agriculture and Agro-based industry.

MYISCO Sdn Bhd (“MYISCO”) is a wholly-owned subsidiary of MyAngkasa Digital Services Sdn Bhd, a private limited company that is led by ANGKASA, MyAngkasa Holdings Sdn Bhd, Boustead Digital Services Sdn Bhd, MySwitch Sdn Bhd and MRuncit Ventures Sdn Bhd. It is a fintech and marketplace company which aims to provide a digital wallet service to the population in the ASEAN region.

Planned Business; Capital Requirements

Super Apps expects to focus primarily on operating and expanding the Carve-Out Business in accordance with the business described in the section entitled “New Products and Business Service Overview”. The principal activity of the planned business involves eMoney services, money lending, payment remittance, payment gateway services, other value-added service businesses, and mobile network operator services like voice and data messaging services. Super Apps expects to benefit from its Joint Venture Agreement with MobilityOne, through which it gains access to MobilityOne’s digital infrastructure, strategic alliances with prominent merchants, e-commerce platforms, service providers, and the necessary licenses for the Carve-Out Business. Please refer to the section “Information of Super Apps” under “Description of the Carve-Out Business” for additional information.

Super Apps plans to introduce new products and services to enhance its offerings. These include merchant sales, OneCall mobile phone plans and device bundles, MYISCO personal financing services, and B-Wallet mobile application with various services like e-commerce, loans, and investments. Super Apps expects its merchant sales, OneCall, MYISCO and B-Wallet services to be key revenue drivers. Super Apps expects to principally market and sell its products and services in Malaysia.

The post-combination business plan for Super Apps is more fully described in the section entitled “New Products and Business Service Overview”.

We expect that we will need approximately $20.0 million in the next twelve months to achieve the Revenue Target. We expect we will need approximately $40 million in the next twelve months following the initial twelve month period to continue to implement our business plan. During this twenty-four month period, we expect to concurrently seek financing up to the amount of $245 million to use to finance our lending products and services.

Our sources of capital to finance our planned business activities may include the sale of equity securities, which include ordinary shares sold in private transactions, capital leases and short-term and long-term debts., There can be no assurance that we will be able to raise such additional capital resources on satisfactory terms. We believe that our current cash and other sources of liquidity discussed below are adequate to support operations for at least the next 12 months.

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Merchant Sales

Merchant sales refer to revenue generated from the carve-out business from MobilityOne. These sales are generated from customers to be transferred from MobilityOne to Super Apps as specified in the JVA. Super Apps has adopted MobilityOne’s historical revenue as a basis in arriving at the basis and assumptions of the projected sales.

OneCall

The OneCall products and revenue will consist of mobile phone plans and device bundle packages. We anticipate that the collaboration with MYISCO will initiate a significant number of new OneCall subscribers as their services will be promoted in the MYISCO applications to more than eight million members of MYISCO’s ultimate parent company, Angkatan Kerjasama Kebangsaan Malaysia Berhad (“ANGKASA”).

In addition, Super Apps will enter into a collaboration agreement with O2U Solutions Sdn Bhd (“O2U Solutions”) who holds a Class C license for manpower recruitment issued by the Ministry of Human Resource. Super Apps will be able to acquire incoming foreign workers as their subscribers via the collaboration with O2U Solutions.

Mobile subscription plans, the subscriber will need to top-up the mobile plan whenever the existing plan validity expires or if the existing subscription usage has been exceeded. Super Apps will benefit from OneCall’s steady revenue stream from the daily, weekly or monthly mobile subscription plans. In addition, Super Apps will be able to get extra revenue from high usage subscribers when they are required to top-up booster mobile packages to continue mobile usage if they have overused their subscription allocation (airtime, SMS or Data). Super Apps plans to offer a Hybrid mobile subscription plan where a subscriber can request for additional credit on a loan basis. The Hybrid mobile subscription plan allows Super Apps to keep subscribers with cash flow difficulties connected, earn from mobile subscription plan and also interest revenue for the loan.

We believe that the device bundling package which packages a mobile device plus a contractual long term mobile subscription plan will provide device revenue in addition to mobile subscription revenue to Super Apps.

MYISCO

Under the Collaboration Agreement between Super Apps and MYISCO where Super Apps will act as the financing partner and will make available a sum of approximately $2.14 million or RM10 million to MYISCO during the first year. Super Apps will provide credit lending to MYISCO members to make available a credit line for the members to make payment for monthly bills and purchases at ANGKASA’s e-commerce portal. For the advance of the financing, MYISCO has agreed to pay Super Apps a return of 5% per annum.

MYISCO has also agreed to appoint the Super Apps as its authorized bill payment collection and credit lending agency. Profits generated from the bill payment collection and credit lending business will be shared on a 50:50 basis between MYISCO and Super Apps.

Revenue from MYISCO collaboration is expected to be derived from product sales margin and also credit lending activities targeting the Angkasa members.

B-Wallet

Super Apps intends to pursue a B-Wallet business, which includes a mobile application that offer various product and services in their B-Wallet application, such product and services include e-commerce platforms, loan products and investment related products. An annual interest rate of 3.00% will be offered to new B-Wallet users to attract and build B-Wallet’s user base.

With the execution such incentive, Super Apps projects that there will be a total deposit of RM One billion or $227.27 million by their B-Wallet users during Year 1. Roughly RM600 million or $136.36 million of such estimated amount will be disbursed to B-Wallet users as credit facilities extended by Super Apps. From the credit facility disbursed to B-Wallet user, it is expected that close to 80% will be spent on B-Wallet’s e-commerce platform within the mobile application. Investment products will be offered on the B-Wallet and these investments will be managed by a Malaysian fund management company. By leveraging on the fintech revolution, we plan to change the traditional asset management industry by offering automated algorithm-driven financial planning services for micro-investments, access to peer-to-peer financing and equity crowdfunding platforms, and an avenue to make bite-size investments through services such as digital wallets.

Revenue from B-Wallet is expected from multiple sources. It would to be derived from investment income from eMoney deposits, product sales margin, credit lending and cross selling investment products.

To attract users to use B-Wallet, Super Apps will be offering 3% PA for money deposited into B-Wallet. With the permission from the user, the money deposited will be reinvested by Super Apps with a licensed fund management company in a money market fund which will generate a return higher than 3% PA. Super Apps will be able to make the difference between the pay-out and the returns. Working in partnership with fund management companies, Super Apps can also derive revenue sharing income for cross selling investment-based products within B-Wallet.

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The following results of operations represents the historical results of the OneShop Retail’s combined financial statements and this section should be read in conjunction with each of OneShop Retail’s combined financial statements and related notes. To date, Super Apps does not have any other results of operations. The historical combined results included below and elsewhere in this proxy statement/prospectus/prospectus are not indicative of the future performance of OneShop Retail following the Business Combination.

Combined Statements of Profit and Loss and Comprehensive Income of the OneShop Retail Combined CarvedOut Business

	For the six months ended June
	2024	2023
	$	$
Revenue	45,861,502	47,523,918
Cost of Sales	(43,804,705)	(45,149,066)
Gross Profit	2,056,797	2,374,852
Administrative expenses	(2,453,984)	(2,236,336)
Other operating expenses	(42,140)	(43,247)
Financing Cost	(64,140)	(44,254)
(Loss)/ Profit before tax	(503,467)	51,015
Taxation	-	(12,244)
Net (loss) profit for the six months, representing total comprehensive income for the six months	(503,467)	38,771

Components of Statements of Profit and Loss and Comprehensive Income of the OneShop Retail Combined Carved Out Business

Revenue and cost of sales

The revenue was based on specific identification customers consist of a mix of retail merchants and corporate customers in the electronic voucher business for the Carve-Out Business and OneShop Retail’s wholesale business. MobilityOne will provide sales support, marketing, shared assets, finance, and other corporate and administrative services to the Carve-Out Business.

Administrative Expenses, other operating expenses and financing cost

Expenses were allocated based on an applicable percentage of revenue and on a reasonable reflection of the utilization of services provided to or the benefits received by the Carve-Out Business. These expenses included administrative expenses, other operating expenses and financing cost in the combined statements of profit and loss and comprehensive income of OneShop Retail.

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Taxation

Income taxes represented a stand-alone provision made based on the combined financial statements of OneShop Retail.

Results of operation of the OneShop Retail Combined Carve-out Business

The Carve-Out Business was facing intense competition for six months ended June 30 2024 and 2023 without new significant business developments, resulting in flat revenue and gross profit. The gross profit dropped slightly from 5.0% to 4.5% for the six months ended June 30 2024 compared to the period ended June 30, 2023. Additional marketing cost was incurred to fend off competition to maintain market share resulting in higher administrative cost and ultimately a net loss of $0.503 million before tax.

Comparison of the six months ended June 2024 and 2023

Revenue

The revenues for the six months ended June 30 2024 and 2023 saw a slight decrease to $ 45,861,502 from $47,523,918 respectively. Revenue dropped by 3.5% for the six months ended June 30, 2024 compared to six months ended June 30, 2023 primarily due to the electronic voucher business. Since 2023, there was no revenue recorded for the OneShop wholesale business.

The electronic voucher business revenue was relatively flat and recorded a slight decrease due to increase competition and increased popularity of alternative avenues to purchase the electronic voucher business via e-wallet mobile applications such as Touch N Go.

In the future, we expect revenue to increase in-line with the improved economy in Malaysia which will fuel usage growth among the existing customers and also increase the demand for more foreign workers which we believe will translate to more potential new customers. We expect that new business lines post business combination will also contribute significantly to the revenue.

Cost of revenue

Cost of revenue comprised costs of purchase of electronic vouchers which includes mobile airtime, game credits, PayTV vouchers, other form of e-vouchers and other costs incurred in bringing the Carve-Out operations inventory ready for sale.

Cost of revenue for the six months ended June 30 2024 and 2023 were $43.80 million and $45.15 million, respectively. The cost of revenue reduced by 3% was due primarily to the decrease in revenue associated with the cost of purchase of the mobile airtime.

Administrative expenses

Administrative expenses consisted primarily of distribution cost, salaries and staff related cost, technology-related fees, including software subscription and license fees, travelling and utilities expenses.

Administrative expenses were $2.45 million and $2.24 million for the six months ended June 30 2024 and 2023, respectively. In response to the increase in business competition and preparing to be a public company, administrative expenses increased by 9.7% relatively increase as revenue grows.

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Other operating expenses

Other operating expenses consist of depreciation and amortization of fixed assets used for IT equipment, software and administration purpose, such as office building and office equipment.

Other operating expenses were $42,140 and $43,247 for the six months ended June 30 2024 and 2023, respectively. As there was no additional capital investment during the period, hence the other operating expenses reduced by 2.6% which some of the assets have been fully depreciated.

Financing cost

Financing costs consisted primarily of the interest charges for bank borrowings via MobilityOne. Financing for the six months ended June 30 2024 and 2023 were $64,140 and $44,254, respectively. The increase in financing costs resulted primarily from increase of bank borrowings. As business activities grows, borrowings were higher for financing of purchases, resulting in increased interest charges and the financing of overnight policy interest has been increased during year 2023.

Profit before tax

Loss before tax for the six months ended June 30 2024 was $503,467 and profit before tax for the six months ended June 30, 2023 was $51,015, respectively. The reduction in profit before tax was due mainly to the increase in cost of purchase of airtime, associated with higher distribution cost and increase of administration expenses where more marketing expenses were incurred attributed to increase competition resulting in an increase in financing cost due to the higher borrowings and higher interest rate.

Taxation

Taxation for the six months ended June 30 2024 and 2023 were $0 and $12,244, respectively. The reduction in taxation due to reduction of profit before tax.

Net profit

Net loss for the six months ended June 30 2024 was $503,467 and a net profit for the six months ended June 30, 2023 was $38,771. The decline in net profit was in line with the reduction in profit before tax. As explained in the above, this was due to purchase cost increased, as well as administration expenses and financing cost were increased.

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Combined Statements of Profit and Loss and Comprehensive Income of the OneShop Retail Combined CarvedOut Business

	For the year ended December 31,
	2023	2022
	$	$
	Audited	Audited
Revenue	101,929,305	85,905,026
Cost of sales	(96,969,583)	(81,280,134)
Gross profit	4,959,722	4,624,892

Administrative expenses	(5,089,149)	(4,145,239)
Other operating expenses	(89,597)	(108,748)
Financing cost	(96,770)	(47,650)
Profit before tax	(315,794)	323,255

Taxation	-	(77,581)

Net profit for the fiscal year, representing total comprehensive income for the financial year	(315,794)	245,674

Components of Statements of Profit and Loss and Comprehensive Income of the OneShop Retail Combined Carved Out Business

Revenue and cost of sales

The revenue was based on specific identification customers consist of a mix of retail merchants and corporate customers in the electronic voucher business for the Carve-Out Business and OneShop Retail’s wholesale business. MobilityOne will provide sales support, marketing, shared assets, finance, and other corporate and administrative services to the Carve-Out Business.

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Administrative, other operating expenses and financing cost

Expenses were allocated based on an applicable percentage of revenue and on a reasonable reflection of the utilization of services provided to or the benefits received by the Carve-Out Business. These expenses included administrative expenses, other operating expenses and financing cost in the combined statements of profit and loss and comprehensive income of OneShop Retail.

Taxation

Income taxes represented a stand-alone provision made based on the combined financial statements of OneShop Retail.

Results of operation of the OneShop Retail Combined Carve-out Business

Throughout the course of the COVID-19 pandemic, the Carve-Out Business experienced a significant impact from unprecedented and infrequent developments, resulting in notable fluctuations in revenue, gross profit, and ultimately, net profit. Notably, the cost of goods remained relatively stable, hovering around 94.6% throughout the pandemic period spanning from 2020 to 2022.

During this challenging period, revenues for the fiscal years ended December 31, 2022 and 2021 saw a substantial decrease, plummeting from $117,816,058 to $85,905,026, marking a decline of approximately 30%. This precipitous drop in revenue closely mirrors the concurrent sharp decline in the foreign worker population during the same period, which decreased from 1.7 million to 1.17 million, constituting a similar 30% decrease.

While the government instituted various relief programs to alleviate the financial challenges faced by the nation’s population during the pandemic, these initiatives were not able to fully offset the effects from the drop in revenue associated with the decrease in foreign workers.

Comparison of the period ended December 2023 and 2022

Revenue

The revenues for the year ended December 31, 2023 and 2022 were $101.93 million and $85.91 million respectively. Revenue increased by 18.7% for the year ended December 31, 2023 compared to the year ended December 31, 2022 primarily due to the electronic voucher business. In 2023, there was no revenue recorded for the OneShop wholesale business.

The increase in electronic voucher business revenue was due do the return of foreign workers to Malaysia, hence the demand of telco mobile prepaid products has increased, and the recovery of Malaysia’s economic after the long COVID-19 pandemic.

In the future, we expect revenue to increase in-line with the recovering economy in Malaysia which will fuel usage growth among the existing customers and also increase the demand for more foreign workers which we believe will translate to more potential new customers. We expect that new business lines post business combination will also contribute significantly to the revenue.

Cost of revenue

Cost of revenue comprised costs of purchase of electronic vouchers which includes mobile airtime, game credits, PayTV vouchers, other form of e-vouchers and other costs incurred in bringing the Carve-Out operations inventory ready for sale.

Cost of revenue for the year ended December 31, 2023 and 2022 were $96.97 million and $81.28 million, respectively. The cost of revenue increased by 19.3% was due primarily to the increase in revenue associated with the increased in the cost of purchase of the mobile airtime.

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Administrative expenses

Administrative expenses consisted primarily of distribution cost, salaries and staff related cost, technology-related fees, including software subscription and license fees, travelling and utilities expenses.

Administrative expenses were $5.09 million and $4.15 million for the year ended December 31, 2023 and 2022, respectively. In response to the increase in business and preparing to be a public company, administrative expenses increased by 22.77% relatively increase as revenue grows.

Other operating expenses

Other operating expenses consist of depreciation and amortization of fixed assets used for IT equipment, software and administration purpose, such as office building and office equipment.

Other operating expenses were $89,597 and $108,748 for the year ended December 31, 2023 and 2022, respectively. As there was no additional capital investment during the period, hence the other operating expenses reduced by 17.6% which some of the assets have been fully depreciated.

Financing cost

Financing costs consisted primarily of the interest charges for bank borrowings via MobilityOne. Financing costs for the year ended December 31, 2023 and 2022 were $96,770 and $47,650, respectively. The increase in financing costs resulted primarily from increase of bank borrowings. As business activities grows, borrowings were higher for financing of purchases, resulting in increased interest charges and the financing of overnight policy interest has been increased during year 2023.

Profit before tax

(Loss) Profit before tax for the year ended December 31, 2023 and 2022 were $(315,794) and $323,255, respectively. The reduction in profit before tax was due mainly to the increase in cost of purchase of airtime, associated with higher distribution cost and increase of administration expenses where more marketing expenses were incurred attributed to increase competition resulting in an increase in financing cost due to the higher borrowings and higher interest rate.

Taxation

Taxation for the year ended December 31, 2023 and 2022 were $0 and $77,581, respectively. The reduction in taxation due to reduction of profit before tax.

Net profit

Net profit for the year ended December 31, 2023 and 2022 were $(315,794) and $245,674, respectively. The decline in net profit was in line with the reduction in profit before tax. As explained in the above, this was due to purchase cost increased, as well as administration expenses and financing cost were increased.

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Combined Statements of Cash Flows

	Six months ended June 30,		For the year ended December 31,
	2024	2023	2023	2022
	$	$	$	$

Net cash (used in)/from operating activities	(439,530)	33,524	(389,849)	135,003
Net cash from/(used in) financing activities	439,520	(33,524)	387,556	(134,701)

Operating activities

Cash used in operating activities during the six months ended June 30 2024 was approximately $439,530. The change in operating activities was attributable to the change in net income to loss as well as changes to payables.

Cash provided in operating activities during the six months ended June 30 2023 was approximately $33,524. The change in operating activities was attributable payables and tax paid.

Cash used in operating activities during the year ended December 31, 2023 was approximately $389,849. The change in operating activities was attributable to the change in net income to loss as well as changes to payables and tax paid.

Cash provided in operating activities during the financial year ended December 31, 2022 was approximately $135,003. The change in operating activities was attributable to inventories, receivables, payables and tax paid.

Financing activities

Cash provided by financing activities during the six months ended June 30 2024 was $439,520. Cash provided by financing activities primarily consisted of advances from MobilityOne and change in MobilityOne’s funding, allocations and distributions to OneShop Retail.

Cash used in financing activities during the six months ended June 30 2023 was $33,524. Cash used in financing activities primarily consisted of advance from MobilityOne and change in MobilityOne’s funding, allocations and distributions to OneShop Retail.

Cash provided by financing activities during the year ended December 31, 2023 was $387,556. Cash provided by financing activities primarily consisted of advances from MobilityOne and change in MobilityOne’s funding, allocations and distributions to OneShop Retail.

Cash used in financing activities during the financial year ended December 31, 2022 was $134,701. Cash used in financing activities primarily consisted of advance from MobilityOne and change in MobilityOne’s funding, allocations and distributions to OneShop Retail.

Liquidity and Capital Resources

To date, Super App has funded its operations through support from MobilityOne and bank borrowings. After the closing of the Business Combination, we intend to finance our future development activities and our working capital needs largely through successful completion of the Business Combination and PIPE Investment and any funds remaining in the trust account following redemptions. If additional funds are required, we will seek to raise additional funds through equity and debt financing or from other sources. If we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operating flexibility and would also require us to incur interest expense. If we raise additional funds through the issuance of equity, the percentage ownership of our equity holders could be diluted. We can provide no assurance that additional financing will be available at all or, if available, that we would be able to obtain additional financing on terms favorable to us.

The source, timing and availability of any future financing will depend principally upon market conditions, and, more specifically, on the market acceptance of our products. Funding may not be available when needed, at all, or on terms acceptable to us. Lack of necessary funds may require us to, among other things, delay, scale back or eliminate expenses including strategizing marketing and pricing model such as adjusting the profit margin to increase projected revenue.

Super Apps’ long-term liquidity requirements are primarily linked to the expenses incurred in connection with enhancing the organic growth, new product development, and local and regional expansion.

The following results of operations represents the historical results of the OneShop Retail’s combined financial statements and this section should be read in conjunction with each of OneShop Retail’s combined financial statements and related notes. To date, Super Apps does not have any other results of operations. The historical combined results included below and elsewhere in this proxy statement/prospectus/prospectus are not indicative of the future performance of OneShop Retail following the Business Combination.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF TETE

The following discussion should be read in conjunction with our financial statements attached to this Proxy statement/prospectus and footnotes thereto.

Overview

We are a blank check company formed under the laws of the Cayman Islands on November 8, 2021. We were formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. While our efforts to identify a target business may span many industries and regions worldwide, we focus on companies with operations in vision sensing technologies. We intend to effectuate our initial Business Combination using cash from the proceeds of our Initial Public Offering and the private placement of the Private Units, the proceeds of the sale of our shares in connection with our initial Business Combination, shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing.

We expect to continue to incur significant costs in the pursuit of our initial Business Combination. We cannot assure you that our plans to complete our initial Business Combination will be successful.

Recent Developments

On December 9, 2024, we received a notification letter from the Listing Qualifications Staff of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that, since we have not yet held an annual meeting of shareholders within twelve months of the end of its fiscal year, we are out of compliance with the Nasdaq rules for continued listing (Listing Rules 5620(a) and 5810(c)(2)(G)). The notification letter has no immediate effect on the listing of our securities on the Nasdaq Global Market. Under the applicable Nasdaq rules, we have 45 calendar days to submit a plan to regain compliance. If Nasdaq accepts our plan, Nasdaq can grant an exception of up to 180 calendar days from the Company’s most recent fiscal year end, or until May 29, 2025, to regain compliance.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception through November 30, 2023 were organizational activities, those necessary to prepare for our Initial Public Offering, described below, and, after our Initial Public Offering, identifying a target company for an initial business combination. We do not expect to generate any operating revenues until after the completion of our initial business combination. We generate non-operating income in the form of interest income on marketable securities held in the Trust Accounts. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended August 31, 2024, we had a net income of $200,474, which consists of interest earned on investments held of $408,457, partially offset by formation and operating costs of $207,983.

For the three months ended August 31, 2023, we had a net income of $116,225, which consists of formation and operating costs of $307,548, and interest earned on investments held of $423,773.

For the nine months ended August 31, 2024, we had a net income of $724,116, which consists of interest earned on investments held of $1,302,964, partially offset by formation and operating costs of $578,848.

For the nine months ended August 31, 2023, we had a net income of $798,474, which consists of formation and operating costs of $791,818, and interest earned on investments held of $1,590,292.

For the year ended November 30, 2023, we had a net income of $179,619, which consists of interest earned on investments held of $2,024,071, partially offset by formation and operating costs of $1,844,452.

For the year ended November 30, 2022, we had a net income of $826,045, which consists of interest earned on investments held of $1,326,997, partially offset by formation and operating costs of $500,952.

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Liquidity, Capital Resources and Going Concern Consideration

On January 20, 2022, we consummated our Initial Public Offering of 11,500,000 Units at a price of $10.00 per Unit, generating gross proceeds of $115,000,000. Simultaneously with the consummation of the initial public offering, we completed the private placement of an aggregate of 532,500 units to our sponsor at a purchase price of $10.00 per private placement unit, generating total gross proceeds of $5,325,000.

For the year ended November 30, 2023 and for the nine months ended August 31, 2024, cash used in operating activities was $781,376 and $520,384, respectively.

For the year ended November 30, 2022 and for the nine months ended August 31, 2023, cash used in operating activities was $400,965 and $701,818, respectively.

As of November 30, 2023 and for the nine months ended August 31, 2024, we had investments of $33,749,917 and $31,138,174, respectively, held in the Trust Accounts. We intend to use substantially all of the funds held in the Trust Accounts, including any amounts representing interest earned on the Trust Accounts (less taxes paid and deferred underwriting commissions) to complete our initial business combination. We may withdraw interest to pay taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the Trust Accounts will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of November 30, 2023 and as of August 31, 2024, we had cash of $9,917 and $40,533, respectively, outside of the Trust Accounts. We intend to use the funds held outside the Trust Accounts primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete our initial business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with our initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the Trust Accounts to repay such loaned amounts but no proceeds from our Trust Accounts would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units identical to the Placement Units, at a price of $10.00 per unit at the option of the lender. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. On August 10, 2023, the Sponsor has promised to loan an amount of up to $500,000 to the Company. As of August 31, 2024 and November 30, 2023, there were $851,000 and $300,000 outstanding under any Working Capital Loans and extensions, respectively.

On February 21, 2023, the Sponsor has promised to loan an amount of up to $656,474 to the Company and the full amount has been borrowed. On June 13, 2023, the Sponsor has promised to loan an amount of up to $864,000 to the Company and the full amount has been borrowed. On August 10, 2023, the Sponsor promised to loan an amount of up to $500,000 to the Company and $500,000 has been borrowed. On June 14, 2024, the Sponsor issued an additional unsecured promissory note to the Company (the “Second Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of up to $500,000 and $500,000 has been borrowed. The Second Promissory Note is non-interest bearing and payable after the date of the consummation of the Business Combination. As of August 31, 2024 and November 30, 2023, the balance due under these four loans is $2,612,277 and $1,654,471, respectively.

On June 14, 2024, the Sponsor issued an additional unsecured promissory note to the Company (the “Second Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of up to $500,000. The Second Promissory Note is non-interest bearing and payable after the date of the consummation of the Business Combination.

We do not currently believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating our initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our Public Shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Accounts. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

The Company is within 12 months of its mandatory liquidation as of the time of filing this 10-K. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the liquidity condition and mandatory liquidation raise substantial doubt about the Company’s ability to continue as a going concern until the earlier of the consummation of the Business Combination or the date the Company is required to liquidate.

These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial agreements involving assets.

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INFORMATION ABOUT TETE

Overview

TETE was incorporated as a blank check company on November 8, 2021, under the laws of the Cayman Islands, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.”

TETE’s Existing M&A provides that its corporate existence will cease and it will liquidate the trust account (described herein) and distribute the funds included therein to the holders of ordinary shares sold in its IPO if it does not consummate a business combination by December 20, 2024 (unless otherwise extended).

Offering Proceeds Held in Trust

On January 20, 2022, TETE consummated the IPO of 10,000,000 units, generating gross proceeds of $100,000,000. Simultaneously with the closing of the IPO, TETE consummated the private sale of an aggregate of 480,000 units to the Sponsor at a purchase price of $10.00 per private placement unit, generating gross proceeds to TETE in the amount of $4,800,000.

On January 20, 2022, the underwriters purchased an additional 1,500,000 units pursuant to the exercise of the underwriters’ over-allotment option. The over-allotment option units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to TETE of $15,000,000. Also, in connection with the full exercise of the over-allotment option, the Sponsor purchased an additional 52,500 private placement units at a purchase price of $10.00 per unit.

Following the closing of the IPO on January 20, 2022, an amount of $116,725,000 ($10.15 per unit) from the net proceeds of the sale of the units in the IPO and the private placement was placed in a trust account which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by TETE meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by TETE, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the trust account.. As of the date of this proxy statement/prospectus, funds in the trust account totaled approximately $[_] million.

On January 18, 2023, TETE held its extraordinary meeting of shareholders. During this meeting, TETE’s shareholders approved the proposals to (i) amend TETE’s Amended and Restated Articles of Association to give TETE the right to extend the date by which it has to consummate a business combination (the “Combination Period”) up to six (6) times for an additional one (1) month each time, from January 20, 2023 to July 20, 2023; (ii) amend TETE’s investment management trust agreement, dated as of January 14, 2022, by and between the Company and Continental Stock Transfer & Trust Company, to allow the Company to extend the Combination Period up to six (6) times for an additional one (1) month each time from January 20, 2023 to the Extended Date by depositing into the Trust Account, for each one-month extension, the lesser of (a) $262,500 and (b) $0.0525 for each Class A ordinary share outstanding, and (iii) amend the articles of association to expand the methods that TETE may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission. On January 18, 2023, 8,373,932 Public Shares were redeemed by a number of shareholders at a price of approximately $10.31 per share, in an aggregate principal amount of $86,353,662. Following the redemptions, there were 3,126,068 TETE Class A ordinary shares outstanding. On January 20, 2023, TETE issued an unsecured promissory note to its Sponsor, in the amount of $656,747 which amount was deposited into the trust account to extend the available time to complete a business combination to February 20, 2023. The Company subsequently deposited $164,119 per month into the trust account to further extend the Combination Period to July 20, 2023.

On July 18, 2023, TETE held an extraordinary meeting of shareholders. During this meeting, TETE’s shareholders approved the proposals to (i) amend TETE’s amended and restated articles of association in existence at that time to give TETE the right to extend the Combination Period up to twelve (12) times for an additional one (1) month each time, from July 20, 2023 to July 20, 2024; (ii) amend TETE’s investment management trust agreement, dated as of January 14, 2022, by and between the Company and Continental Stock Transfer & Trust Company, to allow the Company to extend the Combination Period up to twelve (12) times for an additional one (1) month each time from July 20, 2023 to July 20, 2024, by depositing into the Trust Account, for each one-month extension, the lesser of (a) $144,000 and (b) $0.045 for each Class A ordinary share outstanding, and (iii) amend the amended and restated articles of association to provide for the right of a holder of TETE Class B ordinary shares, par value $0.0001 per share, to convert into Class A ordinary shares, par value $0.0001 per share, of the Company on a one-for-one basis at any time and from time to time prior to the closing of a business combination at the election of the holder. On July 18, 2023, 149,359 Public Shares were redeemed by a number of shareholders at a price of approximately $10.89 per share, in an aggregate principal amount of $1,626,736.79. Following the redemptions, there were 2,976,709 Public Shares outstanding. The Company deposited $133,951.91 into the trust account on a monthly basis to extend the Combination Period from July 20, 2023 to June 20, 2024.

On June 7, 2024, TETE held an extraordinary meeting of shareholders. During this meeting, TETE’s shareholders approved the proposals to (i) amend TETE’s amended and restated articles of association in existence at that time to give TETE the right to extend the Combination Period up to seven (7) times for an additional one (1) month each time, from June 20, 2024 to January 20, 2025; (ii) amend TETE’s investment management trust agreement, dated as of January 14, 2022, by and between the Company and Continental Stock Transfer & Trust Company, to allow the Company to extend the Combination Period up to seven (7) times for an additional one (1) month each time from June 20, 2024 to January 20, 2025, by depositing into the Trust Account, for each one-month extension, the lesser of (a) $60,000 and (b) $0.02 for each ordinary share outstanding. On June 7, 2024, 408,469 Public Shares were redeemed by a number of shareholders at a price of approximately $11.93 per share, in an aggregate principal amount of $4,872,513.12. Following the redemptions, there were 2,568,240 Public Shares outstanding. The Company subsequently deposited $51,364.80 per month into the trust account to extend the Combination Period from June 20, 2024 to December 20, 2024.

Each extension payment is loaned to the Company by the Sponsor pursuant to a promissory note and the Company will repay the aggregate amount contributed by the Sponsor for the extensions at Closing. As of [_], 2024, the Sponsor has loaned the Company an aggregate of $[_] for extension payments and the Company has issued the Sponsor promissory notes of an equivalent amount, which are convertible, at the Sponsor’s discretion, into [_] TETE Units upon consummation of the Business Combination at a price of $10.00 per unit. The loans are not interest-bearing and may be converted into Class A ordinary shares at Closing at the option of the Sponsor. For additional information regarding the promissory notes, see “Certain Transactions and Related Party Transactions — Related Party Extensions Loan” and “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus. Neither TETE, the Sponsor nor any other individual or entity received securities or other consideration in exchange for the extension payments.

None of the funds held in trust will be released from the trust account, other than interest income to pay any tax obligations, until the earlier of the completion of an initial business combination within the required time period or our entry into liquidation if TETE has not consummated a business combination by December 20, 2024 (unless otherwise extended).

As of the date of this proxy statement/prospectus, there was, as a result of the redemptions discussed above, approximately $[_] million in TETE’s trust account.

On September 1, 2023, TETE issued an aggregate of 2,875,000 Class A ordinary shares to the holders of TETE’s Class B ordinary shares upon the conversion of an equal number of Class B ordinary shares (the “Conversion”). The 2,875,000 Class A ordinary shares issued in connection with the Conversion are subject to the same restrictions as applied to the Class B ordinary shares before the Conversion, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in this proxy statement/prospectus. Following the Conversion, there were 6,384,209 Class A ordinary shares issued and outstanding.

TETE Units, Public Shares, and TETE Warrants are each quoted on Nasdaq, under the symbols “TETEU,” “TETE,” and “TETEW,” respectively. Each of TETE Units consist of one ordinary share and one redeemable warrant. TETE Units commenced trading on January 20, 2022. Public Shares and TETE Warrants commenced trading on March 7, 2022.

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Business Combination Activities

On October 19, 2022, TETE entered into the Merger Agreement, pursuant to which TETE will become, by way of an acquisition merger, the beneficial owner of all of the issued and outstanding shares and other equity interests of Holdings, resulting in Holdings becoming a wholly-owned subsidiary of TETE. See “Proposal No. 2 – The Business Combination Proposal” for more information regarding the Merger Agreement.

In the event that the Business Combination is not consummated by December 20, 2024 (unless otherwise extended), TETE’s corporate existence will cease and TETE will distribute the proceeds held in the trust account to its public shareholders.

Redemption Rights

Pursuant to TETE’s Existing M&A, TETE shareholders (except the Initial Shareholders and the officers and directors of TETE) will be entitled to redeem their Public Shares for a pro rata share of the trust account (currently anticipated to be approximately $[_] per Ordinary Share for shareholders) net of taxes payable.

TETE’s Initial Shareholders do not have redemption rights with respect to any TETE Shares owned by them, directly or indirectly (nor will they seek appraisal rights with respect to such Ordinary Shares if appraisal rights would be available to them).

Automatic Dissolution and Subsequent Liquidation of trust account if No Business Combination

If we do not consummate an initial business combination by December 20, 2024 (unless otherwise extended), it will trigger our automatic winding up, dissolution and liquidation pursuant to the terms of TETE’s Existing M&A. As a result, this has the same effect as if we had formally gone through a voluntary liquidation procedure under the Cayman Companies Act. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, dissolution and liquidation.

Pursuant to the terms of TETE’s Existing M&A and the trust agreement entered into between us and Continental Stock Transfer & Trust Company, LLC, in order to extend the time available for us to consummate our initial business combination, our Initial Shareholders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account, for each one-month extension after July 20, 2023 and until July 20, 2024, the lesser of $144,000 and (b) $0.045 for each Class A ordinary share outstanding, on or prior to the date of the applicable deadline. Our Initial Shareholders or their affiliates or designees will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the lender’s discretion, converted upon consummation of our business combination into additional units at a price of $10.00 per unit, which are the same as the Private Placement Units. Our shareholders have approved the issuance of the units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. If we are unable to consummate our business combination within such time period, we will, as promptly as possible but not more than ten Business Days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not necessary to pay our taxes, and then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our dissolution and liquidation, the public rights will expire and will be worthless.

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The amount in the trust account under the Cayman Companies Act will be treated as share premium which is distributable under the Cayman Companies Act provided that immediately following the date on which the proposed distribution is proposed to be made, we are able to pay our debts as they fall due in the ordinary course of business. If we are forced to liquidate the trust account, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable.

Pursuant to the letter agreement, dated January 14, 2023, entered into by and among TETE and the Initial Shareholders, the Initial Shareholders agreed, for no additional consideration, to waive their rights to participate in any liquidation of our trust account or other assets with respect to the Insider Shares and Private Placement Units and to vote their Insider Shares and Private Shares in favor of any dissolution and plan of distribution which we submit to a vote of shareholders. There will be no distribution from the trust account with respect to our warrants or rights, which will expire worthless.

If we are unable to consummate a business combination and expend all of the net proceeds of the IPO, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share distribution from the trust account would be approximately $[_].

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would be prior to the claims of our public shareholders. Although we will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Technology & Telecommunication LLC, our Sponsor, has agreed that, if we liquidate the trust account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of the IPO not held in the trust account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the trust account and only if such parties have not executed a waiver agreement. However, we cannot assure you that the Sponsor will be able to satisfy those obligations if it is required to do so. Accordingly, the actual per-share distribution could be less than $[_] due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $[_] per share.

Facilities and Headquarters

We maintain our principal executive offices at C3-2-23A, Jalan 1/152, Taman OUG Parklane, Off Jalan Kelang Lama, 58200 Kuala Lumpur, Malaysia. The cost for this space is provided to us by Technology & Telecommunication LLC, as part of the $10,000 per month payment we make to it for office space and related services. We consider our current office space adequate for our current operations.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. We expected our executive officers to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). Accordingly, as management has located a suitable target business to acquire, they are presently spending more time negotiating and processing the Business Combination than they were previously in locating and investigating target businesses. We do not intend to have any full-time employees prior to the consummation of the Business Combination.

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TETE’s DIRECTORS AND EXECUTIVE OFFICERS

Current Directors and Executive Officers of TETE

TETE’s directors and executive officers are as follows as of the Record Date:

Name	Age	Position
Tek Che Ng	67	Chairman of the Board and Chief Executive Officer
Chow Wing Loke	54	Chief Financial Officer
Raghuvir Ramanadhan	61	Independent Director
Virginia Jaqveline Chan	62	Independent Director
Kiat Wai Du	45	Independent Director

Tek Che Ng, Chief Executive Officer and Chairman of the Board

From August 2019, Mr. Ng served as Director of Bayan Development Sdn Bhd (formerly GE Properties Sdn Bhd), a property developing company. Mr. Ng oversees the entire operations of the Company. According to the Company’s internal cashflow projections, the total gross development value of the current project is about RM1.2 billion (approximately $290 million).

From August 2016 to July 2019, Mr. Ng served as Executive Director of Milux Corporation Bhd, a public listed company in the KLSE Malaysia. The company is a manufacturer involving sales and services of gas cookers, electrical household appliances and related products. Mr. Ng led the Company in business and market expansion especially in overseas.

Since October 2012, Mr. Ng has served as Chairman cum Director and Shareholder of Prime Oleochemical Industries Sdn Bhd., the first Malaysia manufacturer to produce premium glycerin transparent soaps. The Company is committed to research and development, manufacturing and sales of quality transparent soaps and other personal care products. Its products are marketed all over the world. Mr. Ng led the company in business development and marketing.

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From November 2012 to April 2014, Mr. Ng served as Chief Executive Officer of Mines Resort Berhad (MRB). He was responsible for the entire operations of the Company. MRB is a property conglomerate that primarily focuses on property development and investment holdings, with subsidiaries involved in diverse industries such as health, hospitality, membership, tourism and education.

From March 2004 to November 2012, Mr. Ng was principally involved, in his capacity as Group Managing Director, Nomination Committee Member and Shareholder, in the arrangement for Metronic Global Berhad (MGB) to acquire 40% share of Ariantec Sdn Bhd (ASB). ASB principal business activity is the Provision of turnkey solutions on network infrastructure and security management. ASB subsequently through merger and acquisition with Global Soft (MSC) Bhd and became ACE Market-listed entity. Thereafter, Global Soft (MSC) Bhd had changed its name to Ariantec Global Bhd.

In 1986, Mr. Ng founded Metronic Engineering Sdn. Bhd. (MESB), an engineering services company specializing in the field of Intelligent Building Management System (IBMS) and Integrated Security Management System (ISMS). Over the years, he took MESB from a small company into one of the key players in the industry. He successfully took the company public and listing on the MESDAQ Market of Bursa Malaysia Securities Berhad in 2004 under the holding company, Metronic Global Berhad (MGB) and he was appointed as the Group Managing Director of MGB. Under his leadership, MGB grew and expanded rapidly and was subsequently transferred to the main market of Bursa Malaysia in 2007. In addition, Mr. Ng also held directorships with the following companies during the last five years: Metronic Impact Sdn Bhd from October 1993 to present; Datarich Asia Sdn Bhd from June 2013 to present; Lumayan Klik Sdn Bhd from October 2019 to present; Rimbun Berseri Sdn Bhd from September 2019 to present; A.W. Agro Management Services Sdn Bhd from November 2019 to present; Finnex Risk Management Sdn Bhd (formerly Bonus Entity Sdn Bhd) from September 2019 to present; Meeka Yogurt (M) Sdn Bhd from January 2020 to present; M Nine One Resources Sdn Bhd from May 2020 to present; Young Diet Sdn Bhd from July 2021 to present; Young Dessert Sdn Bhd (formerly Young Beverage Sdn Bhd) from July 2021 to present; Young Life Sdn Bhd from July 2021 to present; Healiving Supplies Sdn Bhd from October 2021 to present; and Mewah Binajaya Sdn Bhd from May 2019 to present.

Mr. Ng holds a Master’s in Business Administration from Charles Sturt University and a Diploma in Mechanical and Automotive Engineering from Tunku Abdul Rahman College.

Chow Wing Loke, Chief Financial Officer

From Aug 2020, Mr. Loke served as the Director of A&C Technology Waste Oil Sdn Bnd. From December 2020, he became the major shareholder and served as Managing Director & Chief Executive Officer of A&C. A&C is one of the pioneers in the waste recycling industry in Malaysia with business focus on recycling of industrial waste oil and providing wastewater treatment solutions. He is responsible for charting the corporate direction, formulate and implement business strategies as well as managing the operation of the Company.

From March 2018 to June 2020, Mr. Loke served as Chief Financial Officer of Motos America Inc. (formerly WeConnect Tech International Inc (WECT). Motos America Inc. started as an information technology, payment solution provider and e-commerce company. In 2019, Motos America Inc. venture into Oil & Gas and Green Technology by acquiring an oil & gas company, as well as exploring a transformation green & renewable energy technology. His role was managing all finance and corporate finance function of the group as well as the legal and statutory compliances to USA and SEC regulations.

From May 2008 to February 2018, Mr. Loke served as General Manager – Commercial of Autoliv Hirotako Sdn Bhd. Autoliv Hirotako is the largest automotive safety restraint system manufacturer in Malaysia. His role was in Business Development for the holding company, Sales & Marketing and Procurement for Autoliv Hirotako Group.

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From Feb 2006 to April 2008, Mr. Loke served as Chief Financial Officer of Autoair Holdings Bhd. Autoair Holdings Bhd was listed on Bursa Malaysia. The company principal activities are manufacturing of automotive components for local and export markets and property development. Mr. Loke’s role was on restructuring and sustains the operation of the Group. This includes setting new corporate direction and strategies, reorganize the business model and as well as revamp business operation. In addition, Mr. Loke also held directorships with the following companies during the last five years: - WMG Resources Sdn Bhd from February 2012 till present; Mictronics (M) Sdn Bhd from February 2016 till present; Zen MD International Sdn Bhd from April 2016 till present; HQL Technology Sdn Bhd from November 2016 to May 2018; Kopitiam 95 Group Sdn Bhd from October 2020 to October 2021; Kingdom 95 Koiptiam Sdn Bhd from October 2020 to October 2021; 95 Kopitiam One Sdn Bhd from October 2020 to October 2021; 95 Kopotiam Two Sdn Bhd from October 2020 to October 2021; 95 Kopitiam Three Sdn Bhd from October 2020 to October 2021; 95 Kopitiam Four Sdn Bhd from October 2020 to October 2021; 95 Distribution Sdn Bhd from December 2020 to October 2021; and 95 Market Sdn Bhd from December 2020 to October 2021.

Mr. Loke is a Fellow Member of The Chartered Association of Certified Accountants (FCCA). He earned his professional qualification from Systematic Business School Kuala Lumpur Malaysia.

Our Independent Directors

Raghuvir Ramanadhan, Independent Director and Member of the Audit Committee and the Compensation Committee

From November 2021, Mr. Ramanadhan has worked as Sales Director at Capgemini Singapore. Capgemini is a global leader in consulting, technology services and digital transformation. Mr. Ramanadhan’s role is to develop the regional sales of the company.

From March 2020, Mr. Ramanadhan has been the Founder Director of Fourtel Digital (a private company based in Singapore). Fourtel Digital focuses on Digital capability assessments and roadmap, operating model design and transformation, Data monetization, marketing and mobility strategy.

From August 2019 to March 2020, Mr. Ramanadhan served as General Manager of Gilat (Asia). Gilat Satellite Networks is a public company headquartered in Israel that develops and sells VSAT satellite ground stations and related equipment. Mr. Ramanadhan reorganized to improve efficiency of the client facing and support teams for effective performance and sustainable regional coverage in 4 countries.

From February 2015 to July 2019, Mr. Ramanadhan served as Director of Sales of Amdocs. Amdocs is a multinational corporation that was founded in Israel and currently headquartered in Chesterfield, Missouri, with support and development centers located worldwide. Mr. Ramanadhan was responsible for the largest Managed services deal for Amdocs ever in Asia Pacific with a follow-on DC virtualization.

From October 2011 to February 2015, Mr. Ramanadhan served as Regional Director of CSG. CSG is a company provides market-leading solutions and support. He built and skilled, ground up Sales & Support teams across Asia, resulting in breakthrough deals over $70 million to establish long term presence in varied Asian markets.

Mr. Ramanadhan earned his MBA from National University of Singapore in 2004 and Master of Science (Mathematics) from University of Mardras, India in 1986.

Virginia Jaqveline Chan, Independent Director and Chair of the Compensation Committee and Member of the Audit Committee

From March 2018 to present 2021, Virginia Chan serves as CEO and Director of Flagship PMC Sdn Bhd. Her role is to liaise with international investors.

From January 2015 to February 2018, Virginia Chan served as a Personal Assistant to the Group President at Capital Improvement Sdn Bhd. As a personal assistant, Virginia Chan provides financial lead regarding joint ventures and project management consultancy to the group.

From August 2008 to December 2014, Virginia Chan also served as a Financial Controller of Wood Group Kenny Sdn Bhd. Wood Group Kenny Sdn Bhd is an international energy services company with around $6 billion sales and operating in more than 50 countries. During the period, she led the accounts department for Malaysia and Indonesia operation of Wood Group Kenny Sdn Bhd.

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From May 2003 to July 2008, Virginia Chan also served as a Finance & Administration Manager of Pegasus Oil & Gas Consultants Sdn Bhd. Pegasus Oil & Gas Consultants is a company specializing in engineering consultancy for offshore oil & gas pipelines. She was one of the key members of the Company’s management team, and led accounts department of their Malaysia office.

From August 1996 to April 2003, Virginia Chan also served as Vice President Finance & Administration of Kvaerner Petrominco Engineering Sdn Bhd (now known as Aker Solutions). It is a company delivers integrated solutions, products and services to the global energy industry. During the period, Virginia Chan was a member of Company’s Management oversaw the finance and administrative functions of the Company.

From September 1993 to July 1996 Virginia Chan also served as Consulting Manager of Wahab Khalid Consultants Sdn Bhd. Primary project was the Kuala Lumpur International Airport assistant to the Head of Finance from the Government. Virginia Chan worked closely with the Head of Finance to implement and monitor the accounting and internal control systems and procedures covering fixed assets, payroll, works progress tracking. Prime point of contact for banks and financiers, external auditors and legal advisors on financial matters relating to the establishment and successful implementation of the Airport Development Project

From April 1989 to August 1993 Virginia Chan served as Assistant Manager of Coopers & Lybrand (now known as PricewaterhouseCoopers - PwC) which is a multinational professional services network of firms. PwC ranks as the second-largest professional services network in the world and is considered one of the Big Four accounting firms. During Virginia Chan’s period there, she managed and resuscitated ailing Companies from various industries on behalf of Banks.

From December 1981 to March 1989 Virginia Chan served as Supervisor in KPMG. KPMG is a multinational professional services network, and one of the Big Four accounting organizations. During the period, Virginia Chan articled and successfully obtained her professional MICPA qualification. Whilst here Virginia Chan’s work spanned from conducting financial and statutory auditing, personal and corporate tax computations for clients ranging from small start-ups and individuals to major multinationals, in various industries.

Since January 2003, Virginia Chan has been a member of Financial Planning Association of Malaysia (FPAM).

Since January 1989, Virginia Chan also has been a member of Malaysian Institute of Certified Public Accounts (MICPA).

Kiat Wai Du, Independent Director and Chair of the Audit Committee and Member of the Compensation Committee

From May 2021, Mr. Du co-founded AQ Media Group Sdn Bnd. Invest AQ is an investor relation platform empowering entrepreneur and corporate in their capital raising exercise.

From October 2014, Mr. Du served as Non-Executive Director and Chairman of the board of directors of Vertu Capital Ltd, an investing company listed on the Standard Board of the London Stock Exchange, to acquire financial services companies around Southeast Asia region.

From October 2012, Mr. Du served as Executive Director at Managing Partner at Ingenious Wealth Management Ltd (Hong Kong). Ingenious Wealth Management Ltd (IWML) is a family office & wealth management company that manages assets and wealth of high-net-worth individuals and family business.

From July 2010 to December 2018, Mr. Du served as Non-Executive Director at V Telecoms Berhad. V Telecoms is a next generation fiber optic network infrastructure company covering Peninsular Malaysia and the region.

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From December 2015, Mr. Du founded and served as Chief Executive Officer of Ingenious Haus Group. It is a boutique corporate advisory firm committed to helping entrepreneurs and midsized companies accelerate growth and create value. In December 2015, Mr. Du founded Ingenious Haus (UK) Ltd, the name of which was later changed to Ingenious Financial Group Limited in August 2021. Mr. Du has also served as a director at WD Assets Ltd. since September 2016. Mr. Du also holds the following positions: managing partner at William Du & Co since August 2021; non-executive director at RapidCloud International Plc from August 2013 to December 2017; corporate advisor at Dagang Halal Berhad from May 2014 to October 2018; director at Aries Telecoms Berhad (VTelecoms Berhad) from July 2010 to December 2018; director at Ingenious Growth Fund from December 2009 to December 2012; and deputy treasurer at TeAm from 2007 to 2009.

Mr. Du earned his Master of Business Administration and BA (Hons) Accounting from University of Hertfordshire.

Audit Committee

The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Exchange Act, engages Company’s independent accountants, reviewing their independence and performance; reviews TETE’s accounting and financial reporting processes and the integrity of its financial statements; the audits of TETE’s financial statements and the appointment, compensation, qualifications, independence and performance of TETE’s independent auditors; TETE’s compliance with legal and regulatory requirements; and the performance of TETE’s internal audit function and internal control over financial reporting. The Audit Committee held 4 meetings during 2022.

The members of the Audit Committee are Raghuvir Ramanadhan, Virginia Chan and Kiat Wai Du, each of whom is an independent director under NASDAQ’s listing standards. Kiat Wai Du is the Chairperson of the Audit Committee. The board has determined that both Kiat Wai Du qualifies as an “audit committee financial expert,” as defined under the rules and regulations of the SEC.

Compensation Committee

The Compensation Committee reviews TETE’s corporate goals and objectives relevant to the officers’ compensation, evaluates the officers’ performance in light of such goals and objectives, determines and approves the officers’ compensation level based on this evaluation; makes recommendations to the board regarding approval, disapproval, modification, or termination of existing or proposed employee benefit plans, makes recommendations to the board with respect to non-CEO and non-CFO compensation and administers TETE’s incentive-compensation plans and equity-based plans. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion. The chief executive officer of TETE may not be present during voting or deliberations of the Compensation Committee with respect to his compensation. TETE’s executive officers do not play a role in suggesting their own salaries. Neither TETE nor the Compensation Committee has engaged any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation. The Compensation Committee held 1 meeting during 2022.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effect, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the Compensation Committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The members of the Compensation Committee are Raghuvir Ramanadhan, Virginia Chan and Kiat Wai Du, each of whom is an independent director under NASDAQ’s listing standards. Virginia Chan is the Chairperson of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

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Director Nominations

We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Raghuvir Ramanadhan, Virginia Chan, and Kiat Wai Du. In accordance with Rule 5605 of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, an extraordinary general meeting of shareholders). Our shareholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our amended and restated memorandum and articles of association.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Employment Agreements

TETE has not entered into any employment agreements with its executive officers, and has not made any agreements to provide benefits upon termination of employment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were filed in a timely manner.

Code of Ethics

We adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

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SUPER APPS’ DIRECTORS AND EXECUTIVE OFFICERS PRIOR TO THE BUSINESS COMBINATION

Super Apps’ directors and executive officers prior to the Business Combination are as follows:

Name	Age	Title

Loo See Yuen	50	Chief Executive Officer and Chairman of the Board
Wan Heng Chee	62	Executive Director

Loo See Yuen, Chairman & Chief Executive Officer

Loo See Yuen, age 50, is a successful banker turned businessman with more than 24 years of experience in private banking, investment banking and business management. He is experienced in strategic private equity investments with portfolios that span across E-commerce, green energy technologies & automotive, biotechnology, real estates, AI Technologies, and the metaverse. Loo See Yuen is the founder and current Group CEO of Bradbury Group. a licensed financial institution specialized in international securities brokerage, asset management, investment funds & advisory and wealth management services. Loo See Yuen has served as Bradbury Asset Management (Hong Kong) Limited’s Chief Executive Officer since May 6, 2016, and the director of Super Apps Holdings Sdn Bhd since September 7, 2022. Loo See Yuen formed Bradbury Private Investment XVIII, the major shareholder of Super Apps Holdings Sdn Bhd, on January 14, 2022. He received his bachelor degree in Engineering, majoring in Civil & Structural Engineering, from Nanyang Technological University in Singapore in 1998.

Wan Heng Chee, Executive Director

Wan Heng Chee, age 62, has served as the Business Development Director of GMT Group of Companies, a group that is made up of experienced professionals from various corporate, tax and legal fields spanning across the SEA region since 2015. As the Business Development Director, Mr. Chee has developed a deep understanding of business operations in Malaysia and network of high-net-worth individuals and family offices. Mr. Chee began his professional journey at KassimChan Tax Services Sdn Bhd in 1990 and was with the KassimChan/Deloitte Touche Tohmatsu/Tricor Group of Companies (DTT/Tricor Group) before joining the GMT Group of Companies in 2015. Mr. Chee finished his A Level in Maxwell secondary School, Kuala Lumpur in 1979 and obtained his Degree in Professional Chartered Accountancy from Goon Institute in 1979.

Employment Arrangements

Super Apps and its subsidiaries currently have employment agreements in place with each of Loo See Yuen and Wan Heng Chee. The material terms of their employment agreements are described below.

Loo See Yuen

Super Apps entered into an employment agreement with Loo See Yuen on July 1, 2023, pursuant to which Loo See Yuen serves as the Chief Executive Officer of Super Apps. The term of Loo See Yuen’s employment agreement is 5 years, which expires on June 30, 2028. Pursuant to the employment agreement, Loo See Yuen’s annual salary is approximately $240,000. The parties expect compensation payments to begin after the consummation of the Business Combination.

Wan Heng Chee

Supper Apps entered into a director service agreement with Mr. Chee on July 1, 2023, pursuant to which Mr. Chee serves as the director of Super Apps. The term of Mr. Chee’s service agreement is 5 years, which expires on June 30, 2028. Pursuant to the service agreement, Mr. Chee’s annual compensation is approximately $120,000 for his service as a director. The parties expect compensation payments to begin after the consummation of the Business Combination.

Compensation of Directors and Executive Officers

For the fiscal years ended December 31, 2022, and 2023, Super Apps did not pay compensation to its directors or executive officers.

Post-Business Combination PubCo Executive Officer and Director Compensation

Prior to or following the closing of the Business Combination, PubCo intends to develop (i) an executive compensation program and (ii) a board of directors’ compensation program to align compensation with PubCo’s business objectives and the creation of shareholder value, while enabling PubCo to attract, motivate and retain individuals who contribute to the long-term success of PubCo. PubCo intends to enter into employment agreements with its executive officers that are consistent with that program. Following the closing, decisions on the executive compensation program will be made by the Compensation Committee of the Board of Directors.

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DIRECTORS AND EXECUTIVE OFFICERS OF PUBCO AFTER THE BUSINESS COMBINATION

PubCo’s directors and executive officers upon the consummation of the Business Combination will be as follows:

Name		Age	Title
1.	Loo See Yuen	50	Executive Chairman & CEO
2.	Chow Wing Loke	54	Executive Director & CFO
3.	Alan Fung	61	Independent Non-Executive Director
4.	Virginia Jaqveline Chan	62	Independent Non-Executive Director
5.	Soon Chong Seng	59	Independent Non-Executive Director

Please see “TETE’s Directors and Officers” and “Super Apps’ Directors and Executive Officers Prior to the Business Combination” for the professional profiles of Chow Wing Loke, Virginia Chan and Loo See Yuen.

Alan Fung, Independent Non-Executive Director

Alan Fung, age 61, has served as an independent director of IFCA MSC Bhd. (IFCAMSC 0023) since October 2021 and Innity Corporation Bhd. (INNITY 0147) since August 2019. IFCA MSC is a business software solution company that engages in the research and development of enterprise-wide business solutions in Malaysia and internationally Innity Corporation is an investment holding company that provides interactive online marketing platforms and data-driven technologies for advertisers and publishers and is listed on the ACE Market of Bursa Malaysia. Mr. Fung served as the Head of Group Digital of Damansara Holdings Bhd. (DBHD 3484), an investment holding company that provides construction and project management services in Malaysia, Singapore, and the Philippines, and listed on the ACE Market of Bursa Malaysia from April 2022 to May 2023. From September 2019 to December 2021, Mr. Fung served as the Senior Vice President of I-Serve Fintech Group, which specializes in web and app development, online payment and e-commerce solutions. Prior to that time, Mr. Fung was the Chief Executive Officer of PIKOM (The National Tech Association of Malaysia) from October 2018 to September 2019, Honorary Treasurer of PIKOM in 2004, Honorary Secretary and Councillor of PIKOM from 2002 to 2004 and the Executive Director from June 1994 to June 2000. PIKON has over 1,000 active members, representing approximately 80% of Malaysia’s technology businesses. From September 2012 to September 2018, he was the Senior Manager, GAIN Program of Malaysia Digital Economy Corp. (MDEC), an agency under Malaysia’s Ministry of Communications and Digital. From July 2015 to September 2018, he was the Head, Shared Services Outsourcing (SS) Cluster of Global Acceleration & Innovation Network, a funding network for technology companies in Malaysia. From September 2012 to June 2015, Mr. Fung was the Head of Shared Services Outsourcing Cluster, or SSO Centre. He served as the Business Director of Yayasan Inovasi Malaysia, an innovation building agency under Malaysia’s Ministry of Science, Technology and Innovation, from June 2010 to August 2012. From February 2008 to May 2010, Mr. Fung served as the Executive Director of Outsourcing Malaysia, Malaysia’s outsourcing association. During this time, Mr. Fung also served as the Vice President of Program of WCIT2008 Sdn. Bhd., a joint venture between PIKOM and MDEC, which produced a biennial world conference program on IT. Mr. Fung was the Chief Executive Officer of tx123 (M) Sdn. Bhd., a joint venture between Maybank and SCS Computers Group where he pioneered the successful implementation of Malaysia’s first end-to-end e-Procurement from September 2001 to September 2004.

Mr. Fung received his Bachelor of Science in Computer Science and Business Administration from the University of Guelph in Ontario, Canada in 1984.

Mr. Fung was listed in 2004 as one of Malaysia’s “Top 50 IT Personalities” by Computerworld in its Millennium issue for contribution to the local ICT industry’s development.

Mr., Fung brings to the Board his deep experience in the fintech industry and strong network of government organizations and private enterprises.

Soon Chong Seng, Independent Non-Executive Director

Soon Chong Seng, age 59, has served as the Executive Director of Regal Envoy Sdn. Bhd., a property holdings and trading company since 2017. From January 2001 to December 2020, Mr. Soon was the Executive Director of CAM Industries Sdn. Bhd., a security label and packaging solutions company. He served as the Executive Director of SAAG Consolidated (M) Bhd. from 1997 to October 2000. SAAG is listed on the Main Market in Bursa Malaysia and its subsidiaries specialize in engineering, procurement, and commissioning of turbo machinery, rigs, and other equipment for the oil and gas, petrochemical, and power industries. From 1998 to 2002, Mr. Soon was an advisor at Borneo Securities Sdn. Bhd., a licensed brokering house. He served as an independent director of Amalgamated Industrial Steel Bhd. from 1994 to October 2002 and an independent director of Super Enterprise Holdings Bhd., an investment holding company listed on Malaysia’s Main Market, from 1994 to 1995. From 1994 to 2002, Mr. Soon was a General Manager of Sebiro Holdings Sdn. Bhd., a construction company. Prior to that time from 1991 to 1993, Mr. Fung was the business owner of Zapcom Enterprise which provided integrated accounting software, computer hardware and software systems for small and medium-sized organizations.

Mr. Soon received his Bachelor of Applied Science in Computing from Chisholm Institute of Technology (now known as Monash University) in Melbourne, Australia in 1989. Mr. Soon brings to the Board his finance and business experience as well as his experience with Malaysian public companies.

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Board of Directors

PubCo’s Board of Directors will consist of five directors, including three independent directors, namely Alan Fung, Virginia Chan and Soon Chong Seng, upon the closing of the Business Combination. A director is not required to hold any shares in PubCo to qualify as a director. Nasdaq Stock Market Listing Rules generally require that a majority of an issuer’s board of directors must consist of independent directors. However, as a foreign private issuer, we are exempt from this requirement.

A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with PubCo is required to declare the nature of his or her interest at a meeting of PubCo’s directors. A notice given to the directors by any director to the effect that he or she is a member, shareholder, director, partner, officer or employee of any specified company or firm or has a fiduciary relationship with respect to the company or firm and is to be regarded as interested in any contract or transaction with that company or firm shall be deemed a sufficient declaration of interest for the purposes of voting on a resolution in respect to a contract or transaction in which he/she has an interest. A director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he/she may be interested therein and if he/she does so, his/her vote shall be counted and he/she may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or arrangement is considered. PubCo’s Board of Directors may by resolution of directors exercise all of the powers to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of PubCo or of any third party. None of PubCo’s directors has a service contract with PubCo that provides for benefits upon termination of service as a director.

Board Committees of PubCo

Upon the closing of the Business Combination, PubCo intends to establish an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee under its Board of Directors. PubCo also intends to adopt a charter for each of the three committees upon the closing of the Business Combination. Each committee’s members and functions are described below.

Audit Committee

The Audit Committee will be established in accordance with Section 3(a)(58)(A) of the Exchange Act. The principal functions of the Audit Committee of PubCo will include, among other things:

●	appointing, compensating, retaining, replacing, and overseeing the work of the independent registered public accounting firm engaged by PubCo;

●	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by PubCo, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent auditors regarding all relationships the auditors have with PubCo in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues, and (iii) all relationships between the independent registered public accounting firm and PubCo to assess the independent registered public accounting firm’s independence;

●	reviewing and approving any related party transaction required to be disclosed pursuant to SEC regulations prior to PubCo entering into such transaction; and

●	reviewing with management, the independent registered public accounting firm, and PubCo’s legal advisors, as appropriate, of any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the financial statements or accounting policies of PubCo and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC, or other regulatory authorities.

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Upon consummation of the Business Combination, we anticipate that PubCo’s Audit Committee will consist of Alan Fung, Virginia Chan and Soon Chong Seng, each of whom will qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to Audit Committee membership. In addition, all of the Audit Committee members met the requirements for financial literacy under applicable SEC and Nasdaq rules. PubCo has determined that [_] qualifies as an “Audit Committee financial expert.”

Compensation Committee

The principal functions of the Compensation Committee of PubCo will include, among other things:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to the compensation of our executive officers, evaluating their performance in light of such goals and objectives and determining, and approving the remuneration of our executive officers based on such evaluation;

●	reviewing, evaluating, and recommending changes, if appropriate, to the remuneration of our non-employee directors;

●	administering PubCo’s equity compensation plans and agreements with PubCo executive officers and directors;

●	reviewing and approving policies and procedures relating to perquisites and expense accounts of the executive officers of PubCo;

●	assisting management in complying with proxy statement/prospectus and annual report disclosure requirements;

●	if required, producing a report on executive compensation to be included in PubCo’s annual proxy statement/prospectus; and

●	reviewing and approving PubCo’s overall compensation philosophy.

Upon consummation of the Business Combination, we anticipate that PubCo’s Compensation Committee will consist of Alan Fung, Virginia Chan and Soon Chong Seng, each of whom satisfies the “independence” requirements of Rule 5605(c)(2) of the Nasdaq Stock Market Listing Rules.

Nomination Committee

The principal functions of the Nomination Committee of PubCo will include, among other things:

●	considering qualified candidates for positions on the board of directors of PubCo;

●	creating and maintaining an evaluation process to ensure that all directors to be nominated to the board of directors during the annual shareholders’ meeting are appropriately qualified in accordance with the company’s organizational documents and applicable law and regulations;

●	making recommendations to the board of directors regarding candidates to fill vacancies on the board;

●	making recommendations to the board, regarding the size and composition of the board; and

●	reviewing the membership of the various committees of the board of directors and making recommendations for future appointments.

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Upon consummation of the Business Combination, we anticipate that PubCo’s Nomination Committee will consist of Alan Fung, Virginia Chan and Soon Chong Seng, each of whom satisfies the “independence” requirements of Rule 5605(c)(2) of the Nasdaq Stock Market Listing Rules.

Duties and Functions of Directors

Under the laws of the Cayman Islands, PubCo’s directors owe fiduciary duties to PubCo, including duty to act honestly and in good faith in what the directors believe to be in the best interests of the company, duty to exercise powers for a proper purpose and directors shall not act, or agree to act, in a matter that contravenes the Cayman Companies Act or the Memorandum and Articles of Association, duty to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances, and duty to avoid conflicts of interest. In fulfilling their duty of care to PubCo, PubCo’s directors must ensure compliance with PubCo’s Memorandum and Articles of Association, as amended and restated from time to time. PubCo has the right to seek damages if a duty owed by its directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in PubCo’s name if a duty owed by PubCo’s directors is breached. The functions and powers of PubCo’s Board of Directors include, among others, (i) convening shareholder meetings at such times and in such manner and places as the director considers necessary or desirable, (ii) declaring dividends, (iii) appointing directors or officers and determining their terms of offices and responsibilities, and (iv) approving the transfer of shares of PubCo, including the registering of such shares in PubCo’s share register.

Terms of Directors and Officers

PubCo’s officers are elected by and serve at the discretion of the board. Each director holds office for the term fixed by the resolution of shareholders or the resolution of directors appointing him until such time as his successor takes office or until the earlier of his death, resignation or removal from office by resolution of directors with or without cause or by resolution of shareholders for cause. The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office. A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

Interested Transactions

A director may, subject to any separate requirements for Audit Committee approval under applicable laws or applicable Nasdaq Stock Market Listing Rules, vote on a matter relating to the transaction in which he or she is interested, provided that the interest of any directors in such transaction is disclosed by him or her to all other directors.

Compensation of Directors and Executive Officers

Following the closing of the Business Combination, we expect PubCo’s executive compensation program to be consistent with Super Apps’ existing compensation policies and philosophies. Following the closing of the Business Combination, decisions with respect to the compensation of PubCo’s executive officers, including its named executive officers, will be made by the compensation committee of the board of directors. The following discussion is based on the present expectations as to the compensation of the named executive officers and directors following the Business Combination. The actual compensation of the named executive officers will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.

We anticipate that compensation for PubCo’s executive officers will have the following components: base salary, cash bonus opportunities, share incentive award, broad-based employee benefits, supplemental executive perquisites and severance benefits. Base salaries, broad-based employee benefits, supplemental executive perquisites and severance benefits will be designed to attract and retain senior management talent. PubCo will also use cash bonuses and long-term equity awards to promote performance-based pay that aligns the interests of its named executive officers with the long-term interests of its equity owners and to enhance executive retention.

Base Salary

We expect that PubCo’s named executive officers’ base salaries in effect prior to the Business Combination will continue subject to increases made in connection with Super Apps’ annual review of its named executive officers’ base salaries, and be reviewed annually by the Compensation Committee.

Annual Bonuses

We expect that PubCo will use annual cash incentive bonuses for the named executive officers to motivate their achievement of short-term performance goals and tie a portion of their cash compensation to performance. We expect that, near the beginning of each year, the Compensation Committee will select the performance targets, target amounts, target award opportunities and other terms and conditions of annual cash bonuses for the named executive officers, subject to the terms of their employment agreements. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers.

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Executive Employment Agreements

Simultaneously with the Closing, PubCo intends to enter into an employment agreements, the form of which is attached hereto as Exhibit 10.9, with its named executive officers. Pursuant to the employment agreement, the named executive officers shall be responsible for (i) communicating, on behalf of PubCo, with shareholders, government entities, and the public; (ii) leading the development of PubCo’s short- and long-term strategy; (iii) creating and implementing PubCo’s vision and mission; (iv) evaluating the work of other executive leaders within PubCo; (v) maintaining awareness of the competitive market landscape, expansion opportunities, industry developments; (vi) ensuring that PubCo maintains high social responsibility wherever it does business; (vii) assessing risks to PubCo and ensuring they are monitored and minimized; and (viii) setting strategic, goals and making sure they are measurable and describable. Each of the named executive officers will devote all of his or her professional time and attention to the business and affairs of PubCo.

In exchange for these services, PubCo shall pay each executive officer an annual salary to be determined by the Compensation Committee of the Board. An annual cash bonus and a transaction incentive bonus may also be granted as determined by the Compensation Committee. Further, PubCo will make necessary statutory contributions to the Employees Provident Fund (EPF), the Social Security Organization (SOCSO) and the Employee’s Insurance Scheme (EIS) in accordance with the prevailing statutory requirements, and the executive officers shall be eligible to participate in PubCo’s long-term incentive plan, on terms and conditions as determined by the Compensation Committee. Each of the executive officers will also be entitled to participate in such health, group insurance, welfare, pension, and other employee benefit plans, programs, and arrangements as are made generally available to other employees and shall be eligible for up to 14 days of Annual Leave per calendar year.

The executive employment agreements may be terminated by PubCo and by executive officers subject to at least 60 days’ written notice of intent to terminate employment. For a period of five years following the date of termination of the Employment Agreement, the executive officer subject to the agreement will be subject to non-solicitation provisions, Each executive officer of PubCo will also be subject to restrictions on the disclosure of confidential information relating to PubCo. The employment agreement will be governed under Malaysian law.

PubCo’s 2023 Equity Incentive Plan

Prior to the consummation of the Business Combination, we expect that PubCo’s Board will approve and adopt, subject to shareholder approval, the Bradbury Capital Inc. 2023 Equity Incentive Plan (the “2023 Plan”), under which we would be authorized to grant cash and equity incentive awards to eligible service providers in order to attract, motivate and retain the talent for which we compete. A copy of the 2023 Plan is attached to this proxy statement/prospectus as Annex C. For a summary of the material terms of the Plan, see “The Incentive Plan Proposal” section of this proxy statement/prospectus. A description of the Bradbury Capital Inc. 2023 Equity Incentive Plan is included in the “Incentive Plan Proposal.”

Other Compensation

We expect PubCo to continue to maintain various broad-based employee benefit plans similar to those in effect prior to the Business Combination. We also expect PubCo to continue to provide its named executive officers with specified perquisites and personal benefits currently provided by Super Apps.

Director Compensation

Following the Business Combination, non-employee directors of PubCo will receive varying levels of compensation for their services as directors and members of committees of the PubCo Board. PubCo anticipates that director compensation will be determined in accordance with industry practice and standards.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT PRIOR TO THE BUSINESS COMBINATION

The following table sets forth information regarding the beneficial ownership of TETE’s Ordinary Shares and Insider Shares as of [_], 2024 based on information obtained from the persons named below, with respect to the beneficial ownership of shares of TETE’ Ordinary Shares and Insider Shares, by:

●	each person known by TETE to be the beneficial owner of more than 5% of TETE’s issued and outstanding Ordinary Shares or Insider Shares;

●	each of TETE’ executive officers and directors that beneficially owns shares of TETE’s Ordinary Shares or Insider Shares; and

●	all TETE’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty days.

In the table below, percentage ownership is based on 6,384,209 issued and outstanding shares (including 2,976,709 Public Shares, 2,875,000 Insider Shares and 532,500 Ordinary Shares underlying the private placement units) issued and outstanding as of [_], 2024.

Voting power represents the combined voting power of Ordinary Shares owned beneficially by such person.

Unless otherwise indicated, TETE believes that all persons named in the table have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Approximate Percentage of Issued and Outstanding Ordinary Shares
Technology & Telecommunication LLC(1)(2)	3,407,500		53.37%
Tek Che Ng(1)	3,407,500		53.37%
Chow Wing Loke	-		-
Raghuvir Ramanadhan	-		-
Kiat Wai Du	-		-
Virginia Chan	-		-
All executive officers and directors as a group (5 individuals)	3,407,500		53.37%
Greater than 5% Holders
Saba Capital Management, L.P.	650,000	(3)	10.18%
Glazer Capital, LLC	1,046,430	(4)	16.39%
First Trust Merger Arbitrage Fund	883,504	(5)	13.83%
Shaolin Capital Management LLC	450,000	(6)	7.04%

(1)	Technology & Telecommunication LLC, our sponsor, is the record holder of the securities reported herein. Mr. Ng, or Chief Executive Officer of the company, is the manager of the sponsor and may be deemed to share beneficial ownership of the securities held of record by our sponsor. Mr. Ng disclaims any such beneficial ownership except to the extent of his pecuniary interest. The business address of each of our sponsor and the individuals listed herein is executive offices are located at C3-2-23A, Jalan 1/152, Taman OUG Parklane, Off Jalan Kelang Lama, 58200 Kuala Lumpur, Malaysia.

(2)	Interests shown consist solely of Insider Shares and the shares underlying the private placement units.

(3)	Based on the Schedule 13G filed on January 28, 2022 by Saba Capital Management, L.P., a Delaware limited partnership (“Saba Capital”), Saba Capital Management GP, LLC, a Delaware limited liability company (“Saba GP”) and Mr. Boaz R. Weinstein, a U.S. citizen, and represents shares held by Saba Capital. The business address of Saba Capital, Saba GP and Mr. Weinstein is 405 Lexington Avenue, 58th Floor, New York, New York 10174.

(4)	Based on the Schedule 13G filed on February 14, 2023. Glazer Capital, LLC, a Delaware limited liability company (“Glazer Capital”), as investment manager certain funds and managed accounts which hold the shares of the TETE. Mr. Paul J. Glazer serves as the Managing Member of Glazer Capital. The business address of Glazer Capital, LLC is 250 W. 55th Street, Suite 30A, New York, NY 10019.

(5)	Based on the Schedule 13G filed on February 14, 2023 by First Trust Merger Arbitrage Fund (“VARBX”), First Trust Capital Management L.P. (“FTCM”), First Trust Capital Solutions L.P. (“FTCS”) and FTCS Sub GP LLC (“Sub GP”), the business address of FTCM, FTCS and Sub GP is 225 W. Wacker Drive, 21st Floor, Chicago, IL 60606. The principal business address of VARBX is 235 West Galena Street, Milwaukee, WI 53212. As of August 31, 2023, VARBX owned 980,000 shares of the outstanding Ordinary Shares of the Issuer, while FTCM, FTCS and Sub GP collectively owned 1,000,000 shares of the outstanding Ordinary Shares of the Issuer. FTCS and Sub GP may be deemed to control FTCM and therefore may be deemed to be beneficial owners of the shares of SPAC Class A Common Stock reported above. No one individual controls FTCS or Sub GP. FTCS and Sub GP do not own any shares of SPAC Class A Common Stock for their own accounts

(6)	Based on the Schedule 13G/A filed on February 22, 2023 by Shaolin Capital Management, LLC, a Delaware limited liability company (“Shaolin”), the business address of Shaolin is 230 NW 24th Street, Suite 603, Miami, FL 33127. Such filing does not identify the natural person or persons who directly or indirectly exercise sole or shared voting and/or dispositive power with respect to the SPAC Class A Common Stock beneficially owned by Shaolin. Shaolin holds 1,239,178 shares of SPAC Class A Common Stock.

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SECURITY OWNERSHIP OF PUBCO

AFTER THE BUSINESS COMBINATION

The following table sets forth information regarding the beneficial ownership of PubCo Ordinary Shares immediately after the consummation of the Business Combination by:

●	each person known to PubCo who will be the beneficial owner of more than 5% of any class of its shares immediately after the Business Combination;

●	each of its officers and directors; and

●	all of its officers and directors as a group.

Unless otherwise indicated, PubCo believes that all persons named in the table will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all PubCo’s securities beneficially owned by them.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, PubCo believes, based on the information furnished to it, that the persons and entities named in the table below will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws. All PubCo Ordinary Shares subject to options or warrants exercisable within 60 days of the consummation of the Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of issued shares is based on [_] PubCo Ordinary Shares to be issued and outstanding upon consummation of the Business Combination. Such amount (i) includes the issuance of the [_] PubCo Ordinary Shares in the Acquisition Merger, including [_] PubCo Ordinary Shares, of which [_] PubCo Ordinary Shares are to be issued and held in escrow to satisfy any indemnification obligations of the former Holdings shareholders; (ii) includes the issuance of up to [_] PubCo Ordinary Shares to the TETE shareholders in connection with the Reincorporation Merger (assuming there are no TETE shareholders who exercise their redemption rights); and (iii) assumes no exercise of the PubCo Warrants.

	PubCo Class A	Voting
	Ordinary Shares	Power
Name and Address of Beneficial Owner(1)	Number %	(%)
Executive Officers and Directors

All Executive Officers and Directors as a group
Sponsor and its affiliates as a group

5% or Greater Holders

(1) Unless otherwise noted, the address of each of the named beneficial owner is: c/o [_].

The table below presents the potential ownership interest of TETE’s public shareholders, the Sponsor, Holdings’ shareholders and TETE’s IPO underwriter in PubCo across a range of varying redemption scenarios, assuming exercise of all public warrants and private placement warrants:

The table below presents the potential ownership interest of TETE’s public shareholders, the Sponsor, Holdings’ shareholders and TETE’s IPO underwriter in PubCo across a range of varying redemption scenarios:

	Assuming Minimum Redemption		Assuming Mid-point Redemption		Assuming Maximum Redemption
	Shares	%	Shares	%	Shares	%
Shares issued to Holdings shareholders	23,500,000	79.7%	23,500,000	81.4%	23,500,000	83.1%
TETE Sponsor(1)	3,407,500	11.6%	3,407,500	11.8%	3,407,500	12.0%
TETE public shareholders	2,568,240	8.7%	1,974,322	6.8%	1,380,404	4.9%
Shares outstanding	29,475,740	100.0%	28,881,822	100.0%	28,287,904	100.0%

1. The 3,407,500 shares held by TETE Sponsor includes 2,875,000 Insider Shares, which were acquired prior to the IPO for an aggregate purchase price of $25,000.

In addition, the following table illustrates varying ownership levels in PubCo immediately following the consummation of the Business Combination based on the varying levels of redemptions by the public shareholders, on a fully diluted basis, showing full exercise and conversion of all securities, including (i) the Public Warrants and Private Placement Warrants, (ii) the Extension Loan, (iii) the shares issuable under the PIPE Investment, and (iv) Contingent Shares issuable to MobilityOne:

	Assuming Minimum Redemption		Assuming Mid-point Redemption		Assuming Maximum Redemption
	Shares	%	Shares	%	Shares	%
Shares issued to Holdings shareholders	23,500,000	54.4%	23,500,000	55.2%	23,500,000	56.0%
TETE Sponsor(1)	4,653,074	10.8%	4,653,074	10.9%	4,653,074	11.1%
TETE public shareholders(2)	14,068,240	32.6%	13,474,322	31.7%	12,880,404	30.7%
Shares issuable under PIPE Investment(3)	500,000	1.2%	500,000	1.2%	500,000	1.2%
Shares issuable to MobilityOne(4)	440,000	1.0%	440,000	1.0%	440,000	1.0%
Shares outstanding	43,161,314	100.0%	42,567,396	100.0%	41,973,478	100.0%

(1)	Includes 532,500 shares underlying the Private Placement Warrants, 542,874 shares assuming conversion of all Extension Loan into 271,437 units, with each unit consisting of one share and one warrant to purchase one share, and 170,200 shares assuming conversion of all Working Capital Loan into 85,100 units, with each unit consisting of one share and one warrant to purchase one share.
(2)	Includes 11,500,000 shares underlying the Public Warrants.
(3)	Assumes 500,000 shares issuable under the potential PIPE Investment. Pursuant to the Merger Agreement, TETE and Super Apps agree that they shall use their reasonable best efforts to cause PubCo to receive an amount of at least $5,000,000 PIPE Investment. As of the date of this proxy statement, TETE and Holdings have not entered into any agreements relating to transaction financing for the proposed Business Combination.
(4)	Assumes 400,000 Contingent Shares to MobilityOne. Following the consummation of the share sale pursuant to the SSA, MobilityOne will receive cash payments of $8.8 million and $4.4 million from Super Apps within 14 days and 180 days, respectively, of completion of the Business Combination. As further consideration of MobilityOne’s undertakings and guarantee of achieving the Revenue Target, Super Apps shall cause TETE to issue part of the Contingent Shares to MobilityOne Limited (which is the parent of MobilityOne) with aggregate value of $4.4 million upon OneShop Retail achieving the Revenue Target. The Contingent Shares will be issued at a price of $10.00 per share. In the event that the Business Combination is consummated, but the Revenue Target is not achieved, the Share Sale will continue, but MobilityOne will not be entitled to the Contingent Shares.

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CERTAIN TRANSACTIONS AND RELATED PARTY TRANSACTIONS

Certain Transactions of TETE

On November 26, 2021, the Sponsor paid an aggregate of $25,000, or approximately $0.009 per unit, for the purchase of 2,875,000 Insider Shares, par value $0.0001. The number of Insider Shares issued was determined based on the expectation that such Insider Shares would represent 20% of the issued and outstanding Ordinary Shares upon completion of the IPO (excluding the placement units and underlying securities). The Insider Shares may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

On January 20, 2022, the Sponsor purchased 532,500 placement units for a purchase price of $10.00 per unit in a private placement that occurred simultaneously with the closing of the IPO. There are no redemption rights or liquidating distributions from the trust account with respect to the Insider Shares, placement shares or placement warrants, which will expire worthless if we do not consummate a business combination within the allotted 12-month period (or 18 months, if extended).

Commencing on January 14, 2022, we agreed to pay to Technology & Telecommunication LLC, the Sponsor, $10,000 per month for up to 30 months for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

If any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

No compensation of any kind, including finder’s and consulting fees, will be paid to the Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or our or their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Related Party Extensions Loan

On January 20, 2023, TETE issued a note to the Sponsor in the amount of $656,474, pursuant to which such amount had been deposited into the trust account in order to extend the amount of available time to consummate a business combination until June 20, 2023. On June 13, 2023, TETE issued an additional note to the Sponsor in the amount of $864,000 to be deposited into the trust account in order to extend the amount of available time to consummate a business combination until January 20, 2024. On August 10, 2023, the Sponsor promised to loan an amount of up to $500,000 to the Company and $[_] has been borrowed. As of [_], 2024, the Sponsor has loaned the Company an aggregate of $[_] for extension payments and the Company has issued the Sponsor promissory notes of an equivalent amount, which are convertible, at the Sponsor’s discretion, into [_] TETE Units upon consummation of the Business Combination at a price of $10.00 per unit. The Notes are non-interest bearing and are payable upon the closing of a business combination.

Related Party Advances

In the event the Sponsor pays for any expense or liability on behalf of TETE, then such payments would be accounted for as loan to our Company by the Sponsor. The Sponsor had paid expenses incurred by TETE equaling an aggregate of $[_] on a non-interest-bearing basis as of [_], 2024.

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Related Party Policy

Our board of directors has adopted an audit committee charter, providing for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the audit committee. At its meetings, the audit committee shall be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the company has already committed to, the business purpose of the transaction and the benefits of the transaction to the company and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so, requested by the chairman of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction. An affirmative vote of a majority of the members of the audit committee, present at a meeting at which a quorum is present, will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. Our audit committee will review on a quarterly basis all payments that were made by us to the Sponsor, officers or directors, or our or any of their affiliates.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer. To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of the Sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from either an independent investment banking firm that is a member of FINRA or an independent accounting firm that our initial business combination is fair to our company from a financial point of view.

Except as provided herein, no finder’s fees, reimbursements, consulting fee, monies in respect of any payment of a loan or other compensation will be paid by us to the Sponsor, officers or directors or any affiliate of the Sponsor, officers or directors prior to, for services rendered to us prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, the following payments will be made to the Sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

●	Repayment of up to an aggregate of $300,000 in loans made to us by the Sponsor to cover offering-related and organizational expenses;

●	Payment to Technology & Telecommunication LLC, the Sponsor, of $10,000 per month, for up to 30 months, for office space, utilities and secretarial and administrative support;

●	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

●	Repayment of non-interest-bearing loans which may be made by the Sponsor or an affiliate of the Sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which (other than as described above) have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of our initial business combination. The units would be identical to the placement units.

Our audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or our or their affiliates.

Indemnification

Effective immediately upon the consummation of the Business Combination, PubCo will enter into customary indemnification arrangements with each of the newly elected directors and newly appointed executive officers of PubCo. Pursuant to these indemnification agreements PubCo will indemnify such directors and executive officers under the circumstances and to the extent provided for therein, from and against all losses, claims, etc., to the fullest extent permitted under Cayman Islands law and the Amended and Restated Memorandum and Articles of Association.

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DESCRIPTION OF PUBCO’S SECURITIES

PubCo, or TETE TECHNOLOGIES INC, is a Cayman Islands exempted company and its affairs are governed by the memorandum and articles of association, as amended and restated from time to time, and Companies Act (As Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and the common law of the Cayman Islands.

PubCo currently has only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another. The share capital of PubCo is $50,000 divided into 50,000 shares of a par value of $1.00 each.

PubCo Ordinary Shares

The following includes a summary of the terms of PubCo Ordinary Shares, based on its Memorandum and Articles of Association and Cayman Islands law. In connection with the Reincorporation Merger, PubCo shall amend its memorandum and articles of association, which amendment is referred to herein as the “Memorandum and Articles of Association” and shall sub-divide its authorized share capital such that, the authorized share capital of the post-closing company will be $50,000 divided into 479,000,000 PubCo Ordinary Shares of par value of $0.0001 each, and 1,000,000 PubCo preference shares.

General. Immediately prior to the consummation of the Business Combination, PubCo’s authorized share capital is $50,000 divided into 50,000 ordinary shares, with a par value of $1.00 each. In connection with the Reincorporation Merger, PubCo shall amend its Memorandum and Articles of Association and sub-divide its authorized share capital such that the authorized share capital of the post-closing company will be $50,000 divided into 479,000,000 PubCo Ordinary Shares of par value of $0.0001 each, and 1,000,000 PubCo preference shares. Holders of PubCo ordinary shares and PubCo Class B ordinary shares have the same rights except for the conversion rights. All of PubCo’s issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. PubCo may not issue share to bearer. PubCo’s shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends. The holders of PubCo’s ordinary shares are entitled to such dividends as may be declared by its Board of Directors subject to its Memorandum and Articles of Association and the Companies Act. In addition, PubCo’s shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by its directors. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. No dividend may be declared and paid unless PubCo’s directors determine that, immediately after the payment, PubCo will be able to pay its debts as they become due in the ordinary course of business and PubCo has funds lawfully available for such purpose. Holders of PubCo ordinary shares will be entitled to the same amount of dividends, if declared.

Voting Rights. In respect of all matters subject to a shareholders’ vote, each PubCo ordinary share is entitled to one vote. Voting at any meeting of shareholders is by poll and not on a show of hands.

A quorum required for a meeting of shareholders consists of one or more shareholders holding not less than one-half of the votes attaching to the issued and outstanding shares entitled to vote at general meetings present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. As a Cayman Islands exempted company, PubCo is not obliged by the Companies Act to call shareholders’ annual general meetings. PubCo’s Memorandum and Articles of Association provide that PubCo may (but are not obliged to) in each year hold a general meeting as its annual general meeting in which case PubCo will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by its directors. We, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the Nasdaq Listing Rules. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of PubCo’s shareholders may be called by its Board of Directors or, upon a requisition of one or more shareholders who together holding at least 10% of the rights to vote at such general meeting, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.

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An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution also requires the affirmative vote of no less than two-thirds of the votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution will be required for important matters such as a change of name or making changes to PubCo’s Memorandum and Articles of Association.

Transfer of Ordinary Shares. Subject to applicable laws, including the Companies Act, securities laws, common law and the restrictions contained in the proposed memorandum and articles of association, any of PubCo shareholders may transfer all or any of their PubCo Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by the board of directors of PubCo.

Notwithstanding the foregoing, the board of directors of PubCo will decline to register any transfer of any ordinary shares which were issued on terms which require them to be transferred with another share, option or warrant unless satisfactory evidence is produced of the like transfer of such share, option or warrant.

Liquidation On a return of capital on winding up, if the assets available for distribution amongst PubCo shareholders shall be insufficient to repay all of the issued share capital, the assets will be distributed so that the losses are borne by PubCo shareholders in proportion to the par value of the shares held by them. If the assets available for distribution is more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst PubCo shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to PubCo for unpaid calls or otherwise.

Redemption, Repurchase and Surrender of Ordinary Shares. PubCo may issue shares on terms that such PubCo Ordinary Shares are subject to redemption, at PubCo’s option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such PubCo Ordinary Shares, by a board resolution of PubCo’s directors. PubCo may also repurchase any of its PubCo Ordinary Shares in such manner and on such other terms as agreed between the board of directors and the relevant shareholder. Under the Companies Act, the redemption or repurchase of any share may be paid out of PubCo’s profits, out of its share premium account or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital if PubCo can, immediately following such payment, pay its debts as they fall due in the ordinary course of business.

In addition, under the Companies Act no such PubCo Ordinary Shares may be redeemed or repurchased (a) unless it is fully paid up, or (b) if such redemption or repurchase would result in there being no shares outstanding, other than shares held as treasury shares. In addition, PubCo’s board of directors may accept the surrender of any fully paid PubCo Ordinary Shares for no consideration.

General Meetings of Shareholders. PubCo may, but shall not (unless required by the rules and regulations of the Nasdaq or any other national securities exchange on which the Shares are listed for trading) be obliged to, hold an annual general meeting in each year at such time and place as the board of directors of PubCo will determine. At least five (5) clear days’ notice shall be given for any general meeting. The directors of PubCo may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an Extraordinary General Meeting. One or more shareholders who together hold not less than a majority of the issued and outstanding PubCo Ordinary Shares entitled to attend and vote at such meeting, being individuals present in person or by proxy shall be a quorum.

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Variations of Rights of Shares. If at any time PubCo Ordinary Shares capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may be varied only with consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the approval of a special resolution passed by at a separate general meeting of the Members holding the issued shares of such class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Inspection of Books and Records. The board of directors of PubCo or the shareholders by ordinary resolution will determine whether, to what extent, at what times and places and under what conditions or regulations the accounts and books of PubCo will be open to the inspection by PubCo shareholders, and no PubCo shareholder will otherwise have any right of inspecting any account or book or document of PubCo except as required by the Companies Act.

Changes in Capital

PubCo may from time to time by ordinary resolution:

●	increase its share capital by new shares of the amount fixed by that ordinary resolution;

●	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

●	convert all or any of its paid-up shares into stock and reconvert that stock into paid-up shares of any denomination;

●	sub-divide its shares or any of them into shares of a smaller amount; or

●	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Exempted Company

PubCo will be an exempted company with limited liability incorporated under the laws of Cayman Islands. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company.

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PubCo Warrants

Set forth below is also a description of the PubCo Warrants that will be issued and outstanding upon the consummation of the Business Combination.

The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Memorandum and Articles of Association attached as Annex B to this proxy statement/prospectus.

The PubCo Warrants will have the same terms as the PubCo Warrants. Each redeemable PubCo Warrant entitles the registered holder to purchase one PubCo Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of the completion of an initial business combination and 12 months from the date of TETE’s IPO. Pursuant to the warrant agreement, a PubCo Warrant holder may exercise its warrants only for a whole number of shares. Except as set forth below, no PubCo Warrants will be exercisable for cash unless we have an effective and current registration statement covering the PubCo Ordinary Shares issuable upon exercise of the PubCo Warrants and a current prospectus relating to such PubCo Ordinary Shares. Notwithstanding the foregoing, if a registration statement covering the PubCo Ordinary Shares issuable upon exercise of the PubCo Warrants is not effective within a specified period from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise PubCo Warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their PubCo Warrants on a cashless basis. The PubCo Warrants will expire five years from the effective date of IPO at 5:00 p.m., Eastern Standard Time, or earlier upon redemption.

We may call the PubCo Warrants for redemption, in whole and not in part, at a price of $0.01 per PubCo Warrant:

●	at any time while the warrants are exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the PubCo Ordinary Shares equals or exceeds $18.00 per share, for any 20 trading days within a 30-trading day period ending on the third Business Day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants.

The right to exercise will be forfeited unless the PubCo Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a PubCo Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for the PubCo Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price of the PubCo Ordinary Shares declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the PubCo Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole PubCo Warrants for that number of PubCo Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of PubCo Ordinary Shares underlying the PubCo Warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A ordinary shares for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

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The PubCo Warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of Ordinary Shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share capitalizations, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the PubCo Warrants will not be adjusted for issuances of PubCo Ordinary Shares at a price below their respective exercise prices.

The PubCo Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of PubCo Ordinary Shares upon exercise of the PubCo Warrants, each holder will be entitled to one vote for each PubCo Ordinary Share held of record on all matters to be voted on by shareholders.

In addition, if (x) we issue additional PubCo Ordinary Shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to our sponsor, initial shareholders or their affiliates, without taking into account any Insider Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the Newly Issued Price, and the $18.00 per share redemption trigger price of the warrants will be adjusted (to the nearest cent) to be equal to 180% of the greater of (i) the Market Value or (ii) the Newly Issued Price.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of PubCo ordinary shares outstanding.

No fractional shares will be issued upon exercise of the PubCo Warrants. If, upon exercise of PubCo Warrants, a holder would be entitled to receive a fractional interest in a PubCo Ordinary Share, we will, upon exercise, round up to the nearest whole number the number of PubCo Ordinary Shares to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This exclusive forum provision shall not apply to suits brought to enforce a duty or liability created by the Exchange Act, any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

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COMPARISON OF SHAREHOLDERS’ RIGHTS

In connection with the Business Combination, holders of TETE securities will become shareholders of PubCo and their rights will be governed by the laws of the Cayman Islands and PubCo’s Memorandum and Articles of Association. Currently, the rights of TETE shareholders are governed by the laws of the Cayman Islands and its Memorandum and Articles of Association, as amended and restated on July 19, 2023 (the “Existing M&A”). There are no material differences between the rights of TETE shareholders and the proposed rights of PubCo’s shareholders, except that there is no reference to a business combination in PubCo’s Memorandum and Articles of Association. For information on TETE’s Existing M&A, see the section titled, “Where You Can Find More Information” in this proxy statement/prospectus. For a summary of PubCo’s Memorandum and Articles of Association, see the section titled “Description of PubCo’s Securities” in this proxy statement/prospectus, see the full text of PubCo’s Memorandum and Articles of Association attached to this proxy statement/prospectus as Annex B.

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SHARES ELIGIBLE FOR FUTURE SALE

According to the Memorandum and Articles of Association of PubCo, the authorized share capital of the post-closing company will be $50,000 divided into 479,000,000 PubCo Class A Ordinary Shares, and 1,000,000 PubCo preference shares. All of the PubCo Ordinary Shares issued in connection with the Reincorporation Merger will be freely transferable by persons other than by PubCo’s “affiliates” without restriction under the Securities Act, subject to the restrictions detailed below. The PubCo Ordinary Shares issued in the Acquisition Merger, which are not being registered under this registration statement, will be subject to the lock-up agreements described below. Sales of substantial amounts of PubCo Ordinary Shares in the public market could adversely affect prevailing market prices of the PubCo Ordinary Shares. Prior to the Business Combination, there has been no public market for PubCo Ordinary Shares. PubCo intends to apply for listing of the PubCo Ordinary Shares and PubCo Warrants on Nasdaq, but it cannot be assured that a regular trading market will develop in the PubCo Ordinary Shares or PubCo Warrants.

Transfer of Ordinary Shares

Subject to applicable securities laws in relevant jurisdictions and PubCo’s Memorandum and Articles of Association, the fully paid-up ordinary shares are freely transferable. Shares may be transferred by a duly signed instrument of transfer in a common form or in a form prescribed by Nasdaq or any other national securities exchange on which the shares are listed for trading, the SEC and/or any other competent regulatory authority or otherwise under applicable laws in the relevant jurisdictions or in any other form approved by the directors. If the shares in question were issued in conjunction with rights, options or warrants issued on terms that one cannot be transferred without the other, the directors shall refuse to register the transfer of any such share without evidence satisfactory to them of the like transfer of such option or warrant. PubCo will replace lost or destroyed certificates for shares upon notice to us and upon, among other things, the applicant furnishing evidence and indemnity as the directors may require and the payment of all applicable fees.

Lock-up Agreements

No less than [_]% of the shares to be issued in the Acquisition Merger to the current Holdings shareholders will be subject to certain restrictions on sale and cannot be sold for at least six months from the date of the Business Combination.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

PubCo is a foreign issuer as defined in Regulation S. As a foreign issuer, securities that PubCo sells outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by PubCo’s affiliates. Generally, subject to certain limitations, holders of PubCo’s restricted shares who are not affiliates of PubCo or who are affiliates of PubCo by virtue of their status as an officer or director of PubCo may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of PubCo restricted shares by an officer or director who is an affiliate of PubCo solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of PubCo restricted shares who will be an affiliate of PubCo other than by virtue of his or her status as an officer or director of PubCo.

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PubCo is not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Rule 144

All of the PubCo Ordinary Shares that will be outstanding upon the consummation of the Business Combination, other than those equity shares issued and registered in connection with the Business Combination, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this proxy statement/prospectus, a person (or persons whose shares are aggregated) who, at the time of a sale, is not, and has not been during the three months preceding the sale, an affiliate of PubCo and has beneficially owned PubCo’s restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about PubCo. Persons who are affiliates of PubCo and have beneficially owned PubCo’s restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

●	1% of the then issued equity shares of the same class which, immediately after the Business Combination, will equal [_] equity shares (assuming no redemption by holders of TETE ordinary shares); or

●	the average weekly trading volume of PubCo Ordinary Shares of the same class during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of PubCo under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about PubCo.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of PubCo’s employees, consultants or advisors who purchase equity shares from PubCo in connection with a compensatory stock plan or other written agreement executed prior to the consummation of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

EXPERTS

The audited consolidated financial statements of Oneshop Retail Sdn Bhd Carved Out of Mobilityone Sdn Bhd as of December 31, 2022 and December 31, 2023 and for each of the years ended December 31, 2022 and 2023 have been included in this proxy statement/prospectus in reliance on the report of UHY Malaysia, an independent registered public accounting firm, appearing elsewhere in this Proxy statement/prospectus and are included herein in reliance upon the authority of the said firm as experts in accounting and auditing.

The financial statements of TETE Technologies, Inc. as of November 30, 2023 and for the period from June 16, 2023 (inception) through November 30, 2023 included in this proxy statement/prospectus have been so included in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Technology & Telecommunication Acquisition Corporation as of November 30, 2023 and November 30, 2022 and for the years then ended included in this proxy statement/prospectus have been so included in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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SHAREHOLDER PROPOSALS AND OTHER MATTERS

The management of TETE knows of no other matters which may be brought before the extraordinary general meeting. If any matter other than the proposed Business Combination or related matters should properly come before the extraordinary general meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

ENFORCEABILITY OF CIVIL LIABILITY

TETE is a Cayman Islands exempted company and will remain a Cayman Islands exempted company following the Business Combination. You may have difficulty serving legal process within the United States upon TETE. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against TETE in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is doubt that the courts of the Cayman Islands would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. However, TETE may be served with process in the United States with respect to actions against TETE arising out of or in connection with violation of U.S. federal securities laws relating to offers and sales of TETE’s securities by serving TETE’s U.S. agent irrevocably appointed for that purpose.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Pursuant to the rules of the SEC, TETE and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of the proxy statement/prospectus, unless TETE has received contrary instructions from one or more of such shareholders. Accordingly, only one copy of this proxy statement/prospectus will be delivered to an address where two or more shareholders reside with the same last name or whom otherwise reasonably appear to be members of the same family based on the shareholders’ prior express or implied consent.

Upon written or oral request, TETE will deliver a separate copy of the proxy statement/prospectus to any shareholder at a shared address to which a single copy of the proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. If you share an address with at least one other shareholder, currently receive one copy of our proxy statement/prospectus at your residence, and would like to receive a separate copy of the proxy statement/prospectus for future shareholder meetings of TETE, please specify such request in writing and send such written request to:

Technology & Telecommunication Acquisition Corporation
C3-2-23A, Jalan 1/152, Taman OUG Parklane
Off Jalan Kelang Lama

58200 Kuala Lumpur, Malaysia

Tel: +60 1 2334 8193

If you share an address with at least one other shareholder and currently receive multiple copies of the proxy statement/prospectus, and you would like to receive a single copy of the proxy statement/prospectus, please specify such request in writing and send such written request to the address above.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

TETE is subject to the informational requirements of the Securities Exchange Act and is required to file reports, any proxy statement/prospectus and other information with the Securities and Exchange Commission. Any reports, statements or other information that TETE files with the Securities and Exchange Commission, including this proxy statement/prospectus may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained upon written request from the Public Reference Section of the Securities and Exchange Commission at its principal office in Washington, D.C. 20549, at prescribed rates or from its website on the Internet at www.sec.gov, free of charge. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on public reference rooms.

Neither TETE nor Super Apps has authorized anyone to provide you with information that differs from that contained in this proxy statement/prospectus. You should not assume that the information contained in this proxy statement/prospectus is accurate as on any date other than the date of this proxy statement/prospectus, and neither the mailing of this proxy statement/prospectus to TETE shareholders nor the consummation of the Business Combination shall create any implication to the contrary.

LEGAL MATTERS

The validity of the Ordinary Shares to be issued in connection with the Business Combination and registered pursuant to the registration statement of which this proxy statement/prospectus/prospectus forms a part will be passed upon, as to matters of Cayman Islands law, by Ogier (Cayman) LLP.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

206

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements of TETE Technologies Inc as of November 30, 2023 and for the period from June 16, 2023 (inception) through November 30, 2023
Report of Independent Registered Public Accounting Firm (PCAOB ID 206)	F-2
Balance Sheet as of November 30, 2023	F-3
Statement of Operations for the period from June 16, 2023 (inception) through November 30, 2023	F-4
Statement of Changes in Shareholders’ Deficit for the period from June 16, 2023 (inception) through November 30, 2023	F-5
Statement of Cash Flows for the period from June 16, 2023 (inception) through November 30, 2023	F-6
Notes to Financial Statements	F-7

Unaudited Financial Statements of Technology & Telecommunication Acquisition Corporation: As of and For the Three and Nine Months Ended August 31, 2024
Financial Statements:
Balance Sheets	F-48
Statements of Operations	F-49
Statements of Changes in Shareholders’ Deficit	F-50
Statements of Cash Flows	F-51
Notes to the Financial Statements	F-52

Audited Financial Statements of OneShop Retail Sdn. BhD. As of and For the Year Ended December 31, 2023 and 2022
Report of Independent Registered Public Accounting Firm	F-64
Combined Carved-Out Financial Statements:
Combined Balance Sheets	F-66
Combined Statements of Profit and Loss and Other Comprehensive Income	F-67
Combined Statements of Parent-Entity Net Investment	F-68
Combined Statements of Cash Flows	F-69
Notes to Combined Carved-Out Financial Statements	F-70

Unaudited Financial Statements of OneShop Retail Sdn. BhD. As of and For the Period Ended June 30, 2024
Combined Carved-Out Financial Statements:
Combined Balance Sheets	F-84
Combined Statements of Profit and Loss and Other Comprehensive Income	F-85
Combined Statements of Parent-Entity Net Investment	F-86
Combined Statements of Cash Flows	F-87
Notes to Combined Carved-Out Financial Statements	F-88

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

TETE Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of TETE Technologies, Inc. (the “Company”) as of November 30, 2023, and the related statements of operations, changes in shareholder’s deficit, and cash flows for the period from June 16, 2023 (inception) through November 30, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2023, and the results of its operations and its cash flows for the period from June 16, 2023 (inception) through November 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company has no principal operations, and its business plan is dependent on the completion of a business combination within a prescribed period of time and if not completed will cease all operations except for the purpose of liquidating. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2023.

Houston, Texas

January 17, 2024

F-2

TETE Technologies Inc.
Balance Sheet

November 30, 2023
LIABILITIES AND SHAREHOLDER’S DEFICIT
Advances- related parties	$10,024
Total liabilities	10,024

Shareholder’s deficit:
Ordinary shares, $1.00 par value; 50,000 shares authorized, 1 issued and outstanding	1
Additional paid-in capital	—
Accumulated deficit	(10,025)
Total shareholder’s deficit	(10,024)
TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT	$—

The accompanying notes are an integral part of these financial statements.

F-3

TETE Technologies Inc.

Statement of Operations

For the period from June 16, 2023 (inception) Through November 30, 2023
Formation expenses	$10,025
Net loss	$(10,025)

Weighted average shares outstanding, basic and diluted	1

Loss per share, basic and diluted	$(10,025)

The accompanying notes are an integral part of these financial statements.

F-4

TETE Technologies Inc.
Statement of Changes in Shareholders’ Deficit
For the period from June 16, 2023 (inception) Through November 30, 2023

	Ordinary Shares		Additional Paid-in	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, June 16, 2023 (inception)	—	$—	$—	$—	$—

Founder share issued to initial shareholder	1	1	—	—	1

Net loss	—	—	—	(10,025)	(10,025)

Balance, November 30, 2023	1	$1	$—	$(10,025)	$(10,024)

The accompanying notes are an integral part of these financial statements.

F-5

TETE Technologies Inc.
Statement of Cash Flows

For the period from June 16, 2023 (inception) Through November 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,025)
Adjustments to reconcile net loss to net cash used in operating activities:
Payment of formation costs by founder	10,025
Net cash used in operating activities	—

NET CHANGE IN CASH	$—
Cash, beginning of period	—
Cash, end of period	$—

Non-cash investing and financing activities
Founder share issued to initial shareholder	$1

The accompanying notes are an integral part of these financial statements.

F-6

TETE Technologies Inc.
Notes to Financial Statements
November 30, 2023

Note 1 — Description of Organization and Business Operations

Business Operations

TETE Technologies Inc. (the “Company”) is a Cayman Island exempted company formed by Technology & Telecommunication Acquisition Corporation (the “Parent” or “TETE”) on June 16, 2023 (inception). The Company has adopted a fiscal year-end of November 30. The Company has the authority to issue 50,000 ordinary shares with a par value of $1.00 per share. The Company was formed to be the surviving company in connection with a contemplated business combination between the Parent and a target company. The Company has no principal operations or revenue producing activities.

Going Concern

The Company was formed by the Parent. The Parent has until July 20, 2024 to complete its initial business combination. If the Parent is unable to complete the initial business combination by July 20, 2024, the Parent must cease all operations and dissolve and liquidate.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. If the Parent is unable to raise additional funds to alleviate liquidity needs as well as complete a business combination by close of July 20, 2024, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Note 2 — Significant Accounting Policies

Basis of Presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules of the Securities and Exchange Commission (the “SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

F-7

Risk and uncertainties

Our future results of operations involve a number of risks and uncertainties. Factors that could affect our business or future results and cause actual results to vary materially from historical results include our ability to execute our acquisition strategy.

Income Taxes

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction, and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision is zero.

Ordinary shares

Ordinary shares are classified as equity.

Loss Per Share

The Company computes basic loss per share (“EPS”) by dividing net loss by the weighted average number of ordinary shares outstanding for the reporting period. Diluted earnings per share is calculated by dividing net loss by the weighted average number of ordinary share equivalents outstanding. During the periods when they are anti-dilutive, ordinary share equivalents, if any, are not considered in the computation. As of November 30, 2023 there were no anti-dilutive ordinary shares or ordinary share equivalents outstanding.

Fair Value of Financial Instruments

The Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

● Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

● Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

● Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

F-8

Note 3 — Related Party Transactions

Advances – Related party

Since inception, the Parent has advanced the company a total of $10,024 to cover formation costs. These amounts are interest free and due on demand.

Business Combination

On October 19, 2022, TETE entered into the Merger Agreement by and among TETE, Super Apps, the Sponsor, and Loo See Yuen as amended and restated by the Amended and Restated Agreement and Plan of Merger, dated August 2, 2023 between TETE, PubCo, Merger Sub, Holdings, Super Apps and Technology & Telecommunication LLC, and Loo See Yuen. Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) TETE will reincorporate to the Cayman Islands by merging with and into PubCo as a result of the Reincorporation Merger; (ii) Merger Sub will merge with and into Holdings resulting in Holdings being a wholly-owned subsidiary of PubCo. The board of directors of TETE has unanimously (i) approved and declared advisable the Merger Agreement, the Business Combination and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Merger Agreement and related matters by the shareholders of TETE.

The aggregate consideration for the Acquisition Merger is $1,100,000,000, payable in the form of 110,000,000 newly issued PubCo Ordinary Shares (the “Closing Payment Shares”) valued at $10.00 per share to Holdings and its shareholders. At the closing of the Acquisition Merger, the issued and outstanding shares in Holdings held by the former Holdings shareholders will be cancelled and cease to exist, in exchange for the issuance of the Closing Payment Shares, 10% of which are to be issued and held in escrow to satisfy any indemnification obligations of the former Holdings shareholders.

The aggregate consideration for the Acquisition Merger (the “Merger Consideration”) is equal to: (a) One Billion One Hundred Million U.S. Dollars ($1,100,000,000), minus (b) any Closing Net Indebtedness (as defined in the Merger Agreement), of which $235,000,000 shall be paid at Closing with the remaining $865,000,000 subject to the earn-out provisions set forth in the Merger Agreement. The Merger Consideration is payable in the form of PubCo Ordinary Shares, 10% of which are to be issued and held in escrow to satisfy any indemnification obligations of the former Holdings shareholders. The Closing Net Indebtedness as of the date of this proxy statement/prospectus supplement is $0 and any increase in the Closing Net Indebtedness will result in a dollar for dollar decrease in the Merger Consideration.

Within fifteen (15) days after the end of each of the four consecutive fiscal quarters following the Closing (each an “Earn-Out Quarter”), PubCo shall deliver to the Sponsor a written statement setting forth in reasonable detail its determination of the Revenue (as defined below) for the applicable Earn-Out Quarter and the resulting Contingent Merger Consideration earned for such Earn-Out Quarter. PubCo Ordinary Shares issuable in each Earn-Out Quarter (the “Contingent Shares”) shall be calculated as follows:

A = 21, 625,000 (B/ C)

Where:

A = the Contingent Shares for the relevant Earn-Out Quarter

B = Revenue Achieved

C = Revenue Target

For purposes of the Merger Agreement, the following terms have the following meanings: “Revenue Achieved” means the consolidated revenue of PubCo and its subsidiaries for each applicable Earn-Out Quarter, as set forth in PubCo’s filings with the SEC; and “Revenue Target” means $87,000,000 for each applicable Earn-Out Quarter.

At the Closing, without any further action on the part of TETE, PubCo, Merger Sub, Holdings or Super Apps, each ordinary share of Holdings issued and outstanding immediately prior to the Closing shall be canceled and automatically converted into the right to receive, without interest, a number of PubCo Ordinary Shares equal in value to the quotient of the Merger Consideration divided by the fully diluted capitalization of Holdings, subject to the earn-out provisions set forth in the Merger Agreement. No certificates or scrip representing fractional PubCo Ordinary Shares will be issued pursuant to the Business Combination. Stock certificates evidencing the Merger Consideration shall bear restrictive legends as required by any securities laws at the time of the Business Combination.

Note 4 — Share Capital

The Company is authorized to issue 50,000 ordinary shares with a par value of $1.00 per share. Holders of the Company’s ordinary shares are entitled to one vote for each share. On June 22, 2023, the Company issued one ordinary share to its Parent for $1.00, the founder for no consideration.

Note 5 — Subsequent Events

In preparing the accompanying financial statements, the Company considered disclosures of events occurring after November 30, 2023, until the issuance of the financial statements. Based on this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

F-9

TETE Technologies Inc.
Unaudited Balance Sheets

	May 31, 2024	November 30, 2023
LIABILITIES AND SHAREHOLDER’S DEFICIT
Advances- related parties	$22,772	$10,024
Total liabilities	22,772	10,024

Shareholder’s deficit:
Ordinary shares, $1.00 par value; 50,000 shares authorized, 1 issued and outstanding	1	1
Additional paid-in capital	—	—
Accumulated deficit	(22,773)	(10,025)
Total shareholder’s deficit	(22,772)	(10,024)
TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT	$—	$—

The accompanying notes are an integral part of these unaudited financial statements.

F-10

TETE Technologies Inc.

Unaudited Statement of Operations

For the six months ended May 31, 2024
Formation and operating expenses	$12,748
Net loss	$(12,748)

Weighted average shares outstanding, basic and diluted	1

Loss per share, basic and diluted	$(12,748)

The accompanying notes are an integral part of these unaudited financial statements.

F-11

TETE Technologies Inc.
Unaudited Statement of Changes in Shareholders’ Deficit

For the six months ended May 31, 2024

	Ordinary Shares		Additional Paid-in	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, November 30, 2023	1	$1	$—	$(10,025)	$(10,024)

Net loss	—	—	—	(12,748)	(12,748)

Balance, May 31, 2024	1	$1	$—	$(22,773)	$(22,772)

The accompanying notes are an integral part of these unaudited financial statements.

F-12

TETE Technologies Inc.
Unaudited Statement of Cash Flows

For the six months ended May 31, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,748)
Adjustments to reconcile net loss to net cash used in operating activities:
Formation and operating expenses paid by founder	12,748
Net cash used in operating activities	—

NET CHANGE IN CASH	$—
Cash, beginning of period	—
Cash, end of period	$—

The accompanying notes are an integral part of these unaudited financial statements.

F-13

TETE Technologies Inc.
Notes to Unaudited Financial Statements
May 31, 2024

Note 1 — Description of Organization and Business Operations

Business Operations

TETE Technologies Inc. (the “Company”) is a Cayman Island exempted company formed by Technology & Telecommunication Acquisition Corporation (the “Parent” or “TETE”) on June 16, 2023 (inception). The Company has adopted a fiscal year-end of November 30. The Company has the authority to issue 50,000 ordinary shares with a par value of $1.00 per share. The Company was formed to be the surviving company in connection with a contemplated business combination between the Parent and a target company. The Company has no principal operations or revenue producing activities.

Going Concern

The Company was formed by the Parent. The Parent has until January 20, 2025t o complete its initial business combination. If the Parent is unable to complete the initial business combination by January 20, 2025, the Parent must cease all operations and dissolve and liquidate.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. If the Parent is unable to raise additional funds to alleviate liquidity needs as well as complete a business combination by close of January 20, 2025, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information, as set forth by the Financial Accounting Standards Board (“FASB”), and pursuant to the rules and regulations of the SEC. In the opinion of management, the accompanying unaudited financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The accompanying unaudited financial statements should be read in conjunction with the Company’s audited financials included herein Form F-4 for the period ended November 30, 2023. The interim results for the six months ended May 31, 2024 are not necessarily indicative of the results to be expected for the year ending November 30, 2024 or for any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

F-14

Risk and uncertainties

Our future results of operations involve a number of risks and uncertainties. Factors that could affect our business or future results and cause actual results to vary materially from historical results include our ability to execute our acquisition strategy.

Income Taxes

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction, and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision is zero.

Ordinary shares

Ordinary shares are classified as equity.

Loss Per Share

The Company computes basic loss per share (“EPS”) by dividing net loss by the weighted average number of ordinary shares outstanding for the reporting period. Diluted earnings per share is calculated by dividing net loss by the weighted average number of ordinary share equivalents outstanding. During the periods when there are anti-dilutive, ordinary share equivalents, if any, are not considered in the computation. As of May 31, 2024 there were no anti-dilutive ordinary shares or ordinary share equivalents outstanding.

Fair Value of Financial Instruments

The Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

● Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

● Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

● Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

F-15

Note 3 — Related Party Transactions

Advances – Related party

Since inception, the Parent has advanced the company a total of $22,772 to cover formation costs. These amounts are interest free and due on demand.

Business Combination

On October 19, 2022, TETE entered into the Merger Agreement by and among TETE, Super Apps, the Sponsor, and Loo See Yuen as amended and restated by the Amended and Restated Agreement and Plan of Merger, dated August 2, 2023 between TETE, PubCo, Merger Sub, Holdings, Super Apps and Technology & Telecommunication LLC, and Loo See Yuen. Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) TETE will reincorporate to the Cayman Islands by merging with and into PubCo as a result of the Reincorporation Merger; (ii) Merger Sub will merge with and into Holdings resulting in Holdings being a wholly-owned subsidiary of PubCo. The board of directors of TETE has unanimously (i) approved and declared advisable the Merger Agreement, the Business Combination and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Merger Agreement and related matters by the shareholders of TETE.

The aggregate consideration for the Acquisition Merger is $1,100,000,000, payable in the form of 110,000,000 newly issued PubCo Ordinary Shares (the “Closing Payment Shares”) valued at $10.00 per share to Holdings and its shareholders. At the closing of the Acquisition Merger, the issued and outstanding shares in Holdings held by the former Holdings shareholders will be cancelled and cease to exist, in exchange for the issuance of the Closing Payment Shares, 10% of which are to be issued and held in escrow to satisfy any indemnification obligations of the former Holdings shareholders.

The aggregate consideration for the Acquisition Merger is shares of Holdings (the “Merger Consideration”) is equal to: (a) One Billion One Hundred Million U.S. Dollars ($1,100,000,000), minus (b) any Closing Net Indebtedness (as defined in the Merger Agreement), of which $235,000,000 shall be paid at Closing with the remaining $865,000,000 subject to the earn-out provisions set forth in the Merger Agreement. The Merger Consideration is payable in the form of PubCo Ordinary Shares, 10% of which are to be issued and held in escrow to satisfy any indemnification obligations of the former Holdings shareholders. The Closing Net Indebtedness as of the date of this proxy statement/prospectus supplement is $0 and any increase in the Closing Net Indebtedness will result in a dollar for dollar decrease in the Merger Consideration.

Within fifteen (15) days after the end of each of the four consecutive fiscal quarters following the Closing (each an “Earn-Out Quarter”), PubCo shall deliver to the Sponsor a written statement setting forth in reasonable detail its determination of the Revenue (as defined below) for the applicable Earn-Out Quarter and the resulting Contingent Merger Consideration earned for such Earn-Out Quarter. PubCo Ordinary Shares issuable in each Earn-Out Quarter (the “Contingent Shares”) shall be calculated as follows:

A = 21, 625,000 (B/ C)

Where:

A = the Contingent Shares for the relevant Earn-Out Quarter

B = Revenue Achieved

C = Revenue Target

For purposes of the Merger Agreement, the following terms have the following meanings: “Revenue Achieved” means the consolidated revenue of PubCo and its subsidiaries for each applicable Earn-Out Quarter, as set forth in PubCo’s filings with the SEC; and “Revenue Target” means $87,000,000 for each applicable Earn-Out Quarter.

At the Closing, without any further action on the part of TETE, PubCo, Merger Sub, Holdings or Super Apps, each ordinary share of Holdings issued and outstanding immediately prior to the Closing shall be canceled and automatically converted into the right to receive, without interest, a number of PubCo Ordinary Shares equal in value to the quotient of the Merger Consideration divided by the fully diluted capitalization of Holdings, subject to the earn-out provisions set forth in the Merger Agreement. No certificates or scrip representing fractional PubCo Ordinary Shares will be issued pursuant to the Business Combination. Stock certificates evidencing the Merger Consideration shall bear restrictive legends as required by any securities laws at the time of the Business Combination.

Note 4 — Share Capital

The Company is authorized to issue 50,000 ordinary shares with a par value of $1.00 per share. Holders of the Company’s ordinary shares are entitled to one vote for each share. On June 22, 2023, the Company issued one ordinary share to its Parent for $1.00, the founder for no consideration.

Note 5 — Subsequent Events

In preparing the accompanying financial statements, the Company considered disclosures of events occurring after May 31, 2024, until the issuance of the financial statements. Based on this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

F-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Technology & Telecommunication Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Technology & Telecommunication Acquisition Corporation and its subsidiary (collectively, the “Company”) as of November 30, 2023 and 2022, and the related consolidated statements of operations, shareholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination within a prescribed period of time and if not completed will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2021.

Houston, Texas

March 4, 2024

F-17

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

CONSOLIDATED BALANCE SHEETS

	November 30,
	2023	2022

ASSETS
Current Assets
Cash	$9,917	$491,293
Prepaid expenses	5,995	—
Total Current Assets	15,912	491,293

Cash and Marketable Securities held in trust account	33,749,917	118,051,997

Total Assets	$33,765,829	$118,543,290

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$1,173,919	$104,848
Extension loan	1,654,471	—
Working capital loan	300,000	—
Total Current Liabilities	3,128,390	104,848

Deferred underwriter commission	4,025,000	4,025,000

Total Liabilities	7,153,390	4,129,848

Commitments and Contingencies	-	-

Class A ordinary shares subject to possible redemption; 2,976,709 shares (at $11.34 per share) as of November 30, 2023, and 11,500,000 shares (at $10.27 per share) as of November 30, 2022	33,749,917	118,051,997

Shareholders’ Deficit
Preference Shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding as of November 30, 2023 and November 30, 2022	—	—
Class A ordinary shares, $0.0001 par value; 479,000,000 shares authorized; 3,407,500 shares issued and outstanding as of November 30, 2023 (excluding 2,976,709 shares subject to possible redemption) and 532,500 shares issued and outstanding as of November 30, 2022 (excluding 11,500,000 shares subject to possible redemption)	341	53
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; -0- shares issued and outstanding as of November 30, 2023 and 2,875,000 issued and outstand as of November 30, 2022	—	288

Additional paid-in capital	—	—
Accumulated deficit	(7,137,819)	(3,638,896)
Total Shareholders’ Deficit	(7,137,478)	(3,638,555)
Total Liabilities and Shareholders’ Deficit	$33,765,829	$118,543,290

The accompanying notes are an integral part of these consolidated financial statements.

F-18

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended November 30,
	2023	2022
Formation and operating costs	$(1,844,452)	$(500,952)
Loss from Operations	(1,844,452)	(500,952)

Other Income
Interest earned on marketable securities held in trust account	2,024,071	1,326,997
Net Income	$179,619	$826,045

Weighted average number of Class A ordinary shares outstanding	5,482,286	10,351,247
Basic and diluted net income per ordinary share	$0.03	$0.06
Weighted average number of Class B ordinary shares outstanding	2,166,096	2,875,000
Basic and diluted net income per ordinary share	$0.01	$0.06

The accompanying notes are an integral part of these consolidated financial statements.

F-19

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEAR ENDED NOVEMBER 30, 2023 AND 2022

	Class A		Class B		Additional			Total
	Ordinary Shares		Ordinary Shares		Paid in	Accumulated	Subscription	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	Deficit
Balances –November 30, 2021	—	$—	2,875,000	$288	$24,712	$(4,861)	$(25,000)	$(4,861)
Cash collected on subscription receivable	—	—	—	—	—	—	25,000	25,000
Sale of Units in Initial Public Offering	11,500,000	1,150	—	—	114,998,850	—	—	115,000,000
Class A Common Stock subject to possible redemption	(11,500,000)	(1,150)	—	—	(116,723,850)	—	—	(116,725,000)
Sale of Private Placement Units	532,500	53	—	—	5,324,947	—	—	5,325,000
Offering and Underwriting costs	—	—	—	—	(2,732,742)	—	—	(2,732,742)
Deferred underwriting commission	—	—	—	—	(4,025,000)	—	—	(4,025,000)
Re-classification	—	—	—	—	3,133,083	(3,133,083)	—	—
Re-measurement for common stock to redemption amount	—	—	—	—	—	(1,326,997)	—	(1,326,997)
Net loss	—	—	—	—	—	826,045	—	826,045
Balances –November 30, 2022	532,500	53	2,875,000	288	—	(3,638,896)	—	(3,638,555)
Re-measurement for common stock to redemption amount	—	—	—	—	—	(2,024,071)	—	(2,024,071)
Conversion of Class B ordinary shares into Class A ordinary shares	2,875,000	288	(2,875,000)	(288)	—	—	—	—
Additional amount deposited into trust	—	—	—	—	—	(1,654,471)	—	(1,654,471)
Net income	—	—	—	—	—	179,619	—	179,619
Balances –November 30, 2023	3,407,500	$341	—	$—	$—	$(7,137,819)	$—	$(7,137,478)

The accompanying notes are an integral part of these consolidated financial statements.

F-20

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended November 30,
	2023	2022
Cash flows from operating activities:
Net income	$179,619	$826,045
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(2,024,071)	(1,326,997)
Changes in operating assets and liabilities:
Prepaid expenses	(5,995)	—
Accounts payable	1,069,071	99,987
Net cash used in operating activities	(781,376)	(400,965)

Cash flows from investing activities:
Investment of cash in Trust Account	(1,654,471)	(116,725,000)
Cash withdrawn from trust in connection to redemption	87,980,622	—
Net cash provided by (used in) investing activities	86,326,151	(116,725,000)

Cash flows from financing activities:
Proceeds from extension loan	1,654,471	—
Redemption of common stock	(87,980,622)	—
Proceeds from working capital loan	300,000	—
Collection of subscription receivable	—	25,000
Proceeds from sale of Units, net of IPO costs	—	112,445,134
Proceeds from sale of private placement units	—	5,325,000
Repayment of promissory note – related party	—	(177,876)
Net cash (used in) provided by financing activities	(86,026,151)	117,617,258

Net change in cash	(481,376)	491,293
Cash at the beginning of the period	491,293	—
Cash at the end of the period	$9,917	$491,293

Supplemental disclosure of non-cash investing and financing activities:
Deferred underwriting fee payable	$—	$4,025,000
Initial Classification of Class A ordinary shares subject to redemption	$—	$116,725,000
Deferred offering costs paid for by Promissory note – related party	$—	$71,881
Extension funds attributable to common stock subject to redemption	$1,654,471	$—
Accretion of common stock subject to redemption	$2,024,071	$1,326,997
Conversion of Class B ordinary shares into Class A ordinary shares	$288	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-21

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2023

Note 1 — Description of Organization and Business Operations

Technology & Telecommunication Acquisition Corporation (the “Company”) was incorporated in Cayman Islands on November 8, 2021. The Company was formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of November 30, 2023, the Company had not commenced any operations. All activity for the period from November 8, 2021 (inception) through November 30, 2023 relates to the Company’s formation and initial public offering (“Initial Public Offering”), which is described below and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected November 30 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on January 14, 2022. On January 20, 2022, the Company consummated the Initial Public Offering of 10,000,000 units (“Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”), generating gross proceeds of $100,000,000 which is described in Note 3.

The Initial Public Offering transaction costs amounted to $8,482,742 consisting of $1,800,000 of underwriting fees paid in cash, $4,025,000 of deferred underwriting fees payable (which are held in a trust account with Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”)), $1,725,000 funded to the trust account and $932,742 of costs related to the Initial Public Offering. Cash of $1,562,293 was held outside of the Trust Account on January 20, 2022 and was available for working capital purposes. As described in Note 6, the $4,025,000 deferred underwriting fees are contingent upon the consummation of the Business Combination.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale (the “Private Placement”) of an aggregate of 480,000 units (the “Private Placement Units”) to Technology & Telecommunication LLC (the “Sponsor”) at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company in the amount of $4,800,000.

On January 20, 2022, the underwriters purchased an additional 1,500,000 Option Units pursuant to the exercise of the over-allotment option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $15,000,000. Also, in connection with the full exercise of the over-allotment option, the Sponsor purchased an additional 52,500 Option Private Placement Units at a purchase price of $10.00 per unit.

Following the closing of the Initial Public Offering on January 20, 2022, an amount of $116,725,000 ($10.15 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in a trust account (“Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the value of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. Upon the closing of the Initial Public Offering, management has agreed that an amount equal to at least $10.15 per Unit sold in the Initial Public Offering, including proceeds of the Private Placement Warrants, will be held in the Trust Account and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company will provide the holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a shareholders meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.15 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity”.

F-22

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2023

The Company will not redeem Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 (so that it does not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the Business Combination. If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the outstanding shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a shareholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its second amended and restated certificate of incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination.

If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares, without the prior consent of the Company.

The holders of the Founder Shares have agreed (a) to waive their redemption rights with respect to the Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company has not completed a Business Combination within 12 months (or 15 months, or 18 months, as applicable from the closing of the Initial Public Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The holders of the Founders Shares have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the holders of Founder Shares acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

F-23

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2023

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.15 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.15 per Public Share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

On February 21, 2023, the Sponsor promised to loan an amount of up to $656,474 to the Company and the full amount has been borrowed. On June 13, 2023, the Sponsor promised to loan an amount of up to $864,000 to the Company and $864,000 has been borrowed. On August 10, 2023, the Sponsor promised to loan an amount of up to $500,000 to the Company and $133,997 has been borrowed. As of November 30, 2023, the available balance between the three loans is $2,020,474 and the Sponsor had paid an aggregate of $1,654,471 towards these loans.

Subsequent to the approval by the shareholders of the Company of the Amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter Amendment”), on January 20, 2023, the Company filed the Charter Amendment with the Registrar of Companies in the Cayman Islands. In connection with the Charter Amendment, the Company’s shareholders elected to redeem an aggregate of 8,373,932 ordinary shares. Pursuant to the Charter Amendment, the Company has the right to extend the period which it has to complete a business combination by up to six (6) times for an additional one (1) month each time from January 20, 2023 to July 20, 2023 by depositing into its trust account, for each one-month extension, the lesser of (a) $262,500 and (b) $0.0525 for each Class A ordinary share outstanding after giving effect to the redemption of public shares in connection with the Charter Amendment in accordance with the terms of the Company’s amended and restated memorandum and articles of association.

Subsequent to the approval by the shareholders of the Company of the Amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter Amendment”), on July 18, 2023, Company filed the Charter Amendment with the Registrar of Companies in the Cayman Islands. In connection with the Charter Amendment, the Company’s shareholders elected to redeem an aggregate of 149,359 ordinary shares. Pursuant to the Charter Amendment, the Company has the right to extend the period which it has to complete a business combination by up to twelve (12) times for an additional one (1) month each time from July 20, 2023 to July 20, 2024 by depositing into its trust account, for each one-month extension, the lesser of (a) $144,000 and (b) $0.045 for each Class A ordinary share outstanding after giving effect to the redemption of public shares in connection with the Charter Amendment in accordance with the terms of the Company’s amended and restated memorandum and articles of association.

Liquidity and Capital Resources

As of November 30, 2023, the Company had approximately $9,917 of cash in its operating account and working capital deficit of $3,112,478.

Prior to the completion of the Initial Public Offering, the Company’s liquidity needs had been satisfied through the capital contribution of $25,000 from the Sponsor to purchase the Founder Shares, and a loan of up to $300,000 pursuant to the Note issued to the Sponsor, which was repaid on January 25, 2022 (Note 5). Subsequent to the consummation of the Initial Public Offering and Private Placement, the Company’s liquidity needs have been satisfied with the proceeds from the consummation of the Private Placement not held in the Trust Account.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

F-24

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2023

Going Concern and Management’s Plan

The Company expects to incur significant costs in pursuit of its acquisition plans and will not generate any operating revenues until after the completion of its initial business combination. In addition, the Company expects to have negative cash flows from operations as it pursues an initial business combination target. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern” the Company does not currently have adequate liquidity to sustain operations, which consist solely of pursuing a Business Combination.

The Company may raise additional capital through loans or additional investments from the Sponsor or its shareholders, officers, directors, or third parties. The Company’s officers and directors and the Sponsor may but are not obligated to (except as described above), loan the Company funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Based on the foregoing, the Company believes it will have sufficient cash to meet its needs through the earlier of consummation of a Business Combination or the deadline to complete a Business Combination pursuant to the Company’s Amended and Restated Certificate of Incorporation (unless otherwise amended by shareholders).

While the Company expects to have sufficient access to additional sources of capital if necessary, there is no current commitment on the part of any financing source to provide additional capital and no assurances can be provided that such additional capital will ultimately be available. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the consolidated financial statements are issued. There is no assurance that the Company’s plans to raise additional capital (to the extent ultimately necessary) or to consummate a Business Combination will be successful or successful within the Combination Period. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As is customary for a special purpose acquisition company, if the Company is not able to consummate a Business Combination during the Combination Period, it will cease all operations and redeem the Public Shares. Management plans to continue its efforts to consummate a Business Combination during the Combination Period.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

F-25

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2023

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. The Company had $9,917 in cash and no cash equivalents as of November 30, 2023 and $491,293 in cash and no cash equivalents as of November 30, 2022.

Marketable Securities Held in Trust Account

At November 30, 2023 and 2022, substantially all of the assets held in the Trust Account were held in the money market. The amount of assets held in Trust Account is $33,749,917 and $118,051,997, respectively.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the consolidated financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the consolidated financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined the United States is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of November 30, 2023 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Class A Ordinary Shares Subject to Possible Redemption

All of the Class A ordinary shares sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with ASC 480, conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem its public shares in an amount that would cause its net tangible assets (shareholders’ equity) to be less than $5,000,001. However, the threshold in its charter would not change the nature of the underlying shares as redeemable and thus public shares would be required to be disclosed outside of permanent equity. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value ($10.15 per share) at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit.

As of November 30, 2023, 2,976,709 Class A Ordinary Shares outstanding are subject to possible redemption.

F-26

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2023

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. On November 30, 2023, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Net Income Per Share

Net income per share is computed by dividing net income by the weighted average number of ordinary shares outstanding for the period. The calculation of diluted income per share does not consider the effect of the warrants issued in connection with the Initial Public Offering and warrants issued as components of the Private Placement Units (the “Placement Warrants”) since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s consolidated statements of operations include a presentation of income per share for ordinary shares subject to possible redemption in a manner similar to the two-class method of income per share. Net income (per ordinary share, basic and diluted, for redeemable Class A ordinary shares is calculated by dividing the net income allocable to Class A ordinary shares subject to possible redemption, by the weighted average number of redeemable Class A ordinary shares outstanding since original issuance. Net income per ordinary share, basic and diluted, for non-redeemable Class A and Class B ordinary shares is calculated by dividing net income allocable to non-redeemable ordinary shares, by the weighted average number of non-redeemable ordinary shares outstanding for the periods. Non-redeemable Class B ordinary shares include the founder shares as these ordinary shares do not have any redemption features and do not participate in the income earned on the Trust Account.

	For the Year Ended November 30,
	2023	2022
Class A ordinary shares
Numerator: net income (loss) allocable to redeemable Class A ordinary shares	$179,619	$646,487
Denominator: weighted average number of Class A ordinary shares	5,482,286	10,351,247
Basic and diluted net income (loss) per redeemable Class A ordinary share	$0.03	$0.06

Class B ordinary shares
Numerator: net income (loss) allocable to Class B ordinary shares	$25,003	$179,558
Denominator: weighted average number of Class B ordinary shares	2,166,096	2,875,000
Basic and diluted net income (loss) per Class B ordinary share	$0.01	$0.06

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the Financial Accounting Standards Board ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A, “Expenses of Offering.” Offering costs of $4,532,887 consist principally of costs incurred in connection with formation of the Company and preparation for the Initial Public Offering. These costs, together with the underwriter discount of $4,025,000, were charged to additional paid-in capital upon completion of the Initial Public Offering.

Fair Value of Financial Instruments

The Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

● Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

● Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

● Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

F-27

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2023

Recent Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt —Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and free-standing instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company adopted as of inception of the Company. Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.”

Note 3 —Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 11,500,000 Units at a purchase price of $10.00 per Unit generating gross proceeds to the Company in the amount of $115,000,000. Each Unit consists of one ordinary share and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder purchase one ordinary share at an exercise price of $11.50 per whole share.

Note 4 — Private Placement

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale (the “Private Placement”) of an aggregate of 532,500 units (the “Private Placement Units”) to Technology & Telecommunication, LLC (the “Sponsor”) at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company in the amount of $5,325,000 on January 20, 2022.

A portion of the proceeds from the Private Placement Units was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Units will be worthless.

The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of an Initial Business Combination, subject to certain exceptions.

Note 5 — Related Party Transactions

Founder Shares

On November 26, 2021, the Sponsor purchased 2,875,000 of the Company’s Class B ordinary shares (the “Founder Shares”) in exchange for $25,000. The Founder Shares include an aggregate of up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares will equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. The Founder Shares are no longer subject to forfeiture due to full exercise of the over-allotment by the underwriter.

The holders of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) six months after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period, or (y) the date on which the Company completes a liquidation, merger, capital share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Promissory Note — Related Party

On November 26, 2021, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of up to $300,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2022, or (ii) the consummation of the Initial Public Offering.

During the year end November 30, 2022, deferred offering costs paid for by the Promissory Note amounted to $71,881. On January 25, 2022, the outstanding balance owed under the Promissory Note (being $177,876) was repaid in full.

F-28

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2023

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into units at a price of $10.00 per unit. Such units would be identical to the Private Placement Units. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. On August 10, 2023, the Sponsor has promised to loan an amount of up to $500,000 to the Company. As of November 30, 2023 and 2022, there were $300,000 and nil outstanding under any Working Capital Loans and extensions, respectively.

Administrative Support Agreement

Commencing on the date the Units are first listed on the Nasdaq, the Company has agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support for up to 18 months. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. As of November 30, 2023 and 2022, $220,000 and $100,000 had been accrued and not yet been paid to the Sponsor under the Administrative Support Agreement respectively.

Extension Loan

On February 21, 2023, the Sponsor has promised to loan an amount of up to $656,474 to the Company  and the full amount has been borrowed. On June 13, 2023, the Sponsor has promised to loan an amount of up to $864,000 to the Company and $864,000 has been borrowed. On August 10, 2023, the Sponsor promised to loan an amount of up to $500,000 to the Company and $133,997 has been borrowed. As of November 30, 2023, the available balance between the three loans is $2,020,474 and the Sponsor had paid an aggregate of $1,654,471 towards these loans.

Note 6 — Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, Private Placement Units and warrants that may be issued upon conversion of Working Capital Loans (and any ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of Initial Public Offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A ordinary shares). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions.

The underwriters were entitled to a cash underwriting discount of $0.20 per Unit, or $2,000,000 in the aggregate (or $2,300,000 in the aggregate if the underwriters’ over-allotment option was exercised in full), payable upon the closing of the Initial Public Offering. The underwriters agreed to reimburse us for expenses incurred by us in connection with this offering in an amount equal to $500,000, payable to us at the closing of the offering. In addition, the underwriters were entitled to a deferred fee of $0.35 per Unit, or $3,500,000 in the aggregate (or $4,025,000 in the aggregate if the underwriters’ over-allotment option was exercised in full). The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

On January 20, 2022, the underwriters purchased an additional 1,500,000 Option Units pursuant to the full exercise of the over-allotment option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $15,000,000.

Contingent legal Fees

For the year ended November 30, 2023 the company has incurred approximately $864,000 in contingent legal fees. As of November 30, 2023 there was approximately $864,000 included in accounts payable in the accompanying condensed balance sheet. The contingent fee will be forfeited by the attorneys in the event that the Company fails to complete a Business Combination.

F-29

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2023

Note 7 – Shareholders’ Deficit

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. As of November 30, 2023 and 2022, there were no preference shares issued or outstanding.

Class A Ordinary Shares — Our amended and restated memorandum and articles of association authorize the Company to issue 479,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. On January 18, 2023, TETE’s shareholders elected to redeem an aggregate of 8,373,932 ordinary shares, which is $86,353,885, in connection with the General Meeting. On July 18, 2023, TETE’s shareholders elected to redeem an aggregate of 149,359 ordinary shares, which is $1,626,736, in connection with the General Meeting. As of November 30, 2023 and 2022, there were 3,407,500 and 532,500 Class A ordinary shares issued and outstanding, respectively, excluding 2,976,709 shares and 11,500,000 shares subject to possible redemption, respectively.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class B ordinary shares are entitled to one vote for each share. As of November 30, 2023 and 2022, there were -0- and 2,875,000 Class B ordinary shares issued and outstanding, respectively, such that the Initial Shareholders would maintain ownership of at least 20% of the issued and outstanding shares after the Initial Public Offering.

Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as otherwise required by law. In connection with our initial business combination, we may enter into a shareholders’ agreement or other arrangements with the shareholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of this offering.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the then-outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all ordinary shares outstanding upon the completion of Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination (net of the number of Class A ordinary shares redeemed in connection with a Business Combination), excluding any shares or equity-linked securities issued or issuable to any seller of an interest in the target to us in a Business Combination. As of November 30, 2023, the Company has converted 2,875,000 Class B ordinary  shares to Class A ordinary shares for a par value of $288.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed. Notwithstanding the above, if the Class A ordinary shares is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

F-30

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2023

Redemption of Warrants When the Price per Share of Class A Ordinary shares Equals or Exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and

●	if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganization, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering.

Subsequent to the approval by the shareholders of the Company of the Amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter Amendment”), on January 20, 2023, the Company filed the Charter Amendment with the Registrar of Companies in the Cayman Islands. In connection with the Charter Amendment, the Company’s shareholders elected to redeem an aggregate of 8,373,932 ordinary shares. Pursuant to the Charter Amendment, the Company has the right to extend the period which it has to complete a business combination by up to six (6) times for an additional one (1) month each time from January 20, 2023 to July 20, 2023 by depositing into its trust account, for each one-month extension, the lesser of (a) $262,500 and (b) $0.0525 for each Class A ordinary share outstanding after giving effect to the redemption of public shares in connection with the Charter Amendment in accordance with the terms of the Company’s amended and restated memorandum and articles of association.

Subsequent to the approval by the shareholders of the Company of the Amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter Amendment”), on July 18, 2023, the Company filed the Charter Amendment with the Registrar of Companies in the Cayman Islands. In connection with the Charter Amendment, the Company’s shareholders elected to redeem an aggregate of 149,359 ordinary shares. Pursuant to the Charter Amendment, the Company has the right to extend the period which it has to complete a business combination by up to twelve (12) times for an additional one (1) month each time from July 20, 2023 to July 20, 2024 by depositing into its trust account, for each one-month extension, the lesser of (a) $144,000 and (b) $0.045 for each Class A ordinary share outstanding after giving effect to the redemption of public shares in connection with the Charter Amendment in accordance with the terms of the Company’s amended and restated memorandum and articles of association..

Note 8 – Subsequent Events

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after the consolidated balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

F-31

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	May 31, 2024	November 30, 2023

ASSETS
Current Assets
Cash	$4,200	$9,917
Prepaid expenses	51,748	5,995
Total Current Assets	55,948	15,912

Cash and Marketable Securities held in trust account	35,448,136	33,749,917

Total Assets	$35,504,084	$33,765,829

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$1,233,820	$1,173,919
Extension loan	2,458,183	1,654,471
Working capital loan	651,000	300,000
Total Current Liabilities	4,343,003	3,128,390

Deferred underwriter commission	4,025,000	4,025,000

Total Liabilities	8,368,003	7,153,390

Commitments and Contingencies

Class A ordinary shares subject to possible redemption; 2,976,709 shares (at $11.91 and $11.34 per share) as of May 31, 2024 and November 30, 2023, respectively	35,448,136	33,749,917

Shareholders’ Deficit
Preference Shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding as of May 31, 2024 and November 30, 2023	—	—
Class A ordinary shares, $0.0001 par value; 479,000,000 shares authorized; 3,407,500 shares issued and outstanding (excluding 2,976,709 shares subject to possible redemption) as of May 31, 2024 and November 30, 2023	341	341
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; -0- shares issued and outstanding as of May 31, 2024 and November 30, 2023	—	—
Additional paid-in capital	—	—
Accumulated deficit	(8,312,396)	(7,137,819)
Total Shareholders’ Deficit	(8,312,055)	(7,137,478)
Total Liabilities and Shareholders’ Deficit	$35,504,084	$33,765,829

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-32

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended May 31,		For the Six Months Ended May 31,
	2024	2023	2024	2023
Formation and operating costs	$(150,675)	$(182,740)	$(370,865)	$(484,270)
Loss from Operations	(150,675)	(182,740)	(370,865)	(484,270)

Other Income
Interest earned on marketable securities held in trust account	454,098	381,761	894,507	1,166,519
Net Income	$303,423	$199,021	$523,642	$682,249

Weighted average number of Class A ordinary shares outstanding	6,384,209	3,658,568	6,384,209	6,005,109
Basic and diluted net income per ordinary share	$0.05	$0.03	$0.08	$0.08
Weighted average number of Class B ordinary shares outstanding	-	2,875,000	-	2,875,000
Basic and diluted net income per ordinary share	$-	$0.03	$-	$0.08

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-33

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED MAY 31, 2024

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances –November 30, 2023	3,407,500	$341	-	$-	$-	$(7,137,819)	$(7,137,478)
Re-measurement for common stock subject to redemption	-	-	-	-	-	(440,409)	(440,409)
Additional amount deposited into trust ($0.0525 per common stock subject to possible redemption)	-	-	-	-	-	(401,856)	(401,856)
Net income	-	-	-	-	-	220,219	220,219
Balance – February 29, 2024	3,407,500	$341	-	$-	$-	$(7,759,865)	(7,759,524)
Re-measurement for common stock subject to redemption	-	-	-	-	-	(454,098)	(454,098)
Additional amount deposited into trust ($0.0525 per common stock subject to possible redemption)	-	-	-	-	-	(401,856)	(401,856)
Net Income	-	-	-	-	-	303,423	303,423
Balance – May 31, 2024	3,407,500	$341	-	$-	$-	$(8,312,396)	(8,312,055)

FOR THE THREE AND SIX MONTHS ENDED MAY 31, 2023

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – November 30, 2022	532,500	$53	2,875,000	$288	$-	$(3,638,896)	$(3,638,555)
Re-measurement for common stock subject to redemption	-	-	-	-	-	(784,758)	(784,758)
Additional amount deposited into trust ($0.0525 per common stock subject to possible redemption)	-	-	-	-	-	(328,237)	(328,237)
Net Income	-	-	-	-	-	483,228	483,228
Balance – February 28, 2023	532,500	$53	2,875,000	$288	$-	$(4,268,663)	(4,268,322)
Re-measurement for common stock subject to redemption	-	-	-	-	-	(381,761)	(381,761)
Additional amount deposited into trust ($0.0525 per common stock subject to possible redemption)	-	-	-	-	-	(492,356)	(492,356)
Net Income	-	-	-	-	-	199,021	199,021
Balance – May 31, 2023	532,500	$53	2,875,000	$288	$-	$(4,943,759)	(4,943,418)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-34

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended May 31, 2024	For the Six Months Ended May 31, 2023
Cash flows from operating activities:
Net income	$523,642	$682,249
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(894,507)	(1,166,519)
Changes in operating assets and liabilities:
Prepaid expenses	(45,753)	—
Accounts payable	59,901	60,000
Net cash used in operating activities	(356,717)	(424,270)

Cash flows from investing activities:
Investment of cash in Trust Account	(803,712)	(820,593)
Cash withdrawn from trust in connection to redemption	—	86,353,885
Net cash (used in) provided by investing activities	(803,712)	85,533,292

Cash flows from financing activities:
Proceeds from extension loan	803,712	820,593
Redemption of common stock	—	(86,353,885)
Proceeds from working capital loan	351,000	—
Net cash provided by (used in) financing activities	1,154,712	(85,533,292)

Net change in cash	(5,717)	(424,270)
Cash at the beginning of the period	9,917	491,293
Cash at the end of the period	$4,200	$67,023

Supplemental disclosure of non-cash investing and financing activities:
Extension funds attributable to common stock subject to redemption	$803,712	$820,593
Accretion of common stock subject to redemption	$894,507	$1,166,519

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-35

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024

Note 1 — Description of Organization and Business Operations

Technology & Telecommunication Acquisition Corporation (the “Company”) was incorporated in Cayman Islands on November 8, 2021. The Company was formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of May 31, 2024, the Company had not commenced any operations. All activity for the period from November 8, 2021 (inception) through May 31, 2024 relates to the Company’s formation and initial public offering (“Initial Public Offering”), which is described below and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected November 30 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on January 14, 2022. On January 20, 2022, the Company consummated the Initial Public Offering of 10,000,000 units (“Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”), generating gross proceeds of $100,000,000 which is described in Note 3.

The Initial Public Offering transaction costs amounted to $8,482,742 consisting of $1,800,000 of underwriting fees paid in cash, $4,025,000 of deferred underwriting fees payable (which are held in a trust account with Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”)), $1,725,000 funded to the trust account and $932,742 of costs related to the Initial Public Offering. Cash of $1,562,293 was held outside of the Trust Account on January 20, 2022 and was available for working capital purposes. As described in Note 6, the $4,025,000 deferred underwriting fees are contingent upon the consummation of the Business Combination.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale (the “Private Placement”) of an aggregate of 480,000 units (the “Private Placement Units”) to Technology & Telecommunication LLC (the “Sponsor”) at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company in the amount of $4,800,000.

On January 20, 2022, the underwriters purchased an additional 1,500,000 Option Units pursuant to the exercise of the over-allotment option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $15,000,000. Also, in connection with the full exercise of the over-allotment option, the Sponsor purchased an additional 52,500 Option Private Placement Units at a purchase price of $10.00 per unit.

Following the closing of the Initial Public Offering on January 20, 2022, an amount of $116,725,000 ($10.15 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in a trust account (“Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the value of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. Upon the closing of the Initial Public Offering, management has agreed that an amount equal to at least $10.15 per Unit sold in the Initial Public Offering, including proceeds of the Private Placement Warrants, will be held in the Trust Account and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company will provide the holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a shareholders meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.15 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity”.

F-36

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024

Note 1 — Description of Organization and Business Operations (Continued)

The Company will not redeem Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 (so that it does not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the Business Combination. If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the outstanding shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a shareholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its second amended and restated certificate of incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination.

If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares, without the prior consent of the Company.

The holders of the Founder Shares have agreed (a) to waive their redemption rights with respect to the Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company has not completed a Business Combination within 12 months (or 15 months, or 18 months, as applicable from the closing of the Initial Public Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The holders of the Founders Shares have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the holders of Founder Shares acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

F-37

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024

Note 1 — Description of Organization and Business Operations (Continued)

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.15 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.15 per Public Share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

On February 21, 2023, the Sponsor promised to loan an amount of up to $656,474 to the Company and the full amount has been borrowed. On June 13, 2023, the Sponsor promised to loan an amount of up to $864,000 to the Company and $864,000 has been borrowed. On August 10, 2023, the Sponsor promised to loan an amount of up to $500,000 to the Company and $500,000 has been borrowed. On June 14, 2024, the Sponsor issued an additional unsecured promissory note to the Company (the “Second Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of up to $500,000. The Second Promissory Note is non-interest bearing and payable after the date of the consummation of the Business Combination (See note 8).

Subsequent to the approval by the shareholders of the Company of the Amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter Amendment”), on January 20, 2023, the Company filed the Charter Amendment with the Registrar of Companies in the Cayman Islands. In connection with the Charter Amendment, the Company’s shareholders elected to redeem an aggregate of 8,373,932 ordinary shares. Pursuant to the Charter Amendment, the Company has the right to extend the period which it has to complete a business combination by up to six (6) times for an additional one (1) month each time from January 20, 2023 to July 20, 2023 by depositing into its trust account, for each one-month extension, the lesser of (a) $262,500 and (b) $0.0525 for each Class A ordinary share outstanding after giving effect to the redemption of public shares in connection with the Charter Amendment in accordance with the terms of the Company’s amended and restated memorandum and articles of association.

Subsequent to the approval by the shareholders of the Company of the Amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter Amendment”), on July 18, 2023, Company filed the Charter Amendment with the Registrar of Companies in the Cayman Islands. In connection with the Charter Amendment, the Company’s shareholders elected to redeem an aggregate of 149,359 ordinary shares. Pursuant to the Charter Amendment, the Company has the right to extend the period which it has to complete a business combination by up to twelve (12) times for an additional one (1) month each time from July 20, 2023 to July 20, 2024 by depositing into its trust account, for each one-month extension, the lesser of (a) $144,000 and (b) $0.045 for each Class A ordinary share outstanding after giving effect to the redemption of public shares in connection with the Charter Amendment in accordance with the terms of the Company’s amended and restated memorandum and articles of association.

On June 7, 2024, the Company held its general shareholder meeting (the “General Meeting”) and passed its vote to amend the Company’s Amended and Restated Articles of Association (the “Articles of Association”) to give the Company the right to extend the date it has to consummate a business combination up to seven (7) times for an additional one (1) month each time, from June 20, 2024 to January 20, 2025. The cost of this extension would be the lesser of (a) $60,000 and (b) $0.02 for each ordinary share issued and outstanding after giving effect to the redemptions, each month extended.

Liquidity and Capital Resources

As of May 31, 2024, the Company had approximately $4,200 of cash in its operating account and working capital deficit of $4,287,055.

Prior to the completion of the Initial Public Offering, the Company’s liquidity needs had been satisfied through the capital contribution of $25,000 from the Sponsor to purchase the Founder Shares, and a loan of up to $300,000 pursuant to the Note issued to the Sponsor, which was repaid on January 25, 2022 (Note 5). Subsequent to the consummation of the Initial Public Offering and Private Placement, the Company’s liquidity needs have been satisfied with the proceeds from the consummation of the Private Placement not held in the Trust Account.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

F-38

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024

Note 1 — Description of Organization and Business Operations (Continued)

Going Concern and Management’s Plan

In connection with the Company’s assessment of going concern considerations in accordance with the authoritative guidance in Financial Accounting Standard Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company currently lacks the liquidity it needs to sustain operations for a reasonable period of time, which is considered to be at least one year from the date that the unaudited financial statements are issued as it expects to continue to incur significant costs in pursuit of its acquisition plans.

In addition, the Company has until July 20, 2024 (or January 20, 2025 if we extend the period of time to consummate a Business Combination by the full amount of time) to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by July 20, 2024 (or January 20, 2025, if extended), there will be a mandatory liquidation and subsequent dissolution. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after July 20, 2024 (or January 20, 2025, if extended). The Company intends to continue to search for and seek to complete a Business Combination before the mandatory liquidation date.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the period ended November 30, 2023, as filed with the SEC on March 4, 2024. The interim results for the six months ended May 31, 2024 are not necessarily indicative of the results to be expected for the year ending November 30, 2024 or for any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-39

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024

Note 2 — Summary of Significant Accounting Policies (Continued)

Use of Estimates

The preparation of unaudited consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. The Company had $4,200 in cash and no cash equivalents as of May 31, 2024 and $9,917 in cash and no cash equivalents as of November 30, 2023.

Marketable Securities Held in Trust Account

As of May 31, 2024 and November 30, 2023, substantially all of the assets held in the Trust Account were held in the money market. The amount of assets held in Trust Account is $35,448,136 and $33,749,917, respectively.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the unaudited consolidated financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the unaudited consolidated financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of May 31, 2024 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

F-40

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024

Note 2 — Summary of Significant Accounting Policies (Continued)

Class A Ordinary Shares Subject to Possible Redemption

All of the Class A ordinary shares sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with ASC 480, conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem its public shares in an amount that would cause its net tangible assets (shareholders’ equity) to be less than $5,000,001. However, the threshold in its charter would not change the nature of the underlying shares as redeemable and thus public shares would be required to be disclosed outside of permanent equity. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit.

As of May 31, 2024, 2,976,709 Class A Ordinary Shares outstanding are subject to possible redemption.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. On May 31, 2024, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Net Income Per Share

Net income per share is computed by dividing net income by the weighted average number of ordinary shares outstanding for the period. The calculation of diluted income per share does not consider the effect of the warrants issued in connection with the Initial Public Offering and warrants issued as components of the Private Placement Units (the “Placement Warrants”) since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s unaudited consolidated statements of operations include a presentation of income per share for ordinary shares subject to possible redemption in a manner similar to the two-class method of income per share. Net income (per ordinary share, basic and diluted, for redeemable Class A ordinary shares is calculated by dividing the net income allocable to Class A ordinary shares subject to possible redemption, by the weighted average number of redeemable Class A ordinary shares outstanding since original issuance. Net income per ordinary share, basic and diluted, for non-redeemable Class A ordinary shares is calculated by dividing net income allocable to non-redeemable ordinary shares, by the weighted average number of non-redeemable ordinary shares outstanding for the periods.

F-41

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024

Note 2 — Summary of Significant Accounting Policies (Continued)

	For the Three Months Ended May 31,		For the Six Months Ended May 31,
	2024	2023	2024	2023
Class A ordinary shares
Numerator: net income allocable to redeemable Class A ordinary shares	$303,423	$111,445	$532,642	$459,053
Denominator: weighted average number of Class A ordinary shares	6,384,209	3,658,568	6,384,209	6,005,109
Basic and diluted net income per redeemable Class A ordinary share	$0.05	$0.03	$0.08	$0.08

Class B ordinary shares
Numerator: net income allocable to Class B ordinary shares	$-	$87,576	$-	$223,196
Denominator: weighted average number of Class B ordinary shares	-	2,875,000	-	2,875,000
Basic and diluted net income per Class B ordinary share	$-	$0.03	$-	$0.08

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the Financial Accounting Standards Board ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A, “Expenses of Offering.” Offering costs of $4,532,887 consist principally of costs incurred in connection with formation of the Company and preparation for the Initial Public Offering. These costs, together with the underwriter discount of $4,025,000, were charged to additional paid-in capital upon completion of the Initial Public Offering.

Fair Value of Financial Instruments

The Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

● Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

● Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

● Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Recent Accounting Standards

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statement.

F-42

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024

Note 3 —Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 11,500,000 Units at a purchase price of $10.00 per Unit generating gross proceeds to the Company in the amount of $115,000,000. Each Unit consists of one ordinary share and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder purchase one ordinary share at an exercise price of $11.50 per whole share.

Note 4 — Private Placement

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale (the “Private Placement”) of an aggregate of 532,500 units (the “Private Placement Units”) to Technology & Telecommunication, LLC (the “Sponsor”) at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company in the amount of $5,325,000 on January 20, 2022.

A portion of the proceeds from the Private Placement Units was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Units will be worthless.

The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of an Initial Business Combination, subject to certain exceptions.

Note 5 — Related Party Transactions

Founder Shares

On November 26, 2021, the Sponsor purchased 2,875,000 of the Company’s Class B ordinary shares (the “Founder Shares”) in exchange for $25,000. The Founder Shares include an aggregate of up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares will equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. The Founder Shares are no longer subject to forfeiture due to full exercise of the over-allotment by the underwriter.

The holders of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) six months after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period, or (y) the date on which the Company completes a liquidation, merger, capital share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.

F-43

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024

Note 5 — Related Party Transactions (Continued)

Promissory Note — Related Party

On November 26, 2021, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of up to $300,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2022, or (ii) the consummation of the Initial Public Offering.

During the year end November 30, 2022, deferred offering costs paid for by the Promissory Note amounted to $71,881. On January 25, 2022, the outstanding balance owed under the Promissory Note (being $177,876) was repaid in full.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into units at a price of $10.00 per unit. Such units would be identical to the Private Placement Units. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. On August 10, 2023, the Sponsor has promised to loan an amount of up to $500,000 to the Company. As of May 31, 2024 and November 30, 2023, there were $651,000 and $300,000 outstanding under any Working Capital Loans and extensions, respectively.

Administrative Support Agreement

Commencing on the date the Units are first listed on the Nasdaq, the Company has agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support for up to 18 months. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. As of May 31, 2024 and November 30, 2023, $60,000 and $220,000 had been accrued and not yet been paid to the Sponsor under the Administrative Support Agreement respectively.

Extension Loan

On February 21, 2023, the Sponsor has promised to loan an amount of up to $656,474 to the Company and the full amount has been borrowed. On June 13, 2023, the Sponsor has promised to loan an amount of up to $864,000 to the Company and the full amount has been borrowed. On August 10, 2023, the Sponsor promised to loan an amount of up to $500,000 to the Company and $500,000 has been borrowed. As of May 31, 2024 and November 30, 2023, the balance due is $2,458,183 and $1,654,471, respectively.

F-44

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024

Note 6 — Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, Private Placement Units and warrants that may be issued upon conversion of Working Capital Loans (and any ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of Initial Public Offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A ordinary shares). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions.

The underwriters were entitled to a cash underwriting discount of $0.20 per Unit, or $2,000,000 in the aggregate (or $2,300,000 in the aggregate if the underwriters’ over-allotment option was exercised in full), payable upon the closing of the Initial Public Offering. The underwriters agreed to reimburse us for expenses incurred by us in connection with this offering in an amount equal to $500,000, payable to us at the closing of the offering. In addition, the underwriters were entitled to a deferred fee of $0.35 per Unit, or $3,500,000 in the aggregate (or $4,025,000 in the aggregate if the underwriters’ over-allotment option was exercised in full). The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

On January 20, 2022, the underwriters purchased an additional 1,500,000 Option Units pursuant to the full exercise of the over-allotment option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $15,000,000.

Contingent legal Fees

As of May 31, 2024 and November 30, 2023 there was approximately $864,000 included in accounts payable in the accompanying consolidated balance sheet. The legal fees are contingent on the Company completing a Business Combination.

F-45

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024

Note 7 – Shareholders’ Equity

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. As of May 31, 2024 and November 30, 2023, there were no preference shares issued or outstanding.

Class A Ordinary Shares — Our amended and restated memorandum and articles of association authorize the Company to issue 479,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. On January 18, 2023, TETE’s shareholders elected to redeem an aggregate of 8,373,932 ordinary shares, which is $86,353,885, in connection with the General Meeting. On July 18, 2023, TETE’s shareholders elected to redeem an aggregate of 149,359 ordinary shares, which is $1,626,736, in connection with the General Meeting. As of May 31, 2024 and November 30, 2023, there were 3,407,500 Class A ordinary shares issued and outstanding, respectively, excluding 2,976,709 shares subject to possible redemption.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class B ordinary shares are entitled to one vote for each share. As of May 31, 2024 and November 30, 2023, there were -0- and -0- Class B ordinary shares issued and outstanding, respectively, such that the Initial Shareholders would maintain ownership of at least 20% of the issued and outstanding shares after the Initial Public Offering.

Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as otherwise required by law. In connection with our initial business combination, we may enter into a shareholders’ agreement or other arrangements with the shareholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of this offering.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the then-outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all ordinary shares outstanding upon the completion of Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination (net of the number of Class A ordinary shares redeemed in connection with a Business Combination), excluding any shares or equity-linked securities issued or issuable to any seller of an interest in the target to us in a Business Combination. As of May 31, 2024, the Company has converted 2,875,000 Class B ordinary shares to Class A ordinary shares for a par value of $288.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed. Notwithstanding the above, if the Class A ordinary shares is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

F-46

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024

Redemption of Warrants When the Price per Share of Class A Ordinary shares Equals or Exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and

●	if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganization, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering.

Subsequent to the approval by the shareholders of the Company of the Amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter Amendment”), on January 20, 2023, the Company filed the Charter Amendment with the Registrar of Companies in the Cayman Islands. In connection with the Charter Amendment, the Company’s shareholders elected to redeem an aggregate of 8,373,932 ordinary shares. Pursuant to the Charter Amendment, the Company has the right to extend the period which it has to complete a business combination by up to six (6) times for an additional one (1) month each time from January 20, 2023 to July 20, 2023 by depositing into its trust account, for each one-month extension, the lesser of (a) $262,500 and (b) $0.0525 for each Class A ordinary share outstanding after giving effect to the redemption of public shares in connection with the Charter Amendment in accordance with the terms of the Company’s amended and restated memorandum and articles of association.

Subsequent to the approval by the shareholders of the Company of the Amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter Amendment”), on July 18, 2023, the Company filed the Charter Amendment with the Registrar of Companies in the Cayman Islands. In connection with the Charter Amendment, the Company’s shareholders elected to redeem an aggregate of 149,359 ordinary shares. Pursuant to the Charter Amendment, the Company has the right to extend the period which it has to complete a business combination by up to twelve (12) times for an additional one (1) month each time from July 20, 2023 to July 20, 2024 by depositing into its trust account, for each one-month extension, the lesser of (a) $144,000 and (b) $0.045 for each Class A ordinary share outstanding after giving effect to the redemption of public shares in connection with the Charter Amendment in accordance with the terms of the Company’s amended and restated memorandum and articles of association.

On June 7, 2024, the Company held its general shareholder meeting (the “General Meeting”) and passed its vote to amend the Company’s Amended and Restated Articles of Association (the “Articles of Association”) to give the Company the right to extend the date it has to consummate a business combination up to seven (7) times for an additional one (1) month each time, from June 20, 2024 to January 20, 2025. The cost of this extension would be the lesser of (a) $60,000 and (b) $0.02 for each ordinary share issued and outstanding after giving effect to the redemptions, each month extended.

Note 8 – Subsequent Events

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before unaudited consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after the unaudited consolidated balance sheet date up to the date that the unaudited consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited consolidated financial statements.

On June 7, 2024, the Company held its general shareholder meeting (the “General Meeting”) and passed its vote to amend the Company’s Amended and Restated Articles of Association (the “Articles of Association”) to give the Company the right to extend the date it has to consummate a business combination up to seven (7) times for an additional one (1) month each time, from June 20, 2024 to January 20, 2025. The cost of this extension would be the lesser of (a) $60,000 and (b) $0.02 for each ordinary share issued and outstanding after giving effect to the redemptions, each month extended.

On June 7, 2024, the Company’s shareholders elected to redeem an aggregate of 408,469 shares in connection with the General Meeting.

On June 14, 2024, the Sponsor issued an additional unsecured promissory note to the Company, pursuant to which the Company may borrow up to an aggregate principal amount of up to $500,000. The Second Promissory Note is non-interest bearing and payable after the date of the consummation of the Business Combination.

F-47

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	August 31, 2024	November 30, 2023

ASSETS
Current Assets
Cash	$40,533	$9,917
Prepaid expenses	61,173	5,995
Total Current Assets	101,706	15,912

Cash and Marketable Securities held in trust account	31,138,174	33,749,917

Total Assets	$31,239,880	$33,765,829

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$1,287,561	$1,173,919
Extension loan	2,612,277	1,654,471
Working capital loan	851,000	300,000
Total Current Liabilities	4,750,838	3,128,390

Deferred underwriter commission	4,025,000	4,025,000

Total Liabilities	8,775,838	7,153,390

Commitments and Contingencies

Class A ordinary shares subject to possible redemption; 2,568,240 and 2,976,709 shares (at $12.12 and $11.34 per share) as of August 31, 2024 and November 30, 2023, respectively	31,138,174	33,749,917

Shareholders’ Deficit
Preference Shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding as of August 31, 2024 and November 30, 2023	—	—
Class A ordinary shares, $0.0001 par value; 479,000,000 shares authorized; 3,407,500 shares issued and outstanding (excluding 2,568,240 and 2,976,709 shares subject to possible redemption) as of August 31, 2024 and November 30, 2023	341	341
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; -0- shares issued and outstanding as of August 31, 2024 and November 30, 2023	—	—
Additional paid-in capital	—	—
Accumulated deficit	(8,674,473)	(7,137,819)
Total Shareholders’ Deficit	(8,674,132)	(7,137,478)
Total Liabilities and Shareholders’ Deficit	$31,239,880	$33,765,829

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-48

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended August 31,		For the Nine Months Ended August 31,
	2024	2023	2024	2023
Formation and operating costs	$(207,983)	$(307,548)	$(578,848)	$(791,818)
Loss from Operations	(207,983)	(307,548)	(578,848)	(791,818)

Other Income
Interest earned on marketable securities held in trust account	408,457	423,773	1,302,964	1,590,292
Net Income	$200,474	$116,225	$724,116	$798,474

Weighted average number of Class A ordinary shares outstanding	5,975,740	3,622,852	5,975,740	5,217,220
Basic and diluted net income per ordinary share	$0.03	$0.02	$0.12	$0.10
Weighted average number of Class B ordinary shares outstanding	-	2,875,000	-	2,875,000
Basic and diluted net income per ordinary share	$-	$0.02	$-	$0.10

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-49

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED AUGUST 31, 2024

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances –November 30, 2023	3,407,500	$341	-	$-	$-	$(7,137,819)	$(7,137,478)
Re-measurement for common stock subject to redemption	-	-	-	-	-	(440,409)	(440,409)
Additional amount deposited into trust ($0.0525 per common stock subject to possible redemption)	-	-	-	-	-	(401,856)	(401,856)
Net income	-	-	-	-	-	220,219	220,219
Balance – February 29, 2024	3,407,500	$341	-	$-	$-	$(7,759,865)	(7,759,524)
Re-measurement for common stock subject to redemption	-	-	-	-	-	(454,098)	(454,098)
Additional amount deposited into trust ($0.0525 per common stock subject to possible redemption)	-	-	-	-	-	(401,856)	(401,856)
Net Income	-	-	-	-	-	303,423	303,423
Balance – May 31, 2024	3,407,500	$341	-	$-	$-	$(8,312,396)	(8,312,055)
Re-measurement for common stock subject to redemption	-	-	-	-	-	(408,457)	(408,457)
Additional amount deposited into trust ($0.0525 per common stock subject to possible redemption)	-	-	-	-	-	(154,094)	(154,094)
Net Income	-	-	-	-	-	200,474	200,474
Balance – August 31, 2024	3,407,500	$341	-	$-	$-	$(8,674,473)	(8,674,132)

FOR THE THREE AND NINE MONTHS ENDED AUGUST 31, 2023

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – November 30, 2022	532,500	$53	2,875,000	$288	$-	$(3,638,896)	$(3,638,555)
Re-measurement for common stock subject to redemption	-	-	-	-	-	(784,758)	(784,758)
Additional amount deposited into trust ($0.0525 per common stock subject to possible redemption)	-	-	-	-	-	(328,237)	(328,237)
Net Income	-	-	-	-	-	483,228	483,228
Balance – February 28, 2023	532,500	$53	2,875,000	$288	-	(4,268,663)	(4,268,322)
Re-measurement for common stock subject to redemption	-	-	-	-	-	(381,761)	(381,761)
Additional amount deposited into trust ($0.0525 per common stock subject to possible redemption)	-	-	-	-	-	(492,356)	(492,356)
Net Income	-	-	-	-	-	199,021	199,021
Balance – May 31, 2023	532,500	53	2,875,000	288	-	(4,943,759)	(4,943,418)
Re-measurement for common stock subject to redemption	-	-	-	-	-	(423,773)	(423,773)
Additional amount deposited into trust ($0.045 per common stock subject to possible redemption)	-	-	-	-	-	(432,022)	(432,022)
Net Income	-	-	-	-	-	116,225	116,225
Balance – August 31, 2023	532,500	$53	2,875,000	$288	$-	$(5,683,329)	$(5,682,988)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-50

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended August 31, 2024	For the Nine Months Ended August 31, 2023
Cash flows from operating activities:
Net income	$724,116	$798,474
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(1,302,964)	(1,590,292)
Changes in operating assets and liabilities:
Prepaid expenses	(55,178)	—
Accounts payable	113,642	90,000
Net cash used in operating activities	(520,384)	(701,818)

Cash flows from investing activities:
Investment of cash in Trust Account	(957,806)	(1,252,615)
Cash withdrawn from trust in connection to redemption	4,872,513	87,980,621
Net cash (used in) provided by investing activities	3,914,707	86,728,006

Cash flows from financing activities:
Proceeds from extension loan	957,806	1,252,615
Redemption of common stock	(4,872,513)	(87,980,621)
Collection of subscription receivable	—	250,000
Proceeds from working capital loan	551,000	—
Net cash provided by (used in) financing activities	(3,363,707)	(86,478,006)

Net change in cash	30,616	(451,818)
Cash at the beginning of the period	9,917	491,293
Cash at the end of the period	$40,533	$39,475

Supplemental disclosure of non-cash investing and financing activities:
Extension funds attributable to common stock subject to redemption	$957,806	$1,252,615
Accretion of common stock subject to redemption	$1,302,964	$1,590,292

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-51

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2024

Note 1 — Description of Organization and Business Operations

Technology & Telecommunication Acquisition Corporation (the “Company”) was incorporated in Cayman Islands on November 8, 2021. The Company was formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of August 31, 2024, the Company had not commenced any operations. All activity for the period from November 8, 2021 (inception) through August 31, 2024 relates to the Company’s formation and initial public offering (“Initial Public Offering”), which is described below and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected November 30 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on January 14, 2022. On January 20, 2022, the Company consummated the Initial Public Offering of 10,000,000 units (“Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”), generating gross proceeds of $100,000,000 which is described in Note 3.

The Initial Public Offering transaction costs amounted to $8,482,742 consisting of $1,800,000 of underwriting fees paid in cash, $4,025,000 of deferred underwriting fees payable (which are held in a trust account with Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”)), $1,725,000 funded to the trust account and $932,742 of costs related to the Initial Public Offering. Cash of $1,562,293 was held outside of the Trust Account on January 20, 2022 and was available for working capital purposes. As described in Note 6, the $4,025,000 deferred underwriting fees are contingent upon the consummation of the Business Combination.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale (the “Private Placement”) of an aggregate of 480,000 units (the “Private Placement Units”) to Technology & Telecommunication LLC (the “Sponsor”) at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company in the amount of $4,800,000.

On January 20, 2022, the underwriters purchased an additional 1,500,000 Option Units pursuant to the exercise of the over-allotment option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $15,000,000. Also, in connection with the full exercise of the over-allotment option, the Sponsor purchased an additional 52,500 Option Private Placement Units at a purchase price of $10.00 per unit.

Following the closing of the Initial Public Offering on January 20, 2022, an amount of $116,725,000 ($10.15 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in a trust account (“Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the value of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. Upon the closing of the Initial Public Offering, management has agreed that an amount equal to at least $10.15 per Unit sold in the Initial Public Offering, including proceeds of the Private Placement Warrants, will be held in the Trust Account and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company will provide the holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a shareholders meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.15 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity”.

F-52

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2024

Note 1 — Description of Organization and Business Operations (Continued)

The Company will not redeem Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 (so that it does not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the Business Combination. If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the outstanding shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a shareholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its second amended and restated certificate of incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination.

If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares, without the prior consent of the Company.

The holders of the Founder Shares have agreed (a) to waive their redemption rights with respect to the Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company has not completed a Business Combination within 12 months (or 15 months, or 18 months, as applicable from the closing of the Initial Public Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The holders of the Founders Shares have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the holders of Founder Shares acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

F-53

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2024

Note 1 — Description of Organization and Business Operations (Continued)

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.15 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.15 per Public Share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

On February 21, 2023, the Sponsor promised to loan an amount of up to $656,474 to the Company and the full amount has been borrowed. On June 13, 2023, the Sponsor promised to loan an amount of up to $864,000 to the Company and $864,000 has been borrowed. On August 10, 2023, the Sponsor promised to loan an amount of up to $500,000 to the Company and $500,000 has been borrowed. On June 14, 2024, the Sponsor issued an additional unsecured promissory note to the Company (the “Second Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of up to $500,000. The Second Promissory Note is non-interest bearing and payable after the date of the consummation of the Business Combination (See Note  5).

Subsequent to the approval by the shareholders of the Company of the Amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter Amendment”), on January 20, 2023, the Company filed the Charter Amendment with the Registrar of Companies in the Cayman Islands. In connection with the Charter Amendment, the Company’s shareholders elected to redeem an aggregate of 8,373,932 ordinary shares. Pursuant to the Charter Amendment, the Company has the right to extend the period which it has to complete a business combination by up to six (6) times for an additional one (1) month each time from January 20, 2023 to July 20, 2023 by depositing into its trust account, for each one-month extension, the lesser of (a) $262,500 and (b) $0.0525 for each Class A ordinary share outstanding after giving effect to the redemption of public shares in connection with the Charter Amendment in accordance with the terms of the Company’s amended and restated memorandum and articles of association.

Subsequent to the approval by the shareholders of the Company of the Amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter Amendment”), on July 18, 2023, Company filed the Charter Amendment with the Registrar of Companies in the Cayman Islands. In connection with the Charter Amendment, the Company’s shareholders elected to redeem an aggregate of 149,359 ordinary shares. Pursuant to the Charter Amendment, the Company has the right to extend the period which it has to complete a business combination by up to twelve (12) times for an additional one (1) month each time from July 20, 2023 to July 20, 2024 by depositing into its trust account, for each one-month extension, the lesser of (a) $144,000 and (b) $0.045 for each Class A ordinary share outstanding after giving effect to the redemption of public shares in connection with the Charter Amendment in accordance with the terms of the Company’s amended and restated memorandum and articles of association.

On June 7, 2024, the Company held its general shareholder meeting (the “General Meeting”) and passed its vote to amend the Company’s Amended and Restated Articles of Association (the “Articles of Association”) to give the Company the right to extend the date it has to consummate a business combination up to seven (7) times for an additional one (1) month each time, from June 20, 2024 to January 20, 2025. The cost of this extension would be the lesser of (a) $60,000 and (b) $0.02 for each ordinary share issued and outstanding after giving effect to the redemptions, each month extended.

On June 7, 2024, the Company’s shareholders elected to redeem an aggregate of 408,469 shares in connection with the General Meeting.

Liquidity and Capital Resources

As of August 31, 2024, the Company had approximately $41,000 of cash in its operating account and working capital deficit of $4,649,132.

Prior to the completion of the Initial Public Offering, the Company’s liquidity needs had been satisfied through the capital contribution of $25,000 from the Sponsor to purchase the Founder Shares, and a loan of up to $300,000 pursuant to the Note issued to the Sponsor, which was repaid on January 25, 2022 (Note 5). Subsequent to the consummation of the Initial Public Offering and Private Placement, the Company’s liquidity needs have been satisfied with the proceeds from the consummation of the Private Placement not held in the Trust Account.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

F-54

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2024

Note 1 — Description of Organization and Business Operations (Continued)

Going Concern and Management’s Plan

In connection with the Company’s assessment of going concern considerations in accordance with the authoritative guidance in Financial Accounting Standard Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company currently lacks the liquidity it needs to sustain operations for a reasonable period of time, which is considered to be at least one year from the date that the unaudited financial statements are issued as it expects to continue to incur significant costs in pursuit of its acquisition plans.

In addition, on June 7, 2024, TETE amended its amended and restated articles of association in existence at that time to give TETE the right to extend the Combination Period up to seven (7) times for an additional one (1) month each time from June 20, 2024 to January 20, 2025 by depositing into its trust account, for each one-month extension, the lesser of (a) $60,000 and (b) $0.02 for each ordinary share outstanding. The Company subsequently deposited $51,365 per month into the trust account to extend the Combination Period from June 20, 2024 to October 20, 2024. None of the funds held in trust will be released from the trust account, other than interest income to pay any tax obligations, until the earlier of the completion of an initial business combination within the required time period or our entry into liquidation if TETE has not consummated a business combination by October 20, 2024 (unless otherwise extended).

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the period ended November 30, 2023, as filed with the SEC on March 4, 2024. The interim results for the nine months ended August 31, 2024 are not necessarily indicative of the results to be expected for the year ending November 30, 2024 or for any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-55

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2024

Note 2 — Summary of Significant Accounting Policies (Continued)

Use of Estimates

The preparation of unaudited consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. The Company had$40,533  in cash and no cash equivalents as of August 31, 2024 and $9,917 in cash and no cash equivalents as of November 30, 2023.

Marketable Securities Held in Trust Account

As of August 31, 2024 and November 30, 2023, substantially all of the assets held in the Trust Account were held in the money market. The amount of assets held in Trust Account is $31,138,174 and $33,749,917, respectively.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the unaudited consolidated financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the unaudited consolidated financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of August 31, 2024 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

F-56

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2024

Note 2 — Summary of Significant Accounting Policies (Continued)

Class A Ordinary Shares Subject to Possible Redemption

All of the Class A ordinary shares sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with ASC 480, conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem its public shares in an amount that would cause its net tangible assets (shareholders’ equity) to be less than $5,000,001. However, the threshold in its charter would not change the nature of the underlying shares as redeemable and thus public shares would be required to be disclosed outside of permanent equity. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit.

As of August 31, 2024, 2,568,240 Class A Ordinary Shares outstanding are subject to possible redemption.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. On August 31, 2024, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Net Income Per Share

Net income per share is computed by dividing net income by the weighted average number of ordinary shares outstanding for the period. The calculation of diluted income per share does not consider the effect of the warrants issued in connection with the Initial Public Offering and warrants issued as components of the Private Placement Units (the “Placement Warrants”) since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s unaudited consolidated statements of operations include a presentation of income per share for ordinary shares subject to possible redemption in a manner similar to the two-class method of income per share. Net income (per ordinary share, basic and diluted, for redeemable Class A ordinary shares is calculated by dividing the net income allocable to Class A ordinary shares subject to possible redemption, by the weighted average number of redeemable Class A ordinary shares outstanding since original issuance. Net income per ordinary share, basic and diluted, for non-redeemable Class A ordinary shares is calculated by dividing net income allocable to non-redeemable ordinary shares, by the weighted average number of non-redeemable ordinary shares outstanding for the periods.

F-57

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2024

Note 2 — Summary of Significant Accounting Policies (Continued)

	For the Three Months Ended August 31,		For the Nine Months Ended August 31,
	2024	2023	2024	2023
Class A ordinary shares
Numerator: net income allocable to redeemable Class A ordinary shares	$200,474	$64,801	$724,116	$514,793
Denominator: weighted average number of Class A ordinary shares	5,975,740	3,622,852	5,975,740	5,217,220
Basic and diluted net income per redeemable Class A ordinary share	$0.03	$0.02	$0.12	$0.10

Class B ordinary shares
Numerator: net income allocable to Class B ordinary shares	$-	$51,424	$-	$283,681
Denominator: weighted average number of Class B ordinary shares	-	2,875,000	-	2,875,000
Basic and diluted net income per Class B ordinary share	$-	$0.02	$-	$0.10

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the Financial Accounting Standards Board ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A, “Expenses of Offering.” Offering costs of $4,532,887 consist principally of costs incurred in connection with formation of the Company and preparation for the Initial Public Offering. These costs, together with the underwriter discount of $4,025,000, were charged to additional paid-in capital upon completion of the Initial Public Offering.

Fair Value of Financial Instruments

The Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

● Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

● Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

● Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Recent Accounting Standards

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statement.

F-58

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2024

Note 3 —Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 11,500,000 Units at a purchase price of $10.00 per Unit generating gross proceeds to the Company in the amount of $115,000,000. Each Unit consists of one ordinary share and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder purchase one ordinary share at an exercise price of $11.50 per whole share.

Note 4 — Private Placement

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale (the “Private Placement”) of an aggregate of 532,500 units (the “Private Placement Units”) to Technology & Telecommunication, LLC (the “Sponsor”) at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company in the amount of $5,325,000 on January 20, 2022.

A portion of the proceeds from the Private Placement Units was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Units will be worthless.

The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of an Initial Business Combination, subject to certain exceptions.

Note 5 — Related Party Transactions

Founder Shares

On November 26, 2021, the Sponsor purchased 2,875,000 of the Company’s Class B ordinary shares (the “Founder Shares”) in exchange for $25,000. The Founder Shares include an aggregate of up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares will equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. The Founder Shares are no longer subject to forfeiture due to full exercise of the over-allotment by the underwriter.

The holders of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) six months after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period, or (y) the date on which the Company completes a liquidation, merger, capital share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.

F-59

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2024

Note 5 — Related Party Transactions (Continued)

Promissory Note — Related Party

On November 26, 2021, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of up to $300,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2022, or (ii) the consummation of the Initial Public Offering.

During the year end November 30, 2022, deferred offering costs paid for by the Promissory Note amounted to $71,881. On January 25, 2022, the outstanding balance owed under the Promissory Note (being $177,876) was repaid in full.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into units at a price of $10.00 per unit. Such units would be identical to the Private Placement Units. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. On August 10, 2023, the Sponsor has promised to loan an amount of up to $500,000 to the Company.  As of August 31, 2024 and November 30, 2023, there were $851,000 and $300,000 outstanding under any Working Capital Loans and extensions, respectively.

Administrative Support Agreement

Commencing on the date the Units are first listed on the Nasdaq, the Company has agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support for up to 18 months. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. As of August 31, 2024 and November 30, 2023, $90,000 and $220,000 had been accrued and not yet been paid to the Sponsor under the Administrative Support Agreement respectively.

Extension Loan

On February 21, 2023, the Sponsor has promised to loan an amount of up to $656,474 to the Company and the full amount has been borrowed. On June 13, 2023, the Sponsor has promised to loan an amount of up to $864,000 to the Company and the full amount has been borrowed. On August 10, 2023, the Sponsor promised to loan an amount of up to $500,000 to the Company and $500,000 has been borrowed. On June 14, 2024, the Sponsor issued an additional unsecured promissory note to the Company, pursuant to which the Company may borrow up to an aggregate principal amount of up to $500,000 and $500,000 has been borrowed. The Second Promissory Note is non-interest bearing and payable after the date of the consummation of the Business Combination.  As of August 31, 2024, the available balance between the four loans is $2,520,474 and the Sponsor had paid an aggregate of $2,612,277 towards these loans, noting an amount of $91,803 has been over funded to cover extension fees and will be payable after the date of the consummation of the Business Combination.

F-60

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2024

Note 6 — Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, Private Placement Units and warrants that may be issued upon conversion of Working Capital Loans (and any ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of Initial Public Offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A ordinary shares). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions.

The underwriters were entitled to a cash underwriting discount of $0.20 per Unit, or $2,000,000 in the aggregate (or $2,300,000 in the aggregate if the underwriters’ over-allotment option was exercised in full), payable upon the closing of the Initial Public Offering. The underwriters agreed to reimburse us for expenses incurred by us in connection with this offering in an amount equal to $500,000, payable to us at the closing of the offering. In addition, the underwriters were entitled to a deferred fee of $0.35 per Unit, or $3,500,000 in the aggregate (or $4,025,000 in the aggregate if the underwriters’ over-allotment option was exercised in full). The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

On January 20, 2022, the underwriters purchased an additional 1,500,000 Option Units pursuant to the full exercise of the over-allotment option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $15,000,000.

Contingent legal Fees

As of August 31, 2024 and November 30, 2023 there was approximately $966,000 included in accounts payable in the accompanying consolidated balance sheet. The legal fees are contingent on the Company completing a Business Combination.

F-61

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2024

Note 7 – Shareholders’ Equity

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. As of August 31, 2024 and November 30, 2023, there were no preference shares issued or outstanding.

Class A Ordinary Shares — Our amended and restated memorandum and articles of association authorize the Company to issue 479,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. On January 18, 2023, TETE’s shareholders elected to redeem an aggregate of 8,373,932 ordinary shares, which is $86,353,885, in connection with the General Meeting. On July 18, 2023, TETE’s shareholders elected to redeem an aggregate of 149,359 ordinary shares, which is $1,626,736, in connection with the General Meeting. June 13, 2024, TETE’s shareholders elected to redeem an aggregate of 408,469 ordinary shares, which is $4,872,513, in connection with the General Meeting. As of August 31, 2024 and November 30, 2023, there were 3,407,500 Class A ordinary shares issued and outstanding, respectively, excluding 2,568,240 and 2,976,709 shares subject to possible redemption as of August 31, 2024 and November 30, 2023, respectively.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class B ordinary shares are entitled to one vote for each share. As of August 31, 2024 and November 30, 2023, there were -0- and -0- Class B ordinary shares issued and outstanding, respectively, such that the Initial Shareholders would maintain ownership of at least 20% of the issued and outstanding shares after the Initial Public Offering.

Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as otherwise required by law. In connection with our initial business combination, we may enter into a shareholders’ agreement or other arrangements with the shareholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of this offering.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the then-outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all ordinary shares outstanding upon the completion of Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination (net of the number of Class A ordinary shares redeemed in connection with a Business Combination), excluding any shares or equity-linked securities issued or issuable to any seller of an interest in the target to us in a Business Combination. As of August 31, 2024, the Company has converted 2,875,000 Class B ordinary shares to Class A ordinary shares for a par value of $288.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed. Notwithstanding the above, if the Class A ordinary shares is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

F-62

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2024

Redemption of Warrants When the Price per Share of Class A Ordinary shares Equals or Exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and

●	if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganization, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering.

Subsequent to the approval by the shareholders of the Company of the Amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter Amendment”), on January 20, 2023, the Company filed the Charter Amendment with the Registrar of Companies in the Cayman Islands. In connection with the Charter Amendment, the Company’s shareholders elected to redeem an aggregate of 8,373,932 ordinary shares. Pursuant to the Charter Amendment, the Company has the right to extend the period which it has to complete a business combination by up to six (6) times for an additional one (1) month each time from January 20, 2023 to July 20, 2023 by depositing into its trust account, for each one-month extension, the lesser of (a) $262,500 and (b) $0.0525 for each Class A ordinary share outstanding after giving effect to the redemption of public shares in connection with the Charter Amendment in accordance with the terms of the Company’s amended and restated memorandum and articles of association.

Subsequent to the approval by the shareholders of the Company of the Amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter Amendment”), on July 18, 2023, the Company filed the Charter Amendment with the Registrar of Companies in the Cayman Islands. In connection with the Charter Amendment, the Company’s shareholders elected to redeem an aggregate of 149,359 ordinary shares. Pursuant to the Charter Amendment, the Company has the right to extend the period which it has to complete a business combination by up to twelve (12) times for an additional one (1) month each time from July 20, 2023 to July 20, 2024 by depositing into its trust account, for each one-month extension, the lesser of (a) $144,000 and (b) $0.045 for each Class A ordinary share outstanding after giving effect to the redemption of public shares in connection with the Charter Amendment in accordance with the terms of the Company’s amended and restated memorandum and articles of association.

On June 7, 2024, the Company held its general shareholder meeting (the “General Meeting”) and passed its vote to amend the Company’s Amended and Restated Articles of Association (the “Articles of Association”) to give the Company the right to extend the date it has to consummate a business combination up to seven (7) times for an additional one (1) month each time, from June 20, 2024 to January 20, 2025. The cost of this extension would be the lesser of (a) $60,000 and (b) $0.02 for each ordinary share issued and outstanding after giving effect to the redemptions, each month extended.

Note 8 – Subsequent Events

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before unaudited consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after the unaudited consolidated balance sheet date up to the date that the unaudited consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited consolidated financial statements.

F-63

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM TO THE SHAREHOLDERS AND THE BOARD OF DIRECTORS

OF ONESHOP RETAIL SDN. BHD. CARVED OUT OF

MOBILITYONE SDN. BHD.

[Registration No.: 201901037715 (1347045-P)] Carved Out of

[Registration No.: 200201033972 (601637-T)]

(Incorporated in Malaysia)

Opinion on the Combined Financial Statements

We have audited the accompanying combined balance sheets of OneShop Retail Sdn. Bhd. carved out of MobilityOne Sdn. Bhd. as of December 31, 2023 and December 31, 2022, the related statements of profit and loss and other comprehensive income, parent-entity net investment, and cash flows, for each of the two years in the year ended December 31, 2023, and the related notes to the combined financial statements (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Carved-out Operations as of December 31, 2023 and December 31, 2022, and the results of its operations and its cash flows for each the two years in the years ended December 31, 2023, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These combined financial statements are the responsibility of the Carved-out Operations’ management. Our responsibility is to express an opinion on the combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. The Carved-out Operations is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Carved-out Operations’ internal control over financial reporting. Accordingly, we express no such opinion.

F-64

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE SHAREHOLDERS AND THE BOARD OF DIRECTORS OF

ONESHOP RETAIL SDN. BHD. CARVED OUT OF

MOBILITYONE SDN. BHD.

[Registration No.: 201901037715 (1347045-P)] Carved Out of

[Registration No.: 200201033972 (601637-T)]

(Incorporated in Malaysia)

Basis for Opinion (Cont’d)

Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

UHY
Firm Number: AF 1411
Chartered Accountants

LIM YANG YUE
Approved Number: 03544/12/2024 J
Chartered Accountant

KUALA LUMPUR, MALAYSIA
June 6, 2024

F-65

ONESHOP RETAIL SDN. BHD. CARVED OUT OF MOBILITYONE SDN. BHD.

COMBINED BALANCE SHEETS

	Note	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
		RM	RM	USD	USD

ASSETS
Current Assets:
Inventories, net	4	667	667	145	151
Trade receivables	5	-	210	-	48
Cash and bank balances		2,640	3,685	575	838

Total Current Assets		3,307	4,562	720	1,037
Total Assets		3,307	4,562	720	1,037

Parent-Entity Net Investment		(1,994,703)	(1,908,269)	(434,577)	(433,697)

LIABILITIES
Current Liabilities:
Other Payables	6	3,440	2,200	750	500
Due to Parent Company	7	1,994,570	1,569,273	434,547	356,653
Tax Payables		-	341,358	-	77,581

Total Current Liabilities		1,998,010	1,912,831	435,297	434,734
Total Parent-Entity Net Investment and Liabilities		3,307	4,562	720	1,037

The accompanying notes are an integral part of the combined financial statements

F-66

ONESHOP RETAIL SDN. BHD. CARVED OUT OF MOBILITYONE SDN. BHD.

COMBINED STATEMENTS OF PROFIT AND LOSS AND COMPREHENSIVE INCOME

		For the year ended December 31
	Note	2023	2022	2023	2022
		RM	RM	USD	USD

Revenue	3(i)	464,797,631	377,982,115	101,929,305	85,905,026
Cost of Sales		(442,181,299)	(357,632,591)	(96,969,583)	(81,280,134)
Gross Profit		22,616,332	20,349,524	4,959,722	4,624,892

Administrative expenses		(23,206,519)	(18,239,053)	(5,089,149)	(4,145,239)
Other operating expenses		(408,564)	(478,489)	(89,597)	(108,748)
Financing Cost		(441,271)	(209,658)	(96,770)	(47,650)
(Loss)/ Profit before tax	8	(1,440,022)	1,422,324	(315,794)	323,255

Taxation	9	-	(341,358)	-	(77,581)
Net (loss)/ profit for the financial year, representing total comprehensive income for the financial year		(1,440,022)	1,080,966	(315,794)	245,674

The accompanying notes are an integral part of the combined financial statements

F-67

ONESHOP RETAIL SDN. BHD. CARVED OUT OF MOBILITYONE SDN. BHD.

COMBINED STATEMENTS OF PARENT-ENTITY NET INVESTMENT

	RM	USD
Balance at January 1, 2022	(2,795,333)	(635,304)
Net profit for the financial year, representing total comprehensive income for the financial year	1,080,966	245,674
Net change due to allocations and distributions to Parent	(193,902)	(44,067)
Balance as at December 31, 2022	(1,908,269)	(433,697)
Net profit for the financial year, representing total comprehensive income for the financial year	(1,440,022)	(315,794)
Foreign currency translation	-	20,015
Net change due to allocations and distributions to Parent	1,353,588	294,899
Balance at December 31, 2023	(1,994,703)	(434,577)

The accompanying notes are an integral part of the combined financial statements

F-68

ONESHOP RETAIL SDN. BHD. CARVED OUT OF MOBILITYONE SDN. BHD.

COMBINED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2023	2022	2023	2022
	RM	RM	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES:
Profit before tax	(1,440,022)	1,422,324	(315,794)	323,255
Adjustments for:
Inventories written off	-	-	-	-
Receivables written off	210	-	46	-
Finance Costs	441,271	209,658	96,770	47,650
Operating profit before working capital changes	(998,541)	1,631,982	(218,978)	370,905

Changes in working capital:
Inventories	-	65	-	15
Trade Receivables	-	7,913	-	1,798
Other Receivables	-	1,370	-	311
Trade Payables	-	(1,269)	-	(288)
Other Payables	1,240	(20)	269	(5)
	(997,301)	1,640,041	(218,709)	372,738
Cash used in operations:
Interest paid	(441,271)	(209,658)	(96,770)	(47,650)
Tax paid	(341,358)	(836,375)	(74,370)	(190,085)
Net cash provided by operating activities	(1,779,930)	594,008	(389,849)	135,003

CASH FLOWS USED IN FINANCING ACTIVITIES:
Net Advances from Parent Company	425,297	(398,779)	92,657	(90,632)
Net change in parent funding, allocations, and distributions to parent	1,353,588	(193,902)	294,899	(44,069)
Net cash used in financing activities	1,778,885	(592,681)	387,556	(134,701)

Net changes in cash and cash equivalents	(1,045)	1,327	(2,293)	302
Cash and cash equivalents - beginning of period	3,685	2,358	838	536
Foreign currency translation	-	-	2,030	-
Cash and cash equivalents - end of period	2,640	3,685	575	838

The accompanying notes are an integral part of the combined financial statements

F-69

Note 1. Corporate Information

Business Description

OneShop Retail Sdn. Bhd. (the “Company”, or “OneShop Retail”) is a private limited liability company incorporated and domiciled in Malaysia. The registered office of the Company is located at No. 73-1, Jalan Radin Tengah, Bandar Sri Petaling, 57000 Kuala Lumpar, Malaysia. The principal place of business is Unit 6-2a-2, Wisma LMS, No. 6, Jalan Abdul Rahman Idris, Kampung Baru, 50300 Kuala Lumpar, Malaysia.

The Company is a wholly owned subsidiary of MobilityOne Sdn. Bhd., (the “Parent”, or “MobilityOne”), a private limited liability company incorporated and domiciled in Malaysia. The ultimate Parent company is MobilityOne Limited, a company incorporated in Jersey, The Channel Island and listed on the Alternative Investment Market (“AIM”) of the London Stock Exchange.

The accompanying combined financial statements and footnotes (“Combined financial statements”) present the assets, liabilities, revenues, and expenses directly attributed to the Company, as well as allocations from the Parent (“Carved-Out Operations”). The Carved-Out Operations does not operate as a separate, stand-alone entity and historically was included as part of the e-channel products, hardware and services segment of the Parent.

The principal activities of the Carved-Out Operations is selling electronic vouchers (mobile airtime, PayTV vouchers, gaming credits and other e-Vouchers) to end users via channel partners such as retailers, corporate partners and banks. The Carved-Out operations also includes the revenue from the legacy OneShop Retail which is a wholesaler of retail products to their customers (retail shops).

Note 2: Basis of Presentation

Statement of Compliance

The accompanying combined financial statements, consist of the balances of the Carved-Out Operations as prepared on a stand-alone basis and corporate allocations from the Parent. These carved-out combined financial statements reflect the Carved-Out Operations’ historical financial position, results of operations and cash flows as they have been historically managed in accordance with International Financial Reporting Standard (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

The financial statements have been prepared under the historical cost convention, unless otherwise indicated in the significant policies below.

Adoption of new and amended statements

During the financial period, the Carved-Out Operations have adopted the following amendments to IFRSs and IASs issued by the IASB that are mandatory for current financial period:

Amendments to IFRS 3, IFRS 16, IAS 16, IAS 37 and annual improvements to IFRSs Standards 2018-2020.

The adoption of the amendments to IFRSs and IASs did not have any significant impact on the financial statements of the Carved-Out Operations.

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Standards issued but not yet effective

The Carved-Out Operations have not applied the following new IFRSs, new interpretations and amendments to IFRSs that have been issued by the IASB but are not yet effective for the Carved-Out Operations:

Effective dates for financial periods beginning on or after
Amendments to IFRS 16	Lease Liability in a Sale and Leaseback	1 January 2024
Amendments to IAS 1	Classification of Liabilities as Current or Non-current	1 January 2024
Amendments to IAS 1 and Practice Statement 2	Non-current Liabilities with Covenants	1 January 2024
Amendments to IAS 7 and IFRS 7	Supplier Finance Arrangements	1 January 2024
Amendments to IAS 21	Lack of Exchangeability	1 January 2025
Amendments to IFRS 10 and IAS 28	Sale of Contribution of Assets between an Investor and its Associate or Joint Venture	Deferred until further notice

The Carved-Out Operations intend to adopt the above new IFRS, amendments to IFRSs and IASs when they become effective.

These new standards, amendments to published standards and interpretation will be adopted on the respective effective dates. The Company has started a preliminary assessment on the effects of the above new standard, amendments to published standards and interpretation and the impact is still being assessed.

Carve-Out Method

Cash and cash equivalents include cash on hand, amounts due from financial institutions, with maturities of three months or less. Asset and liabilities maintained by the Company have been included in these combined financial statements along with any specific assets and liabilities allocated from the Parent.

The following balances are derived from the stand-alone entity and do not include allocations from the Parent. Other receivables represent supplier deposit. Inventory balance represents balances of retail trading goods, on the stand-alone entity. Accounts payables represents vendor balances and other payables represents other accruals.

Income taxes represent a stand-alone provision made based on the combined Carved-Out financial statements.

The amount due to Parent company represents the allocations from the Parent for revenue and expenses.

Revenue was included based on specific identification as they relate to customers and revenue type of selling mobile airtime, PayTV vouchers, game credits and other form of e-vouchers. The carved-out combined financial statements focus exclusively on the Company’s financial performance as an independent entity with Carved-Out Operations from MobilityOne Sdn. Bhd., showcasing its active operations.

Cost of sales comprise costs of purchase of mobile airtime, game credits, PayTV vouchers, other form of e-vouchers and other costs incurred in bringing the Carve-Out operations inventory ready for sale. Administrative expenses consist primarily of distribution cost, salaries and staff related cost, technology-related fees, including software subscription and license fees, travelling and utilities expenses. Other operating expenses consist of depreciation and amortization of fixed assets used for IT equipment, software and administration purpose, such as office building and office equipment. Expenses were allocated based on an applicable percentage of revenue. Management has considered the basis on which the expenses have been allocated to be a reasonable reflection of the utilization of services provided to or the benefits received by the Carved-Out Operations during the periods presented.

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Basis of measurement

The Carved-Out Operations incurred a net loss of RM1,440,022, equivalent to USD315,794 (2022: a net profit of RM1,080,966, equivalent to USD245,674) during the year ended December 31, 2023 after corporate allocations from the Parent. As of that date, the Carve-Out Operations’ current liabilities exceeded its current assets by RM1,994,703, equivalent to USD434,577 (2022: RM1,908,269, equivalent to USD433,697), and it had a parent entity net-investment of RM1,994,703, equivalent to USD434,577 (2022: RM1,908,269, equivalent to USD433,697), indicating the existence of material uncertainty which may cast significant doubt about the Carved-Out Operations’ ability to continue as a going concern and therefore it may be unable to realise its assets and discharge its liabilities in the normal course of business. Notwithstanding these conditions, the combined financial statements have been prepared on a going concern basis as the Parent company has undertaken to provide financial support to the Carved-Out Operations to enable it to meet its obligation as and when they fall due.

Functional and presentation currency

These combined financial statements are presented in Ringgit Malaysia (“RM). All financial information is presented in RM and has been rounded to the nearest RM except when otherwise stated.

Significant accounting judgements, estimates and assumptions

The preparation of the combined financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities at the reporting date. However, uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amount of the asset or liability affected in the future.

The key assumption concerning the future and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next reporting period are set out below:

Inventories valuation

Inventories are measured at the lower of cost and net realisable value. The Company estimates the net realizable value of inventories based on an assessment of expected sales prices. Demand levels and pricing competition could change from time to time. If such factors result in an adverse effect on the Company’s products, the Company might be required to reduce the value of its inventories. Details of inventories are disclosed in Note 4 to these combined financial statements.

Income taxes

Judgement is involved in determining the provision for income taxes. There are certain transactions and computations for which the ultimate tax determination is uncertain during the ordinary course of business. The combined financial statements recognises liabilities for expected tax issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recognised, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made. As at December 31, 2023, the Carved-out Operations has no tax payable (2022: tax payable of RM341,358, equivalent to USD77,581).

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Note 3. Summary of Significant Accounting Policies

The Carved-Out Operations applies the significant accounting policies set out below, consistently throughout all periods presented in the combined financial statements unless otherwise stated.

(a)	Financial assets

Financial assets are recognised in the statement of financial position when, and only when, the Carved-Out Operations becomes a party to the contractual provisions of the financial instrument.

When financial assets are recognised initially, they are measured at fair value, plus, in the case of financial assets not at FVTPL, directly attributable transaction costs. The Carved-Out Operations determine the classification of its financial assets at initial recognition, and the categories include trade and other receivables, and cash and bank balances.

(i)	Financial assets at amortised cost

The Carved-Out Operations measure financial assets at amortised cost if both of the following conditions are met:

●	The financial asset is held within a business model with the objective to hold financial assets in order to collect contractual cash flows; and
●	The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Financial assets at amortised cost are subsequently measured using the effective interest (EIR) method and are subject to impairment. Gains and losses are recognised in profit or loss when the asset is derecognised, modified or impaired.

(ii)	Fair value through other comprehensive income

The Carved-out Operations has not designated any financial assets as FVTOCI.

(iii)	Financial assets at fair value through profit or loss

The Carved-out Operations has not designated any financial assets at FVTPL.

Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the period generally established by regulation or convention in the marketplace concerned. All regular way purchases and sales of financial assets are recognised or derecognised on the trade date i.e., the date that the Carved-Out Operations commit to purchase or sell the asset.

A financial asset is derecognised where the contractual right to receive cash flows from the asset has expired. On derecognition of a financial asset in its entirety, the difference between the carrying amount and the sum of the consideration received for financial instrument is recognised in profit or loss.

(b)	Financial Liabilities

Financial liabilities are recognised when, and only when, the Carved-Out Operations become a party to the contractual provisions of the financial instruments. All financial liabilities are recognised initially at fair value plus, in the case of financial liabilities not at fair value through profit or loss, directly attributable transaction costs.

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After initial recognition, financial liabilities that are not carried at fair value through profit or loss are subsequently measured at amortised cost using the effective interest method. Gains and losses are recognised in profit or loss when the liabilities are derecognised, and through the amortisation process.

A financial liability is derecognized when the obligation under the liability is discharged or cancelled or expires. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a derecognition of the original liability and the recognition of a new liability, and the difference in the respective carrying amounts is recognised in profit or loss.

(c)	Offsetting of financial liabilities

Financial assets and financial liabilities are offset and the net amount is reported in the statements of financial position if, and only if, there is a currently enforceable legal right to offset the recognised amounts and there is an intention to settle on a net basis, or to realise the assets and settle the liabilities simultaneously.

(d)	Parent-Entity Net Investment

The Parent-Entity Net Investment balance in the combined balance sheets represents the Parent’s historical net investment in the Carved-Out Operations. For purposes of these combined financial statements, investing requirements have been summarized as “Parent-Entity Net Investment” and represents equity as no cash settlement with the Parent is required.

(e)	Use of Estimates

The preparation of the combined financial statements in accordance with International Financial Reporting Standard requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes.

(f)	Inventories

Finished goods are stated at the lower of cost and net realisable value.

Cost of finished goods is determined on first-in-first-out basis. Net realisable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and the estimated costs necessary to make the sale.

(g)	Impairment of financial assets

The Carved-out Operations recognize an allowance for expected credit losses (“ECL”) for all debt instruments not held at FVTPL. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Carved-out Operations expect to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms.

ECLs are recognised in two stages. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12-months (“a 12-month ECL”). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default (“a lifetime ECL”).

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(h)	Cash and cash equivalents

Cash and cash equivalents comprise cash in hand which are subject to an insignificant risk of changes in value. For the purpose of the statement of cash flows, cash and cash equivalents are presented net of bank overdrafts and pledged deposits, if any.

(i)	Revenue recognition

Electronic Vouchers Business

The Carved-Out Operations is selling electronic vouchers (mobile airtime, PayTV vouchers, gaming credits and other e-Vouchers) to end users via channel partners such as retailers, corporate partners and banks. The revenue revolves around the sale of electronic vouchers, including mobile airtime, PayTV vouchers, gaming credits, and various e-Vouchers. These vouchers are sourced from mobile operators, pay TV providers, electronic gaming firms, and other service providers. The Company’s revenue recognition approach entails recognizing the revenue from these electronic voucher sales on a gross basis. This approach is grounded in the Company’s role as the principal in these transactions, where it bears the responsibility of fulfilling the promise to deliver the specified goods. Key determinants in this recognition process include the Company’s control over the goods, the ability to direct the use for the customer’s benefit, the Company’s primary obligation, subject to inventory risk, and the Company’s latitude in setting prices. Revenue is recognized at the moment when control over the specified goods is transferred to the customer, typically coinciding with their ability to utilize the vouchers. Cost of sales mainly consists of the purchases of the e-Vouchers which is directly attributable to the sales of eVouchers. No refund or return policy is provided to the customer.

OneShop Wholesale Business

The Revenue from OneShop wholesale of retail products are recognized in revenue upon transfer of control of the merchandise to the customer (retail shops) and the related merchandise carrying value in inventory is recognized in cost of sales. Under contracts for sale of retail products, the customer has the right to return defect products for refund. The Company uses the most likely amount method to estimate the variable consideration arising from rights of return. As at the reporting date, management assesses that the right of return is unlikely to be exercised by the customers and thus no corresponding adjustments for right of return is recognized in the financial statements.

	Year ended December 31
	2023	2022	2023	2022
	RM	RM	USD	USD
Derived from:
Electronic Vouchers Business	464,797,631	377,982,053	101,929,305	85,905,012
OneShop Wholesale Business	-	62	-	14
	464,797,631	377,982,115	101,929,305	85,905,026

(j)	Income taxes

Tax expense in profit or loss comprises current and deferred tax. Current tax and deferred tax is recognised in profit or loss except to the extent that it relates to a business combination or items recognised directly in equity or other comprehensive income.

Current tax is the expected tax payable or receivable on the taxable income or loss for the period, using tax rates enacted or substantively enacted by the end of the reporting period, and any adjustment to tax payable in respect of previous years.

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(k)	Provision

A Provision is recognised when there is a present legal or constructive obligation as a result of a past event, when it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and the amount of the obligation can be estimated reliably.

Note 4. Inventories

	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	RM	RM	USD	USD
At cost:
Trading Merchandise	667	667	145	151

Recognised in profit or loss:
Cost of sales (including allocations from parent)	442,181,299	357,632,591	81,280,134	96,969,583
Written off	-	-	-	-

Note 5. Trade receivables

	December 31 2023	December 31 2022	December 31 2023	December 31 2022
	RM	RM	USD	USD
Trade Receivables	-	210	-	48

Trade receivables are generally on 30 days term (2020: 30 days). They are recognised at their original invoice amounts which represent their fair values on initial recognition. Other credit terms are approved on a case-by-case basis.

The aged analysis of trade receivables as at the end of the reporting period:

	Gross amount	Loss allowance	Net amount
	RM	RM	RM
December 31, 2023
Past due not impaired:
More than 90 days	-	-	-

December 31, 2022
Past due not impaired:
More than 90 days	210	-	210

	Gross amount	Loss allowance	Net amount
	USD	USD	USD
December 31, 2023
Past due not impaired:
More than 90 days	-	-	-

December 31, 2022
Past due not impaired:
More than 90 days	48	-	48

Trade receivables that are past due but not impaired are relate to a number of independent customers for whom there is no recent history of default.

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Note 6: Other Payables

	December 31, 2023	December 31 2022	December 31, 2023	December 31 2022
	RM	RM	USD	USD
Other payables	-	-	-	-
Accruals	3,440	2,200	750	500
	3,440	2,200	750	500

Note 7: Amount Due to Parent Company

This represent unsecured, non-interest bearing advances and is repayable on demand.

Note 8. (Loss)/Profit Before Tax

Profit before tax is determined after charging amongst other, the following items

	Year ended December 31
	2023	2022	2023	2022
	RM	RM	USD	USD
Auditors’ remuneration – current period	1,500	1,200	329	273
Receivables written off	210	-	46	-

Note 9: Taxation

Malaysian income tax is calculated at the statutory tax rate of 24% (2020: 24%) of the estimated assessable profit for the financial period. Taxation for other jurisdiction is calculated at the rates prevailing in the respective jurisdictions.

A reconciliation of income tax expense applicable to profit before tax at the statutory income tax rate to income tax expense at the effective income tax rate of the Carved-Out Operations is as follows:

	Year ended December 31
	2023	2022	2023	2022
	RM	RM	USD	USD

(Loss)/ Profit before tax	(1,440,022)	1,422,324	(315,794)	323,255

Taxation at statutory rate of 24% (2022: 24%), representing tax expense for the financial period	-	341,358	-	77,581

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Note 10. Related Party Disclosures

Historically, the Carved-Out Operations have been managed and operated in the normal course of business by various Parent entities. Accordingly, certain costs have been allocated to the Carved-Out Operations and are reflected as expenses in the combined statements of profit and loss and comprehensive income. Management considers the allocation methodologies used to be reasonable, such that the allocations appropriately reflect the various Parent entities’ historical expenses attributable to the Carved-Out Operations for purposes of the Combined financial statements. However, the expenses reflected in the Combined financial statements may not be indicative of the actual expenses that would have been incurred during the periods presented if the Carved-Out Operations had historically operated as a stand-alone independent entity. It is not practicable to estimate actual costs that would have been incurred had the Carved-Out Operations been a standalone company during the periods presented. In addition, the expenses reflected in the Combined financial statements may not be indicative of expenses that the Carved-Out Operations will incur in the future.

Cost of Sales

Cost of sales comprise costs of purchase of mobile airtime, game credits, PayTV vouchers, other form of e-vouchers and other costs incurred in bringing the Carve-Out operations inventory ready for sale. Cost of sales of RM442,181,299, equivalent to USD96,969,583 and RM357,632,591, equivalent to USD81,280,134 for December 31, 2023 and 2022, respectively, were allocated mainly based on revenue.

Administrative and Other Operating expense allocation

The Parent provides sales support, marketing, shared assets, finance, and other corporate and administrative services to the Carved-Out Operations. Costs for the year ended December 31, 2023 and 2022 of RM23,615,083, equivalent to USD5,178,746 and RM18,717,542, equivalent to USD4,253,987, respectively, related to these services. These expenses have been allocated to the Carved-Out Operations and are included in administrative expenses, other operating expenses and financing cost in the Combined statements of profit and loss and comprehensive income, where direct assignment of costs incurred by the Parent was not possible or practical. These costs were allocated using related drivers associated with the nature of the business, such as gross revenue. As a result, the allocations of these costs will fluctuate based on changes in these drivers. Other cost allocation metrics, such as headcount and square footage, were not deemed appropriate given the Carved-Out Operations reliance on facilities and personnel that are shared with the Parent.

Administrative expenses consist primarily of distribution cost, salaries and staff related cost, technology-related fees, including software subscription and license fees, travelling and utilities expenses.

Other operating expenses consist of depreciation and amortization of fixed assets used for IT equipment, software and administration purpose, such as office building and office equipment.

Cash management and financing

The Company’s Treasury function is maintained by the Parent. Accordingly, no cash, cash equivalents, or marketable securities have been attributed to the Combined financial statements, except for certain cash accounts. Certain cash accounts are retained by the Carved-Out Operations because they were legally held by the Carved-Out Operations. The Parent utilizes a centralized approach to cash management and the financing of its operations. Under this centralized cash management approach, the Parent provides funds to and receives funds from the Carved-Out Operations. Financing costs for the year ended December 31, 2023 and 2022 of RM441,271, equivalent to USD96,770 and RM209,658, equivalent to USD47,650, respectively were allocated to the Carved-Out Operations related to these services based on gross revenues.

Cash transfers from/ (to) the Parent related to cash management by the Parent were RM425,297, equivalent to USD92,657 and (RM398,779), equivalent to (USD90,632) for the year ended December 31, 2023 and 2022, respectively. Net contributions from the Parent are included within Net Parent investment.

Amounts due to Parent as of December 31, 2023 and December 31, 2022 was RM1,994,570, equivalent to USD434,547 and RM1,569,273, equivalent to USD356,653, respectively.

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Note 11. Financial Instruments

(a)	Classification of financial instruments

Financial assets and financial liabilities are measured on an ongoing basis either at fair value or at amortised cost. The principal accounting policies in Note 3 describe how the classes of financial instruments are measured, and how income and expense, including fair value gains and losses, are recognised.

The following table analyses the financial assets and liabilities in the statement of financial position by the class of financial instruments to which they are assigned, and therefore by the measurement basis:

	At amortised cost	At amortised cost
	RM	USD
December 31, 2023
Financial Assets
Trade Receivables	-	-
Cash and bank balances	2,640	575
	2,640	575
Financial Liabilities
Other Payables	3,440	750
Due to Parent company	1,994570	434,547
	1,998,010	435,297

	At amortised cost	At amortised cost
	RM	USD
December 31, 2022
Financial Assets
Trade Receivables	210	48
Cash and bank balances	3,685	838
	3,895	886

Financial Liabilities
Other Payables	2,200	500
Due to Parent company	1,569,273	356,653
	1,571,473	357,153

(b)	Financial risk management objectives and policies

The Carved-Out Operations follow the Parent’s financial risk management policy is to ensure that adequate financial resources are available for the development of the Carved-out Operations whilst managing its financial risks, including credit risk, liquidity risk, foreign currency risk and interest risk. The Parent operates within clearly defined guidelines that are approved by the Board and the Parent’s policy is not to engage in speculative transactions.

The following sections provide details regarding the Parent’s exposure to the abovementioned financial risks and the objective, policies and processes for the management of these risks.

(i)	Credit risk

Financial assets that are primarily exposed to credit risks are receivables, inter-company balances and cash and bank balances.

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Credit risk is the risk of a financial loss to the Carved-Out Operations if a customer or counterparty to a financial instrument fails to meet its contractual obligations. The Carved-Out Operations’ exposure to credit risk arises principally from the inability of its customers to make payments when due.

The carrying amounts of the financial assets recorded on the statement of financial position at the end of the reporting period represent the Carved-Out Operations’s maximum exposure to credit risk.

(ii)	Liquidity risk

Liquidity risk refers to the risk that the Carved-Out Operations will encounter difficulty in meeting its financial obligations as they fall due. The Carved-Out Operations’ exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities.

The Carved-Out Operations’ funding requirements and liquidity risk are managed with the objective of meeting business obligations on a timely basis. The Company finances its liquidity through internally generated cash flows and minimises liquidity risk by keeping committed credit lines available.

The Carved-Out Operations’ financial liabilities at the end of the reporting period are either mature within a year or are repayable on demand.

(iii)	Foreign currency risk

The Carved-Out Operations does not have foreign currency denominated financial assets and financial liabilities at the end of reporting period.

(iv)	Interest rate risk

As the Carved-Out Operations has no significant interest-bearing financial assets and liabilities, the Carved-Out Operations’ income and operating cash flows are substantially independent of changes in market interest rate, and has minimal exposure to interest risk at end of the financial period.

(c)	Fair values of financial instruments

The carrying amounts of short-term payables and cash and cash equivalents approximate their fair value due to the relatively short-term nature of these financial instruments and insignificant impact of discounting.

It was not practicable to estimate the fair value of investment in unquoted equity due to the lack of comparable quoted prices in an active market and the fair value cannot be reliably measured.

(i)	Policy on transfer between levels

The fair value of an asset to be transferred between levels is determined as of the date of the event or change in circumstances that caused the transfer. There were no transfers between levels during current and previous financial period.

(ii)	Level I fair value

Level I fair value is derived from quoted prices (unadjusted) m active markets for identical assets or liabilities.

(iii)	Level 2 fair value

Level 2 fair value is estimated using inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

(iv)	Level 3 fair value

Level 3 fair values for the financial assets and liabilities are estimated using unobservable inputs.

Note 12. Subsequent Events

Joint Venture Agreement

Effective October 19, 2023, the company, the Parent and Super Apps Holdings Sdn.Bhd. (“SAHSB”) entered into a joint venture agreement. The agreement is pursuant to a share sale agreement on October 19, 2023, where the Parent agreed to sell 60 of its existing 100 ordinary shares at RM1 each in the Company (“Sale Shares”). The sale and purchase of the Sale Shares herein is condition upon SAHSB fulfilling the completion of the merger and acquisition exercise between Technology & Telecommunication Acquisition Corporation (NASDAQ: TETE) and SAHSB where SAHSB will be fully acquired and/or merged with TETE. The total consideration of the Sale Shares shall be RM80,000,000 (“Purchase Price”). The Parent has agreed as post obligations to the following:

●	It shall provide the necessary technical and business supports to achieve the business target of the Company; and
●	It shall unconditionally guarantee the business target at value of no less than RM560,000,000 turnover in the financial year ending 31 December 2023 or any other period as mutually agreed between the parties.

Note 13. Date of Authorisation for Issue

The combined financial statements of the Carved-Out Operations for the year ended December 31, 2023 were authorised for issue in accordance with a resolution of the Board of Directors on June 6, 2024.

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ONESHOP RETAIL SDN. BHD. CARVED OUT OF MOBILITYONE SDN. BHD.

COMBINED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

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ONESHOP RETAIL SDN. BHD. CARVED OUT OF MOBILITYONE SDN. BHD.

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ONESHOP RETAIL SDN. BHD. CARVED OUT OF

MOBILITYONE SDN. BHD.

[Registration No.: 201901037715 (1347045-P)] Carved Out of

[Registration No.: 200201033972 (601637-T)]

(Incorporated in Malaysia)

STATEMENT BY DIRECTORS

The Directors of Oneshop Retail Sdn. Bhd. state that, in my opinion, the accompanying combined interim financial statements are drawn up in accordance with Malaysian Financial Reporting Standards and International Financial Reporting Standards so as to give a true and fair view of the financial position of the Carved-out Operations as of 30 June 2024 and 31 December 2023, and of the financial performance and the cash flows of the Carved-out Operations for the period ended 30 June 2024 and 30 June 2023.

DERRICK CHIA KAH WAI	IZA IZWANA BINTI HUSSIAN

14 OCTOBER 2024

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ONESHOP RETAIL SDN. BHD. CARVED OUT OF MOBILITYONE SDN. BHD.

COMBINED BALANCE SHEETS

	Note	June 30, 2024	December 31, 2023	June 30, 2024	December 31, 2023
		RM	RM	USD	USD

ASSETS
Current Assets:
Inventories, net	4	667	667	145	145
Cash and bank balances		2,595	2,640	564	575

Total Current Assets		3,262	3,307	709	720
Total Assets		3,262	3,307	709	720

Parent-Entity Net Investment		(1,964,054)	(1,994,703)	(426,968)	(434,577)

LIABILITIES
Current Liabilities:
Other Payables	5	2,500	3,440	543	750
Due to Parent Company	6	1,964,816	1,994,570	427,134	434,547
Tax Payables		-	-	-	-

Total Current Liabilities		1,967,316	1,998,010	427,677	435,297
Total Parent-Entity Net Investment and Liabilities		3,262	3,307	709	720

The accompanying notes are an integral part of the combined financial statements

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ONESHOP RETAIL SDN. BHD. CARVED OUT OF MOBILITYONE SDN. BHD.

COMBINED STATEMENTS OF PROFIT AND LOSS AND COMPREHENSIVE INCOME

		For the six months ended June
	Note	2024	2023	2024	2023
		RM	RM	USD	USD

Revenue	3(i)	210,962,911	218,610,023	45,861,502	47,523,918
Cost of Sales		(201,501,645)	(207,685,705)	(43,804,705)	(45,149,066)
Gross Profit		9,461,266	10,924,318	2,056,797	2,374,852

Administrative expenses		(11,288,325)	(10,287,145)	(2,453,984)	(2,236,336)
Other operating expenses		(193,842)	(198,936)	(42,140)	(43,247)
Financing Cost		(295,042)	(203,567)	(64,140)	(44,254)
(Loss)/ Profit before tax		(2,315,943)	234,670	(503,467)	51,015

Taxation	7	-	(56,321)	-	(12,244)
Net (loss) profit for the six months, representing total comprehensive income for the six months		(2,315,943)	178,349	(503,467)	38,771

The accompanying notes are an integral part of the combined financial statements

F-85

ONESHOP RETAIL SDN. BHD. CARVED OUT OF MOBILITYONE SDN. BHD.

COMBINED STATEMENTS OF PARENT-ENTITY NET INVESTMENT

	RM	USD
Balance at January 1, 2023	(1,908,269)	(433,697)
Net profit for the six months, representing total comprehensive income for the financial six months	178,349	38,771
Net change due to allocations and distributions to Parent	(94,549)	(20,554)
Balance as at June 30, 2023	(1,824,469)	(415,480)
Net profit for the six months, representing total comprehensive income for the financial six months	(1,618,371)	(354,565)
Foreign currency translation	-	20,015
Net change due to allocations and distributions to Parent	1,448,137	315,453
Balance at December 31, 2023	(1,994,703)	(434,577)
Net profit for the six months, representing total comprehensive income for the financial six months	(2,315,943)	(503,467)
Foreign currency translation	-	947
Net change due to allocations and distributions to Parent	2,346,592	510,129
Balance at June 30, 2024	(1,964,054)	(426,968)

The accompanying notes are an integral part of the combined financial statements

F-86

ONESHOP RETAIL SDN. BHD. CARVED OUT OF MOBILITYONE SDN. BHD.

COMBINED STATEMENTS OF CASH FLOWS

	Six months ended June 30,
	2024	2023	2024	2023
	RM	RM	USD	USD
CASH FLOWS (USED IN)/FROM OPERATING ACTIVITIES:
(Loss)/Profit before tax	(2,315,943)	234,670	(503,466)	51,015
Adjustments for:
Finance Costs	295,042	203,567	64,140	44,254
Operating (loss)/profit before working capital changes	(2,020,901)	438,237	(439,326)	95,269

Changes in working capital:
Other Payables	(940)	940	(204)	204
Cash (used in)/ from operations:	(2,021,841)	439,177	(439,530)	95,473

Tax paid	-	(284,966)	-	(61,949)
Net cash (used in)/from operating activities	(2,021,841)	154,211	(439,530)	33,524

CASH FLOWS FROM/(USED IN) FINANCING ACTIVITIES:
Net Advances from Parent Company	(324,795)	(59,662)	(70,609)	(12,970)
Net change in parent funding, allocations, and distributions to parent	2,346,591	(94,549)	510,129	(20,554)
Net cash from/(used in) financing activities	2,021,796	(154,211)	439,520	(33,524)

Net changes in cash and cash equivalents	(45)	-	(10)	-
Cash and cash equivalents - beginning of period	2,640	3,685	574	801
Foreign currency translation	-	-	-	-
Cash and cash equivalents - end of period	2,595	3,685	564	801

The accompanying notes are an integral part of the combined financial statements

F-87

Note 1. Corporate Information

Business Description

OneShop Retail Sdn. Bhd. (the “Company”, or “OneShop Retail”) is a private limited liability company incorporated and domiciled in Malaysia. The registered office of the Company is located at No. 73-1, Jalan Radin Tengah, Bandar Sri Petaling, 57000 Kuala Lumpar, Malaysia. The principal place of business is Unit 6-2a-2, Wisma LMS, No. 6, Jalan Abdul Rahman Idris, Kampung Baru, 50300 Kuala Lumpar, Malaysia.

The Company is a wholly owned subsidiary of MobilityOne Sdn. Bhd., (the “Parent”, or “MobilityOne”), a private limited liability company incorporated and domiciled in Malaysia. The ultimate Parent company is MobilityOne Limited, a company incorporated in Jersey, The Channel Island and listed on the Alternative Investment Market (“AIM”) of the London Stock Exchange.

The accompanying combined financial statements and footnotes (“Combined financial statements”) present the assets, liabilities, revenues, and expenses directly attributed to the Company, as well as allocations from the Parent (“Carved-Out Operations”). The Carved-Out Operations does not operate as a separate, stand-alone entity and historically was included as part of the e-channel products, hardware and services segment of the Parent.

The principal activities of the Carved-Out Operations is selling electronic vouchers (mobile airtime, PayTV vouchers, gaming credits and other e-Vouchers) to end users via channel partners such as retailers, corporate partners and banks. The Carved-Out operations also includes the revenue from the legacy OneShop Retail which is a wholesaler of retail products to their customers (retail shops).

Note 2: Basis of Presentation

Statement of Compliance

The accompanying combined financial statements, consist of the balances of the Carved-Out Operations as prepared on a stand-alone basis and corporate allocations from the Parent. These carved-out combined financial statements reflect the Carved-Out Operations’ historical financial position, results of operations and cash flows as they have been historically managed in accordance with International Financial Reporting Standard (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

The financial statements have been prepared under the historical cost convention, unless otherwise indicated in the significant policies below.

Adoption of new and amended statements

During the financial period, the Carved-Out Operations have adopted the following amendments to IFRSs and IASs issued by the IASB that are mandatory for current financial period:

Amendments to IFRS 3, IFRS 16, IAS 16, IAS 37 and annual improvements to IFRSs Standards 2018-2020.

The adoption of the amendments to IFRSs and IASs did not have any significant impact on the financial statements of the Carved-Out Operations.

F-88

Standards issued but not yet effective

The Carved-Out Operations have not applied the following new IFRSs, new interpretations and amendments to IFRSs that have been issued by the IASB but are not yet effective for the Carved-Out Operations:

Effective dates for financial periods beginning on or after
Amendments to IAS 21	Lack of Exchangeability	1 January 2025
Amendments to IFRS 9 and IFRS 7	Amendments to the classification and measurement of Financial Instruments	1 January 2026
IFRS 1, IFRS7, IFRS9, IFRS10, IFRS107	Annual improvements to IFRS Accounting standards - Volume 11	1 January 2026
IFRS 18	Presentation and Disclosure in Financial Statements	1 January 2027
IFRS 19	Subsidiaries without Public Accountability: Disclosures	1 January 2027
Amendments to IFRS 10 and IAS 28	Sale of Contribution of Assets between an Investor and its Associate or Joint Venture	Deferred until further notice

The Carved-Out Operations intend to adopt the above new IFRS, amendments to IFRSs and IASs when they become effective.

These new standards, amendments to published standards and interpretation will be adopted on the respective effective dates. The Company has started a preliminary assessment on the effects of the above new standard, amendments to published standards and interpretation and the impact is still being assessed.

Carve-Out Method

Cash and cash equivalents include cash on hand, amounts due from financial institutions, with maturities of three months or less. Asset and liabilities maintained by the Company have been included in these combined financial statements along with any specific assets and liabilities allocated from the Parent.

The following balances are derived from the stand-alone entity and do not include allocations from the Parent. Other receivables represent supplier deposit. Inventory balance represents balances of retail trading goods, on the stand-alone entity. Accounts payables represents vendor balances and other payables represents other accruals.

Income taxes represent a stand-alone provision made based on the combined Carved-Out financial statements.

The amount due to Parent company represents the allocations from the Parent for revenue and expenses.

Revenue was included based on specific identification as they relate to customers and revenue type of selling mobile airtime, PayTV vouchers, game credits and other form of e-vouchers. The carved-out combined financial statements focus exclusively on the Company’s financial performance as an independent entity with Carved-Out Operations from MobilityOne Sdn. Bhd., showcasing its active operations.

Cost of sales comprise costs of purchase of mobile airtime, game credits, PayTV vouchers, other form of e-vouchers and other costs incurred in bringing the Carve-Out operations inventory ready for sale. Administrative expenses consist primarily of distribution cost, salaries and staff related cost, technology-related fees, including software subscription and license fees, travelling and utilities expenses. Other operating expenses consist of depreciation and amortization of fixed assets used for IT equipment, software and administration purpose, such as office building and office equipment. Expenses were allocated based on an applicable percentage of revenue. Management has considered the basis on which the expenses have been allocated to be a reasonable reflection of the utilization of services provided to or the benefits received by the Carved-Out Operations during the periods presented.

F-89

Basis of measurement

The Carved-Out Operations incurred a net loss of RM2,315,943, equivalent to USD503,467 (June 2023: a net profit of RM178,349, equivalent to USD38,771) during the period ended June 20, 2024 after corporate allocations from the Parent. As of that date, the Carve-Out Operations’ current liabilities exceeded its current assets by RM1,964,054, equivalent to USD426,968 (Decmber 2023: RM1,994,703, equivalent to USD434,577), and it had a parent entity net-investment of RM1,964,054, equivalent to USD426,968 (Decmber 2023: RM1,994,703, equivalent to USD434,577), indicating the existence of material uncertainty which may cast significant doubt about the Carved-Out Operations’ ability to continue as a going concern and therefore it may be unable to realise its assets and discharge its liabilities in the normal course of business. Notwithstanding these conditions, the combined financial statements have been prepared on a going concern basis as the Parent company has undertaken to provide financial support to the Carved-Out Operations to enable it to meet its obligation as and when they fall due.

Functional and presentation currency

These combined financial statements are presented in Ringgit Malaysia (“RM). All financial information is presented in RM and has been rounded to the nearest RM except when otherwise stated.

Significant accounting judgements, estimates and assumptions

The preparation of the combined financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities at the reporting date. However, uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amount of the asset or liability affected in the future.

The key assumption concerning the future and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next reporting period are set out below:

Inventories valuation

Inventories are measured at the lower of cost and net realisable value. The Company estimates the net realizable value of inventories based on an assessment of expected sales prices. Demand levels and pricing competition could change from time to time. If such factors result in an adverse effect on the Company’s products, the Company might be required to reduce the value of its inventories. Details of inventories are disclosed in Note 4 to these combined financial statements.

Income taxes

Judgement is involved in determining the provision for income taxes. There are certain transactions and computations for which the ultimate tax determination is uncertain during the ordinary course of business. The combined financial statements recognises liabilities for expected tax issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recognised, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made. As at June 30, 2024, the Carved-out Operations has no tax payable.

F-90

Note 3. Summary of Significant Accounting Policies

The Carved-Out Operations applies the significant accounting policies set out below, consistently throughout all periods presented in the combined financial statements unless otherwise stated.

(a)	Financial assets

Financial assets are recognised in the statement of financial position when, and only when, the Carved-Out Operations becomes a party to the contractual provisions of the financial instrument.

When financial assets are recognised initially, they are measured at fair value, plus, in the case of financial assets not at FVTPL, directly attributable transaction costs. The Carved-Out Operations determine the classification of its financial assets at initial recognition, and the categories include trade and other receivables, and cash and bank balances.

(i)	Financial assets at amortised cost

The Carved-Out Operations measure financial assets at amortised cost if both of the following conditions are met:

●	The financial asset is held within a business model with the objective to hold financial assets in order to collect contractual cash flows; and
●	The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Financial assets at amortised cost are subsequently measured using the effective interest (EIR) method and are subject to impairment. Gains and losses are recognised in profit or loss when the asset is derecognised, modified or impaired.

(ii)	Fair value through other comprehensive income

The Carved-out Operations has not designated any financial assets as FVTOCI.

(iii)	Financial assets at fair value through profit or loss

The Carved-out Operations has not designated any financial assets at FVTPL.

Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the period generally established by regulation or convention in the marketplace concerned. All regular way purchases and sales of financial assets are recognised or derecognised on the trade date i.e., the date that the Carved-Out Operations commit to purchase or sell the asset.

A financial asset is derecognised where the contractual right to receive cash flows from the asset has expired. On derecognition of a financial asset in its entirety, the difference between the carrying amount and the sum of the consideration received for financial instrument is recognised in profit or loss.

(b)	Financial Liabilities

Financial liabilities are recognised when, and only when, the Carved-Out Operations become a party to the contractual provisions of the financial instruments. All financial liabilities are recognised initially at fair value plus, in the case of financial liabilities not at fair value through profit or loss, directly attributable transaction costs.

F-91

After initial recognition, financial liabilities that are not carried at fair value through profit or loss are subsequently measured at amortised cost using the effective interest method. Gains and losses are recognised in profit or loss when the liabilities are derecognised, and through the amortisation process.

A financial liability is derecognized when the obligation under the liability is discharged or cancelled or expires. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a derecognition of the original liability and the recognition of a new liability, and the difference in the respective carrying amounts is recognised in profit or loss.

(c)	Offsetting of financial liabilities

Financial assets and financial liabilities are offset and the net amount is reported in the statements of financial position if, and only if, there is a currently enforceable legal right to offset the recognised amounts and there is an intention to settle on a net basis, or to realise the assets and settle the liabilities simultaneously.

(d)	Parent-Entity Net Investment

The Parent-Entity Net Investment balance in the combined balance sheets represents the Parent’s historical net investment in the Carved-Out Operations. For purposes of these combined financial statements, investing requirements have been summarized as “Parent-Entity Net Investment” and represents equity as no cash settlement with the Parent is required.

(e)	Use of Estimates

The preparation of the combined financial statements in accordance with International Financial Reporting Standard requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes.

(f)	Inventories

Finished goods are stated at the lower of cost and net realisable value.

Cost of finished goods is determined on first-in-first-out basis. Net realisable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and the estimated costs necessary to make the sale.

(g)	Impairment of financial assets

The Carved-out Operations recognize an allowance for expected credit losses (“ECL”) for all debt instruments not held at FVTPL. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Carved-out Operations expect to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms.

ECLs are recognised in two stages. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12-months (“a 12-month ECL”). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default (“a lifetime ECL”).

F-92

(h)	Cash and cash equivalents

Cash and cash equivalents comprise cash in hand which are subject to an insignificant risk of changes in value. For the purpose of the statement of cash flows, cash and cash equivalents are presented net of bank overdrafts and pledged deposits, if any.

(i)	Revenue recognition

Electronic Vouchers Business

The Carved-Out Operations is selling electronic vouchers (mobile airtime, PayTV vouchers, gaming credits and other e-Vouchers) to end users via channel partners such as retailers, corporate partners and banks. The revenue revolves around the sale of electronic vouchers, including mobile airtime, PayTV vouchers, gaming credits, and various e-Vouchers. These vouchers are sourced from mobile operators, pay TV providers, electronic gaming firms, and other service providers. The Company’s revenue recognition approach entails recognizing the revenue from these electronic voucher sales on a gross basis. This approach is grounded in the Company’s role as the principal in these transactions, where it bears the responsibility of fulfilling the promise to deliver the specified goods. Key determinants in this recognition process include the Company’s control over the goods, the ability to direct the use for the customer’s benefit, the Company’s primary obligation, subject to inventory risk, and the Company’s latitude in setting prices. Revenue is recognized at the moment when control over the specified goods is transferred to the customer, typically coinciding with their ability to utilize the vouchers. Cost of sales mainly consists of the purchases of the e-Vouchers which is directly attributable to the sales of eVouchers. No refund or return policy is provided to the customer.

OneShop Wholesale Business

The Revenue from OneShop wholesale of retail products are recognized in revenue upon transfer of control of the merchandise to the customer (retail shops) and the related merchandise carrying value in inventory is recognized in cost of sales. Under contracts for sale of retail products, the customer has the right to return defect products for refund. The Company uses the most likely amount method to estimate the variable consideration arising from rights of return. As at the reporting date, management assesses that the right of return is unlikely to be exercised by the customers and thus no corresponding adjustments for right of return is recognized in the financial statements.

	Period ended June 30
	2024	2023	2024	2023
	RM	RM	USD	USD
Derived from:
Electronic Vouchers Business	210,962,911	218,610,023	45,861,502	47,523,918
OneShop Wholesale Business	-	-	-	-
	210,962,911	218,610,023	45,861,502	47,523,918

(j)	Income taxes

Tax expense in profit or loss comprises current and deferred tax. Current tax and deferred tax is recognised in profit or loss except to the extent that it relates to a business combination or items recognised directly in equity or other comprehensive income.

Current tax is the expected tax payable or receivable on the taxable income or loss for the period, using tax rates enacted or substantively enacted by the end of the reporting period, and any adjustment to tax payable in respect of previous years.

F-93

(k)	Provision

A Provision is recognised when there is a present legal or constructive obligation as a result of a past event, when it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and the amount of the obligation can be estimated reliably.

Note 4. Inventories

	June 30, 2024	December 31, 2023	June 30, 2024	December 31, 2023
	RM	RM	USD	USD
At cost:
Trading Merchandise	667	667	145	145

	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
	RM	RM	USD	USD
Recognised in profit or loss:
Cost of sales (including allocations from parent)	201,501,645	207,685,705	43,804,705	45,149,066

Note 5: Other Payables

	June 30, 2024	December 31, 2023	June 30, 2024	December 31, 2023
	RM	RM	USD	USD
Other payables	-	-	-	-
Accruals	2,500	3,440	543	750
	2,500	3,440	543	750

Note 6: Amount Due to Parent Company

This represent unsecured, non-interest bearing advances and is repayable on demand.

F-94

Note 7: Taxation

Malaysian income tax is calculated at the statutory tax rate of 24% (2023: 24%) of the estimated assessable profit for the financial period. Taxation for other jurisdiction is calculated at the rates prevailing in the respective jurisdictions.

A reconciliation of income tax expense applicable to profit before tax at the statutory income tax rate to income tax expense at the effective income tax rate of the Carved-Out Operations is as follows:

	Period ended June 30
	2024	2023	2024	2023
	RM	RM	USD	USD

(Loss)/ Profit before tax	(2,315,943)	234,670	(503,467)	51,015

Taxation at statutory rate of 24% (2023: 24%), representing tax expense for the financial period	-	56,321	-	12,244

Note 8. Related Party Disclosures

Historically, the Carved-Out Operations have been managed and operated in the normal course of business by various Parent entities. Accordingly, certain costs have been allocated to the Carved-Out Operations and are reflected as expenses in the combined statements of profit and loss and comprehensive income. Management considers the allocation methodologies used to be reasonable, such that the allocations appropriately reflect the various Parent entities’ historical expenses attributable to the Carved-Out Operations for purposes of the Combined financial statements. However, the expenses reflected in the Combined financial statements may not be indicative of the actual expenses that would have been incurred during the periods presented if the Carved-Out Operations had historically operated as a stand-alone independent entity. It is not practicable to estimate actual costs that would have been incurred had the Carved-Out Operations been a standalone company during the periods presented. In addition, the expenses reflected in the Combined financial statements may not be indicative of expenses that the Carved-Out Operations will incur in the future.

Cost of Sales

Cost of sales comprise costs of purchase of mobile airtime, game credits, PayTV vouchers, other form of e-vouchers and other costs incurred in bringing the Carve-Out operations inventory ready for sale. Cost of sales of RM201,501,645, equivalent to USD43,804,705 and RM207,685,705, equivalent to USD45,149,066 for June 30, 2024 and 2023, respectively, were allocated mainly based on revenue.

Administrative and Other Operating expense allocation

The Parent provides sales support, marketing, shared assets, finance, and other corporate and administrative services to the Carved-Out Operations. Costs for the period ended June 30, 2024 and 2023 of RM11,777,209, equivalent to USD2,560,264 and RM10,689,648, equivalent to USD2,323,837, respectively, related to these services. These expenses have been allocated to the Carved-Out Operations and are included in administrative expenses, other operating expenses and financing cost in the combined statements of profit and loss and comprehensive income, where direct assignment of costs incurred by the Parent was not possible or practical. These costs were allocated using related drivers associated with the nature of the business, such as gross revenue. As a result, the allocations of these costs will fluctuate based on changes in these drivers. Other cost allocation metrics, such as headcount and square footage, were not deemed appropriate given the Carved-Out Operations reliance on facilities and personnel that are shared with the Parent.

Administrative expenses consist primarily of distribution cost, salaries and staff related cost, technology-related fees, including software subscription and license fees, travelling and utilities expenses.

F-95

Other operating expenses consist of depreciation and amortization of fixed assets used for IT equipment, software and administration purpose, such as office building and office equipment.

Cash management and financing

The Company’s Treasury function is maintained by the Parent. Accordingly, no cash, cash equivalents, or marketable securities have been attributed to the Combined financial statements, except for certain cash accounts. Certain cash accounts are retained by the Carved-Out Operations because they were legally held by the Carved-Out Operations. The Parent utilizes a centralized approach to cash management and the financing of its operations. Under this centralized cash management approach, the Parent provides funds to and receives funds from the Carved-Out Operations. Financing costs for the period ended June 30, 2024 and 2023 of RM295,042, equivalent to USD64,140 and RM203,567, equivalent to USD44,254, respectively were allocated to the Carved-Out Operations related to these services based on gross revenues.

Cash transfers to the Parent related to cash management by the Parent were RM324,795, equivalent to USD70,608 and RM59,662, equivalent to 12,970 for the period ended June 30, 2024 and 2023, respectively. Net contributions from the Parent are included within Net Parent investment.

Amounts due to Parent as of June 30, 2024 and December 31, 2023 was RM1,964,816, equivalent to USD427,134 RM1,994,570, equivalent to USD434,547, respectively.

Note 9. Financial Instruments

(a)	Classification of financial instruments

Financial assets and financial liabilities are measured on an ongoing basis either at fair value or at amortised cost. The principal accounting policies in Note 3 describe how the classes of financial instruments are measured, and how income and expense, including fair value gains and losses, are recognised.

The following table analyses the financial assets and liabilities in the statement of financial position by the class of financial instruments to which they are assigned, and therefore by the measurement basis:

	At amortised cost	At amortised cost
	RM	USD
June 30, 2024
Financial Assets
Cash and bank balances	2,595	564
	2,595	564
Financial Liabilities
Other Payables	2,500	543
Due to Parent company	1,964,816	427,134
	1,967,316	427,677

	At amortised cost	At amortised cost
	RM	USD
December 31, 2023
Financial Assets
Cash and bank balances	2,640	575
	2,640	575

Financial Liabilities
Other Payables	3,440	750
Due to Parent company	1,994,570	434,547
	1,998,010	435,297

F-96

(b)	Financial risk management objectives and policies

The Carved-Out Operations follow the Parent’s financial risk management policy is to ensure that adequate financial resources are available for the development of the Carved-out Operations whilst managing its financial risks, including credit risk, liquidity risk, foreign currency risk and interest risk. The Parent operates within clearly defined guidelines that are approved by the Board and the Parent’s policy is not to engage in speculative transactions.

The following sections provide details regarding the Parent’s exposure to the abovementioned financial risks and the objective, policies and processes for the management of these risks.

(i)	Credit risk

Financial assets that are primarily exposed to credit risks are receivables, inter-company balances and cash and bank balances.

Credit risk is the risk of a financial loss to the Carved-Out Operations if a customer or counterparty to a financial instrument fails to meet its contractual obligations. The Carved-Out Operations’ exposure to credit risk arises principally from the inability of its customers to make payments when due.

The carrying amounts of the financial assets recorded on the statement of financial position at the end of the reporting period represent the Carved-Out Operations’s maximum exposure to credit risk.

(ii)	Liquidity risk

Liquidity risk refers to the risk that the Carved-Out Operations will encounter difficulty in meeting its financial obligations as they fall due. The Carved-Out Operations’ exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities.

The Carved-Out Operations’ funding requirements and liquidity risk are managed with the objective of meeting business obligations on a timely basis. The Company finances its liquidity through internally generated cash flows and minimises liquidity risk by keeping committed credit lines available.

The Carved-Out Operations’ financial liabilities at the end of the reporting period are either mature within a year or are repayable on demand.

(iii)	Foreign currency risk

The Carved-Out Operations does not have foreign currency denominated financial assets and financial liabilities at the end of reporting period.

(iv)	Interest rate risk

As the Carved-Out Operations has no significant interest-bearing financial assets and liabilities, the Carved-Out Operations’ income and operating cash flows are substantially independent of changes in market interest rate, and has minimal exposure to interest risk at end of the financial period.

(c)	Fair values of financial instruments

The carrying amounts of short-term payables and cash and cash equivalents approximate their fair value due to the relatively short-term nature of these financial instruments and insignificant impact of discounting.

F-97

It was not practicable to estimate the fair value of investment in unquoted equity due to the lack of comparable quoted prices in an active market and the fair value cannot be reliably measured.

(i)	Policy on transfer between levels

The fair value of an asset to be transferred between levels is determined as of the date of the event or change in circumstances that caused the transfer. There were no transfers between levels during current and previous financial period.

(ii)	Level I fair value

Level I fair value is derived from quoted prices (unadjusted) m active markets for identical assets or liabilities.

(iii)	Level 2 fair value

Level 2 fair value is estimated using inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

(iv)	Level 3 fair value

Level 3 fair values for the financial assets and liabilities are estimated using unobservable inputs.

Note 10. Subsequent Events

Joint Venture Agreement

Effective October 19, 2023, the company, the Parent and Super Apps Holdings Sdn.Bhd. (“SAHSB”) entered into a joint venture agreement. The agreement is pursuant to a share sale agreement on October 19, 2023, where the Parent agreed to sell 60 of its existing 100 ordinary shares at RM1 each in the Company (“Sale Shares”). The sale and purchase of the Sale Shares herein is condition upon SAHSB fulfilling the completion of the merger and acquisition exercise between Technology & Telecommunication Acquisition Corporation (NASDAQ: TETE) and SAHSB where SAHSB will be fully acquired and/or merged with TETE. The total consideration of the Sale Shares shall be RM80,000,000 (“Purchase Price”). The Parent has agreed as post obligations to the following:

●	It shall provide the necessary technical and business supports to achieve the business target of the Company; and
●	It shall unconditionally guarantee the business target at value of no less than RM560,000,000 turnover in the financial year ending 31 December 2023 or any other period as mutually agreed between the parties.

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Annex A-1

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

by and among

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

as Parent,

TETE TECHNOLOGIES INC

as Purchaser

TETE INTERNATIONAL INC,

as Merger Sub,

BRADBURY CAPITAL HOLDINGS INC.,

as Holdings,

SUPER APPS HOLDINGS SDN. BHD.,

as the Company,

TECHNOLOGY & TELECOMMUNICATION LLC,

in the capacity as Parent Representative,

and

MR. LOO SEE YUEN,

in the capacity as the Seller Representative,

Dated as of August 2, 2023

Table of Contents

Page

ARTICLE I REINCORPORATION MERGER		A-1-3
1.1	Reincorporation Merger	A-1-3
1.2	Reincorporation Merger Effective Time	A-1-3
1.3	Effect of Reincorporation Merger	A-1-3
1.4	Charter Documents	A-1-4
1.5	Directors and Officers of the Reincorporation Merger Surviving Corporation	A-1-4
1.6	Effect on Issued Securities of Parent	A-1-4
1.7	Surrender of Parent Ordinary Shares	A-1-6
1.8	Lost, Stolen or Destroyed Certificates	A-1-6
1.9	Reincorporation Intended Tax Treatment	A-1-6
1.10	Taking of Necessary Action; Further Action	A-1-6
1.11	Dissenter’s Rights	A-1-7

ARTICLE II THE MERGER		A-1-7
2.1	The Merger	A-1-7
2.2	Closing	A-1-7
2.3	Effective Time	A-1-7
2.4	Effects of the Merger	A-1-8
2.5	Memorandum and Articles of Association of the Surviving Corporation	A-1-8
2.6	Post-Closing Board of Directors and Officers	A-1-8
2.7	Directors and Officers of the Surviving Corporation	A-1-8
2.8	No Further Ownership Rights in Company Ordinary Shares	A-1-9
2.9	Rights Not Transferable	A-1-9
2.10	Taking of Necessary Action; Further Action	A-1-9
2.11	Withholding	A-1-9
2.12	Dissenter’s Rights	A-1-10

ARTICLE III MERGER CONSIDERATION		A-1-10
3.1	Merger Consideration	A-1-10
3.2	Conversion of Company Ordinary Shares	A-1-10
3.3	Effect on Share Capital of Holdings	A-1-11
3.4	Share Capital of Merger Sub	A-1-11
3.5	Issuance of the Merger Consideration	A-1-12
3.6	Closing Calculations	A-1-13
3.7	Merger Consideration Adjustment	A-1-14
3.8	Earn-Out Payments	A-1-16
3.9	No Liability	A-1-17

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY		A-1-18
4.1	Organization, Qualification and Standing	A-1-18
4.2	Authority; Enforceability	A-1-18
4.3	Consents; Required Approvals	A-1-19
4.4	Non-contravention	A-1-19
4.5	Capitalization	A-1-20
4.6	Bankruptcy	A-1-20

Table of Contents continued

Page

4.7	Financial Statements.	A-1-21
4.8	Liabilities	A-1-22
4.9	Internal Accounting Controls	A-1-22
4.10	Absence of Certain Developments	A-1-22
4.11	Accounts Receivable; Accounts Payable	A-1-23
4.12	Compliance with Law	A-1-23
4.13	Title to Properties	A-1-24
4.14	International Trade Matters; Anti-Bribery Compliance	A-1-24
4.15	Tax Matters	A-1-26
4.16	Intellectual Property	A-1-27
4.17	Insurance	A-1-30
4.18	Litigation	A-1-31
4.19	Bank Accounts; Powers of Attorney	A-1-31
4.20	Material Partners	A-1-31
4.21	Labor Matters	A-1-31
4.22	Employee Benefits	A-1-33
4.23	Environmental and Safety	A-1-34
4.24	Related Party Transactions	A-1-35
4.25	Material Contracts	A-1-35
4.26	SEC Matters	A-1-37
4.27	Brokers and Other Advisors	A-1-37
4.28	Disclaimer of Other Representations and Warranties	A-1-37

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT, PURCHASER AND MERGER SUB		A-1-37
5.1	Organization, Qualification and Standing	A-1-37
5.2	Authority; Enforceability	A-1-38
5.3	Non-contravention	A-1-38
5.4	Brokers and Other Advisors	A-1-38
5.5	Capitalization	A-1-39
5.6	Issuance of Shares	A-1-39
5.7	Consents; Required Approvals	A-1-39
5.8	Trust Account	A-1-40
5.9	Employees	A-1-40
5.10	Tax Matters	A-1-41
5.11	Listing	A-1-42
5.12	Reporting Company	A-1-42
5.13	Undisclosed Liabilities	A-1-43
5.14	Parent SEC Documents and Parent Financial Statements	A-1-43
5.15	Business Activities	A-1-45
5.16	Parent Contracts	A-1-45
5.17	Litigation	A-1-46
5.18	Independent Investigation	A-1-46
5.19	Information Supplied	A-1-46
5.20	Investment Company	A-1-46
5.21	Lockup	A-1-46
5.22	Insider Letter Agreement	A-1-46

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Table of Contents continued

Page

5.23	Board Approval	A-1-46
5.24	Vote Required	A-1-47
5.25	No Foreign Person	A-1-47
5.26	Disclaimer of Other Representations and Warranties	A-1-47

ARTICLE VI COVENANTS AND AGREEMENTS OF THE COMPANY		A-1-47
6.1	Conduct of Business of the Company	A-1-47
6.2	Access to Information	A-1-49
6.3	Employees of the Company	A-1-50
6.4	Additional Financial Information	A-1-50
6.5	Lock-Up	A-1-50
6.6	Notice of Changes	A-1-51
6.7	D&O Insurance; Indemnification of Officers and Directors	A-1-51

ARTICLE VII COVENANTS OF PARENT, PURCHASER AND MERGER SUB		A-1-52
7.1	Listing	A-1-52
7.2	Trust Account	A-1-52
7.3	Insider Letter Agreement	A-1-52
7.4	Parent Public Filings	A-1-52
7.5	Section 16 Matters	A-1-52
7.6	Notice of Changes	A-1-52
7.7	Adoption of Equity Incentive Plan	A-1-53
7.8	Transaction Financing	A-1-53

ARTICLE VIII TAX COVENANTS		A-1-54
8.1	Tax Matters	A-1-54

ARTICLE IX ACTIONS PRIOR TO THE CLOSING		A-1-55
9.1	No Shop	A-1-55
9.2	Efforts to Consummate the Transactions	A-1-56
9.3	Transaction Financing	A-1-57
9.4	Cooperation with Proxy statement/prospectus; Other Filings	A-1-57
9.5	Shareholder Vote; Recommendation of Parent’s Board of Directors	A-1-60
9.6	Parent Shareholders’ Meeting	A-1-60
9.7	Form 8-K; Press Releases	A-1-60
9.8	Fees and Expenses	A-1-61
9.9	Shareholder Litigation	A-1-61

ARTICLE X CONDITIONS PRECEDENT		A-1-61
10.1	Conditions to Each Party’s Obligation to Effect the Merger	A-1-61
10.2	Conditions to Obligations of Parent and Merger Sub	A-1-62
10.3	Conditions to Obligation of the Company	A-1-63

ARTICLE XI TERMINATION		A-1-65
11.1	Termination	A-1-65
11.2	Effect of Termination	A-1-66

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Page

ARTICLE XII INDEMNIFICATION		A-1-67
12.1	Survival	A-1-67
12.2	Indemnification by the Company	A-1-67
12.3	Claim Procedure	A-1-68
12.4	Indemnification Payments	A-1-70
12.5	Sole Recourse; Payments from Escrow Account	A-1-70
12.6	Exclusive Remedy	A-1-71
12.7	Claims Unaffected by Investigation	A-1-71

ARTICLE XIII MISCELLANEOUS		A-1-71
13.1	Amendment or Supplement	A-1-71
13.2	Extension of Time, Waiver, Etc.	A-1-71
13.3	Assignment	A-1-72
13.4	Counterparts; Facsimile; Electronic Transmission	A-1-72
13.5	Entire Agreement; No Third-Party Beneficiaries	A-1-72
13.6	Governing Law; Jurisdiction	A-1-72
13.7	WAIVER OF JURY TRIAL	A-1-73
13.8	Specific Enforcement	A-1-73
13.9	Notices	A-1-74
13.10	Severability	A-1-74
13.11	Remedies	A-1-75
13.12	Waiver	A-1-75
13.13	Definitions	A-1-75
13.14	Interpretation	A-1-85
13.15	Parent Representative	A-1-86
13.16	Seller Representative	A-1-87
13.17	Publicity	A-1-89
13.18	Non-Recourse	A-1-89

EXHIBITS.

Exhibit A	Form of Company Shareholder Support Agreement
Exhibit B	Form of Parent Shareholder Support Agreement
Exhibit C	Form of Lock-up Agreement
Exhibit D	Form of Voting Agreement
Exhibit E	Form of Employment Agreement
Exhibit F	Form of Non-Competition and Non-Solicitation Agreement
Exhibit G	Form of Amended and Restated Memorandum and Articles of Association of Reincorporation Merger Surviving Corporation

iv

This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 2, 2023, is entered into by and among (i) Technology & Telecommunication Acquisition Corporation, a Cayman Islands exempted company (“Parent”), (ii) TETE TECHNOLOGIES INC, a Cayman Islands exempted company (“Purchaser”), TETE INTERNATIONAL INC, a Cayman Islands exempted company and wholly owned subsidiary of Purchaser (“Merger Sub”), (iii) Bradbury Capital Holdings Inc., a Cayman Islands exempted company (“Holdings”), (iv) Super Apps Holdings Sdn. Bhd., a Malaysian private limited company and wholly owned subsidiary of Holdings (the “Company”), (v) Technology & Telecommunication LLC, in the capacity as the representative from and after the Effective Time (as defined below) for the shareholders of Parent (other than the shareholders of the Company as of immediately prior to the Effective Time and their successors and assignees) in accordance with the terms and conditions of this Agreement (the “Parent Representative”), and (vi) Loo See Yuen, in the capacity as the representative from and after the date hereof for the shareholders of the Company as of immediately prior to the Effective Time in accordance with the terms and conditions of this Agreement (the “Seller Representative”). Parent, Purchaser, Merger Sub, Holdings, the Company, Parent Representative, and the Seller Representative are sometimes referred to herein as a “Party” or collectively as the “Parties”. Certain terms used in this Agreement are used as defined in Section 13.13.

RECITALS:

WHEREAS, Parent is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities;

WHEREAS, Purchaser is a wholly owned subsidiary of Parent and was formed for the sole purpose of the merger of Parent with and into Purchaser (the “Reincorporation Merger”), in which Purchaser will be the surviving entity, in accordance with this Agreement and the Cayman Companies Act;

WHEREAS, promptly after the Reincorporation Merger, the Parties hereto intend to effect a merger of Merger Sub with and into Holdings (the “Merger”) in accordance with this Agreement and the Cayman Companies Act;

WHEREAS, for U.S. federal income tax purposes, the parties intend, and the Company acknowledges, that the Reincorporation Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, and the Boards of Directors of Parent and Purchaser have approved this Agreement and intend that it constitute a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3;

WHEREAS, upon consummation of the Merger, Merger Sub will cease to exist, Holdings will become a wholly owned subsidiary of Reincorporation Merger Surviving Corporation and the outstanding one hundred (100) ordinary shares of Holdings (the “Holdings Ordinary Shares”) will be converted into the right to receive the consideration described in this Agreement;

WHEREAS, on October 19, 2022, the Company and Mobility One Sdn. Bhd., a Malaysian private limited company (“Mobility One”) which beneficially owns 100% of the outstanding ordinary shares of OneShop Retail Sdn. Bhd., a Malaysian private limited company (“OneShop Retail”), entered into a Share Sale Agreement pursuant to which the Company agreed to purchase 60% of Mobility One’s ownership interest in OneShop Retail in a transaction which shall close (the “OneShop Retail Closing”) at least one day prior to the Effective Time;

WHEREAS, in connection with the OneShop Retail Closing, the Company and Mobility One entered into a Joint Venture Agreement and Shareholders Agreement, dated October 19, 2022 (the “Mobility One Shareholders Agreement”), which governs the relationship between the Company and Mobility One as shareholders of OneShop Retail, including with respect to the composition of the board of directors of OneShop Retail;

WHEREAS, the Company and MyIsCo Sdn Bhd, a wholly owned subsidiary of MyAngkasa Digital Services Sdn Bhd, a Malaysian private limited company led by Angkatan Koperasi Kebangsaan Malaysia Berhad (“ANGKASA”), shall, at least one day prior to the Closing, enter into a Collaboration Agreement (the “Collaboration Agreement”) allowing OneShop Retail, as the authorized bill payment collection and credit lending agency of ANGKASA, to operate its payment collection system through ANGKASA’s authorized dealers for the collection and remission of any payment of bills via cash payment, credit card, debit card or cheque;

WHEREAS, the Board of Directors of Holdings has determined that this Agreement, the Merger and the Transactions are fair and advisable to, and in the best interests of Holdings and the Holdings Shareholders;

WHEREAS, the Board of Directors of Holdings has approved the Merger and adopted this Agreement and has determined to recommend that the Holdings Shareholders adopt, authorize and approve this Agreement, the Merger and the Transactions;

WHEREAS, the Board of Directors of Parent has determined that this Agreement, the Reincorporation Merger, the Merger and the Transactions are fair and advisable to, and in the best interests of Parent and its shareholders;

WHEREAS, the Board of Directors of Parent has approved the Merger and adopted this Agreement as the sole shareholder of Purchaser and Merger Sub and has determined to recommend that the shareholders of Parent adopt, authorize and approve this Agreement, the Reincorporation Merger, the Merger and the Transactions;

WHEREAS, in conjunction with, inter alia, obtaining approval from the shareholders of Parent for the Merger and the Transactions, Parent shall provide an opportunity to its Parent Public Shareholders who purchased Parent Units in the IPO to have their shares redeemed for the consideration, on the terms and subject to the conditions and limitations, set forth in the Prospectus and the Amended and Restated Memorandum and Articles of Association of Parent;

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WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, Parent and the Company’s directors and executive officers have amended the Company Shareholder support agreement, dated as of October 18, 2022, substantially in the form attached hereto as Exhibit A, providing that, among other things, such persons will vote their Holdings Ordinary Shares in favor of this Agreement, the Merger and the other Transactions; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, the Company and certain shareholders of Parent (including Technology & Telecommunication LLC (the “Sponsor”) and the other Insiders) have amended the Parent Shareholder support agreement, dated as of October 18, 2022 (the “Parent Shareholder Support Agreement”), substantially in the form attached hereto as Exhibit B, providing that, among other things, Parent Shareholders party to Parent Shareholder Support Agreement will vote their Parent Ordinary Shares in favor of this Agreement, the Reincorporation Merger, the Merger and the other Transactions.

NOW, THEREFORE, in consideration of the premises, covenants, agreements, representations and warranties set forth herein, and for other good and valuable consideration, the Parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I
REINCORPORATION MERGER

1.1 Reincorporation Merger. At the Reincorporation Merger Effective Time, and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the Cayman Companies Act, Parent shall be merged with and into Purchaser, the separate corporate existence of Parent shall cease and Purchaser shall continue as the surviving company. Purchaser as the surviving company after the Reincorporation Merger is hereinafter sometimes referred to as the “Reincorporation Merger Surviving Corporation”.

1.2 Reincorporation Merger Effective Time. On a date no later than three (3) Business Days after the satisfaction or waiver of all the conditions set forth in ARTICLE X that are required to be satisfied prior to the Closing Date, the Parties hereto shall cause the Reincorporation Merger to be consummated by filing the plan of merger (and any other documents required by the Cayman Companies Act) (collectively, the “CRPM”) with the Registrar of Companies of the Cayman Islands (the “Cayman Registrar”), in accordance with the relevant provisions of the Cayman Companies Act. The effective time of Reincorporation Merger shall be the date that the plan of merger is registered by the Cayman Registrar, or such later time as specified in or in accordance with the CRPM being the “Reincorporation Merger Effective Time.”

1.3 Effect of Reincorporation Merger. At the Reincorporation Merger Effective Time, the effect of Reincorporation Merger shall be as provided in this Agreement, the CRPM and the applicable provisions of the Cayman Companies Act. At the Reincorporation Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Parent and Purchaser prior to the Reincorporation Merger Effective Time shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Reincorporation Merger Surviving Corporation, which shall include the assumption by the Reincorporation Merger Surviving Corporation of any and all agreements, covenants, duties and obligations of Parent set forth in this Agreement or any other outstanding agreement to which Parent is a party to be performed after the Closing, and all securities of the Reincorporation Merger Surviving Corporation issued and outstanding as a result of the conversion under Section 1.6 hereof shall be listed on Nasdaq (on which the Parent Ordinary Shares were trading prior to Reincorporation Merger).

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1.4 Charter Documents. Immediately prior to the Reincorporation Merger Effective Time, the memorandum and articles of association of Purchaser shall be amended and restated so that they read in their entirety as set forth in Exhibit G annexed hereto, and as so amended and restated, shall become the memorandum and articles of association of the Reincorporation Merger Surviving Corporation. The new name of the Reincorporation Merger Surviving Corporation will be “Bradbury Capital Inc.” or such other name as provided by Purchaser and stated in the CRPM.

1.5 Directors and Officers of the Reincorporation Merger Surviving Corporation. As of the Reincorporation Merger Effective Time, the Persons constituting the officers and directors of Parent prior to the Reincorporation Merger Effective Time shall continue to be the officers and directors of the Reincorporation Merger Surviving Corporation (and holding the same title as held at Parent) until the Effective Time.

1.6 Effect on Issued Securities of Parent.

(a) Conversion of Parent Shares.

(i) At the Reincorporation Merger Effective Time, each issued and outstanding Class A Parent Ordinary Share and Class B Parent Ordinary Shares (other than the Parent Excluded Shares, the Parent Dissenting Shares and Parent Ordinary Shares redeemed pursuant to the Offer) shall be converted automatically into one Reincorporation Merger Surviving Corporation Class A Ordinary Share and one Reincorporation Merger Surviving Corporation Class B Ordinary Shares, respectively. At the Reincorporation Merger Effective Time, all Parent Shares shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. The holders of issued Parent Ordinary Shares immediately prior to the Reincorporation Merger Effective Time, as evidenced by the register of members of Parent (the “Parent ROM”), shall cease to have any rights with respect to such Parent Ordinary Shares, except as provided herein or by Law. Each certificate (if any) previously evidencing Class A Parent Ordinary Shares and Class B Parent Ordinary Shares (other than the Parent Excluded Shares, the Parent Dissenting Shares and Parent Ordinary Shares redeemed pursuant to the Offer) shall be exchanged for a certificate representing the same number of Reincorporation Merger Surviving Corporation Class A Ordinary Shares or Reincorporation Merger Surviving Corporation Class B Ordinary Shares (as the case may be) upon the surrender of such certificate in accordance with Section 1.8.

(ii) At the Reincorporation Merger Effective Time, each issued and outstanding Parent Preferred Share shall be converted automatically into one Reincorporation Merger Surviving Corporation Preferred Share.

(iii) Each holder of Class A Parent Ordinary Shares (other than the Parent Excluded Shares, the Parent Dissenting Shares and Parent Ordinary Shares redeemed pursuant to the Offer) listed on the Parent ROM shall thereafter have the right to receive the same number of Reincorporation Merger Surviving Corporation Class A Ordinary Shares only and each holder of Class B Parent Ordinary Shares (other than the Parent Excluded Shares, the Parent Dissenting Shares and Parent Ordinary Shares redeemed pursuant to the Offer) listed on the Parent ROM shall thereafter have the right to receive the same number of Reincorporation Merger Surviving Corporation Class B Ordinary Shares only.

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(b) Treatment of Parent Dissenting Shares. Each Parent Dissenting Share that is issued and outstanding as of immediately prior to the Reincorporation Merger Effective Time held by a Parent Dissenting Shareholder (if any) shall no longer be outstanding and shall automatically be cancelled by virtue of the Reincorporation Merger and each former holder of Parent Dissenting Shares shall thereafter cease to have any rights with respect to such securities, except the right to be paid the fair value of such Parent Dissenting Shares and such other rights as are granted by the Cayman Companies Act. Notwithstanding the foregoing, if any such holder shall have failed to perfect or prosecute or shall have otherwise waived, effectively withdrawn or lost his, her or its rights under Section 238 of the Cayman Companies Act or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 238 of the Cayman Companies Act, then the right of such holder to be paid the fair value of such holder’s Parent Dissenting Shares under Section 238 of the Cayman Companies Act shall cease and such former Parent Ordinary Shares shall no longer be considered Parent Dissenting Shares for purposes hereof and such holder’s former Parent Ordinary Shares shall thereupon be deemed to have been converted as of the Reincorporation Merger Effective Time into the right to receive the applicable Reincorporation Merger Surviving Corporation Ordinary Shares pursuant to Section 1.6(a) hereof, without any interest thereon.

(c) Conversion of Parent Warrants; Treatment of Parent Units. At the Reincorporation Merger Effective Time, (i) all Parent Units will separate into their individual components of Class A Parent Ordinary Shares and Parent Warrants, and will cease separate existence and trading and (ii) each issued and outstanding Parent Warrant shall cease to be a warrant with respect to Class A Parent Ordinary Shares and be assumed by Reincorporation Merger Surviving Corporation and shall be converted into one Reincorporation Merger Surviving Corporation Warrant, and will cease separate existence and trading. Each of the Reincorporation Merger Surviving Corporation Warrants shall have, and be subject to, the same terms and conditions set forth in the applicable agreements governing the Parent Warrants that are outstanding immediately prior to the Reincorporation Merger Effective Time. At or prior to the Reincorporation Merger Effective Time, Purchaser shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Reincorporation Merger Surviving Corporation Warrants remain outstanding, a sufficient number of Reincorporation Merger Surviving Corporation Class A Ordinary Shares for delivery upon the exercise of the Reincorporation Merger Surviving Corporation Warrants after the Reincorporation Merger Effective Time.

(d) Cancellation of Parent Shares Owned by Parent. At the Reincorporation Merger Effective Time, if there are any Parent Shares that are owned by Parent as treasury shares or any Parent Shares owned by any direct or indirect wholly owned subsidiary of Parent immediately prior to the Reincorporation Merger Effective Time (the “Parent Excluded Shares”), such shares shall be canceled and extinguished without any conversion thereof or payment therefor. In addition, as of the Reincorporation Merger Effective Time, the one Purchaser Ordinary Share owned by Parent immediately prior to the Reincorporation Merger Effective Time shall be automatically cancelled and extinguished without any conversion or consideration delivered in exchange therefor.

(e) No Liability. Notwithstanding anything to the contrary in this Section 1.6, none of the Reincorporation Merger Surviving Corporation, Parent or any other Party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

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1.7 Surrender of Parent Shares. All securities issued upon the surrender of the Parent Shares in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, provided that any restrictions on the sale and transfer of the Parent Shares shall also apply to the Reincorporation Merger Surviving Corporation Shares so issued in conversion.

1.8 Lost, Stolen or Destroyed Certificates. In the event any certificates shall have been lost, stolen or destroyed, Purchaser shall issue in exchange for such lost, stolen or destroyed certificates or securities as the case may be, upon the affidavit of that fact by the holder thereof, such securities, as may be required pursuant to Section 1.7; provided, however, that the Reincorporation Merger Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to execute and deliver a deed of indemnity in respect of such lost, stolen or destroyed certificates in the form required by the Reincorporation Merger Surviving Corporation as indemnity against any claim that may be made against it with respect to the certificates alleged to have been lost, stolen or destroyed.

1.9 Reincorporation Intended Tax Treatment. For U.S. federal income Tax purposes, Parent and Purchaser intend that the Reincorporation Merger will constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder to which each of Parent and the Purchaser is a party under Section 368(b) of the Code (the “Reincorporation Intended Tax Treatment”). Parent and Purchaser hereby (a) adopt, and the Company acknowledges, this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g), (b) agree to file and retain such information as shall be required under Treasury Regulation Section 1.368-3, and (c) agree to file all Tax and other informational returns on a basis consistent with the Reincorporation Intended Tax Treatment. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of Reincorporation Merger for the Reincorporation Intended Tax Treatment or as to the effect, if any, that any transaction consummated on, after or prior to the Reincorporation Merger Effective Time has or may have on any such reorganization status. Each of the parties acknowledges and agrees that each (x) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (y) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Reincorporation Merger is determined not to qualify for the Reincorporation Intended Tax Treatment.

1.10 Taking of Necessary Action; Further Action. If, at any time after the Reincorporation Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Reincorporation Merger Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Parent and Purchaser, the officers and directors of Parent and Purchaser are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

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1.11 Dissenter’s Rights. No Person who has validly exercised their dissenters’ rights in respect of the Reincorporation Merger pursuant to Section 238 of the Cayman Companies Act (each a “Parent Dissenting Shareholder”) shall be entitled to receive the securities of Reincorporation Merger Surviving Corporation in accordance with this Section 1, with respect to the Parent Shares owned by such Person (“Parent Dissenting Shares”) unless and until such Person shall have effectively withdrawn or lost such Person’s dissenters’ rights under the Cayman Companies Act. Each Parent Dissenting Shareholder shall be entitled to receive only the payment resulting from the procedure in Section 238 of the Cayman Companies Act with respect to the Parent Dissenting Shares owned by such Parent Dissenting Shareholder. If any Parent Shareholder gives to Parent, before the vote on the Reincorporation Merger, written objection to the Reincorporation Merger (each, an “RC Written Objection”) in accordance with Section 238(2) of the Cayman Companies Act:

(i) the Parent shall, in accordance with Section 238(4) of the Cayman Companies Act, promptly give written notice of the authorization of the Reincorporation Merger (the “RC Authorization Notice”) to each such Parent Shareholder who has made a RC Written Objection, and

(ii) unless the Parent and the Company elect by agreement in writing to waive this Section 1.11, no party shall be obligated to commence the Reincorporation Merger, and the CRPM shall not be filed with the Cayman Registrar, until at least twenty (20) days shall have elapsed since the date on which the RC Authorization Notice is given (being the period allowed for written notice of an election to dissent under Section 238(5) of the Cayman Companies Act, as referred to in Section 239(1) of the Cayman Companies Act), but in any event subject to the satisfaction or waiver of all of the conditions set forth in ARTICLE X.

ARTICLE II
THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Cayman Companies Act, at the Effective Time, (a) Merger Sub shall be merged with and into Holdings, (b) the separate corporate existence of Merger Sub shall thereupon cease, and Holdings shall be the surviving company in the Merger (the “Surviving Corporation”), and (c) the Surviving Corporation shall become a wholly-owned Subsidiary of Reincorporation Merger Surviving Corporation.

2.2 Closing. The closing of the Transactions shall take place by means of telecommunication on the first (1st) Business Day after the OneShop Retail Closing, or at such other date, time or place as Parent and the Company may agree in writing, but in no event later than the third (3rd) Business Day following the satisfaction or waiver (to the extent permitted by applicable Law and the Organizational Documents of Parent) of the conditions set forth in ARTICLE X (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at such time), unless another time or date, or both, are agreed in writing by the Company and Parent. The date on which the Closing is held is herein referred to as the “Closing Date”. The Closing will take place remotely via exchange of documents and signature pages via electronic transmission.

2.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, after the Reincorporation Merger, Holdings shall file a plan of merger (and any other documents required by the Cayman Companies Act) with the Cayman Registrar. The effective time of the Merger shall be the date that the plan of merger has been registered by the Cayman Registrar, or such later time as specified in or in accordance with the plan of merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

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2.4 Effects of the Merger. The Merger shall have the effects set forth herein and in the Cayman Companies Act.

2.5 Memorandum and Articles of Association of the Surviving Corporation.

(a) From and after the Effective Time and until further amended in accordance with applicable Law, the Memorandum and Articles of Association of Merger Sub as in effect immediately prior to the Effective Time shall be the Memorandum and Articles of Association of the Surviving Corporation provided, that such Memorandum and Articles of Association shall be amended to reflect that the name of the Surviving Corporation shall be “Bradbury Capital Inc.”

2.6 Post-Closing Board of Directors and Officers.

(a) Immediately after the Closing, the initial slate of directors of Reincorporation Merger Surviving Corporation’s board of directors after the Closing (the “Post-Closing Board of Directors”) will consist of 5 directors, two (2) of whom shall be designated by the Sponsor and three (3) of whom shall be designated by the Company. At least a majority of the Post-Closing Board of Directors shall qualify as independent directors under the Securities Act and the Nasdaq rules. The Reincorporation Merger Surviving Corporation shall cause any such director who is designated by Sponsor pursuant to the foregoing sentence to be nominated for re-election to the Post-Closing Board of Directors at the first and second annual meetings of shareholders of Reincorporation Merger Surviving Corporation following the Closing. At the Closing, Reincorporation Merger Surviving Corporation, Sponsor and certain shareholders of Reincorporation Merger Surviving Corporation will enter into a voting agreement in the form attached hereto as Exhibit D relating to the Sponsor’s right to have two nominees on the Post-Closing Board of Directors.

(b) Reincorporation Merger Surviving Corporation shall take all action necessary, including causing the executive officers of Reincorporation Merger Surviving Corporation to resign, so that the individuals serving as executive officers of Reincorporation Merger Surviving Corporation immediately after the Closing will be the individuals set forth on Schedule 2.6(b) (or such other Persons as designated by the Company prior to the Closing).

2.7 Directors and Officers of the Surviving Corporation. From and after the Effective Time, the directors and the officers of the Surviving Corporation shall be those persons set forth on Schedule 2.7 (or such other Persons as designated by the Company prior to the Closing). The directors and officers of the Surviving Corporation shall hold office for the term specified in, and subject to the provisions contained in, the Surviving Corporation’s Organizational Documents and applicable Law.

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2.8 No Further Ownership Rights in Company Ordinary Shares. At the Effective Time, the share transfer books of Holdings shall be closed and thereafter there shall be no further registration of transfers of Holdings Ordinary Shares on the records of Holdings.

2.9 Rights Not Transferable. The rights of the Holdings Shareholders as of immediately prior to the Effective Time are personal to each such holder and shall not be assignable or otherwise transferable for any reason (except (i) in the case of an entity, by operation of Law or (ii) in the case of a natural person, by will or the Laws of descent and distribution). Any attempted transfer of such right by any holder thereof (otherwise than as permitted by the immediately preceding sentence) shall be null and void.

2.10 Taking of Necessary Action; Further Action. Reincorporation Merger Surviving Corporation, Merger Sub, Holdings and the Company, respectively, shall each use its respective best efforts to take all such action as may be necessary or appropriate to effectuate the Merger under the Cayman Companies Act at the time specified in Section 2.3. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either of the constituent corporations, the officers of Reincorporation Merger Surviving Corporation and the Surviving Corporation are fully authorized in the name of each constituent corporation or otherwise to take, and shall take, all such lawful and necessary action.

2.11 Withholding. Reincorporation Merger Surviving Corporation and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment under the Code, or under any provision of state, local or non-U.S. Tax Law, provided, however, that in the event that Reincorporation Merger Surviving Corporation or the Surviving Corporation, as applicable, determines that it is so required to deduct or withhold any such amounts (except in the case of any compensatory payments made to employees subject to wage withholding), Reincorporation Merger Surviving Corporation or the Surviving Corporation, as applicable, shall provide at least five Business Days’ prior written notice thereof to the Company, including a reasonably detailed explanation therefor, and shall reasonably cooperate with the Company in responding to any requests for information or clarification made by the Company in respect thereof. To the extent that amounts are so deducted and withheld and paid over to the appropriate taxing authorities in accordance with applicable Law, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Notwithstanding the foregoing, Reincorporation Merger Surviving Corporation and the Surviving Corporation shall use commercially reasonable efforts to reduce or eliminate any such withholding including requesting and providing recipients of consideration a reasonable opportunity to provide documentation establishing exemptions from or reductions of such withholdings.

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2.12 Dissenter’s Rights. No Person who has validly exercised their dissenters’ rights in respect of the Merger pursuant to Section 238 of the Cayman Companies Act (each a “Holdings Dissenting Shareholder”) shall be entitled to receive the securities of Reincorporation Merger Surviving Corporation in accordance with Section 3.5(a) and (b), as applicable with respect to the shares of Holdings owned by such Person (“Holdings Dissenting Shares”) unless and until such Person shall have effectively withdrawn or lost such Person’s dissenters’ rights under the Cayman Companies Act. Each Holdings Dissenting Shareholder shall be entitled to receive only the payment resulting from the procedure in Section 238 of the Cayman Companies Act with respect to the Holdings Dissenting Shares owned by such Holdings Dissenting Shareholder. If any Holdings Shareholder gives to Holdings, before the vote on the Merger, written objection to the Merger (each, a “Written Objection”) in accordance with Section 238(2) of the Cayman Companies Act:

(i) Holdings shall, in accordance with Section 238(4) of the Cayman Companies Act, promptly give written notice of the authorization of the Merger (the “Authorization Notice”) to each such Holdings Shareholder who has made a Written Objection, and

(ii) unless Holdings and the Company elect by agreement in writing to waive this Section 2.12, no party shall be obligated to commence the Merger, and the plan of merger shall not be filed with the Cayman Registrar, until at least twenty (20) days shall have elapsed since the date on which the Authorization Notice is given (being the period allowed for written notice of an election to dissent under Section 238(5) of the Cayman Companies Act, as referred to in Section 239(1) of the Cayman Companies Act), but in any event subject to the satisfaction or waiver of all of the conditions set forth in ARTICLE X.

ARTICLE III
MERGER CONSIDERATION

3.1 Merger Consideration. As consideration for the Merger, the Holdings Shareholders collectively shall be entitled to receive from Reincorporation Merger Surviving Corporation, in the aggregate, a number of Reincorporation Merger Surviving Corporation Class A Ordinary Shares, each valued at $10.00 per share, with an aggregate value equal to: (a) One Billion One Hundred Million U.S. Dollars ($1,100,000,000), minus (b) any Closing Net Indebtedness (the “Merger Consideration”), of which $235,000,000 shall be paid at Closing (the “Closing Merger Consideration”) with the remaining $865,000,000 subject to the earn-out provisions set forth in Section 3.8 (the “Contingent Merger Consideration”). The Per Share Merger Consideration otherwise payable to the Holdings Shareholders is subject to the withholding of the Escrow Shares deposited in the Escrow Account in accordance with Section 3.5(e), and after the Closing is subject to adjustment in accordance with Section 3.7 and the Contingent Merger Consideration.

3.2 Conversion of Holdings Ordinary Shares.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of Holdings Ordinary Shares, each Holdings Ordinary Share issued and outstanding immediately prior to the Effective Time (other than (i) any Holdings Ordinary Shares held in the treasury of Holdings, which treasury shares shall be canceled as part of the Merger and shall not constitute “Holdings Ordinary Shares” hereunder, and (ii) any Holding Dissenting Shares), shall be canceled and converted into the right to receive a number of Reincorporation Merger Surviving Corporation Class A Ordinary Shares equal to the Exchange Ratio. For avoidance of any doubt, each Holdings Shareholder will cease to have any rights with respect to the Holdings Ordinary Shares, except the right to receive the Per Share Merger Consideration as provided herein or by Law.

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(b) Two Business Days prior to the anticipated Closing Date (by 8:00PM Eastern Time), the Company shall deliver to Reincorporation Merger Surviving Corporation a schedule setting forth (i) each Holdings Shareholder as of the Closing, (ii) such Holdings Shareholder’s respective percentage of the Merger Consideration, (iii) such Holdings Shareholder’s Pro Rata Share of the Closing Merger Consideration and (iv) such Holding Shareholder’s Pro Rata Share of the Contingent Shares (as defined below), if earned (the “Equityholder Allocation Schedule”). If there is any change to the Equityholder Allocation Schedule between the time of such delivery and the Closing, the Company shall promptly deliver an updated Equityholder Allocation Schedule to Reincorporation Merger Surviving Corporation. Schedule 3.2 sets forth a non-binding example of the Equityholder Allocation Schedule assuming the inputs set forth therein.

3.3 Effect on Share Capital of Holdings.

(a) Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of Reincorporation Merger Surviving Corporation, Merger Sub, Holdings or the Company, any Holdings Ordinary Shares then held by Holdings (or held in Holdings’ treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(b) Each Holdings Dissenting Share that is issued and outstanding as of immediately prior to the Effective Time held by a Holdings Dissenting Shareholder (if any) shall no longer be outstanding and shall automatically be cancelled by virtue of the Merger and each former holder of Holdings Dissenting Shares shall cease to have any rights with respect to such securities, except the right to be paid the fair value of such Holdings Dissenting Shares and such other rights as are granted by the Cayman Companies Act. Notwithstanding the foregoing, if any such holder shall have failed to perfect or prosecute or shall have otherwise waived, effectively withdrawn or lost his, her or its rights under Section 238 of the Cayman Companies Act or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 238 of the Cayman Companies Act, then the right of such holder to be paid the fair value of such holder’s Holdings Dissenting Shares under Section 238 of the Cayman Companies Act shall cease and such former Holdings Ordinary Shares shall no longer be considered Holdings Dissenting Shares for purposes hereof and such holder’s former Holdings Ordinary Shares shall thereupon be deemed to have been converted as of the Merger Effective Time into the right to receive the Merger Consideration, without any interest thereon.

3.4 Share Capital of Merger Sub. Each share of Merger Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of Reincorporation Merger Surviving Corporation, be converted into and become one ordinary share of the Surviving Corporation (and the shares of Surviving Corporation into which the shares of Merger Sub share capital are so converted shall be the only shares of the Surviving Corporation’s share capital that are issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of ordinary shares of Merger Sub will, as of the Effective Time, evidence ownership of such ordinary shares of the Surviving Corporation.

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3.5 Issuance of the Merger Consideration.

(a) No Issuance of Fractional Shares. No certificates or scrip representing fractional Reincorporation Merger Surviving Corporation Class A Ordinary Shares will be issued pursuant to the Merger, and instead any such fractional share that would otherwise be issued will be rounded to the nearest whole share, with a Holdings Shareholder’s portion of the Merger Consideration that would result in a fractional share of 0.50 or greater rounding up and a Holdings Shareholder’s portion of the Merger Consideration that would result in a fractional share of less than 0.50 rounding down.

(b) Exchange Fund. On the Closing Date, Reincorporation Merger Surviving Corporation shall deposit, or shall cause to be deposited, with Continental Stock Transfer & Trust Company (“Continental”) for the benefit of the Holdings Shareholders, for exchange in accordance with this ARTICLE III, the number of Reincorporation Merger Surviving Corporation Class A Ordinary Shares sufficient to deliver the aggregate Merger Consideration (less the Escrow Shares, which will be deposited in the Escrow Account in accordance with Section 3.5(e)) payable pursuant to this Agreement (such Reincorporation Merger Surviving Corporation Class A Ordinary Shares, the “Exchange Fund”). Reincorporation Merger Surviving Corporation shall cause Continental, pursuant to irrevocable instructions, to pay the Merger Consideration out of the Exchange Fund (less the Escrow Shares) in accordance with the Equityholder Allocation Schedule and the other applicable provisions contained in this Agreement. The Exchange Fund shall not be used for any other purpose other than as contemplated by this Agreement.

(c) Exchange Procedures. As soon as practicable following the Effective Time, and in any event within two Business Days following the Effective Time (but in no event prior to the Effective Time), Reincorporation Merger Surviving Corporation shall cause Continental to deliver to each Holdings Shareholder, as of immediately prior to the Effective Time, represented by book-entry in the register of members of Reincorporation Merger Surviving Corporation and, if applicable, share certificate, a letter of transmittal and instructions for use in exchanging such Holdings Shareholder’s Holdings Ordinary Shares for such Holdings Shareholder’s applicable portion of the Merger Consideration from the Exchange Fund (a “Letter of Transmittal”), and promptly following receipt of a Holdings Shareholder’s properly executed Letter of Transmittal, deliver such Holdings Shareholder’s applicable portion of the Merger Consideration to such Holdings Shareholder.

(d) Adjustments. The Merger Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Reincorporation Merger Surviving Corporation Class A Ordinary Shares occurring prior to the date the Merger Consideration is issued.

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(e) Escrow. At or prior to the Closing, Parent Representative, the Seller Representative and Continental (or such other escrow agent mutually acceptable to Parent and the Company), as escrow agent (the “Escrow Agent”), shall enter into an Escrow Agreement, effective as of the Effective Time, in form and substance reasonably satisfactory to Parent and the Company (the “Escrow Agreement”), pursuant to which Reincorporation Merger Surviving Corporation shall issue to the Escrow Agent a number of Reincorporation Merger Surviving Corporation Class A Ordinary Shares (with each share valued at $10.00 per share (the “Redemption Price”)) equal to ten percent (10%) of the Closing Merger Consideration and ten percent (10%) of the Contingent Consideration that has been fully earned and issued (collectively, the “Escrow Amount”) (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”) to be held until the Indemnity Expiration Date, along with any other dividends, distributions or other income on the Escrow Shares (together with the Escrow Shares, the “Escrow Property”), in a segregated escrow account (the “Escrow Account”) and disbursed therefrom in accordance with the terms of Section 3.7, ARTICLE XI and the Escrow Agreement. The Escrow Property shall be allocated among and transferred, if required, to the Holdings Shareholders based on their respective Pro Rata Share. The Escrow Property shall serve as the sole source of payment for the obligations of the Holdings Shareholders under Section 3.7 and ARTICLE XI. Unless otherwise required by Law, all distributions made from the Escrow Account shall be treated by the Parties as an adjustment to the Closing Merger Consideration pursuant to this ARTICLE III.

(f) Termination of Exchange Fund. Any portion of the Exchange Fund relating to the Merger Consideration that remains undistributed to the Holdings Shareholders for one year after the Effective Time shall be delivered to Reincorporation Merger Surviving Corporation, upon demand, and any Holdings Shareholders who have not theretofore complied with this Section 3.5 shall thereafter look only to Reincorporation Merger Surviving Corporation for their portion of the Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by Holdings Shareholders as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Reincorporation Merger Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

3.6 Closing Calculations. At least three (3) Business Days prior to the Closing Date, the Company shall deliver to Reincorporation Merger Surviving Corporation a statement certified by the Company’s chief executive officer (the “Estimated Closing Statement”) setting forth a good faith calculation of the Company’s estimate of the Closing Net Indebtedness, as of the Reference Time, and the resulting Merger Consideration and Closing Merger Consideration based on such estimates, in reasonable detail including for each component thereof, along with the amount owed to each creditor of any of Holdings and its Subsidiaries, and bank statements and other evidence reasonably necessary to confirm such calculations. Promptly upon delivery of the Estimated Closing Statement to Reincorporation Merger Surviving Corporation, if requested by Reincorporation Merger Surviving Corporation, the Company will meet with Reincorporation Merger Surviving Corporation to review and discuss the Estimated Closing Statement and the Company will consider in good faith Reincorporation Merger Surviving Corporation’s comments to the Estimated Closing Statement and make any appropriate adjustments to the Estimated Closing Statement prior to the Closing, which adjusted Estimated Closing Statement, as mutually approved by the Company and Reincorporation Merger Surviving Corporation both acting reasonably and in good faith, shall thereafter become the Estimated Closing Statement for all purposes of this Agreement. The Estimated Closing Statement and the determinations contained therein shall be prepared in accordance with IFRS and otherwise in accordance with this Agreement.

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3.7 Merger Consideration Adjustment.

(a) Within ninety (90) days after the Closing Date, Reincorporation Merger Surviving Corporation’s Chief Financial Officer (the “CFO”) shall deliver to Parent Representative a statement (the “Closing Statement”) setting forth (i) a consolidated balance sheet of Holdings as of the Reference Time and (ii) a good faith calculation of the Closing Net Indebtedness as of the Reference Time, and the resulting Merger Consideration using the formula in Section 3.2. The Closing Statement shall be prepared, and the Closing Net Indebtedness and the resulting Merger Consideration and Closing Merger Consideration shall be determined in accordance with IFRS and otherwise in accordance with this Agreement.

(b) After delivery of the Closing Statement, each of the Seller Representative and Parent Representative, and their respective Representatives on their behalves, shall be permitted reasonable access to the books, records, working papers, files, facilities and personnel of the Company relating to the preparation of the Closing Statement. The Seller Representative and Parent Representative, and their respective Representatives on their behalves, may make inquiries of the CFO and related Parent and the Company personnel and advisors regarding questions concerning or disagreements with the Closing Statement arising in the course of their review thereof, and Parent and the Company shall provide reasonable cooperation in connection therewith. If either the Seller Representative or Parent Representative (each, a “Representative Party”) has any objections to the Closing Statement, such Representative Party shall deliver to the CFO and the other Representative Party a statement setting forth its objections thereto (in reasonable detail) (an “Objection Statement”). If an Objection Statement is not delivered by a Representative Party within thirty (30) days following the date of delivery of the Closing Statement, then such Representative Party will have waived its right to contest the Closing Statement, all determinations and calculations set forth therein, and the resulting Merger Consideration and Closing Merger Consideration set forth therein. If an Objection Statement is delivered within such thirty (30) day period, then the Seller Representative and Parent Representative shall negotiate in good faith to resolve any such objections for a period of twenty (20) days thereafter. If the Seller Representative and Parent Representative do not reach a final resolution within such twenty (20) day period, then upon the written request of either Representative Party (the date of receipt of such notice by the other Parties, the “Independent Expert Notice Date”), the Representative Parties will refer the dispute to the Independent Expert for final resolution of the dispute in accordance with Section 3.7(b). For purposes of this Agreement, the “Independent Expert” shall mean a mutually acceptable independent (i.e., no prior material business relationship with any party for the prior two (2) years) accounting firm appointed by Parent Representative and the Seller Representative, which appointment will be made no later than ten (10) days after the Independent Expert Notice Date); provided, that if the Independent Expert does not accept its appointment or if Parent Representative and the Seller Representative cannot agree on the Independent Expert, in either case within twenty (20) days after the Independent Expert Notice Date, either Representative Party may require, by written notice to the other Representative Party, that the Independent Expert be selected by the New York City Regional Office of the American Arbitration Association (the “AAA”) in accordance with the AAA’s procedures. The parties agree that the Independent Expert will be deemed to be independent even though a Party or its Affiliates may, in the future, designate the Independent Expert to resolve disputes of the types described in this Section 3.7 and Section 3.9.

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(c) If a dispute with respect to the Closing Statement or Contingent Merger Consideration Calculation Statement (as defined below) is submitted in accordance with this Section 3.7 or Section 3.8, as applicable, to the Independent Expert for final resolution, the Parties will follow the procedures set forth in this Section 3.7(c). Each of the Seller Representative and Parent Representative agrees to execute, if requested by the Independent Expert, a reasonable engagement letter with respect to the determination to be made by the Independent Expert. All fees and expenses of the Independent Expert will be borne by Parent. Except as provided in the preceding sentence, all other costs and expenses incurred by the Seller Representative in connection with resolving any dispute hereunder before the Independent Expert will be borne by the Holdings Shareholders, and all other costs and expenses incurred by Parent Representative in connection with resolving any dispute hereunder before the Independent Expert will be borne by Reincorporation Merger Surviving Corporation. The Independent Expert will determine only those issues still in dispute as of the Independent Expert Notice Date and the Independent Expert’s determination will be based solely upon and consistent with the terms and conditions of this Agreement. The determination by the Independent Expert will be based solely on presentations with respect to such disputed items by Parent Representative and the Seller Representative to the Independent Expert and not on the Independent Expert’s independent review; provided, that such presentations will be deemed to include any work papers, records, accounts or similar materials delivered to the Independent Expert by a Representative Party in connection with such presentations and any materials delivered to the Independent Expert in response to requests by the Independent Expert. Each of the Seller Representative and Parent Representative will use their reasonable efforts to make their respective presentations as promptly as practicable following submission to the Independent Expert of the disputed items, and each such Representative Party will be entitled, as part of its presentation, to respond to the presentation of the other Representative Party and any questions and requests of the Independent Expert. In deciding any matter, the Independent Expert will be bound by the applicable provisions of this Agreement. It is the intent of the Parties hereto that the activities of the Independent Expert in connection herewith are not (and should not be considered to be or treated as) an arbitration proceeding or similar arbitral process and that no formal arbitration rules should be followed (including rules with respect to procedures and discovery). The Seller Representative and Parent Representative will request that the Independent Expert’s determination be made within forty-five (45) days after its engagement, or as soon thereafter as possible, will be set forth in a written statement delivered to Parent Representative and the Seller Representative and will be final, conclusive, non-appealable and binding for all purposes hereunder (other than for fraud or manifest error).

(d) For purposes hereof, the term “Adjustment Amount” shall mean (x) the Closing Merger Consideration as finally determined in accordance with this Section 3.7, less (y) the Closing Merger Consideration that was determined at the Closing (including the Closing Merger Consideration deposited to the Escrow Account), pursuant to the Estimated Closing Statement.

(i) If the Adjustment Amount is a positive number, then (i) the Seller Representative and Parent Representative shall, within three (3) Business Days after such final determination, provide joint instructions to the Escrow Agent to, subject to the provisions of ARTICLE XI hereof, distribute to each Company Shareholder its Pro Rata Share of all Escrow Shares on the Indemnity Expiration Date, and (ii) Reincorporation Merger Surviving Corporation shall, within ten (10) Business Days after such final determination of the Closing Merger Consideration, issue to the Holdings Shareholders an additional number of Reincorporation Merger Surviving Corporation Class A Ordinary Shares equal to (x) the Adjustment Amount, divided by (y) the Redemption Price, with each Company Shareholder receiving its Pro Rata Share of such additional Reincorporation Merger Surviving Corporation Class A Ordinary Shares (with each Reincorporation Merger Surviving Corporation Class A Ordinary Share valued at the Redemption Price for such purposes). Such additional Reincorporation Merger Surviving Corporation Class A Ordinary Shares shall be considered additional Closing Merger Consideration under this Agreement and “Restricted Securities” under the Lock-Up Agreements.

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(ii) If the Adjustment Amount is a negative number, then the Seller Representative and Parent Representative shall, within three (3) Business Days after such final determination, provide joint written instructions to the Escrow Agent to distribute (i) to Reincorporation Merger Surviving Corporation, a number of Escrow Shares (and, after distribution of all Escrow Shares, other Escrow Property) with a value equal to the absolute value of the Adjustment Amount (with each Escrow Share valued at the Redemption Price), and (ii) subject to the provisions of ARTICLE XI hereof, to each Company Shareholder, its Pro Rata Share of all remaining Escrow Shares, if any after such distribution to Parent, on the Indemnity Expiration Date. Reincorporation Merger Surviving Corporation will promptly cancel any Escrow Shares distributed to it by the Escrow Agent promptly after its receipt thereof. The Escrow Account shall be the sole source of recovery for any payments by the Holdings Shareholders under this Section 3.7(d), and the Holdings Shareholders shall not be required under this Section 3.7(d) to pay any amounts in excess of the Escrow Property in the Escrow Account at such time.

3.8 Earn-Out Payments.

(a) As soon as practicable, but in any event within fifteen (15) days after the end of each of the four consecutive fiscal quarters following the Closing (each an “Earn-Out Quarter”), Reincorporation Merger Surviving Corporation shall prepare, or cause to be prepared, and deliver to the Parent Representative a written statement (in each case, a “Contingent Merger Consideration Calculation Statement”) setting forth in reasonable detail its determination of the Revenue for the applicable Earn-Out Quarter and the resulting Contingent Merger Consideration earned for such Earn-Out Quarter. The Reincorporation Merger Surviving Corporation Class A Ordinary Shares issuable in each Earn-Out Quarter (the “Contingent Shares”) shall be calculated as follows:

A = 21,625,000 (B/C)

Where:

A = the Contingent Shares for the relevant Earn-Out Quarter

B = Revenue Achieved

C = Revenue Target

(b) For all purposes of this Section 3.8, the following terms shall have the following meanings:

“Revenue Achieved” means the consolidated revenue of the Surviving Corporation and its subsidiaries for each applicable Earn-Out Quarter, as set forth in the Surviving Corporation’s filings with the SEC.

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“Revenue Target” means $87,000,000 for each applicable Earn-Out Quarter.

(c) After delivery of the Contingent Merger Consideration Calculation Statement, each of the Seller Representative and Parent Representative, and their respective Representatives on their behalves, shall be permitted reasonable access to the books, records, working papers, files, facilities and personnel of Reincorporation Merger Surviving Corporation relating to the preparation of the Contingent Merger Consideration Calculation Statement. The Seller Representative and Parent Representative, and their respective Representatives on their behalves, may make inquiries of the CFO and related Reincorporation Merger Surviving Corporation and Surviving Corporation personnel and advisors regarding questions concerning or disagreements with the Contingent Merger Consideration Calculation Statement arising in the course of their review thereof, and Parent and the Surviving Corporation shall provide reasonable cooperation in connection therewith. If either Representative Party has any objections to the Contingent Merger Consideration Calculation Statement, such Representative Party shall deliver to the CFO and the other Representative Party a statement setting forth its objections thereto (in reasonable detail) (a “Contingent Consideration Objection Statement”). If a Contingent Consideration Objection Statement is not delivered by a Representative Party within thirty (30) days following the date of delivery of the Contingent Merger Consideration Calculation Statement, then such Representative Party will have waived its right to contest the Contingent Merger Consideration Calculation Statement, all determinations and calculations set forth therein, and the resulting Contingent Merger Consideration set forth therein. If a Contingent Consideration Objection Statement is delivered within such thirty (30) day period, then the Seller Representative and Parent Representative shall negotiate in good faith to resolve any such objections for a period of twenty (20) days thereafter. If the Seller Representative and Parent Representative do not reach a final resolution within such twenty (20) day period, then upon the written request of either Representative Party, the Representative Parties will refer the dispute to the Independent Expert for final resolution of the dispute in accordance with Section 3.7(c).

(d) Subject to Section 3.8(c) hereof, any Contingent Shares issuable pursuant to Section 3.8(a) hereof shall be issued in full no later than thirty (30) Business Days following the date upon which the conditions set forth in Section 3.8(a) are achieved by the Surviving Corporation.

3.9 No Liability.

The Parties agree that Reincorporation Merger Surviving Corporation shall be entitled to rely conclusively on information set forth in the Equityholder Allocation Schedule and any amounts delivered by Reincorporation Merger Surviving Corporation to an applicable Holdings Shareholder in accordance with the Equityholder Allocation Schedule shall be deemed for all purposes to have been delivered to the applicable Holdings Shareholder in full satisfaction of the obligations of Reincorporation Merger Surviving Corporation under this Agreement and Reincorporation Merger Surviving Corporation shall not be responsible or liable for the calculations or the determinations regarding such calculations set forth therein.

3.10 Conversion of Reincorporation Merger Surviving Corporation Class B Ordinary Shares at the Effective Time

At the Effective Time, each issued and outstanding Reincorporation Merger Surviving Corporation Class B Ordinary Share shall be converted automatically in accordance with the Amended and Restated Memorandum and Articles of Reincorporation Merger Surviving Corporation into one Reincorporation Merger Surviving Corporation Class A Ordinary Share.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

For purposes of this ARTICLE IV, unless the context otherwise requires, references to the Company shall include, as appropriate, references to all direct and indirect Subsidiaries of the Company. Except as set forth in the Disclosure Schedules (which qualify (a) the correspondingly numbered representation, warranty or covenant specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face or cross-referenced), the Company represents and warrants to Parent and Purchaser as hereafter set forth in this ARTICLE IV, that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date (except for representations and warranties that are made as of a specific date, which are made only as of such date):

4.1 Organization, Qualification and Standing.

(a) Each of Holdings and the Company is duly incorporated, validly existing and in good standing under the jurisdiction of its incorporation, has all requisite power and authority to own, lease and operate its Assets and to conduct its business as presently conducted, and is duly registered, qualified and authorized to transact business and in good standing in every jurisdiction in which the conduct of its business or the nature of its properties requires such registration qualification or authorization. The Organizational Documents of each of Holdings and the Company, true, complete and correct copies of which have been made available to Parent, are in full force and effect. Neither Holdings nor the Company is in violation of its Organizational Documents.

(b) Schedule 4.1 sets forth a true, complete and correct list of each Subsidiary of the Company, and except as set forth on Schedule 4.1, the Company does not directly or indirectly own, or hold any rights to acquire, any capital stock or any other securities or interests in any other Person. Each Subsidiary of the Company has been duly incorporated or formed and, except as set forth on Schedule 4.1, is validly existing as a corporation or limited liability company in good standing (or equivalent status) under the laws of the jurisdiction of its incorporation or formation and the jurisdictions in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, and has the corporate power and authority to own, lease and operate its Assets and to conduct its business as presently conducted. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned by the Company free and clear of any Lien (except for Permitted Liens). None of the Company’s Subsidiaries is in violation of its Organizational Documents.

4.2 Authority; Enforceability. Holdings’ board of directors has authorized and approved the Merger, this Agreement and the Transactions contemplated herein. Each of Holdings and the Company has the requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document and to consummate the Transactions, other than the Holdings Shareholder Approval. The execution and delivery of this Agreement, the other Transaction Documents to which each of Holdings and the Company is a party and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, other than the Holdings Shareholder Approval. This Agreement has been, and the other Transaction Documents to which Holdings and the Company is a party will be, duly executed and delivered by Holdings and the Company and, assuming due authorization, execution and delivery hereof by Parent and Merger Sub, constitute legal, valid and binding obligations of Holdings and the Company, enforceable against each in accordance with their terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Law affecting creditors’ rights generally and, as to enforceability, subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law). The (i) affirmative vote of holders of a majority of the Holdings Ordinary Shares (the “Requisite Vote”) having voting power present in person or represented by proxy at a meeting of Holdings Shareholders at which a quorum is present or (ii) written consent of the Requisite Vote, is the only vote or consent of the holders of any class or series of share capital or other securities of the Holdings necessary to adopt this Agreement and approve the Transactions (the “Holdings Shareholder Approval”).

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4.3 Consents; Required Approvals. Assuming the truth and accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 5.7, no notices to, filings with, or authorizations, consents or approvals from any Governmental Authority are necessary for the execution, delivery or performance by Holdings and the Company of this Agreement, each other Transaction Document or the consummation by Holdings and the Company of the Transactions, except for (i) the filing of the Register of Members with the Cayman Registrar; (ii) the Hart-Scott-Rodino Act (“HSR Act”) pre-merger notification filing with the Federal Trade Commission and the Department of Justice (the “HSR Filing”) and filings as may be required under any other applicable antitrust Law, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have or would not reasonably be expected to have a Company Material Adverse Effect.

4.4 Non-contravention. Except as set forth in Schedule 4.4, the execution, delivery and performance of this Agreement and the other Transaction Documents to which Holdings or the Company is a party by Holdings or the Company, as applicable, and the consummation of the Merger and compliance with the provisions hereof and thereof do not and will not with or without notice or lapse of time or both (a) violate any Law or Order to which Holdings, the Company or any of its Subsidiaries or any of Holdings, the Company’s or its Subsidiaries’ Assets are subject, (b) violate any provision of the Organizational Documents of Holdings, the Company, any Subsidiary thereof or any Affiliate thereof (subject to obtaining the Holdings Shareholder Approval), (c) violate, conflict with, result in a breach of, constitute (or with due notice or lapse of time or both would become) a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, require any notice under, or otherwise give rise to any Liability under, any Material Contract, or (d) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the properties or Assets of Holdings, the Company or its Subsidiaries, except, in the case of each of clauses (a), (c), and (d), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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4.5 Capitalization.

(a) As of the date of this Agreement, the authorized share capital of Holdings is $50,000 consists of 50,000 Holdings Ordinary Shares with par value $1.00 each, of which 100 shares are issued and outstanding as of the date of this Agreement, and there are no other authorized equity interests of Holdings that are issued and outstanding. As of the date of this Agreement, all outstanding Holdings Ordinary Shares are owned of record by the Persons set forth on Schedule 4.5(a) in the amounts set forth opposite their respective names. All of the outstanding Holdings Ordinary Shares are validly issued and outstanding, fully paid and non-assessable with no personal Liability attaching to the ownership thereof.

(b) As of the date of this Agreement, the authorized capital stock of the Company consists of 100 Company Ordinary Shares, of which 100 shares are issued and outstanding as of the date of this Agreement, and there are no other authorized equity interests of the Company that are issued and outstanding. As of the date of this Agreement, all outstanding Company Ordinary Shares are owned of record by Holdings4.. All of the outstanding Company Ordinary Shares are validly issued and outstanding, fully paid and non-assessable with no personal Liability attaching to the ownership thereof.

(c) As of the date hereof, there are, and immediately after consummation of the Closing there will be, no (i) outstanding warrants, options, agreements, convertible securities, performance units or other commitments or instruments pursuant to which Holdings or the Company is or may become obligated to issue or sell any of its shares or other securities, (ii) outstanding obligations of Holdings or the Company to repurchase, redeem or otherwise acquire outstanding capital stock of Holdings or the Company or any securities convertible into or exchangeable for any shares of Holdings or the Company, as applicable, (iii) treasury shares of Holdings or the Company, (iv) bonds, debentures, notes or other Indebtedness of Holdings or the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Holdings may vote, are issued or outstanding, (v) preemptive or similar rights to purchase or otherwise acquire shares or other securities of Holdings or the Company pursuant to any provision of Law, Holdings or the Company’s Organizational Documents or any Contract to which Holdings or the Company is a party, or (vi) Lien (other than a Permitted Lien) with respect to the sale or voting of shares or securities of Holdings or the Company (whether outstanding or issuable).

(d) Upon the consummation of the Merger, the Reincorporation Merger Surviving Corporation will own all of the issued and outstanding shares and equity securities of Holdings free and clear of all Liens (other than Permitted Liens).

4.6 Bankruptcy. Neither Holdings, the Company nor any of its Subsidiaries is involved in any Proceeding by or against it as a debtor before any Governmental Authority under the United States Bankruptcy Code or any other insolvency or debtors’ relief act or Law or for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official for any part of the Assets of Holdings, the Company or any of its Subsidiaries. Neither Holdings, the Company nor or any of its Subsidiaries is, and after giving effect to the consummation of the Transactions, will be “insolvent” within the meaning of Section 101(32) of title 11 of the United States Code or any applicable fraudulent conveyance or transfer Law.

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4.7 Financial Statements.

(a) Attached hereto as Schedule 4.7(a) are true, complete and correct copies of (A) the unaudited consolidated financial statements of the Company and the audited consolidated financial statements of its Subsidiaries (including, in each case, any related notes thereto), consisting of the balance sheets of the Company and its Subsidiaries as of December 31, 2022 and December 31, 2021, and the related audited income statements, changes in shareholder equity and statements of cash flows for the fiscal years then ended, and as applicable, audited by a PCAOB qualified auditor in accordance with International Financial Reporting Standards (“IFRS”) and the requirements of the Public Company Accounting Oversight Board (the “PCAOB”) for public companies, and the related unaudited income statements, changes in shareholder equity and statements of cash flows for the twelve months then ended (collectively, the “Annual Financial Statements”) and (B) the unaudited financial statements of the Company and its Subsidiaries as of and for the six (6) month period ended June 30, 2022 (the “Interim Balance Sheet Date”), consisting of the unaudited balance sheets as of such date, the unaudited income statements for the six (6) month periods ended on such date, and the unaudited cash flow statements for the six (6) month periods ended on such date (collectively, the “Interim Financial Statements” and, together with the Annual Financial Statements, the “Company Financial Statements”). The Company Financial Statements (i) accurately reflect the books and records of the Company and its Subsidiaries as of the times and for the periods referred to therein, (ii) were prepared in accordance with IFRS, consistently applied throughout and among the periods involved (except that the unaudited statements exclude the footnote disclosures and other presentation items required for IFRS and exclude year-end adjustments which will not be material in amount), (iii) comply with all applicable accounting requirements under the Securities Act and the rules and regulations of the SEC thereunder (iv) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of the operations and cash flows of the Company and its Subsidiaries for the periods indicated and (v) when delivered by the Company for inclusion in the Proxy statement/prospectus for filing with the SEC following the date of this Agreement in accordance with Section 6.4, will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof. Neither the Company nor any of its Subsidiaries has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(b) The Company and each of its Subsidiaries maintains accurate books and records reflecting its assets and Liabilities (excluding for the purpose of this section, unknown Liabilities) and maintains proper and adequate internal accounting controls that provide reasonable assurance that (i) such that the Company and its Subsidiaries do not maintain any off-the-book accounts and that such the Company and its Subsidiaries’ assets are used only in accordance with their respective management’s directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and its Subsidiaries and to maintain accountability for the Company and its Subsidiaries’, (iv) access to the Company and its Subsidiaries’ assets is permitted only in accordance with management’s authorization, (v) the reporting of the Company and its Subsidiaries assets is compared with existing assets at regular intervals and verified for actual amounts, and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis. All of the financial books and records of the Company and its Subsidiaries are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws. Neither the Company nor any of its Subsidiaries has been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of the Company or any of its Subsidiaries. In the past five (5) years, neither the Company nor any of its Subsidiaries nor any Representative of the Company or any of its Subsidiaries has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or its internal accounting controls, including any material written complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

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(c) All financial projections with respect to the Company and its Subsidiaries that were delivered by or on behalf of the Company to Parent or its Representatives were prepared in good faith using assumptions that the Company believes to be reasonable.

4.8 Liabilities.

(a) Except (i) as set forth in the Company Financial Statements, (ii) for Liabilities incurred since the Interim Balance Sheet Date in the Ordinary Course that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (iii) as set forth in Schedule 4.8(a), or (iv) for Liabilities incurred in connection with the Transactions, the Company has no Liabilities (excluding for the purpose of this section, unknown Liabilities) of a nature required to be reflected on a balance sheet of the Company prepared in accordance with IFRS.

(b) Set forth in Schedule 4.8(b) is a list of all Indebtedness of Holdings, the Company and its Subsidiaries for borrowed money. Neither Holdings, the Company nor any of its Subsidiaries has guaranteed any other Person’s Indebtedness for borrowed money.

4.9 Internal Accounting Controls. The Company and its Subsidiaries have established a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations in all material respects; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with the Company’s historical practices and to maintain asset accountability in all material respects; (c) access to material assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for material assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.10 Absence of Certain Developments. Except as set forth in Schedule 4.10, between the Interim Balance Sheet Date and the date hereof, neither Holdings, the Company nor any of its Subsidiaries has taken any action that, if such action were taken between the Interim Balance Sheet Date and the date hereof, would have required Parent consent pursuant to Section 6.1. Neither Holdings, the Company nor any of its Subsidiaries has received any grant or other financial support, financial benefits or relief from any Governmental Authority.

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4.11 Accounts Receivable; Accounts Payable.

(a) Except for notes and accounts receivables that would not be deemed to be material under IFRS, all notes and accounts receivable of the Company or any of its Subsidiaries reflected in the Interim Financial Statements are current and collectible in amounts not less than the aggregate amount thereof (net of reserves that are established in accordance with IFRS applied consistently with prior practice) carried (or to be carried) on the books of the Company and represent bona fide transactions that arose in the Ordinary Course and are properly reflected on the Company’s books and records. As of the date of this Agreement, except as set forth on Schedule 4.11, none of such notes or accounts receivable that relate to a Material Customer are (i) past due more than ninety (90) days and there is no contest, claim, defense or right of setoff with any account debtor of an accounts receivable relating to the amount or validity of such accounts receivable, and to the Knowledge of the Company, all such notes or accounts receivable that relate to a Material Customer (net of reserves that are established in accordance with IFRS applied consistently with prior practice) are collectable in the Ordinary Course and (ii) to the Knowledge of the Company, no request for or an agreement for deduction or discount has been made with respect to such accounts receivable that relate to a Material Customer.

(b) The accounts payable of the Company reflected in the Interim Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the Ordinary Course consistent with past practice.

4.12 Compliance with Law.

(a) Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, neither Holdings, the Company nor any of its Subsidiaries has been since inception, is in, nor has any Liability in respect of any, violation of, and no event has occurred or circumstance exists that (with or without notice or due to lapse of time) would constitute or result in a violation by Holdings, the Company or any of its Subsidiaries of, or failure on the part of Holdings, the Company or any of its Subsidiaries to comply with, or any Liability suffered or incurred by Holdings, the Company or any of its Subsidiaries in respect of any violation of or material noncompliance with, any Laws and Orders or policies by Governmental Authority that are or were applicable to it or the conduct or operation of its business or the ownership or use of any of its Assets, and no Proceeding is pending, or to the Knowledge of the Company, threatened, alleging any such violation or noncompliance.

(b) Holdings, the Company and each of its Subsidiaries has all Permits necessary for the conduct of its business as presently conducted, and (i) each of the Permits is in full force and effect; (ii) Holdings, the Company and each of its Subsidiaries are in compliance with the terms, provisions and conditions thereof; (iii) there are no outstanding violations, notices of noncompliance, Orders or Proceedings adversely affecting any of the Permits; and (iv) no condition (including the execution of this Agreement and the other Transaction Documents to which Holdings or the Company is a party and the consummation of the Transactions) exists and no event has occurred which (whether with or without notice, lapse of time or the occurrence of any other event) would reasonably be expected to result in the suspension or revocation of any of the Permits other than by expiration of the term set forth therein, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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4.13 Title to Properties.

(a) Section 4.13(a) of the Disclosure Schedules sets forth as of the date hereof the address of each real property owned by the Company (the “Owned Real Property”). The Company and its Subsidiaries have good and marketable title to all Owned Real Property and valid leasehold interests in all Leased Real Property.

(b) Schedule 4.13(b) hereto includes a true, complete and correct list, as of the date hereof, of (i) all Contracts under which Holdings, the Company or any of its Subsidiaries leases, subleases, licenses or otherwise uses or occupies any real property as a lessee, sublessee, licensee or occupant thereof, whether in Holdings, the Company’s or any Subsidiary’s capacity as lessee, sublessee, licensee, lessor, sublessor, or licensor, as the case may be (such Contracts are hereby referred to individually as a “Real Property Lease” and collectively, as the “Real Property Leases”) and (ii) the street address of the real property that is leased, subleased, licensed or otherwise used or occupied pursuant to each Real Property Lease (each, a “Leased Real Property” and collectively, the “Leased Real Properties”). The Company has made available to Parent true, complete and correct copies of all Real Property Leases. To the Knowledge of the Company, no Person other than Holdings, the Company or any of its Subsidiaries has any option or right to terminate any of the Real Property Leases other than as expressly set forth in such Real Property Leases. There are no parties physically occupying or using any portion of any of the Leased Real Properties nor, to the Knowledge of the Company, do any other parties have the right to physically occupy or use any portion of the Leased Real Properties, in each case, other than Holdings, the Company or its Subsidiaries.

(c) As of the date hereof, (i) all required deposits and additional rents due to date pursuant to each Real Property Lease have been paid in full; (ii) neither Holding, the Company nor any Subsidiary has prepaid rent or any other amounts due under any Real Property Lease more than 30 days in advance; and (iii) no party has any rights of offset against any rents, required security deposits or additional rents payable under any Real Property Lease. None of the Owned Real Property or Leased Real Property is subject to any Lien, except Permitted Liens.

(d) Holdings, the Company and each of its Subsidiaries owns good, valid and marketable title, free and clear of all Liens (other than Permitted Liens), to all of their respective material Assets which are tangible in nature. Holdings, the Company and each of its Subsidiaries owns, leases under valid leases or has use of and/or valid access under valid agreements to all material facilities, machinery, equipment and other tangible Assets necessary for the conduct of their respective businesses as presently conducted, and all such facilities, machinery and equipment are in good working condition and repair and generally are adequate and suitable in all material respects for their present use, Ordinary Course wear and tear excepted.

4.14 International Trade Matters; Anti-Bribery Compliance.

(a) Holdings, the Company and its Subsidiaries currently are and, since inception have been, in compliance with applicable Laws related to (i) anti-corruption or anti-bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§ 78dd-1, et seq., and any other equivalent or comparable applicable Laws of other countries (collectively, “Anti-Corruption Laws”), (ii) economic sanctions administered, enacted or enforced by any applicable Governmental Authority (collectively, “Sanctions Laws”), (iii) export controls, including the U.S. Export Administration Regulations, 15 C.F.R. §§ 730, et seq., and any other equivalent or comparable applicable Laws of other countries (collectively, “Export Control Laws”), (iv) anti-money laundering, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries; (v) anti-boycott regulations, as administered by the U.S. Department of Commerce; and (vi) importation of goods, including applicable Laws administered by the U.S. Customs and Border Protection, Title 19 of the U.S.C. and C.F.R., and any other equivalent or comparable applicable Laws of other countries (collectively, “International Trade Control Laws”).

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(b) Neither Holdings, the Company, its Subsidiaries, nor any director or officer, nor any employee or, to the Knowledge of the Company, agent of Holdings, the Company or its Subsidiaries (acting on behalf of Holdings, the Company or its Subsidiaries), is or is acting under the direction of, on behalf of or for the benefit of a Person that is, (i) the target of Sanctions Laws or identified on any sanctions or prohibited party lists administered by a an applicable Governmental Authority, including the U.S. Department of the Treasury’s Specially Designated Nationals List, the U.S. Department of Commerce’s Denied Persons List and Entity List, the U.S. Department of State’s Debarred List, HM Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Bank List, or any similar list enforced by any other relevant Governmental Authority, as amended from time to time, or any Person 50% or more owned or otherwise controlled by any of the foregoing (collectively, “Prohibited Party”); or (ii) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive trade sanctions under Sanctions Laws, including, as of the date of this Agreement, Crimea, Cuba, Iran, North Korea and Syria. Neither Holdings, the Company, its Subsidiaries, nor any director or officer, nor, to the Knowledge of the Company, any employee or agent of Holdings, the Company or its Subsidiaries (acting on behalf of Holdings, the Company or its Subsidiaries), (A) has participated in any transaction involving a Prohibited Party, or a Person who is the target of any Sanctions Laws, or any country or territory that was during such period or is, or whose government was during such period or is, the target of comprehensive trade sanctions under Sanctions Laws, (B) has exported (including deemed exportation) or re-exported, directly or indirectly, any commodity, software, technology, or services in violation of any applicable Export Control Laws or (C) has participated in any transaction in violation of or connected with any purpose prohibited by Anti-Corruption Laws or any applicable International Trade Control Laws, including support for international terrorism and nuclear, chemical, or biological weapons proliferation.

(c) Neither Holdings, the Company nor its Subsidiaries has received written notice of, nor, to the Knowledge of the Company, any of their respective officers, employees, agents or third-party representatives is or has been the subject of, any investigation, inquiry or enforcement proceedings by any Governmental Authority regarding any offense or alleged offense under Anti-Corruption Laws, Sanctions Laws, Export Control Laws or International Trade Control Laws (including by virtue of having made any disclosure relating to any offense or alleged offense) and, to the Knowledge of the Company, there are no circumstances likely to give rise to any such investigation, inquiry or proceeding.

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4.15 Tax Matters.

(a) The Company and its Subsidiaries have filed all Tax Returns required by applicable Law to be filed by the Company and each of its Subsidiaries, all Taxes (whether or not shown on any Tax Returns) due and owing by the Company and its Subsidiaries have been paid other than Taxes being contested in good faith and for which adequate reserves have been established in accordance with IFRS, and all such Tax Returns were true, complete and correct in all respects.

(b) There is no Proceeding, audit or claim now in progress against the Company or any of its Subsidiaries in respect of any Tax, nor has any Proceeding for additional Tax been asserted in writing by any Tax authority that has not been resolved or settled in full.

(c) No written claim has been made by any Tax authority in a jurisdiction where the Company or any of its Subsidiaries has not filed a Tax Return that it is or may be subject to Tax by such jurisdiction.

(d) Neither the Company nor any of its Subsidiaries is a party to any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar agreement (other than Contracts entered into in the Ordinary Course and not relating primarily to Taxes).

(e) The Company and each of its Subsidiaries have withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

(f) Neither the Company nor any of its Subsidiaries has an outstanding request for any extension of time within which to pay any Taxes or file any Tax Returns (other than extensions requested in the Ordinary Course), and there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the Company or any of its Subsidiaries that will remain outstanding as of the Closing Date.

(g) Neither the Company nor any of its Subsidiaries has distributed the stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(h) There are no Liens for Taxes upon any Assets of the Company or its Subsidiaries other than Permitted Liens.

(i) Neither the Company nor any of its Subsidiaries has been a party to or bound by any closing agreement, private letter rulings, technical advice memoranda, offer in compromise, or any similar agreement with any Tax authority in respect of which the Company could have any Tax Liability after the Closing. Neither the Company nor any of its Subsidiaries has any request for a ruling in respect of Taxes pending between the Company or its Subsidiaries and any Tax authority.

(j) Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was the Company) or other comparable group for state, local or foreign Tax purposes and (ii) has Liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by Contract (other than Contracts entered into in the Ordinary Course and not relating primarily to Taxes), or otherwise by Law.

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(k) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” required to be disclosed pursuant to Treasury Regulations Section 1.6011-4(b).

(l) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing as a result of: (i) any use of an improper or change in method of accounting for any Tax period on or before the Closing; (ii) any “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Law) executed on or before the Closing; (iii) any installment sale or open transaction disposition made on or before the Closing; (iv) any deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any predecessor provision or any similar provision of state, local or foreign Law) arising on or before the Closing; (v) prepaid amount received or deferred revenue accrued on or after January 1, 2019 and prior to the Closing outside the Ordinary Course; (vi) an election under Section 108(i) of the Code made on or before the Closing, (vii) the Company or any of its Subsidiaries that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) having “subpart F income” (within the meaning of Section 952(a) of the Code) accrued on or before the Closing, (viii) “global intangible low-taxed income” of the Company or any of its Subsidiaries within the meaning of Section 951A of the Code (or any similar provision of state, local or non-U.S. Law) attributable to any taxable period (or portion thereof) on or before the Closing, or (ix) election made pursuant to Section 965(h) of the Code.

(m) The unpaid Taxes of the Company or any of its Subsidiaries for the current fiscal year (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the financial statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing in accordance with the past custom and practice of the Company and its Subsidiaries in filing Tax Returns.

(n) Neither the Company nor any of its Subsidiaries is aware of the existence of any fact, nor has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Reincorporation Merger from qualifying for the Reincorporation Intended Tax Treatment.

4.16 Intellectual Property.

(a) Schedule 4.16(a) sets forth a true, accurate and complete list of all (i) issued patents and pending patent applications (including provisional applications) including any application, registration, patent or serial numbers, application or registration date, the applicable jurisdiction, status and identification of any actions that must be taken in the six (6) months after the Closing, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates, (ii) trademark registrations and pending trademark applications, including any application, registration, or serial numbers, application or registration date, the applicable jurisdiction, status and identification of any actions that must be taken in the six (6) months after the Closing, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates, (iii) registered copyrights and pending copyright applications, including any application or registration numbers, application or registration date, the applicable jurisdiction, status and identification of any actions that must be taken in the six (6) months after the Closing, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates, and (iv) internet domain name registrations, including registrar and expiration date, and (v) social media accounts and identifiers, including administrator access information, in each case that are owned by the Company or any of its Subsidiaries (“Scheduled Intellectual Property” and collectively, and together with other Intellectual Property owned by or purported to be owned by the Company or any of its Subsidiaries, the “Owned Intellectual Property”). All of the accounts, registrations, applications, and issuance within the Scheduled Intellectual Property are subsisting, in full force and effect, and to the Knowledge of the Company, all such accounts, registrations and issuances within the Scheduled Intellectual Property are valid.

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(b) Except for any licenses granted to Owned Intellectual Property, the Company exclusively owns all right, title and interest in and to the Owned Intellectual Property free and clear of all Liens, other than Permitted Liens. The Owned Intellectual Property that is licensed to a Material Customer pursuant to a Contract is valid, subsisting and enforceable. Except as set forth on Schedule 4.16(b), (i) no Owned Intellectual Property is the subject of any current opposition, cancellation, or similar Proceeding before any Governmental Authority other than Proceedings involving the examination of applications for registration of Intellectual Property (e.g., patent prosecution Proceedings, trademark prosecution Proceedings, copyright prosecution Proceedings, and Uniform Domain-Name Dispute-Resolution Policy Proceedings), (ii) neither the Company nor any of its Subsidiaries is subject to any injunction or other specific judicial, administrative, or other Order that restricts or impairs its ownership, registrability, enforceability, use or distribution of any Owned Intellectual Property, and (iii) neither the Company nor any of its Subsidiaries is subject to any current Proceeding that the Company reasonably expects would materially and adversely affect the validity, use or enforceability of any Owned Intellectual Property. To the Knowledge of the Company no Proceedings described in this Section 4.16(b) are or have been threatened in writing.

(c) To the Knowledge of the Company, the Company or its Subsidiaries owns all right, title and interest in and to, or has valid, sufficient, subsisting and enforceable rights to use all Intellectual Property material to its business as currently conducted. The Company and each of its Subsidiaries is in compliance with all material contractual obligations in a Contract set forth on Schedule 4.25(a)(viii) and to the Knowledge of the Company is in compliance with all material contractual obligations in all applicable Contracts involving open source software. The consummation of the Transactions will not, by itself, directly and immediately materially impair any rights of the Company or any of its Subsidiaries to any Owned Intellectual Property or any licensed Intellectual Property.

(d) To the Knowledge of the Company, the conduct of the business of the Company, including its Subsidiaries, as is currently conducted or conducted in the six (6) year period immediately preceding the date hereof, including any use of the Owned Intellectual Property as currently used by the Company or any of its Subsidiaries, does not infringe, misappropriate, or violate any Intellectual Property or other proprietary right of any Person. Schedule 4.16(d) sets forth a true, accurate, and complete list of all Proceedings that are pending in which it is alleged that the Company or any of its Subsidiaries is infringing, misappropriating, or violating the Intellectual Property of any Person.

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(e) Schedule 4.16(e) sets forth a true, accurate, and complete list, as of the date of this Agreement, of pending Proceedings in which it is alleged that any Person is infringing, misappropriating or violating rights of the Company or any of its Subsidiaries to Owned Intellectual Property. Except as would not have a Company Material Adverse Effect or except as set forth in Schedule 4.16(e), to the Knowledge of the Company, no Person is infringing, violating or misappropriating the rights of the Company or any of its Subsidiaries in or to any Owned Intellectual Property.

(f) Each current and former officer, employee or contractor of the Company or any of its Subsidiaries who in the regular course of such Person’s employment or engagement with the Company or Subsidiary would reasonably be expected to create or contribute to the creation of Owned Intellectual Property, has executed an assignment or similar agreement with the Company or Subsidiary assigning to the Company or Subsidiary all right, title, and interest in and to such Owned Intellectual Property. No Governmental Authority or academic institution has any right to, ownership of, or right or royalties for, any Owned Intellectual Property.

(g) The Company and each of its Subsidiaries have taken commercially reasonable steps to safeguard and maintain the secrecy and confidentiality of, and their proprietary rights in and to, non-public Owned Intellectual Property. To the Knowledge of the Company, no present or former officer, director, employee, agent, independent contractor, or consultant of the Company or any of its Subsidiaries has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of responsibilities to the Company or Subsidiary.

(h) The Company and its Subsidiaries have established and implemented, and, to the Knowledge of the Company, are operating in material compliance with, policies, programs and procedures that are commercially reasonable and include administrative, technical and physical safeguards, designed to protect the confidentiality and security of Sensitive Data in their possession, custody or control against unauthorized access, use, modification, disclosure or other misuse. The Company and its Subsidiaries maintain security controls for all material information technology systems owned by the Company and/or its Subsidiaries, including computer hardware, software, networks, information technology systems, electronic data processing systems, telecommunications networks, network equipment, interfaces, platforms, peripherals, and data or information contained therein or transmitted thereby, including any outsourced systems and processes (collectively, the “Computer Systems”) that are designed to protect the Computer Systems against attacks (including virus, worm and denial-of-service attacks), unauthorized activities or access of any employee, hackers or any other person, and to otherwise maintain and protect the integrity, operation and security of such Computer Systems and all information (including Sensitive Data) stored thereon or transmitted thereby. For the past twenty-four (24) months, the Computer Systems have not suffered any material failures, breakdowns, continued substandard performance, unauthorized intrusions, or other adverse events affecting any such Computer Systems that, in each case, have caused any substantial disruption of or interruption in or to the use of such Computer Systems, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as would not have a Company Material Adverse Effect, the Company has remedied in all material respects any material privacy or data security issues identified in any privacy or data security audits of its businesses (including third-party audits of the Computer Systems). The Computer Systems are sufficient in all material respects for the current operations of the Company and its Subsidiaries.

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(i) The Company and its Subsidiaries have in place policies (including a privacy policy), rules, and procedures (the “Privacy Policy”) regarding the Company’s and its Subsidiaries’ collection, use, processing, disclosure, disposal, dissemination, storage and protection of customers’ personal data. To the Knowledge of the Company, the Company has materially complied with the Privacy Policy and applicable Laws regarding the collection, use, storage and transfer of personal data.

(j) Except as would not, individually or in the aggregate, have a Material Adverse Effect, no Actions are pending or, to the Knowledge of the Company, threatened in writing against the Company and/or its Subsidiaries relating to the collection, use, dissemination, storage and protection of personal data.

(k) None of the Software within the Owned Intellectual Property is currently or was in the past distributed or used by the Company or any Subsidiary with any open source software in a manner that requires any such Software within the Owned Intellectual Property to be dedicated to the public domain, disclosed, distributed in source code form, made available at no charge, or reverse engineered.

4.17 Insurance.

(a) Schedule 4.17 sets forth, as of the date hereof, a true, complete and correct list of all fidelity bonds, letters of credit, cash collateral, performance bonds and bid bonds issued to or in respect of the Company and its Subsidiaries (collectively, the “Bonds”) and all policies of title insurance, liability and casualty insurance, property insurance, auto insurance, business interruption insurance, tenant’s insurance, workers’ compensation, life insurance, disability insurance, excess or umbrella insurance and any other type of insurance insuring the properties, Assets, employees and/or operations of the Company and its Subsidiaries (collectively, the “Policies”), including in each case the applicable coverage limits, deductibles and the policy expiration dates. All Policies and Bonds are of at least like character and amount as are carried by like businesses similarly situated.

(b) All such Policies and Bonds are in full force and effect and will not in any way be affected by or terminated or lapsed by reason of the consummation of the Transactions. Neither (i) the Company nor any of its Subsidiaries is in default under any provisions of the Policies or Bonds, and there is no claim by the Company or any of its Subsidiaries or any other person, corporation or firm pending under any of the Policies or Bonds as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such Policies or Bonds; and (ii) the Company nor any of its Subsidiaries has received any written notice from or on behalf of any insurance carrier or other issuer issuing such Policies or Bonds that insurance rates or other annual premium or fee in effect as of the date hereof will hereafter be substantially increased (except to the extent that insurance rates or other fees may be increased for all similarly situated risks), that there will be a non-renewal, cancellation or increase in a deductible (or an increase in premiums in order to maintain an existing deductible) of any of the Policies or Bonds in effect as of the date hereof.

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4.18 Litigation. As of the date hereof, there is no Proceeding pending or, to the Knowledge of the Company, threatened by or against Holdings, the Company or its Subsidiaries or any of their predecessors or against any officer, director, shareholder, employee or agent of Holdings, the Company or any of its Subsidiaries in their capacity as such or relating to their employment services or relationship with Holdings, the Company, its Subsidiaries, or any of their Affiliates, and neither the Company nor any of its Subsidiaries is bound by any Order. As of the date hereof, neither Holdings nor the Company has any Proceeding pending against any Governmental Authority or other Person.

4.19 Bank Accounts; Powers of Attorney. Schedule 4.19 sets forth, as of the date hereof, a true, complete and correct list of each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which Holdings, the Company and each of its Subsidiaries has an account or safe deposit box, including the names and identification of all Persons authorized to draw thereon or have access thereto.

4.20 Material Partners. Schedule 4.20 sets forth the ten (10) largest customers of the Company and its Subsidiaries by revenue (each a “Material Customer”) and the ten (10) largest vendors (including, without limitation, suppliers and manufacturers) of the Company and its Subsidiaries by expense (each a “Material Supplier, and together with the Materials Customers, the “Material Partners”), in each case for the 12-month period ended December 31, 2021 and the six month period ended June 30, 2022. No such Material Partner has terminated or adversely changed its relationship with the Company nor has the Company received written notification that any such Material Partner intends to terminate or materially and adversely change such relationship or that such Material Partner is not solvent. There are no currently pending or, to the Knowledge of the Company, threatened disputes between the Company and any of its Material Partners that (a) could reasonably be expected to materially and adversely affect the relationship between the Company and any Material Partner or (b) could reasonably be expected to materially and adversely affect the Company. To the Knowledge of the Company, there is no basis for any Material Partner to assert a claim against the Company or any of its Subsidiaries based upon the Company entering into of this Agreement or the other Transaction Documents to which it is a party or the consummation of the Transactions.

4.21 Labor Matters.

(a) Since January 1, 2019, the Company and each of its Subsidiaries has complied with all Laws relating to the hiring of employees and the employment of labor, including provisions thereof relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity, classification of employees, and the collection and payment of withholding and/or social security Taxes. Since January 1, 2019, the Company and each of its Subsidiaries has met all requirements required by Law or regulation relating to the employment of foreign citizens, and neither the Company nor any of its Subsidiaries currently employs, and has never employed, any Person who was not permitted to work in the jurisdiction in which such Person was employed. Since January 1, 2019, the Company and each of its Subsidiaries have complied with all Laws that could require overtime to be paid to any current or former employee of the Company and its Subsidiaries, and no employee has ever brought or, to the Knowledge of the Company, threatened to bring a claim for unpaid compensation or employee benefits, including overtime amounts.

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(b) Neither the Company nor any of its Subsidiaries is delinquent in material payments to any of its current or former employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such employees or in payments owed upon any termination of the employment of any such employees.

(c) There is no unfair labor practice complaint pending, or to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries pending before the National Labor Relations Board or any other Governmental Authority.

(d) There is no labor strike, material dispute, slowdown or stoppage actually pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries.

(e) No labor union represents any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries. Since January 1, 2019, to the Knowledge of the Company, no labor union has taken any action with respect to organizing the employees of the Company or any of its Subsidiaries regarding their employment with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement or union contract.

(f) To the Knowledge of the Company, (i) no Key Employee or officer of the Company or any of its Subsidiaries is a party to or is bound by any confidentiality agreement, non-competition agreement or other contract (with any Person) that would materially interfere with: (A) the performance by such officer or Key Employee of any of his or her duties or responsibilities as an officer or employee of the Company or any of its Subsidiaries or (B) the Company’s business or operations; or (ii) no Key Employee or officer of the Company or any of its Subsidiaries, or any group of officers of the Company, has given written notice of their interest to terminate their employment with the Company, nor does the Company have any intention to terminate the employment of any of the foregoing.

(g) Except as set forth on Schedule 4.21(g), the employment of each of the Key Employees is terminable at will without any penalty or severance obligation of any kind on the part of the employer. All material sums due for employee compensation and benefits and all vacation time owing to any employees of the Company or any of its Subsidiaries have been duly and adequately accrued on the accounting records of the Company and its Subsidiaries.

(h) Since January 1, 2019, with regard to any individual who performs or performed services for the Company and who is not treated as an employee for Tax purposes by the Company and each of its Subsidiaries, to the Knowledge of the Company, the Company and its Subsidiaries have complied in all material respects with applicable Laws concerning independent contractors, including for Tax withholding purposes or Benefit Arrangement purposes and, to the Knowledge of the Company, neither the Company nor any Subsidiary has any Liability by reason of any individual who performs or performed services for the Company or any Subsidiary, in any capacity, being improperly excluded from participating in any Benefit Arrangement. Since January 1, 2019, to the Knowledge of the Company, each of the employees of the Company and the Subsidiaries has been properly classified by the Company and the Subsidiaries as “exempt” or “non-exempt” under applicable Law except as would not be material and adverse to the Company.

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(i) Since January 1, 2019 neither the Company nor any of its Subsidiaries has entered into any settlement agreement related to allegations of sexual harassment or sexual misconduct by any director, officer or employee.

4.22 Employee Benefits.

(a) Schedule 4.22(a) sets forth an accurate and complete list of all “Benefit Arrangements.” For purposes of this Agreement, “Benefit Arrangements” means all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, and any other bonus, profit sharing, compensation, pension, severance, savings, deferred compensation, fringe benefit, insurance, welfare, post-retirement health or welfare benefit, health, life, stock option, stock purchase, restricted stock, company car, scholarship, relocation, disability, accident, sick pay, sick leave, accrued leave, vacation, holiday, termination, unemployment, individual employment, consulting, executive compensation, incentive, commission, payroll practices, retention, change in control, non-competition, or other plan, agreement, policy, trust fund, or arrangement (whether written or unwritten, insured or self-insured) maintained, sponsored, or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company or any of its Subsidiaries on behalf of any employee, officer, director, consultant or other service provider of the Company or any Subsidiary or under which the Company or any of its subsidiaries has any material Liability.

(b) With respect to each Benefit Arrangement, the Company has provided to Parent or its counsel a true and complete copy, to the extent applicable, of: (i) each writing constituting a part of such Benefit Arrangement and all amendments thereto, (ii) the most recent annual report and accompanying schedule; (iii) the current summary plan description and any material modifications thereto; (iv) the most recent annual financial and actuarial reports; (v) the most recent determination or opinion letter received by the Company or any Subsidiary from the IRS regarding the tax-qualified status of such Benefit Arrangement and (vi) the most recent written results of all required compliance testing.

(c) With respect to each Benefit Arrangement, (i) each Benefit Arrangement has been established, maintained and administered in all material respects in accordance with its express terms and with the requirements of applicable Law; (ii) there are no pending or threatened actions, claims or lawsuits against or relating to the Benefit Arrangement or, to the Knowledge of the Company, against any fiduciary of the Benefit Arrangement with respect to the operation of such arrangements (other than routine benefits claims); (iii) each Benefit Arrangement intended to be qualified under Section 401(a) of the Code has received a favorable determination, or may rely upon a favorable opinion letter, from the Internal Revenue Service that it is so qualified and, to the Knowledge of the Company, nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Benefit Arrangement; (iv) no such Benefit Arrangement is under audit or investigation by any Governmental Authority or regulatory authority; (v) all payments required to be made by the Company or any of its subsidiaries under any Benefit Arrangement, any contract, or by Law (including all contributions (including all employer contributions and employee salary reduction contributions), insurance premiums or intercompany charges) since January 1, 2019 have been timely made or properly accrued and reflected in the most recent consolidated balance sheet prior to the date hereof, in accordance with the provisions of each of the Benefit Arrangement, applicable Law and IFRS, in each case, in all material respects; and (vi) to the Knowledge of the Company, there are no facts or circumstances that would be reasonably likely to subject the Company to any assessable payment under Section 4980H of the Code with respect to any period prior to the Closing Date.

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(d) Except as specified in Schedule 4.22(d), neither the execution, delivery and performance of this Agreement or the other Transaction Documents to which the Company is a party nor the consummation of the Transactions will (either alone or in combination with another event) (i) result in any severance or other payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee, officer, director, consultant or other service provider of the Company and its Subsidiaries; (ii) limit or restrict the right of the Company or any Subsidiary to merge, amend or terminate any Benefit Arrangement; or (iii) result in the acceleration of the time of payment or vesting, or result in any payment or funding (through a grantor trust or otherwise) of any such compensation or benefits under, or increase the amount of compensation or benefits due under, any Benefit Arrangement.

(e) Neither the execution, delivery and performance of this Agreement or the other Transaction Documents to which the Company is a party nor the consummation of the Transactions will (either alone or in combination with another event) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that could reasonably be construed, individually or in combination with any other such payment, to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) on account of the Transactions. No person is entitled to receive any additional payment (including any tax gross-up or other payment) from the Company or any of its Subsidiaries as a result of the imposition of the excise taxes required by Section 4999 of the Code or any taxes required by Section 409A of the Code.

4.23 Environmental and Safety. Since inception, the Company and its Subsidiaries have complied and are in compliance with all, and have not received any written notice alleging or otherwise relating to any violation of any, Environmental and Safety Requirements, and there are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging any failure to so comply. Since inception, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice or report with respect to it or its facilities regarding any (a) actual or alleged violation of Environmental and Safety Requirements, or (b) actual or potential Liability arising under Environmental and Safety Requirements, including any investigatory, remedial or corrective obligation.

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4.24 Related Party Transactions.

(a) Schedule 4.24 sets forth a true, complete and correct list of the following (each such arrangement of the type required to be set forth thereon, whether or not actually set forth thereon, an “Affiliate Transaction”): (i) each Contract entered into between January 1, 2019 and the date hereof, between Holdings, the Company or any of its Subsidiaries, on the one hand, and any current or former Affiliate of the Company or any of its Subsidiaries on the other hand; and (ii) all Indebtedness (for monies actually borrowed or lent) owed during the period beginning January 1, 2019 by any current or former Affiliate to Holdings, the Company or any of its Subsidiaries.

(b) None of the Holdings Shareholders nor any of their Affiliates own or have any rights in or to any of the material Assets, properties or rights used by Holdings, the Company or any of its Subsidiaries.

4.25 Material Contracts.

(a) Schedule 4.25 sets forth a true, complete and correct list, as of the date hereof, of each of the following Contracts (other than Benefit Arrangements) to which the Company or any of its Subsidiaries is a party (each such Contract of the type required to be set forth thereon, whether or not actually set forth thereof, a “Material Contract”):

(i) all Contracts that require annual payments or expenses by, or annual payments or income to, the Company of $500,000 or more (other than standard purchase and sale orders entered into in the Ordinary Course);

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company in excess of $500,000 annually;

(iii) Collective bargaining agreement or other Contract with any labor organization, union or association or Contract with a professional employer organization, or other Contract providing for co-employment of employees of the Company or any of its Subsidiaries, or Contract with a professional employer organization or co-employer organization or other Contract provision for co-employment of employees of the Company or its Subsidiaries;

(iv) Contract that provides for a payment or benefit, accelerated vesting, upon the execution of this Agreement, the other Transaction Documents to which the Company is a party or the Closing in connection with any of the Transactions;

(v) Contract relating to Indebtedness, including the mortgaging, pledging or otherwise placing a Lien (other than Permitted Liens) on any Asset or group of Assets of the Company or any of its Subsidiaries and issuance of any Indebtedness by the Company or its Subsidiaries in excess of $1,000,000;

(vi) any Real Property Lease or Contract under which the Company or any of its Subsidiaries is the lessee of or the holder or operator of any material personal property owned by any other Person;

(vii) Contract under which the Company or any of its Subsidiaries is the lessor of or permits any third Person to hold or operate any Owned Real Property, Leased Real Property or material personal property owned or controlled by the Company or any of its Subsidiaries;

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(viii) Contracts (i) under which the Company or any of its Subsidiaries is currently: (A) licensing or otherwise providing the right to use to any third party of any Owned Intellectual Property, or (B) licensing or otherwise receiving the right to use from any third party any material Intellectual Property, with the exception of (1) non-exclusive licenses and subscriptions to commercially available software or technology used for internal use by the Company, with a dollar value individually not in excess of $1,000,000, (2) any Contract related to open source software, or (3) any Contract under which the Company licenses any of its Intellectual Property in the Ordinary Course, and (ii) under which the Company or any of its Subsidiaries has entered into an agreement not to assert or sue with respect to any Intellectual Property;

(ix) Affiliate Contracts;

(x) Contracts involving any Governmental Authority other than Contracts for the sale of the Company’s products in the Ordinary Course;

(xi) Contracts relating to secrecy, confidentiality and nondisclosure agreements substantially limiting the freedom of the Company to compete in any line of business or with any Person or in any geographic area;

(xii) Contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other material Intellectual Property Rights of the Company;

(xiii) all Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations;

(xiv) any Contract relating to the voting or control of the equity interests of the Company or the election of directors of the Company (other than the Organizational Documents of the Company);

(xv) any Contract that can be terminated, or the provisions of which are altered, as a result of the consummation of the transactions contemplated by this Agreement or any of the Transaction Documents;

(xvi) all Contracts relating to material property or assets (whether real or personal, tangible or intangible) in which the Company holds a leasehold interest; and

(xvii) Contracts related to joint ventures, partnerships, relationships for joint marketing (other than co-marketed items) or joint development with another Person, including the Collaboration Agreement and the Mobility One Shareholders Agreement.

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(b) Each Material Contract (x) is valid, binding and enforceable against the Company and its Subsidiaries, as the case may be, and, to the Knowledge of the Company, against each other party thereto, in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and general principles of equity, and (y) is in full force and effect on the day hereof and the Company and its Subsidiaries, as the case may be, has performed all obligations, including the timely making of all payments, required to be performed by it under, and is not in default or breach of in respect of, any Material Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. To the Knowledge of the Company, each other party to each Material Contract has performed all obligations required to be performed by it under, including, but not limited to, the timely making of any payments, and is not in default or breach of in respect of, any Material Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. There has been made available to Parent a true, complete and correct copy of each of the Material Contracts listed on Schedule 4.26.

4.26 SEC Matters. The information relating to Holdings, the Company and its Subsidiaries supplied by the Company for inclusion in the Proxy statement/prospectus will not as of the date on which the Proxy statement/prospectus (or any amendment or supplement thereto) is first distributed to Parent Shareholders or at the time of Parent Shareholder Meeting contain any statement which, at such time and in light of the circumstances under which they were made, are false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

4.27 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Company.

4.28 Disclaimer of Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE IV, none of Holdings, the Company, the Company’s Subsidiaries or any other Person makes any express or implied representation or warranty, either written or oral, with respect to Holdings, the Company or any of its Subsidiaries, and Holdings, the Company and its Subsidiaries expressly disclaim any other representations or warranties, whether made by Holdings, the Company, any Subsidiary of the Company or any other Person (including their respective Affiliates, officers, directors, managers, employees, agents, representatives or advisors).

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT, PURCHASER AND MERGER SUB

Except as disclosed in Parent SEC Documents, filed with or furnished to the SEC prior to the date of this Agreement (other than any risk factor disclosures or other similar cautionary or predictive statements therein), Parent, Purchaser and Merger Sub, jointly and severally, represent and warrant to the Company that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date:

5.1 Organization, Qualification and Standing. Each of Parent, Purchaser and Merger Sub is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Parent, Purchaser and Merger Sub is qualified to do business and in good standing in every jurisdiction in which its operations require it to be so qualified. The Organizational Documents of each of Parent, Purchaser and Merger Sub are in full force and effect. Neither Parent, Purchaser nor Merger Sub is in violation of its Organizational Documents.

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5.2 Authority; Enforceability. Each of Parent, Purchaser and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform their respective obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent, Purchaser and Merger Sub of this Agreement and the other Transaction Documents to which either is a party, and the consummation by Parent, Purchaser and Merger Sub of the Transactions, has been duly authorized and approved by their respective boards of directors and no other corporate action on the part of Parent, Purchaser or Merger Sub is necessary to authorize the execution, delivery and performance by Parent, Purchaser or Merger Sub of this Agreement, the other Transaction Documents to which either is a party, and the consummation by them of the Transactions. This Agreement and the other Transaction Documents to which either is a party have been duly executed and delivered by Parent, Purchaser and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Parent, Purchaser and Merger Sub, enforceable against each of them in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar Law affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

5.3 Non-contravention. Neither the execution and delivery of this Agreement or the other Transaction Documents to which either is a party by Parent, Purchaser or Merger Sub, nor the consummation by Parent, Purchaser and Merger Sub of the Transactions, nor compliance by Parent, Purchaser or Merger Sub with any of the terms or provisions hereof, will (a) conflict with or violate any provision of the Organizational Documents of Parent, Purchaser or Merger Sub or (b) assuming that the authorizations, consents and approvals referred to in Section 5.7 are obtained and the filings referred to in Section 5.7 are made, (i) violate any Law applicable to Parent, Purchaser or Merger Sub or any of their respective properties or assets, (ii) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent, Purchaser or Merger Sub under, any of the terms, conditions or provisions of any contract or other agreement to which Parent, Purchaser or Merger Sub is a party, or by which they or any of their respective properties or assets may be bound or affected except, in the case of clause (ii), for such violations, conflicts, Losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to prevent or materially impair the ability of Parent, Purchaser or Merger Sub to consummate the Transactions.

5.4 Brokers and Other Advisors. Except for the deferred underwriting commissions in the amount of $4,025,000, payable to EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”), as described in Parent SEC Documents (the “Business Combination Fees”), there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or its Affiliates who might be entitled to any fee or commission from Parent or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Transaction Documents.

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5.5 Capitalization.

(a) The authorized share capital of Parent consists of 479,000,000 Class A Parent Ordinary Shares and 20,000,000 Class B Parent Ordinary Shares, of which 12,032,500 Class A Parent Ordinary Shares and 2,875,000 Class B Parent Ordinary Shares are issued and outstanding as of the date hereof and 1,000,000 Parent Preferred Shares, of which none are issued and outstanding as of the date hereof. 12,032,500 Class A Parent Ordinary Shares are reserved for issuance upon the exercise of Parent Warrants. All outstanding Parent Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Cayman Companies Act, Parent’s Organizational Documents or any contract to which Parent is a party or by which Parent is bound. Except as set forth in Parent’s Organizational Documents, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any Parent Ordinary Shares or any capital equity of Parent. Other than as set forth in Parent SEC Documents, and any promissory notes that may be issued by the Sponsor to Parent for working capital purposes that are set forth on Schedule 5.5 there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of Parent or obligating Parent to issue or sell any shares of capital stock of, or any other interest in, Parent. Parent does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. Except as set forth in Parent SEC Documents, there are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of Parent Ordinary Shares. There are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b) The authorized share capital of Purchaser consists of 50,000 Purchaser Ordinary Shares of $1.00, of which 1 Purchaser Ordinary Share is issued and outstanding as of the date hereof.

(c) The authorized share capital of Merger Sub consists of 50,000 Merger Sub Ordinary Shares of $1.00, of which 1 Merger Sub Ordinary Share is issued and outstanding as of the date hereof.

(d) Other than Purchaser and Merger Sub, Parent does not directly or indirectly own, or hold any rights to acquire, any capital stock or any other securities or interests in any other Person.

5.6 Issuance of Shares. The Merger Consideration, when issued in accordance with this Agreement, will be duly authorized and validly issued, fully paid and non-assessable.

5.7 Consents; Required Approvals. Assuming the truth and accuracy of the Company’s representations and warranties contained in Section 4.3, no notices to, filings with, or authorizations, consents or approvals of any Governmental Authority are necessary for the execution, delivery or performance of this Agreement, the other Transaction Documents to which either is a party or the consummation by Parent, Purchaser, and/or Merger Sub of the Transactions, except for (a) the filing of the Register of Members with the Companies Commission of Malaysia by the Company, and (b) the HSR Filing.

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5.8 Trust Account. As of June 27, 2023, Parent has $33,972,976.26 in the trust account established by Parent for the benefit of Parent Public Shareholders and EF Hutton (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by Continental pursuant to the Investment Management Trust Agreement, dated as of January 14, 2022, between Parent and Continental (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms and has not been amended or modified. Parent has complied in all respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by Parent or, to the Knowledge of Parent, by Continental. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in Parent SEC Documents to be inaccurate in any material respect and/or that would entitle any Person (other than the payment of the Business Combination Fees payable to EF Hutton, for deferred underwriting commissions as described in Parent SEC Documents and Parent Public Shareholders who elect to redeem their Parent Ordinary Shares pursuant to Parent’s Amended and Restated Memorandum and Articles of Association), to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except (x) to pay income and other Tax obligations from any interest income earned in the Trust Account or (y) to redeem Parent Ordinary Shares in accordance with the provisions of Parent’s Organizational Documents. There are no claims or proceedings pending or, to the knowledge of Parent, threatened with respect to the Trust Account. As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its obligations hereunder, neither Parent, Purchaser nor Merger Sub have any reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Parent and Merger Sub on the Closing Date.

5.9 Employees.

(a) Other than any officers as described in Parent SEC Documents and consultants and advisors in the Ordinary Course, Parent and Merger Sub have never employed any employees or retained any contractors.

(b) Other than reimbursement of any out-of-pocket expenses incurred by Parent’s officers and directors in connection with activities on Parent’s behalf in an aggregate amount not in excess of the amount of cash held by Parent outside of the Trust Account, neither Parent nor Merger Sub has any unsatisfied material Liability with respect to any officer or director.

(c) Parent, Purchaser and Merger Sub have never, and do not currently, maintain, sponsor, or contribute to or have any Liability pursuant to any plan, program or arrangement that would fall under the definition of “Benefit Arrangement” determined as if such definition referenced Parent instead of the Company (“Parent Benefit Arrangement”).

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5.10 Tax Matters. For purposes of this Section 5.10, any reference to “Parent” shall also include Purchaser and Merger Sub.

(a) Parent has filed all Tax Returns required by applicable Law to be filed by Parent, all Taxes (whether or not shown on any Tax Returns) due and owing by Parent have been paid other than Taxes being contested in good faith and for which adequate reserves have been established in accordance with IFRS, and all such Tax Returns were true, complete and correct in all respects.

(b) There is no Proceeding, audit or claim now in progress, or to the Parent’s Knowledge, threatened against Parent in respect of any Tax, nor has any Proceeding for additional Tax been asserted in writing by any Tax authority that has not been resolved or settled in full.

(c) No written claim has been made by any Tax authority in a jurisdiction where Parent has not filed a Tax Return that it is or may be subject to Tax by such jurisdiction.

(d) Parent is not a party to any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar agreement (other than Contracts entered into in the Ordinary Course and not relating primarily to Taxes).

(e) Parent has withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

(f) There is no outstanding request for any extension of time within which to pay any Taxes or file any Tax Returns (other than extensions requested in the Ordinary Course), and there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of Parent that will remain outstanding as of the Closing Date.

(g) Parent has not distributed the stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(h) There are no Liens for Taxes upon any Assets of Parent other than Permitted Liens.

(i) Parent has not been a party to or bound by any closing agreement, private letter rulings, technical advice memoranda, offer in compromise, or any similar agreement with any Tax authority in respect of which Parent could have any Tax Liability after the Closing. Parent does not have any request for a ruling in respect of Taxes pending between Parent and any Tax authority.

(j) Parent (i) has not been a member of an affiliated group filing a consolidated U.S. federal income Tax Return or other comparable group for state, local or foreign Tax purposes and (ii) has no Liability for the Taxes of any Person (other than Parent) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by Contract (other than Contracts entered into in the Ordinary Course and not relating primarily to Taxes), or otherwise by Law.

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(k) Parent has not participated in a “listed transaction” required to be disclosed pursuant to Treasury Regulations Section 1.6011-4(b).

(l) Parent will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing as a result of: (i) any use of an improper or change in method of accounting for any Tax period that occurred on or before Closing; (ii) any “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Law) executed on or before Closing; (iii) any installment sale or open transaction disposition made on or before the Closing; (iv) any deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any predecessor provision or any similar provision of state, local or foreign Law); (v) prepaid amount received or deferred revenue accrued on or before the Closing outside the Ordinary Course; (vi) an election under Section 108(i) of the Code made on or before the Closing, (vii) the Parent being treated as a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) and having “subpart F income” (within the meaning of Section 952(a) of the Code) accrued on or before the Closing, (viii) “global intangible low-taxed income” of the Parent within the meaning of Section 951A of the Code (or any similar provision of state, local or non-U.S. Law) attributable to any taxable period (or portion thereof) on or before the Closing, or (ix) election made pursuant to Section 965(h) of the Code.

(m) The unpaid Taxes of the Parent for the current fiscal year (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the financial statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing in accordance with the past custom and practice of the Parent in filing Tax Returns.

(n) Parent is not aware of the existence of any fact, nor has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Reincorporation Merger from qualifying for the Reincorporation Intended Tax Treatment.

5.11 Listing. Parent Units, Class A Parent Ordinary Shares and Parent Warrants are listed on Nasdaq, with trading tickers TETEU, TETE and TETEW. There is no Proceeding pending or, to the Knowledge of Parent, threatened against Parent by Nasdaq or the SEC with respect to any intention by such entity to prohibit, suspend or terminate the listing of Parent Units, Class A Parent Ordinary Shares and Parent Warrants on Nasdaq.

5.12 Reporting Company. Parent is a publicly held company subject to reporting obligations pursuant to Section 13 of the Exchange Act, and the Class A Parent Ordinary Shares, Parent Units and Parent Warrants are registered pursuant to Section 12(b) of the Exchange Act. There is no Proceeding pending or, to Parent’s Knowledge, threatened in writing against Parent by the SEC or any securities exchange with respect to the deregistration of the Class A Parent Ordinary Shares or Parent Warrants under the Exchange Act. Parent has taken no action in an attempt to terminate the registration of Parent Ordinary Shares, Parent Units or Parent Warrants under the Exchange Act.

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5.13 Undisclosed Liabilities. Parent has no Liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to Parent Financial Statements that are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent, except: (a) Liabilities provided for in or otherwise disclosed in the balance sheet included in the most recent Parent Financial Statements or in the notes to the most recent Parent Financial Statements, (b) such Liabilities arising in the ordinary course of Parent’s business since the date of the most recent Parent Financial Statement, and (c) Liabilities incurred in the connection with the Transactions, none of which, individually or in the aggregate, would have a Parent Material Adverse Effect taken as a whole.

5.14 Parent SEC Documents and Parent Financial Statements.

(a) Parent has timely filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC since Parent’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto (the “Parent SEC Documents”), and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional Parent SEC Documents”). Parent has heretofore furnished to the Company true and correct copies of all amendments and modification that have not been filed by Parent with the SEC to all agreements, documents and other instruments that previously had been filed by Parent with the SEC and are currently in effect. The Parent SEC Documents were, and the Additional Parent SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Documents did not, and the Additional Parent SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Parent SEC Document has been or is revised or superseded by a later filed Parent SEC Document or Additional Parent SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 5.14, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC. Each director and executive officer of Parent has filed with the SEC on a timely basis all documents required with respect to Parent by Section 16(a) of the Exchange Act.

(b) Each of the financial statements (including, in each case, any notes thereto) contained or incorporated by reference in Parent SEC Documents and Additional Parent SEC Documents is in conformity with IFRS (applied on a consistent basis), Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated and each is complete and fairly presents, in all material respects, the financial position, results of operations and cash flows of Parent as at the respective dates thereof and for the respective periods indicated therein.

(c) Parent has timely filed all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Parent SEC Document (the “Parent Certifications”). Each of Parent Certifications is true and correct.

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(d) Parent maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are reasonably designed to ensure that all material information concerning Parent and other material information required to be disclosed by Parent in the reports and other documents that it files or furnishes under the Exchange Act is made known on a timely basis to the individuals responsible for the preparation of Parent’s SEC filings and other public disclosure documents. Such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and principal financial officer to material information required to be included in Parent’s periodic reports required under the Exchange Act.

(e) Parent maintains a standard system of accounting established and administered in accordance with IFRS. Parent has designed and maintains a system of internal controls over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act, sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Parent has delivered to the Company, to the extent applicable, a true and complete copy of any disclosure (or, if unwritten, a summary thereof) by any representative of Parent to Parent’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of Parent to record, process, summarize and report financial data.

(f) Parent has no off-balance sheet arrangements. No financial statements other than those of Parent are required by IFRS to be included in the consolidated financial statements of Parent.

(g) Neither Parent nor, to the Knowledge of Parent, any manager, director, officer, employee, auditor, accountant or representative of Parent has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Parent has engaged in questionable accounting or auditing practices or fraud. No attorney representing Parent, whether or not employed by Parent, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to Parent board of directors (or any committee thereof) or to any director or officer of Parent. Since Parent’s inception, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, Parent board of directors or any committee thereof.

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(h) Parent is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq and all rules and regulations promulgated by the United States Securities and Exchange Commission that are applicable to Parent, Purchaser and Merger Sub.

(i) There are no outstanding loans or other extensions of credit made by Parent to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Parent and Parent has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(j) Except as and to the extent set forth in Parent SEC Documents, neither Parent nor Merger Sub has any Liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with IFRS, except for liabilities and obligations arising in the Ordinary Course of Parent’s and Merger Sub’s business.

(k) As of the date hereof, there are no outstanding SEC comments from the SEC with respect to Parent SEC Documents. To the Knowledge of Parent, none of Parent SEC Documents filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

(l) Except with respect to information about the Company and its Subsidiaries supplied by the Company for inclusion in the Proxy statement/prospectus, neither the Proxy statement/prospectus will as of the date on which the Proxy statement/prospectus (or any amendment or supplement thereto) is first distributed to Company Shareholders or at the time of Company Shareholder Meeting contain any statement which, at such time and in light of the circumstances under which they were made, are false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

5.15 Business Activities. Since its incorporation, Parent has not conducted any business activities other than activities directed toward completing a business combination (as defined in Parent’s Organizational Documents). Each of Purchaser and Merger Sub was formed solely for the purpose of engaging in the Transactions and have not engaged in any business activities or conducted any operations or incurred any obligation or Liability, other than as contemplated by this Agreement. Except as set forth in Parent’s Organizational Documents, there is no agreement, commitment, or Order binding upon Parent or to which Parent is a party that has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Parent, any acquisition of property by Parent or the conduct of business by Parent as currently conducted or as contemplated to be conducted as of the Closing. Other than Purchaser and Merger Sub, Parent does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

5.16 Parent Contracts. Except as disclosed in Parent SEC Documents, as of the date hereof, Parent is not party to any Contract (other than nondisclosure agreements (containing customary terms) to which Parent is a party that were entered into in the Ordinary Course).

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5.17 Litigation. (a) There is no Proceeding pending, or to the Knowledge of Parent, threatened against Parent, Purchaser or Merger Sub or any of their respective properties or rights, and (b) none of Parent, Purchaser nor Merger Sub is subject to any outstanding Order. As of the date hereof, there are no Proceedings (at Law or in equity) or investigations pending or, to the Knowledge of Parent, threatened, seeking to or that would reasonably be expected to prevent, hinder, modify, delay or challenge the Transactions.

5.18 Independent Investigation. Parent acknowledges that it has conducted its own independent review and analysis of the business, operations, enrollment, assets, liabilities, results of operations, financial condition and prospects of the Company, and acknowledges that the Company has provided Parent with adequate access to the personnel, properties, premises and books and records of the Company for this purpose.

5.19 Information Supplied. None of the information supplied or to be supplied by Parent expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent Shareholders with respect to the solicitation of proxies to approve the Transactions will, at the date of filing and/or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Parent or that is included in Parent SEC Documents).

5.20 Investment Company. Parent is not as of the date of this Agreement, nor upon the Closing will be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

5.21 Lockup. All existing lock up agreements between Parent and any of its shareholders or holders of any other securities of Parent entered into in connection with the IPO provide for a lock up period that is in full force and effect.

5.22 Insider Letter Agreement. The letter agreement, dated January 14, 2022, between Parent, EF Hutton and the Insiders, pursuant to which the Insiders agreed that if Parent solicits approval of its shareholders of an initial business combination the Insiders will vote all Parent Ordinary Shares beneficially owned by such Insider whether acquired before, in or after the IPO, in favor of such business combination, is in full force and effect (the “Insider Letter Agreement”).

5.23 Board Approval. Parent’s board of directors (including any required committee or subgroup of such boards but excluding any interested directors) has, as of the date of this Agreement, unanimously (a) declared the advisability of the Reincorporation Merger, the Merger and other transactions contemplated by this Agreement, (b) determined that the Reincorporation Merger, the Merger and other transactions contemplated hereby are in the best interests of the shareholders of Parent, (c) determined that the transactions contemplated hereby constitutes a “business combination” as such term is defined in Parent’s Organizational Documents and (d) resolved to recommend that the shareholders of Parent approve each of the matters requiring Parent Required Vote and directed that this Agreement and the Merger, be submitted for consideration by the shareholders of Parent.

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5.24 Vote Required. The affirmative vote of the holders of a majority of Parent Ordinary Shares entitled to vote thereon and present in person, virtually or by proxy at a meeting in which a quorum is present (the “Parent Required Vote”) is the only vote of the holders of any class or series of Parent’s shares necessary to obtain approval of the Merger and this Agreement.

5.25 No Foreign Person. Neither Parent nor Merger Sub is a “foreign person” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof.

5.26 Disclaimer of Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE V, none of Parent, Parent’s Affiliates or any other Person makes any express or implied representation or warranty with respect to Parent, and Parent expressly disclaims any other representations or warranties, whether made by Parent or any other Person (including its Affiliates, officers, directors, employees, agents, representatives or advisors).

ARTICLE VI
COVENANTS AND AGREEMENTS OF THE COMPANY

6.1 Conduct of Business of the Company. Except as contemplated by this Agreement, set forth on Schedule 6.1, or as required by applicable Law, during the period from the date of this Agreement until the earlier of the Effective Time or valid termination of this Agreement pursuant to ARTICLE XI, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed and may be given as set forth below), Holdings, the Company and each of its Subsidiaries (a) shall use commercially reasonable efforts to (i) conduct its business in the Ordinary Course, and (ii) preserve its goodwill, keep available the services of its officers and employees, and maintain satisfactory relationships with customers and vendors and (b) shall not:

(i) amend its Organizational Documents;

(ii) adopt a plan or agreement of liquidation, dissolution, restructuring, merger, consolidation, recapitalization or other reorganization, or otherwise merge or consolidate with or into any other Person;

(iii) (A) issue, sell, pledge, grant, or authorize the issuance, sale or pledge, any equity interests of Holdings, the Company or any of its Subsidiaries, or convertible securities, or other commitments or instruments pursuant to which Holdings, the Company or any of its Subsidiaries may become obligated to issue or sell any of its shares of capital stock or other securities, or the holders may have the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Holdings, the Company or its Subsidiaries may vote, other than the issuance of Holdings Ordinary Shares upon the exercise, exchange or conversion of convertible securities or other commitments or instruments; (B) split, combine, subdivide or reclassify any of its shares of capital stock, (C) declare, set aside or pay any dividend or other distribution with respect to shares of its capital stock other than dividends from a Subsidiary of the Company, or (D) redeem, purchase or otherwise acquire any of its shares of capital stock, or (2) redemptions, repurchases or acquisitions from former employees, non-employee directors and consultants;

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(iv) (A) make, cancel or compromise any loans, advances, guarantees or capital contributions to any Person other than (1) a Subsidiary of the Company or (2) not in excess of $100,000 in the aggregate or (B) incur, assume, accelerate or guarantee any Indebtedness other than Indebtedness not in excess of $100,000 in the aggregate;

(v) make or commit to make any capital expenditures except (A) as contemplated by the Company’s current budget, (B) in the Ordinary Course, or (C) such expenditures as do not exceed $100,000 in the aggregate;

(vi) acquire, transfer, mortgage, assign, sell, lease, create a Lien upon (other than Permitted Liens) or otherwise dispose of or pledge, any Asset of the Company or any of its Subsidiaries other than (A) in the Ordinary Course. (B) any such tangible Assets at the end of their useful lives, (C) out of redundancy, (D) pursuant to Contracts in effect as of the date hereof, or (E) in the aggregate up to $100,000;

(vii) commence any Proceeding or release, assign, compromise, settle, waive or abandon any pending or threatened Proceeding, other than any such Proceeding that would not reasonably be expected to result in damages or otherwise have a value, individually in excess of $100,000;

(viii) except as required under the terms of any Benefit Arrangement disclosed in Schedule 4.22(a), applicable Law or in the Ordinary Course (1) grant or announce any increase in salaries, bonuses, severance, termination, retention or change-in-control pay, or other compensation and benefits payable or to become payable by the Company or any of its Subsidiaries to any current or former employee, or (2) adopt, establish or enter into any plan, policy or arrangement that would constitute a Benefit Arrangement if it were in existence on the date hereof, other than in the case of the renewal of group health or welfare plans;

(ix) enter into, amend, terminate or extend any collective bargaining agreement or any other agreement with, a labor or trade union, employee association or works council;

(x) change its fiscal year or any material method of accounting or material accounting practice, except for any such change required by IFRS;

(xi) terminate (other than expiration in accordance with its terms) or amend any material term of any Material Contract;

(xii) assign, transfer, abandon, modify, waive, terminate, fail to renew, let lapse or otherwise fail to maintain or otherwise change any material Permit, except in the Ordinary Course;

(xiii) make, revoke or change any Tax election, adopt or change any Tax accounting method or period, file an amended Tax Return, enter into any Tax allocation, Tax sharing, Tax indemnity or other closing agreement or settlement related to Taxes, settle any material Tax claim or assessment, or consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment;

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(xiv) grant, modify, abandon, dispose of or terminate any rights relating to any Intellectual Property of Holdings, the Company and its Subsidiaries, other than in the Ordinary Course, or otherwise permit any of its rights relating to any Intellectual Property to lapse (other than in the Ordinary Course or registrations for trademarks that are no longer in use by, are not planned to be used in the future by, and are no longer being maintained by Company and its Subsidiaries);

(xv) take any action, or knowingly fail to take any action, where such action or failure to act would reasonably be expected to prevent or impede, the Reincorporation Intended Tax Treatment; or

(xvi) agree or commit to do, or resolve, authorize or approve any action to do, any of the foregoing, or take any action or omission that would result in any of the foregoing.

Provided, however, that nothing in the Section 6.1 shall require Holdings or the Company to do or not do anything that would be reasonably expected to violate applicable antitrust or competition Law, including the HSR Act.

The Company shall be permitted to request consent from Parent in writing (including by electronic mail) by delivering written notice (including by electronic mail) to Parent in accordance with Section 13.9 hereof. For purposes of this Section 6.1, Parent shall respond (including by return email) to such request as promptly as practicable, and if Parent does not respond (including by return email) to any request within three Business Days after the Company delivers such written request for consent to Parent (including at the email addresses set forth in Section 13.9), Parent shall be deemed to have provided its prior written consent to the taking of such action.

6.2 Access to Information. Subject to confidentiality obligations that may be applicable to information furnished to the Company by third parties from time to time, and any information that is subject to attorney-client privilege and, in all cases, solely to the extent permitted by applicable law, from and after the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall provide to Parent and its authorized Representatives reasonable access (which access will be under the supervision of the Company’s personnel) to the personnel, books, records, properties, financial statements, internal and external audit reports, regulatory reports, Contracts, Permits, commitments and any other reasonably requested documents and other information of the Company and its Subsidiaries during normal business hours (in a manner so as to not interfere with the normal business operations of the Company or any of its Subsidiaries) and use commercially reasonable efforts to cause the employees, legal counsel, accountants and representatives of the Company to reasonably cooperate with Parent in its investigation of the Company; provided that no investigation pursuant to this Section 6.2 shall affect any representation or warranty given by the Company. All of such information shall be treated as confidential information pursuant to the terms of the Non-Disclosure Agreement. Notwithstanding anything herein to the contrary, Parent and Merger Sub shall not, without the prior written consent of the Company, make inquiries of Persons having business relationships with the Company (including suppliers, customers and vendors) regarding the Company or such business relationships. From and after the Closing, the Non-Disclosure Agreement shall terminate and be of no force and effect with respect to any information relating to the Company and its Subsidiaries.

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6.3 Employees of the Company. The Company shall use commercially reasonable efforts to cause each Key Employee to enter into (i) an employment agreement with Parent to be effective as of the Closing, in substantially the form attached hereto as Exhibit E (the “Employment Agreement”) and (ii) a Non-Competition and Non-Solicitation Agreement, in substantially the form attached hereto as Exhibit F.

6.4 Additional Financial Information. The Company shall, on or before October 31, 2022, or such other date that may be mutually agreed between the Parties, provide Parent with the Company’s (i) audited financial statements for the twelve month periods ended, December 31, 2021 and 2020 consisting of the audited consolidated balance sheets as of such dates, the audited consolidated income statements for the twelve month period ended on such date, and the audited consolidated cash flow statements for the twelve month period ended on such date (the “Year End Financials”), and (ii) the unaudited consolidated financial statements of the Company and its Subsidiaries as of and for the six month period ended June 30, 2022, consisting of the unaudited consolidated balance sheets as of such date, the unaudited consolidated income statement for the six month periods ended on such date, and the unaudited consolidated cash flow statements for the six month periods ended on such date (the “Quarterly Financials”). If the Company does not deliver the Year End Financials and the Quarterly Financials on or before October 31, 2022, or such other agreed date, Parent shall have the right to terminate this Agreement in accordance with ARTICLE X. Subsequent to the delivery of the Year End Financials and the Quarterly Financials, the Company’s consolidated interim financial information for each quarterly period thereafter shall be delivered to Parent no later than 30 calendar days following the end of each quarterly period (the “Required Financial Statements”). All of the financial statements to be delivered pursuant to this Section 6.4, shall be prepared under U.S. GAAP in accordance with requirements of the PCAOB for public companies. The Year End Financials, the Quarterly Financials, and the Required Financial Statements shall be accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the financial position and results of operations of the Company as of the date or for the periods indicated, in accordance with U.S. GAAP, except as otherwise indicated in such statements and subject to year-end audit adjustments. The Company will promptly provide additional Company financial information reasonably requested by Parent for inclusion in the Proxy statement/prospectus and any other filings to be made by Parent with the SEC.

6.5 Lock-Up.

(a) Prior to the Closing, the Company shall cause the Holdings Shareholders to enter into an agreement with Parent to be effective as of the Closing, pursuant to which the Merger Consideration shall be subject to a lock-up on the terms and conditions set forth therein (the “Lock-up Agreement”) in substantially the form attached hereto as Exhibit C.

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6.6 Notice of Changes. The Company shall give prompt written notice to Parent of (a) any representation or warranty made by the Company contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 10.2(a) would not be satisfied, (b) any breach of any covenant or agreement of the Company contained in this Agreement such that the condition set forth in Section 10.2(b) would not be satisfied (c) any event, circumstance or development that would reasonably be expected to have a Company Material Adverse Effect and (d) any Proceeding initiated by or against Holdings, the Company or its Subsidiaries or any of their predecessors or against any officer or director of Holdings, the Company or any of its Subsidiaries in their capacity as such in an amount in controversy equal to or greater than $100,000 as set out in the filings related to such Proceeding; provided, however, that in each case (i) no such notification shall affect the representations, warranties, covenants, agreements or conditions to the obligations of the Parties under this Agreement and (ii) no such notification shall be deemed to amend or supplement the Disclosure Schedules or to cure any breach of any covenant or agreement or inaccuracy of any representation or warranty.

6.7 D&O Insurance; Indemnification of Officers and Directors.

(a) From and after the Closing Date through the sixth anniversary of the Closing Date, Parent shall cause (i) the Organizational Documents of Parent to contain provisions no less favorable to the current or former directors, managers, officers or employees of the Company or Parent (collectively, “D&O Indemnitees”) with respect to limitation of certain liabilities, advancement of expenses and indemnification than are set forth as of the date of this Agreement in the Organizational Documents of the Company or Parent, as applicable, which provisions in each case, except as required by Law, shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the D&O Indemnitees with respect to any acts or omissions occurring at or prior to the Closing.

(b) Prior to the Closing Date, Parent shall purchase, at the expense of the Surviving Corporation, a directors’ and officers’ liability tail insurance policy on terms and conditions reasonably satisfactory to Parent for all of the officers and directors of Parent as of immediately prior to the Merger, with respect to claims arising from facts and events that occurred prior to the Closing Date.

(c) The provisions of this Section 6.7 are intended to be for the benefit of, and shall be enforceable by, each D&O Indemnitee for all periods ending on or before the Closing Date and may not be changed with respect to any officer or director without his or her written consent.

(d) On the Closing Date, Parent shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and Parent with the post-Closing directors and officers of Parent, which indemnification agreements shall continue to be effective following the Closing.

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ARTICLE VII

COVENANTS OF PARENT, PURCHASER AND MERGER SUB

7.1 Listing. Parent shall use its commercially reasonable efforts: (i) to maintain its existing listing on The Nasdaq Global Market until the Closing Date and to obtain approval of the listing of Reincorporation Merger Surviving Corporation on The Nasdaq Global Market and the listing of Reincorporation Merger Surviving Corporation Class A Ordinary Shares and Reincorporation Merger Surviving Corporation Warrants; (ii) without derogating from the generality of the requirements of clause “(i)” and to the extent required by the rules and regulations of Nasdaq, to (x) prepare and submit to Nasdaq a notification form for the listing of Reincorporation Merger Surviving Corporation Class A Ordinary Shares to be issued in the Merger and (y) to cause such shares to be approved for listing (subject to notice of issuance) on The Nasdaq Global Market; and (iii) to the extent required by Nasdaq Marketplace Rule 5110, to file an initial listing application for Reincorporation Merger Surviving Corporation Class A Ordinary Shares on Nasdaq (the “Nasdaq Listing Application”) and to cause such Nasdaq Listing Application to be conditionally approved prior to the Effective Time. The Company will cooperate with Parent as reasonably requested by Parent with respect to the Nasdaq Listing Application and promptly furnish to Parent all information concerning Holdings and its shareholders that may be required or reasonably requested in connection with any action contemplated by this section.

7.2 Trust Account. Parent has established the Trust Account from the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO for the benefit of Parent Public Shareholders and certain parties (including the underwriters of the IPO). Prior to the Closing, Parent shall disburse monies from the Trust Account only (x) to pay income and other Tax obligations from any interest income earned in the Trust Account or (y) to redeem Parent Ordinary Shares in accordance with the provisions of Parent’s Organizational Documents. The Trust Agreement will not be amended or modified prior to the Effective Time.

7.3 Insider Letter Agreement. Parent shall ensure that the Insider Letter Agreement shall not be amended, modified, terminated, waived or supplemented and shall remain in full force and effect, and that the Insiders shall vote in favor of this Agreement and the Merger and the other Parent Proposals in accordance with the terms thereof.

7.4 Parent Public Filings. From the date hereof through the Closing, Parent will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Laws.

7.5 Section 16 Matters. Prior to the Closing, the board of directors of Parent, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Merger Consideration pursuant to this Agreement and the other agreements contemplated hereby, by any person owning securities of the Company who is expected to become a director or officer (as defined under Rule 16a-1(f) under the Exchange Act) of Parent following the Closing shall be an exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

7.6 Notice of Changes. Parent shall give prompt written notice to the Company of (a) any representation or warranty made by Parent or Merger Sub contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 10.3(a) would not be satisfied, (b) any breach of any covenant or agreement of Parent or Merger Sub contained in this Agreement such that the condition set forth in Section 10.3(b) would not be satisfied, (c) any event, circumstance or development that would reasonably be expected to have a Parent Material Adverse Effect; and (d) any Proceeding initiated by or against Parent or its Subsidiaries or any of their predecessors or against any officer or director of Parent or any of its Subsidiaries in their capacity; provided, however, that in each case (i) no such notification shall affect the representations, warranties, covenants, agreements or conditions to the obligations of the Parties under this Agreement and (ii) no such notification shall be deemed to cure any breach of any covenant or agreement or inaccuracy of any representation or warranty.

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7.7 Adoption of Equity Incentive Plan. Prior to the Closing Date, Parent shall approve and adopt an Equity Incentive Plan (the “Equity Incentive Plan”) with share reserves to be included in the plan as are mutually agreed to by the Parties.

7.8 Transaction Financing.

(a) As soon as practicable after the execution and delivery of this Agreement, Parent will enter into agreements, in all cases on terms and conditions and pursuant to forms acceptable to the Company in its discretion (each, as amended or modified from time to time, a “Financing Agreement”), pursuant to which (i) certain Persons shall commit (each, a “PIPE Investor”) to purchase Parent Ordinary Shares at a purchase price of ten dollars ($10.00) per share in an amount to be determined by and among the PIPE Investors, the Company and the Parent, and/or (ii) with certain “beneficial owners” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of Parent Ordinary Shares (the “Non-Redeeming Shareholders” and together with the PIPE Investors, the “Investors”) pursuant to which such Parent Shareholders shall agree, upon the terms and subject to the conditions set forth therein, not to redeem their Parent Ordinary Shares in connection with the Merger and to waive their redemption rights under Parent’s Amended and Restated Memorandum and Articles of Association; provided that the combination of proceeds under (i) and (ii) shall be equal to an aggregate of at least five million dollars ($5,000,000) held inside or outside the Trust Account immediately prior to the consummation of the Merger (the “Transaction Financing”).

(b) Parent shall use its commercially reasonable efforts to satisfy the conditions of the Investors’ closing obligations contained in the Financing Agreements and consummate the Transaction Financing. Parent shall not terminate, or amend or waive in any manner materially adverse to Parent, any Financing Agreement without the Company’s prior written consent (not to be unreasonably withheld, delayed or conditioned), other than (i) as expressly provided for by the terms of the Financing Agreements or (ii) to reflect any permitted assignments or transfers of the Financing Agreements by the applicable Investors pursuant to the Financing Agreements. Each of Parent and, as applicable, the Company, shall, and shall cause its Affiliates to, use commercially reasonable efforts to avoid being in breach or default under the Financing Agreements. Additionally, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or Closing, Parent may, but shall not be required to, enter into and consummate additional Financing Agreements with additional Investors, including in the event that there is an actual or threatened material breach or default by an Investor under a Financing Agreement, or Parent reasonably believes in good faith that such Investor otherwise is not willing or able to consummate the transactions contemplated thereby upon the satisfaction of the conditions of such Investor’s closing obligations thereunder, which additional Financing Agreements shall become part of the Transaction Financing hereunder; provided, that the terms of such additional Financing Agreements shall not, without the Company’s prior written consent (not to be unreasonably withheld, delayed or conditioned), be materially worse to Parent or the Company than those set forth in existing Financing Agreements. If Parent elects to seek such additional Financing Agreements (with, solely with respect to any additional Financing Agreements containing terms that are substantially different from the terms of Financing Agreements then in effect, the Company’s prior written consent, not to be unreasonably withheld, delayed or conditioned), Parent and the Company shall, and shall cause their respective Representatives to, cooperate with each other and their respective Representatives in connection with such additional Financing Agreements and use their respective reasonable efforts to cause such additional Financing Agreements to be executed and the transactions contemplated thereby to occur (including having the Company’s senior management participate in any investor meetings and roadshows as reasonably requested by Parent). The Parent will deliver to the Company true, correct and complete copies of each Financing Agreement entered into by Parent and any other Contracts between Parent and Investors that could affect the obligation of such Investors to contribute to Parent their applicable portion of the aggregate gross proceeds of the Transaction Financing as set forth in the Financing Agreement of such Investor. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or Closing, the Company shall not enter into any Contract with an Investor without the prior written consent of Parent, not to be unreasonably withheld, delayed or conditioned.

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ARTICLE VIII
TAX COVENANTS

8.1 Tax Matters.

(a) Parent and Purchaser hereto shall use their reasonable best efforts to cause the Reincorporation Merger to qualify for the Reincorporation Intended Tax Treatment, and none of Parent, Purchaser, the Company and their respective Affiliates has taken or will take any action (or fail to take any action), if such action (or failure to act), whether before or after the Effective Time, would reasonably be expected to prevent or impede the Reincorporation Merger from qualifying for such intended Tax treatment.

(b) Each of Parent, Purchaser, the Company, and their respective Affiliates shall file all Tax Returns consistent with the Reincorporation Intended Tax Treatment (including attaching the statement described in Treasury Regulations Section 1.368-(a) on or with the its Tax Return for the taxable year of the Reincorporation Merger), and shall take no position inconsistent with the Reincorporation Intended Tax Treatment (whether in audits, Tax Returns or otherwise), unless otherwise required by a Taxing Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code.

(c) Any and all Transfer Taxes shall be paid 50% by Parent and 50% by the Company. The Party required by Law to do so shall file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and if required by applicable Law, the Parties shall, and shall cause their respective Affiliates to, join in the execution of any such Tax Returns and other document. Any expenses incurred in connection with the filing of such Tax Returns or other documentation shall be borne equally by Parent and the Company. Notwithstanding any other provision of this Agreement, the Parties shall (and shall cause their respective Affiliates to) cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

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(d) In the event the SEC requires a tax opinion regarding the Reincorporation Intended Tax Treatment, Purchaser will use its reasonable best efforts to cause Loeb & Loeb LLP to deliver such tax opinion to Purchaser. Each party shall use reasonable best efforts to execute and deliver customary Tax representation letters to the applicable tax advisor in form and substance reasonably satisfactory to such advisor. Notwithstanding anything to the contrary in this Agreement, Loeb & Loeb LLP shall not be required to provide any opinion to any party regarding the Merger.

(e) Within one hundred twenty (120) days after the end of Purchaser’s current taxable year and each subsequent taxable year of Purchaser for which Purchaser reasonably believes that it may be a “passive foreign investment company” within the meaning of Section 1297 of the Code (“PFIC”), Purchaser shall (1) determine its status as a PFIC, (2) determine the PFIC status of each of its Subsidiaries that at any time during such taxable year was a foreign corporation within the meaning of Section 7701(a) of the Code (the “Non-U.S. Subsidiaries”), and (3) make such PFIC status determinations available to the shareholders of Purchaser as of immediately prior to the Effective Time. If Purchaser determines that it was, or could reasonably be deemed to have been, a PFIC in such taxable year, Purchaser shall use commercially reasonable efforts to provide the statements and information (including without limitation, a PFIC Annual Information Statement meeting the requirements of Treasury Regulation Section 1.1295-1(g)) necessary to enable Purchaser shareholders as of immediately prior to the Effective Time and their direct and/or indirect owners that are United States persons (within the meaning of Section 7701(a)(30) of the Code) to comply with all provisions of the Code with respect to PFICs, including but not limited to making and complying with the requirements of a “Qualified Electing Fund” election pursuant to Section 1295 of the Code or filing a “protective statement” pursuant to Treasury Regulation Section 1.1295-3 with respect to Purchaser or any of the Non-U.S. Subsidiaries, as applicable. The covenants contained in this Section 8.1(e), notwithstanding any provision elsewhere in this Agreement, shall survive in full force and effect until the later of two (2) years after the end of Purchaser’s current taxable year.

ARTICLE IX
ACTIONS PRIOR TO THE CLOSING

9.1 No Shop. From the date hereof through the earlier of (a) the Closing Date, and (b) the date that this Agreement is properly terminated in accordance with ARTICLE X, neither Holdings nor the Company shall, and each of Holdings and the Company shall use commercially reasonable efforts to cause its members, officers, directors, Affiliates, managers, consultants, employees, representatives and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage, participate, enter into discussions or negotiations with, or make any proposal to, any Person concerning any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction (including, without limitation, providing any due diligence materials), (iii) grant any waiver, amendment or release under any confidentiality agreement or the anti-takeover laws of any state, or (iv) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. In the event that there is an unsolicited proposal for, or an indication of an interest in entering into, an Alternative Transaction, communicated orally or in writing to Holdings or the Company or any of their representatives or agents (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within one Business Day after receipt) advise the Parent orally and in writing of such Alternative Proposal and the material terms and conditions of such Alternative Proposal (including any changes thereto). The Company shall keep the Parent informed on a reasonably current basis of material developments with respect to any such Alternative Proposal. From and after the date hereof, the Company shall instruct its officers and directors to, and such parties shall instruct and cause the Company’s representatives to, immediately cease and terminate all discussions and negotiations with any Persons that may be ongoing with respect to an Alternative Transaction.

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9.2 Efforts to Consummate the Transactions.

(a) Subject to the terms and conditions herein provided, each of Parent, Purchaser, Merger Sub, Holdings and the Company shall use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Reincorporation Merger and the Merger (including the satisfaction, but not waiver, of the closing conditions set forth in ARTICLE X). Without limiting the foregoing, Parent will take all action necessary to cause Purchaser and Merger Sub to perform its obligations under this Agreement. Each of Parent, Purchaser, Merger Sub, Holdings and the Company shall use reasonable best efforts to obtain consents of any Governmental Authority necessary to consummate the Transactions, including to make all filings contemplated under the HSR Act as promptly as practicable and, in any event, shall each file the Notification and Report Form under the HSR Act, if required, no more than ten (10) Business Days after the as of the date of this Agreement. The Parties agree to request at the time of filing early termination of the applicable waiting period under the HSR Act.

(b) Without limiting the foregoing, the Parties agree to use reasonable best efforts to (1) promptly notify the other of, and if in writing, furnish the other with copies of (or, in the case of oral communications, advise the other of) any communications from or with any Governmental Authority with respect to the this Agreement or the Transactions contemplated hereby, (2) permit the other to review and discuss in advance, and consider in good faith the view of the other in connection with, any proposed written or oral communication with any Governmental Authority, (3) not participate in any substantive meeting or have any substantive communication with any Governmental Authority unless it has given the other Parties a reasonable opportunity to consult with it in advance and, to the extent permitted by such Governmental Authority, gives the other the opportunity to attend and participate therein, (4) furnish the other Parties’ outside legal counsel with copies of all filings and communications between it and any such Governmental Authority with respect to this Agreement and the transactions contemplated hereby; provided that such material may (a) be redacted as necessary (I) to comply with contractual arrangements, (II) to address legal privilege concerns, or (III) to remove references concerning the valuation of the Parties or (b) be designated as “outside counsel only,” which materials and the information contained therein shall be given only to outside counsel and previously-agreed outside economic consultants of the recipient and will not be disclosed by such outside counsel or outside economic consultants to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials; and (5) furnish the other Parties’ outside legal counsel with such necessary information and reasonable assistance as the other Parties’ outside legal counsel may reasonably request in connection with its preparation of necessary submissions of information to any such Governmental Authority.

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(c) In the event any Proceeding by any Governmental Authority or other Person is commenced which questions the validity or legality of the Merger or seeks damages in connection therewith, Parent, Purchaser, Merger Sub, Holdings and the Company agree to cooperate and use their reasonable best efforts to defend against such Proceeding and, if an injunction or other Order is issued in any such Proceeding, to use reasonable best efforts to have such injunction or other Order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the Merger.

(d) Notwithstanding the foregoing, nothing in this Section 9.2 shall require, or be construed to require, Parent, Purchaser, Merger Sub, Holdings or the Company or any of their respective Affiliates to agree to (i) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of Parent, Purchaser, Merger Sub, Holdings or the Company or any of their respective Affiliates; (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests; or (iii) any modification or waiver of the terms and conditions of this Agreement.

(e) The Company shall use its commercially reasonable efforts to obtain or provide, as applicable, at the earliest practicable date, all consents, approvals and notices listed in Schedule 9.2(e). The Company shall keep Parent apprised of its efforts undertaken by reason of this Section 9.2(e) and the results of such efforts including by giving Parent copies of consents obtained and notices provided.

9.3 Transaction Financing. In the event that all conditions in the Financing Agreements have been satisfied, Parent shall use its commercially reasonable efforts to take, or to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to consummate the transactions contemplated by the Financing Agreements on the terms described therein, including using its commercially reasonable efforts to enforce its rights under the Financing Agreements to cause the Investors to pay to (or as directed by) Parent the applicable purchase price under each Investor’s applicable Financing Agreement in accordance with its terms.

9.4 Cooperation with Proxy statement/prospectus; Other Filings.

(a) The Company shall promptly provide to Parent such information concerning Holdings, the Company and the Holdings Shareholders as is either required by the federal securities Laws, or reasonably requested by Parent for inclusion in the Offer Documents (as hereinafter defined). As promptly as practicable after the receipt by Parent from the Company of all such information relating to the Company, Parent shall prepare and file with the SEC, and with all other applicable regulatory bodies, a proxy statement/prospectus (the “Proxy statement/prospectus”) for the purpose of soliciting proxies from holders of Parent Ordinary Shares to, among other things, vote in favor of the adoption Parent Proposals at Parent Shareholder Meeting. Parent shall promptly respond to any SEC comments on the Proxy statement/prospectus.

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(b) Parent (i) shall permit the Company and its counsel to review and comment on the Proxy statement/prospectus, and all exhibits, amendments or supplements thereto (or other related documents); (ii) shall consider any such comments in good faith and shall accept all reasonable additions, deletions or changes suggested by the Company and its counsel in connection therewith; and (iii) shall not file the Proxy statement/prospectus, or any exhibit, amendment or supplement thereto without the prior written consent of the Company, not to be unreasonably withheld, conditioned or delayed. As promptly as practicable after receipt thereof, Parent shall provide to the Company and its counsel notice and a copy of all correspondence (or, to the extent such correspondence is oral, a complete summary thereof), including any comments from the SEC or its staff, between Parent or any of its representatives, on the one hand, and the SEC, or its staff or other government officials, on the other hand, with respect to the Proxy statement/prospectus, and, in each case, shall consult with the Company and its counsel concerning any such correspondence. Parent shall not file any response letters to any comments from the SEC without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Proxy statement/prospectus or any amendment or supplement thereto has been filed with the SEC, when all SEC comments to the Proxy statement/prospectus have been cleared and when the Proxy statement/prospectus is “cleared” by the SEC.

(c) As soon as practicable after the Proxy statement/prospectus is “cleared” by the SEC, Parent shall distribute the Proxy statement/prospectus to the holders of Parent Ordinary Shares and, pursuant thereto, shall call a Parent Shareholder Meeting in accordance with its Organizational Documents and the Cayman Companies Act to (i) solicit proxies from such holders to vote in favor of the adoption of this Agreement and the Merger and the approval of the other matters presented to Parent Shareholders for approval or adoption at Parent Shareholder Meeting, including, without limitation, the Parent Proposals (as hereinafter defined), and (ii) provide its shareholders the opportunity to elect to effect a redemption as contemplated in Section 9.4(f) below. The Proxy statement/prospectus shall be distributed to the Holdings Shareholders in connection with the solicitation of the Holdings Shareholder Approval.

(d) Parent and the Company shall comply with all applicable provisions of and rules under the Securities Act and Exchange Act, the Cayman Companies Act and Nasdaq rules, in the preparation, filing and distribution of the Proxy statement/prospectus (or any amendment or supplement thereto), as applicable, the solicitation of proxies under the Proxy statement/prospectus and the calling and holding of Parent Shareholder Meeting. Without limiting the foregoing, Parent shall ensure that the Proxy statement/prospectus, as of the date on which it is first distributed to Parent Shareholders, and as of the date of Parent Shareholder Meeting, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Parent shall not be responsible for the accuracy or completeness of any information relating to Holdings, the Company, their Subsidiaries or any other information furnished by the Company for inclusion in the Proxy statement/prospectus). If at any time prior to Closing, a change in the information relating to Parent or any other information furnished by Parent for inclusion in the Proxy statement/prospectus, which would make the preceding sentence incorrect, should be discovered by Parent, it shall promptly notify the Company of such change. If at any time prior to Closing, a change in the information relating to Holdings, the Company, their Subsidiaries or any other information furnished by the Company for inclusion in the Proxy statement/prospectus, which would make the preceding sentence incorrect, should be discovered by the Company, it shall promptly notify Parent of such change. In connection therewith, the Company shall instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Company to reasonably cooperate with Parent as relevant if required to achieve the foregoing.

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(e) In the Proxy statement/prospectus, Parent shall seek, in accordance with Parent’s Organizational Documents and applicable securities Laws, rules and regulations, including the Cayman Companies Act and rules and regulations of Nasdaq, from the holders of Parent Ordinary Shares, approval of certain proposals, including (i) approval of the adoption by Purchaser of the Amended and Restated Memorandum and Articles of Association of Purchaser, with effect from the Closing, approval of the amendment by the Purchaser of the authorized share capital of Purchaser, and changing Purchaser’s name to “Bradbury Capital Inc.” (including any separate or unbundled proposals as may be required to implement the foregoing); (ii) approval of the issuance of more than 20% of the issued and outstanding Reincorporation Merger Surviving Corporation Class A Ordinary Shares to the Holdings Shareholders in connection with the Merger (including, for the avoidance of doubt, any Contingent Shares) as well as any other approval that may be required under the Nasdaq rules; (iii) approval of the issuance of more than 20% of the issued and outstanding Reincorporation Merger Surviving Corporation Class A Ordinary Shares in connection with the Transaction Financing; (iv) approval of the appointment of the director nominees to the Post-Closing Board of Directors as contemplated by Section 2.6; (v) approval of the Equity Incentive Plan as provided in Section 7.7; (vi) approval to adjourn Parent Shareholder Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing; and (vii) approval to obtain any and all other mutually agreed upon approvals necessary or advisable to effect the consummation of the Merger (the proposals set forth in the forgoing clauses (i) through (vii) are referred to as the “Parent Proposals”).

(f) Parent, with the assistance of the Company, shall use its reasonable best efforts to cause the Proxy statement/prospectus to “clear” comments from the SEC as promptly as reasonably practicable. Concurrently with the dissemination of the Proxy statement/prospectus, Parent shall commence (within the meaning of Rule 14d-2 under the Exchange Act) an offer to Parent Public Shareholders to redeem all or a portion of their Parent Public Shares, up to that number of Parent Public Shares that would permit Parent to maintain net tangible assets of at least $5,000,001, after giving effect to the redemption and the Transaction Financing, all in accordance with and as required by Parent’s Organizational Documents, applicable Law, and any applicable rules and regulations of the SEC (the “Offer”). In accordance with Parent’s Organizational Documents, the proceeds held in the Trust Account will be used for the redemption of Parent Public Shares held by Parent Public Shareholders who have elected to redeem such Parent Public Shares.

(g) Parent shall extend the Offer for any minimum period required by any rule, regulation, interpretation or position of the SEC, Nasdaq or the respective staff thereof that is applicable to the Offer, and pursuant to Parent’s Organizational Documents. Nothing in this Section 9.4(g) shall (i) impose any obligation on Parent to extend the Offer beyond the Outside Date or (ii) be deemed to impair, limit or otherwise restrict in any manner the right of Parent to terminate this Agreement in accordance with ARTICLE X.

(h) Notwithstanding anything else to the contrary in this Agreement or any Transaction Document, Parent may make any public filing with respect to the Merger to the extent required by applicable Law; provided, however, Parent (i) shall permit the Company and its counsel to review and comment on any such filing and all exhibits, amendments or supplements thereto (or other related documents); (ii) shall consider any such comments in good faith and shall accept all reasonable additions, deletions or changes suggested by the Company and its counsel in connection therewith; and (iii) shall not file any such filing or any exhibit, amendment or supplement thereto without the prior written consent of the Company, not to be unreasonably withheld, conditioned or delayed.

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9.5 Shareholder Vote; Recommendation of Parent’s Board of Directors. Parent, through Parent’s board of directors, shall recommend that Parent Shareholders vote in favor of adopting and approving all Parent Proposals, and Parent shall include such recommendation in the Proxy statement/prospectus. Parent’s board of directors shall not withdraw, amend, qualify or modify its recommendation to the shareholders of Parent that they vote in favor of Parent Proposals (together with any withdrawal, amendment, qualification or modification of its recommendation to the shareholders of Parent, a “Modification in Recommendation”).

9.6 Parent Shareholders’ Meeting.

(a) Parent shall take all action necessary under applicable Law to, in consultation with the Company, establish a record date for, call, give notice of and hold a meeting of the holders of Parent Ordinary Shares to consider and vote on Parent Proposals at Parent Shareholders’ Meeting. Parent Shareholders’ Meeting shall be held as promptly as practicable, in accordance with applicable Law and Parent’s Organizational Documents, after the Proxy statement/prospectus is “cleared” by the SEC, but in no event later than 30 days following the date the Proxy statement/prospectus is “cleared” by the SEC. Parent shall take reasonable measures to ensure that all proxies solicited in connection with Parent Shareholders’ Meeting are solicited in compliance with all applicable Law. Notwithstanding anything to the contrary contained herein, if on the date of Parent Shareholders’ Meeting, or a date preceding the date on which Parent Shareholders’ Meeting is scheduled, Parent (after consultation with the Company) reasonably believes that (i) it will not receive proxies sufficient to obtain Parent Required Vote for each Parent Proposal, whether or not a quorum would be present or (ii) it will not have sufficient Parent Ordinary Shares represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of Parent Shareholders’ Meeting, Parent may adjourn, or make one or more successive adjournments of, Parent Shareholders’ Meeting in compliance with the Laws of the Cayman Islands and Parent’s Organizational Documents, as long as the date of Parent Shareholders’ Meeting is not adjourned more than an aggregate of 30 calendar days in connection with any adjournments.

(b) Promptly following the execution of this Agreement, Parent shall approve and adopt this Agreement and approve the Merger and the Transactions, in its capacity as the sole shareholder of Merger Sub.

9.7 Form 8-K; Press Releases.

(a) As promptly as practicable after execution of this Agreement, but no later than four Business Days thereafter, Parent will file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, a copy of which will be provided to the Company at least two Business Days before its filing deadline and which the Company may review and comment upon prior to filing. Promptly after the execution of this Agreement, Parent and the Company shall also issue a joint press release announcing the execution of this Agreement, in form and substance mutually acceptable to Parent and the Company.

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(b) Prior to the Closing, Parent and the Company shall prepare a mutually agreeable press release announcing the consummation of the Merger (the “Closing Press Release”). Concurrently with the Closing, Parent shall distribute the Closing Press Release and, as soon as practicable thereafter, file a Current Report on Form 8-K with the SEC.

9.8 Fees and Expenses. Except as otherwise set forth in this Agreement, including in Section 11.2(b) hereof, each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants; provided, that if the Closing shall occur, Parent shall pay or cause to be paid, the Company Transaction Expenses and Parent Transaction Expenses related to the Merger and the Transactions. For the avoidance of doubt, any payments to be made (or to cause to be made) by Parent pursuant to this Section 9.8 shall be paid upon consummation of the Merger and release of proceeds from the Trust Account and any proceeds received by Parent from the Transaction Financing. Notwithstanding the foregoing, all SEC filing fees, and Nasdaq filing fees, shall be paid one-half by the Company and one-half by Parent. For avoidance of doubt, fees for the HSR Filing (“HSR Filing Fee”) shall be paid by the Company.

9.9 Shareholder Litigation. In the event that any litigation related to this Agreement, any Transaction Documents or the transactions contemplated hereby or thereby is brought, or, to the knowledge of Parent, threatened in writing, against Parent or the Board of Directors of Parent by any Parent Shareholder prior to the Closing, Parent shall promptly notify the Company of any such litigation and keep the Company reasonably informed with respect to the status thereof. Parent shall provide the Company the opportunity to participate in (subject to a customary joint defense agreement), but not control, the defense of any such litigation, shall give due consideration to the Company’s advice with respect to such litigation and shall not settle any such litigation without prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.

ARTICLE X
CONDITIONS PRECEDENT

10.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) There shall not be any Order or Law in effect that restrains, enjoins, prevents, prohibits or make illegal the consummation of the Merger;

(b) The Reincorporation Merger, the Merger and each of Parent Proposals (other than Parent Proposals described in Section 9.4(e)(v)-(vii)) have been approved by Parent Required Vote in accordance with the provisions of Parent’s Organizational Documents and the Laws of the Cayman Islands;

(c) The Reincorporation Merger Surviving Corporation’s initial listing application in connection with the Transactions shall have been approved by Nasdaq so that immediately following the Merger, Reincorporation Merger Surviving Corporation’s satisfies any applicable initial and continuing listing requirements of Nasdaq;

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(d) After giving effect to the Transaction Financing and all redemptions of Parent Public Shares pursuant to the Offer, Parent shall have net tangible assets of at least $5,000,001 upon consummation of the Merger;

(e) All consents, approvals and actions of, filings with and notices to any Governmental Authority required to consummate the Transactions shall have been made or obtained;

(f) The Offer shall have been completed in accordance with the terms hereof and the Proxy statement/prospectus; and

(g) All required filings under the HSR Act shall have been completed and any applicable waiting period, any extensions thereof, and any commitments by the Parties not to close before a certain date under a timing agreement entered into with a Governmental Authority shall have expired or otherwise been terminated.

10.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) The Fundamental Representations (other than Section 4.5(a)) set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing, except the Fundamental Representations (other than Section 4.5(a)) made as of an earlier date or time, which need be true and correct only as of such earlier date or time. Section 4.5(a) shall be true and correct in all material respects as of the date hereof and as of the Closing, except (i) for the portions of Section 4.5(a) made as of an earlier date or time, which need be true and correct only as of such earlier date or time and (ii) for breaches of Section 4.5(a) that, in the aggregate, would not result in a misrepresentation as to securities of the Company valued at less than $100,000. The representations of the Company set forth in this Agreement other than the Fundamental Representations shall be true and correct as of the date hereof and as the Closing except (i) for representations and warranties that speak as of a specific date or time (which need be true and correct only as of such date or time) and (ii) for breaches of the representations and warranties of the Company set forth in ARTICLE IV (other than the Fundamental Representations) that, in the aggregate, would not have a Company Material Adverse Effect;

(b) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

(c) Since October 18, 2022, there shall not be any event that is continuing that would individually, or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

(d) Parent shall have received a certificate, signed by the CFO, certifying as to the matters set forth in Section 10.2(a), Section 10.2(b) and Section 10.2(c);

(e) Holdings and the Company shall have executed and delivered to Parent a copy of each Transaction Document to which it is a party;

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(f) Each Holdings Shareholder shall have executed and delivered to Parent the Lock-Up Agreement;

(g) The Company shall have delivered to Parent copies of the Employment Agreements executed by each Key Employee;

(h) Parent shall have received a certificate, signed by an officer of Holdings, certifying that true, complete and correct copies of the Organizational Documents of Holdings, the Company and each of its Subsidiaries, as in effect on the Closing Date, are attached to such certificate;

(i) Parent shall have received copies of third party consents set forth on Schedule 10.2(i) in form and substance reasonably satisfactory to Parent, and no such consents have been revoked and the Transaction Financing and such listing shall have been approved by Nasdaq subject to official notice of issuance;

(j) The OneShop Retail Closing shall have occurred;

(k) The Company shall have entered into the Collaboration Agreement and the MobilityOne Shareholders Agreement, both of which shall be in full force and effect and enforceable in accordance with their terms;

(l) Parent shall have received a certificate, signed by an officer of Holdings, certifying that true, complete and correct copies of (i) the resolutions of the directors of Holdings and (ii) by the directors of the Company authorizing the execution and delivery of this Agreement and the other Transaction Documents to which it is a party and performance by Holdings and the Company, as applicable, of the Transactions, including the Merger, having been duly and validly adopted and being in full force and effect as of the Closing Date, are attached to such certificate; and

(m) The Company shall have delivered to Parent good standing certificates (or similar documents applicable for such jurisdictions) for each of Holdings and the Company certified as of a date no earlier than twenty (20) days prior to the Closing Date from the proper Governmental Authority of Holdings and the Company’s jurisdiction of organization and from each other jurisdiction in which Holdings and the Company is qualified to do business as a foreign corporation or other entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

10.3 Conditions to Obligation of the Company. The obligation of Holdings, the Company and the Holdings Shareholders to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) The representations and warranties of Parent, Purchaser and Merger Sub set forth in this Agreement shall be true and correct in all material respects, on and as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent of changes or developments contemplated by the terms of this Agreement and (ii) for such representations and warranties that speak as of a specific date or time (which need be true and correct only as of such date or time);

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(b) Parent, Purchaser and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date;

(c) Since October 18, 2022, there shall not be any event that is continuing that would individually, or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;

(d) Company shall have received a certificate, signed by the CFO of the Parent, certifying as to the matters set forth in Section 10.3(a), Section 10.3(b) and Section 10.3(c) above.

(e) Parent shall have executed and delivered to the Company copy of each Transaction Document to which it is a party;

(f) Parent shall have delivered to the Company a certificate, signed by an officer of the Company, certifying true, complete and correct copies of (i) the resolutions duly passed by Parent Required Vote at Parent Shareholders’ Meeting and by the sole shareholder of the Merger Sub approving the Merger and the consummation of the Transactions contemplated by this Agreement and the other Transaction Documents; (ii) certified copies of the resolutions duly passed by Parent’s board of directors, Purchaser and Merger Sub’s board of directors authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which each is a party and performance by Parent, Purchaser and Merger Sub of the Transactions, including the Merger, each having been duly and validly passed and being in full force and effect as of the Closing Date; and (iii) written resignations, in forms satisfactory to the Company, dated as of the Closing Date and effective as of the Closing, executed by (X) all officers of Parent and (Y) all persons serving as directors of Parent immediately prior to the Closing;

(g) Parent shall have delivered to the Company a certificate, signed by an officer of Parent, certifying that true, complete and correct copies of the Organizational Documents of Parent, Purchaser and Merger Sub, as in effect on the Closing Date, are attached to such certificate;

(h) Parent shall have delivered to the Company certificates of good standing with respect to Parent, Purchaser and Merger Sub from their respective applicable jurisdictions of incorporation;

(i) Parent and any person that is currently an Affiliate of the Company that will be deemed an Affiliate of Parent after Closing shall have entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”);

(j) A supplemental listing shall have been filed with Nasdaq as of the Closing Date to list the shares constituting the Merger Consideration and such listing shall have been approved by Nasdaq, subject to official notice of issuance;

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(k) Except for Purchaser Ordinary Shares (i) issued pursuant to the Transaction Financing, and (ii) to be issued pursuant to this Agreement, from the date of this Agreement through the Closing, no Purchaser Ordinary Shares shall have been issued to any Person in an amount or on terms other than those approved with the prior written consent of the Company;

(l) The Company shall have received the Resignation Letters of each of the directors and officers of Parent;

(m) The Closing Parent Cash shall be no less than $5,000,000; and

(n) Parent shall have taken all action necessary, including causing the executive officers of Parent to resign, so that the individuals serving as executive officers of Parent immediately after the Closing will be the same individuals (in the same offices) as those of the Company immediately prior to the Closing.

If the Closing occurs, all Closing conditions set forth in Section 10.1 and Section 10.3 that have not been fully satisfied as of the Closing will be deemed to have been waived by Company, and all closing conditions set forth in Section 10.2 above that have not been fully satisfied as of the Closing will be deemed to have been waived by Parent and Merger Sub.

ARTICLE XI
TERMINATION

11.1 Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time:

(a) by the mutual written consent of the Company and Parent duly authorized by each of their respective boards of directors;

(b) by Parent, if any of the representations or warranties of Holdings or the Company set forth in ARTICLE IV shall not be true and correct, or if the Company has failed to perform any covenant or agreement on the part of Holdings or the Company set forth in this Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Closing set forth in either Section 10.2(a), Section 10.2(b) or Section 10.2(c) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by Parent) by the earlier of (i) the Outside Date or (ii) 30 days after written notice thereof is delivered to the Company; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 11.1(b) if Parent or Merger Sub is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured.

(c) by the Company, if any of the representations or warranties of Parent, Purchaser or Merger Sub set forth in ARTICLE V shall not be true and correct, or if either Parent, Purchaser or Merger Sub has failed to perform any covenant or agreement on the part of Parent, Purchaser or Merger Sub set forth in this Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Closing set forth in either Section 10.3(a) or Section 10.3(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by the Company) by the earlier of (i) the Outside Date or (ii) 30 days after written notice thereof is delivered to Parent; provided that the Company is not then in breach of this Agreement so as to cause the conditions to Closing set forth in Section 10.3(a) or Section 10.3(b) from being satisfied;

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(d) by either the Company or Parent:

(i) on or after January 20, 2024(the “Outside Date”), if the Merger shall not have been consummated prior to the Outside Date; provided, however, that the right to terminate this Agreement under this Section 11.1(d)(i) shall not be available to a Party if the failure of the Merger to have been consummated on or before the Outside Date was due to such Party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement;

(ii) if any Order having the effect set forth in Section 10.1 shall be in effect and shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 11.1(d)(ii) shall not be available to a Party if such Order was due to such Party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement;

(iii) if any of Parent Proposals (other than Parent Proposals described in Section 9.4(e)(v)-(vii)) shall fail to receive Parent Required Vote for approval at Parent Shareholders’ Meeting (unless such Parent Shareholders Meeting has been adjourned, in which case at the final adjournment thereof); or

(e) by the Company if there has been a Modification in Recommendation.

(f) by Parent if the Holdings Shareholder Approval shall not have been obtained within five (5) Business Days of the delivery to the Holdings Shareholders of the Proxy statement/prospectus, provided that the termination right under this Section 11.1(f) shall be of no further force or effect if such Company Shareholder Approval is delivered to Parent prior to the termination of the Agreement (even if after the five (5) Business Day period provided above).

11.2 Effect of Termination.

(a) In the event of the termination of this Agreement as provided in Section 11.1 (other than termination pursuant to Section 11.1(a)), written notice thereof shall be given by the Party desiring to terminate to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall following such delivery become null and void (other than the provisions of Section 9.2 (excluding the last sentence of Section 9.2(a)), ARTICLE XII, ARTICLE XIII and this Section 11.2). For avoidance of doubt, the termination of this Agreement shall not affect the obligations of Parent or its Affiliates under the Non-Disclosure Agreement.

(b) In the event of the termination of this Agreement by Parent pursuant to Section 11.1(b) and Section 11.1(f), the Company shall be obligated to pay Parent, promptly after termination of this Agreement, (i) a break-up fee of $100,000 (the “Break-up Fee”) and (ii) all outstanding Parent Transaction Expenses as of the date of termination.

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(c) The Company and Parent acknowledge and agree that the Break-up Fee in Section 11.2(b) is (i) a fair and reasonable estimate of the actual damages suffered by Parent in the circumstances in which such Break-Up Fee is payable, as applicable, which amount would otherwise be impossible to calculate with precision, (ii) constitute liquidated damages hereunder and are not intended to be a penalty, and (iii) shall be the sole and exclusive remedy available to Parent against the Company in the circumstances in which such Break-Up Fee is payable; provided, however, that the limitations set forth in this Section 11.2(c)(iii) shall not apply to the liabilities arising from any fraud claims or to any Willful Breach of this Agreement occurring prior to such termination.

ARTICLE XII
INDEMNIFICATION

12.1 Survival. Subject to the other provisions in this ARTICLE XII, the representations and warranties concerning the Company and its Subsidiaries contained in ARTICLE IV and all covenants and agreements contained herein, shall survive the Closing and shall terminate at the close of business on the date that is twelve (12) months following the Effective Time (the “Indemnity Expiration Date”); provided, that any obligations under this ARTICLE XI shall not terminate at the applicable expiration date with respect to any claims for indemnification for which a Parent Indemnified Party (as defined below) has given proper notice to the party obligated to provide indemnification to such Parent Indemnified Party pursuant to Section 12.4 (the “Indemnifying Party”) in accordance with Section 12.3(a) before the applicable expiration date. There shall be no expiration date for claims based on fraud, intentional misrepresentation or Willful Breach by any party hereto.

12.2 Indemnification by the Company.

(a) Subject to the other provisions in this ARTICLE XII, the Company shall indemnify and defend Parent and its respective managers, officers, directors, employees, agents, successors and assigns (the “Parent Indemnified Parties”) against, and shall hold them harmless from, any and all costs, losses, damages, Liabilities, demands, actions or causes of action (including third party claims), interest, sanctions, settlements, reasonable fees and expenses (including reasonable legal, accounting and investigation fees and expenses) or other charges in connection with any of the foregoing or similar damages incurred, sustained or suffered by them (collectively, “Losses”); provided, that, except to the extent awarded to any third party in respect of a Third Party Claim (as defined below), in no event shall Losses include any damages that are consequential (including loss of profit or revenue), special or punitive (it being understood that “special” and “consequential (including loss of profit or revenue)” damages shall mean damages that were neither probable nor reasonably foreseeable), attributable to, resulting from, based upon or arising out of:

(i) any breach of, inaccuracy in or failure to be true and correct of any of the representations or warranties concerning Holdings, the Company and its Subsidiaries contained in ARTICLE IV of this Agreement or in any closing certificate delivered by the Company pursuant to this Agreement in each case as of the date made or at the date of the Closing;

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(ii) the breach or non-fulfillment of any covenant, undertaking, agreement or other obligation contained in this Agreement of Holdings, the Company or its Subsidiaries at or prior to the Closing; or

(iii) the fraud, intentional misrepresentation or Willful Breach of Holdings, the Company or its Subsidiaries at or prior to the Closing;

(b) Limitations on Indemnification.

(i) Notwithstanding the fact that any Parent Indemnified Party may have the right to assert claims for indemnification under or in respect of more than one section or subsection of this Agreement in respect of any fact, event, condition or circumstance, any amount of damages recovered under one section or subsection of this Agreement shall not be recovered more than once in response of the same Loss under another section or subsection of this Agreement.

(ii) The Company shall not have any liability for any Loss for which indemnification is sought to the extent that an adjustment covering such Loss actually reduced the amount of the Merger Consideration in accordance with Section 3.7 hereof.

12.3 Claim Procedure.

(a) Notice of Claims. If a claim for Losses (a “Claim”) is to be made by Parent Representative that does not involve a third party, Parent Representative shall give written notice (a “Claim Notice”) to the Company, and the Escrow Agent (in such capacity, the “Indemnifying Party”), which Claim Notice shall describe the claim for indemnification hereunder and specify in reasonable detail, to the extent known and reasonably quantifiable at such time, the amount or estimated amount of the Claim, which statement or estimate shall not be binding and may be revised, amended or modified upon notice to the Indemnifying Party. The failure of Parent Representative to give timely notice of a Claim hereunder shall not affect Parent Representative’s rights to indemnification hereunder. If the applicable Indemnifying Party disputes in writing its liability with respect to such Claim or the estimated amount of such Losses pursuant to this Section 12.3 within forty-five (45) days following delivery of such Claim Notice, the parties shall attempt in good faith to resolve such dispute; provided, that, if such dispute has not been resolved within thirty (30) days following notice of such dispute of the Claim Notice, then the amount of indemnification to which Parent Representative shall be entitled under this ARTICLE XII shall be determined by (i) the written agreement between Parent Representative and the Indemnifying Party through the use of good faith efforts to resolve such dispute or (ii) in accordance with Section 12.6 hereof. Following such determination of the amount of indemnification, or if the applicable Indemnifying Party notifies Parent Representative that it does not dispute the claim described in the Claim Notice or fails to respond within forty-five (45) days following receipt of such Claim Notice, such determination of the amount of indemnification or the Losses identified in the Claim Notice, as applicable, will be conclusively deemed a liability of the Indemnifying Party under Section 12.2(a), and Parent Representative shall forward to the Indemnifying Party written notice of any such sums due and owing by the Indemnifying Party, and the Seller Representative and Parent Representative shall, within three (3) Business Days after the date of such notice, provide joint written instructions to the Escrow Agent to distribute to Parent a number of Escrow Shares (and, after distribution of all Escrow Shares, other Escrow Property) with a value equal to such sums so due and owing (with each Escrow Share valued at the Redemption Price).

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(b) Third Party Claims.

(i) If Parent Representative receives notice of the assertion of any Claim or the commencement of any action by a third party or Governmental Authority with respect to a matter subject to indemnity hereunder (a “Third Party Claim”), notice thereof (a “Third Party Notice”) shall promptly be given to the applicable Indemnifying Party and the Escrow Agent, which Third Party Notice shall specify in reasonable detail the basis for any anticipated liability and specify in reasonable detail, to the extent known and reasonably quantifiable at such time, the amount or estimated amount of the Third-Party Claim, which statement shall not be binding and may be revised, amended or modified upon notice to the Indemnifying Party. The failure of Parent Representative to give timely notice of a Third Party Claim hereunder shall not affect such Indemnified Party’s rights to indemnification hereunder, except to the extent such delay or failure has a material prejudicial effect on the defenses or other rights available to the applicable Indemnifying Party. After receipt of a Third Party Notice, the Indemnifying Parties shall have the right, but not the obligation, by providing written notice to Parent Representative within forty-five (45) days of delivery of the Third Party Notice, to conduct and control through reputable counsel of its own choice (subject to the approval of Parent Representative, such approval not to be unreasonably withheld, conditioned or delayed) the defense, compromise or settlement (subject to the requirements set forth in Section 12.3(b)(ii) below) of any Third Party Claim, at the Indemnifying Party’s sole cost and expense to the extent the Indemnifying Party is obligated to indemnify Parent Representative or is otherwise liable to pay for such fees and expenses pursuant to Section 12.2; provided, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently in order to preserve its rights in this regard; and provided, further, that the Indemnifying Party shall not be entitled to conduct and control the defense thereof if such Third Party Claim, based on the remedy sought, (i) would reasonably be expected to result in an equitable order, judgment or term that would restrict the future activity of, or result in a material and adverse impact on, the ongoing business of the Indemnifying Party/Indemnified Party (as applicable) or any of their Affiliates, (ii) seeks equitable relief or (iii) relates to a criminal action or involves claims by a Governmental Authority. The Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any Third Party Claim as to which the Indemnifying Party has elected to conduct and control the defense, compromise or settlement thereof; provided, that, if Parent Representative reasonably determines that the interests of Indemnifying Party and Parent Representative are in material conflict with one another such that the Indemnifying Party could not adequately represent the interests of Parent Representative, then the Indemnifying Party shall also pay the reasonable and documented fees and expenses of one separate counsel of Parent Representative in connection with such Third Party Claim during such time as such a conflict exists. In the event, however, that the Indemnifying Party declines or does not timely elect to conduct and control the defense, compromise or settlement of any Third Party Claim or to employ reputable counsel reasonably satisfactory to Parent Representative, in either case within such forty-five (45) day period, or if the Indemnifying Party is not entitled to assume the defense of such claim in accordance with this Section 12.3(b), then the Indemnifying Party shall pay the reasonable and documented expenses of counsel for Parent Representative as incurred to the extent the Indemnifying Party is obligated to indemnify Parent Representative for such fees and expenses pursuant to Section 12.2(a); provided, however, that the Indemnifying Party shall not be required to pay the fees and disbursements of more than one firm for all Indemnified Parties in any claim.

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(ii) Subject to the last sentence of this Section 12.3(b)(ii), neither the Indemnifying Party nor Parent Representative, as the case may be, shall pay, compromise, settle or consent to the entry of any judgment with respect to which indemnification is being sought herein without the prior written consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed) unless each of the following conditions are satisfied: (A) such compromise, settlement or consent includes an unconditional release of the Indemnifying Party/Indemnified Party (as applicable) and its Representatives from all Liability arising out of such claim, (B) such compromise, settlement or consent does not contain any finding, admission or statement suggesting any wrongdoing, violation of applicable Law or Liability on behalf of the Indemnifying Party/Indemnified Party (as applicable) (other than monetary Liability of Parent Representative that will be paid or reimbursed by the Indemnifying Party) and (C) such settlement, compromise or consent does not contain any equitable order, judgment or term that would restrict the future activity of, or result in a material and adverse impact on, the ongoing business of the Indemnifying Party/Indemnified Party (as applicable) or any of their Affiliates. Notwithstanding the foregoing, if the Indemnifying Party is entitled to conduct and control the defense, compromise or settlement of any particular claim pursuant to this Section 12.3(b), but elects not to do so (or fails to provide timely notice of such election) or if the Indemnifying Party is otherwise prohibited from doing so pursuant to clauses (i) through (iii) of Section 12.3(b)(i), Parent Representative may pay, compromise, settle or consent to the entry of any judgment with respect to such Third Party Claim and shall be entitled to indemnification from the Indemnifying Party for any and all Losses based upon, arising from or relating to such Third Party Claim in accordance with the terms of this ARTICLE XII.

(iii) The Indemnifying Party shall at all times use commercially reasonable efforts to keep Parent Representative reasonably apprised of the status of the defense of any matter the defense of which it is maintaining and to reasonably cooperate in good faith with each other with respect to the defense of any such matter and shall furnish such records and other information as may be reasonably requested by the Indemnifying Party or Parent Representative (as the case may be) in connection therewith.

(iv) Parent Representative and the Indemnifying Parties shall use their commercially reasonable efforts to avoid production of confidential information (consistent with applicable Law) and to cause all communications among employees, counsel and others representing any party to a Third Party Claim to be made so as to preserve any applicable attorney-client or work-product privileges.

12.4 Indemnification Payments. Any indemnification payment made by the Company under this ARTICLE XII shall be treated as an adjustment to the Merger Consideration for Tax purposes.

12.5 Sole Recourse; Payments from Escrow Account.

(a) Any release of Escrow Shares from the Escrow Account pursuant to Section 12.5(a) shall be subject to the terms of the Escrow Agreement. Parent will promptly cancel any Escrow Shares distributed to it by the Escrow Agent pursuant to this ARTICLE XII promptly after its receipt thereof.

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(b) Any Escrow Shares remaining in the Escrow Account following the release of Escrow Shares in accordance with Section 3.7(d) shall be released on the Indemnity Expiration Date in accordance with the terms of the Escrow Agreement, provided, however, that the Escrow Agent shall not release from the Escrow Account the number of Escrow Shares equal to Parent Representative’s good faith estimate of the cumulative amount of all damages then in dispute in any Claim for damages of any Parent Indemnified Party (the “Pending Claim Holdback Amount”). If it is finally determined pursuant to Section 12.3 that no Parent Indemnified Party is entitled to any portion of the Pending Claim Holdback Amount or any portion of the Pending Claim Holdback Amount is not used to set-off against any such pending Claims (the “Pending Claim Holdback Excess”), the Escrow Agent shall issue to each Company Shareholder its Pro Rata Share of the Pending Claim Holdback Excess pursuant to the terms of the Escrow Agreement.

12.6 Exclusive Remedy. The Parties acknowledge and agree that, following the Closing, (a) the indemnification obligations of the Company under this ARTICLE XII and the remedies set forth herein shall constitute the sole and exclusive monetary remedy of Parent Indemnified Parties for any breach of, inaccuracy in or failure to be true and correct of any representation or warranty concerning the Company set forth in this Agreement, and any breach, non-fulfillment or default in the performance of any covenant, undertaking, agreement or other obligation of the Company set forth in this Agreement; provided, however, that nothing contained herein shall limit the remedies available to any party for breach of any representation or warranty, covenant or agreement with respect to any other agreement to be entered into in connection herewith, including the Transaction Documents.

12.7 Claims Unaffected by Investigation. The right of a Parent Indemnified Party to indemnification or to assert or recover on any claim shall not be affected by any investigation conducted with respect to, or any information received or knowledge acquired (or capable of being received or acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy of or compliance with any of the representations, warranties, covenants or agreements set forth in this Agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, shall not affect the right to indemnification or other remedy based on such representations, warranties, covenants or agreements.

ARTICLE XIII
MISCELLANEOUS

13.1 Amendment or Supplement. This Agreement may only be amended, modified or supplemented by a duly authorized written agreement signed by each of the Parties.

13.2 Extension of Time, Waiver, Etc. At any time prior to the Effective Time, any Party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other Parties hereto, (b) extend the time for the performance of any of the obligations or acts of any other Parties hereto or (c) waive compliance by the other Parties with any of the agreements contained herein or any of such Party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

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13.3 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the other Parties. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 13.3 shall be null and void.

13.4 Counterparts; Facsimile; Electronic Transmission. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

13.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Non-Disclosure and Confidentiality Agreement, and the Transaction Documents (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof and (b) are not intended to and shall not confer any rights upon any Person other than the Parties.

13.6 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof; provided that matters that as a matter of the Laws of the Cayman Islands are required to be governed by the law of the Cayman Islands (including, without limitation, the effects of the Merger and Reincorporation Merger and the fiduciary duties that may apply to the directors and officers of the Parent, the Purchaser, Holdings, the Reincorporation Merger Surviving Corporation and/or the Surviving Corporation) shall be governed by, and construed in accordance with, the Laws of the Cayman Islands, without regard to Laws that may be applicable under conflicts of laws principles that would cause the application of the Laws of any jurisdiction other than the Cayman Islands. Subject to the previous sentence and to Section 3.7, all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the State of New York (or in any appellate court thereof) (the “Specified Courts”). Subject to Section 3.7, each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 13.10. Nothing in this Section 13.6 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

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13.7 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.7.

13.8 Specific Enforcement.

(a) The Parties hereby agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement (including failing to take such actions as are required of it hereunder to consummate the Merger or the other Transactions) is not performed in accordance with its specific terms or is otherwise breached. Accordingly, the Parties agree that each Party shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in accordance with Section 13.6, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at Law or in equity (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy).

(b) Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity. Any Party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such Order or injunction.

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13.9 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), by 5:00PM Eastern Time on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery, (b) when sent by email (with written confirmation of transmission) if by 5:00PM Eastern Time on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such written confirmation; (c) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepared; or (d) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses (or to such other address as a Party may have specified by notice given to the other Parties pursuant to this Section 13.9):

If to Parent, Purchaser and/or Merger Sub:

Technology & Telecommunication Acquisition Corporation
C3-2-23A, Jalan 1/152, Taman OUG Parklane
Off Jalan Kelang Lama
58200 Kuala Lumpur, Malaysia
Attention: Tek Che Ng
E-mail: tekche.ng@tete-acquisition.com

with a copy to (which shall not constitute notice):

Loeb & Loeb
345 Park Avenue, 19th Floor
New York, NY 10154
Attention: Mitchell S. Nussbaum, Esq.
E-mail: mnussbaum@loeb.com

If to Holdings or the Company:

Super Apps Holdings Sdn. Bhd.
L5-07 Level 5, Wisma BU8, No. 11
Lebuh Bandar Utama
Bandar Utama, 47800 Petaling Jaya Selangor Malaysia
Attention: Mr. Loo See Yuen
E-mail keith.loo@bradburyam.com

with a copy to (which shall not constitute notice):

The Law Offices of Jenny Chen-Drake
1441 New Highway 96 West, Suite 2, #123
Franklin, Tennessee 37064
Attention: Jenny Chen-Drake
Email: jchendrake@gmail.com

13.10 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

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13.11 Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a Party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity. The exercise by a Party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

13.12 Waiver. Holdings, the Company and the Seller Representative understand that Parent has established the Trust Account for the benefit of the Public Shareholders and the underwriters of the IPO pursuant to the Trust Agreement and that Parent may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement and Parent Organizational Documents. For and in consideration of Parent agreeing to enter into this Agreement, Holdings, the Company, the Seller Representative and the Holdings Shareholders hereby agree that they do not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agree that they will not seek recourse against the Trust Account for any claim they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Parent.

13.13 Definitions. As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Affiliate” means, as to any Person, any (i) officer or director of such Person, (ii) spouse, parent, sibling or descendant (including adopted or stepchildren) of such Person (or a spouse, parent, sibling or descendant (including adopted or stepchildren) of any director or officer of such Person), and (iii) any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall include the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Fully Diluted Holdings Ordinary Shares” means, without duplication, (a) the aggregate number of Holdings Ordinary Shares that are issued and outstanding immediately prior to the Effective Time, minus (b) the Holdings Ordinary Shares held in treasury outstanding immediately prior to the Effective Time.

“Amended and Restated Memorandum and Articles of Association” means Parent’s amended and restated memorandum and articles of association, governed by Cayman Companies Act, as amended from time-to-time.

“Alternative Transaction” mean any of the following transactions involving Holdings, the Company or Parent (other than the transactions contemplated by this Agreement): (i) any merger, acquisition consolidation, recapitalization, share exchange, business combination or other similar transaction, public investment or public offering, or (ii) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such Person (other than sales of inventory in the Ordinary Course) or any class or series of the capital stock, membership interests or other equity interests of the Company or Parent in a single transaction or series of transactions (other than the Transaction Financing).

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“Assets” means, with respect to any Person, all of the assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, owned, leased, subleased or licensed by such Person.

“Business Day” means a day except a Saturday, a Sunday or any other day on which the Securities and Exchange Commission or banks in the City of New York are authorized or required by Law to be closed.

“Cayman Registrar” has the meaning provided in Section 1.2.

“Class A Parent Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, that were issued in connection with Parent’s IPO.

“Class B Parent Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of Parent initially issued to the Sponsor in a private placement prior to the IPO, which will automatically convert into Purchaser Class B Ordinary Shares at the Reincorporation Merger Effective Time and then into Reincorporation Merger Surviving Corporation Class A Ordinary Shares upon consummation of the Merger at the Effective Time.

“Cayman Companies Act” means the Companies Act (Revised) of the Cayman Islands (as the same may be amended from time to time).

“Closing Company Indebtedness” means, as of the Reference Time, the aggregate Indebtedness of the Company.

“Closing Company Cash” means, as of the Reference Time, the aggregate cash and cash equivalents of the Company on hand or in bank accounts, including deposits in transit, minus the aggregate amount of outstanding and unpaid checks issued by or on behalf of the Company as of such time.

“Closing Net Indebtedness” means, as of the Reference Time, (i) the aggregate amount of all Closing Company Indebtedness of the Company, less (ii) the Closing Company Cash, in each case of clauses (i) and (ii), on a consolidated basis and as determined in accordance with IFRS.

“Closing Parent Cash” means the Trust Amount plus the Financing Amount actually received by Parent prior to or substantially concurrently with Closing (before payment of Parent Transaction Expenses).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company Ordinary Shares” means ordinary shares of the Company of RM 2.00 each.

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“Company Material Adverse Effect” means any change, development, circumstance, effect, event or fact that has had, or would reasonably be expected to have, a material adverse effect upon the financial condition, business, liabilities or results of operations of Holdings, the Company and its Subsidiaries, taken as a whole; provided, however, that any change, development, circumstance, effect, event or fact arising from or related to: (i) conditions affecting the economy, financial, credit, debt, capital, or securities markets generally (including with respect to or as a result of COVID-19), (ii) global, national or regional political conditions, including national or international hostilities, acts of terror or acts of war, sabotage or terrorism or military actions or any escalation or worsening of any hostilities, acts of war, sabotage or terrorism or military actions, (iii) changes or proposed changes in IFRS or GAAP, (iv) changes or proposed changes in any Law or other binding directives issued by any Governmental Authority, (v) general conditions in the industry in which Holdings, the Company and its Subsidiaries operate (including with respect to or as a result of COVID-19), (vi) actions or omissions taken by Parent or its Affiliates, (vii) actions or omissions taken by Holdings, the Company or any of its Subsidiaries that is required by this Agreement or any Transaction Document or taken with the prior written consent of Parent, (viii) the public announcement of the Transactions or the identity of Parent or the Company in connection with the Transaction, (ix) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the event that caused such failure may be taken into account in determining whether a “Company Material Adverse Effect” has occurred), (x) pandemics, earthquakes, hurricanes, tornados or other natural disasters, or (xi) the failure by the Company to take any action that is prohibited by this Agreement unless Parent has consented in writing to the taking thereof, shall not be taken into account in determining whether a “Company Material Adverse Effect” has occurred, unless, such change, development, circumstance, effect, event or fact has a disproportionate effect on Holdings, the Company and its Subsidiaries, taken as a whole, compared to other Persons in the industry or geographic regions in which Holdings, the Company or its Subsidiaries conducts business, but only to the extent of such disproportionate effect.

“Company Transaction Expenses” means (i) the fees and disbursements of outside counsel to the Company incurred in connection with the Transactions and (ii) the fees and expenses of any other agents, advisors, consultants, experts, financial advisors, accountants and other service providers engaged by the Company in connection with the Transactions.

“Contingent Consideration Objection Statement” has the meaning provided in Section 3.8(c).

“Contingent Merger Consideration Calculation Statement” has the meaning provided in Section 3.8(a).

“Contingent Shares” has the meaning provided in Section 3.8(a).

“Contracts” means any and all written and oral agreements, contracts, deeds, arrangements, purchase orders, binding commitments and understandings, and other instruments and interests therein, and all amendments thereof.

“CRPM” has the meaning provided in Section 1.2.

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“Disclosure Schedules” means the Disclosure Schedules delivered to Parent by the Company on the date hereof.

“Earn-Out Quarter” has the meaning provided in Section 3.8(a).

“Environmental and Safety Requirements” means all Laws and Orders concerning public health and safety, worker health and safety, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means the quotient obtained by dividing (a) the Per Share Merger Consideration by (b) $10.00.

“Financing Amount” means the proceeds of the Transaction Financing as set forth in the Financing Agreements.

“Fundamental Representations” means the representations and warranties of the Company set forth in Section 4.1 (Organization, Qualification and Standing.), Section 4.2 (Authority; Enforceability), Section 4.5(a) (Capitalization), and Section 4.27 (Brokers and Other Advisors).

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any United States, non-United States or multi-national government entity, body or authority, including (i) any United States federal, state or local government (including any town, village, municipality, district or other similar governmental or administrative jurisdiction or subdivision thereof, whether incorporated or unincorporated), (ii) any non-United States or multi-national government or governmental authority or any political subdivision thereof, (iii) any United States, non-United States or multi-national regulatory or administrative entity, authority, instrumentality, jurisdiction, agency, body or commission, exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, including any court, tribunal, commission or arbitrator, (iv) any self-regulatory organization or (v) any official of any of the foregoing acting in such capacity.

“Holdings Shareholders” means the holders of the Holdings Ordinary Shares.

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“Indebtedness” means without duplication, the following obligations of a Person, whether or not contingent, in respect of: (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs and prepayment and other penalties, (b) any obligation evidenced by bonds, debentures, notes, or other similar instruments, (c) any reimbursement obligation with respect to mortgages, letters of credit (including standby letters of credit to the extent drawn upon), bankers’ acceptances or similar facilities issued for the account of the Company or its Subsidiaries (inclusive of any current portion thereof), and (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the Ordinary Course), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all obligations of such Person under leases required to be accounted for as capital leases under IFRS (as defined below), (h) all guarantees by such Person, (i) any agreement to incur any of the same, and (j) any obligation of the type referred to in clauses (a) through (i) of another Person the payment of which Holdings, the Company or any of its Subsidiaries has guaranteed or for which Holdings, the Company or any of its Subsidiaries is responsible or liable, directly or indirectly, jointly or severally, as obligor or guarantor.

“Insiders” means Parent’s Sponsor, officers, directors and any holder of Parent Ordinary Shares named on the signature page to the Insider Letter Agreement.

“Intellectual Property” means all of the worldwide intellectual property and proprietary rights associated with any of the following, whether registered, unregistered or registrable, to the extent recognized in a particular jurisdiction: (a) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (b) discoveries, ideas, Know-How, systems, technology, whether patentable or not, and all issued patents, industrial designs, and utility models, and all applications pertaining to the foregoing, in any jurisdiction, including re-issues, continuations, divisionals, continuations-in-part, re-examinations, renewals, extensions, and other extension of legal protestation pertaining thereto; (c) trade secrets and other rights in confidential and other nonpublic information that derive economic value from not being generally known and not being readily ascertainable by proper means, including the right in any jurisdiction to limit the use or disclosure thereof; (d) software; (e) copyrights in writings, designs, software, mask works, content and any other original works of authorship in any medium, including applications or registrations in any jurisdiction for the foregoing; (f) data and databases; and (g) internet websites, domain names and applications and registrations pertaining thereto as well as social media accounts and respective social media identifiers.

“IPO” means the initial public offering of Parent pursuant to a prospectus dated January 14, 2022 (the “Prospectus”).

“Key Employee” means each of Loo See Yuen, Wan Heng Chee, Han Yek Yong and Tan Sri Suleiman Bin Mohamed.

“Know-How” means all information, unpatented inventions (whether or not patentable), improvements, practices, algorithms, formulae, trade secrets, techniques, methods, procedures, knowledge, results, protocols, processes, models, designs, drawings, specifications, materials and any other information related to the development, marketing, pricing, distribution, cost, sales and manufacturing of products.

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“Knowledge” means, in the case of any Person that is not an individual, with respect to any matter in question, the actual knowledge, after due inquiry, of such Person’s executive officers.

“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, ordinance, code, rule or regulation, issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liability” means any known liability, obligation or commitment of any nature whatsoever, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Lien” means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, third-party-claim, encroachment, encumbrance, right-of-way, option, or other similar arrangement or interest in real or personal property, but excluding Intellectual Property licenses and covenants not to sue.

“Losses” mean any claims, losses, royalties, Liabilities, damages, deficiencies, interest and penalties, costs and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any Proceeding).

“Merger Consideration” has the meaning provided in Section 3.1.

“Merger Sub Ordinary Shares” means the ordinary shares, par value $1.00 per share, of Merger Sub.

“Nasdaq” means The Nasdaq Global Market.

“Non-Disclosure Agreement” means that certain Non-Disclosure and Confidentiality Agreement dated as of August 2, 2022 by and between Parent and the Company.

“Non-U.S. Subsidiaries” has the meaning provided in Section 8.1(e).

“Order” means any order, decision, ruling, charge, writ, judgment, injunction, decree, stipulation, award or binding determination issued, promulgated or entered by or with any Governmental Authority.

“Ordinary Course” means in the ordinary course of business of the Person, consistent with past practice before the date hereof.

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“Organizational Documents” means the memorandum and articles of association or certificate or articles of incorporation and bylaws of a Person, as in effect from time to time including any amendments thereto.

“Parent Dissenting Shares” has the meaning provided in Section 1.11.

“Parent Dissenting Shareholder” has the meaning provided in Section 1.11.

“Parent Excluded Shares” has the meaning provided in Section 1.6(d).

“Parent Financial Statements” means, collectively, the financial statements and notes contained or incorporated by reference in Parent SEC Documents and the Additional Parent SEC Documents.

“Parent Material Adverse Effect” means any change, development, circumstance, effect, event or fact that has had, or would reasonably be expected to have, a material adverse effect upon the financial condition, business, liabilities or results of operations of Parent and its Subsidiaries, taken as a whole; provided, however, that any change, development, circumstance, effect, event or fact arising from or related to: (i) conditions affecting the economy, financial, credit, debt, capital, or securities markets generally (including with respect to or as a result of COVID-19), (ii) global, national or regional political conditions, including national or international hostilities, acts of terror or acts of war, sabotage or terrorism or military actions or any escalation or worsening of any hostilities, acts of war, sabotage or terrorism or military actions, (iii) changes or proposed changes in GAAP, (iv) changes or proposed changes in any Law or other binding directives issued by any Governmental Authority, (v) general conditions in the industry in which Parent and its Subsidiaries operate (including with respect to or as a result of COVID-19), (vi) actions or omissions taken by the Company or its Affiliates, (vi) actions or omissions taken by Parent or any of its Subsidiaries that is required by this Agreement or any Transaction Document or taken with the prior written consent of the Company, (vii) the public announcement of the Transactions or the identity of Parent or the Company in connection with the Transaction, (viii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the event that caused such failure may be taken into account in determining whether a “Parent Material Adverse Effect” has occurred) or (ix) the failure by Parent to take any action that is prohibited by this Agreement unless the Company has consented in writing to the taking thereof, shall not be taken into account in determining whether a “Parent Material Adverse Effect” has occurred, unless, such change, development, circumstance, effect, event or fact has a disproportionate effect on Parent and its Subsidiaries, taken as a whole, compared to other Persons in the industry or geographic regions in which Parent or its Subsidiaries conducts business, but only to the extent of such disproportionate effect.

“Parent Ordinary Shares” means the Class A Parent Ordinary Shares and the Class B Parent Ordinary Shares, collectively.

“Parent Preferred Shares” means the preference shares of Parent, par value $0.0001.

“Parent Public Shares” means Class A Parent Ordinary Shares issued as a component of Parent Units.

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“Parent Public Shareholders” the shareholders of Parent who purchased Parent Units in the IPO.

“Parent ROM” has the meaning provided in Section 1.6(a)(i).

“Parent Share Redemption” means the election of an eligible (as determined in accordance with Parent’s Organizational Documents) holder of Parent Ordinary Shares to redeem all or a portion of Parent Ordinary Shares held by such holder at a per-share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account (including any interest earned on the funds held in the Trust Account but net of taxes payable) (as determined in accordance with Parent’s Organizational Documents) in connection with Parent Proposals.

“Parent Share Redemption Amount” means the aggregate amount payable with respect to all Parent Share Redemptions.

“Parent Shareholder” means the holders of Parent Shares.

“Parent Shareholder Meeting” the meeting of holders of Parent Shares to be called for the purpose of soliciting proxies from the holders of Parent Shares to, among other things, vote in favor of the adoption of this Agreement, the approval of the Merger and the other Parent Proposals.

“Parent Shares” means the Class A Parent Ordinary Shares, the Class B Parent Ordinary Shares and the Parent Preferred Shares, collectively.

“Parent Transaction Expenses” means all fees, expenses and disbursements incurred by or on behalf of Merger Sub or Parent for outside counsel, agents, advisors, consultants, experts, financial advisors and other service providers engaged by or on behalf of Parent or Merger Sub in connection with the Transactions.

“Parent Unit” means a unit of Parent comprised of (a) one Parent Ordinary Share, and (b) one Parent Warrant.

“Parent Warrant” means the redeemable warrants included as a component of Parent Units.

“Per Share Merger Consideration” means the quotient obtained by dividing (a) the Merger Consideration by (b) the number of Aggregate Fully Diluted Company Ordinary Shares.

“Permit” means any permit, license, authorization, registration, franchise, approval, consent, certificate, variance and similar right obtained, or required to be obtained for the conduct of the Company’s business as currently conducted, from any Governmental Authority.

“Permitted Liens” means only (a) Liens for Taxes not yet due and delinquent or being contested in good faith by appropriate proceedings and for which appropriate and adequate reserves have been created in the applicable financial statements; (b) workers or unemployment compensation Liens arising in the Ordinary Course; (c) mechanic’s, materialman’s, supplier’s, vendor’s or similar Liens arising in the Ordinary Course securing amounts that are past due and being contested in good faith, and for which appropriate and adequate reserves have been created in the applicable financial statements, or not delinquent; (d) zoning ordinances, easements and other restrictions of legal record affecting real property which would be revealed by a survey or a search of public records and would not, individually or in the aggregate, materially interfere with the value or usefulness of such real property to the respective businesses of the Company or any of its Subsidiaries as presently conducted; (e) title of a lessor under a capital or operating lease; (f) Liens arising under Indebtedness to be paid at Closing; (g) Liens imposed by applicable securities Laws; (h) such imperfections of title, easements, encumbrances, Liens or restrictions that do not materially impair or interfere with the current use of the Company’s or its Subsidiary’s Assets that are subject thereto; and (i) rights of first refusal, rights of first offer, proxy, voting trusts, voting agreements or similar arrangements.

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“Person” means an individual, a corporation, a limited liability company, a partnership, an association, joint stock company, joint venture, a trust or any other entity, including a Governmental Authority.

“PFIC” has the meaning provided in Section 8.1(e).

“Proceeding” means any action, suit, proceeding, complaint, claim, charge, hearing, labor dispute, inquiry or investigation before or by a Governmental Authority or an arbitrator.

“Pro Rata Share” means with respect to each Holdings Shareholder, a fraction expressed as a percentage equal to (i) the portion of the Merger Consideration payable by Parent to such Holdings Shareholder in accordance with the terms of this Agreement, divided by (ii) the total Merger Consideration payable by Parent to all Holdings Shareholders in accordance with the terms of this Agreement.

“Purchaser Class A Ordinary Shares” or “Reincorporation Merger Surviving Corporation Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, in the authorized share capital of the Reincorporation Merger Surviving Corporation at the Reincorporation Merger Effective Time.

“Purchaser Class B Ordinary Shares” or “Reincorporation Merger Surviving Corporation Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, in the authorized share capital of the Reincorporation Merger Surviving Corporation at the Reincorporation Merger Effective Time.

“Purchaser Preferred Shares” or “Reincorporation Merger Surviving Corporation Preferred Shares” means the preference shares, par value $0.0001 per share, in the authorized share capital of the Reincorporation Merger Surviving Corporation at the Reincorporation Merger Effective Time.

“Purchaser Ordinary Shares” means the ordinary shares, par value $1.00 per share, of Purchaser.

“Purchaser Preferred Shares” or “Reincorporation Merger Surviving Corporation Preferred Shares” means the preference shares of Reincorporation Merger Surviving Corporation, par value $0.0001 in the authorized share capital of the Reincorporation Merger Surviving Corporation at the Reincorporation Merger Effective Time.

“Purchaser Warrants” or “Reincorporation Merger Surviving Corporation Warrants” means all the Parent Warrants upon their conversion into rights to Purchase Ordinary Shares in the Reincorporation Merger.

“RC Authorization Notice” has the meaning provided in Section 1.11.

“RC Written Objection” has the meaning provided in Section 1.11.

“Reference Time” means the close of business of the Company on the Closing Date (but without giving effect to the transactions contemplated by this Agreement, including any payments by Parent hereunder to occur at the Closing, but treating any obligations in respect of Indebtedness, Company Transaction Expenses or other liabilities that are contingent upon the consummation of the Closing as currently due and owing without contingency as of the Reference Time).

“Reincorporation Merger” has the meaning provided in the recitals.

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“Reincorporation Merger Effective Time” has the meaning provided in Section 1.2.

“Reincorporation Merger Surviving Corporation Ordinary Shares” means the Reincorporation Merger Surviving Corporation Class A Ordinary Shares and the Reincorporation Merger Surviving Corporation Class B Ordinary Shares, collectively.

“Reincorporation Merger Surviving Corporation Shares” means the Reincorporation Merger Surviving Corporation Class A Ordinary Shares, the Reincorporation Merger Surviving Corporation Class B Ordinary Shares and the Reincorporation Merger Surviving Corporation Preferred Shares collectively.

“Representative” means, with respect to any Person, each of such Person’s Affiliates and its and their directors, officers, and employees, shareholders (if such Person is a corporation, a company limited by shares or similar entity), participants or members (if such Person is a limited liability company or similar entity), partners (if such person is a partnership or similar entity), attorneys-in-fact, financial advisers, counsel, and other agents and third-party representatives, including independent contractors such as sales representatives, consultants, intermediaries, contractors, and distributors and anyone acting on behalf of the Person.

“Revenue Achieved” has the meaning provide in Section 3.8(a).

“Revenue Target” has the meaning provide in Section 3.8(b).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sensitive Data” means all confidential information, classified information, proprietary information, trade secrets and any other information, the security or confidentiality of which is protected by Law or Contract, that is collected, maintained, stored, transmitted, used, disclosed or otherwise processed by the Company. Sensitive Data also includes “personal data”, which is information held, stored, collected, transmitted, transferred (including cross-border transfers), disclosed, sold or used by the Company or its Subsidiaries that is defined as “personal data,” “personally identifiable information,” “personal information” or similar term under any applicable Laws.

“Subsidiary” when used with respect to any Party, shall mean any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such Party in such Party’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or IFRS, as applicable, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such Party or one or more Subsidiaries of such Party or by such Party and one or more Subsidiaries of such Party. For the avoidance of doubt, OneShop Retail shall be considered a Subsidiary of the Company for purposes of this Agreement.

“Tax” or “Taxes” means any and all federal, state, local, non-U.S. and other taxes, levies, fees, imposts, duties and charges of whatever kind in the nature of a tax (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), including taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, utility, unemployment compensation, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties, whether disputed or not.

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“Tax Return” means all returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment, claim for refund or collection of any Tax, including any amendment or attachment thereto.

“Transaction Documents” refers, collectively, to this Agreement, the Registration Rights Agreement, the Lock-up Agreement, and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed in connection with the transactions contemplated hereby.

“Transactions” refers collectively to the transactions contemplated by this Agreement and the other Transaction Documents, including the Merger.

“Trust Amount” means the amount of cash available in the Trust Account following Parent Shareholder Meeting, after deducting the amount required to satisfy Parent Share Redemption Amount (but prior to payment of (x) any deferred underwriting commissions being held in the Trust Account, and (y) any Parent Transaction Expenses (including transaction expenses incurred, accrued, paid or payable by Parent’s Affiliates on Parent’s behalf), as contemplated by Section 9.8).

“Willful Breach” means, with respect to any agreement, a party’s knowing and intentional material breach of any of its representations or warranties as set forth in such agreement, or such party’s material breach of any of its covenants or other agreements set forth in such agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of such agreement.

13.14 Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein and all rules and regulations promulgated thereunder, unless the context requires otherwise. References to a Person are also to its permitted successors and assigns. The word “or” shall not be exclusive. Any reference in this Agreement to a “day” or a number of “days” (without explicit reference to “Business Days”) shall be interpreted as a reference to a calendar day or number of calendar days. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day. All references to “$” or “dollars” shall mean United States Dollars.

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(b) The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

13.15 Parent Representative.

(a) The Parent, on behalf of itself and its Subsidiaries, successors and assigns, by execution and delivery of this Agreement, hereby irrevocably appoints the Sponsor, in the capacity as Parent Representative, as each such Person’s agent, attorney-in-fact and representative, with full power of substitution to act in the name, place and stead of such Person, to act on behalf of such Person from and after the Closing in connection with: (i) controlling and making any determinations with respect to the post-Closing Merger Consideration adjustments under Section 3.7; (ii) acting on behalf of such Person under the Escrow Agreement; (iii) terminating, amending or waiving on behalf of such Person any provision of this Agreement or any Transaction Documents to which Parent Representative is a party or otherwise has rights in such capacity (together with this Agreement, the “Parent Representative Documents”); (iv) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under any Parent Representative Documents; (v) employing and obtaining the advice of legal counsel, accountants and other professional advisors as Parent Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as Parent Representative and to rely on their advice and counsel; (vi) incurring and paying reasonable out-of-pocket costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other reasonable out-of-pocket fees and expenses allocable or in any way relating to such transaction or any indemnification claim; and (vii) otherwise enforcing the rights and obligations of any such Persons under any Parent Representative Documents, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person; provided, that the Parties acknowledge that Parent Representative is specifically authorized and directed to act on behalf of, and for the benefit of, the holders of Parent Securities (other than the Holdings Shareholders immediately prior to the Effective Time and their respective successors and assigns). All decisions and actions by Parent Representative shall be binding upon Parent and its Subsidiaries, successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 13.15 are irrevocable and coupled with an interest. The Parent Representative hereby accepts its appointment and authorization as Parent Representative under this Agreement.

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(b) The Parent Representative shall not be liable for any act done or omitted under any Parent Representative Document as Parent Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Parent shall indemnify, defend and hold harmless Parent Representative from and against any and all losses incurred without gross negligence, bad faith or willful misconduct on the part of Parent Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of Parent Representative’s duties under any Parent Representative Document, including the reasonable fees and expenses of any legal counsel retained by Parent Representative. In no event shall Parent Representative in such capacity be liable hereunder or in connection herewith for any indirect, punitive, special or consequential damages. The Parent Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on Parent Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, Parent Representative shall have the right at any time and from time to time to select and engage, at the cost and expense of Parent, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses, as Parent Representative may deem necessary or appropriate from time to time. All of the indemnities, immunities, releases and powers granted to Parent Representative under this Section 13.15 shall survive the Closing and continue indefinitely.

(c) The Person serving as Parent Representative may resign upon ten (10) days’ prior written notice to Parent and the Seller Representative, provided, that Parent Representative appoints in writing a replacement Parent Representative. Each successor Parent Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Parent Representative, and the term “Parent Representative” as used herein shall be deemed to include any such successor Parent Representatives.

13.16 Seller Representative.

(a) Each Holdings Shareholder, on behalf of itself and its successors and assigns, hereby irrevocably constitutes and appoints Loo See Yuen, in his capacity as the Seller Representative, as the true and lawful agent and attorney-in-fact of such Persons with full powers of substitution to act in the name, place and stead of thereof with respect to the performance on behalf of such Person under the terms and provisions of this Agreement and the Transaction Documents to which the Seller Representative is a party or otherwise has rights in such capacity (together with this Agreement, the “Seller Representative Documents”), as the same may be from time to time amended, and to do or refrain from doing all such further acts and things, and to execute all such documents on behalf of such Person, if any, as the Seller Representative will deem necessary or appropriate in connection with any of the transactions contemplated under the Seller Representative Documents, including: (i) controlling and making any determinations with respect to the post-Closing Merger Consideration adjustments under Section 3.7; (ii) acting on behalf of such Person under the Escrow Agreement; (iii) terminating, amending or waiving on behalf of such Person any provision of any Seller Representative Document (provided, that any such action, if material to the rights and obligations of the Holdings Shareholders in the reasonable judgment of the Seller Representative, will be taken in the same manner with respect to all Holdings Shareholders unless otherwise agreed by each Holdings Shareholder who is subject to any disparate treatment of a potentially material and adverse nature); (iv) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under any Seller Representative Document; (v) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Seller Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Seller Representative and to rely on their advice and counsel; (vi) incurring and paying reasonable costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other reasonable fees and expenses allocable or in any way relating to such transaction or any indemnification claim, whether incurred prior or subsequent to Closing; (vii) receiving all or any portion of the consideration provided to the Holdings Shareholders under this Agreement and to distribute the same to the Holdings Shareholders in accordance with their Pro Rata Share; and (viii) otherwise enforcing the rights and obligations of any such Persons under any Seller Representative Document, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person. All decisions and actions by the Seller Representative shall be binding upon each Holdings Shareholder and their respective successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 13.16 are irrevocable and coupled with an interest. The Seller Representative hereby accepts its appointment and authorization as the Seller Representative under this Agreement.

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(b) Any other Person, including Parent Representative, Parent, Holdings and the Company may conclusively and absolutely rely, without inquiry, upon any actions of the Seller Representative as the acts of the Holdings Shareholders under any Seller Representative Documents. The Parent Representative, Parent, Holdings and the Company shall be entitled to rely conclusively on the instructions and decisions of the Seller Representative as to (i) any payment instructions provided by the Seller Representative or (ii) any other actions required or permitted to be taken by the Seller Representative hereunder, and no Holdings Shareholder shall have any cause of action against Parent Representative, Parent, Holdings, the Company or any other Indemnified Party for any action taken by any of them in reliance upon the instructions or decisions of the Seller Representative. The Parent Representative, Parent, Holdings, the Company and the other Indemnified Parties shall not have any Liability to any Holdings Shareholder for any allocation or distribution among the Holdings Shareholders by the Seller Representative of payments made to or at the direction of the Seller Representative. All notices or other communications required to be made or delivered to a Holdings Shareholder under any Seller Representative Document shall be made to the Seller Representative for the benefit of such Holdings Shareholder, and any notices so made shall discharge in full all notice requirements of the other Parties hereto or thereto to such Holdings Shareholder with respect thereto. All notices or other communications required to be made or delivered by a Holdings Shareholder shall be made by the Seller Representative (except for a notice under Section 13.16(d) of the replacement of the Seller Representative).

(c) The Seller Representative will act for the Holdings Shareholders on all of the matters set forth in this Agreement in the manner the Seller Representative believes to be in the best interest of the Holdings Shareholders, but the Seller Representative will not be responsible to the Holdings Shareholders for any losses that any Holdings Shareholder may suffer by reason of the performance by the Seller Representative of the Seller Representative’s duties under this Agreement, other than losses arising from the bad faith, gross negligence or willful misconduct by the Seller Representative in the performance of its duties under this Agreement. From and after the Closing, the Holdings Shareholders shall jointly and severally indemnify, defend and hold the Seller Representative harmless from and against any and all losses reasonably incurred without gross negligence, bad faith or willful misconduct on the part of the Seller Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of the Seller Representative’s duties under any Seller Representative Document, including the reasonable fees and expenses of any legal counsel retained by the Seller Representative. In no event shall the Seller Representative in such capacity be liable hereunder or in connection herewith for any indirect, punitive, special or consequential damages. The Seller Representative shall not be liable for any act done or omitted under any Seller Representative Document as the Seller Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Seller Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the Seller Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Seller Representative shall have the right at any time and from time to time to select and engage, at the reasonable cost and expense of the Holdings Shareholders, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other reasonable out-of-pocket expenses, as the Seller Representative may reasonably deem necessary or appropriate from time to time. All of the indemnities, immunities, releases and powers granted to the Seller Representative under this Section 13.16 shall survive the Closing and continue indefinitely.

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(d) If the Seller Representative shall die, become disabled, dissolve, resign or otherwise be unable or unwilling to fulfill its responsibilities as representative and agent of Holdings Shareholders, then the Holdings Shareholders shall, within ten (10) days after such death, disability, dissolution, resignation or other event, appoint a successor Seller Representative (by vote or written consent of the Holdings Shareholders holding in the aggregate a Pro Rata Share in excess of fifty percent (50%)), and promptly thereafter (but in any event within two (2) Business Days after such appointment) notify Parent Representative and Parent in writing of the identity of such successor. Any such successor so appointed shall become the “Seller Representative” for purposes of this Agreement.

13.17 Publicity. Except as required by any Governmental Authority or Law including any applicable securities Law or stock exchange rule, in which case the party making the announcement shall use commercially reasonable efforts to consult with the other party in advance as to its form, content and timing, or as contemplated by this Agreement, the Parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the Transactions without the prior approval of the other Parties hereto, which approval shall not be unreasonably withheld. If a Party is required to make such a disclosure as required by Law, the Parties will use their commercially reasonable efforts to cause a mutually agreeable release or public disclosure to be issued.

13.18 Non-Recourse. Except in the case of claims against a Person in respect of such Person’s actual fraud:

(a) Solely with respect to Holdings, the Company, Parent and Merger Sub, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, Holdings, the Company, Parent and Merger Sub as named Parties hereto; and

(b) except to the extent a party hereto (and then only to the extent of the specific obligations undertaken by such party hereto), (i) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or representative or Affiliate of Holdings, the Company, Parent or Merger Sub and (ii) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in Contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of Holdings, the Company, Parent or Merger Sub under this Agreement for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

[signature pages follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

The Parent:

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

By:	/s/ Tek Che Ng
Name:	Tek Che Ng
Title:	Chief Executive Officer

The Purchaser:

TETE TECHNOLOGIES INC

By:	/s/ Tek Che Ng
Name:	Tek Che Ng
Title:	Director

Merger Sub:

TETE International Inc

By:	/s/ Tek Che Ng
Name:	Tek Che Ng
Title:	Director

Holdings:

BRADBURY CAPITAL HOLDINGS INC.

By:	/s/ Loo See Yuen
Name:	Loo See Yuen
Title:

[Signature Page to Amended and Restated Agreement and Plan of Merger]

The Company:

SUPER APPS HOLDINGS SDN. BHD.

By:	/s/ Loo See Yuen
Name:	Loo See Yuen
Title:

The Parent Representative:

TECHNOLOGY & TELECOMMUNICATION LLC

By:	/s/ Tek Che Ng
Name:	Tek Che Ng,
Title:	Manager

The Seller Representative:

By:	/s/ Loo See Yuen
Name:	Loo See Yuen

[Signature Page to Amended and Restated Agreement and Plan of Merger]

Annex A-2

Dated [Date]

TETE TECHNOLOGIES INC

Technology & Telecommunication Acquisition Corporation

plan of merger

This plan of merger (Plan) is dated [Date] 2024

parties:

1	TETE TECHNOLOGIES INC, an exempted company incorporated in the Cayman Islands and having its registered office at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (the Surviving Company); and

2	Technology & Telecommunication Acquisition Corporation, an exempted company incorporated in the Cayman Islands and having its registered office at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (the Merging Company)

(the Merging Company and the Surviving Company are together the Companies).

recitals:

A	Immediately prior to the Effective Date (as defined below), the Surviving Company has an authorised share capital of $50,000 divided into 50,000 ordinary shares of par value $1.00 each of which 1 ordinary share is in issue, which is held by the Merging Company. Immediately following the Merger, the authorised share capital of the Surviving Company shall be changed to $50,000 divided into 479,000,000 Class A Ordinary Shares of $0.0001 each (PubCo Class A Ordinary Share), and 1,000,000 preference Shares of $0.0001 each.

B	Immediately following the Merger, the rights and restrictions attaching to the shares in the Surviving Company shall be as set out in the Amended and Restated Memorandum and Articles of Association (as defined below).

C	On the date of this Plan, the Merging Company has an authorised share capital of $50,000 divided into 479,000,000 Class A Ordinary Shares of $0.0001 each (TETE Class A Ordinary Shares), 20,000,000 Class B Ordinary Shares (TETE Class B Ordinary Shares), par value $0.0001, and 1,000,000 preference Shares, par value $0.0001.

D	The directors of the Companies deem it advisable that, and have resolved that, the Companies merge, pursuant to Part XVI of the Companies Act (Revised) and upon the terms and conditions hereinafter set forth, intending that the business carried on by the Merging Company shall, from the Effective Date (as defined below), be carried on by the Surviving Company.

E	The Merger (as defined below) shall be upon the terms and subject to the conditions of (i) the Merger Agreement (as defined below), (ii) this Plan and (iii) the Companies Act (Revised).

F	Terms not otherwise defined in this Plan shall have the meanings given to them under the Agreement and Plan of Merger dated October 19, 2022, by and among the Merging Company, Super Apps Holdings Sdn Bhd (SuperApps), Technology & Telecommunication LLC (Sponsor), and Loo See Yuen as amended and restated by the Amended and Restated Agreement and Plan of Merger, dated [August 1], 2023, by and among the Merging Company, the Surviving Company, TETE INTERNATONAL INC, Bradbury Capital Holdings Inc., Super Apps, the Sponsor and Loo See Yuen, as may be amended, supplemented or otherwise modified from time to time, and its schedules and exhibits thereto (the Merger Agreement) a copy of which is annexed at Annex 1 hereto.

A-2-1

agreement:

1	Merger

1.1	Upon the terms and subject to the conditions set forth below, at the Effective Date (as defined in clause 2), the Merging Company shall be merged with and into the Surviving Company (the Merger), after which the separate existence of the Merging Company shall cease and the Surviving Company shall be the surviving entity and shall continue to operate under its current name.

1.2	This Plan has been approved by the board of directors of each of the Surviving Company and the Merging Company pursuant to section 233(3) of the Companies Act.

1.3	This Plan has been authorised by special resolution of the sole shareholder of the Surviving Company pursuant to section 233(6) of the Companies Act.

1.4	This Plan has been authorised by the shareholders of the Merging Company pursuant to section 233(6) of the Companies Act by way of special resolution passed at an extraordinary general meeting of the Merging Company.

2	Effective Date

The Merger shall be effective on the date that the Plan is registered by the Registrar of Companies for the Cayman Islands (such date being the Effective Date).

3	Terms and conditions

3.1	Upon the Effective Date (but not before), the rights, property, business, undertaking, goodwill, benefits, immunities and privileges of the Merging Company shall vest in the Surviving Company in accordance with Section 236(1)(b) of the Companies Act, and the Surviving Company shall become liable for and subject, in the same manner as the Merging Company, to all mortgages, charges and security interests, and all contracts, obligations, claims, debts and liabilities of the Merging Company in accordance with Section 236(1)(c) of the Companies Act.

3.2	Upon the Effective Date, the Merging Company shall be struck from the Register of Companies.

A-2-2

4	Shares

4.1	On the Effective Date, each TETE Class A Ordinary Share issued and outstanding immediately in the Merging Company prior to the Merger shall be, by virtue of the Merger, automatically and without any action on the part of the holder thereof, cancelled in exchange for the right to receive one PubCo Class A Ordinary Share in the Surviving Company.

4.2	From the Effective Date, the rights and restrictions attaching to the shares of the Surviving Company are set out in the M&A (as defined below).

5	Memorandum and articles of the Surviving Company

5.1	On the Effective Date, the memorandum and articles of association of the Surviving Company shall be amended and restated by the deletion of the then-current memorandum and articles of association of the Surviving Company in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association in the form annexed at Annex 2 hereto (the Amended and Restated Memorandum and Articles of Association).

6	Directors

6.1	The names and addresses of the directors of the Surviving Company on the Effective Date will be:

Name	Address
[Name]	[Address]
[Name]	[Address]

6.2	No director of the Surviving Company or the Merging Company has received or will receive any benefit consequent upon the Merger.

7	Secured creditors

8	Neither the Surviving Company nor the Merging Company has any secured creditors. Termination / amendment

At any time before the Effective Date this Plan may be:

(a)	terminated by the directors of the Surviving Company or the Merging Company; or

(b)	amended by the directors of the Surviving Company or the Merging Company to change the Effective Date (provided that the new Effective Date complies with the Act) or to change any other matter permitted by Section 235(1) of the Companies Act.

[Signature page follows.]

A-2-3

Signed for and on behalf of TETE TECHNOLOGIES INC

Signature

Tek Che Ng
Director

Signed for and on behalf of Technology & Telecommunication Acquisition Corporation

Signature	Signature

[Name]	[Name]
Director	Director

A-2-4

Annex 1

Agreement and Plan of Merger

A-2-5

Annex 2

Amended and Restated Memorandum and Articles of Association of the Surviving Company

A-2-6

Annex B

Companies Act (Revised) Company Limited by Shares

AMENDED & RESTATED MEMORANDUM of association OF Bradbury Capital INC.

(Adopted by special resolution passed on [date] 2023)

1	The name of the Company is Bradbury Capital Inc.

2	The Company was formerly known as TETE TECHNOLOGIES INC.

3	The Company’s registered office will be situated at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands or at such other place in the Cayman Islands as the directors may at any time decide.

4	The Company’s objects are unrestricted. As provided by section 7(4) of the Companies Act (Revised), the Company has full power and authority to carry out any object not prohibited by any law of the Cayman Islands.

5	The Company has unrestricted corporate capacity. Without limitation to the foregoing, as provided by section 27 (2) of the Companies Act (Revised), the Company has and is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit.

6	Nothing in any of the preceding paragraphs permits the Company to carry on any of the following businesses without being duly licensed, namely:

(a)	the business of a bank or trust company without being licensed in that behalf under the Banks and Trust Companies Act (Revised); or

(b)	insurance business from within the Cayman Islands or the business of an insurance manager, agent, sub-agent or broker without being licensed in that behalf under the Insurance Act (Revised); or

(c)	the business of company management without being licensed in that behalf under the Companies Management Act (Revised).

7	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of its business carried on outside the Cayman Islands. Despite this, the Company may effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands any of its powers necessary for the carrying on of its business outside the Cayman Islands.

8	The Company is a company limited by shares and accordingly the liability of each member is limited to the amount (if any) unpaid on that member’s shares.

9	The share capital of the Company is $50,000 divided into 479,000,000 Class A Ordinary Shares of $0.0001 each, 20,000,000 Class B Ordinary Shares of $0.0001 and 1,000,000 preference Shares of $0.0001 each. Subject to the Companies Act (Revised) and the Company’s articles of association, the Company has power to do any one or more of the following:

(a)	to redeem or repurchase any of its shares; and

(b)	to increase or reduce its capital; and

(c)	to issue any part of its capital (whether original, redeemed, increased or reduced):

(i)	with or without any preferential, deferred, qualified or special rights, privileges or conditions; or

(ii)	subject to any limitations or restrictions

and unless the condition of issue expressly declares otherwise, every issue of shares (whether declared to be ordinary, preference or otherwise) is subject to this power; or

(d)	to alter any of those rights, privileges, conditions, limitations or restrictions.

10	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

Companies Act (Revised) Company Limited by Shares Bradbury Capital Inc.

AMENDED & RESTATED ARTICLES of association

(Adopted by special resolution passed on [date] 2023)

Contents

1	Definitions, interpretation and exclusion of Table A	B-1

	Definitions	B-1

	Interpretation	B-3

	Exclusion of Table A Articles	B-4

2	Shares	B-4

	Power to issue Shares and options, with or without special rights	B-4

	Power to issue fractions of a Share	B-4

	Power to pay commissions and brokerage fees	B-5

	Trusts not recognized	B-5

	Power to vary class rights	B-5

	Effect of new Share issue on existing class rights	B-5

	Capital contributions without issue of further Shares	B-6

	No bearer Shares or warrants	B-6

	Treasury Shares	B-6

	Rights attaching to Treasury Shares and related matters	B-6

3	Register of Members	B-6

4	Share certificates	B-7

	Issue of share certificates	B-7

	Renewal of lost or damaged share certificates	B-7

5	Lien on Shares	B-8

	Nature and scope of lien	B-8

	Company may sell Shares to satisfy lien	B-8

	Authority to execute instrument of transfer	B-8

	Consequences of sale of Shares to satisfy lien	B-8

	Application of proceeds of sale	B-9

6	Calls on Shares and forfeiture	B-9

	Power to make calls and effect of calls	B-9

i

Companies Act (Revised)

Company Limited by Shares

Amended & Restated Articles of Association

of

Bradbury Capital Inc

(Adopted by special resolution passed on [date] 2023)

1	Definitions, interpretation and exclusion of Table A

Definitions

1.1	In these Articles, the following definitions apply:

Act means the Companies Act (Revised) of the Cayman Islands, including any statutory modification or re-enactment thereof for the time being in force.

Affiliate in respect of a person, means any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person, and (a) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, whether by blood, marriage or adoption or anyone residing in such person’s home, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing and (b) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity.

Applicable Law means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.

Articles means, as appropriate:

(a)	these articles of association as amended from time to time: or

(b)	two or more particular articles of these Articles;

(c)	and Article refers to a particular article of these Articles.

Audit Committee means the audit committee of the Company formed pursuant to Article 22.8 hereof, or any successor audit committee.

Auditor means the person for the time being performing the duties of auditor of the Company.

Business Day means a day other than (a) a day on which banking institutions or trust companies are authorised or obligated by law to close in New York City (b) a Saturday or (c) a Sunday.

Cayman Islands means the British Overseas Territory of the Cayman Islands.

Class A Share means a Class A ordinary share of a par value of $0.0001 in the share capital of the Company.

B-1

Clear Days, in relation to a period of notice, means that period excluding:

(a)	the day when the notice is given or deemed to be given; and

(b)	the day for which it is given or on which it is to take effect.

Clearing House means a clearing house recognized by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

Company means the above-named company.

Compensation Committee means the compensation committee of the board of directors of the Company established pursuant to Article 22.8 hereof, or any successor committee.

Default Rate means 10% (ten per cent) per annum.

Designated Stock Exchange means Nasdaq Capital Market or any other national securities exchange on which the Shares are listed for trading.

Electronic has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands.

Electronic Record has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands.

Electronic Signature has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands.

Exchange Act means the United States Securities Exchange Act of 1934, as amended.

Fully Paid and Paid Up:

(a)	in relation to a Share with par value, means that the par value for that Share and any premium payable in respect of the issue of that Share, has been fully paid or credited as paid in money or money’s worth;

(b)	in relation to a Share without par value, means that the agreed issue price for that Share has been fully paid or credited as paid in money or money’s worth.

Independent Director means a director who is an independent director as defined in the rules and regulations of the Designated Stock Exchange as determined by the directors.

IPO means the initial public offering of units, consisting of Shares and warrants of the Company and rights to receive Shares of the Company.

Member means any person or persons entered on the Register of Members from time to time as the holder of a Share.

Memorandum means the memorandum of association of the Company as amended from time to time.

Nominating and Corporate Governance Committee means the compensation committee of the board of directors of the Company established pursuant to Article 22.8 hereof, or any successor committee.

Officer means a person then appointed to hold an office in the Company; and the expression includes a director, alternate director or liquidator.

Ordinary Resolution means a resolution of a duly constituted general meeting of the Company passed by a simple majority of the votes cast by, or on behalf of, the Members entitled to vote thereon. The expression also includes a unanimous written resolution.

B-2

Preference Share means a preference share of a par value of $0.0001 in the share capital of the Company.

Public Share means the Class A Shares included in the units issued pursuant to the IPO.

Register of Members means the register of Members maintained in accordance with the Act and includes (except where otherwise stated) any branch or duplicate register of Members.

SEC means the United States Securities and Exchange Commission.

Secretary means a person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary.

Share means a Class A Share or a Preference Share in the share capital of the Company; and the expression:

(a)	includes stock (except where a distinction between shares and stock is expressed or implied); and

(b)	where the context permits, also includes a fraction of a share.

Special Resolution has the meaning given to that term in the Act.

Tax Filing Authorised Person means such person as any director shall designate from time to time, acting severally.

Treasury Shares means Shares of the Company held in treasury pursuant to the Act and Article 2.16.

Underwriter means an underwriter of the IPO from time to time, and any successor underwriter.

Interpretation

1.2	In the interpretation of these Articles, the following provisions apply unless the context otherwise requires:

(a)	A reference in these Articles to a statute is a reference to a statute of the Cayman Islands as known by its short title, and includes:

	(i)	any statutory modification, amendment or re-enactment; and

	(ii)	any subordinate legislation or regulations issued under that statute.

Without limitation to the preceding sentence, a reference to a revised Act of the Cayman Islands is taken to be a reference to the revision of that Act in force from time to time as amended from time to time.

(b)	Headings are inserted for convenience only and do not affect the interpretation of these Articles, unless there is ambiguity.

(c)	If a day on which any act, matter or thing is to be done under these Articles is not a Business Day, the act, matter or thing must be done on the next Business Day.

(d)	A word which denotes the singular also denotes the plural, a word which denotes the plural also denotes the singular, and a reference to any gender also denotes the other genders.

(e)	A reference to a person includes, as appropriate, a company, trust, partnership, joint venture, association, body corporate or government agency.

B-3

(f)	Where a word or phrase is given a defined meaning another part of speech or grammatical form in respect to that word or phrase has a corresponding meaning.

(g)	All references to time are to be calculated by reference to time in the place where the Company’s registered office is located.

(h)	The words written and in writing include all modes of representing or reproducing words in a visible form, but do not include an Electronic Record where the distinction between a document in writing and an Electronic Record is expressed or implied.

(i)	The words including, include and in particular or any similar expression are to be construed without limitation.

Exclusion of Table A Articles

1.3	The regulations contained in Table A in the First Schedule of the Act and any other regulations contained in any statute or subordinate legislation are expressly excluded and do not apply to the Company.

2	Shares

Power to issue Shares and options, with or without special rights

2.1	Subject to the provisions of the Act and these Articles and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, and without prejudice to any rights attached to any existing Shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), issue, grant options over or otherwise deal with any unissued Shares of the Company to such persons, at such times and on such terms and conditions as they may decide. No Share may be issued at a discount except in accordance with the provisions of the Act.

2.2	Without limitation to the preceding Article, the directors may so deal with the unissued Shares of the Company:

	(a)	either at a premium or at par;

	(b)	with or without preferred, deferred or other special rights or restrictions whether in regard to dividend, voting, return of capital or otherwise.

2.3	The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company at such times and on such terms and conditions as the directors may decide.

2.4	The Company may issue units of securities in the Company, which may be comprised of Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, on such terms and conditions as the directors may decide.

2.5	Each Share in the Company confers upon the Member:

(a)	the right to one vote at a meeting of the Members of the Company or on any resolution of Members;

(b)	a pro rata right in any dividend paid by the Company; and

(c)	a pro rata right in the distribution of the surplus assets of the Company on its liquidation.

Power to issue fractions of a Share

2.6	Subject to the Act, the Company may, but shall not otherwise be obliged to, issue fractions of a Share of any class or round up or down fractional holdings of Shares to its nearest whole number. A fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a Share of that class of Shares.

B-4

Power to pay commissions and brokerage fees

2.7	The Company may, in so far as the Act permits, pay a commission to any person in consideration of that person:

	(a)	subscribing or agreeing to subscribe, whether absolutely or conditionally; or

	(b)	procuring or agreeing to procure subscriptions, whether absolute or conditional for any Shares in the Company. That commission may be satisfied by the payment of cash or the allotment of Fully Paid or partly-paid Shares or partly in one way and partly in another.

2.8	The Company may employ a broker in the issue of its capital and pay him any proper commission or brokerage.

Trusts not recognized

2.9	Except as required by Applicable Law:

	(a)	the Company shall not be bound by or compelled to recognize in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder; and

	(b)	no person other than the Member shall be recognized by the Company as having any right in a Share.

Power to vary class rights

2.10	If the share capital is divided into different classes of Shares then, unless the terms on which a class of Shares was issued state otherwise, the rights attaching to a class of Shares may only be varied if one of the following applies:

(a)	the Members holding two thirds of the issued Shares of that class consent in writing to the variation; or

(b)	the variation is made with the sanction of a Special Resolution passed at a separate general meeting of the Members holding the issued Shares of that class.

2.11	For the purpose of paragraph (b) of the preceding Article, all the provisions of these Articles relating to general meetings apply, mutatis mutandis, to every such separate meeting except that:

	(a)	the necessary quorum shall be one or more persons holding, or representing by proxy, not less than one third of the issued Shares of the class; and

	(b)	any Member holding issued Shares of the class, present in person or by proxy or, in the case of a corporate Member, by its duly authorised representative, may demand a poll.

Effect of new Share issue on existing class rights

2.12	Unless the terms on which a class of Shares was issued state otherwise, the rights conferred on the Member holding Shares of any class shall not be deemed to be varied by the creation or issue of further Shares ranking pari passu with the existing Shares of that class.

B-5

Capital contributions without issue of further Shares

2.13	With the consent of a Member, the directors may accept a voluntary contribution to the capital of the Company from that Member without issuing Shares in consideration for that contribution. In that event, the contribution shall be dealt with in the following manner:

	(a)	It shall be treated as if it were a share premium.

	(b)	Unless the Member agrees otherwise:

(i) if the Member holds Shares in a single class of Shares - it shall be credited to the share premium account for that class of Shares;

(ii) if the Member holds Shares of more than one class - it shall be credited rateably to the share premium accounts for those classes of Shares (in the proportion that the sum of the issue prices for each class of Shares that the Member holds bears to the total issue prices for all classes of Shares that the Member holds).

	(c)	It shall be subject to the provisions of the Act and these Articles applicable to share premiums.

No bearer Shares or warrants

2.14	The Company shall not issue Shares or warrants to bearers.

Treasury Shares

2.15	Shares that the Company purchases, redeems or acquires by way of surrender in accordance with the Act shall be held as Treasury Shares and not treated as cancelled if:

	(a)	the directors so determine prior to the purchase, redemption or surrender of those shares; and

	(b)	the relevant provisions of the Memorandum and Articles and the Act are otherwise complied with.

Rights attaching to Treasury Shares and related matters

2.16	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be made to the Company in respect of a Treasury Share.

2.17	The Company shall be entered in the Register as the holder of the Treasury Shares. However:

(a)	the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)	a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Act.

2.18	Nothing in the preceding Article prevents an allotment of Shares as fully paid bonus shares in respect of a Treasury Share and Shares allotted as fully paid bonus shares in respect of a Treasury Share shall be treated as Treasury Shares.

2.19	Treasury Shares may be disposed of by the Company in accordance with the Act and otherwise on such terms and conditions as the directors determine.

3	Register of Members

3.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Act.

3.2	The directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Act. The directors may also determine which Register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

3.3	The title to Public Shares may be evidenced and transferred in accordance with the laws applicable to the rules and regulations of the Designated Stock Exchange and, for these purposes, the Register of Members may be maintained in accordance with Section 40B of the Act.

B-6

4	Share certificates

Issue of share certificates

4.1	A Member shall only be entitled to a share certificate if the directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the directors may determine. If the directors resolve that share certificates shall be issued, upon being entered in the register of Members as the holder of a Share, the directors may issue to any Member:

(a)	without payment, to one certificate for all the Shares of each class held by that Member (and, upon transferring a part of the Member’s holding of Shares of any class, to a certificate for the balance of that holding); and

(b)	upon payment of such reasonable sum as the directors may determine for every certificate after the first, several certificates each for one or more of that Member’s Shares.

4.2	Every certificate shall specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and whether they are Fully Paid or partly paid up. A certificate may be executed under seal or executed in such other manner as the directors determine. All certificates surrendered to the Company for transfer shall be cancelled and, subject to the Articles, no new certificate shall be issued until the former certificate representing the same number of relevant Shares shall have been surrendered and cancelled.

4.3	Every certificate shall bear legends required under the Applicable Laws.

4.4	The Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate for a Share to one joint holder shall be a sufficient delivery to all of them.

Renewal of lost or damaged share certificates

4.5	If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to:

	(a)	evidence;

	(b)	indemnity;

	(c)	payment of the expenses reasonably incurred by the Company in investigating the evidence; and

	(d)	payment of a reasonable fee, if any, for issuing a replacement share certificate as the directors may determine, and (in the case of defacement or wearing-out) on delivery to the Company of the old certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery. Share certificates shall be issued within the relevant time limit as prescribed by the Act, if applicable, or as the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority may from time to time determine or otherwise under Applicable Law, whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgment of an instrument of transfer with the Company.

B-7

5	Lien on Shares

Nature and scope of lien

5.1	The Company has a first and paramount lien on all Shares (whether Fully Paid or not) registered in the name of a Member (whether solely or jointly with others). The lien is for all moneys payable to the Company by the Member or the Member’s estate:

	(a)	either alone or jointly with any other person, whether or not that other person is a Member; and

	(b)	whether or not those moneys are presently payable.

5.2	At any time the directors may declare any Share to be wholly or partly exempt from the provisions of this Article.

Company may sell Shares to satisfy lien

5.3	The Company may sell any Shares over which it has a lien if all of the following conditions are met:

	(a)	the sum in respect of which the lien exists is presently payable;

	(b)	the Company gives notice to the Member holding the Share (or to the person entitled to it in consequence of the death or bankruptcy of that Member) demanding payment and stating that if the notice is not complied with the Shares may be sold; and

	(c)	that sum is not paid within 14 Clear Days after that notice is deemed to be given under these Articles.

5.4	The Shares may be sold in such manner as the directors determine.

5.5	To the maximum extent permitted by Applicable Law, the directors shall incur no personal liability to the Member concerned in respect of the sale.

Authority to execute instrument of transfer

5.6	To give effect to a sale, the directors may authorize any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee of the Shares shall not be affected by any irregularity or invalidity in the proceedings in respect of the sale.

Consequences of sale of Shares to satisfy lien

5.7	On sale pursuant to the preceding Articles:

(a)	the name of the Member concerned shall be removed from the Register of Members as the holder of those Shares; and

(b)	that person shall deliver to the Company for cancellation the certificate for those Shares.

Despite this, that person shall remain liable to the Company for all monies which, at the date of sale, were presently payable by him to the Company in respect of those Shares. That person shall also be liable to pay interest on those monies from the date of sale until payment at the rate at which interest was payable before that sale or, failing that, at the Default Rate. The directors may waive payment wholly or in part or enforce payment without any allowance for the value of the Shares at the time of sale or for any consideration received on their disposal.

B-8

Application of proceeds of sale

5.8	The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable. Any residue shall be paid to the person whose Shares have been sold:

	(a)	if no certificate for the Shares was issued, at the date of the sale; or

	(b)	if a certificate for the Shares was issued, upon surrender to the Company of that certificate for cancellation but, in either case, subject to the Company retaining a like lien for all sums not presently payable as existed on the Shares before the sale.

6	Calls on Shares and forfeiture

Power to make calls and effect of calls

6.1	Subject to the terms of allotment, the directors may make calls on the Members in respect of any moneys unpaid on their Shares including any premium. The call may provide for payment to be by instalments. Subject to receiving at least 14 Clear Days’ notice specifying when and where payment is to be made, each Member shall pay to the Company the amount called on his Shares as required by the notice.

6.2	Before receipt by the Company of any sum due under a call, that call may be revoked in whole or in part and payment of a call may be postponed in whole or in part. Where a call is to be paid in instalments, the Company may revoke the call in respect of all or any remaining instalments in whole or in part and may postpone payment of all or any of the remaining instalments in whole or in part.

6.3	A Member on whom a call is made shall remain liable for that call notwithstanding the subsequent transfer of the Shares in respect of which the call was made. A person shall not be liable for calls made after such person is no longer registered as Member in respect of those Shares.

Time when call made

6.4	A call shall be deemed to have been made at the time when the resolution of the directors authorizing the call was passed.

Liability of joint holders

6.5	Members registered as the joint holders of a Share shall be jointly and severally liable to pay all calls in respect of the Share.

Interest on unpaid calls

6.6	If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid:

(a)	at the rate fixed by the terms of allotment of the Share or in the notice of the call; or

(b)	if no rate is fixed, at the Default Rate.

The directors may waive payment of the interest wholly or in part.

Deemed calls

6.7	Any amount payable in respect of a Share, whether on allotment or on a fixed date or otherwise, shall be deemed to be payable as a call. If the amount is not paid when due the provisions of these Articles shall apply as if the amount had become due and payable by virtue of a call.

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Power to accept early payment

6.8	The Company may accept from a Member the whole or a part of the amount remaining unpaid on Shares held by him although no part of that amount has been called up.

Power to make different arrangements at time of issue of Shares

6.9	Subject to the terms of allotment, the directors may make arrangements on the issue of Shares to distinguish between Members in the amounts and times of payment of calls on their Shares.

Notice of default

6.10	If a call remains unpaid after it has become due and payable the directors may give to the person from whom it is due not less than 14 Clear Days’ notice requiring payment of:

(a)	the amount unpaid;

(b)	any interest which may have accrued;

(c)	any expenses which have been incurred by the Company due to that person’s default.

6.11	The notice shall state the following:

(a)	the place where payment is to be made; and

(b)	a warning that if the notice is not complied with the Shares in respect of which the call is made will be liable to be forfeited.

Forfeiture or surrender of Shares

6.12	If the notice under the preceding Article is not complied with, the directors may, before the payment required by the notice has been received, resolve that any Share the subject of that notice be forfeited. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited Share and not paid before the forfeiture. Despite the foregoing, the directors may determine that any Share the subject of that notice be accepted by the Company as surrendered by the Member holding that Share in lieu of forfeiture.

6.13	The directors may accept the surrender for no consideration of any Fully Paid Share.

Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender

6.14	A forfeited or surrendered Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine either to the former Member who held that Share or to any other person. The forfeiture or surrender may be cancelled on such terms as the directors think fit at any time before a sale, re-allotment or other disposition. Where, for the purposes of its disposal, a forfeited or surrendered Share is to be transferred to any person, the directors may authorize some person to execute an instrument of transfer of the Share to the transferee.

Effect of forfeiture or surrender on former Member

6.15	On forfeiture or surrender:

(a)	the name of the Member concerned shall be removed from the Register of Members as the holder of those Shares and that person shall cease to be a Member in respect of those Shares; and

(b)	that person shall surrender to the Company for cancellation the certificate (if any) for the forfeited or surrendered Shares.

6.16	Despite the forfeiture or surrender of his Shares, that person shall remain liable to the Company for all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of those Shares together with:

(a)	all expenses; and

(b)	interest from the date of forfeiture or surrender until payment:

(i)	at the rate of which interest was payable on those moneys before forfeiture; or

(ii)	if no interest was so payable, at the Default Rate.

The directors, however, may waive payment wholly or in part.

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Evidence of forfeiture or surrender

6.17	A declaration, whether statutory or under oath, made by a director or the Secretary shall be conclusive evidence of the following matters stated in it as against all persons claiming to be entitled to forfeited Shares:

(a)	that the person making the declaration is a director or Secretary of the Company, and

(b)	that the particular Shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the Shares.

Sale of forfeited or surrendered Shares

6.18	Any person to whom the forfeited or surrendered Shares are disposed of shall not be bound to see to the application of the consideration, if any, of those Shares nor shall his title to the Shares be affected by any irregularity in, or invalidity of the proceedings in respect of, the forfeiture, surrender or disposal of those Shares.

7	Transfer of Shares

Form of transfer

7.1	Subject to the following Articles about the transfer of Shares, and provided that such transfer complies with applicable rules of the SEC, the Designated Stock Exchange and federal and state securities laws of the United States, a Member may transfer Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law or in any other form approved by the directors, executed:

(a)	where the Shares are Fully Paid, by or on behalf of that Member; and

(b)	where the Shares are partly paid, by or on behalf of that Member and the transferee.

7.2	The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered into the Register of Members.

Power to refuse registration

7.3	If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to Article 2.4 on terms that one cannot be transferred without the other, the directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

Power to suspend registration

7.4	The directors may suspend registration of the transfer of Shares at such times and for such periods, not exceeding 30 days in any calendar year, as they determine.

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Company may retain instrument of transfer

7.5	The Company shall be entitled to retain any instrument of transfer which is registered; but an instrument of transfer which the directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

8	Transmission of Shares

Persons entitled on death of a Member

8.1	If a Member dies, the only persons recognized by the Company as having any title to the deceased Members’ interest are the following:

(a)	where the deceased Member was a joint holder, the survivor or survivors; and

(b)	where the deceased Member was a sole holder, that Member’s personal representative or representatives.

8.2	Nothing in these Articles shall release the deceased Member’s estate from any liability in respect of any Share, whether the deceased was a sole holder or a joint holder.

Registration of transfer of a Share following death or bankruptcy

8.3	A person becoming entitled to a Share in consequence of the death or bankruptcy of a Member may elect to do either of the following:

(a)	to become the holder of the Share; or

(b)	to transfer the Share to another person.

8.4	That person must produce such evidence of his entitlement as the directors may properly require.

8.5	If the person elects to become the holder of the Share, he must give notice to the Company to that effect. For the purposes of these Articles, that notice shall be treated as though it were an executed instrument of transfer.

8.6	If the person elects to transfer the Share to another person then:

(a)	if the Share is Fully Paid, the transferor must execute an instrument of transfer; and

(b)	if the Share is partly paid, the transferor and the transferee must execute an instrument of transfer.

8.7	All the Articles relating to the transfer of Shares shall apply to the notice or, as appropriate, the instrument of transfer.

Indemnity

8.8	A person registered as a Member by reason of the death or bankruptcy of another Member shall indemnify the Company and the directors against any loss or damage suffered by the Company or the directors as a result of that registration.

Rights of person entitled to a Share following death or bankruptcy

8.9	A person becoming entitled to a Share by reason of the death or bankruptcy of a Member shall have the rights to which he would be entitled if he were registered as the holder of the Share. However, until he is registered as Member in respect of the Share, he shall not be entitled to attend or vote at any meeting of the Company or at any separate meeting of the holders of that class of Shares in the Company.

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9	Alteration of capital

Increasing, consolidating, converting, dividing and cancelling share capital

9.1	To the fullest extent permitted by the Act, the Company may by Ordinary Resolution do any of the following and amend its Memorandum for that purpose:

(a)	increase its share capital by new Shares of the amount fixed by that Ordinary Resolution and with the attached rights, priorities and privileges set out in that Ordinary Resolution;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its Paid Up Shares into stock, and reconvert that stock into Paid Up Shares of any denomination;

(d)	sub-divide its Shares or any of them into Shares of an amount smaller than that fixed by the Memorandum, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(e)	cancel Shares which, at the date of the passing of that Ordinary Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the Shares so cancelled or, in the case of Shares without nominal par value, diminish the number of Shares into which its capital is divided.

Dealing with fractions resulting from consolidation of Shares

9.2	Whenever, as a result of a consolidation of Shares, any Members would become entitled to fractions of a Share the directors may on behalf of those Members:

(a)	sell the Shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company); and

(b)	distribute the net proceeds in due proportion among those Members.

For that purpose, the directors may authorize some person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall the transferee’s title to the Shares be affected by any irregularity in, or invalidity of, the proceedings in respect of the sale.

Reducing share capital

9.3	Subject to the Act and to any rights for the time being conferred on the Members holding a particular class of Shares, the Company may, by Special Resolution, reduce its share capital in any way.

10	Redemption and purchase of own Shares

Power to issue redeemable Shares and to purchase own Shares

10.1	Subject to the Act, and to any rights for the time being conferred on the Members holding a particular class of Shares, and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, the Company may by its directors:

(a)	issue Shares that are to be redeemed or liable to be redeemed, at the option of the Company or the Member holding those redeemable Shares, on the terms and in the manner its directors determine before the issue of those Shares;

(b)	with the consent by Special Resolution of the Members holding Shares of a particular class, vary the rights attaching to that class of Shares so as to provide that those Shares are to be redeemed or are liable to be redeemed at the option of the Company on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of its own Shares of any class including any redeemable Shares on the terms and in the manner which the directors determine at the time of such purchase.

The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Act, including out of any combination of the following: capital, its profits and the proceeds of a fresh issue of Shares.

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Power to pay for redemption or purchase in cash or in specie

10.2	When making a payment in respect of the redemption or purchase of Shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorised by the terms of the allotment of those Shares, or by the terms applying to those Shares in accordance with Article 10.1, or otherwise by agreement with the Member holding those Shares.

Effect of redemption or purchase of a Share

10.3	Upon the date of redemption or purchase of a Share:

(a)	the Member holding that Share shall cease to be entitled to any rights in respect of the Share other than the right to receive:

(i)	the price for the Share; and
(ii)	any dividend declared in respect of the Share prior to the date of redemption or purchase;

(b)	the Member’s name shall be removed from the Register of Members with respect to the Share; and

(e)	the Share shall be cancelled or held as a Treasury Shares, as the directors may determine.

For the purpose of this Article, the date of redemption or purchase is the date when the redemption or purchase falls due.

11	Meetings of Members

Power to call meetings

11.1	The Company may, but shall not (unless required by the Act or the rules and regulations of the Designated Stock Exchange) be obliged to, in each year hold a general meeting as an annual general meeting, which, if held, shall be convened by the Board, in accordance with these Articles.

11.2	The agenda of the annual general meeting shall be set by the directors and shall include the presentation of the Company’s annual accounts and the report of the directors (if any).

11.3	Annual general meetings shall be held in New York, USA or in such other places as the directors may determine.

11.4	All general meetings other than annual general meetings shall be called extraordinary general meetings and the Company shall specify the meeting as such in the notices calling it.

11.5	The directors may call a general meeting at any time.

11.6	If there are insufficient directors to constitute a quorum and the remaining directors are unable to agree on the appointment of additional directors, the directors must call a general meeting for the purpose of appointing additional directors.

11.7	The directors must also call a general meeting if requisitioned in the manner set out in the next two Articles.

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11.8	The requisition must be in writing and given by one or more Members who together hold at least 10% of the rights to vote at such general meeting.

11.9	The requisition must also:

(a)	specify the purpose of the meeting.

(b)	be signed by or on behalf of each requisitioner (and for this purpose each joint holder shall be obliged to sign). The requisition may consist of several documents in like form signed by one or more of the requisitioners.

(c)	be delivered in accordance with the notice provisions.

11.10	Should the directors fail to call a general meeting within 21 Clear Days from the date of receipt of a requisition, the requisitioners or any of them may call a general meeting within three months after the end of that period.

11.11	Without limitation to the foregoing, if there are insufficient directors to constitute a quorum and the remaining directors are unable to agree on the appointment of additional directors, any one or more Members who together hold at least 10% of the rights to vote at a general meeting may call a general meeting for the purpose of considering the business specified in the notice of meeting which shall include as an item of business the appointment of additional directors.

11.12	Members seeking to bring business before the annual general meeting or to nominate candidates for election as Directors at the annual general meeting must deliver notice to the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the scheduled date of the annual general meeting.

Content of notice

11.13	Notice of a general meeting shall specify each of the following:

(a)	the place (unless only held virtually), the date and the hour of the meeting;

(b)	if the meeting is to be held solely virtually or in two or more places, the technology that will be used to facilitate the meeting;

(c)	subject to paragraph (d), the general nature of the business to be transacted; and

(d)	if a resolution is proposed as a Special Resolution, the text of that resolution.

11.14	In each notice there shall appear with reasonable prominence the following statements:

(a)	that a Member who is entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of that Member; and

(b)	that a proxyholder need not be a Member.

Period of notice

11.15	At least five Clear Days’ notice of a general meeting must be given to Members, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than 95% in par value of the Shares giving that right.

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Persons entitled to receive notice

11.16	Subject to the provisions of these Articles and to any restrictions imposed on any Shares, the notice shall be given to the following people:

(a)	the Members;

(b)	persons entitled to a Share in consequence of the death or bankruptcy of a Member; and

(c)	the directors.

Publication of notice on a website

11.17	Subject to the Act or the rules of the Designated Stock Exchange, a notice of a general meeting may be published on a website providing the recipient is given separate notice of:

(a)	the publication of the notice on the website;

(b)	the place on the website where the notice may be accessed;

(c)	how it may be accessed; and

(d)	the place, date and time of the general meeting.

11.18	If a Member notifies the Company that he is unable for any reason to access the website, the Company must as soon as practicable give notice of the meeting to that Member by any other means permitted by these Articles. This will not affect when that Member is deemed to have received notice of the meeting.

Time a website notice is deemed to be given

11.19	A website notice is deemed to be given when the Member is given notice of its publication.

Required duration of publication on a website

11.20	Where the notice of meeting is published on a website, it shall continue to be published in the same place on that website from the date of the notification until at least the conclusion of the meeting to which the notice relates.

Accidental omission to give notice or non-receipt of notice

11.21	Proceedings at a meeting shall not be invalidated by the following:

(a)	an accidental failure to give notice of the meeting to any person entitled to notice; or

(b)	non-receipt of notice of the meeting by any person entitled to notice.

11.22	In addition, where a notice of meeting is published on a website, proceedings at the meeting shall not be invalidated merely because it is accidentally published:

(a)	in a different place on the website; or

(b)	for part only of the period from the date of the notification until the conclusion of the meeting to which the notice relates.

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12	Proceedings at meetings of Members

Quorum

12.1	Save as provided in the following Article, no business shall be transacted at any meeting unless a quorum is present in person or by proxy. One or more Members who together hold not less than a majority of the issued and outstanding Shares entitled to attend and vote at such meeting being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

Lack of quorum

12.2	If a quorum is not present within 15 minutes of the time appointed for the meeting, or if at any time during the meeting it becomes inquorate, then the following provisions apply:

(a)	If the meeting was requisitioned by Members, it shall be cancelled.

(b)	In any other case, the meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the directors. If a quorum is not present within 15 minutes of the time appointed for the adjourned meeting, then the meeting shall be dissolved.

Use of technology

12.3	A person may participate in a general meeting through the medium of conference telephone, video or any other form of communications equipment providing all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting.

Chairman

12.4	The chairman of a general meeting shall be the chairman of the board or such other director as the directors have nominated to chair board meetings in the absence of the chairman of the board. Absent any such person being present within 15 minutes of the time appointed for the meeting, the directors present shall elect one of their number to chair the meeting.

12.5	If no director is present within 15 minutes of the time appointed for the meeting, or if no director is willing to act as chairman, the Members present in person or by proxy and entitled to vote shall choose one of their number to chair the meeting.

Right of a director to attend and speak

12.6	Even if a director is not a Member, he shall be entitled to attend and speak at any general meeting and at any separate meeting of Members holding a particular class of Shares in the Company.

Adjournment

12.7	The chairman may at any time adjourn a meeting with the consent of the Members constituting a quorum. The chairman must adjourn the meeting if so directed by the meeting. No business, however, can be transacted at an adjourned meeting other than business which might properly have been transacted at the original meeting.

12.8	Should a meeting be adjourned for more than twenty Clear Days, whether because of a lack of quorum or otherwise, Members shall be given at least five Clear Days’ notice of the date, time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any notice of the adjournment.

Method of voting

12.9	A resolution put to the vote of the meeting shall be decided on a poll.

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Taking of a poll

12.10	A poll demanded on the question of adjournment shall be taken immediately.

12.11	A poll demanded on any other question shall be taken either immediately or at an adjourned meeting at such time and place as the chairman directs, not being more than 30 Clear Days after the poll was demanded.

12.12	The demand for a poll shall not prevent the meeting continuing to transact any business other than the question on which the poll was demanded.

12.13	A poll shall be taken in such manner as the chairman directs. He may appoint scrutineers (who need not be Members) and fix a place and time for declaring the result of the poll. If, through the aid of technology, the meeting is held in more than place, the chairman may appoint scrutineers in more than place; but if he considers that the poll cannot be effectively monitored at that meeting, the chairman shall adjourn the holding of the poll to a date, place and time when that can occur.

Chairman’s casting vote

12.14	If the votes on a resolution are equal, the chairman may if he wishes exercise a casting vote.

Amendments to resolutions

12.15	An Ordinary Resolution to be proposed at a general meeting may be amended by Ordinary Resolution if:

(a)	not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine), notice of the proposed amendment is given to the Company in writing by a Member entitled to vote at that meeting; and

(b)	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

12.16	A Special Resolution to be proposed at a general meeting may be amended by Ordinary Resolution, if:

(a)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed, and

(b)	the amendment does not go beyond what the chairman considers is necessary to correct a grammatical or other non-substantive error in the resolution.

12.17	If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution.

Written resolutions

12.18	Members may pass a resolution in writing without holding a meeting if the following conditions are met:

(a)	all Members entitled so to vote are given notice of the resolution as if the same were being proposed at a meeting of Members;

(b)	all Members entitled so to vote :

(i)	sign a document; or

(ii)	sign several documents in the like form each signed by one or more of those Members; and

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(c)	the signed document or documents is or are delivered to the Company, including, if the Company so nominates, by delivery of an Electronic Record by Electronic means to the address specified for that purpose.

Such written resolution shall be as effective as if it had been passed at a meeting of the Members entitled to vote duly convened and held.

12.19	If a written resolution is described as a Special Resolution or as an Ordinary Resolution, it has effect accordingly.

12.20	The directors may determine the manner in which written resolutions shall be put to Members. In particular, they may provide, in the form of any written resolution, for each Member to indicate, out of the number of votes the Member would have been entitled to cast at a meeting to consider the resolution, how many votes he wishes to cast in favour of the resolution and how many against the resolution or to be treated as abstentions. The result of any such written resolution shall be determined on the same basis as on a poll.

Sole-member company

12.21	If the Company has only one Member, and the Member records in writing his decision on a question, that record shall constitute both the passing of a resolution and the minute of it.

13	Voting rights of Members

Right to vote

13.1	Unless their Shares carry no right to vote, or unless a call or other amount presently payable has not been paid, all Members are entitled to vote at a general meeting, and all Members holding Shares of a particular class of Shares are entitled to vote at a meeting of the holders of that class of Shares.

13.2	Members may vote in person or by proxy.

13.3	Every Member shall have one vote for each Share he holds, unless any Share carries special voting rights.

13.4	A fraction of a Share shall entitle its holder to an equivalent fraction of one vote.

13.5	No Member is bound to vote on his Shares or any of them; nor is he bound to vote each of his Shares in the same way.

Rights of joint holders

13.6	If Shares are held jointly, only one of the joint holders may vote. If more than one of the joint holders tenders a vote, the vote of the holder whose name in respect of those Shares appears first in the Register of Members shall be accepted to the exclusion of the votes of the other joint holder.

Representation of corporate Members

13.7	Save where otherwise provided, a corporate Member must act by a duly authorised representative.

13.8	A corporate Member wishing to act by a duly authorised representative must identify that person to the Company by notice in writing.

13.9	The authorization may be for any period of time, and must be delivered to the Company not less than two hours before the commencement of the meeting at which it is first used.

13.10	The directors of the Company may require the production of any evidence which they consider necessary to determine the validity of the notice.

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13.11	Where a duly authorised representative is present at a meeting that Member is deemed to be present in person; and the acts of the duly authorised representative are personal acts of that Member.

13.12	A corporate Member may revoke the appointment of a duly authorised representative at any time by notice to the Company; but such revocation will not affect the validity of any acts carried out by the duly authorised representative before the directors of the Company had actual notice of the revocation.

13.13	If a clearing house (or its nominee(s)), being a corporation, is a Member, it may authorize such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorization shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) as if such person was the registered holder of such Shares held by the clearing house (or its nominee(s)).

Member with mental disorder

13.14	A Member in respect of whom an order has been made by any court having jurisdiction (whether in the Cayman Islands or elsewhere) in matters concerning mental disorder may vote, by that Member’s receiver, curator bonis or other person authorised in that behalf appointed by that court.

13.15	For the purpose of the preceding Article, evidence to the satisfaction of the directors of the authority of the person claiming to exercise the right to vote must be received not less than 24 hours before holding the relevant meeting or the adjourned meeting in any manner specified for the delivery of forms of appointment of a proxy, whether in writing or by Electronic means. In default, the right to vote shall not be exercisable.

Objections to admissibility of votes

13.16	An objection to the validity of a person’s vote may only be raised at the meeting or at the adjourned meeting at which the vote is sought to be tendered. Any objection duly made shall be referred to the chairman whose decision shall be final and conclusive.

Form of proxy

13.17	An instrument appointing a proxy shall be in any common form or in any other form approved by the directors.

13.18	The instrument must be in writing and signed in one of the following ways:

(a) by the Member; or

(b) by the Member’s authorised attorney; or

(c) if the Member is a corporation or other body corporate, under seal or signed by an authorised officer, secretary or attorney.

If the directors so resolve, the Company may accept an Electronic Record of that instrument delivered in the manner specified below and otherwise satisfying the Articles about authentication of Electronic Records.

13.19	The directors may require the production of any evidence which they consider necessary to determine the validity of any appointment of a proxy.

13.20	A Member may revoke the appointment of a proxy at any time by notice to the Company duly signed in accordance with the Article above about signing proxies; but such revocation will not affect the validity of any acts carried out by the proxy before the directors of the Company had actual notice of the revocation.

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How and when proxy is to be delivered

13.21	Subject to the following Articles, the form of appointment of a proxy and any authority under which it is signed (or a copy of the authority certified notarially or in any other way approved by the directors) must be delivered so that it is received by the Company not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote. They must be delivered in either of the following ways:

(a)	In the case of an instrument in writing, it must be left at or sent by post:

(i)	to the registered office of the Company; or

(ii)	to such other place specified in the notice convening the meeting or in any form of appointment of proxy sent out by the Company in relation to the meeting.

(b)	If, pursuant to the notice provisions, a notice may be given to the Company in an Electronic Record, an Electronic Record of an appointment of a proxy must be sent to the address specified pursuant to those provisions unless another address for that purpose is specified:

(i)	in the notice convening the meeting; or

(ii)	in any form of appointment of a proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting.

13.22	Where a poll is taken:

(a)	if it is taken more than seven Clear Days after it is demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be delivered as required under the preceding Article not less than 24 hours before the time appointed for the taking of the poll;

(b)	but if it to be taken within seven Clear Days after it was demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be e delivered as required under the preceding Article not less than two hours before the time appointed for the taking of the poll.

13.23	If the form of appointment of proxy is not delivered on time, it is invalid.

Voting by proxy

13.24	A proxy shall have the same voting rights at a meeting or adjourned meeting as the Member would have had except to the extent that the instrument appointing him limits those rights. Notwithstanding the appointment of a proxy, a Member may attend and vote at a meeting or adjourned meeting. If a Member votes on any resolution a vote by his proxy on the same resolution, unless in respect of different Shares, shall be invalid.

14	Number of directors

Unless otherwise determined by Ordinary Resolution, the minimum number of directors shall be one and there shall be no maximum.

15	Appointment, disqualification and removal of directors

No age limit

15.1	There is no age limit for directors save that they must be aged at least 18 years.

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Corporate directors

15.2	Unless prohibited by Applicable Law, a body corporate may be a director. If a body corporate is a director, the Articles about representation of corporate Members at general meetings apply, mutatis mutandis, to the Articles about directors’ meetings.

No shareholding qualification

15.3	Unless a shareholding qualification for directors is fixed by Ordinary Resolution, no director shall be required to own Shares as a condition of his appointment.

Appointment and removal of directors

15.4	The directors shall stand elected for a term expiring at the Company’s first annual general meeting after their election. Notwithstanding the foregoing, all directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified.

15.5	The Company may by Ordinary Resolution appoint any person to be a director.

15.6	Subject to death, resignation or removal, and with the exception of those directors appointed prior to the first annual general meeting of the Company, each director shall serve a term of office that will expire at the third succeeding annual general meeting after their appointment or election.

15.7	A director may be removed from office with or without cause by:

(a)	an Ordinary Resolution passed at a meeting of Members called for the purposes of removing the director or for purposes including the removal of the director; or

(b)	a resolution of directors passed at a meeting of directors.

15.8	The directors shall have power at any time to appoint any person to be a director who:

(a)	is recommended as a director nominee by a majority of the Independent Directors; and

(b)	is willing to act as a director,

either to fill a vacancy or as an additional director. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified. Notwithstanding the other provisions of these Articles, in any case where, as a result of death, the Company has no directors and no shareholders, the personal representatives of the last shareholder to have died have the power, by notice in writing to the Company, to appoint a person to be a director. For the purposes of this Article;

(c)	where two or more shareholders die in circumstances rendering it uncertain who was the last to die, a younger shareholder is deemed to have survived an older shareholder;

(d)	if the last shareholder died leaving a will which disposes of that shareholder’s shares in the Company (whether by way of specific gift, as part of the residuary estate, or otherwise):

(i)	the expression personal representatives of the last shareholder means:

(A)	until a grant of probate in respect of that will has been obtained from the Grand Court of the Cayman Islands, all of the executors named in that will who are living at the time the power of appointment under this Article is exercised; and

(B)	after such grant of probate has been obtained, only such of those executors who have proved that will;

(ii)	without derogating from section 3(1) of the Succession Act (Revised), the executors named in that will may exercise the power of appointment under this Article without first obtaining a grant of probate.

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15.9	A remaining director may appoint a director even though there is not a quorum of directors.

15.10	No appointment can cause the number of directors to exceed the maximum; and any such appointment shall be invalid.

15.11	For so long as Shares are listed on a Designated Stock Exchange, the directors shall include at least such number of Independent Directors as Applicable Law or the rules and regulations of the Designated Stock Exchange require, subject to applicable phase-in rules of the Designated Stock Exchange.

Resignation of directors

15.12	A director may at any time resign office by giving to the Company notice in writing or, if permitted pursuant to the notice provisions, in an Electronic Record delivered in either case in accordance with those provisions.

15.13	Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to the Company.

Termination of the office of director

15.14	A director’s office shall be terminated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a director; or

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally; or

(c)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director; or

(d)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise;

(e)	without the consent of the other directors, he is absent from meetings of directors for a continuous period of six months;

(f)	an Ordinary Resolution is passed at a meeting of Members called for the purposes of removing the director or for purposes including the removal of the director; or

(g)	all of the other directors (being not less than two in number) determine that he should be removed as a director, either by a resolution passed by all of the other directors at a meeting of the directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other directors.

16	Alternate directors

Appointment and removal

16.1	Any director may appoint any other person, including another director, to act in his place as an alternate director. No appointment shall take effect until the director has given notice of the appointment to the other directors. Such notice must be given to each other director by either of the following methods:

(a)	by notice in writing in accordance with the notice provisions;

(b)	if the other director has an email address, by emailing to that address a scanned copy of the notice as a PDF attachment (the PDF version being deemed to be the notice unless Article 30.7 applies), in which event notice shall be taken to be given on the date of receipt by the recipient in readable form. For the avoidance of doubt, the same email may be sent to the email address of more than one director (and to the email address of the Company pursuant to Article 16.4(c)).

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16.2	Without limitation to the preceding Article, a director may appoint an alternate for a particular meeting by sending an email to his fellow directors informing them that they are to take such email as notice of such appointment for such meeting. Such appointment shall be effective without the need for a signed notice of appointment or the giving of notice to the Company in accordance with Article 16.4.

16.3	A director may revoke his appointment of an alternate at any time. No revocation shall take effect until the director has given notice of the revocation to the other directors. Such notice must be given by either of the methods specified in Article 16.1.

16.4	A notice of appointment or removal of an alternate director must also be given to the Company by any of the following methods:

(a)	by notice in writing in accordance with the notice provisions;

(b)	if the Company has a facsimile address for the time being, by sending by facsimile transmission to that facsimile address a facsimile copy or, otherwise, by sending by facsimile transmission to the facsimile address of the Company’s registered office a facsimile copy (in either case, the facsimile copy being deemed to be the notice unless Article 31.7 applies), in which event notice shall be taken to be given on the date of an error-free transmission report from the sender’s fax machine;

(c)	if the Company has an email address for the time being, by emailing to that email address a scanned copy of the notice as a PDF attachment or, otherwise, by emailing to the email address provided by the Company’s registered office a scanned copy of the notice as a PDF attachment (in either case, the PDF version being deemed to be the notice unless Article 30.7 applies), in which event notice shall be taken to be given on the date of receipt by the Company or the Company’s registered office (as appropriate) in readable form; or

(d)	if permitted pursuant to the notice provisions, in some other form of approved Electronic Record delivered in accordance with those provisions in writing.

Notices

16.5	All notices of meetings of directors shall continue to be given to the appointing director and not to the alternate.

Rights of alternate director

16.6	An alternate director shall be entitled to attend and vote at any board meeting or meeting of a committee of the directors at which the appointing director is not personally present, and generally to perform all the functions of the appointing director in his absence.

16.7	For the avoidance of doubt:

(a)	if another director has been appointed an alternate director for one or more directors, he shall be entitled to a separate vote in his own right as a director and in right of each other director for whom he has been appointed an alternate; and

(b)	if a person other than a director has been appointed an alternate director for more than one director, he shall be entitled to a separate vote in right of each director for whom he has been appointed an alternate.

16.8	An alternate director, however, is not entitled to receive any remuneration from the Company for services rendered as an alternate director.

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Appointment ceases when the appointer ceases to be a director

16.9	An alternate director shall cease to be an alternate director if the director who appointed him ceases to be a director.

Status of alternate director

16.10	An alternate director shall carry out all functions of the director who made the appointment.

16.11	Save where otherwise expressed, an alternate director shall be treated as a director under these Articles.

16.12	An alternate director is not the agent of the director appointing him.

16.13	An alternate director is not entitled to any remuneration for acting as alternate director.

Status of the director making the appointment

16.14	A director who has appointed an alternate is not thereby relieved from the duties which he owes the Company.

17	Powers of directors

Powers of directors

17.1	Subject to the provisions of the Act, the Memorandum and these Articles, the business of the Company shall be managed by the directors who may for that purpose exercise all the powers of the Company.

17.2	No prior act of the directors shall be invalidated by any subsequent alteration of the Memorandum or these Articles. However, to the extent allowed by the Act, following the consummation of the IPO Members may by Special Resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

Appointments to office

17.3	The directors may appoint a director:

(a)	as chairman of the board of directors;

(b)	as vice-chairman of the board of directors;

(c)	as managing director;

(d)	to any other executive office

for such period and on such terms, including as to remuneration, as they think fit.

17.4	The appointee must consent in writing to holding that office.

17.5	Where a chairman is appointed he shall, unless unable to do so, preside at every meeting of directors.

17.6	If there is no chairman, or if the chairman is unable to preside at a meeting, that meeting may select its own chairman; or the directors may nominate one of their number to act in place of the chairman should he ever not be available.

17.7	Subject to the provisions of the Act, the directors may also appoint any person, who need not be a director:

(a)	as Secretary; and

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(b)	to any office that may be required (including, for the avoidance of doubt, one or more chief executive officers, presidents, a chief financial officer, a treasurer, vice-presidents, one or more assistant vice-presidents, one or more assistant treasurers and one or more assistant secretaries), for such period and on such terms, including as to remuneration, as they think fit. In the case of an Officer, that Officer may be given any title the directors decide.

17.8	The Secretary or Officer must consent in writing to holding that office.

17.9	A director, Secretary or other Officer of the Company may not hold the office, or perform the services, of auditor.

Remuneration

17.10	The remuneration to be paid to the directors, if any, shall be such remuneration as the directors shall determine. The directors shall also be entitled to be paid all out of pocket expenses properly incurred by them in connection with activities on behalf of the Company.

17.11	Remuneration may take any form and may include arrangements to pay pensions, health insurance, death or sickness benefits, whether to the director or to any other person connected to or related to him.

17.12	Unless his fellow directors determine otherwise, a director is not accountable to the Company for remuneration or other benefits received from any other company which is in the same group as the Company or which has common shareholdings.

Disclosure of information

17.13	The directors may release or disclose to a third party any information regarding the affairs of the Company, including any information contained in the Register of Members relating to a Member, (and they may authorize any director, Officer or other authorised agent of the Company to release or disclose to a third party any such information in his possession) if:

(a)	the Company or that person, as the case may be, is lawfully required to do so under the laws of any jurisdiction to which the Company is subject; or

(b)	such disclosure is in compliance with the rules of any stock exchange upon which the Company’s shares are listed; or

(c)	such disclosure is in accordance with any contract entered into by the Company; or

(d)	the directors are of the opinion such disclosure would assist or facilitate the Company’s operations.

18	Delegation of powers

Power to delegate any of the directors’ powers to a committee

18.1	The directors may delegate any of their powers to any committee consisting of one or more persons who need not be Members. Persons on the committee may include non-directors so long as the majority of those persons are directors.

18.2	The delegation may be collateral with, or to the exclusion of, the directors’ own powers.

18.3	The delegation may be on such terms as the directors think fit, including provision for the committee itself to delegate to a sub-committee; save that any delegation must be capable of being revoked or altered by the directors at will.

18.4	Unless otherwise permitted by the directors, a committee must follow the procedures prescribed for the taking of decisions by directors.

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Power to appoint an agent of the Company

18.5	The directors may appoint any person, either generally or in respect of any specific matter, to be the agent of the Company with or without authority for that person to delegate all or any of that person’s powers. The directors may make that appointment:

(a)	by causing the Company to enter into a power of attorney or agreement; or

(b)	in any other manner they determine.

Power to appoint an attorney or authorised signatory of the Company

18.6	The directors may appoint any person, whether nominated directly or indirectly by the directors, to be the attorney or the authorised signatory of the Company. The appointment may be:

(a)	for any purpose;

(b)	with the powers, authorities and discretions;

(c)	for the period; and

(d)	subject to such conditions

as they think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under these Articles. The directors may do so by power of attorney or any other manner they think fit.

18.7	Any power of attorney or other appointment may contain such provision for the protection and convenience for persons dealing with the attorney or authorised signatory as the directors think fit. Any power of attorney or other appointment may also authorize the attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in that person.

Power to appoint a proxy

18.8	Any director may appoint any other person, including another director, to represent him at any meeting of the directors. If a director appoints a proxy, then for all purposes the presence or vote of the proxy shall be deemed to be that of the appointing director.

18.9	Articles 16.1 to 16.5 inclusive (relating to the appointment by directors of alternate directors) apply, mutatis mutandis, to the appointment of proxies by directors.

18.10	A proxy is an agent of the director appointing him and is not an officer of the Company.

19	Meetings of directors

Regulation of directors’ meetings

19.1	Subject to the provisions of these Articles, the directors may regulate their proceedings as they think fit.

Calling meetings

19.2	Any director may call a meeting of directors at any time. The Secretary, if any, must call a meeting of the directors if requested to do so by a director.

Notice of meetings

19.3	Every director shall be given notice of a meeting, although a director may waive retrospectively the requirement to be given notice. Notice may be oral. Attendance at a meeting without written objection shall be deemed to be a waiver of such notice requirement.

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Period of notice

19.4	At least five Clear Days’ notice of a meeting of directors must be given to directors. A meeting may be convened on shorter notice with the consent of all directors.

Use of technology

19.5	A director may participate in a meeting of directors through the medium of conference telephone, video or any other form of communications equipment providing all persons participating in the meeting are able to hear and speak to each other throughout the meeting.

19.6	A director participating in this way is deemed to be present in person at the meeting.

Place of meetings

19.7	If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.

Quorum

19.8	The quorum for the transaction of business at a meeting of directors shall be two unless the directors fix some other number or unless the Company has only one director.

Voting

19.9	A question which arises at a board meeting shall be decided by a majority of votes. If votes are equal the chairman may, if he wishes, exercise a casting vote.

Validity

19.10	Anything done at a meeting of directors is unaffected by the fact that it is later discovered that any person was not properly appointed, or had ceased to be a director, or was otherwise not entitled to vote.

Recording of dissent

19.11	A director present at a meeting of directors shall be presumed to have assented to any action taken at that meeting unless:

(a)	his dissent is entered in the minutes of the meeting; or

(b)	he has filed with the meeting before it is concluded signed dissent from that action; or

(c)	he has forwarded to the Company as soon as practical following the conclusion of that meeting signed dissent.

A director who votes in favour of an action is not entitled to record his dissent to it.

Written resolutions

19.12	The directors may pass a resolution in writing without holding a meeting if all directors sign a document or sign several documents in the like form each signed by one or more of those directors.

19.13	Despite the foregoing, a resolution in writing signed by a validly appointed alternate director or by a validly appointed proxy need not also be signed by the appointing director. If a written resolution is signed personally by the appointing director, it need not also be signed by his alternate or proxy.

19.14	Such written resolution shall be as effective as if it had been passed at a meeting of the directors duly convened and held; and it shall be treated as having been passed on the day and at the time that the last director signs.

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Sole director’s minute

19.15	Where a sole director signs a minute recording his decision on a question, that record shall constitute the passing of a resolution in those terms.

20	Permissible directors’ interests and disclosure

Permissible interests subject to disclosure

20.1	Save as expressly permitted by these Articles or as set out below, a director may not have a direct or indirect interest or duty which conflicts or may possibly conflict with the interests of the Company.

20.2	If, notwithstanding the prohibition in the preceding Article, a director discloses to his fellow directors the nature and extent of any material interest or duty in accordance with the next Article, he may:

(a)	be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is or may otherwise be interested; or

(b)	be interested in another body corporate promoted by the Company or in which the Company is otherwise interested. In particular, the director may be a director, secretary or officer of, or employed by, or be a party to any transaction or arrangement with, or otherwise interested in, that other body corporate.

20.3	Such disclosure may be made at a meeting of the board or otherwise (and, if otherwise, it must be made in writing). The director must disclose the nature and extent of his direct or indirect interest in or duty in relation to a transaction or arrangement or series of transactions or arrangements with the Company or in which the Company has any material interest.

20.4	If a director has made disclosure in accordance with the preceding Article, then he shall not, by reason only of his office, be accountable to the Company for any benefit that he derives from any such transaction or arrangement or from any such office or employment or from any interest in any such body corporate, and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

Notification of interests

20.5	For the purposes of the preceding Articles:

(a)	a general notice that a director gives to the other directors that he is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that he has an interest in or duty in relation to any such transaction of the nature and extent so specified; and

(b)	an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

Voting where a director is interested in a matter

20.6	A director may vote at a meeting of directors on any resolution concerning a matter in which that director has an interest or duty, whether directly or indirectly, so long as that director discloses any material interest pursuant to these Articles. The director shall be counted towards a quorum of those present at the meeting. If the director votes on the resolution, his vote shall be counted.

20.7	Where proposals are under consideration concerning the appointment of two or more directors to offices or employment with the Company or anybody corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately and each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his or her own appointment.

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21	Minutes

The Company shall cause minutes to be made in books kept for the purpose in accordance with the Act.

22	Accounts and audit

Accounting and other records

22.1	The directors must ensure that proper accounting and other records are kept, and that accounts and associated reports are distributed in accordance with the requirements of the Act.

No automatic right of inspection

22.2	Members are only entitled to inspect the Company’s records if they are expressly entitled to do so by Applicable Law, or by resolution made by the directors or passed by Ordinary Resolution.

Sending of accounts and reports

22.3	The Company’s accounts and associated directors’ report or auditor’s report that are required or permitted to be sent to any person pursuant to any Applicable Law shall be treated as properly sent to that person if:

(a)	they are sent to that person in accordance with the notice provisions: or

(b)	they are published on a website providing that person is given separate notice of:

(i)	the fact that publication of the documents has been published on the website;

(ii)	the address of the website; and

(iii)	the place on the website where the documents may be accessed; and

(iv)	how they may be accessed.

22.4	If, for any reason, a person notifies the Company that he is unable to access the website, the Company must, as soon as practicable, send the documents to that person by any other means permitted by these Articles. This, however, will not affect when that person is taken to have received the documents under the next Article.

Time of receipt if documents are published on a website

22.5	Documents sent by being published on a website in accordance with the preceding two Articles are only treated as sent at least five Clear Days before the date of the meeting at which they are to be laid if:

(a)	the documents are published on the website throughout a period beginning at least five Clear Days before the date of the meeting and ending with the conclusion of the meeting; and

(b)	the person is given at least five Clear Days’ notice of the hearing.

Validity despite accidental error in publication on website

22.6	If, for the purpose of a meeting, documents are sent by being published on a website in accordance with the preceding Articles, the proceedings at that meeting are not invalidated merely because:

(a)	those documents are, by accident, published in a different place on the website to the place notified; or

(b)	they are published for part only of the period from the date of notification until the conclusion of that meeting.

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Audit

22.7	The directors may appoint an Auditor of the Company who shall hold office on such terms as the directors determine.

22.8	The directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors (including, without limitation, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee). Any such delegation may be made subject to any conditions the directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the directors. Subject to any such conditions, the proceedings of a committee of directors shall be governed by the Articles regulating the proceedings of directors, so far as they are capable of applying. The composition and responsibilities of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee shall comply with the rules and regulations of the SEC and the Designated Stock Exchange and the directors may adopt formal written charters for such committees. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in the Articles and shall have such powers as the directors may delegate pursuant to the Articles and as required by the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

22.9	The Audit Committee shall monitor compliance with the terms of the IPO and, if any non-compliance is identified, the Audit Committee shall be charged with the responsibility to take all action necessary to rectify such non-compliance or otherwise cause compliance with the terms of the IPO.

22.10	At least one member of the Audit Committee shall be an “audit committee financial expert” as determined by the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or otherwise under Applicable Law. The “audit committee financial expert” shall have such past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication.

22.11	If the Shares are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilize the Audit Committee for the review and approval of potential conflicts of interest.

22.12	The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).

22.13	If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the directors shall fill the vacancy and determine the remuneration of such Auditor.

22.14	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

22.15	Auditors shall, if so required by the directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the directors or any general meeting of the Members.

23	Financial year

Unless the directors otherwise specify, the financial year of the Company:

(a)	shall end on 31st December in the year of its incorporation and each following year; and

(b)	shall begin when it was incorporated and on 1st January each following year.

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24	Record dates

Except to the extent of any conflicting rights attached to Shares, the directors may fix any time and date as the record date for:

(a)	calling a general meeting;

(b)	declaring or paying a dividend;

(c)	making or issuing an allotment of Shares; or

(d)	conducting any other business required pursuant to these Articles.

(e)	The record date may be before or after the date on which a dividend, allotment or issue is declared, paid or made.

25	Dividends

Declaration of dividends by Members

25.1	Subject to the provisions of the Act, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the Members but no dividend shall exceed the amount recommended by the directors.

Payment of interim dividends and declaration of final dividends by directors

25.2	The directors may pay interim dividends or declare final dividends in accordance with the respective rights of the Members if it appears to them that they are justified by the financial position of the Company and that such dividends may lawfully be paid.

25.3	Subject to the provisions of the Act, in relation to the distinction between interim dividends and final dividends, the following applies:

(a)	Upon determination to pay a dividend or dividends described as interim by the directors in the dividend resolution, no debt shall be created by the declaration until such time as payment is made.

(b)	Upon declaration of a dividend or dividends described as final by the directors in the dividend resolution, a debt shall be created immediately following the declaration, the due date to be the date the dividend is stated to be payable in the resolution.

If the resolution fails to specify whether a dividend is final or interim, it shall be assumed to be interim.

25.4	In relation to Shares carrying differing rights to dividends or rights to dividends at a fixed rate, the following applies:

(a)	If the share capital is divided into different classes, the directors may pay dividends on Shares which confer deferred or non-preferred rights with regard to dividends as well as on Shares which confer preferential rights with regard to dividends but no dividend shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

(b)	The directors may also pay, at intervals settled by them, any dividend payable at a fixed rate if it appears to them that there are sufficient funds of the Company lawfully available for distribution to justify the payment.

(c)	If the directors act in good faith, they shall not incur any liability to the Members holding Shares conferring preferred rights for any loss those Members may suffer by the lawful payment of the dividend on any Shares having deferred or non-preferred rights.

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Apportionment of dividends

25.5	Except as otherwise provided by the rights attached to Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amount paid up on the Shares during the time or part of the time in respect of which the dividend is paid. If a Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

25.6	[REPEALED]

Power to pay other than in cash

25.7	If the directors so determine, any resolution declaring a dividend may direct that it shall be satisfied wholly or partly by the distribution of assets. If a difficulty arises in relation to the distribution, the directors may settle that difficulty in any way they consider appropriate. For example, they may do any one or more of the following:

(a)	issue fractional Shares;

(b)	fix the value of assets for distribution and make cash payments to some Members on the footing of the value so fixed in order to adjust the rights of Members; and

(c)	vest some assets in trustees.

How payments may be made

25.8	A dividend or other monies payable on or in respect of a Share may be paid in any of the following ways:

(a)	if the Member holding that Share or other person entitled to that Share nominates a bank account for that purpose - by wire transfer to that bank account; or

(b)	by cheque or warrant sent by post to the registered address of the Member holding that Share or other person entitled to that Share.

25.9	For the purpose of paragraph (a) of the preceding Article, the nomination may be in writing or in an Electronic Record and the bank account nominated may be the bank account of another person. For the purpose of paragraph (b) of the preceding Article, subject to any applicable law or regulation, the cheque or warrant shall be made to the order of the Member holding that Share or other person entitled to the Share or to his nominee, whether nominated in writing or in an Electronic Record, and payment of the cheque or warrant shall be a good discharge to the Company.

25.10	If two or more persons are registered as the holders of the Share or are jointly entitled to it by reason of the death or bankruptcy of the registered holder (Joint Holders), a dividend (or other amount) payable on or in respect of that Share may be paid as follows:

(a)	to the registered address of the Joint Holder of the Share who is named first on the Register of Members or to the registered address of the deceased or bankrupt holder, as the case may be; or

(b)	to the address or bank account of another person nominated by the Joint Holders, whether that nomination is in writing or in an Electronic Record.

25.11	Any Joint Holder of a Share may give a valid receipt for a dividend (or other amount) payable in respect of that Share.

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Dividends or other moneys not to bear interest in absence of special rights

25.12	Unless provided for by the rights attached to a Share, no dividend or other monies payable by the Company in respect of a Share shall bear interest.

Dividends unable to be paid or unclaimed

25.13	If a dividend cannot be paid to a Member or remains unclaimed within six weeks after it was declared or both, the directors may pay it into a separate account in the Company’s name. If a dividend is paid into a separate account, the Company shall not be constituted trustee in respect of that account and the dividend shall remain a debt due to the Member.

25.14	A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

26	Capitalization of profits

Capitalization of profits or of any share premium account or capital redemption reserve

26.1	The directors may resolve to capitalize:

(a)	any part of the Company’s profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of the Company’s share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the Members who would have been entitled to it had it been distributed by way of dividend and in the same proportions. The benefit to each Member so entitled must be given in either or both of the following ways:

(a)	by paying up the amounts unpaid on that Member’s Shares;

(b)	by issuing Fully Paid Shares, debentures or other securities of the Company to that Member or as that Member directs. The directors may resolve that any Shares issued to the Member in respect of partly paid Shares (Original Shares) rank for dividend only to the extent that the Original Shares rank for dividend while those Original Shares remain partly paid.

Applying an amount for the benefit of members

26.2	The amount capitalized must be applied to the benefit of Members in the proportions to which the Members would have been entitled to dividends if the amount capitalized had been distributed as a dividend.

26.3	Subject to the Act, if a fraction of a Share, a debenture, or other security is allocated to a Member, the directors may issue a fractional certificate to that Member or pay him the cash equivalent of the fraction.

27	Share premium account

Directors to maintain share premium account

27.1	The directors shall establish a share premium account in accordance with the Act. They shall carry to the credit of that account from time to time an amount equal to the amount or value of the premium paid on the issue of any Share or capital contributed or such other amounts required by the Act.

Debits to share premium account

27.2	The following amounts shall be debited to any share premium account:

(a)	on the redemption or purchase of a Share, the difference between the nominal value of that Share and the redemption or purchase price; and

(b)	any other amount paid out of a share premium account as permitted by the Act.

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27.3	Notwithstanding the preceding Article, on the redemption or purchase of a Share, the directors may pay the difference between the nominal value of that Share and the redemption purchase price out of the profits of the Company or, as permitted by the Act, out of capital.

28	Seal

Company seal

28.1	The Company may have a seal if the directors so determine.

Duplicate seal

28.2	Subject to the provisions of the Act, the Company may also have a duplicate seal or seals for use in any place or places outside the Cayman Islands. Each duplicate seal shall be a facsimile of the original seal of the Company. However, if the directors so determine, a duplicate seal shall have added on its face the name of the place where it is to be used.

When and how seal is to be used

28.3	A seal may only be used by the authority of the directors. Unless the directors otherwise determine, a document to which a seal is affixed must be signed in one of the following ways:

(a)	by a director (or his alternate) and the Secretary; or

(b)	by a single director (or his alternate).

If no seal is adopted or used

28.4	If the directors do not adopt a seal, or a seal is not used, a document may be executed in the following manner:

(a)	by a director (or his alternate) or any Officer to which authority has been delegated by resolution duly adopted by the directors; or

(b)	by a single director (or his alternate); or

(c)	in any other manner permitted by the Act.

Power to allow non-manual signatures and facsimile printing of seal

28.5	The directors may determine that either or both of the following applies:

(a)	that the seal or a duplicate seal need not be affixed manually but may be affixed by some other method or system of reproduction;

(b)	that a signature required by these Articles need not be manual but may be a mechanical or Electronic Signature.

Validity of execution

28.6	If a document is duly executed and delivered by or on behalf of the Company, it shall not be regarded as invalid merely because, at the date of the delivery, the Secretary, or the director, or other Officer or person who signed the document or affixed the seal for and on behalf of the Company ceased to be the Secretary or hold that office and authority on behalf of the Company.

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29	Indemnity

Indemnity

29.1	To the maximum extent permitted by Applicable Law, the Company shall indemnify each existing or former Secretary, director (including alternate director), and other Officer of the Company (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former Secretary or Officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former Secretary’s or Officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former Secretary or Officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former Secretary or Officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, willful default or willful neglect.

29.2	To the extent permitted by Applicable Law, the Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former Secretary or Officer of the Company in respect of any matter identified in paragraph (a) or paragraph (b) of the preceding Article on condition that the Secretary or Officer must repay the amount paid by the Company to the extent that it is ultimately found not liable to indemnify the Secretary or that Officer for those legal costs.

Release

29.3	To the extent permitted by Applicable Law, the Company may by Special Resolution release any existing or former director (including alternate director), Secretary or other Officer of the Company from liability for any loss or damage or right to compensation which may arise out of or in connection with the execution or discharge of the duties, powers, authorities or discretions of his office; but there may be no release from liability arising out of or in connection with that person’s own actual fraud, willful default or willful neglect.

Insurance

29.4	To the extent permitted by Applicable Law, the Company may pay, or agree to pay, a premium in respect of a contract insuring each of the following persons against risks determined by the directors, other than liability arising out of that person’s own dishonesty:

(a)	an existing or former director (including alternate director), Secretary or Officer or auditor of:

(i)	the Company;

(ii)	a company which is or was a subsidiary of the Company;

(iii)	a company in which the Company has or had an interest (whether direct or indirect); and

29.5	a trustee of an employee or retirement benefits scheme or other trust in which any of the persons referred to in paragraph (a) is or was interested.

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30	Notices

Form of notices

30.1	Save where these Articles provide otherwise, any notice to be given to or by any person pursuant to these Articles shall be:

(a)	in writing signed by or on behalf of the giver in the manner set out below for written notices; or

(b)	subject to the next Article, in an Electronic Record signed by or on behalf of the giver by Electronic Signature and authenticated in accordance with Articles about authentication of Electronic Records; or

(c)	where these Articles expressly permit, by the Company by means of a website.

Electronic communications

30.2	Without limitation to Articles 16.1 to 16.4 inclusive (relating to the appointment and removal by directors of alternate directors) and to Articles 18.8 to 18.10 inclusive (relating to the appointment by directors of proxies), a notice may only be given to the Company in an Electronic Record if:

(a)	the directors so resolve;

(b)	the resolution states how an Electronic Record may be given and, if applicable, specifies an email address for the Company; and

(c)	the terms of that resolution are notified to the Members for the time being and, if applicable, to those directors who were absent from the meeting at which the resolution was passed.

If the resolution is revoked or varied, the revocation or variation shall only become effective when its terms have been similarly notified.

30.3	A notice may not be given by Electronic Record to a person other than the Company unless the recipient has notified the giver of an Electronic address to which notice may be sent.

Persons authorised to give notices

30.4	A notice by either the Company or a Member pursuant to these Articles may be given on behalf of the Company or a Member by a director or company secretary of the Company or a Member.

Delivery of written notices

30.5	Save where these Articles provide otherwise, a notice in writing may be given personally to the recipient, or left at (as appropriate) the Member’s or director’s registered address or the Company’s registered office, or posted to that registered address or registered office.

Joint holders

30.6	Where Members are joint holders of a Share, all notices shall be given to the Member whose name first appears in the Register of Members.

Signatures

30.7	A written notice shall be signed when it is autographed by or on behalf of the giver, or is marked in such a way as to indicate its execution or adoption by the giver.

30.8	An Electronic Record may be signed by an Electronic Signature.

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Evidence of transmission

30.9	A notice given by Electronic Record shall be deemed sent if an Electronic Record is kept demonstrating the time, date and content of the transmission, and if no notification of failure to transmit is received by the giver.

30.10	A notice given in writing shall be deemed sent if the giver can provide proof that the envelope containing the notice was properly addressed, pre-paid and posted, or that the written notice was otherwise properly transmitted to the recipient.

Giving notice to a deceased or bankrupt Member

30.11	A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a Member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description, at the address, if any, supplied for that purpose by the persons claiming to be so entitled.

30.12	Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

Date of giving notices

30.13	A notice is given on the date identified in the following table.

Method for giving notices	When taken to be given
Personally	At the time and date of delivery
By leaving it at the member’s registered address	At the time and date it was left
If the recipient has an address within the Cayman Islands, by posting it by prepaid post to the street or postal address of that recipient	48 hours after it was posted
If the recipient has an address outside the Cayman Islands, by posting it by prepaid airmail to the street or postal address of that recipient	3 Clear Days after posting
By Electronic Record (other than publication on a website), to recipient’s Electronic address	Within 24 hours after it was sent
By publication on a website	See the Articles about the time when notice of a meeting of Members or accounts and reports, as the case may be, are published on a website

Saving provision

30.14	None of the preceding notice provisions shall derogate from the Articles about the delivery of written resolutions of directors and written resolutions of Members.

31	Authentication of Electronic Records

Application of Articles

31.1	Without limitation to any other provision of these Articles, any notice, written resolution or other document under these Articles that is sent by Electronic means by a Member, or by the Secretary, or by a director or other Officer of the Company, shall be deemed to be authentic if either Article 31.2 or Article 31.4 applies.

Authentication of documents sent by Members by Electronic means

31.2	An Electronic Record of a notice, written resolution or other document sent by Electronic means by or on behalf of one or more Members shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Member or each Member, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by one or more of those Members; and

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(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, that Member to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 31.7 does not apply.

31.3	For example, where a sole Member signs a resolution and sends the Electronic Record of the original resolution, or causes it to be sent, by facsimile transmission to the address in these Articles specified for that purpose, the facsimile copy shall be deemed to be the written resolution of that Member unless Article 31.7 applies.

Authentication of document sent by the Secretary or Officers of the Company by Electronic means

31.4	An Electronic Record of a notice, written resolution or other document sent by or on behalf of the Secretary or an Officer or Officers of the Company shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Secretary or the Officer or each Officer, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by the Secretary or one or more of those Officers; and

(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, the Secretary or that Officer to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 31.7 does not apply.

This Article applies whether the document is sent by or on behalf of the Secretary or Officer in his own right or as a representative of the Company.

31.5	For example, where a sole director signs a resolution and scans the resolution, or causes it to be scanned, as a PDF version which is attached to an email sent to the address in these Articles specified for that purpose, the PDF version shall be deemed to be the written resolution of that director unless Article 31.7 applies.

Manner of signing

31.6	For the purposes of these Articles about the authentication of Electronic Records, a document will be taken to be signed if it is signed manually or in any other manner permitted by these Articles.

Saving provision

31.7	A notice, written resolution or other document under these Articles will not be deemed to be authentic if the recipient, acting reasonably:

(a)	believes that the signature of the signatory has been altered after the signatory had signed the original document; or

(b)	believes that the original document, or the Electronic Record of it, was altered, without the approval of the signatory, after the signatory signed the original document; or

(c)	otherwise doubts the authenticity of the Electronic Record of the document and the recipient promptly gives notice to the sender setting the grounds of its objection. If the recipient invokes this Article, the sender may seek to establish the authenticity of the Electronic Record in any way the sender thinks fit.

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32	Transfer by way of continuation

32.1	The Company may, by Special Resolution, resolve to be registered by way of continuation in a jurisdiction outside:

(a)	the Cayman Islands; or

(b)	such other jurisdiction in which it is, for the time being, incorporated, registered or existing.

32.2	To give effect to any resolution made pursuant to the preceding Article, the directors may cause the following:

(a)	an application be made to the Registrar of Companies to deregister the Company in the Cayman Islands or in the other jurisdiction in which it is for the time being incorporated, registered or existing; and

(b)	all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

33	Winding up

Distribution of assets in specie

33.1	If the Company is wound up, the Members may, subject to these Articles and any other sanction required by the Act, pass a Special Resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the Members the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the Members or different classes of Members;

(b)	to vest the whole or any part of the assets in trustees for the benefit of Members and those liable to contribute to the winding up.

No obligation to accept liability

33.2	No Member shall be compelled to accept any assets if an obligation attaches to them.

The directors are authorised to present a winding up petition

33.3	The directors have the authority to present a petition for the winding up of the Company to the Grand Court of the Cayman Islands on behalf of the Company without the sanction of a resolution passed at a general meeting.

34	Amendment of Memorandum and Articles

Power to change name or amend Memorandum

34.1	Subject to the Act, the Company may, by Special Resolution:

(a)	change its name; or

(b)	change the provisions of its Memorandum with respect to its objects, powers or any other matter specified in the Memorandum.

Power to amend these Articles

34.2	Subject to the Act and as provided in these Articles, the Company may, by Special Resolution, amend these Articles in whole or in part.

35	Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more constituent companies (as defined in the Act) upon such terms as the directors may determine and (to the extent required by the Act) with the approval of a Special Resolution.

36	Certain Tax Filings

36.1	Each Tax Filing Authorised Person and any such other person, acting alone, as any director shall designate from time to time, are authorised to file tax forms SS-4, W-8 BEN, W-8 IMY, W-9, 8832 and 2553 and such other similar tax forms as are customary to file with any US state or federal governmental authorities or foreign governmental authorities in connection with the formation, activities and/or elections of the Company and such other tax forms as may be approved from time to time by any director or officer of the Company. The Company further ratifies and approves any such filing made by any Tax Filing Authorised Person or such other person prior to the date of the Articles.

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Annex C

TETE TECHNOLOGIES INC
2023 OMNIBUS equity incentive PLAN

SECTION 1.
ESTABLISHMENT, OBJECTIVES AND DURATION

1.1. ESTABLISHMENT. Subject to the approval of the shareholders TETE TECHNOLOGIES INC (the “Company”), the Company has established the TETE Technologies Omnibus Equity Incentive Plan (the “Plan”), as set forth herein, conditioned upon and effective as of the closing of the transactions contemplated by the Agreement and Plan of Merger (“Effective Date”).

1.2. PURPOSE. The purpose of the Plan is to enhance shareholder value by linking long-term incentive compensation to the financial performance of the Company and to further align Participants’ financial rewards with the financial rewards realized by the Company and its shareholders. The Plan is also a vehicle to attract and retain key personnel. To accomplish the foregoing, the Plan provides that the Company may grant Incentive Share Options, Nonqualified Share Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Shares and/or Performance Units.

1.3. DURATION. The Plan shall remain in effect, subject to the right of the Company’s Board of Directors to amend or terminate the Plan at any time pursuant to Section 14, until the earlier of ten (10) years following its Effective Date or the date that all Shares subject to the Plan shall have been purchased or granted according to the Plan’s provisions.

1.4. APPROVAL BY SHAREHOLDERS. The Plan has been adopted by the Board of Directors subject to approval by the shareholders of the Company at an extraordinary general meeting of shareholders held following the adoption by the Board. Awards may be granted prior to shareholder approval, but no Award may be exercised or settled until the Plan is approved by the shareholders, and if the Plan is not so approved within twelve (12) months before or after the Effective Date, the Plan and all Awards granted under the Plan shall be null and void.

SECTION 2.
DEFINITIONS

Whenever used in the Plan, the following capitalized terms shall have the meanings set forth below:

2.1. “ARTICLES” means the memorandum and articles of the Company, as amended, restated or supplemented from time to time.

2.2. “AWARD” means, individually or collectively, a grant under the Plan of Nonqualified Share Options, Incentive Share Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Shares, or Performance Units.

2.3. “AWARD AGREEMENT” means a written (or electronic) document setting forth the terms and provisions applicable to an Award granted to the Participant under the Plan, which need not be executed unless required by the Committee, and is a condition to the grant of an Award hereunder.

2.4. “BOARD” means the Board of Directors of the Company.

2.5. “CHANGE IN CONTROL” means, the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company, as determined in accordance with this Section 2.4. In determining whether an event shall be considered a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company, the following provisions shall apply:

(a) A “change in the ownership” of the Company shall occur on the date on which any one person, or more than one person acting as a group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (a “Person”)), acquires ownership of the equity securities of the Company that, together with the equity securities held by such Person, constitutes more than 50% of the total fair market value or total voting power of the Company, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(v). If a Person is considered either to own more than 50% of the total fair market value or total voting power of the equity securities of the Company, or to have effective control of the Company within the meaning of subsection (B), and such Person acquires additional equity securities of the Company, the acquisition of additional equity securities by such Person shall not be considered to cause a “change in the ownership” of the Company.

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(b) A “change in the effective control” of the Company shall occur on either of the following dates:

(i) The date on which any Person, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of equity securities of the Company possessing 30% or more of the total voting power of the Company’s equity securities, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vi). If a Person is considered to possess 30% or more of the total voting power of the Company’s equity securities, and such Person acquires additional equity securities of the Company, the acquisition of additional equity securities by such Person shall not be considered to cause a “change in the effective control” of the Company; or

(ii) The date on which a majority of the members of the Board of Directors of the Company is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vi).

(c) A “change in the ownership of a substantial portion of the assets” of the Company shall occur on the date on which any one Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vii). A transfer of assets shall not be treated as a “change in the ownership of a substantial portion of the assets” when such transfer is made to an entity that is controlled by the holders of the Company’s equity securities, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vii)(B).

(d) For the purposes of this Plan and this Section 2.5, the following acquisitions shall not constitute a Change in Control: (i) an acquisition by the Company or entity controlled by the Company, or (ii) an acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company.

The above definition of “Change in Control” shall be interpreted by the Board, in good faith, and to comply with Code Section 409A.

2.6 “CHIEF EXECUTIVE OFFICER” or “CEO” shall mean the chief executive officer of the Company or his or her designee.

2.7. “CODE” means the Internal Revenue Code of 1986, and all regulations and formal guidance issued thereunder, as amended from time to time, or any successor legislation thereto.

2.8. “COMMITTEE” means the Compensation Committee of the Board, or such other committee as shall be appointed by the Board as provided in Section 3 to administer the Plan, or in the absence of either, the Board.

2.9. “COMPANY” means TETE TECHNOLOGIES INC1, a Cayman Islands exempted company, and any successor to all or substantially all of the assets or shares of such entity as provided in Section 17.

2.10. “DIRECTOR” means any individual who is a member of the Board or the board of directors of any Subsidiary.

2.11. “DISABILITY” means, unless otherwise provided in the Award Agreement or in an employment, change of control or similar agreement in effect between the Participant and the Company or a Subsidiary, the Participant is unable to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or, by reason of any medically-determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company or a Subsidiary.

1 Company name to be changed to Bradbury Capital Inc. upon shareholder approval.

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2.12. “EFFECTIVE DATE” means the date specified in Section 1.1.

2.13. “EMPLOYEE” means any employee of the Company or any Subsidiary.

2.14. “EXCHANGE ACT” means the Securities Exchange Act of 1934, and all rules and formal guidance issued thereunder, as amended from time to time, or any successor act thereto.

2.15. “FAIR MARKET VALUE” means, with respect to the relevant date, the fair market value of the Shares for such date, as determined by the Committee in good faith and, if applicable, in compliance with Code Section 409A or, in the case of ISOs, Code Section 422(b)(4). In the case of NSOs or SARs, this may include but is not limited to, any of the following valuation methods if the Shares are duly listed on a national securities exchange or on The Nasdaq Stock Market:

(i)	the closing price of a Share on such date, or, if there are no sales on such date, on the next preceding day on which there were sales,

(ii)	the last sale before or the first sale after the grant,

(iii)	the closing price on the trading day before or the trading day of the grant,

(iv)	the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant, or

(v)	an average selling price during a specified period that is within 30 days before or 30 days after the applicable valuation date; provided that the average selling price method described in this clause (v) is irrevocably approved by the Committee for use with the applicable Award before the beginning of the specified period (for this purpose, the term average selling price refers to the arithmetic mean of the high and low selling prices on all trading days during the specified period, or the average of such prices over the specified period weighted based on the volume of trading of such Share on each trading day during such specified period); and provided, further, that the Committee must designate the Participant who will be granted the Award, the number of Shares that are subject to the Award, and the method for determining the exercise price or base price including the period over which the averaging will occur, before the beginning of the specified averaging period.

Such price shall be subject to adjustment as provided in Section 4.3.

2.16. “INCENTIVE SHARE OPTION” or “ISO” means the right to purchase Shares pursuant to terms and conditions that are intended to qualify as, and that satisfy the requirements applicable to, an incentive stock option within the meaning of Code Section 422, as described in Section 6.

2.17. “NaMED EXECUTIVE OFFICERs” means the CEO, the Chief Financial Officer, and each of the three most highly compensated executive officers of the Company other than the CEO and Chief Financial Officer, at the end of the most recently completed financial year of the Company.

2.18. “NONQUALIFIED SHARE OPTION” or “NSO” means the right to purchase Shares pursuant to terms and conditions that are not intended to be, or do not qualify as, an Incentive Share Option as described in Section 6.

2.19. “OPTION” means an Incentive Share Option or a Nonqualified Share Option, as described in Section 6.

2.20. “OPTION PRICE” means the per Share purchase price of a Share purchased pursuant to an Option.

2.21. “PARTICIPANT” means an Employee, prospective Employee, Director, or consultant, advisor or contractor to the Company or any Subsidiary who has outstanding an Award granted under the Plan and includes those former Employees and former Directors who have certain post-termination rights under the terms of an Award.

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2.22. “PERFORMANCE PERIOD” means the time period during which performance goals must be achieved with respect to an Award, as determined by the Committee.

2.23. “PERFORMANCE SHARE” means an Award granted to a Participant that entitles the Participant to delivery of Shares upon achievement of performance goals, as described in Section 9.

2.24. “PERFORMANCE UNIT” means an Award that entitles the Participant to a cash payment upon achievement of performance goals, as described in Section 9.

2.25. “PERIOD OF RESTRICTION” means the period or periods during which the transfer of an Award or the Shares is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Award or Shares are subject to a substantial risk of forfeiture, as provided in Sections 8 and 9.

2.26. “PERSON” shall mean an individual or a corporation, partnership, limited liability company, association, trust, unincorporated organization, or other legal entity or organization.

2.27. “PLAN” means this TETE TECHNOLOGIES INC 2023 Omnibus Equity Incentive Plan, as set forth herein.

2.28. “RESTRICTED SHARES” means an Award of Shares subject to vesting conditions, which is granted to a Participant pursuant to Section 8.

2.29. “RESTRICTED SHARE UNIT” or “RSUs” shall mean a right to receive Shares or cash upon vesting pursuant to Section 8.

2.30. “SERVICE” shall mean the performance of services for the Company (or any Subsidiary) within the meaning of Code Section 409A, except to the extent otherwise specifically provided in the Award Agreement.

2.31. “SETTLED” shall mean, with respect to an Award, when the Award is fully exercised, vested, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such Award.

2.32. “SHARE” or “SHARES” means Class A ordinary shares, par value $0.0001 per share of the Company.

2.33. “SHARE APPRECIATION RIGHT” or “SAR” means a right, designated as an SAR, to receive the appreciation in the Fair Market Value of Shares pursuant to the terms of Section 7.

2.34. “SUBSIDIARY” means any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or entity in the chain, commencing with the Company; provided, however, that with respect to any ISO, the term “Subsidiary” means any entity during any period in which it is a “parent corporation” (as that term is defined in Code Section 424(e)) with respect to the corporation or a “subsidiary corporation” (as that term is defined in Code Section 424(f)) with respect to the Company.

2.35 “VESTING TRANCHE” shall mean the portion of an Award that vests or with respect to which restrictions lapse on a certain date due to attainment of specified vesting conditions as stated in the Award Agreement or Plan.

SECTION 3.
ADMINISTRATION

3.1. PLAN ADMINISTRATION. The Committee shall administer the Plan. The Committee shall consist of not fewer than two Directors who are non-Employee Directors of the Company, within the meaning of Rule 16b-3 of the Exchange Act; and “independent directors” for purposes of the rules of the exchange on which the Shares are traded. The Board may, from time to time, remove members from, or add members to, the Committee. Any vacancies on the Committee shall be filled by members of the Board. Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by unanimous consent of the members of the Committee, shall be valid acts of the Committee.

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3.2. AUTHORITY OF THE COMMITTEE. Except as limited by applicable law or by the Articles, and subject to the provisions herein, the Committee shall have full power, authority and discretion to select Participants to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations consistent with the terms of the Plan for the Plan’s administration; and amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the sole discretion of the Committee and as the Committee deems necessary or advisable to administer the Plan as provided in the Plan and subject to Section 14; provided that the Committee shall not have the authority to amend any Option or SAR to reduce its Option Price or base price except in accordance with Sections 4.3 and 4.4. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan, including establishing administrative methods for the exercise of Options and SARs. The Committee’s determinations, interpretations and actions under the Plan need not be uniform and may be made selectively among Participants and their estates and beneficiaries.

3.3. DECISIONS BINDING. All determinations and decisions made by the Committee (or its delegate) pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including the Company, its shareholders, Employees, Directors, Participants, and their estates and beneficiaries.

3.4. DELEGATION BY COMMITTEE. Unless prohibited by applicable law, the Articles or the applicable rules of a stock exchange, the Committee may delegate all or some of its responsibilities and powers to any one or more of its members. The Committee also may delegate some or all of its administrative duties to any officer of the Company and may delegate some or all of its administrative powers to the CEO. The Committee may delegate to the CEO the authority to grant Awards under the Plan to Participants and potential Participants who are not Directors or Named Executive Officers of the Company or any Subsidiaries, provided that the terms and conditions of such Awards shall be set forth in an Award Agreement approved in substantial form by the Committee prior to the grant of said Awards, the Committee in its delegation shall specify the maximum Shares that may be awarded to one Participant pursuant to such delegation in any calendar year, and the CEO shall report any such grants to the Committee at its next meeting. In the case of any such delegation, references in this Plan to the “Committee” shall include any such delegate, as applicable. The Committee hereby delegates to each of the Company’s Corporate Secretary and Chief Legal Officer (or his or her equivalent) the authority to document any and all Awards made by the Committee and/or the CEO under the Plan. The Committee may revoke any such allocation or delegation at any time.

3.5. INFORMATION TO BE FURNISHED TO COMMITTEE. The records of the Company and Subsidiaries as to an Employee’s, Director’s or Participant’s employment, termination of employment, performance of Services, termination of Services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Participants and other persons entitled to benefits under the Plan must, as a condition to the receipt or settlement of any Award hereunder, furnish the Committee with such evidence, data or information as the Committee reasonably considers desirable to carry out the terms of the Plan. The Committee is entitled to, in good faith, rely or act upon any report or other information furnished by any officer or other Employee, any Subsidiaries, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company or the Administrator to assist in the administration of the Plan.

3.6. INDEMNIFICATION. In addition to such other rights of indemnification that they have as members of the Board or the Committee, the Company shall indemnify the members of the Committee (and any delegates of the Committee, as permitted under Section 3.4), to the extent permitted by applicable law and the Articles, against reasonable expenses (including, without limitation, attorney’s fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award awarded hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Articles relating to indemnification of the members of the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to such matters as to which it is adjudged in such action, suit or proceeding that such Committee member or members (or their delegates) did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification made be made in respect of any matter arising out of such Committee member’s or members’ willful default, willful neglect or actual fraud.

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SECTION 4.
SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1. SHARES AVAILABLE FOR AWARDS.

(a) The Shares available for Awards shall be authorized and unissued Shares. The aggregate number of Shares that may be issued or used for reference purposes under the Plan or with respect to which Awards, including but not limited to ISOs, may be granted shall not exceed 5% of the total number of Shares then outstanding as calculated on a fully diluted basis (the “Share Reserve”) subject to adjustment as provided in Section 4.3 for any share split made on or immediately after the Effective Date. Subject to the shareholders of the Company resolving to increase the authorized share capital if required pursuant to applicable law and the Articles, the Share Reserve (other than with respect to ISOs) will automatically increase on January 1st of each year for the duration of the Plan beginning on January 1st of the year following the year in which the Effective Date occurs, in an amount equal to 5% of the total number of Shares outstanding on December 31st of the preceding calendar year, provided, that the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of Shares than would otherwise occur as provided above. The Share Reserve shall in all events be subject to further adjustment as provided in Section 4.3. In no event shall fractional Shares be issued under the Plan. For clarity, the Share Reserve in this Section 4.1(a) is a limitation on the number of Shares that may be issued pursuant to this Plan. Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or other applicable exchange rule, and any such issuance will not reduce the number of Shares available for issuance under this Plan.

(b) Upon:

(i) a payout of a SAR, RSU, or Performance Unit Award under this Plan in the form of cash; or

(ii) a cancellation, termination, expiration without exercise, forfeiture, or lapse for any reason, of any Award under this Plan, the number of Shares underlying any such Award that were not issued as a result of any of the foregoing actions shall again be available for the purposes of Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a Subsidiary, Shares issued or issuable in connection with such substitute Award shall not be counted against the number of Shares reserved under the Plan but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.

All Restricted Share Awards which vest, and all Shares issued in settlement of an Option, SAR, Restricted Share Award, Restricted Share Unit, or Performance Share Award, or withheld for payment of the Option Price or any tax imposed when the Award is exercised or settled, shall reduce the total number of Shares available under the Plan and shall not again be available for the grant of any Award hereunder.

Notwithstanding the foregoing, when a share-settled SAR is exercised under the Plan, the total number of Shares subject to the SAR shall not be available for subsequent issuance under the Plan, regardless of the number of Shares used the settle the SAR.

4.2. INDIVIDUAL PARTICIPANT LIMITATIONS. Subject to adjustment as provided in Section 4.3, the maximum dollar value of Shares underlying Awards that may be granted to a Director in any financial year shall be $240,000, or during a Director’s initial financial year with the Company or its Subsidiary, 200% of such amount. In addition, the Board may provide for a limit on the dollar value or maximum aggregate number of Shares underlying Awards that may be granted to any one Named Executive Officer of the Company or any Subsidiary in any financial year, subject to adjustment as provided in Section 4.3:

4.3. ADJUSTMENTS. (a) Recapitalization. Notwithstanding any other provision of the Plan, if the Company is involved in a corporate transaction or any other event which affects the Shares (including, without limitation, any recapitalization, reclassification, reverse or forward share split, share dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares), then the Committee shall make or provide for such adjustments to Awards to prevent the dilution or enlargement of rights of the Awards as follows:

(i) The Committee shall take action to adjust the number and kind of Shares that are issuable under the Plan and the maximum limits for each type of Award;

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(ii) The Committee shall take action to adjust the number and kind of Shares subject to outstanding Awards;

(iii) The Committee shall take action to adjust the Exercise Price or base price of outstanding Options and Share Appreciation Rights; and

(iv) The Committee shall make any other equitable adjustments.

Only whole Shares shall be issued in making the above adjustments. Further, the number of Shares available under the Plan or the number of Shares subject to any outstanding Awards shall be the next lower number of Shares, so that fractions are rounded downward. Any adjustment to or assumption of ISOs under this Section shall be made in accordance with Code Section 424. If the Company issues any rights to subscribe for additional Shares pro rata to holders of outstanding Shares of the class or classes of shares then set aside for the Plan, then each Participant shall be entitled to the same rights on the same basis as holders of outstanding Shares with respect to such portion of the Participant’s Award as is exercised on or prior to the record date for determining shareholders entitled to receive or exercise such rights.

(b) Reorganization. If the Company is part of any reorganization involving merger, consolidation, acquisition of the Share or acquisition of the assets of the Company, the Committee, in its discretion, may decide that:

(i) any or all outstanding Awards shall pertain to and apply, with appropriate adjustment as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of Shares subject to each such Award would have been entitled;

(ii) any or all outstanding Options or SARs shall become immediately fully exercisable (to the extent permitted under federal or state securities laws) and shall remain exercisable for the remaining term of the Options or SARs under the terms of the Plan;

(iii) any or all Options or SARs shall become immediately fully exercisable (to the extent permitted under federal or state securities laws) and shall be terminated after giving at least 30 days’ notice to the Participants to whom such Options or SARs have been granted; and/or

(iv) any or all unvested Awards and/or Awards on which restrictions have not yet lapsed shall become immediately fully vested, nonforfeitable and payable.

(c) Limits on Adjustments. Any issuance by the Company of shares of any class other than [●]of the Company, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to any Award, except as specifically provided otherwise in this Plan. The grant of Awards under the Plan shall not affect in any way the right or authority of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments that the Committee makes under this Plan shall be conclusive.

4.4. PROHIBITION ON REPRICING. Anything else contained herein to the contrary notwithstanding, except as provided in Section 4.3, the Committee shall not amend any Option or SAR to reduce its Option Price or base price, and shall not issue to any Participant a new Award in exchange for the surrender and cancellation of any other Award, if such new Award has an Option Price or base price (as applicable) lower than that of the Award for which it is exchanged, or take any other action that would have the effect of reducing the Option Price or base price of an Option or SAR.

SECTION 5.
ELIGIBILITY AND PARTICIPATION

5.1. ELIGIBILITY. Persons eligible to participate in the Plan include current and future U.S. and non-U.S. Employees (including officers), consultants, advisors or contractors to the Company or a Subsidiary, and Directors, as designated by the Committee; provided that persons who have been offered employment by or an engagement with the Company or a Subsidiary may not receive any payment or exercise any right relating to an Award until such person begins employment or service with the Company or Subsidiary; and provided, further, however, that ISOs may only be granted to current or prospective U.S. Employees.

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5.2. PARTICIPATION. Subject to the provisions of the Plan, the Committee shall determine and designate, from time to time, the Participants to whom Awards shall be granted, the terms of such Awards, and the number of Shares subject to such Award.

SECTION 6.
SHARE OPTIONS

6.1. GRANT OF OPTIONS AND AWARD AGREEMENT.

(a) Option Grant. Subject to the terms and provisions of the Plan and the Articles, Options may be granted to one or more Participants in such number, upon such terms and provisions, and at any time and from time to time, as determined by the Committee, in its sole discretion. The Committee may grant either Nonqualified Share Options or Incentive Share Options and shall have complete discretion in determining the number of Options of each granted to each Participant, subject to the limitations of Section 4.

(b) Award Agreement. Each Award shall be evidenced by an Award Agreement, effective as of the grant date, which shall specify the Option Price, the term of the Option, the number of Shares subject to the Option, and such other provisions as the Committee shall determine, and which are not inconsistent with the terms and provisions of the Plan. The Award Agreement shall also specify whether the Option is to be treated as an ISO within the meaning of Code Section 422. If such Option is not designated as an ISO, such Option shall be deemed an NSO. No ISO may be granted to any person more than 10 years after the Effective Date of the Plan.

6.2. OPTION PRICE. The Committee shall designate the Option Price for each Share subject to an Option under the Plan; provided that such Option Price shall not be less than 100% of the Fair Market Value of Shares subject to an Option on the date the Option is granted, and which Option Price may not be subsequently decreased by the Committee except pursuant to Section 4.3 and in compliance with Code Section 409A; provided further that Shares cannot in any event be issued at less than par value and with respect to a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of shares of the Company or any Subsidiary, the Option Price of Shares subject to an ISO shall be at least 110% of the Fair Market Value of such Shares on the ISO’s grant date.

6.3. TERM OF OPTIONS. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant, but in no event shall be exercisable later than the tenth (10th) anniversary of the grant date. Notwithstanding the foregoing, with respect to ISOs, in the case of a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the shares of the Company or any Subsidiary, no such ISO shall be exercisable later than the fifth (5th) anniversary of the grant date.

6.4. EXERCISE OF OPTIONS. Options granted under this Section 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each Award or for each Participant, and shall be set forth in the applicable Award Agreement, subject to Section 10. Notwithstanding the preceding sentence, the Fair Market Value of Shares to which ISOs are exercisable for the first time by any Participant during any calendar year may not exceed $100,000. Any ISOs that become exercisable in excess of such amount shall be deemed NSOs to the extent of such excess. The Committee, in its sole discretion and at any time, may establish procedures setting a minimum number of Shares that must be exercised at any one time.

6.5. EXERCISE AND PAYMENT. Options granted under this Section 6 shall be exercised by the delivery of a written (or electronic) notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and all applicable tax withholding. The Option Price and applicable tax withholding upon exercise of any Option shall be payable to the Company in full either:

(a) in cash or its equivalent,

(b) by tendering previously acquired whole Shares (held for any minimum period needed to avoid adverse impacts to the Company’s earnings for financial reporting purpose), valued at their Fair Market Value at the time of exercise, with such documentation as the Committee may require, or

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(c) a combination (a) and (b).

In addition, payment of the Option Price and applicable tax withholding may be payable by one or more of the following methods upon written consent from the Committee if such method will not result in a charge to the Company’s earnings for financial reporting purposes:

(d) by a “net exercise” in which whole Shares that otherwise would be acquired on exercise are withheld (valued at their Fair Market Value at the time of exercise),

(e) by tendering other Awards payable under the Plan, or

(f) by cashless exercise through delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of proceeds from a sale of all or a portion of the whole Shares being exercised.

To the extent the Option Price and applicable tax withholding would require the sale or delivery of a fractional Share, any Shares sold or delivered shall be rounded down to the next whole Share and the Participant shall pay the remainder using method (a) above. As soon as practicable after receipt of a written (or electronic) notification of exercise and full payment, the Company shall deliver, electronically or in paper form, the Shares to the Participant. No Participant shall have any rights of a shareholder with respect to Shares subject to an Option, including any right to receive dividends, to vote, or to participate in the equity of the Company, until such Option has been exercised, payment made in full as provided herein and its name has been entered as a member or shareholder of the Company on the register of members of the Company.

SECTION 7.
SHARE APPRECIATION RIGHTS

7.1. GRANT OF SARS AND AWARD AGREEMENT.

(a) SAR Grant. Subject to the terms and conditions of the Plan and the Articles, SARs may be granted to Participants and at any time and from time to time, as determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Section 4) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The Committee shall designate, at the time of grant, the base price of the SAR, which base price shall be at least equal to the Fair Market Value of a Share on the grant date of the SAR. Base prices of SARs shall not subsequently be decreased by the Committee, except pursuant to Section 4.3 provided always that SARs cannot in any event be granted at less than the par value of the Shares they refer to. The Committee, in its sole discretion, may provide a maximum dollar limit on the total aggregate payment due under a SAR.

(b) Award Agreement. Each Award shall be evidenced by an Award Agreement that shall specify the base price, the term of the SAR, and such other provisions as the Committee shall determine, and which are not inconsistent with the terms and provisions of the Plan.

7.2. TERM OF SARS. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that unless otherwise designated by the Committee, such term shall not exceed ten (10) years from the grant date.

7.3. EXERCISE OF SARS. SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each Award or for each Participant and shall be set forth in the applicable Award Agreement, subject to Section 10. The Committee, in its sole discretion and at any time, may establish procedures setting a minimum number of Shares with respect to which the SAR must be exercised at any one time.

7.4. EXERCISE AND PAYMENT. SARs granted under this Section 7 shall be exercised by the delivery of a written (or electronic) notice of exercise to the Company, setting forth the number of Shares with respect to which the SAR is to be exercised, accompanied by full payment for all applicable tax withholding. The applicable tax withholding upon exercise of any SAR shall be payable to the Company in full in the same manner as set forth in Section 6.5 above. As soon as administratively practicable following exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Market Value of a Share on the date of exercise over the base price per Share; by

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(b) The number of Shares with respect to which the SAR is exercised.

At the sole discretion of the Committee, exercisable at any time, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 8.
RESTRICTED SHAREs and RESTRICTED SHARE UNITS

8.1. GRANT OF RESTRICTED SHARES OR RSUS AND AWARD AGREEMENT.

(a) Grant of Restricted Shares/Restricted Share Units. Subject to the terms and provisions of the Plan and the Articles, the Committee, at any time and from time to time, may grant Restricted Shares or RSUs to Participants in such amounts as the Committee shall determine in its sole discretion. The Committee shall have complete discretion in determining the number of Shares underlying each Award (subject to Section 4) and, consistent with the provisions of the Plan, in determining the terms and conditions, including the vesting, pertaining to such Award. The Committee may designate an RSU as payable in cash, in Shares, or a combination thereof.

(b) Award Agreement. Each Award shall be evidenced by an Award Agreement that shall specify the vesting for each Vesting Tranche, the number of Shares granted, and such other provisions as the Committee shall determine pursuant to Section 8.3 or otherwise, and which shall not be inconsistent with the terms and provisions of the Plan.

8.2. TRANSFERABILITY OF RESTRICTED shares. Except as provided in this Section 8, a Restricted Share granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until (i) they vest with respect to their Vesting Tranche, or (ii) upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion (subject to Section 10) and set forth in the Award Agreement.

8.3. settlement of award. Except as otherwise provided in Section 17.5 or in any Award Agreement, and subject to any deferral elected pursuant to Section 12.2, the Company shall retain the certificates representing Restricted Shares in the Company’s possession, or may deposit or transfer such Restricted Shares electronically to a custodian designated by the Committee, until such time as all conditions and/or restrictions applicable to such Restricted Shares have been satisfied. As soon as administratively practicable after a Restricted Share Award or RSU Award vests (for example, as part of a Vesting Tranche), Shares covered by the portion of such Restricted Share Award that vested, or in the case of RSUs cash and/or Shares covered by such vested RSU that vested, shall be delivered (in the case of Shares, electronically or in paper form) to the Participant.

8.4. SHAREHOLDER RIGHTS. Unless otherwise designated by the Committee in an Award Agreement: (i) a Participant shall have no shareholder rights with respect to the Shares subject to an RSU Award, including voting and cash dividend rights, and (ii) the Participant shall have no shareholder rights, including voting and cash dividend rights, with respect to Shares subject to a Restricted Share Award, until they vest (e.g., as part of a Vesting Tranche) and the Participant has received and become a holder of record of the Shares; provided, however, that in the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, such dividend shall be added to the Restricted Share Award and subject to the same vesting conditions and Vesting Tranches as are applicable to the Restricted Shares with respect to which the dividend is paid.

SECTION 9.
PERFORMANCE UNITS AND PERFORMANCE SHARES

9.1. GRANT OF PERFORMANCE UNITS/SHARES AND AWARD AGREEMENT.

(a) Grant of Performance Unit/Shares. Subject to the terms of the Plan and the Articles, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee in its sole discretion, which shall not be inconsistent with the terms and provisions of the Plan and shall be set forth in an Award Agreement.

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(b) Award Agreement. Each Award shall be evidenced by an Award Agreement that shall specify the initial value of the Award, the performance goals and the Performance Period, as the Committee shall determine, and which are not inconsistent with the terms and provisions of the Plan.

9.2. VALUE OF PERFORMANCE UNITS/SHARES. Each Performance Share shall represent the Participant’s right to receive a Share (subject to Section 9.4) upon satisfaction of performance goals established by the Committee. Each Performance Unit shall represent the Participant’s right to receive a cash payment equal to the value of the Performance Unit (as determined by the Committee on the grant date, and subject to Section 9.4), upon satisfaction of the performance goals established by the Committee. The Committee shall set performance goals in its sole discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares and/or Performance Units that will be paid out to the Participant. For purposes of this Section 9, the time period during which the performance goals must be met shall be called a Performance Period.

9.3. EARNING OF PERFORMANCE UNITS/SHARES. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units and/or Performance Shares shall be entitled to receive payment on his or her Performance Units and/or Performance Shares earned by the Participant over the Performance Period, based on the extent to which the corresponding performance goals have been achieved, as determined by the Committee. The Committee shall have the sole discretion to adjust the determination of the degree of attainment of the pre-established performance goals.

9.4. FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES. Except as provided below, and subject to any deferral elected pursuant to Section 12.2, payment of earned Performance Units and/or Performance Shares shall be made in a single lump sum as soon as reasonably practicable following the close of the applicable Performance Period. Any Shares paid to a Participant may be subject to any restrictions deemed appropriate by the Committee.

9.5. PERFORMANCE MEASURES. The performance goals to be used for purposes of such grants shall be established by the Committee in writing and stated in terms of the attainment of specified levels of or percentage changes in any one or more of the following measurements: revenue; primary or fully-diluted earnings per Share; earnings before interest, taxes, depreciation, and/or amortization; pretax income; operating income; cash flow from operations; total cash flow; return on equity; return on capital; return on assets; net operating profits after taxes; economic value added; capital expenditures; expense levels; share price; debt levels; market share; total shareholder return or return on sales; or any individual performance objective which is measured solely in terms of quantitative targets related to the Company or the Company’s business; any other measurement approved by the Committee, in its sole discretion; or any combination thereof. In addition, such performance goals may be based in whole or in part upon the performance of the Participant or the Company or a Subsidiary, or a division and/or other operational unit thereof under one or more of such measures

9.6. SHAREHOLDER RIGHTS. Unless otherwise designated by the Committee in the Award Agreement, the Participant shall have no shareholder rights with respect to the Shares subject to the Performance Share Award, including voting and cash dividend rights, until after the Award has vested and the Participant has received and become a holder of record of the Shares; provided, however, that in the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, such dividend shall be added to the Award and subject to the same accrual, forfeiture, and payout restrictions as apply to the underlying Award with respect to which the dividend is paid.

SECTION 10.
VESTING AND FORFEITURES

10.1. Vesting. As part of making any Award, the Committee may determine the time and conditions under which the Award will vest and may specify partial vesting in one or more Vesting Tranches. Vesting may, in the Committee’s discretion, be based solely upon continued employment or Service for a specified period of time or may be based upon the achievement of specific performance goals as described in Section 9.5 above, which shall be established by the Committee in its discretion. For all purposes of this Plan, “vesting” of an Award shall mean:

(a) In the case of an Option or SAR, the time at which the Participant has the right to exercise the Award.

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(b) In the case of Restricted Shares all conditions for vesting, as stated in the Award Agreement or Plan, are satisfied.

(c) In the case of Restricted Share Units all conditions for vesting, as stated in the Award Agreement or Plan, are satisfied.

(d) In the case of Performance Shares or Performance Units, the time at which the Participant has satisfied the requirements to receive payment on such Performance Shares or Performance Units, which shall not be less than one year from the grant date, except as otherwise provided in Section 10.2.

Vesting need not be uniform among Awards granted at the same time or to persons similarly situated. Vesting requirements shall be set forth in the applicable Award Agreement.

10.2. VESTING ON TERMINATION OF EMPLOYMENT. Unless otherwise approved by the Committee either at the time of grant or at some later date in accordance with Code Sections 409A and 422, upon the termination of the Participant’s employment or Service with the Company and its Subsidiaries, all outstanding Awards shall be cancelled and no longer exercisable on the date of the termination. To the extent that the Committee approves extended vesting or exercise provisions, such provisions need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for such termination.

10.3. ACCELERATION OF VESTING. The Committee may, in its sole discretion, accelerate the vesting, in whole or in part, of respect to any Award, but no such acceleration shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. The Committee may, in its sole discretion, designate to the CEO its power to accelerate the vesting of an Award granted to Participants who are not Directors or Named Executive Officers of the Company or any Subsidiaries. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

10.4. EXTENSION OF EXERCISE PERIOD. The Committee may, in its sole discretion, subject to the terms of the Plan, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, extend the period of time for which the Option or SAR is to remain exercisable following the Participant’s termination of employment or Service from the limited exercise period otherwise in effect for that Option or SAR to such greater period of time as the Committee shall deem appropriate, but in no event beyond the expiration of the maximum Option or SAR term permitted under this Plan, and/or to permit the Option or SAR to be exercised, during the applicable post-termination exercise period, not only with respect to the number of vested Shares for which such Option or SAR is exercisable at the time of the Participant’s termination of Service but also with respect to one or more additional installments in which the Participant would have vested had the Participant continued in Service. Such an extension may result in recharacterization of an ISO as a NSO.

SECTION 11.
TRANSFERABILITY OF AWARDS; BENEFICIARY DESIGNATION

11.1. LIMITS ON TRANSFERABILITY OF AWARDS.

(a) Except as otherwise provided below, Awards may be exercisable only by the Participant during the Participant’s lifetime, and Awards shall not be transferable other than by will or the laws of descent and distribution. Any purported transfer of any Award or any interest therein that does not comply with the terms of this Plan shall be null and void and confer no rights of any kind upon the purported transferee.

(b) The Committee may, in its discretion, permit a Participant to transfer any Award other than an ISO to any family member of such Participant, subject to such restrictions and limitations as the Committee may provide; provided, however, that any such Award shall remain subject to all vesting, forfeiture, and other restrictions provided herein and in the Award Agreement to the same extent as if it had not been transferred; and provided further that in no event shall any transfer for value be permitted. For purposes of this Section 11.1(b), the terms “family member” and “transfer for value” have the same meaning as in the General Instructions to SEC Form S-8, or such other form as the SEC may promulgate in replacement thereof.

(c) To the maximum extent permitted by law, no Award shall be subject, in whole or in part, to attachment, execution or levy of any kind; provided, however, that nothing contained herein shall affect the right of setoff set forth in Section 13.3.

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(d) Nothing contained in this Section 11.1 shall preclude a Participant from transferring Restricted Shares that have vested or Shares that are issued in settlement of an Option, SAR, RSU, or Award of Performance Shares or Performance Units, subject to the remaining provisions of this Plan, the Articles and applicable law.

11.2. DESIGNATION OF BENEFICIARY. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing (or electronically, if permitted by the Committee) with the Secretary of the Company (or its designee) during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

SECTION 12.
DEFERRALS; COMPLIANCE WITH SECTION 409A

12.1. PROHIBITION ON DEFERRALS OF OPTIONS, SARS, AND RESTRICTED SHAREs. No Participant shall have the right to defer the amount of Shares or cash payable upon the exercise or settlement of any Option or SAR, or the transfer of any Restricted Shares upon the vesting thereof.

12.2. DEFERRALS OF Restricted share units, PERFORMANCE UNITS AND PERFORMANCE SHARES. The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant upon the satisfaction of any requirements or goals with respect to Restricted Share Units, Performance Units or Performance Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, subject to the following:

(a) A deferral election may be made only at one of the following two times:

(i) In the case of an Award that cannot vest (other than by reason of death, Disability, or a Change in Control) earlier than the first anniversary of the date of grant, not later than the earlier of thirty (30) days after the date of grant or one (1) year prior to the earliest date on which the Award may vest.

(ii) In the case of an Award that is subject to a Performance Period of not less than one (1) year, and the vesting of which is subject to the attainment of Performance Criteria that are established within the first ninety (90) days of the Performance Period and that are not substantially certain of being achieved at the time of grant, not later than six (6) months prior to the end of the Performance Period.

(b) A deferral election shall state the time and manner of payment. Payment must either be on a specified date, at the time of the Participant’s separation from Service with the Company and its Subsidiaries (as defined in Code Section 409A), death, or Disability, or upon the occurrence of a Change in Control. Notwithstanding the foregoing:

(i) An amount payable by reason of a separation from Service to an Employee who is a “key employee” of the Company, as defined in Code Section 409A, shall not be paid until six (6) months after the separation from Service, and any portion of such amount that would otherwise be payable during such six (6)month period shall be paid instead at the end of such period;

(ii) Payment of any amount that the Company reasonably determines would not be deductible by reason of Code Section 162(m) shall be deferred until the earlier of the earliest date on which the Company reasonably determines that the deductibility of the payment will not be so limited, or the year following the separation from Service.

(iii) Any payment that the Company reasonably determines will violate a term of a loan agreement to which the Company is a party, or other similar contract to which the Company is a party, and such violation will cause material harm to the Company shall be deferred until the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation, or such violation will not cause material harm to the Company;

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(iv) Any payment that the Company reasonably anticipates that will violate Federal securities laws or other applicable law will be deferred until the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation; and

(v) The Committee may permit Participants to elect to further defer payments, provided that any such election is made not less than one (1) year prior to the date on which the payment would otherwise be made, and that the deferral is for a period of at least five (5) years.

(c) No payment that a Participant has elected to defer pursuant to this Section 12.2 may be paid at any earlier date, except in accordance with procedures adopted by the Committee in compliance with Code Section 409A.

12.3. COMPLIANCE WITH SECTION 409A. The provisions of this Plan, including but not limited to this Section 12, are intended to comply with the restrictions of Code Section 409A, and, notwithstanding the Participant consent requirements of Section 14.1, the Committee reserves the right to amend any provision of this Plan, or any outstanding Award, to the extent necessary to comply with Section 409A.

SECTION 13.
RIGHTS AND OBLIGATIONS OF PARTIES

13.1. NO GUARANTEE OF EMPLOYMENT OR SERVICE RIGHTS. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or Service at any time, nor confer upon any Participant any right to continue in the employ or Service of the Company or any Subsidiary.

For purposes of the Plan, temporary absence from employment or Service because of illness, vacation, approved leaves of absence, and transfers of employment or Service among the Company and its Subsidiaries, shall not be considered to terminate employment or Service or to interrupt continuous employment or Service. Conversion of a Participant’s employment relationship to a Service arrangement, and vice versa, shall not result in termination of previously granted Awards (although it may result in an ISO being recharacterized as an NSO).

13.2. PARTICIPATION. No Employee or Director shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

13.3. RIGHT OF SETOFF AND CLAW-BACK. The Company or any Subsidiary may, to the extent permitted by applicable law (including Code Section 409A), deduct from and set off against any amounts the Company or Subsidiary may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company or a Subsidiary, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award) will be subject to any Company claw-back policy, as set forth in such claw-back policy or the Award Agreement. By accepting any Award granted hereunder, the Participant agrees to any deduction, claw-back or setoff under this Section 13.

13.4. SECTION 83(B) ELECTION. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the U.S. may be made, unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing before the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

13.5. DISQUALIFYING DISPOSITION NOTIFICATION. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Share Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

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SECTION 14.
AMENDMENT, MODIFICATION, AND TERMINATION

14.1. AMENDMENT, MODIFICATION, AND TERMINATION. Except as otherwise provided in this Section 14.1 and subject to Section 14.2, at any time the Board may wholly or partially amend, modify, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or Participants. However, without the approval of the Company’s shareholders given twelve months before or after the action by the Board if such shareholder approval is required by any federal or state law or regulation or the rules of any share exchange or automated quotation system on which the Shares may then be listed or quoted, no action of the Board may (i) increase the limit on the Share Reserve, (ii) reduce the exercise price per share of any outstanding Option or SAR granted under this Plan, (iii) cancel any Option or SAR in exchange for cash, another Award or an Option or SAR with a price per share that is less than the price per share of the original Option or SAR, or (iv) materially modify the requirements as to eligibility for participation in this Plan. The Committee shall have no authority to waive or modify any other Award term after the Award has been granted to the extent that the waived or modified term was mandatory under the Plan.

14.2. AWARDS PREVIOUSLY GRANTED. No termination, amendment, suspension, or modification of the Plan, other than to the extent necessary to comply with any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations including but not limited to any applicable U.S. or foreign laws, shall adversely affect in any material way any Award previously granted under the Plan, without the written (or electronic) consent of the Participant holding such Award.

SECTION 15.
WITHHOLDING

The Company and its Subsidiaries shall have the power and the right to deduct or withhold from amounts due to the Participant by the Company or the Subsidiary, or require a Participant to remit to the Company or the Subsidiary as a condition of any Award, an amount (in case or in kind, subject to the approval of the Company) equal to the minimum Federal, State and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. Notwithstanding the above, in the case of Options or SARs, such tax withholding shall be accomplished as set forth in Section 6.5 and 7.4. With respect to an Award of Restricted Shares or RSU, the Participant may direct that any withholding of Federal, State and local taxes, domestic or foreign, resulting from vesting of such Award be accomplished in any manner set forth in Section 6.5. If the date of the vesting of any Award, other than an Option or SAR, held by Participant who is subject to the Company’s policy regarding trading of its Shares by its officers and directors and Shares (the “original vesting date”) is not within a “window period” applicable to the Participant, as determined by the Company in accordance with such policy, then withholding shall be at the applicable statutory withholding amount accomplished by one or more of the methods provided for in Section 6.5(a) or (f).

SECTION 16.
SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

SECTION 17.
MISCELLANEOUS

17.1. UNFUNDED PLAN. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or the obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

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17.2. AWARDS TO PARTICIPANTS OUTSIDE THE UNITED STATES. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside the U.S. in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the U.S. Such authorization shall extend to and include establishing one or more separate sub-plans which include provisions not inconsistent with the Plan that comply with statutory or regulatory requirements imposed by the foreign country or countries in which the Participant resides. If determined advisable by the Committee, an Award may be modified under this Section in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

17.3. GENDER AND NUMBER; HEADINGS. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. Headings are included for the convenience of reference only and shall not be used in the interpretation or construction of any such provision contained in the Plan.

17.4. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.5. REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. If at any time on or after the Effective Date, the Committee, in its discretion, shall determine that the requirements of any applicable law (including, without limitation U.S. federal or state securities laws) should fail to be met, no Shares issuable under Awards and no Options or SARs shall be exercisable until the Committee has determined that these requirements have again been met. The Committee may suspend the right to exercise an Option or SAR at any time when it determines that allowing the exercise and issuance of Shares would violate any federal or state securities or other laws, and may provide that any time periods to exercise the Option or SAR are extended during a period of suspension. With respect to “Insiders,” transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Each Award Agreement and each certificate representing securities granted pursuant to the Plan (including securities issuable pursuant to the terms of derivative securities) may bear such restrictive legend(s) as the Company deems necessary or advisable under applicable law, including federal and state securities laws. If the date of the vesting of any Award, other than an Option or SAR, held by Participant who is subject to the Company’s policy regarding trading of its Shares by its officers and directors and Shares (the “original vesting date”) is not within a “window period” applicable to the Participant, as determined by the Company in accordance with such policy, then the vesting of such Award shall not occur on such original vesting date and shall instead occur on the first day of the next “window period” applicable to the Participant pursuant to such policy.

17.6. ADDITIONAL RESTRICTIONS ON TRANSFERS. The Committee may impose such restrictions on any Shares acquired pursuant to an Award, including Restricted Shares, Performance Shares, or Shares received upon exercise of an Option or SAR or under an RSU, as it may deem advisable. Subject to the approval of the Board or the CEO, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by the Code and regulations issued thereunder, and provided that if an Option is an ISO such option may be deemed a non-statutory share option as a result of such transfer.

17.7. GOVERNING LAW. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the laws of the Cayman Islands without regard to conflicts of laws thereof.

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Annex D

OPINION OF BAKER TILLY

AUDIT • TAX • ADVISORY

Project Technology

Fairness Opinion Report

3 January 2023

THIS REPORT IS STRICTLY FOR THE USE OF THE BOARD OF THE COMPANY.

THIRD-PARTIES OR ANY BUYERS AND/OR INVESTORS ARE ADVISED TO SEEK THEIR RELEVANT PROFESSIONAL OPINION PRIOR TO MAKING DECISIONS BASED ON FINDINGS IN THIS REPORT.

PRIVATE AND CONFIDENTIAL

Now, for tomorrow

D-1

3 January 2023

Technology and Telecommunication Acquisition Corp
C3-2-23A, Jalan 1/152
Taman OUG Parklane
Off Jalan Kelang Lama
58200
Kuala Lumpur

Dear Sirs,

Baker Tilly MH Advisory Sdn Bhd ("**Baker Tilly**") was appointed by Technology and Telecommunication Acquisition Corp ("**TETE**" or the "**Company**") to opine on the fairness of the proposed acquisition of the entire equity interest in the Target Company for a purchase consideration of USD1.10 billion ("**Purchase Consideration**") in purpose for a submission to the Securities and Exchange Commission ("**SEC**") of the United States of America ("**US**").

We have prepared this report (the "**Report**") in accordance with the terms of reference as set out in our engagement letter dated 11 October 2022 (the "**Engagement Letter**") and based on the assumptions and limiting conditions as set out in **Annexure 1**.

The management and directors of the Company have accepted the responsibility for the representation made and completeness of the information/documents furnished to us including the ultimate accuracy of the contents contained herein. Accordingly, no representation or warranty, whether expressed or implied, is given by Baker Tilly with respect to the accuracy or completeness of the contents contained herein or documents provided in connection with this Report.

This Report has been prepared exclusively for the specific purpose mentioned in the above paragraphs. This Report shall not be distributed to any third parties. It is not for general circulation, publication or to be reproduced in whole or in part for any other purpose without the prior written consent of Baker Tilly. We do not assume any responsibility or liability as a result of the unauthorised circulation, publication, reproduction or use of this Report, or any part hereof.

Please do not hesitate to contact Ms Ding Su-Lynn, Ms Ong Win Nie or Ms Michelle Cheah of this office, if you have any queries in relation to this Report.

ANDREW HENG
Director

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ABBREVIATION

General

Term		Definition
"ARPU"	:	Average revenue per user
"B-Wallet"	:	The Target Company's proprietary e-wallet
"CAGR"	:	Compound annual growth rate
"Comparable Companies"	:	Comparable companies of the Target Company
"CTA"	:	Comparable transaction analysis
"DCF"	:	Discounted cashflow methodology
"Engagement Letter"	:	Engagement letter dated 11 October 2022
"FCFE"	:	Discounted free cash flow to equity
"Fintech"	:	Financial technology
"Future Financials"	:	Future financial forecasts and projections of the Target Company
"GDP"	:	Gross domestic product
"IM"	:	Information memorandum
"Indemnified Persons"	:	Baker Tilly, its directors and officers
"JVA"	:	Joint venture agreement dated 19 October 2022
"Management"	:	Management of the Target Company
"MNO"	:	Mobile network operators
"MyDigital"	:	Malaysia's Digital Economy Blueprint
"NPV"	:	Net present value
"PB"	:	Price to book multiple
"PS"	:	Price to sale multiple
"Purchase Consideration"	:	Purchase consideration of USD 1.1 billion
"RVA"	:	Relative valuation approach
"SME"	:	Small medium enterprise
"SSA"	:	Share sale agreement dated 19 October 2022
"US"	:	United States of America
"UTC"	:	Urban transformation center

Entity

Term		Definition
"ACI"	:	ACI Worldwide, Inc.
"AIBIM"	:	Association of Islamic Banking and Financial Institutions Malaysia
"Baker Tilly"	:	Baker Tilly MH Advisory Sdn Bhd
"BNM"	:	Bank Negara Malaysia
"Bursa Securities"	:	Bursa Malaysia Securities Berhad
"Euronet"	:	Euronet Worldwide, Inc.
"GHL"	:	GHL Systems Berhad
"IDC"	:	International Data Corporation
"ITCL"	:	Information Technology Consultants Limited
"KPKT"	:	Ministry of Local Government Development of Malaysia
"Lesaka"	:	Lesaka Technologies, Inc
"Manage Pay"	:	ManagePay Systems Berhad
"MBP Solutions"	:	MBP Solutions Sdn Bhd
"MCMC"	:	Malaysian Communications and Multimedia Commission
"MDEC"	:	Malaysia Digital Economy Corporation
"Mobilty One"	:	Mobility One Sdn Bhd
"MYISCO"	:	MYISCO Sdn Bhd
"Network International"	:	Network International Holdings plc
"O2U Solutions"	:	O2U Solutions Sdn Bhd
"One Shop"	:	One Shop Retail Sdn Bhd
"Revenue Group"	:	Revenue Group Berhad
"SEC"	:	Securities and Exchange Commission
"Super Apps" or the "Target Company"	:	Super Apps Holdings Sdn Bhd
"TETE" or the "Company"	:	Technology and Telecommunication Acquisition Corp

Note: Some figures in the Report may not be exactly added or computed due to rounding.
The exchange rate adopted in the Evaluation is USD:1.000: RM4.400 as extracted from Bank Negara Malaysia on 3 January 2023.

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TABLE OF CONTENTS

No.	Contents	Pages
1	Introduction	1
2	Executive Summary	4
3	Background and Industry Outlook	6
5	Future Financials	16
6	Valuation Methodology	21
7	Risk Factor	25
8	Limitation	29
9	Conclusion	29

ANNEXURE

Annexure 1 : Engagement letter dated 11 October 2022

Annexure 2 : Details of Comparable Companies

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1 INTRODUCTION

1.1 Scope of Engagement

- Baker Tilly was appointed to conduct the Evaluation for internal decision-making purposes.
- Moreover, this work cannot provide assurance that all matters of significance to the financial information of the Company will be disclosed.

1.2 Source of Information

- For the purpose of the Evaluation, we have relied upon, in part or in whole on the information contained within the following documents and sources of information: -

  (i) Information memorandum ("**IM**") prepared by the Target Company;

  (ii) Future financial forecasts and projections of the Target Company for two (2) financial years ("**Future Financials**");

  (iii) Contracts and agreements entered by the Target Company and/or its subsidiary;

  (v) Other publicly available information in respect to the Evaluation.

- No representation or warranty, whether expressed or implied, is given by Baker Tilly that the information and documents provided will remain unaltered subsequent to the issuance of this Report.
- We have relied on the Management to exercise due care to ensure that all information and documents provided to us and that all relevant facts, information and representations necessary for the Evaluation have been disclosed to us and that such information is accurate, valid and there is no omission of material facts, which would make any information provided to us incomplete, misleading or inaccurate.
- This Report is relevant only to the matters which are known to us at the date of this Report. We accept no responsibility for updating our Report or for informing any addressees of this Report in relation to events becoming known to us or occurring after this date.

1.3 Reliance on information and explanation

- As part of the Evaluation, where in the absence of particular concerns, we placed reliance upon information from sources provided by the Management unless expressly stated. In the absence of concerns about the matters being included in our Evaluation, it is assumed that the information provided to us have been carefully and honestly prepared and is complete and accurate for the purpose for which it has been prepared.
- The information was restricted to specified documents made available to us. We have not independently verified and shall not assume responsibility for the accuracy and completeness of the information provided to us. Any significant errors in, or omissions from, the information supplied to us will have a corresponding effect on our analyses and conclusions.
- Baker Tilly was not involved in the formulation of any decision making or proposed planning in relation to the Company.
- Our procedures and inquiries did not include any verification work that constitutes an audit on the information that we have relied upon in preparing this Report. As our scope of work does not constitute an audit or review in accordance with any auditing, review or assurance standard, our work will not necessarily disclose all significant matters about the Company or reveal errors and irregularities, if any, in the underlying information. Further, certain information relied upon are only representation of the directors and Management, as well as reliance on third party experts as explained in the relevant sections of this Letter.

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1

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- Our opinion is based on prevailing market, economic and other conditions as at the Date of this Report and correspondences with a period of recovery from the unprecedented social and community disruptive as a result of COVID-19 and the economic stimulus and other measures implemented by governments to counter its spread. Significant uncertainty continues to exist for the equity markets. To the extent possible, we have reflected these conditions in our evaluation. Such conditions may change significantly over a relatively short period of time. No representation or warranty, whether expressed or implied, is given by Baker Tilly that the information and documents provided will remain unaltered subsequent to the issuance of the Report.

- We have provided the Company with a draft of our report prior to its issue in the final form. The Company has not indicated anything to Baker Tilly to suggest that the information contained therein is not materially accurate, complete and fair in the manner of its portrayal or that it does not form a reliable basis for the Evaluation.

- The Future Financials as supplied to use are based upon assumptions about events and circumstances which have not yet transpired. We do not make any statement in this Report as to whether any forecasts or projections included in this Report will be achieved, or whether the assumptions and data underlying any prospective financial information are accurate, complete or reasonable. We do not warrant or guarantee the achievement of any such Future Financials.

1.4 Our approach

- In the course of our work, we have liaised with the Management to provide us with the necessary information and accessibility to the financial records of the Target Company in conducting this assignment.

- We have not reviewed and inquired into the financial data and accounting policies, contingencies and other matters that contributed to our understanding of the Target Company.

- We have conducted our works based on the documents forwarded to us via electronic mails and other publicly available information.

1.5 Confidentiality, disclaimer and restriction

- We understand that the scope of work stated in our letter of engagement is sufficient for your purpose in connection with the Evaluation. However, we make no representations regarding the sufficiency of the scope of work that we have carried out for any other purposes.

- The scope of work does not constitute an audit review and, consequently, no assurance is expressed. We have also not specifically assessed and reviewed the accounting and internal control procedures and practices adopted by the Target Company other than to the extent deemed necessary to enable us to perform this assignment.

- This Report is relevant only to the matters which are known to us at the date of this Report. We accept no responsibility for updating our Report or for informing any addressees of this Report in relation to events becoming known to us or occurring after this date.

1.5.1 Confidentiality

- We have prepared this Report solely for the Evaluation. The information contained here forth is strictly confidential as it may be sensitive and influential in all aspects in relation to the parties directly or indirectly involved and must therefore remain confidential.

1.5.2 Disclaimer of liability to third party

- This Report is prepared solely for the use of the Company in connection with the Evaluation and should not be used or relied upon for any other purposes. Baker Tilly assumes no responsibility howsoever or whatsoever for any loss or damage arising out of or in connection with the contents of this Report to parties other than the Company.

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1.5.3 Restriction on use and distribution

- Our report on the Evaluation is given in confidence and is provided for the sole purpose of the Company and should not be used or relied upon for any other purpose. No part of any of our report may be disclosed to third parties or copied, reproduced, extracted, quoted, or included in any other document to third parties without our prior written consent. Baker Tilly shall be indemnified from and against any claims or losses made/suffered by third parties howsoever arising including by reason of any breach of duty, fault, or negligence on the part of Baker Tilly.

- No reliance should be placed on any draft copies of our report issued for discussion and Baker Tilly shall not be responsible to any parties who have place reliance on such draft copies of the report.

1.5.4 Indemnity

- The Company shall indemnify and keep indemnified Baker Tilly, its directors and officers ("**Indemnified Persons**") against any losses, liabilities, costs, expenses, claims, damages, penalties, suits, actions or demands including any and all reasonable legal fees and disbursements of whatever kind or nature which it may at any time be suffered, imposed, incurred or sustained or which may be made against us in any jurisdiction as a result of or in connection with or arising out of this engagement, except due to Baker Tilly's gross negligence, bad faith or wilful default.

- Baker Tilly shall incur no liabilities and shall be indemnified by you for, or in respect of, any action taken or suffered in good faith by us in reliance upon the written opinion or advice of legal or other professional advisers appointed by, or written instructions, representation from Management.

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2 EXECUTIVE SUMMARY

- Tabulated below are the main findings to the Evaluation:

Introduction

This Report prepared by Baker Tilly serves to provide a fairness opinion on the fair market on the entire equity interest in the Target Company as at 3 January 2023 using the market approach, namely the Relative Valuation Approach ("**RVA**")

Background

The Target Company was incorporated in Malaysia under the Companies Act 2016 on 20 April 2022 as a private limited liability company with registered address located at L5-07 Level 5, Wisma BU8, 11 Lebuh Bandar Utama, Bandar Utama, 47800 Petaling Jaya, Selangor.

Valuation Summary

Based on our evaluation, the purchase consideration of USD1.10 billion to acquire the entire equity interest in the Target Company is within the Evaluation range of **USD812.74 million to USD1.11 billion**.

Valuation Summary

	Price to Sale Multiple ("PS") times
Median	4.41
Average	6.03
Future financials	
Revenue for Year 1 (USD'000) [1]	368,591
Fair market value of the entire equity interest in the Target Company	
Median (USD'000)	1,625,486
Average (USD'000)	2,222,604
Adjusted fair market value of the entire equity in the Target Company [2]	
Median (USD'000)	812,743
Average (USD'000)	1,111,302

Note:

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[3] We have assumed the derived enterprise value to be equal to the fair market value of entire equity interest in the Target Company as the Target Company has no cash equivalents or debts in their books as at the Date of Opinion.

Further to the above, Baker Tilly had considered other valuation methodologies and found that the income approach and the cost approach were not suitable in forming an opinion on the Evaluation as the Target Company is a start-up with no historical performance.

Limitations

In preparing this Report, we have relied primarily upon documents and information provided by the Management relating to the Target Company.

Additionally, we have referred to publicly available information, particularly industry data and peer financial data from publicly available information sources. Further, discussions were held with the Management regarding matters relevant to the Target Company.

It should be noted that we relied upon some unaudited financial information, and, to this end, we did not conduct any audit or other verification procedure in respect of this information. Accordingly, our reliance on this information was based upon the Management's representation.

With regards to the Future Financials, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimation and judgement by the Management on the financial performance and of which the Management are solely responsible for the bases and assumptions as well as the preparation and presentation of the same.

This Report is prepared strictly and solely for the Company's exclusive use, subject to the scope and limitation of our review. It is not for general circulation, publication or to be reproduced in whole or in part for any other purpose without the prior written consent of Baker Tilly. We do not assume any responsibility or liability because of the unauthorised circulation, publication, reproduction or use of this Report, or any part hereof. We shall not be responsible or liable for any losses or damages, as a result of reliance by any party contrary to the provisions set out in this Report and our engagement letter.

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3 BACKGROUND AND INDUSTRY OUTLOOK

3.1 Target Company's Overview

- The Target Company was incorporated in Malaysia under the Companies Act 2016 on 20 April 2022 as a private limited liability company.

- The authorised and paid-up share capital of the Target Company is RM100, comprising of 100 ordinary shares. The principal activity of the Target Company is business management consultancy services.

- The shareholders and their respective shareholdings in the Target Company are set out as follows:

Shareholder	No. of Shares	Shareholding Percentage (%)
Wan Heng Chee	40	40.0
Bradbury Private Investment XVII Inc	60	60.0
Total	**100**	**100.0**

- Directors of the Target Company are summarised as follows:

Director	Date of Appointment
Loo See Yuen @ Lu Si Yuan	7 September 2022
Tan Sri Dr Suleiman bin Mohamed	20 April 2022
Han Yek Yong @ Ah Know	20 April 2022
Wan Heng Chee	20 April 2022

- The Target Company have entered into a share sale agreement ("**SSA**") with Mobility One Sdn Bhd ("**Mobility One**") on 19 October 2022 to acquire 60% equity interest in OneShop Retail Sdn Bhd ("**One Shop**") for a total purchase consideration of RM80 million, subject to the following conditions:

  (i) Target Company is to ensure the completion of the merger and acquisition exercise with the Company before the expiry of the condition fulfilment period.

- The proposed structure of the Target Company upon execution of the SSA is illustrated below:

Target Company
60.0%
Mobility One
40.0%
One Shop

- Subsequently on 19 October 2022, a shareholder cum joint venture agreement ("**JVA**") was entered between One Shop, the Target Company and Mobility One.

- As stipulated in the JVA, Mobility One shall provide the following to One Shop:

  (i) Necessary technical and business support to assist One Shop in achieving business targets;
  (ii) Unconditionally guarantee One Shop's revenue at a value of no less than RM560 million or USD127 million during the first year of operation from the date of consummation of business combination.

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Whereas the Company is to undertake the responsibility in the provision of working capital or any form of funding required to achieve business targets of One Shop.

  Subsequent to the above, we have signed a supplementary letter dated 28 December 2022 in regard to the amendment of authorized bill payment collector and utility financing product partner from One Shop to include both One Shop and the Target Company.

  ANGKASA is the apex of cooperatives in Malaysia with over ten thousand (10,000) cooperatives and more than eight million (8,000,000) members. They facilitate the monthly salary disbursements of its member under its salary deduction scheme.

  MYISCO is a digital Islamic financial services platform catered to the cooperative segment of Malaysia and is a wholly-owned subsidiary of MyAngkasa Digital Services Sdn Bhd, an associate of ANGKASA.

- We further note that both the SSA, JVA, collaboration agreement with MYISCO and software license agreement will only be enforceable upon completion of the business combination.

3.2 Business Overview

The Target Company is founded and headquartered in Kuala Lumpur, Malaysia. The Target Company aims to develop a financial ecosystem in purpose to aggregate and facilitate payments into a seamless ecosystem, enabling payments at every segment of the payment value chain from corporate, to retail, and end users.

All transactions facilitated by the Target Company are built under an integrated financial services online platform that provides millions of Malaysians with seamless access to a variety of intuitive financial and air-time collections products at a fraction of the cost and with much higher speed to value than that of the legacy financial services incumbents, such as traditional banks and other financial institutions.

An end-to-end e-commerce solution which connects various service providers across several industries such as banking, telecommunication and transportation through multiple distribution devices such as electronic data capture terminals, short messaging services, ATM and internet banking will be developed by the Target Company. The Target Company's technology platform is flexible, scalable and has been designed to facilitate cash, debit card and credit card transactions from multiple devices while controlling and monitoring the distribution of different products and services.

The main objective of the Target Company is to create financial opportunities that advances the creation of a simplified digital seamless e-payments in the ASEAN region with a focus on being the non-bank intermediary between users and financial institutions.

Products and Services

Products and services to be offered by the Target Company can be categorized into retail and technical financial technology segments in aim to focus on different needs from business to end users.

As stipulated in the software license agreement dated 8 December 2022 entered between the One Shop and Mobility One, Mobility One will grant to One Shop its software, platform and all relevant licenses as well as to provide certain associated services for One Shop to facilitate payment processing operations. The aforementioned grant of software, platform and license is recoverable and royalty-free.

The aforementioned software are refers to the following:

- e-Wallet system;
- Money lending system;
- Payment processing system;

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- Payment gateway system;
- Merchant acquiring platform;
- Debit acquiring host; and
- e-Commerce marketplace

Management represented that Mobility One has extended the grant of software and license to the Target Company on the same terms and condition as specified in the software license agreement entered between One Shop and Mobility One as described above.

We have sighted to the subsequent letter by Mobility One to the Target Company dated 8 December 2022 and verified the same.

Management represented that the following licences are required for the provision of the Target Company's services and products:-

Granting Authority	License	License Holder
BNM	e-Money	Mobility One
Mastercard/BNM	Mastercard Issuer	Mobility One
BNM	Internet Payment Gateway (Merchant Acquiring)	Mobility One
BNM	Wallet Payment Gateway (Merchant Acquiring)	Mobility One
BNM	Merchant Acquiring (Offline - physical retail)	Mobility One
BNM	Remittance	OneTransfer Remittance Sdn Bhd [1]
KPKT	Money Lender	One Tranzact Sdn Bhd [1]

Note:

[1] These are 100% subsidiaries of Mobility One.

For avoidance of doubt, we have not sighted to the copy of these licenses granted to the respective license holders.

B-Wallet

E-wallet is a form of pre-paid account where users can store their money to make payment transactions, providing a convenient and secure alternative to physical wallets. The Target Company's proprietary e-wallet ("**B-Wallet**") functions as an e-wallet that runs on mobile devices, this enables transmission of financial transaction data securely from users' devices to a designated point of sale that reads and connects data.
Its key characteristics includes:

- Syariah-compliant money market funds – Appeals to the wider investment community who require Syariah-compliant products.

- Low minimum investment requirement, no withdrawal restriction or lock-in period.

- Cash out anytime to e-wallet/bank accounts and re-load seamlessly.

The Target Company intends to set-up several functions to be integrated into the B-Wallet application to offer to a variety of service to their users.

The proposed functions include loan products, an e-commerce platform as well as investment products.

B-Wallet
Loan Products
E-commerce Platform
Investment Products

With reference to the above diagram, we note the following:

Loan Products

The B-Wallet application will provide a gateway for their users to gain access to loan products offered by the Target Company. Management estimates that the average interest to be charged to users in exchange for loan facilities will be at approximately 12% per annum.

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E-Commerce Platform

The Target Company will establish an online marketplace where consumers and users can purchase a wide variety of products offered by the Target Company's affiliated merchants and third-party sellers.

Investment Products

B-Wallet users will be given an option to invest their excess deposit through investment products offered by the Target Company. Funds received in relation to any purchase of investment products will be passed to a local fund management company for their service, where the Target Company will be entitled for a transaction fee of 1% from every transaction made.

For avoidance of doubt, we have not sighted to any agreement between the Target Company with any local fund management company in relation to the above arrangement.

Other than the scheme discussed above, the Target Company intends to issue master debit cards that are directly linked to their B-Wallet application in the near future. Users will be able to deposit funds into their debit cards via cash through ATM machines or through the B-Wallet application. Users may also seek for digital financial products such as loan facilities, investment options, as well as remittance services offered within the application.

Product and services of such is well-catered towards the unbanked and underserved population as a bank account with financial institutions are no longer a prerequisite for users to deposit funds.

Being one of the largest economic centres in Southeast Asia, Malaysia stands out for its diversified economic structure and strong financial sector. In recent years, the government has opted for digitisation and innovation to boost its main industries. The government's plan aims to incentivise the digital economy and accelerate the adoption of digital technologies.

To achieve this, for example, the government plans to invest more than RM1.65 billion in telecommunications companies to develop 5G deployment and cloud services. Also, in order to promote digitisation, the digital economy is expected to take a 22.6% share of the country's gross domestic product ("**GDP**") and provide approximately 500,000 jobs by 2025.

Malaysia has 32.98 million inhabitants, of whom 78.2% live in urban centres and 21.8% reside in rural areas. Of the total population, there are 42.11 million mobile connections (1.27 per inhabitant) and 29.55 million Internet users, that is, almost 90% of the population is digitalised.

In recent years, the Malaysian population, averaging 31 years old, has started to adopt new technologies at an advanced rate thanks to the fact that a big part of the population lives in urban areas and has access to mobile phones, internet and 4G. This created a huge opportunity for web-based or technology-oriented companies. For example, compared to pre-pandemic levels, QR acceptance increased by 164% and online banking transactions increased by 49%.

Although the proportion of digitised citizens is very high, there is still a great financial exclusion. According to global consultancy Bain & Company, around 55% of the adult population in Malaysia is still unbanked. These people are generally from rural areas, with little financial education, low income, or are self-employed. This percentage of unbanked adults is quite surprising despite almost 90% of the population being digitalised, as mentioned before.

(Source: CredoLab: Malaysia: How digitalisation is driving growth)

PricewaterhouseCoopers Malaysia have conducted a survey with 1,682 respondents across all major demographic groups, employment status and income groups to assess the usage of e-wallets during the COVID-19 pandemic. The results show that:

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93% are e-wallets users. 34% of which uses their e-wallets more than six (6) times a week

15% of those with e-wallets use at least one digital financial product. 40% have expressed interest in purchasing digital financial products using their e-wallets in the future

TOP 3 preferred digital products sought by e-wallet users are micro-investments, debit cards and insurance/takaful

(Source: PricewaterhouseCoopers Malaysia: E-wallets: Accelerating the journey to financial inclusion)

Merchant Sales

Mobility One currently owns the right to intellectual properties e.g. licenses and infrastructure that One Shop intends to use in its operations, as described in the section above, we understand that Mobility One will grant to One Shop the necessary license for the utilisation of their intellectual properties.

One Shop aims to provide the following services utilising Mobility One's retail fintech ecosystem:

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Payment Solution

- Credit and debit cards
- e-Wallet
- Bank transfers, financial process exchange
- Cash
- QR codes
- Vouchers and points

Value-added Services

- Telco prepaid reloads
- Bill payments
- Presentment and invoicing
- Business payments
- Remittance services

To realize Mobility One's guarantee on One Shop's revenue during the first year of business operation to reach a minimum of RM560 million or approximately USD127 million, Mobility One has committed to allocate a part of their existing customer, inclusive of merchants and financial institutions to One Shop upon execution of the SSA and JVA. Potential customers of One Shop include telecommunication providers, billers, financial institutions, Moneygram, government councils and agencies, chain stores, retailers and traditional and e-commerce merchants.

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Subsequently, One Shop will assume Mobility One's role and responsibility as the customer's payment gateway and payment processor. Mobility One's current strategic partnerships with business partners across multiple industries and local financial institutions benefits One Shop in achieving their business targets.

Payment processes between One Shop, their customers and relevant financial institutions are illustrated as follows:

For merchants

Payment made by customers
One Shop to provide payment gateway and processing
Merchant's bank

For financial institution

Issuing Bank
One Shop to provide payment gateway and processing
Acquiring Bank

Payment terminals are also offered by One Shop to merchants and retailers to facilitate daily transactions, bill payments, mobile top-ups, loan repayments, ATM card repayments as well as cash rebates.

One Call

One Call is a Malaysian mobile service provider operated under MBP Solutions Sdn Bhd ("**MBP Solutions**").

Services offered by One Call are shown as follows:-

Voice
Short Messaging Service (SMS)
Multimedia Messaging Service
Roaming
International Direct Dialing
Remittance

Mobile telecommunication and roaming packages of One Call ranges from RM15 or USD3 to RM68 or USD15 per month.

We have sighted to a letter from MBP Solutions dated 29 December 2022 and noted that the Target Company was appointed as an official reseller for all One Call related products.

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3.3 Industry Outlook

The Financial Technology ("Fintech") Industry

The Malaysia cards and payments market size is valued at $62.4 billion in 2022 and is expected to achieve compound annual growth rate ("**CAGR**") of more than 11% during 2022-2026. The Malaysian payments market remains cash-reliant but has high growth potential as it shifts towards digital payments. Government initiatives including the introduction of an interchange fee cap, the migration of payment cards to support contactless payments, charges on ATM transactions, and the expansion of payment infrastructure have all contributed to the ongoing digital transformation of the market. The availability of low-cost basic financial and banking services as well as banks expanding their reach via agent banking networks and digital banking channels have also supported growth.

The Malaysia cards and payments market research report provides a detailed analysis of market trends in the Malaysia cards and payments industry. The report provides values and volumes for several key performance indicators in the industry, including cash, credit transfer, cards, mobile wallets, cheques, and direct debits during the review period. It also analyzes various payment card markets operating in the industry and provides detailed information on the number of cards in circulation, transaction values, and volumes during the review period and over the forecast period. Moreover, it offers information on the country's competitive landscape, including market shares of issuers and schemes.

(Source: Global Data: Malaysia Cards and Payments – Opportunities and Risks to 2026)

As at end-June 2022, around 7.2 million premises have gained access to gigabit broadband, while 95.8% of all populated areas have access to 4G network under the Jalinan Digital Negara (JENDELA) programme. Meanwhile, the broadband speed has increased to 47.04 Mbps exceeding the 35 Mbps target as part of phase 1 which ends this year. In addition, 839 sites have been deployed with satellite broadband while 5G services is provided at selected areas in Cyberjaya, Putrajaya and Kuala Lumpur. The services will be further expanded to other major cities in nine other states.

Malaysia Mobile Phone Forecast by Smartphone Generation, 2021-2026
Millions
14
12
10
8
6
4
2
0
2021
2022
2023
2024
2025
2026
3G
4G
5G

Figure 1: Malaysia mobile phone forecast by smartphone generation

Among the current initiatives under Malaysia's Digital Economy Blueprint ("**MyDigital**") includes providing knowledge on science, technology, engineering and mathematics (STEM) to students, teachers, and the wider public in areas aligned to the objectives of the Malaysian Digital Economy Blueprint and the National 4IR Policy. The Corporation also continues the effort to expand the use of e-payment within the community and provides business digitalisation training to Micro, Small & Medium Enterprises.

(Source: Bank Negara Malaysia: Economic Outlook 2023)

In addition, International Data Corporation ("**IDC**") also notes that the Budget 2023 is aligned with MyDigital which embodies Malaysia's aspirations to transform Malaysia into a digitally driven, high-income nation. Among them were plans to upgrade the nation's connectivity and infrastructure. Part of the budgeted plans includes increasing the bandwidth capacity for higher education institutions with the allocation of RM35 million under Malaysia Research and Education Network (MYREN), RM700 million to expand network coverage at 47 industrial areas and 3700 schools and investing 1.3 billion for the continuation of 5G rollout in the country under the JENDELA program.

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This is a step in the right direction as upgrading the country's communication network, which serves as a foundational infrastructure, will connect people and businesses, enable digitalization, and open significant economic opportunities for Malaysians.

Small and medium enterprises are vital cogs of Malaysia's expanding digital economy. Therefore, IDC is pleased to note the allocation of RM 10 billion in loans through Bank Negara Malaysia to help spur automation and digitalization initiatives for small- and medium-sized enterprises ("**SME**"). IDC also acknowledges the steps being taken by the government toward developing Malaysia's digital and start-up ecosystems. This can be seen in the RM1 billion investment by Khazanah Nasional Berhad under "Dana Impak," where RM230 million will be invested in developing local technology start-ups.

The digitalization of government functions and services continues with the phased introduction of e-Invoice by LHDN, expansion of the Digital AgTech program by Malaysia Digital Economy Corporation ("**MDEC**") and the digitalization of the entire duty stamping payment process utilizing the Stamp Assessment and Payment System. Further, RM20 million is allocated to digitalize the Urban Transformation Center ("**UTC**") as a digital hub. IDC views these steps as promising incremental improvements towards Malaysia's digital ecosystem across the government and private sector and to close the digital divide among Malaysians.

Additionally, the government has committed upwards of RM73 million to upgrade Malaysia's cybersecurity posture, specifically in threat monitoring, detection, and reporting, and to develop the nation's cyber forensic capabilities. IDC welcomes this initiative, as cybersecurity is a critical imperative in any digital journey. Continuous investments and capacity building in cybersecurity are necessary to ensure the transformation is secure, resilient, and robust. Furthermore, by developing its native security capability, Malaysia is also addressing digital sovereignty concerns, allowing it to maintain greater control of its digital infrastructure, assets, and data.

Malaysia is poised for a challenging 2023, facing global economic uncertainties, inflationary pressures, and a weakening Ringgit. However, strong fiscal policies and support and an expansionary budget policy, like what was announced, will help cushion global and regional economic shocks while stimulating growth. Moreover, technology spending, specifically IT Services and Software segments, has been traditionally resilient against economic downturns in the region. IDC expects this trend to continue in 2023, where the effect on ICT (Information and Communication Technology) spending is marginal.

(Source: IDC Corporate: Budget 2023: Allocations to Upgrade the Nation's Connectivity and Incentives to Spur Technology Uptake Will Help Malaysian Organizations Remain Competitive in the Digital-First Era)

Bank Negara Malaysia issued the Financial Sector Blueprint 2022-2026 in January, setting out the central bank's development priorities for the financial sector over the next years and shared ambitions for an open data ecosystem, a national digital identity scheme, and real-time payment linkages.

Data from BNM show that transactions through electronic payment channels increased by 30% in 2021, reaching over 7.2 billion transactions. Looking deeper at payment trends over the years, it is clear that the adoption of Internet banking and mobile banks has grown sharply since 2019, with Internet banking transactions rising from less than 500 million to more than 2 billion transactions in 2021, and mobile banking transactions rising from 489 million to 1.4 billion.

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Transaction Value (RM billion):
Mobile banking 6%
Credit card 1%
Debit card 1%
ATM 0%
E-money 0%
FPX and Direct Debit 2%
Interbank GIRO 11%
RM 1,392 billion
RM 10,303 billion
Internet banking 79%
E-money
Internet banking
FPX and Direct Debit
Mobile banking
Debit card
Credit card
Interbank GIRO
ATM
Transaction Volume (million)
2021
2,108
2,030
648
1,475
737
556
351
56
2020
1,827
1,541
372
936
498
489
265
60
2019
2,089
1,174
179
490
371
510
203
75
0
500
1000
1500
2000
2500

Figure 2: Digital payment landscape

The average number of e-wallet payment transactions per capita exceeds pre-COVID level at 64.5% in 2021. During 2022, over 7.2 billion transactions were made with electronic payment channels in Malaysia, demonstrating a year-on-year growth of 30%. Digital payments use and acceptance in Malaysia have risen significantly over the past decade, this cashless revolution went mainstream during the COVID-19 pandemic.

(Source: Fintech News Malaysia: Fintech Report 2022 – Malaysia Charts a New Path for Fintech Growth)

Malaysia's largest fintech segment will be digital payments with a total transactional value of USD 23.83 billion in 2023. The average transaction value per user in the alternative financing segment is projected to be USD95.74 thousand in 2023. Neobanking segment is expected to demonstrate a 23.2% growth in 2024.

Digital payment users are expected to reach 20.02 million users by year 2027. Based on a research by Statista, the total transaction value by segment and average transaction value per user in relation to the fintech industry in Malaysia is projected as follows:

in billion USD (US$)
50
40
30
20
10
0
2017: 0.05, 5.06, 1.28
2018: 0.06, 7.01, 2.39
2019: 0.95, 8.83, 3.98
2020: 1.14, 10.11, 6.47
2021: 1.51, 14.68, 10.09
2022: 1.91, 19.51, 14.73
2023: 2.25, 23.83, 19.33
2024: 2.63, 28.67, 23.82
2025: 2.99, 33.91, 27.61
2026: 3.32, 39.62, 30.61
2027: 3.66, 44.91, 33.04
Alternative Financing
Digital Investment
Digital Payments
Neobanking

Figure 3: Total transaction value by segment

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in thousand USD (US$)
125
100
75
50
25
0
98.59
108.00
102.90
86.55
87.59
92.18
95.74
100.30
103.90
106.40
109.00
9.52
10.64
10.86
11.39
12.63
13.23
13.67
14.11
14.50
14.90
2.50
3.51
3.46
3.27
3.20
3.28
3.29
3.36
3.47
3.60
3.85
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
Alternative Financing
Digital Investment
Digital Payments
Neobanking

Figure 4: Transaction value per user

(Source: Statista: Fintech – Malaysia)

The Islamic fintech industry in Malaysia has reached maturity and will continue to grow in the coming years through the development of policies, technology and talents to support the ecosystem.

The Association of Islamic Banking and Financial Institutions Malaysia ("**AIBIM**") president Mohd Muazzam Mohamed said the industry is more mature here compared to other countries, with assistance from BNM and government agencies such as the MDEC.

Mohd Muazzam said Islamic finance is the backbone of the economic recovery and growing consumption power and as one of the leading powers of change, it is critical that Malaysia uphold the values and principles of Islamic finance towards achieving common prosperity, sustainability, and inclusivity.

According to Moody's, the economic recovery in key Islamic finance markets would boost credit growth and demand for Shariah-compliant products, and Islamic banks' asset growth is expected to continue to outperform their conventional peers.

The economic recovery is also driving an increase in Muslim consumption power, with the world's population of 1.9 billion (Muslims) spending the equivalent of USD2 trillion in 2021 across the food, pharmaceutical, cosmetics, fashion, and travel sectors.

Muslim spending is forecast to reach USD2.8 trillion by 2025, Moody's said. Citing the Global Islamic Economy Indicator, the rating agency said Malaysia remains the global leader in Islamic finance and is ranked first among 81 countries for the ninth consecutive year.

Meanwhile, the chairman of GIFF 2022 Arsalaan Ahmed said there are three key developments that would further strengthen Malaysia's leadership in the sector. Three key developments include:

(i) The Financial Sector Blueprint 2022-2026 aims to advance value-based finance through Islamic finance leadership;
(ii) The issuance of digital banking license to accelerate deployment of new technologies to serve the unbanked and underserved communities; and
(iii) Islamic fintech is growing exponentially in Malaysia with 33% of the global fintech companies are headquartered here.

(Source: AIBIM: Malaysia's Islamic FinTech reaches maturity and will continue to grow)

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4 FUTURE FINANCIALS

- A summary of the Future Financials of the Target Company for Year 1 and Year 2 are summarised as follows:

	Year 1	Year 2
	USD'000	
Revenue	368,591	532,077
Cost of Goods Sold	(332,968)	(465,223)
Gross Profit	35,623	66,855
Gross Margin (%)	*9.66%*	*12.56%*
Operating and Administration Expenses	(17,465)	(26,616)
Profit Before Tax	18,158	40,239
Taxation	(4,364)	(9,659)
Profit After Tax	**13,794**	**30,580**
Profit Margin (%)	*3.74%*	*5.75%*

- Future Financials tabled above have considered the 40.0% minority interest of Mobility One in One Shop.

- It should be noted that the analysis in itself is highly dependent on, amongst others, the achievability of the financial forecasts and projections as well as the materialisation of the bases and assumptions used therein.

- With regards to the Future Financials, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimation and judgement by the Management on the financial performance and of which the Management are solely responsible for the bases and assumptions as well as the preparation and presentation of the same.

- The Future Financials are prepared based on a set of assumptions made by the Management, which includes assumptions about future events and outlook that may or may not necessarily occur. In particular, the Future Financials are dependent on the achievability as well as the materialisation of the specific assumptions as set out below. The results of the Future Financials can be materially affected by economic and other circumstances. The actual results may vary considerably from the Future Financials.

- Based on the Future Financials prepared by the Management, the specific key assumptions are as follows:

(i) Revenues of the Target Company is assumed to be contributed by the following segments:

(a) Merchant sales
(b) One Call
(c) MYISCO
(d) B-Wallet

Percentage contribution for each revenue stream of the Target Company is estimated as follows:

Segment	Amount USD'000	Percentage Contribution	Note
Merchant sales	95,182	25.8%	(a)
One Call	131,591	35.7%	(b)
MYISCO	79,545	21.6%	(c)
B-Wallet	62,273	16.9%	(d)
Total	**368,591**	**100.0%**	

Based on the above table, we note the following:

(a) Merchant sales refer to revenue generated by provision of payment gateway, payment processing and payment terminal services. These sales are generated from customers to be transferred from Mobility One to the Target Company as specified in the JVA.

Mobility One's historical sales are recorded as follows:

Month	Actual Sales USD'000
April 2022	23,035

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Month	Actual Sales USD'000
May 2022	24,724
June 2022	21,020

Source: Management

The extrapolated 1-year sales of Mobility One amounts to approximately USD275 million.

The anticipated revenue is consistent with Mobility One's undertaking in relation to a revenue guarantee for One Shop's revenue to be at a minimum of approximately USD127 million or RM560 million during Year 1.

(b) This segment refers to the resale of One Call products, including mobile plans and device bundle package. Management have assumed the following basis and assumption when preparing the Future Financials:

Revenues contributed by the sale of mobile packages and devices are summarised as follows:-

Description	USD'000
Mobile package	60,000
Device	71,591
Total	**131,591**

<u>Mobile Package</u>

	Year 1			
	Q1	Q2	Q3	Q4
Subscribers	400,000	500,000	600,000	700,000
% increase/quarter	-	25.0%	20.0%	16.7%
Average revenue per user ("ARPU") /month (USD)	9.1	9.1	9.1	9.1
Estimated revenue per quarter (USD'million)	**10.91**	**13.64**	**16.36**	**19.09**

CGS-CIMB Research stated that the revenue growth for mobile services sector is forecasted at 1.4% in year 2023, mainly led by recovery in roaming, return of tourists and foreign workers as well as improved data monetisation.

AmInvest revealed that the average ARPU of the three (3) largest mobile network operators ("**MNO**") in Malaysia, e.g. Maxis, DIGI and Celcom is recorded at RM44 or approximately USD10 as at the second quarter of year 2022.

(Source: AmInvest – Telecommunication – Ready to move forward with 5G)

According to a research done on factors influencing the intention to switch prepaid mobile phone services in Malaysia, it is evident that there is a positive and significant relationship between price and intention to switch between mobile plans.

(Source: International Journal of Business and Economy: Factors influencing the intention to switch prepaid mobile phone services in Malaysia)

Management is confident to be able to secure the targeted number of subscribers in Year 1 given its competitive pricing compared to its peers.

<u>Device Bundle Package</u>

Management projects that 30% of the 700,000 subscribers in Year 1 will purchase a mobile device on top of their purchase of One Call's mobile packages.

The Malaysian smart phone market is projected to experience immense growth mainly due to the increasing demand for mid-range and budget friendly smartphones.

(Source: 6W Research: Malaysia Smartphone Market 2022 – 2028)

Correspondingly, revenues expected to be generated from the sale of device is estimated to be USD71.59 million.

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Management expects that the collaboration with ANGKASA will initiate a large influx of new One Call subscribers as their services will be promoted in the MYISCO application to more than eight million members of ANGKASA.

It was represented by the Management that the Target Company will enter into a collaboration agreement with O2U Solutions Sdn Bhd ("**O2U Solutions**") who holds a Class C license for manpower recruitment issued by the Ministry of Human Resource. It was further explained by the Management that the Target Company will be able to capitalise and acquire incoming foreign workers as their subscribers via the collaboration with O2U Solutions.

However, the abovementioned arrangement with O2U Solutions has not been substantiated as at the date of this Report.

(c) As stipulated in the collaboration agreement between the Target Company and MYISCO, the Target Company as a financing partner will make available a sum of approximately USD23.73 million to MYISCO during Year 1. MYISCO will make use of the funding received to offer personal financing services to its members.

Accordingly, MYISCO will appoint the Target Company as their authorized bill payment collection and credit lending agency. Profits generated from the collaboration shall be shared between both parties at a 50:50 basis.

In arriving at the projected revenue, Management has assumed the following:

- Borrowers will be charged an interest of 0.5% per month;
- Repayment period is estimated to range from 6 months to 12 months, with average repayment period being 9 months;
- Repayment received are expected to be added into the pool of funds to be made available for new loans;
- Based on the above assumptions, revenue generated for every USD2.27 million of funding is estimated to be USD7.61 million.

Total loan borrowings in Malaysia were reported at USD 460.01 billion in December 2022, representing a 5.67% growth from USD452.65 billion in November 2022.

(Source: CEIC Data – Malaysia Total Loans, Malaysia Total Loan Growth)

Management had estimated an approximate of USD23.73 million to be made available as an initial funding to MYISCO, in which will generate a total revenue of USD79.54 million during Year 1.

(d) Management intends to offer various product and services in their B-Wallet application, such product and services include e-commerce platforms, loan products and investment related products. Based on an article by The Edge Markets, the fintech revolution is upending the traditional asset management industry by offering automated algorithm-driven financial planning services for micro-investments, access to peer-to-peer financing and equity crowdfunding platforms, and an avenue to make bite-size investments through services such as digital wallets.

Digital investment platforms saw a 90% jump in new account openings between July 2020 and July 2021, while online brokerage services saw a 35% increase in new account openings.

(Source: The Edge Markets: Millennials and Gen Z Reshaping Asset Management Industry)

An annual interest rate of 3.00% will be offered to new B-Wallet users in objective to attract and build B-Wallet's user base. With the execution such incentive, Management projects that there will be a total deposit of RM1 billion or USD227.27 million by their B-Wallet users during Year 1.

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Projected sales in relation to the B-Wallet application are summarised as follows:-

Category	USD'000	% over total B-Wallet revenue	Note
Mobility payment	45,455	73.0%	(a)
Loan products	16,364	26.3%	(b)
Investment products	455	0.7%	(c)
Total	**62,274**	**100.0%**	

With reference to the table above, we note the following:

(a) Management assumed that a minimum of 20% from the RM1 billion or USD227.3 million will be spent on the Target Company's e-commerce platform.

In Management have anticipated that 80% of the financing received by MYISCO members will be spent on the e-commerce platform provided by the Target Company.

(b) It was represented by the Management that 60% out of the RM1 billion or USD227.27 million funds, equivalent to approximately RM600 million or USD136.36 million will be disbursed to B-Wallet users as credit facilities extended by the Target Company.

S&P Global Ratings have forecasted the average GDP growth of Malaysia to be 4.5% over the next three (3) years, growth in the loan sector is projected to stay at 5% to 6% in year 2023.

(Source: S&P Global Ratings: Global Bank Country-by-Country Outlook 2023)

It is forecasted by the Management that a 12% interest rate per annum would be charged to the borrowers. Accordingly, revenue generated from loan products facilitated through B-Wallet is calculated as USD16.36 million.

According to the Securities Commission Malaysia, the participation rate of Malaysian retail investors in 2020 averaged 32.4% compared to 20.8% in 2019.

With consideration of the rising participation rate in investment products, the Management have estimated that 20% of the projected fund of RM1 billion or USD227.3 million will be utilised by B-Wallet users to acquire investment products via the application.

Management clarified that all funds gathered from B-Wallet users for investment purposes will be managed by a local fund management company, where the Target Company will charge a 1.0% transaction fee to the fund management company.

For avoidance of doubt, we have not sighted to any agreement or contract between the Target Company with any fund management company in relation to the abovementioned arrangement.

(ii) Cost of sales of One Shop are summarised as follows:

Revenue Stream	Cost of Sales	% of total revenue
Merchant sales	All fees related to the utilisation of Mobility One's license for payment gateway and merchant acquiring	95%
B-Wallet	All fees related to the utilisation of Mobility One's e-money and wallet payment gateway license	95%
Mobile packages and devices	All fees and cost incurred in relation to the resale of One	82% ~ 88%

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Revenue Stream	Cost of Sales	% of total revenue
	Call mobile packages and devices	
MYISCO	Commission to MYISCO	2%
B-Wallet – e-commerce	Cost of products sold on the e-commerce platform	95%

(iii) Operating and administration expenses consists of marketing expenses, staff costs, depreciation as well as maintenance expenses.

5.1 General Assumptions

(i) There will be no significant changes in the principal activities, key management personnel, operating policies, accounting and business policies presently adopted by the Target Company;

(ii) The Future Financials have been prepared based on prevailing economic conditions and information available as at the date of its preparation and does not encompass any assessment of the potential for future changes in the economic conditions that may affect the Target Company's operations;

(iii) There will be no significant changes to the prevailing economic, political and market conditions globally that will have direct and indirect effects on the activities and performance of the Target Company and the business of the Target Company's customers and merchants;

(iv) There will be no material changes to the present legislation and governments' regulations and other operation regulations or restrictions affecting the Target Company's activities or the market in which it operates;

(v) There will be no significant changes in the estimated credit period granted or received by the Target Company;

(vi) The statutory income tax rate and other relevant duty and tax rate for the Target Company will remain at their respective existing rates with no significant changes in the bases of taxation and there will be no significant changes in the structure which would adversely affect the cash flows of the Target Company;

(vii) There will be no material adverse effect from service disruptions, equipment or network breakdown or other similar occurrences, wars, epidemic, terrorist attacks and other natural risks, both domestic and foreign, which will adversely affect the operations, income and expenditure of the Target Company;

(viii) The rate of inflation will not fluctuate significantly from their projected levels;

(ix) The exchange rate between USD and RM in which the Target Company derive its income in will not fluctuate significantly from their projected levels;

(x) There will be no substantial impairment to the carrying value of the Target Company's investment, property, plant and equipment and other assets;

(xi) There will be no significant changes in wages, supplies, administration, overhead expenses and other costs other than those forecast and projected;

(xii) There will be no termination of any significant agreements or contracts from which the legal rights accruing to the Target Company, in respect of the principal activities are derived. Such agreements or contracts are assumed to be renewed based on current terms upon expiry;

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(xiii) There will be adequate supply of manpower and other relevant resources to the Target Company for its business activities; and

(xiv) There will be no major legal proceedings against the Target Company which will adversely affect the activities or performance of the Company or give rise to any contingent liability which will materially affect the financial position or business of the Company.

5 VALUATION METHODOLOGY

5.1 General Methodology

- There are several methods adopted by general practitioners in valuing a company. The three (3) of the most common methodologies are identified as follows:-

  (i) Income Approach
  (ii) Market Approach
  (iii) Asset-based Approach

Income Approach

The income approach attempts to quantify the net present value ("**NPV**") of future benefits or cash flows associated with the company's business, where the estimated future benefits are to be discounted at a rate appropriate for the risks associated with those future benefits. The most common methodology within the income approach is the discounted cash flow ("**DCF**") methodology.

Market Approach

Asset-based Approach

The asset-based approach assesses the fair value of a company by adjusting net asset value of a company to take into consideration the valuation of assets of a company to determine the adjusted value of the company's financial value. The revalued net asset valuation ("**RNAV**") is generally used within the asset-based approach.

5.2 Date of Opinion

The date of our opinion is 3 January 2023 (herein also referred to as the "**Date of Opinion**")

5.3 Valuation Approach

- In establishing our opinion on the fair market value of entire equity interest in the Company, Baker Tilly had considered various valuation methodologies, which are commonly used for valuation and took into consideration the Target Company's future earnings generating capabilities, its sustainability as well as various business considerations and risk factors affecting its business.

- The valuation methodology considered and selected by Baker Tilly to arrive at the fair market value of entire equity interest in the Target Company is solely based on the RVA, which involved the use of price to sales ("**PS**") multiple as it is much more likely to reflect the current sentiment of the market.

- Fintech companies like the Target Company typically records higher growth rates and is often loss making or making marginal profits in the first few years as the company undergoes rapid expansion or growth. They are actively acquiring customers and developing new products and entrance into new markets. With consideration of the aforementioned and the fact that the Target Company is a customer and data-based business, we are of the view that the bottom-line earnings might not accurately reflect the full potential of the Target Company.

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- We have also considered the Price to Book ("**PB**") Multiple and have concluded that this valuation multiple is also not suitable for the purpose of the Evaluation as PB Multiple values a company based on the value of its assets, net of all liabilities at a specific point in time and does not take into consideration the future income stream of a company. Consequently, PB Multiple is more suitable when valuing asset heavy companies.

- Further to the above, Baker Tilly has also considered other valuation methodologies and found that those methodologies are not suitable in forming an opinion on the Evaluation based on the following factors:

Valuation Methodologies	Discussion
Discounted Free Cash Flow to Equity ("**FCFE**")	Discounted FCFE method is an investment appraisal technique which considers both the time value of money and the projected net cash flow generated discounted at a specified discount rate to derive at the valuation of the subject matter. Typically, the future cash flow would rely on a variety of external factors, such as, amongst others, market demand, economic environment, unforeseen obstacles, and competitions and would be even more difficult to estimate amid this current market conditions. Considering that there are great deals of uncertainties with the Target Company's status as a start-up company, Baker Tilly has concluded that this methodology may not be suitable in the assessment of the fair market value of entire equity interest of the Target Company.
Comparable Transaction Analysis ("**CTA**")	CTA is a valuation method which seeks to compare against other recent comparable transactions undertaken by companies listed on local and/or regional stock exchanges that had entered into proposed acquisitions of similar assets. It also reflects a reasonable estimate of multiples or premiums that others have paid for similar companies in the past. As the prevailing market condition has changed drastically in response to the COVID-19 pandemic, CTA, which typically make reference to precedent transactions transacted in the past three (3) years, may not accurately reflect the fair market value of the Target Company. We have conducted our searches on precedent transactions for the past three (3) years from S&P Capital IQ as at Date of Opinion and concluded that there were no recent comparable transactions of similar size and industry.
RNAV	RNAV method seeks to adjust the net asset value of a company to take into consideration the valuation of assets of a company to determine the adjusted value of the firm's financial value. In accordance to the Management, we understand that the plant, property and equipment of the Target Company is nil as at the Date of Opinion. Hence, RNAV may not accurately reflect the potential and market value of the Target Company.

- RVA seeks to compare a company's implied trading multiple to that of comparable companies to determine the firm's financial worth. Under the RVA, reference was made to the valuation statistics of companies listed on regional exchanges with principal activities that we consider broadly comparable to the Company ("**Comparable Companies**") to get an indication of the current market expectation with regards to the fair market value of the 100% equity interest of the Company by multiplying the implied trading multiples of the Comparable Companies.

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	PS Multiple times
Median	4.41
Average	6.03
Future financials	
Revenue for Year 1 (USD'000) [1]	368,591
Fair market value of the entire equity interest in the Target Company	
Median (USD'000)	1,625,486
Average (USD'000)	2,222,604
Adjusted fair market value of the entire equity in the Target Company [2]	
Median (USD'000)	812,743
Average (USD'000)	1,111,302

Note:

For the purpose of the Evaluation, we have applied a Start-up Discount of 50% to the fair market value of the Company to account for the uncertainty and unsystematic risk faced by the Company as a start-up business as published by the following authors, which of the details are summarised as follows:-

Author	*Expected Rates of return in Seed Stage*	*Reference*
Plummer / QED median	*50%-70%*	*James L. Plummer, QED Report on Venture Capital Financial Analysis (Palo Alto: QED Research, Inc., 1987)*
Scherlis and Sahlman	*50%-70%*	*Daniel R. Scherlis and William A. Sahlman, - A Method for Valuing High-Risk, Long Term, Investments: The Venture Capital Method, Harvard Business School Teaching Note 9-288-006 (Boston: Harvard Business School Publishing, 1989)*
Sahlman, Stevenson and Bhide	*50%-100%*	*William A. Sahlman, Howard H. Stevenson, Amar V. Bhide, et al., – Financing Entrepreneurial Ventures, Business Fundamental Series (Boston: Harvard Business School Publishing, 1998)*
Damodaran	*50%-70%*	*Damodaran, A., 2009 - Valuing Young, Start-up and Growth Companies: Estimation Issues and Valuation Challenges (Stern School of Business, New York University)*

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[3] We have assumed the derived enterprise value to be equal to the fair market value of entire equity interest in the Target Company as the Target Company has no cash equivalents or debts in their books as at the Date of Opinion.

Based on the RVA upon taking in consideration the start-up discount in the Evaluation, the fair market value of entire equity interest in the Target Company ranges from USD812.74 million to USD1.11 billion. Though the selected Comparable Companies are operating in similar industries, the PS multiple for some differs significantly from the others, we bear in mind that valuation metrics are predominantly derived from past performances as well as investors' perception of future performance of the respective companies, that are usually highly subjective.

It should be noted that the valuation in itself is highly dependent on, amongst others, the risk factors as discussed in Section 6 of this Report, the achievability of the Future Financials as well as the materialisation of the bases and assumptions used therein.

For avoidance of doubt, the financial forecasts and projections are prepared by the Management based on their best estimate, and we have not reviewed the basis and assumptions made in relation to same.

6 Risk Factor

In considering the Future Financials for Year 1, the following risk factors, which may not be exhaustive have to be carefully considered:

(i) The ability to secure customers/absence of historical track record

The Target Company has not commenced business since incorporation and has a relatively short operating history. Due to the aforementioned, the One Shop is heavily reliant on Mobility One's expertise and customers to be transferred into their business. Subsequently, their brand name might not be as well known to the general public as compared to other payment solution providers with longer operating histories, greater financial, technical, marketing, customer service and other relevant resources.

The JVA entered between the Target Company and Mobility One has stipulated that Mobility One will be undertaking a revenue guarantee to ensure One Shop's revenue for Year 1 to be at a minimum of RM560 million (equivalent to approximately USD127 million), this will be facilitated through the transfer of Mobility One's customer to One Shop during the financial year.

We wish to highlight that the execution of the JVA is conditional and is dependent on the completion of the merger and acquisition exercise between the Company and the Target Company.

Revenue contribution from customers transferred by Mobility One represents approximately 43.49% of the total revenue of One Shop during Year 1. In the event where the following occurs, the Future Financial projected for the Year 1 may be adversely affected:

(i) Mobility One fails to fulfil its revenue guarantee in relation to One Shop;
(ii) Delays or occurrence of any unforeseen circumstances that is detrimental to the merger and acquisition exercise; and
(iii) Failure of both or any one (1) party to comply with the salient terms stated in the JVA.

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(ii) Accomplishment of business combination

It is noted that the SSA, JVA, collaboration agreement with MYISCO and software licensing agreement entered between Mobility One and the Target Company is contingent on the completion of the merger and acquisition exercise with the Company.

As such, the forecasted Future Financials will be directly affected should there be any occurrence of unexpected or unanticipated events that will result in any delays or changes that will hinder the accomplishment of the business combination.

(iii) Achievability of the Future Financials

In view that the implied valuation is highly dependent on, amongst others, the achievability of the Future Financials, as well as materialisation of its bases and assumptions, the implied valuation may be materially adversely affected should the actual results or events differ from any of the bases and assumptions upon which the Future Financials were based.

As aforementioned, the Target Company has not commenced business since incorporation and has short operating history. Hence, there will be a great deal of uncertainty for the Management to accurately determine the bases and assumptions when preparing the Future Financials.

We wish to reiterate that the Future Financials were prepared based on the Management's best estimates and we have not reviewed the bases and assumptions made by the Management.

(iv) Reliance on third party's licenses and infrastructure

The Future Financials was prepared based on the presumption that certain licenses will be leased from its respective license holders, we note that the Target Company or its subsidiary does not hold any licenses as at the date of this Report and is reliant on third parties on the lease of such licenses.

Details in relation to licenses required and its license holders are summarised as follows:-

Granting Authority	License	License Holder
BNM	e-Money	Mobility One
Mastercard/BNM	Mastercard Issuer	Mobility One
BNM	Internet Payment Gateway (Merchant Acquiring)	Mobility One
BNM	Wallet Payment Gateway (Merchant Acquiring)	Mobility One
BNM	Merchant Acquiring (Offline - physical retail)	Mobility One
BNM	Remittance	OneTransfer Remittance Sdn Bhd [1]
KPKT	Money Lender	One Tranzact Sdn Bhd [1]

Note:

[1] These are 100% subsidiaries of Mobility One.

Based on the software licensing agreement dated 8 December 2022, Mobility One as the licensor has the right to terminate the licensing agreement if the Target Company or its subsidiary fails to pay any undisputed invoices.

Should Mobility One, in any circumstances is undesirous to lease or discontinue leasing their license to the Target Company or its subsidiary, business operations of the Target Company will be greatly impacted and will result in significant decline in revenue as offering of some products and services will then be prohibited by the relevant governing authority.

(v) Dependent on the directors and key management team

The performance of the business operation, implementation of on-going projects and successful execution on the business strategy will depend on the expertise, experience, and contribution of the management team, namely Dato' Hussain @ Rizal bin A. Rahman and Mr. Derrick Chia Kah Wai and team. The Target Company's business operation and strategy may be adversely affected if the Target Company loses the services of one or more of the aforementioned key managements and are unable to employ a suitable replacement in a timely manner.

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(vi) Absence of long-term contract with customers and merchants

The Target Company and its subsidiary have not entered into any long-term contracts with its customers or merchants. The lack of long-term contracts is mainly due to the nature of the business and the prevailing customer practices where the demand for the products and services are subject to the customers' needs and business decisions. The absence of long-term contracts may result in the fluctuation of the Target Company's sales and result in uncertainties over the overall financial performance.

Should the customers or merchants cease purchasing or business arrangement from or with the Target Company, and if the Target Company is unable to replace these customers with new customers in a timely manner, the Target Company's financial performance may be adversely affected.

While the Target Company strives to ensure customer satisfaction by improving the product quality, strengthening existing business relationships, and establishing relationships with new customers to expand its customer base, any adverse economic conditions may negatively impact the sales, which will consequently result in a decline in the financial performance.

(vii) Pricing competition

Industries that the Target Company is principally involved (e.g. telecommunication and payment solution services) in are extremely price sensitive.

Merchants are constantly scouting for vendors who will allow them to reap the largest margin within the market. Due to the nature of such businesses, services and/or business collaboration may be terminated without notice, customers and merchants are capable of making an immediate transition from a service provide to another.

An article published by The Star with title "Revenue of mobile giants expected to grow in 2023", reported that the Celcom-Digi merger is expected to alleviate pricing pressure among the industry.

Future Financials presented in this Report are prepared based on the Management's best estimates to reflect the current market and economic conditions, of which current market conditions are considered highly volatile considering the looming global recession, prolonged geopolitical uncertainties as well as global supply chain disruptions.

The Target Company can be put at a highly disadvantageous position if they fail to react promptly to the rapidly evolving market conditions to ensure competitive pricing among their competitors. The demand for products and services offered by the Target Company may decline if they are unable to compete effectively in the market.

(viii) Dependency regulatory authorities

Products and services to be offered by the Target Company are closely regulated by BNM, KPKT and MCMC. Licenses granted by these authorities may be revoked and suspended at any time should there be any violation or changes of the terms and conditions set out by the respective authorities.

Changes to card association rules or practises, or any non-compliance of rules imposed could negative affect the Target Company's services, as this could result in a termination of the Target Company's ability to accept and receive payments through credits cards.

In the event when any licenses are revoked or suspended, business operations of the Target Company will no longer be permitted, which in turn will result in crucial damages in the Target Company's competitive position.

(ix) Implementation risk

The Target Company might not implement successfully strategies, or roll-out products and services as planned to increase adoption of their telecommunication or payment services, this would limit their growth and achievability of their projected revenue for Year 1.

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(x) Technology and software risk

A system outrage of data loss might occur and cause a material adverse effect on the Target Company's business, financial condition, and results of operations.

Enhanced effort is required for the Target Company to protect their payment processing software and other relevant systems from interruption by events beyond control, of which unforeseen events include fire, power loss, earthquake, terrorist attacks, natural disasters, computer viruses, unauthorized entry, telecommunication failure and computer denial of service attacks.

(xi) Lack of experience and expertise

The Target Company depends on third parties for the security of their services, this means that an outage at any one of our service providers could result in our system being unavailable for at least several hours. This downtime could result in increased costs and lost revenues which would be detrimental to the Target Company's business.

Being reliant on the infrastructure of Mobility One and One Call, their infrastructure could prove unable to handle a larger volume of customer transactions. Any failure to accommodate transaction growth could impair customer satisfaction, lead to a loss of customers, impair the Target Company's ability to add customers or increase our costs, all of which would harm their business.

Because the Target Company's customers may use their products for critical transactions, any errors, defects or other infrastructure problems could result in damage to their customers' businesses. These customers could seek significant compensation from the Target Company for their losses.

Even if unsuccessful, this type of claim likely would be time consuming and costly for the Target Company to address.

(xii) Risk of business duplication

Since the Target Company is reliant on the infrastructure and proprietary software developed by third parties such as Mobility One and One Call, their proprietary software, source code or platform may not be effectively protected by laws governing the trademark, patent, trade secret and copyright matters.

This may permit competitors' entry into the competitive market and to duplicate the Target Company's business model and/or technology, making it difficult for the Target Company to compete efficiently in the market.

(xiii) Loss of customers' fund

The Target Company places customer funds within its B-Wallet application and facilitates customers' investment through the application to the fund management company.

Customer funds could be lost in the event of the insolvency of the Target Company. Customers who opt to invest their money through the Target Company may lose the original principal value of their initial investment. If these losses occur, perceptions regarding the Target Company's safety and handling of customer funds may result in decreased customer balances and payment volume, which would increase the Target Company's costs and reduce our revenue as well as worsen their reputation.

(xiv) Credit Risk

The Future Financials have yet to take into consideration the credit terms of the customers as well as the default risk of the customers. Although the credit risk of customers will be closely monitored by Management, such risks will nevertheless arise from events or circumstances that are difficult to anticipate or control, such as an economic downturn. As a result of this credit risk exposure of the customers defaulting on their payments, the allowances for doubtful trade receivables or incur bad debt write-offs, both of which will have an adverse impact on the profitability as well as the sufficiency of working capital.

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7 LIMITATIONS

- One should also recognise that there is no publicly listed company which may be considered to be identical to the Target Company in terms of, inter-alia, composition of business activities, scale of business operations, risk, profile, accounting and tax policies, track record, future prospects, competitive environment, financial positions and that such business may have fundamentally different profitability objectives. One should also note that any comparison made with respect to the Comparable Companies are merely to provide a comparison to the implied valuation of the Company and the selection of Comparable Companies are highly subjective and judgemental and the selected Comparable Companies may not be entirely comparable due to various factor.

- Further, our Evaluation to a certain extent places reliance on the Future Financials, which is the net result of forecasting a range of variables for significant periods of time, most of which cannot be forecast and projected with a high degree of precision. The Evaluation in itself is highly dependent on, amongst others, the achievability of the Future Financials as well as the materialisation of the bases and assumptions used therein. Key variables such as economic growth, demand, competition and regulatory policies are beyond the control of the Company. The Future Financials are also typically very sensitive to small changes in key variables and changes in environmental and economic conditions.

- As such, relatively small changes in key variables can have a significant impact on the output of the abovementioned valuation model. It should also be noted that the valuation may be materially or adversely affected should the actual results or events differ from any of the bases and assumptions upon which the Future Financials were based.

- The global economic growth is affected due to the outbreak of COVID-19 and its rapid spread across the globe. Inevitably, social and economic conditions across the globe have been affected by the COVID-19 pandemic, particularly, if the government were to extend or implement additional orders/policies which further restricts business activities. Therefore, there could potentially be disruption to the business progress of the Company and progresses are expected to be slower during this outbreak period amidst market uncertainty.

- Given the evolving circumstances, the Management currently is unable to neither quantify nor determine the extent of the impact of the policies and COVID-19 on the earnings and financial performance of One Shop for the medium to long term and as such the impact has not been considered in the above evaluation.

- It should also be noted that the global social and economic conditions have been affected by the COVID-19 outbreak in 2020 (which continued unabated into 2022) and the implementation of various lockdowns and the closure of international borders over the past two (2) years. Despite the high vaccination rate and the recent re-opening of economic activities, the near-term outlook remains uncertain and any surge in infection rate and/or discovery of new COVID-19 variant of concerns may result in governments around this region re-implementing orders/policies, which may restrict business activities. As such, there could potentially be disruption to the overall industries, progress and recovery may be slower during this period amidst market uncertainty.

- As a result, the range of values that can be produced by a particular valuation model can be quite wide using combinations of assumptions which individually may appear reasonable. A degree of professional judgement is required to establish the range of values in any valuation exercise.

8 CONCLUSION

- It should be recognised that the valuation of any entity is always subject to a great deal of uncertainty and involves a high degree of subjectivity and element of judgement. Because of the susceptibility of valuations to inputs of the model applied, valuations can change quite quickly in response to market changes or changes in the surrounding circumstances, including the market outlook (whether in general or relating to the industry itself).

- It should be noted that the analysis in itself is highly dependent on, amongst others, the achievability of the financial forecasts and projections as well as the materialisation of the bases and assumptions used therein.

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- With regards to the Future Financials, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimation and judgement by the Management on the financial performance and of which the Management are solely responsible for the bases and assumptions as well as the preparation and presentation of the same.

- In establishing our opinion on the fair market value of entire equity interest in the Company, Baker Tilly has considered various valuation methodologies, which are commonly used for valuation and took into consideration the Company's future earnings generating capabilities and its sustainability as well as various business considerations and risk factors affecting its business.

Based on the RVA upon taking in consideration the start-up discount in the Evaluation, the fair market value of entire equity interest in the Target Company ranges from USD812.74 million to USD 1.11 billion. Though the selected Comparable Companies are operating in similar industries, the PS multiple for some differs significantly from the others, we bear in mind that valuation metrics are predominantly derived from past performances as well as investors' perception of future performance of the respective companies, that are usually highly subjective.

It should be noted that the valuation in itself is highly dependent on, amongst others, the risk factors as discussed in Section 7 of this Report, the achievability of the Future Financials as well as the materialisation of the bases and assumptions used therein.

For avoidance of doubt, the financial forecasts and projections are prepared by the Management based on their best estimate, and we have not reviewed the basis and assumptions made in relation to same.

[END OF REPORT]

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ANNEXURE 2

Details of Comparable Companies

Name	Ticker	Country	Listing Date	Full Business Description
Manage Pay	KLSE:MPAY	Malaysia	15 March 2011	ManagePay Systems Berhad, an investment holding company, provides electronic payment solutions for banks and financial institutions, merchants, and card issuers in Malaysia. It operates through Payment Services and Non-Payment Services segments. The Payment Services segment offers terminal, third party acquiring, payment, business outsourcing, and loyalty management services. The Non-Payment Services segment provides software security, and information communications and technology services; trades in gadgets; organizes events and games; and operates mobile virtual networks. The company engages in the software development; marketing of computer software solution, and telecommunication and hardware equipment; and provision of consultancy and maintenance services related to e-commerce, e-business creation, and management of website. In addition, it offers merchant acquisition services; connectivity infrastructure and terminal equipment deployment services for electronic payment; and information technology and consultation services, as well as rents electronic data capture point of sales terminals. Further, the company engages in hosting of customer loyalty programs for third parties; contracting of the card personalisation services; selling and installing hardware and software; money lending; e-money payment instrument issuance; and operation of business-to-business-customers platform for online shopping and Peer-to-Peer financing platform. Additionally, it offers outsource services, including third party acquiring and processing services; incubation, programming, and analysis and design services; product upload, update, marketing, logistic, and customer services; and badminton training and other related services. The company was incorporated in 2010 and is headquartered in Subang Jaya, Malaysia.
GHL	KLSE:GHLSYS	Malaysia	9 April 2003	GHL Systems Berhad, an investment holding company, provides payment services in Malaysia, the Philippines, Thailand, Australia, Cambodia, Singapore, and Myanmar. It operates through three segments: Transaction Payment Acquisition, Shared Services, and Solution Services. The company offers e-pay services, which include Telco prepaid and other credit top-up facilities, and bill collection services for consumers; and merchant acquiring and electronic payment services. It is involved in the sale, rental, and maintenance of electronic data capture terminals and other payment acceptance devices. In addition, the company offers payment solutions, which include customized online platforms, loan collections, loyalty systems, and other bank or merchant specific applications; card-related outsourcing services for business processes, sub-processes, transactions, activities, and other card related works; and a self-service payment kiosk for reload and top up. Further, it issues and/or acquires credit cards, debit cards, prepaid cards, loyalty cards, and electronic cash transactions carried out by the card holders; and develops and sells Net.Point software solution, software programs, and other related products and services. Additionally, the company offers money lending, and IT consulting and management services, as well as acts as the dealer for credit card transactions, terminals, and solutions. It also engages in the sale, maintenance, installation, and rental of card and non-card based

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Name	Ticker	Country	Listing Date	Full Business Description
				payment processing systems, including hardware and software for various payment solution systems. The company was incorporated in 1994 is headquartered in Kuala Lumpur, Malaysia.
Revenue Group	KLSE:REVENUE	Malaysia	18 July 2018	Revenue Group Berhad, an investment holding company, engages in the research, development, deployment, distribution, and maintenance of electronic data capture (EDC) terminals in Malaysia and the United States. It operates through three segments: EDC Terminals, Electronic Transaction Processing, and Solutions and Services. The company operates revPAY, a platform that acts as a payment gateway, payment switch, and payment acquirer. It is also involved in the provision of electronic transaction processing services for credit cards, debit cards, and electronic money payment scheme; solutions and services in relation to payment gateway, payment network security, and payment infrastructure; digital payment solutions and services, such as mobile top up, phone bill payment, utilities bill payment, game credits, entertainment, and ticketing services; and procurement services of consumer goods from e-commerce websites, cross border logistics, and last mile delivery services. In addition, the company engages in the sale and provision of maintenance services for information technology hardware and software; money lending business; e-commerce, software, and mobile application development on digital payment; digital platform and e-services; research, development, and deployment of secured card issuing technology; and research, development, sale, and licensing of software. Further, it provides consultancy services on card programming and computer technology; and sells incentive reward points for gift redemption and e-commerce platform. It serves banks and non-bank institutions, physical store merchants, online store merchants, and e-money payment schemes. The company was founded in 2003 and is headquartered in Kuala Lumpur, Malaysia.
ITCL	DSE:ITC	Bangladesh	10 January 2016	Information Technology Consultants Limited provides information technology and end-to-end electronic payment services for banks, government organizations, retailers, billers, and financial institutions in Bangladesh. The company offers QPay, a financial technology application that provides fintech and electronic payment services to the clients; TranzAxis, an open development payments platform; TranzWare CMS, a state-of-the-art scalable system delivering a range of automated back-office functions for issuers, as well as acquirers; and biometric ATM solutions. It also provides facility management services; data center architectural design and implementation services; security solutions; backup and disaster recovery management services; server consolidation and virtualization services; relocation/migration planning and implementation services; and IT related support services. In addition, the company offers ATM machines, kiosks, and point of sale products; and payment services. Information Technology Consultants Limited was incorporated in 2000 and is based in Dhaka, Bangladesh.
Euronet	NasdaqGS:EEFT	United States	7 March 1997	Euronet Worldwide, Inc. provides payment and transaction processing and distribution solutions to financial institutions, retailers, service providers, and individual consumers worldwide. It operates through three segments: Electronic Fund Transfer Processing, epay, and Money Transfer.The Electronic Fund Transfer Processing segment provides electronic payment solutions, including automated teller machine (ATM) cash withdrawal and deposit services, ATM network participation, outsourced ATM and point-of-sale (POS) management solutions, credit and debit card outsourcing, card issuing, and merchant acquiring services. It also offers ATM and POS currency conversion, ATM

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bakertilly

Name	Ticker	Country	Listing Date	Full Business Description
				surcharge, advertising, customer relationship management, mobile top-up, bill payment, fraud management, foreign remittance and cardless payout, banknote recycling, and tax-refund services; and integrated electronic financial transaction software solutions for electronic payment and transaction delivery systems. The epay segment distributes and processes prepaid mobile airtime and other electronic payment products; and provides payment processing services for various prepaid products, cards, and services, as well as vouchers and physical gift fulfillment, and gift card distribution and processing services. This segment operates a network of approximately 816,000 POS terminals. The Money Transfer segment offers consumer-to-consumer and account-to-account money transfer, customers bill payment, check cashing, foreign currency exchange, mobile top-up, and cash management and foreign currency risk management services, as well as payment alternatives, such as money orders and prepaid debit cards. This segment operates a network of approximately 522,000 money transfer locations. The company was formerly known as Euronet Services, Inc. and changed its name to Euronet Worldwide, Inc. in August 2001. Euronet Worldwide, Inc. was founded in 1994 and is headquartered in Leawood, Kansas.
ACI	NasdaqGS:ACIW	United States	24 February 1995	ACI Worldwide, Inc., a software company, develops, markets, installs, and supports a range of software products and solutions for facilitating digital payments to banks, merchants, and billers worldwide. The company offers ACI Acquiring, a merchant management system to deliver digital innovation, improve fraud prevention, and reduce interchange fees; ACI Issuing, a digital payments issuing solution; and ACI Enterprise Payments Platform that provides payment processing and orchestration capabilities for digital payments. It also provides ACI Low Value Real-Time Payments, a platform for processing real-time payments; and ACI High Value Real-Time Payments, a payments engine that offers multi-bank, multi-currency, 24x7 payment processing, and SWIFT messaging. In addition, the company offers ACI Omni Commerce, a scalable, omni-channel payment processing platform; ACI Secure eCommerce solution; ACI Fraud Management, a real-time approach to fraud management; ACI Digital Business Banking, a cloud-based digital banking platform; and ACI Speedpay, an integrated suite of digital billing, payment, disbursement, and communication services. The company offers electronic bill presentment and payment services to consumer finance, insurance, healthcare, higher education, utility, government, and mortgage sectors; implementation services, including product installations and configurations, and custom software modifications; and business and technical consultancy, on-site support, product education, and testing services, as well as distributes or acts as a sales agent for software developed by third parties. It markets its products under the ACI Worldwide brand. The company was formerly known as Transaction Systems Architects, Inc. and changed its name to ACI Worldwide, Inc. in July 2007. The company was founded in 1975 and is based in Coral Gables, Florida.
Lesaka	NasdaqGS:LSAK	South Africa	8 June 2004	Lesaka Technologies, Inc., a financial technology company, engages in the provision of fintech products and services to unbanked and underbanked individuals and small businesses primarily in South Africa and internationally. The company operates through three segments: Consumer, Merchant, and Other. It provides financial services, such as bank accounts, loans, and insurance products. The company also offers cash management and payment services to merchant customers; and transaction processing services that is involved in the collection, transmittal, and retrieval of all transaction data. In addition, it engages in the sale of POS devices, SIM cards, and other consumables; and license of

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D-37

Name	Ticker	Country	Listing Date	Full Business Description
				rights to use certain technology developed by the company, as well as offers related technology services. The company was formerly known as Net 1 UEPS Technologies, Inc. and changed its name to Lesaka Technologies, Inc. in May 2022. Lesaka Technologies, Inc. was incorporated in 1997 and is headquartered in Johannesburg, South Africa.
Network International	LSE:NETW	United Arab Emirates	10 April 2019	Network International Holdings plc operates as a digital commerce enabler in the Middle East and Africa. The company provides technology-enabled payment solutions to merchants and financial institutions. It offers merchant solutions, which include payment solutions, such as N-Genius payment device, N-Genius mini payment device, and On-the-Go payment device; retail integrated and hospitality solutions; and N-Genius online, buy now pay later, and DPO pay online payment solutions. The company also provides value-added services, including SmartView interactive dashboards, SmartView performance report, dynamic currency conversion, multicurrency online, easy payment plan, 3D secure, and network self-services; and acquiring processing and smart bundle solutions. In addition, it offers card and processing solutions comprising debit and credit card, prepaid card, and commercial card solutions; fraud solutions; loyalty solutions; instant issuance, card control, 3D secure, SmartView, API, and payment plan services; and issuer services. Network International Holdings plc was founded in 1994 and is headquartered in Dubai, the United Arab Emirates.

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bakertilly

About Baker Tilly

Baker Tilly ranks among the largest accounting and business advisory firms in Malaysia, with 50 Partners and Directors, 8 offices across Malaysia and an office in Phnom Penh, Cambodia, and a staff force of over 800 professionals.

With more than 40 years of experience in Malaysia, strengthened by our access to an international network of professionals and specialists

Baker Tilly Malaysia and its related entities in Malaysia trading as Baker Tilly is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities.

Contact us

Baker Tilly MH Advisory Sdn Bhd
(Company No. 1198950-T)
Baker Tilly MH Tower
Level 10, Tower 1, Avenue 5,
Bangsar South City,
59200 Kuala Lumpur, Malaysia.

T: +603 2297 1150
F: +603 2282 9982
www.bakertilly.my

D-39

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

PubCo’s Memorandum and Articles of Association provide that, subject to the provisions of the Cayman Islands laws, directors and officers, past and present, will be entitled to indemnification from PubCo against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of his or her own dishonesty, willful default or fraud, in or about the conduct of PubCo’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning PubCo or its affairs in any court whether in the Cayman Islands or elsewhere. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
2.1#*	Amended and Restated Agreement and Plan of Merger, dated August 2, 2023 (included as Annex A-1 to this proxy statement/prospectus)
3.1*	TETE Amended and Restated Memorandum and Articles of Association (incorporated by reference to exhibit 3.1 to the Current Report on Form 8-K filed by TETE on June 13, 2024)
3.2*	Certificate of Incorporation of TETE TECHNOLOGIES INC
3.3*	Memorandum and Articles of Association of TETE TECHNOLOGIES INC
3.4*	Form of Amended and Restated Memorandum and Articles of Association of TETE TECHNOLOGIES INC (included as Annex B to this proxy statement/prospectus)
4.1*	Specimen TETE Unit Certificate (incorporated by reference to exhibit 4.1 to the Registration Statement on Form S-1 filed by TETE on January 7, 2022)
4.2*	Specimen TETE Ordinary Share Certificate (incorporated by reference to exhibit 4.2 to the Registration Statement on Form S-1 filed by TETE on January 7, 2022)
4.3*	Specimen TETE Warrant Certificate (incorporated by reference to exhibit 4.3 to the Registration Statement on Form S-1 filed by TETE on January 7, 2022)
4.4*	Warrant Agreement, dated January 14, 2022, by and between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to exhibit 4.4 to the Current Report on Form 8-K filed by TETE on January 24, 2022)
4.8*	Specimen of PubCo Ordinary Shares
5.1*	Opinion of Ogier (Cayman) LLP as to Validity of PubCo Ordinary Shares
8.1*	Tax Opinion of Loeb & Loeb LLP.
10.1*	Letter Agreement, dated January 14, 2022, among the Registrant and the Registrant’s Sponsor, Officers and Directors (incorporated by reference to exhibit 10.4 to the Current Report on Form 8-K filed by TETE on January 24, 2022)
10.2*	Investment Management Trust Account Agreement, dated January 14, 2022, by and between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to exhibit 10.1 to the Current Report on Form 8-K filed by TETE on January 24, 2022)
10.3*	Placement Unit Purchase Agreement, dated January 14, 2022, by and between TETE and the Sponsor (incorporated by reference to exhibit 10.3 to the Current Report on Form 8-K filed by TETE on January 24, 2022)
10.4*	Registration Rights Agreement, dated January 14, 2022, among the Registrant, Continental Stock Transfer & Trust Company and the initial shareholders (incorporated by reference to exhibit 10.2 to the Current Report on Form 8-K filed by TETE on January 24, 2022)
10.5*	Company Shareholder Support Agreement, dated October 19, 2022, by and among Technology & Telecommunication Acquisition Corporation, certain shareholders of Super Apps Holdings Sdn Bhd and Super Apps Holdings Sdn Bhd
10.6*	Parent Shareholder Support Agreement, dated October 19, 2022, by and between Super Apps Holdings Sdn Bhd, certain shareholders of Technology & Telecommunication Acquisition Corporation and Technology & Telecommunication Acquisition Corporation
10.7*	Form of Lock-Up Agreement (incorporated by reference to exhibit 10.3 to the Current Report on Form 8-K filed by TETE on October 19, 2022)
10.8*	Form of Voting Agreement (incorporated by reference to exhibit 10.4 to the Current Report on Form 8-K filed by TETE on October 19, 2022)
10.9*	Form of Employment Agreement between PubCo and PubCo’s executive officers (incorporated by reference to exhibit 10.5 to the Current Report on Form 8-K filed by TETE on October 19, 2022)
10.10*	Form of Non-Competition and Non-Solicitation Agreement (incorporated by reference to exhibit 10.6 to the Current Report on Form 8-K filed by TETE on October 19, 2022)
10.11*	Share Sale Agreement, dated October 19, 2022, by and between Super Apps and MobilityOne
10.12*	Collaboration Agreement, dated October 19, 2022, by and between Super Apps and MyIsCo Sdn Bhd
10.13*	Joint Venture Agreement, dated October 19, 2022, by and between Super Apps and MobilityOne
10.14*	Software License Agreement by and between OneShop Retail and MobilityOne
10.15*	Third Party Acquirer e-Debit Scheme Agreement, dated March 10, 2008, by and between MobilityOne Sdn Bhd and Malaysian Electronic Payment System (1997) Sdn Bhd. (now known as MyDebit PayNet)*
10.16*	Processing Services Agreement, effective April 29, 2021, by and between MobilityOne Sdn Bhd and Mastercard Asia/Pacific Pte. Limited, a Singapore corporation*
10.17*	International Money Transfer Agreement, effective September 23, 2020, by and between OneTransfer Remittance Sdn Bhd and MoneyGram Payment Systems, Inc.*
10.18*	White Label Agreement, dated February 10, 2022, by and between MobilityOne Sdn Bhd and TFP Solutions Berhad*
10.19*	Amendment to the Investment Management Trust Agreement, dated June 7, 2024, by and between TETE and Continental Stock Transfer & Trust Company (incorporated by reference to exhibit 3.1 to the Current Report on Form 8-K filed by TETE on June 13, 2024).
14*	Form of Code of Ethics (incorporated by reference to exhibit 14 to the Registration Statement on Form S-1 filed by TETE on January 7, 2022)
23.1	Consent of MaloneBailey, LLP, independent registered public accounting firm for TETE.
23.2	Consent of MaloneBailey, LLP, independent registered public accounting firm for PubCo.
23.3	Consent of UHY Malaysia
23.4*	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1)
23.5*	Consent of Loeb & Loeb LLP (included in Exhibit 8.1)
99.1*	Consent of Chow Wing Loke (PubCo’s director nominee)
99.2*	Consent of Alan Fung (PubCo’s director nominee)
99.3*	Consent of Virginia Jaqveline Cha (PubCo’s director nominee)
99.4*	Consent of Soon Chong Seng (PubCo’s director nominee)
99.5*	Consent of Loo See Yuen (PubCo’s director nominee)
107*	Calculation of Filing Fee Table

*	Previously filed.
#	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

II-1

Item 22. Undertakings

A.	PubCo hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5)	For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.	PubCo hereby undertakes:

(1)	that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)	that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.	The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

E.	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cayman Islands, on the 13th day of December 2024.

TETE TECHNOLOGIES INC

By:	/s/ Tek Che Ng
Name:	Tek Che Ng
Title:	Sole Director (Principal executive officer, principal financial and principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on December 16, 2024 in the capacities indicated.

Name	Title

/s/ Tek Che Ng	Sole Director
Tek Che Ng	(Principal executive officer, principal financial and principal accounting officer)

II-3

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this Registration Statement on Form F-4 thereto in Newark, Delaware on December 16, 2024.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Partner

II-4